As filed with the Securities and Exchange Commission on August 12, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHOTOMEDEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	3845	59-2058100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

147 Keystone Drive

Montgomeryville, PA 18936

(215) 619-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis McGrath

Chief Executive Officer & President

147 Keystone Drive

Montgomeryville, PA 18936

(215) 619-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen C. Koval, Esq. Kaye Scholer LLP 425 Park Avenue New York, NY 10022 (212) 836-8019	Dr. Dolev Rafaeli Radiancy, Inc. 40 Ramland Road South, Suite 200 Orangeburg, NY 10962 (845) 398-1647	Barry I. Grossman, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, NY 10017 (212) 370-1300

Approximate date of commencement of proposed sale of the securities to the public: No later than three business days after this registration statement becomes effective and the satisfaction or waiver of all other conditions under the merger agreement described in this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	16,217,097	Not applicable	$178,874,579.91	$20,767.34

(1)	PhotoMedex will issue, as merger consideration to the Radiancy stockholders new common stock of PhotoMedex equal to a number of shares that is three (3) times the number of shares issued and outstanding immediately prior to the merger (including any shares of common stock that are issuable upon conversion or exercise of any outstanding convertible securities of PhotoMedex having a conversion price or exercise price that is less than $25.00 per share), and an additional three million forty thousand (3,040,000) shares of common stock of PhotoMedex. PhotoMedex will also cause to be issued to the PhotoMedex stockholders warrants to purchase an aggregate of nine hundred forty one thousand, six hundred sixty seven (941,667) shares of common stock of PhotoMedex. PhotoMedex will also issue eight hundred thousand shares (800,000) of PhotoMedex common stock as escrow securities pursuant to the merger agreement. For purposes of this calculation, we have used the number of shares of PhotoMedex common stock that were issued and outstanding as of August 11, 2011, which was 3,117,755.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1), 457(g)(1) and 457(c) of the Securities Act of 1933, (the “Securities Act”), as amended, based upon the product of (A) 16,217,097 the maximum number of shares of PhotoMedex to be issued multiplied by (B) $11.03, the price per share of common stock which is based on the average of the high and low prices of PhotoMedex’s common stock on August 9, 2011 as reported on the NASDAQ Global Market.

(3)	Calculated in accordance with Section 6(b) of the Securities Act at a rate equal to $116.10 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission, of which this joint proxy statement/prospectus is a part, is declared effective. This joint proxy statement/prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED AUGUST 12, 2011

PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING—YOUR VOTE IS VERY IMPORTANT

As we previously announced, PhotoMedex, Inc. (“PhotoMedex”) and Radiancy, Inc. (“Radiancy”) have entered into a definitive Agreement and Plan of Merger providing for the acquisition of Radiancy by PhotoMedex, which we refer to as the “merger agreement.” Pursuant to the terms of the merger agreement, Radiancy will merge with and into a wholly owned subsidiary of PhotoMedex, which we refer to as the “merger.” We ask for your support in voting in favor of the proposals to be presented at the PhotoMedex stockholder meeting and the Radiancy stockholder meeting. In the proposed merger, the outstanding shares of Radiancy capital stock will be converted into the right to receive shares of PhotoMedex common stock equal to the sum of (A) three times the number of shares of common stock, par value $0.01 per share, of PhotoMedex common stock issued and outstanding immediately prior to the Merger and (B) three million forty thousand shares of PhotoMedex common stock. In the merger, PhotoMedex expects to issue up to approximately 14.5 million shares of PhotoMedex common stock. Upon completion of the merger, PhotoMedex and Radiancy expect that former Radiancy stockholders will own approximately 75% of the outstanding shares of PhotoMedex Common Stock and current PhotoMedex stockholders will own approximately 25% of the outstanding shares of PhotoMedex Common Stock measured on an “as-converted” basis as of August 11, 2011.

THE PHOTOMEDEX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE PHOTOMEDEX STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF PHOTOMEDEX COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF WARRANTS TO PURCHASE PHOTOMEDEX COMMON STOCK, VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PHOTOMEDEX, VOTE “FOR” THE ELECTION OF THE EIGHT (8) DIRECTOR NOMINEES, VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT BY AND BETWEEN PHOTOMEDEX AND DOLEV RAFAELI, VOTE “FOR” THE PROPOSAL TO AMEND THE PHOTOMEDEX 2005 EQUITY COMPENSATION PLAN, VOTE “FOR” THE PROPOSAL TO AMEND THE PHOTOMEDEX AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, VOTE “FOR” THE PROPOSAL TO APPROVE THE RESOLUTION EXPRESSING ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE MERGER, AND VOTE “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING FOR ANY PURPOSE, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE THE PROPOSALS MENTIONED ABOVE.

THE RADIANCY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE RADIANCY STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, WHICH IS NECESSARY TO EFFECT THE MERGER AND VOTE “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING FOR ANY PURPOSE, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE THE PROPOSAL MENTIONED ABOVE.

An annual meeting of PhotoMedex’s stockholders is being held to approve the transactions contemplated by the merger and certain other proposals. A special meeting of Radiancy’s stockholders is being held to approve the transactions contemplated by the merger agreement. Information about these meetings and the merger is contained in this joint proxy statement/prospectus. We encourage you to read this entire joint proxy statement/prospectus carefully, as well as the annexes and information incorporated by reference.

We cannot complete the merger without the approval of (i) the merger agreement, (ii) the issuance of shares of PhotoMedex common stock pursuant to the merger agreement, (iii) the issuance of warrants to purchase PhotoMedex common stock, (iv) the Amended and Restated Articles of Incorporation of PhotoMedex, (v) the election of the eight (8) director nominees, and (vi) the amendment to the PhotoMedex 2005 Equity Compensation Plan. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual/special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the applicable annual/special meeting. For a discussion of the risks relating to the merger, see “Risk Factors” beginning on page 24.

The majority of Radiancy stockholders (or approximately 46% of Radiancy stockholders on a fully-diluted basis immediately prior to the merger) and investors representing approximately 46% of the PhotoMedex common stock (which is also approximately 46% of the PhotoMedex common stock on a fully-diluted basis) have agreed to vote their shares in favor of the merger pursuant to voting agreements.

On                     , 2011, the closing sales price of PhotoMedex’s common stock, which trades on the NASDAQ Global Market (“NASDAQ”) under the symbol “PHMD,” was $             per share. You should obtain current market quotations for PhotoMedex Common Stock.

Dennis McGrath Chief Executive Officer PhotoMedex, Inc.	Dr. Dolev Rafaeli Chief Executive Officer Radiancy, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger described in this joint proxy statement/prospectus or the securities to be issued pursuant to the merger or determined that this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated                     , 2011 and, together with the accompanying proxy card for the applicable company, is first being mailed to PhotoMedex stockholders and Radiancy stockholders on or about                     , 2011.

147 Keystone Drive

Montgomeryville, PA 18936

www.PhotoMedex.com

Notice of Annual Meeting of Stockholders

Time:	a.m. (Eastern time) on , 2011

Place:	At the offices of Kaye Scholer LLP, located at 425 Park Avenue, New York NY 10022

Purpose: To consider and vote on the following proposals:

•

To approve and adopt the Agreement and Plan of Merger, dated as of July 4, 2011 (as it may be amended from time to time), among PhotoMedex, Inc., Radiancy, Inc., and PHMD Merger Sub, Inc., a wholly owned subsidiary of PhotoMedex, Inc., a copy of which is attached as Annex A to this joint proxy statement/prospectus, pursuant to which Radiancy will become a wholly owned subsidiary of PhotoMedex;

•	To approve the issuance of shares of PhotoMedex common stock to Radiancy stockholders pursuant to the merger agreement;

•

To approve the issuance of warrants to purchase PhotoMedex common stock to the current holders of PhotoMedex common stock, the form of which is attached as Annex C to this joint proxy statement/prospectus;

•

To elect eight (8) director nominees to the PhotoMedex board of directors as specified in “The PhotoMedex Annual Meeting—Proposal to Elect Directors” beginning on page 122, to serve until the next annual meeting of the PhotoMedex stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal, which election shall be subject to the closing of the merger.

•	To approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli, a copy of which is attached as Annex D to this joint proxy statement/prospectus;

•	To approve the Amended and Restated Articles of Incorporation of PhotoMedex, a copy of which is attached as Annex E to this joint proxy statement/prospectus;

•	To approve an amendment to the PhotoMedex 2005 Equity Compensation Plan pursuant to the merger agreement, a copy of which is attached as Annex F to this joint proxy statement/prospectus;

•	To approve an amendment to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan, a copy of which is attached as Annex G to this joint proxy statement/prospectus;

•	To approve a resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger; and

•

To approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

This joint proxy statement/prospectus, including the annexes, contains further information with respect to the business to be transacted at the PhotoMedex annual meeting. PhotoMedex will transact no other business at the annual meeting except such business as may properly be brought before the annual meeting or any adjournments or postponements thereof. Please refer to the joint proxy statement/prospectus of which this notice forms a part for further information with respect to the business to be transacted at the annual meeting.

Board of Directors’ Recommendation:

The PhotoMedex board of directors has unanimously determined that the merger agreement and the other transactions contemplated thereby are advisable and in the best interests of PhotoMedex and its stockholders and has unanimously approved the other proposals described herein. The PhotoMedex board of directors unanimously recommends that the PhotoMedex stockholders vote “FOR” the proposal to approve and adopt the merger agreement, vote “FOR” the proposal to approve the issuance of PhotoMedex common stock pursuant to the merger agreement, vote “FOR” the proposal to approve the issuance of warrants to purchase PhotoMedex common stock, vote “FOR” the proposal to approve the Amended and Restated Articles of Incorporation of PhotoMedex, vote “FOR” the election of the eight (8) director nominees, vote “FOR” the approval of the amended and restated employment agreement by and between PhotoMedex and Dolev Rafaeli, vote “FOR” the proposal to amend the PhotoMedex 2005 Equity Compensation Plan, vote “FOR” the proposal to amend the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan, vote “FOR” the proposal to approve the resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger, and vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

Record Date:

Only stockholders of record of PhotoMedex common stock as of the close of business on                     , 2011, the record date, are entitled to receive notice of the annual meeting and to vote at the PhotoMedex annual meeting or any adjournments or postponements thereof. As of the record date there were              shares of PhotoMedex common stock outstanding. Each share of PhotoMedex common stock is entitled to one vote on each matter properly brought before the annual meeting.

Vote Required for Approval:

Your vote is very important. We cannot complete the merger without the approval of (i) the merger agreement, (ii) the issuance of shares of PhotoMedex common stock pursuant to the merger agreement, (iii) the issuance of warrants to purchase PhotoMedex common stock, (iv) the Amended and Restated Articles of Incorporation of PhotoMedex, (v) the election of the eight (8) director nominees as specified in “The PhotoMedex Annual Meeting—Proposal to Elect Directors” beginning on page 122, and (vi) the amendment to the PhotoMedex 2005 Equity Compensation Plan. Assuming a quorum is present, these approvals require the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting, except for (i) the election of directors, which requires the affirmative vote of a plurality of the votes cast at the election and (ii) the approval of the Amended and Restated Articles of Incorporation, which requires the affirmative vote of stockholders holding shares in PhotoMedex entitling them to exercise at least a majority of the voting power.

Investors representing approximately 46% of the PhotoMedex common stock have agreed to vote their shares in favor of the merger pursuant to a voting agreement.

Whether or not you plan to attend the annual meeting, please promptly complete and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll–free telephone number or by using the Internet as described in the instructions included with your proxy card.

By order of the Board of Directors,

Montgomeryville, PA

                    , 2011

Dennis McGrath

President & Chief Executive Officer

Radiancy, Inc.

40 Ramland Road South, Suite 200

Orangeburg, New York 10962

www.radiancy.com

Notice of Special Meeting of Stockholders

To Be Held on                     , 2011

To the Stockholders of Radiancy, Inc. (“Radiancy”):

We will hold a special meeting of stockholders of Radiancy on                     , 2011 at              a.m.,              time, at the offices of Ellenoff Grossman & Schole LLP located at 150 East 42nd Street, New York, NY 10017, for the following purposes:

•

To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 4, 2011 (as it may be amended from time to time), among PhotoMedex, Inc., Radiancy, Inc., and PHMD Merger Sub, Inc., a wholly owned subsidiary of PhotoMedex, Inc., a copy of which is attached as Annex A to this joint proxy statement/prospectus, pursuant to which Radiancy will become a wholly owned subsidiary of PhotoMedex; and

•

To approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal described above.

The foregoing items of business are more completely described in the joint proxy statement/prospectus accompanying this notice. The Radiancy board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Radiancy and its stockholders and recommends that stockholders of Radiancy vote “FOR” the proposal to approve and adopt the merger agreement. In addition, the Radiancy board of directors recommends that you vote “FOR” the proposal to adjourn the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement.

The majority of Radiancy stockholders (or approximately 46% of Radiancy stockholders on a fully-diluted basis immediately prior to the merger) have agreed to vote their shares in favor of the merger pursuant to a voting agreement.

The Radiancy board of directors has chosen the close of business on                     , 2011 as the “record date” that will determine the stockholders who are entitled to receive notice of, and to vote at, the special meeting or at any adjournment or postponement of the special meeting. A list of the names of Radiancy stockholders of record will be available at the special meeting and for ten (10) days prior to the special meeting for any purpose germane to the special meeting during regular business hours at Radiancy’s principal executive offices, located at 40 Ramland Road South, Suite 200, Orangeburg, New York 10962.

Attendance at the special meeting is limited to Radiancy stockholders, their proxies and invited guests of Radiancy.

Under Delaware law, Radiancy stockholders who do not vote in favor of the approval and adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Radiancy common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in the accompanying joint proxy statement/prospectus.

All holders of record of outstanding shares of Radiancy common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Approval and adoption of the merger agreement by Radiancy stockholders is a condition to the merger and requires the affirmative vote of holders of a majority of all outstanding shares of Radiancy common stock entitled to vote on the proposal.

By order of the Board of Directors,

Orangeburg, NY

                    , 2011

Dr. Yoav Ben-Dror

Chairman of the Board

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY TELEPHONE, OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy at any time before the special meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished to you by the record holder.

The accompanying joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement to be considered at the special meeting. We urge you to read the accompanying joint proxy statement/prospectus and its annexes, including any documents incorporated by reference into the accompanying joint proxy statement/prospectus, carefully and in their entirety. If you have any questions concerning the merger or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need help voting your Radiancy shares, please contact:

Radiancy, Inc.

40 Ramland Road South, Suite 200

Orangeburg, New York 10962

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of Radiancy to be held on                     , 2011: PhotoMedex and Radiancy stockholders will also be able to obtain a copy of the joint proxy statement/prospectus, without charge, at www.photomedex.com or by contacting PhotoMedex at: 215-619-3600 or 147 Keystone Drive, Montgomeryville, PA 18936. The preliminary joint proxy statement/prospectus and definitive joint proxy statement/prospectus, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s website at http://www.sec.gov.

THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about PhotoMedex from other documents filed with the Securities and Exchange Commission, which we refer to in this joint proxy statement/prospectus as the “SEC”, that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 197.

You may obtain documents incorporated by reference into this joint proxy statement/prospectus, without charge, by requesting them in writing or by telephone from PhotoMedex at the following address and telephone number:

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

Attention: Investor Relations

Telephone: (215) 619-3287

You may also obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from Broadridge Corporate Issuer Solutions, Inc., PhotoMedex’s proxy solicitor, at the following address and telephone number:

Broadridge Corporate Issuer Solutions, Inc.

44 W. Lancaster Ave

Ardmore, PA 19003

Phone: 1-800-733-1121

If you would like to request any documents, please do so by                     , 2011 in order to receive them before the annual meeting.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MEETINGS

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the special meetings. These questions and answers may not address all questions that may be important to you as a PhotoMedex stockholder or Radiancy stockholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire joint proxy statement/prospectus, including the annexes, as well as the documents that have been incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 197. All references in this joint proxy statement/prospectus to “PhotoMedex” refer to PhotoMedex, Inc., a Nevada corporation; all references in this joint proxy statement/prospectus to “Radiancy” refer to Radiancy, Inc., a Delaware corporation; unless otherwise indicated or as the context requires, all references in this joint proxy statement/prospectus to “we” refer to PhotoMedex and Radiancy; all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated July 4, 2011, by and among PhotoMedex, Radiancy and PHMD Merger Sub, Inc., a wholly-owned subsidiary of PhotoMedex, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

Q: Why am I receiving this joint proxy statement/prospectus?

A: PhotoMedex and Radiancy have entered into a merger agreement pursuant to which Radiancy will merge with and into PHMD Merger Sub, Inc., with Radiancy surviving as a wholly-owned subsidiary of PhotoMedex, which we refer to in this joint proxy statement/prospectus as the “merger.”

PhotoMedex is holding an annual meeting of stockholders in order to obtain the stockholder approval necessary to (i) approve and adopt the merger agreement, (ii) issue shares of PhotoMedex common stock, par value $0.01 per share, which we refer to in this joint proxy statement/prospectus as “PhotoMedex common stock,” required to be issued pursuant to the merger agreement, (iii) issue warrants to purchase PhotoMedex common stock pursuant to the merger agreement, (iv) elect the eight (8) director nominees as specified in “The PhotoMedex Annual Meeting—Proposal to Elect Directors” beginning on page 122, (v) approve the Amended and Restated Articles of Incorporation of PhotoMedex, (vi) approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli, (vii) approve the amendment to the PhotoMedex 2005 Equity Compensation Plan, (viii) approve the amendment to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan, (ix) approve a resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger, and (x) approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above. Radiancy is holding a special meeting of stockholders in order to obtain the stockholder approvals necessary to approve and adopt the merger agreement.

We will be unable to complete the merger unless all of the PhotoMedex stockholder approvals (except for the approval of the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli, the approval of the amendment to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan, and the advisory approval of the compensation of our named executive officers) and the Radiancy stockholder approvals are obtained at the respective special meetings.

We have included in this joint proxy statement/prospectus important information about the merger, the merger agreement and the PhotoMedex annual meeting and Radiancy special meeting. You should read this information carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending the applicable special meeting. Your vote is very important and we encourage you to submit your proxy as soon as possible.

Q: What proposals are PhotoMedex stockholders being asked to consider?

A: PhotoMedex stockholders are being asked to:

•	approve and adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and the transactions contemplated thereby;

•	approve the issuance of shares of PhotoMedex common stock to Radiancy stockholders pursuant to the merger agreement;

•	approve the issuance of warrants to purchase PhotoMedex common stock, the form of which is attached as Annex C to this joint proxy statement/prospectus;

•	elect eight (8) director nominees to the PhotoMedex board of directors as specified in “The PhotoMedex Annual Meeting—Proposal to Elect Directors” beginning on page 122;

•	approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli, a copy of which is attached as Annex D to this joint proxy statement/prospectus;

•	approve the Amended and Restated Articles of Incorporation of PhotoMedex, a copy of which is attached as Annex E to this joint proxy statement/prospectus;

•	approve the amendment to the PhotoMedex 2005 Equity Compensation Plan, a copy of which is attached as Annex F to this joint proxy statement/prospectus;

•	approve the amendment to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan, a copy of which is attached as Annex G to this joint proxy statement/prospectus;

•	to approve the resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger; and

•

approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

Q: What proposals are Radiancy stockholders being asked to consider?

A: Radiancy stockholders are being asked to:

•	approve and adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and the transactions contemplated thereby; and

•

approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal described above.

Q: What are the recommendations of the PhotoMedex and Radiancy boards of directors?

A: Each board of directors has approved the merger agreement and the other transactions contemplated thereby and determined that the merger agreement and the merger are advisable and in the best interests of the PhotoMedex stockholders and the Radiancy stockholders, as applicable.

THE PHOTOMEDEX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PHOTOMEDEX STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF PHOTOMEDEX COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF WARRANTS TO PURCHASE PHOTOMEDEX COMMON STOCK, VOTE “FOR” THE ELECTION OF THE EIGHT (8) DIRECTOR

NOMINEES, VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT BY AND BETWEEN PHOTOMEDEX AND DOLEV RAFAELI, VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE PHOTOMEDEX 2005 EQUITY COMPENSATION PLAN, VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE PHOTOMEDEX AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND VOTE “FOR” THE PROPOSAL TO APPROVE THE RESOLUTION EXPRESSING ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE MERGER. See “The Merger—PhotoMedex Board of Directors’ Recommendation” beginning on page 44.

THE RADIANCY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT RADIANCY STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT. See “The Merger—Radiancy Board of Directors’ Recommendation” beginning on page 46.

Q: When and where will the annual and special meetings be held?

A: The annual meeting of PhotoMedex stockholders will be held at the offices of Kaye Scholer LLP, 425 Park Avenue, New York NY 10022, on                     , 2011 at      a.m., Eastern time.

The special meeting of Radiancy stockholders will be held at the offices of Ellenoff Grossman & Schole LLP located at 150 East 42nd Street, New York, NY, 10017 on                     , 2011 at      a.m., Eastern time.

Q: Who is entitled to vote at the annual/special meetings?

A: The record date for the PhotoMedex annual meeting is                     , 2011. Only holders of shares of PhotoMedex common stock as of the close of business on the record date are entitled to notice of, and to vote at, the PhotoMedex annual meeting or any adjournment or postponement thereof. As of the record date there were              shares of PhotoMedex common stock outstanding.

The record date for the Radiancy special meeting is                     , 2011. Only holders of shares of Radiancy common stock and preferred stock as of the close of business on the record date are entitled to notice of, and to vote at, the Radiancy special meeting or any adjournment or postponement thereof. As of the record date there were              shares of Radiancy common stock outstanding.

Q: What constitutes a quorum for the annual/special meetings?

A: At the PhotoMedex annual meeting, a quorum for action on any subject matter exists under the Nevada Revised Statutes, which we refer in this joint proxy statement/prospectus as the “NRS”, when a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on the matter at issue or all matters to be voted on at such annual meeting, is present.

At the Radiancy special meeting, the presence in person or by proxy of the holders of shares of common stock representing a majority of the votes which could be cast by the holders of all outstanding shares of common stock entitled to vote at the meeting constitutes a quorum at such special meeting.

Q: What vote of PhotoMedex is required to approve the PhotoMedex proposals?

A: Proposal to Approve and Adopt the Merger Agreement: If a quorum is present, the approval and adoption of the merger agreement require the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Issue Shares of PhotoMedex Common Stock Pursuant to the Merger Agreement: If a quorum is present, the approval of the issuance of shares of PhotoMedex common stock pursuant to the merger agreement requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Issue Warrants: If a quorum is present, the approval of the issuance of warrants to purchase PhotoMedex common stock requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Elect Directors: If a quorum is present, the election of directors requires the affirmative vote of a plurality of votes of the shares cast at the election.

Proposal to authorize the Amended and Restated Articles of Incorporation: If a quorum is present, the approval of the proposal to authorize the Amended and Restated Articles of Incorporation of PhotoMedex requires the affirmative vote of the stockholders holding shares in PhotoMedex entitling them to exercise at least a majority of the voting power of all outstanding shares.

Proposal to approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli: If a quorum is present, the approval of the proposal to amend the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to amend the PhotoMedex 2005 Equity Compensation Plan: If a quorum is present, the approval of the proposal to amend the PhotoMedex 2005 Equity Compensation Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to amend the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan: If a quorum is present, the approval of the proposal to amend the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal on Advisory Vote for Golden Parachute Compensation: If a quorum is present, the proposal to approve the resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Adjourn the PhotoMedex Annual Meeting: If a quorum is present, the annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Q: What vote of Radiancy is required to approve the Radiancy proposals?

A: Proposal to Approve and Adopt the Merger Agreement: Approval of the proposal to approve and adopt the merger agreement requires the affirmative vote of holders of a majority of all outstanding shares of Radiancy capital stock entitled to vote on the proposal.

Proposal to Adjourn the Radiancy Special Meeting: Approval of the proposal to adjourn the special meeting for any purpose, including to solicit additional proxies, requires the affirmative vote of a majority of all outstanding shares entitled to vote on the proposal and present in person or by proxy at the special meeting.

Q: Who will be the directors of PhotoMedex if the merger does not close?

A: The election of the eight (8) director nominees is contingent upon the approval of the merger by the stockholders and the completion of the merger. If the merger is not approved by the PhotoMedex or Radiancy stockholders or the merger does not close, then the current directors of PhotoMedex will continue in office and PhotoMedex will hold another stockholder meeting to elect directors.

Q: How do PhotoMedex stockholders vote?

A: PhotoMedex stockholders have four voting options. You may vote using one of the following methods:

•

Internet. You can vote over the Internet by accessing the website at www.proxyvote.com, and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

•

Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker (“street name”) and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this joint proxy statement/prospectus.

•

In Person. You may come to the PhotoMedex annual meeting and cast your vote there. The PhotoMedex board of directors recommends that you vote by proxy even if you plan to attend the PhotoMedex annual meeting. If your shares of PhotoMedex common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the PhotoMedex annual meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the PhotoMedex annual meeting.

Q: How do Radiancy stockholders vote?

A: Radiancy stockholders have two voting options. You may vote using one of the following methods:

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this joint proxy statement/prospectus.

•

In Person. You may come to the Radiancy special meeting and cast your vote there. The Radiancy board of directors recommends that you vote by proxy even if you plan to attend the Radiancy special meeting. If your shares of Radiancy common stock and/or Series A convertible preferred stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the Radiancy special meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Radiancy special meeting.

Q: What happens if I sell my shares of Radiancy common stock or preferred stock before the Radiancy special meeting?

A: The record date of the Radiancy special meeting, which we refer to in this joint proxy statement/prospectus as the “Radiancy record date,” is earlier than the date of the Radiancy special meeting and the date that the merger is expected to be completed. If you transfer your shares after the Radiancy record date but before the Radiancy special meeting, you will retain your right to vote at the Radiancy special meeting, but will have transferred the right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares through completion of the merger.

Q: What happens if I sell my shares of PhotoMedex common stock before the PhotoMedex annual meeting?

A: The record date of the PhotoMedex annual meeting, which we refer to in this joint proxy statement/prospectus as the “PhotoMedex record date,” is earlier than the date of the PhotoMedex annual meeting and the date that the merger is expected to be completed. If you transfer your shares after the PhotoMedex record date but before the PhotoMedex annual meeting, you will retain your right to vote at the PhotoMedex annual meeting, but will have transferred the right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares through completion of the merger.

Q: I hold options and/or warrants in PhotoMedex common stock. Will I receive a distribution of warrants as part of the merger consideration, based on the options and/or warrants which I hold?

A: No. Only PhotoMedex stockholders who own shares of PhotoMedex common stock as of the PhotoMedex record date will participate in the distribution of warrants. In order to receive a distribution of warrants, a holder of options and/or warrants must exercise the options and/or warrants no later than, and preferably prior to, the record date.

Q: If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A: If you are a PhotoMedex stockholder, your broker or other nominee does not have authority to vote on proposals that relate to the merger. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

Q: What if I do not vote on the matters relating to the merger?

A: If you are a PhotoMedex stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on the approval of the Amended and Restated Articles of Incorporation, this will be a “non-vote” and it will have the same effect as a vote against the approval of the Amended and Restated Articles of Incorporation. If you are a PhotoMedex stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on any of the PhotoMedex stockholder proposals (e.g. the merger proposal) other than approval of the Amended and Restated Articles of Incorporation, it will have no effect on such proposals. It will be treated as not counting toward a quorum, for it is a “non-vote.”

If you are a Radiancy stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on the merger proposal, it will have the same effect as a vote against the merger proposal. If you respond and abstain from voting on the merger proposal, your proxy will have the same effect as a vote against the merger proposal. If you respond but do not indicate how you want to vote on the merger proposal, your proxy will be counted as a vote in favor of the merger proposal.

Q: May I change my vote after I have delivered my proxy or voting instruction card?

A: Yes. You may change your vote at any time before your proxy is voted at your annual/special meeting. You may do this in one of four ways:

•

by sending a notice of revocation to the corporate secretary of PhotoMedex or Radiancy, as applicable, dated as of a later date than the date of the proxy and received prior to the PhotoMedex annual meeting or Radiancy special meeting, as applicable;

•

by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the PhotoMedex annual meeting or the Radiancy special meeting, as applicable;

•

by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

•	by attending your annual or special meeting, as applicable, and voting in person.

Your attendance alone will not revoke any proxy.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q: Do I have appraisal rights?

A: Record holders of Radiancy common stock who do not vote in favor of the merger proposal and otherwise comply with the requirements and procedures of Section 262 of the Delaware General Corporation Law, which we refer to in this joint proxy statement/prospectus as the “DGCL,” are entitled to exercise their rights of appraisal, which generally entitle stockholders to receive a cash payment equal to the fair value of their Radiancy common stock or preferred stock in connection with the merger. A detailed description of the appraisal rights and procedures available to Radiancy stockholders is included in “The Merger—Appraisal Rights” beginning on page 62. The full text of Section 262 of the DGCL is attached as Annex H to this joint proxy statement/prospectus.

PhotoMedex stockholders do not have appraisal rights in connection with the merger.

Q: Should I send in my stock certificates now?

A: No. Please do not send your stock certificates with your proxy card.

If you are a holder of Radiancy common stock or preferred stock, you will receive written instructions from the exchange agent after the merger is completed on how to exchange your stock certificates for the merger consideration.

If you are a PhotoMedex stockholder, you will keep your existing stock certificates, which will continue to represent the number of shares of PhotoMedex common stock equal to the number of PhotoMedex shares you now hold.

Q: Whom should I call if I have questions about the proxy materials or voting procedures?

A: If you have questions about the merger, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent for the company in which you hold shares. If you are a PhotoMedex stockholder, you should contact Broadridge Corporate Issuer Solutions, Inc., the proxy solicitation agent for PhotoMedex, by mail at 44 W. Lancaster Ave, Ardmore, PA 19003, by telephone toll free at (800) 733-1121. If you are a Radiancy stockholder, you should contact Roy Goren by mail at 40 Ramland Road South, Suite 200, Orangeburg, New York 10962, by telephone at (845) 398-1647. If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank, or other nominee for additional information.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, including the annexes, please vote your shares as soon as possible so that your shares will be represented at your company’s annual or special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

SUMMARY

This summary highlights selected information contained in this joint proxy statement/prospectus and may not contain all the information that is important to you. PhotoMedex and Radiancy urge you to read carefully this joint proxy statement/prospectus in its entirety, as well as the annexes. Additional important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 197.

The Companies

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

(215) 619-3600

PhotoMedex is a Global Skin Health Solutions™ company that provides integrated disease management and aesthetic solutions through complementary laser and light-based devices, and skincare products. PhotoMedex is involved in the development, manufacturing and global marketing of dermatology products and techniques focused on advancing cost-effective technologies that provide patients with better outcomes and a higher quality of life. The diseases and conditions PhotoMedex addresses include psoriasis, vitiligo, acne, actinic keratosis and sun damage. Medical devices include the XTRAC® Excimer Laser for the treatment of psoriasis and vitiligo and the Omnilux™ non-laser Light Emitting Diodes (LED) for the treatment of clinical and aesthetic dermatological conditions including acne, photodamage, skin rejuvenation and wound healing. PhotoMedex also develops and markets products based on its patented, clinically proven Neova™ Copper Peptide technology and DNA repair enzymes for skin health, hair care and wound care.

PHMD Merger Sub, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

(215) 619-3600

PHMD Merger Sub, Inc. is a Delaware corporation and a direct wholly-owned subsidiary of PhotoMedex which was formed by PhotoMedex for the purpose of acquiring Radiancy. PHMD Merger Sub, Inc. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the merger.

Radiancy, Inc.

40 Ramland Road South, Suite 200

Orangeburg, NY 10962

(845) 398-1647

Radiancy is a developer and manufacturer of home-use and professional aesthetic and dermatological devices. Radiancy, through its wholly-owned operating subsidiary, sells a range of home use-devices under its proprietary brand, no!no! ®, for various indications including hair removal, acne treatment, skin rejuvenation and facial muscle toning. Radiancy also offers a professional product line which addresses acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

The Merger

Structure of the Merger

PhotoMedex and Radiancy have entered into a merger agreement pursuant to which Radiancy will be merged with and into PHMD Merger Sub, Inc., a wholly-owned subsidiary of PhotoMedex, with Radiancy surviving the merger, as a subsidiary of Photomedex.

Consideration to be Received in the Merger by Radiancy Stockholders

At the time of completion of the merger, outstanding shares of Radiancy common stock and preferred stock will be converted into the right to receive a pro-rata portion of (i) new PhotoMedex common stock equal to a number of shares that is three (3) times the number of shares issued and outstanding immediately prior to the merger (including any shares of common stock that are issuable upon conversion or exercise of any outstanding convertible securities of PhotoMedex having a conversion price or exercise price that is less than $25.00 per share); and (ii) an additional three million forty thousand (3,040,000) shares of PhotoMedex common stock.

Consideration to be Received in the Merger by PhotoMedex Stockholders

At the time of completion of the merger, the PhotoMedex stockholders will receive warrants to purchase nine hundred forty-one thousand, six hundred sixty-seven (941,667) shares of PhotoMedex common stock. The form of warrant is attached as Annex C to this joint proxy statement/prospectus. These warrants will have the terms set forth therein, including, without limitation, (i) a warrant exercise price of twenty dollars ($20.00) per share of PhotoMedex common stock, (ii) an exercise period of three (3) years following the effective time of the merger, and (iii) notwithstanding the three-year exercise period, the right of PhotoMedex to notify the holders of warrants of an earlier expiration of the warrants at any time following such time as the PhotoMedex common stock will have had a closing trading price in excess of thirty dollars ($30.00) per share for a period of twenty (20) consecutive trading days, provided that such earlier expiration date shall not be earlier than that date which is twenty (20) trading days following the delivery of such notification by PhotoMedex.

Treatment of Stock Options

Pursuant to the merger agreement, all options to purchase Radiancy common stock that are outstanding immediately prior to the closing of the merger will be 100% accelerated and holders of such options may elect to exercise such options prior to the closing pursuant to a cashless exercise procedure. Each share of Radiancy common stock issued upon the exercise of an option will be converted into PhotoMedex common stock according to the same ratio and on the same terms as Radiancy’s other common stockholders. Any options to purchase Radiancy common stock that are not exercised prior to the closing of the merger shall automatically terminate. Options of PhotoMedex which are not exercised into shares of PhotoMedex common stock prior to the consummation of the merger will remain outstanding following the consummation of the merger.

Ownership of PhotoMedex Following the Merger

Upon completion of the merger, PhotoMedex and Radiancy expect that former Radiancy stockholders will own approximately 75% of the outstanding shares of PhotoMedex common stock and current PhotoMedex stockholders will own approximately 25% of the outstanding shares of PhotoMedex common stock, measured on an “as-converted” basis as of August 11, 2011 (as described under “The Merger—Ownership of Common Stock of the Combined Company After the Merger” beginning on page 61).

Directors Following the Merger

Following the merger, the PhotoMedex board of directors will consist of eight (8) directors. Three (3) of the director nominees will be identified by PhotoMedex and five (5) of the director nominees will be identified by Radiancy. PhotoMedex will also take all necessary action to ensure that Dr. Yoav Ben-Dror is included as a director nominee to serve as a director during the next two annual stockholder meetings. The bylaws of PhotoMedex provide that the board may consist of up to eight (8) members. If, after the merger, the board desires to appoint a ninth member, then the board intends to change the bylaws to accommodate the appointment of a ninth board member, and such appointee shall be a director identified by a majority of the five (5) director nominees identified by Radiancy.

The parties will work together in good faith to ensure that at least five (5) of the identified individuals will be independent under the applicable rules of the SEC and the applicable stock exchange.

Recommendations of the Boards of Directors Relating to the Merger

PhotoMedex

The PhotoMedex board of directors unanimously recommends that PhotoMedex stockholders vote for (i) the proposal to approve and adopt the merger agreement, (ii) the proposal to approve the issuance of shares of PhotoMedex common stock pursuant to the merger agreement, (iii) the proposal to issue warrants to purchase PhotoMedex common stock, (iv) the election of the eight (8) director nominees, to serve until the next annual meeting of PhotoMedex stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal, (v) the proposal to approve the Amended and Restated Articles of Incorporation of PhotoMedex, (vi) the approval of the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli, (vii) the proposal to amend the PhotoMedex 2005 Equity Compensation Plan, (viii) the proposal to amend the PhotoMedex Amended and Restated Non-Employee Director Stock Option Plan, (ix) the proposal to approve a resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger, and (x) the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

For a more complete description of PhotoMedex’s reasons for the merger and the recommendation of the PhotoMedex board of directors, see “The Merger—PhotoMedex Board of Directors’ Recommendation” beginning on page 44.

Radiancy

The Radiancy board of directors unanimously recommends that Radiancy stockholders vote for the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger.

For a more complete description of Radiancy’s reasons for the merger and the recommendation of the Radiancy board of directors, see “The Merger—Radiancy Board of Directors’ Recommendation” beginning on page 46.

Opinion of PhotoMedex’s Financial Advisor

PhotoMedex retained Fairmount Partners LP (“Fairmount”) on June 10, 2011 to act as its financial advisor in connection with the merger. On July 4, 2011, Fairmount rendered its opinion to PhotoMedex’s board of directors to the effect that, as of that date and based on and subject to the matters described in Fairmount’s opinion, the consideration to be issued by PhotoMedex in connection with the merger was fair, from a financial point of view, to the stockholders of PhotoMedex. The full text of Fairmount’s written opinion, dated as of July 4, 2011, which describes the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken, is attached as Annex B to this joint proxy statement/prospectus, and is incorporated by reference herein. The summary of the Fairmount opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion. The holders of PhotoMedex stock are urged to read the Fairmount opinion carefully and in its entirety. Fairmount provided its opinion solely for the information and assistance of the PhotoMedex board of directors. Fairmount’s opinion may be relied upon by the stockholders of PhotoMedex but it is not to be relied upon any other person or entity and is not a recommendation as to how any such individual or entity should vote with respect to the merger agreement and the applicable merger.

For a more complete description of the opinion of Fairmount, see “The Merger Agreement—Opinion of PhotoMedex Inc.’s Financial Advisor—Fairmount Partners” beginning on page 47.

Interests of Radiancy Directors and Executive Officers in the Merger

In considering the recommendation of Radiancy’s board of directors with respect to the merger agreement, Radiancy stockholders should be aware that some of Radiancy’s executive officers and directors have financial interests in the merger that are different from, or in addition to, those of Radiancy’s stockholders generally. The Radiancy board of directors was aware of these interests and considered them, among other matters, in negotiating and approving the merger agreement and making its recommendation that the Radiancy stockholders approve and adopt the merger agreement.

For a more complete description of the interests of Radiancy directors and executive officers in the merger, see “The Merger—Interests of Radiancy Directors and Executive Officers in the Merger” beginning on pages 58.

Interests of PhotoMedex Directors and Executive Officers in the Merger

In considering the recommendation of PhotoMedex’s board of directors with respect to the merger agreement, PhotoMedex stockholders should be aware that some of PhotoMedex’s executive officers and directors have financial interests in the merger that are different from, or in addition to, those of PhotoMedex’s stockholders generally. The PhotoMedex board of directors was aware of these interests and considered them, among other matters, in negotiating and approving the merger agreement and making its recommendation that the PhotoMedex stockholders approve and adopt the merger agreement.

For a more complete description of the interests of PhotoMedex directors and executive officers in the merger, see “The Merger—Interests of PhotoMedex Directors and Executive Officers in the Merger” beginning on pages 59.

Anticipated Accounting Treatment

The merger will be treated by PhotoMedex as a reverse merger under the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, “Business Combinations”, under U.S. generally accepted accounting principles, which are referred to as GAAP. For accounting purposes, Radiancy is considered to be acquiring PhotoMedex in this transaction.

United States Federal Income Tax Consequences of the Merger

The parties to the merger agreement intend for the merger to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code. Assuming that the merger does qualify as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss should be recognized by Radiancy U.S. stockholders who receive solely shares of PhotoMedex common stock in exchange for their Radiancy stock. Non-U.S. stockholders of Radiancy stock should not be subject to U.S. federal income tax on the receipt of PhotoMedex stock in exchange for their Radiancy stock unless Radiancy is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger and such holder’s holding period for the Radiancy stock. Although we do not believe that Radiancy is a ‘United States real property holding corporation,’ unless Radiancy provides a certificate so stating in compliance with the U.S. tax rules, we will withhold ten percent (10%) of the stock otherwise payable to the Non-U.S. stockholders of Radiancy stock and such holders will be required to file U.S. federal income tax returns and pay U.S. income tax on the gain realized on the sale of such stock.

For further information, please refer to “United States Federal Income Tax Consequences of the Merger” beginning on page 66.

The United States federal income tax consequences described above may not apply to all holders of Radiancy stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Israeli Tax Consequences of the Merger

The merger is considered as a type of a sale of shares and, therefore, a tax event for Israeli tax purposes. The benefit of an Israeli resident Radiancy shareholder would be, usually, taxed as capital gains income which is subject to 20% or 25% (and marginal tax rate for portion of the capital gain accrued, if any, before January 1, 2003) tax rate for individuals or corporate tax rate (24% for 2011) for corporations. With respect to Radiancy shares that were given as a result of an exercise of employee stock options (“Section 102 shares”), then the tax rate may generally be the regular work income rate (up to a marginal 45% tax rate for 2011) or a lower 25% tax rate (if the options/shares are held by a trustee within the Section 102 capital gains tax course and the options were not granted within 90 days before the date of the merger). Non-Israeli Radiancy shareholders should not be subject to Israeli capital gains tax on the date of the merger as long as most of the assets of Radiancy are located outside of Israel, or under the provisions of the relevant tax treaty.

In addition, the Israeli resident Radiancy shareholders may be able to defer the date of the tax event under either Sections 104H or 102(H) (only relevant for Section 102 shares) of the Israeli Income Tax Ordinance, 1961 (the deferment under Section 104H is only for a limited period of time in contrast with the deferment under Section 102). The deferment under both Sections is conditioned by certain terms specified in the Ordinance and the pre-ruling that is generally required (there if a difference between the terms of each Section). Said conditions include, inter alia, the requirement to deposit the shares with a trustee which is confirmed by the Israeli tax authorities and is responsible for the proper withholding and payment of the tax at the date of tax event.

For further information, see section entitled “Israeli Tax Consequences to Israeli Holders of Radiancy Stock”, beginning on page 71.

For the avoidance of doubt, this discussion addresses only those stockholders of common stock and/or preferred stock that hold their shares of Radiancy as a capital asset within the meaning of Chapter E of the Israeli Income Tax Ordinance, 1961. Further, this discussion does not address all aspects of Israeli income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the Israeli income tax laws, including if you are: a financial institution; a tax-exempt organization; a partnership or other pass-through entity (or an investor in such an entity); an insurance company; a mutual fund; a dealer or broker in stocks and securities, or currencies; etc. This summary of certain general Israeli income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of Israeli income tax laws to your particular situation, or under the laws of any state, local, foreign or other taxing jurisdiction.

Regulatory Matters

The merger does not meet the thresholds for furnishing premerger notification and other information to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the parties are not aware of any other regulatory filings or approvals that are required in connection with the merger.

For a more complete discussion of regulatory matters relating to the merger, see “The Merger—Regulatory Approvals Required for the Merger” beginning on page 61.

Conditions to Completion of the Merger

Mutual Conditions: The obligations of PhotoMedex and Radiancy to consummate the merger and the other transactions described in the merger agreement are subject to the satisfaction or waiver of the following conditions:

•	The waiting period under any antitrust law will have expired or have been terminated.

•

All authorizations, approvals and permits have been obtained, except for those that would not reasonably be expected to have a material adverse effect, and both stockholder approvals have been obtained.

•	The PhotoMedex common stock (including such common stock issuable upon exercise of the warrants) to be issued in connection with the merger have been authorized for listing with NASDAQ.

•	The registration statement, of which this joint proxy statement/prospectus is a part, will have become effective under the Securities Act of 1933, as amended.

•

No governmental authority will have enacted any law or order which has the effect of making the transactions contemplated by the merger agreement illegal or otherwise prevents or prohibits such transactions.

Conditions to Obligations of Radiancy. The obligations of Radiancy to consummate the merger are also subject to the satisfaction or waiver by Radiancy of the following conditions:

•

Each of the representations and warranties of PhotoMedex and PHMD Merger Sub, Inc. set forth in the merger agreement (without giving effect to any limitation as to “materiality” or “PhotoMedex material adverse effect”) shall be true and correct as of the effective time of the merger as though made as of the effective time of the merger (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a PhotoMedex material adverse effect.

•

Each of PhotoMedex and PHMD Merger Sub, Inc. have performed in all material respects all of their respective obligations and complied in all material respects with their respective agreements and covenants.

•	No PhotoMedex material adverse effect will have occurred.

•	PhotoMedex is in compliance in all material respects with the reporting requirements under the Securities and Exchange Act of 1934, as amended.

•	PhotoMedex has filed the Amended and Restated Articles of Incorporation of PhotoMedex.

•	The repurchase transaction has been consummated with Perseus Partners VII, L.P.

•

Radiancy shall have received favorable approvals from Israeli governmental authorities in respect of the tax treatment afforded in respect of the exchange of Radiancy common stock and preferred stock for PhotoMedex common stock in connection with the merger.

Conditions to Obligations of PhotoMedex. The obligations of PhotoMedex to consummate the merger are also subject to the satisfaction or waiver by PhotoMedex of the following conditions:

•

Each of the representations and warranties of Radiancy set forth in the merger agreement (without giving effect to any limitation as to “materiality” or “Radiancy material adverse effect”) shall be true and correct as of the effective time of the merger as though made as of the effective time of the merger (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a Radiancy material adverse effect.

•	Radiancy has performed in all material respects all of its respective obligations and complied in all material respects with its respective agreements and covenants.

•	No Radiancy material adverse effect has occurred.

•

The repurchase transaction has been consummated with Perseus Partners VII, L.P. For a more complete description of this repurchase transaction, see “The Merger—Perseus Repurchase Transaction” beginning on page 74.

•	Radiancy shall have received certain third party consents and approvals.

For the definition of PhotoMedex material adverse effect and Radiancy material adverse effect, see “The Merger Agreement—Representations and Warranties” beginning on page 79.

For a more complete discussion of the conditions to the merger, see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 84.

Timing of the Merger

The merger is expected to be completed in the fourth calendar quarter in 2011, subject to the receipt of any necessary regulatory approvals and the satisfaction or waiver of other closing conditions, and in no event later than January 31, 2012.

For a more complete discussion of the timing of the merger, see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 84.

Restrictions on Alternative Transactions

The merger agreement contains restrictions on the ability of PhotoMedex and Radiancy to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in the applicable company. Notwithstanding these restrictions, the merger agreement provides that under specified circumstances, if either party receives an acquisition proposal from a third party that constitutes a superior proposal, as defined in the merger agreement, it may furnish nonpublic information to that third party and engage in negotiations to enter into a definitive agreement regarding the superior proposal with that third party. Prior to withdrawing its recommendation in favor of the applicable merger-related proposal in light of a superior proposal or entering into a definitive agreement regarding a superior proposal, PhotoMedex and Radiancy, as applicable, must, if requested by the other party, negotiate with the other party to amend the merger agreement so that the third party proposal is no longer a superior offer. See “The Merger Agreement—No Solicitation” on page 85.

The restrictions on PhotoMedex and Radiancy limiting their ability to engage in alternative transactions with a third party may discourage a third party from pursuing a competing acquisition proposal that could result in greater value to PhotoMedex’s stockholders or Radiancy’s stockholders.

A superior proposal is defined in the merger agreement to mean any bona fide written acquisition proposal on terms which a party’s board of directors has determined in its good faith judgment is more favorable to the stockholders of PhotoMedex or Radiancy, as applicable, if consummated in accordance with its terms from a financial point of view than the transactions contemplated by the merger agreement, after consultation with their respective legal counsel and financial advisor and after taking into account all legal, financial (including the financing terms of such proposal), regulatory, conditions to consummation, timing and other aspects of such proposal and the merger agreement, and taking into account the identity of the person making such acquisition proposal and the likelihood of consummation of such acquisition proposal.

Termination of the Merger

The merger agreement may be terminated prior to the closing date as follows:

•	by mutual written consent of both PhotoMedex and Radiancy;

•

by written notice by either PhotoMedex or Radiancy, if any governmental authority has enacted any order or law that is final and nonappealable and prevents the transactions contemplated by the merger agreement or if any governmental authority has refused to grant any of the requisite regulatory approvals;

•

by written notice by either PhotoMedex or Radiancy, if the other party has breached any of their respective representations, warranties, covenants or agreements which breach would result in a failure of a condition to the consummation of the merger, provided, however, that if such breach is curable prior to January 31, 2012, then it may not terminate for fourteen days after delivery of notice of such breach;

•

by written notice by either PhotoMedex or Radiancy, if the merger has not been consummated on or before January 31, 2012, provided, however, that this right to terminate is not available if the terminating party is in material breach of any representation, warranty, covenant or agreement which results in the failure of the merger to occur on or before January 31, 2012; or

•

by either PhotoMedex or Radiancy, if their respective board of directors has made a change of board recommendation in response to a superior proposal or if such board of directors has approved an acquisition proposal other than the merger and the terminating party has paid the termination fee and such party enters into a definitive agreement with respect to the superior proposal.

Upon termination of the merger agreement, all expenses paid in connection therewith will be paid by the party incurring such expense.

If either PhotoMedex or Radiancy terminates the merger agreement because of a change in board recommendation or if such party’s board of directors has approved an acquisition proposal or a superior proposal, then such terminating party is required to pay a termination fee of $3,000,000 to the other party.

In addition, subject to certain exceptions, if there is a termination of the merger agreement due to a failure to satisfy the conditions to closing of the merger, the party so failing to satisfy the respective condition to closing is required to pay a termination fee equal to $1,500,000 plus reimbursement of the other party’s expenses.

See “The Merger Agreement—Termination,” beginning on page 85, for a more complete discussion of the circumstances under which the parties may terminate and under which termination fees will be required to be paid.

Comparison of Rights of PhotoMedex Stockholders and Radiancy Stockholders

Radiancy is a Delaware corporation. PhotoMedex is a Nevada corporation. The shares of PhotoMedex common stock that Radiancy stockholders will receive in the merger will be shares of a Nevada corporation. Radiancy stockholder rights under Delaware law and PhotoMedex stockholder rights under Nevada law are different. In addition, the Amended and Restated Articles of Incorporation of PhotoMedex, which we refer to in this joint proxy statement/prospectus as the “PhotoMedex articles of incorporation,” and the bylaws of PhotoMedex, as amended, which we refer to in this joint proxy statement/prospectus as the “PhotoMedex bylaws,” contain provisions that are different from the certificate of incorporation of Radiancy, which we refer to in this joint proxy statement/prospectus as the “Radiancy certificate of incorporation,” and the bylaws of Radiancy, which refer to in this joint proxy statement/prospectus as the “Radiancy bylaws.”

For a summary of certain differences among the rights of PhotoMedex stockholders and Radiancy stockholders, see “Comparison of Rights of PhotoMedex Stockholders and Radiancy Stockholders” beginning on page 189.

Matters to be Considered at the Meetings

PhotoMedex

PhotoMedex stockholders will be asked to vote on (i) the proposal to approve and adopt the merger agreement, (ii) the proposal to approve the issuance of shares of PhotoMedex common stock pursuant to the merger agreement, (iii) the proposal to approve the issuance of warrants to purchase PhotoMedex common stock, (iv) the election of the eight (8) director nominees, to serve until the next annual meeting of PhotoMedex stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal, (v) the proposal to approve the Amended and Restated Articles of Incorporation of PhotoMedex, (vi) the proposal to approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli, (vii) the proposal to amend the PhotoMedex 2005 Equity Compensation Plan, (viii) the proposal to amend the PhotoMedex 2000 Non-Employee Director Stock Option Plan, (ix) the proposal to approve a resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger and (x) the proposal to adjourn the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above. Approval of each of these proposals (except for the approval of the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli, the approval of the amendment to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan, and the advisory approval of the compensation of our named executive officers) is required for completion of the merger. The PhotoMedex board of directors unanimously recommends that PhotoMedex stockholders vote “FOR” (i) the proposal to approve and adopt the merger agreement, (ii) the proposal to approve the issuance of shares of PhotoMedex common stock pursuant to the merger agreement, (iii) the proposal to approve the issuance of warrants to purchase PhotoMedex common stock, (iv) the election of the eight (8) director nominees, to serve until the next annual meeting of PhotoMedex stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal, (v) the proposal to approve the Amended and Restated Articles of Incorporation of PhotoMedex, (vi) the proposal to approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli, (vii) the proposal to amend the PhotoMedex 2005 Equity Compensation Plan, (viii) the proposal to amend the PhotoMedex 2000 Non-Employee Director Stock Option Plan, (ix) the proposal to approve a resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger, and (x) the proposal to adjourn the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above, each as more fully described under “The PhotoMedex Annual Meeting” beginning on page 118.

Radiancy

Radiancy stockholders will be asked to vote on the proposal to approve and adopt the merger agreement. Approval of the proposal is required for completion of the merger. The Radiancy board of directors unanimously recommends that Radiancy stockholders vote to approve the proposal set forth above, as more fully described under “The Radiancy Special Meeting” beginning on page 172.

Voting by PhotoMedex and Radiancy Directors and Executive Officers

On the PhotoMedex record date, directors and executive officers of PhotoMedex and their affiliates owned and were entitled to vote 712,643 shares of PhotoMedex common stock, or approximately 23% of the total voting power of the shares of PhotoMedex common stock outstanding on that date. On the Radiancy record date, directors and executive officers of Radiancy and their affiliates owned and were entitled to vote 1,959,462 shares of Radiancy common stock, or 32% of the shares of Radiancy common stock outstanding on that date.

The majority of Radiancy stockholders (or approximately 46% of Radiancy stockholders on a fully-diluted basis immediately prior to the merger) and investors representing approximately 46% of the PhotoMedex common stock (which is also approximately 46% of the PhotoMedex common stock on a fully-diluted basis) have agreed to vote their shares in favor of the merger pursuant to voting agreements. For a more complete description of the voting agreement, see “The Merger—Voting, Lock-Up and Confidentiality Agreements” beginning on page 73.

Appraisal Rights

Section 262 of the Delaware General Corporation Law (the “DGCL”) provides holders of Radiancy common stock and preferred stock with the ability to dissent from the transaction and seek appraisal of their shares. A holder of Radiancy common stock or preferred stock who properly seeks appraisal and complies with the applicable requirements under the DGCL, which we refer to in this joint proxy statement/prospectus as a “dissenting stockholder,” will forego the merger consideration and instead receive a cash payment equal to the fair value of its shares of Radiancy common stock or preferred stock in connection with the merger. Fair value will be determined by a court following an appraisal proceeding. Dissenting stockholders will not know the appraised fair value at the time such holders must elect whether to seek appraisal. The ultimate amount dissenting stockholders receive in an appraisal proceeding may be more or less than, or the same as, the amount such holders would have received under the merger agreement. A detailed description of the appraisal rights available to holders of Radiancy common stock and preferred stock and procedures required to exercise statutory appraisal rights is included in the section entitled “The Merger—Appraisal Rights” beginning on page 62.

To seek appraisal, you must deliver a written demand for appraisal to Radiancy before the vote on the merger agreement at the Radiancy special meeting, and you must not vote in favor of the approval and adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. For a further description of the appraisal rights available to Radiancy stockholders and procedures required to exercise appraisal rights, see the section entitled “The Merger—Appraisal Rights” beginning on page 62.

Due to the complexity of the procedures described above, Radiancy stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. The full text of Section 262 of the DGCL is attached as Annex H to this joint proxy statement/prospectus.

Listing of PhotoMedex Common Stock Issued in connection with the Merger and PhotoMedex Common Stock Issuable Upon Exercise of Warrants on NASDAQ

PhotoMedex common stock received by Radiancy stockholders in connection with the merger and the PhotoMedex common stock issuable upon exercise of the warrants will be listed on NASDAQ under the symbol “PHMD.” After completion of the merger, it is expected that PhotoMedex common stock will continue to be traded on NASDAQ.

Selected Historical Consolidated Financial Data of PhotoMedex

You should read the following selected historical consolidated financial data in conjunction with the consolidated financial statements of PhotoMedex, Inc. and subsidiaries included in the annual reports and other information that PhotoMedex has filed with the SEC and which are incorporated by reference in this joint proxy statement/prospectus. You should read the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information”, beginning on page 180. The selected historical consolidated statements of operations data for the five-year period ended December 31, 2010 and the selected historical consolidated balance sheet data as of December 31, 2006, 2007, 2008, 2009 and 2010 have been derived from the audited consolidated financial statements of PhotoMedex. The consolidated financial statements of PhotoMedex as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 are included in the Annual Report on Form 10-K of PhotoMedex for the year ended December 31, 2010 and are incorporated by reference in this joint proxy statement/prospectus. The selected historical consolidated statement of operations data for the three months ended March 31, 2011 and 2010 and the selected historical consolidated balance sheet data as of March 31, 2011 and 2010 have been derived from the unaudited condensed consolidated financial statements of PhotoMedex. The unaudited condensed consolidated financial statements of PhotoMedex as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 are included the Quarterly Report on Form 10-Q of PhotoMedex for the quarterly period ended March 31, 2011 and are incorporated by reference in this joint proxy statement/prospectus. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, which PhotoMedex considers necessary for a fair presentation of the information set forth therein. Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2011.

	(In thousands, except per-share data)
	Year Ended December 31,					Three months ended March 31, (unaudited)
	2006	2007	2008	2009	2010	2011	2010
Statement of Operations Data:
Revenues	$26,246	$31,046	$34,770	$32,688	$34,802	$8,222	$6,687
Costs of revenues	12,768	13,486	16,995	17,426	18,720	4,392	3,595

Gross profit	13,478	17,560	17,775	15,262	16,082	3,830	3,092
Selling, general and administrative	19,722	22,375	26,797	23,083	19,995	5,111	5,084
Engineering and product development	1,007	799	1,073	1,138	1,344	456	339

Loss from continuing operations before refinancing charge and interest	(7,251)	(5,614)	(10,095)	(8,959)	(5,257)	(1,737)	(2,331)
Interest income	149	384	156	8	7	—	—
Interest expense	(671)	(913)	(1,189)	(2,379)	(3,276)	(887)	(654)
Change in the fair value of warrant liability	—	—	—	809	(197)	(284)	(931)
Refinancing charge	—	(442)	—	—	—	—	—

Loss from continuing operations	(7,773)	(6,585)	(11,128)	(10,521)	(8,723)	(2,908)	(3,916)
Discontinued operations:
Income from discontinued operations	281	231	286	—	—	—	—
Loss on sale of discontinued operations	—	—	(449)	—	—	—	—

Net loss	($7,492)	($6,354)	($11,291)	($10,521)	($8,723)	($2,908)	($3,916)

Basic and diluted net loss per share(1):
Continuing operations	($6.02)	($4.40)	($7.41)	($6.42)	($3.37)	($1.02)	($1.75)
Discontinued operations	0.22	0.15	(0.11)	(0.00)	(0.00)	0.00	(0.00)

Basic and diluted net loss per share	($5.80)	($4.25)	($7.52)	($6.42)	($3.37)	($1.02)	($1.75)

Shares used in computing basic and diluted net loss per share	1,290	1,496	1,501	1,640	2,590	2,859	2,238

	(In thousands, except per-share data)
	Year Ended December 31,					Three months ended March 31, (unaudited)
	2006	2007	2008	2009	2010	2011	2010
Balance Sheet Data (At Period End):
Cash and cash equivalents	$12,886	$9,954	$3,737	$2,195	$3,524	$2,551	$2,102
Working capital	16,070	13,706	3,408	2,215	3,123	4,414	2,422
Total assets	57,482	56,687	46,714	53,168	49,496	47,951	51,943
Long-term debt (net of current portion)	3,727	5,709	3,985	807	44	1,076	2,204
Convertible debt		—	—	18,111	20,283	21,657	19,943
Stockholders’ equity	44,103	39,533	29,682	22,922	18,678	16,287	19,960

(1)	For all periods, all common stock equivalents and convertible issues are antidilutive and, therefore, are not included in the weighted shares outstanding during the years in which we incurred net losses. Share amounts and basic and diluted net loss per share amounts shown on the condensed statements of operations have been adjusted to reflect the 1-for-7 reverse stock split effective January 26, 2009 and the 1-for-6 reverse stock split effective February 3, 2010.

Selected Historical Consolidated Financial Data of Radiancy

The following selected historical financial data for each of the five years in the period ended December 31, 2010, have been derived from Radiancy’s audited consolidated financial statements. The financial data as of March 31, 2011 and 2010, and for each of the three-month periods then ended, have been derived from Radiancy’s unaudited condensed consolidated financial statements that include, in management’s opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Radiancy for the periods and dates presented. We are providing the following Radiancy selected historical consolidated financial information to aid you in your analysis of the financial aspects of the merger. The following information is only a summary and should be read together with Radiancy’s audited and unaudited consolidated financial statements and the relates notes in Radiancy’s consolidated financial statements for the year ended December 31, 2010 and the condensed consolidated interim financial statements for the period ended March 31, 2011, both of which are contained in these reports and other information that Radiancy has furnished with this joint proxy statement/prospectus. See “Index to Radiancy, Inc. Financial Statements” beginning on page F-1.

	(In thousands, except per-share data)
	Year Ended December 31,					Three months ended March 31, (unaudited)
	2006	2007	2008	2009	2010	2011	2010
Statement of Operations Data:
Revenues	$22,781	$14,540	$21,537	$16,037	$68,888	$34,740	$6,576
Costs of revenues	10,135	6,040	8,231	6,181	17,022	5,887	2,351

Gross profit	12,646	8,500	13,306	9,856	51,866	28,853	4,225
Selling, general and administrative	9,766	10,703	8,801	7,568	34,578	18,249	2,120
Engineering and product development	1,332	1,356	1,289	711	839	170	156
Other	(234)	—	—	—	—	—	—

Income (loss) from operations before financing income (expense), net	1,782	(3,559)	3,216	1,577	16,449	10,434	1,949
Financing income (expenses), net	208	257	(526)	65	(283)	31	(133)

Income (loss) before taxes	1,990	(3,302)	2,690	1,642	16,166	10,465	1,816
Taxes on income	590	258	550	277	3,335	3,546	9

Net income	$1,400	($3,560)	$2,140	$1,365	$12,831	$6,919	$1,825

Balance Sheet Data (At Period End):
Cash, cash equivalents and short-term deposit	$5,948	$4,120	$9,443	$10,449	$22,081	$26,536	$11,865
Working capital	9,524	10,174	12,686	13,489	26,926	33,888	15,530
Total assets	20,098	16,255	20,227	20,713	44,089	56,316	22,673
Long-term liabilities	2,007	2,235	2,296	402	443	496	420
Stockholders’ equity	10,312	10,832	13,066	15,478	28,701	35,670	17,436

Market Price and Comparative Dividend Information

PhotoMedex’s common stock is listed on NASDAQ under the symbol “PHMD”. The following table sets forth, for the calendar quarters indicated, the high and low closing sales prices per share of PhotoMedex common stock, as adjusted for the reverse 1-for-7 stock split which was effective January 26, 2009 and the reverse 1-for-6 stock split which was effective February 3, 2010. No dividends were declared or paid by PhotoMedex with respect to its common stock for the calendar quarters indicated in the chart below.

	High	Low
2011:
Third Quarter (through August 10, 2011)	$14.05	$11.39
Second Quarter	11.83	6.61
First Quarter	7.37	5.39
2010:
Fourth Quarter	$6.09	$5.06
Third Quarter	6.20	4.89
Second Quarter	10.28	5.21
First Quarter	12.90	6.00
2009:
Fourth Quarter	$5.70	$3.96
Third Quarter	6.06	4.14
Second Quarter	12.30	5.58
First Quarter	22.62	8.16

The information in the preceding tables is historical only. The market price of PhotoMedex common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger. No assurance can be given concerning the market prices of PhotoMedex common stock before the completion of the merger or PhotoMedex common stock after the completion of the merger. The market value of the PhotoMedex common stock that Radiancy’s stockholders will receive in connection with the merger and the PhotoMedex common stock underlying the warrants that PhotoMedex’s stockholders will receive in connection with the merger may each vary significantly from the prices shown in the table above. PhotoMedex and Radiancy urge PhotoMedex stockholders and Radiancy stockholders to obtain current market quotations for shares of PhotoMedex common stock before making any decision regarding the approval and adoption of the merger agreement and the approval of the issuance of PhotoMedex common stock to the Radiancy stockholders and warrants to the PhotoMedex stockholders, or the approval and adoption of the merger agreement by Radiancy stockholders.

Radiancy’s common stock is not listed for trading on any securities exchange, and Radiancy has not previously filed reports with the SEC.

Dividends and Other Distributions

No dividends were declared or paid by PhotoMedex with respect to its common stock since inception and PhotoMedex does not anticipate paying any cash dividends on its capital stock in the foreseeable future.

No dividends were declared or paid by Radiancy with respect to its common stock since inception and Radiancy does not anticipate paying any cash dividends on its capital stock in the foreseeable future.

Summary Unaudited Pro Forma Condensed Combined Financial Data

The following unaudited pro forma condensed combined financial data give effect to the merger of Radiancy and PhotoMedex in a transaction to be accounted for as a reverse acquisition with Radiancy treated as the accounting acquirer. The table presents selected pro forma condensed consolidated financial data of PhotoMedex and Radiancy as of March 31, 2011 and for the year ended December 31, 2010 and for the three months ended March 31, 2011, giving effect to the merger as if it had occurred on January 1, 2010 for the statement of operations data and as of March 31, 2011 for the balance sheet data.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes of PhotoMedex and Radiancy contained in the annual reports and other information that PhotoMedex has filed with SEC and incorporated by reference into, and in the case of Radiancy, included with this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial data are presented for informational purposes only and are not necessary indicative of the results of operations that would have resulted had the acquisition described above been consummated at the dates indicated, nor are they necessarily indicative of the results of operations which may be realized in the future. In connection with the pro forma financial data, Radiancy allocated the acquisition price using its best estimates of fair value. These estimates are based on the most recently available information. Based on the timing of the closing of the transaction and other factors, Radiancy cannot assure you that the actual adjustments will not differ materially from the pro forma adjustments reflected in the pro forma financial statements. It is expected that, following the merger, the combined company will incur expenses associated with the merger and the integration of the operations of the two companies. These merger and integration costs are not reflected in these unauditied pro forma condensed combined financial statements.

	(In thousands, except share and per share data)
Condensed combined statement of operations data:	Year Ended December 31, 2010 (unaudited)	Three Months Ended March 31, 2011 (unaudited)
Revenues	$103,689	$42,963
Costs and expenses	95,705	35,095

Income (loss) from operations	7,984	7,868
Interest expense, net	(909)	(244)
Financing income (expense), net	(283)	31
Income taxes	546	1,612

Net income (loss)	$6,246	$6,043

Net income (loss) per common share:
Basic	$0.36	$0.34
Diluted	$0.35	$0.33
Shares used in computing net income (loss) per common share:
Basic	17,299,599	17,569,407
Diluted	17,679,803	18,165,140

Balance sheet data:		March 31, 2011
Current assets		$47,875
Working capital		19,007
Total assets		124,884
Long-term debt (net of current portion)		1,076
Stockholders’ equity		$86,444

Comparative Per Share Data

The following tables present:

•	the basic and diluted net income (loss) per common share and book value per share data for each of PhotoMedex and Radiancy on a historical basis; and

•	the historical basic and diluted net loss per common share and book value per share data for the consolidated company and on an equivalent pro forma consolidated basis.

The unaudited pro forma consolidated financial data is not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods and should not be construed as representative of future operations. Neither PhotoMedex nor Radiancy declared any cash dividends for the periods presented below.

The historical book value per share has been calculated by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of the period.

The pro forma book value per share has been calculated by dividing pro forma stockholders’ equity by the pro forma number of shares of PhotoMedex common stock which would have been outstanding had the merger been consummated as of the balance sheet date. Pro forma consolidated net income, pro forma stockholders’ equity and the pro forma number of shares of PhotoMedex common stock outstanding have been derived from the unaudited pro forma condensed consolidated financial statements appearing elsewhere in this joint proxy statement/prospectus.

This information is only a summary and should be read in conjunction with the selected historical financial data of PhotoMedex and Radiancy, the PhotoMedex and Radiancy unaudited pro forma condensed consolidated financial statements, and the separate historical financial statements of PhotoMedex and Radiancy and related notes contained in the annual reports and other information that PhotoMedex has filed with the Securities and Exchange Commission (“SEC”) and incorporated by reference in, and with respect to Radiancy, included with this joint proxy statement/prospectus beginning on page F-1.

	Historical PhotoMedex	Combined pro forma
Basic earnings (loss) per share
Three months ended March 31,2011	($1.02)	$0.34
Year ended December 31, 2010	($3.37)	$0.36

Diluted earnings (loss) per share
Three months ended March 31,2011	($1.02)	$0.33
Year ended December 31, 2010	($3.37)	$0.35

Book value per common share at March 31, 2011	$5.31	$5.00

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this joint proxy statement/prospectus and the annexes hereto, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this joint proxy statement/prospectus. The risks and uncertainties described below are not the only risks and uncertainties facing PhotoMedex or Radiancy in the future. Additional risks and uncertainties not presently known or that are currently considered to be immaterial may also materially and adversely affect the business operations or the business operations or stock price of PhotoMedex following the transactions described in this joint proxy statement/prospectus. If any of the following risks or uncertainties occurs, the business, financial condition or operating results of PhotoMedex, Radiancy or the combined company could materially suffer. In that event, the trading price of your securities could decline.

Risk Factors Relating to PhotoMedex

PhotoMedex’s business is, and following the completion of the merger, PhotoMedex’s business will continue to be, subject to the risks described below relating to the merger. In addition, PhotoMedex is, and following the completion of the merger, PhotoMedex will continue to be, subject to the risks described in Part 1, Item 1A of the annual report on Form 10-K for PhotoMedex’s fiscal year ended December 31, 2010, as filed with the SEC. If any of the risks described below or in the annual report incorporated by reference into this joint proxy statement/prospectus actually materializes, the business, financial results, financial condition, or stock price of PhotoMedex could be materially adversely affected. The risks below should be considered along with the other risks described in the annual report incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 197 for the location of information incorporated by reference into this joint proxy statement/prospectus.

Risk Factors Relating to Radiancy

Because a substantial portion of Radiancy’s revenue is generated from its consumer business, if Radiancy fails to accurately forecast consumer demand and trends in consumer preferences, or if there is a decline in discretionary consumer spending, then are revenues and profitability could decline.

Consumers in the aesthetic and skin care products industry have tastes, preferences and loyalties that are subject to change. If Radiancy does not keep up with consumer preferences and trends, or if Radiancy does not accurately forecast such preferences and trends, its sales revenues may decline or its reputation may suffer. The success of Radiancy business depends to a significant extent upon discretionary consumer spending, which is subject to a number of factors, including general economic conditions, consumer confidence, employment levels, business conditions, interest rates, availability of credit, inflation and taxation. Adverse trends in any of these economic indicators may cause consumer spending to decline further, which could hurt its sales and profitability.

Because a significant portion of Radiancy’s sales are made to or through retailers and distributors, none of which have any ongoing obligation to sell its products, the failure or inability of these parties to sell its products effectively could hurt Radiancy’s revenue and profitability.

Sales made through retailers and distributors constitute a significant part of Radiancy’s sales revenue. These retailers and distributors are not obligated to sell its products, and may choose to end their relationship with Radiancy. Even if Radiancy maintains a business relationship with such retailers and distributors, they may sell competing products or may not be able to sell its products. Maintaining business relationship with these retailers and distributors and their continued success is important to maintaining Radiancy’s revenues and profitability.

Radiancy’s products are sold in many international markets and sales in these international markets have and are expected to continue to be a significant part of its overall sales; adverse economic conditions in these countries might hurt its revenue and profitability.

Global economic conditions continue to be challenging. Although the economy appears to be recovering in some countries, it is not possible for Radiancy to predict the extent and timing of any improvement in global economic conditions. Even with continued growth in many of our markets during this period, the economic downturn could adversely impact its business in the future by causing a decline in demand for Radiancy’s products, particularly if the economic conditions are prolonged or worsen.

Product returns could exceed our estimates.

Radiancy offers consumers who purchase the no!no!® products directly from Radiancy an unconditional full 60 days money-back guarantee. Radiancy also permits its retailers and home shopping channels to return products, subject to limitations. Radiancy establishes revenue reserves for product returns based on historical experience, estimated channel inventory levels and other factors. If product returns exceed its reserve estimates, the excess would offset reported revenue, which could hurt its reported financial results.

Radiancy’s industry is intensely competitive and its competitors have greater resources and other competitive advantages over Radiancy.

The markets for Radiancy products are intensely competitive. Its results of operations may be harmed by market conditions and competition in the future. Many competitors have much greater name recognition and financial resources than Radiancy has, which may give them a competitive advantage. For example, our no!no!® hair removal products compete directly with branded, premium retail products and other light based products of public companies such as Syneron and Palomar. In addition, due to regulatory restrictions concerning claims about the efficacy of personal care products, Radiancy may have difficulty differentiating its products from other competitive products, and competing products entering the personal care could harm its revenue.

Also, Radiancy products are energy based. As such, energy-based aesthetic products may face competition from non energy-based medical products, such as Botox, an injectable compound used to reduce wrinkles, and collagen injections. Other alternatives to the use of Radiancy’s products include electrolysis, a procedure involving the application of electric current to eliminate hair follicles, and chemical peels. In addition Radiancy may also face competition from manufacturers of pharmaceutical and other products that have not yet been developed.

A major part of Radiancy’s business depends on our No! No!® brand, and if Radiancy is not able to maintain and enhance its brand, its business and operating results may be harmed.

Radiancy believes that market awareness of its no!no!® brand in the United States, Canada, Japan and the UK has contributed significantly to the success of its business. Radiancy also believes that maintaining and enhancing the no!no!® brand is critical to maintaining its competitive advantage. As Radiancy’s continues to grow in size, expand its products and extend its geographic reach, the control over the marketing messages and the premium presentation of its products might be affected, and thus its brand value might be damaged.

Radiancy’s marketing campaigns and media spending might not result in increased net sales or generate the levels of product and brand name awareness Radiancy desire, and Radiancy might not be able to increase its net sales at the same rate as Radiancy increases its advertising and marketing expenditures.

Radiancy’s future growth and profitability will depend in part on the effectiveness and efficiency of its marketing campaigns and media spending, including its ability to:

•	create greater awareness of its products and brand name;

•	determine the appropriate creative message and media mix for future expenditures; and

•	effectively manage advertising costs, including creative and media costs, to maintain acceptable costs in relation to sales levels and operating margins.

Radiancy infomercials and advertising may not result in increased sales or generate desired levels of product and brand name awareness, and Radiancy may not be able to increase its net sales at the same rate as Radiancy increases its advertising expenditures.

Radiancy periodically updates the content of its infomercials and revises its product offerings. If customers are not as receptive to new infomercial content or product offerings, its sales through its infomercial sales channel will decline. In addition, if there is a marked increase in the price Radiancy pays for its media time, the cost-effectiveness of its infomercials will decrease. If Radiancy infomercials are broadcast during times when viewership is low, this could also result in a decrease of the cost-effectiveness of such broadcasts, which could cause its results of operations to suffer. Also, to the extent Radiancy has committed in advance for broadcast time for its infomercials, Radiancy would have fewer resources available for potentially more effective distribution channels.

Radiancy depends on search engines and other online sources to attract visitors to itswebsites, and if Radiancy is unable to attract these visitors and convert them into customers in a cost-effective manner, its business and financial results may be harmed.

A major part of Radiancy’s direct response campaign success depends on its ability to attract online consumers to its websites and convert them into customers in a cost-effective manner. Radiancy depends, in part, on search engines and other online sources for its website traffic. Radiancy is included in search results as a result of both paid-search listings, where Radiancy purchase specific search terms that will result in the inclusion of its listing, and algorithmic searches that depend upon the searchable content on its sites. Search engines and other online sources revise their algorithms from time to time in an attempt to optimize their search results.

If one or more of the search engines or other online sources on which Radiancy rely for website traffic were to modify its general methodology for how it displays its websites, resulting in fewer consumers clicking through to its websites, its sales could suffer. If any free search engine on which Radiancy rely begins charging fees for listing or placement, or if one or more of the search engines or other online sources on which Radiancy rely for purchased listings, modifies or terminates its relationship with Radiancy, our expenses could rise, Radiancy could lose customers, and traffic to its websites could decrease.

Because Radiancy’s Japanese distributor accounts for a significant part of its business, adverse conditions or risks relating to Japan could harm its business.

Approximately 23% and 43% of Radiancy’s revenues for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively, were generated by sales in Japan. Factors that could impact our results in the market include:

•	increased regulatory constraints with respect to the claims Radiancy can make regarding the efficacy of products and tools, which could limit its ability to effectively market them;

•	the Japanese economy may be adversely affected and consumer spending maybe impaired as a result of the recent and potential future earthquakes, tsunami and other natural disasters in Japan;

•	significant weakening of the Japanese yen;

•	continued or increased levels of regulatory and media scrutiny and any regulatory actions taken by regulators, or any adoption of more restrictive regulations, in response to such scrutiny; and

•	increased competitive pressures from other home use aesthetic device companies who actively seek to solicit its distributors to join their businesses.

Regulatory matters governing Radiancy’s industry could decrease its net sales and increase it operating costs.

In both Radiancy’s United States and foreign markets, Radiancy is affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at analogous levels of government in foreign jurisdictions.

The formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of Radiancy’s products are subject to extensive regulation by various federal agencies, including the FDA, the

Federal Trade Commission, or FTC, State Attorneys General in the United States, the Ministry of Health, Labor and Welfare in Japan, as well as by various other federal, state, local and international regulatory authorities in the countries in which its products are manufactured, distributed or sold. If Radiancy or its manufacturers fail to comply with those regulations, Radiancy could become subject to significant penalties or claims, which could harm its results of operations or its ability to conduct its business. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may impair the marketing of its products, resulting in significant loss of net sales.

Radiancy’s failure to comply with federal or state regulations, or with regulations in foreign markets that cover its product claims and advertising, including direct claims and advertising by Radiancy, may result in enforcement actions and imposition of penalties or otherwise harm the distribution and sale of its products. Further, Radiancy business is subject to laws governing its accounting, tax, and import and export activities. Failure to comply with these requirements could result in legal and/or financial consequences that might adversely affect its sales and profitability. In addition, changes in the laws, regulations and policies that affect its business, or the interpretations thereof, and actions Radiancy may take in response to such changes, could have an adverse effect on its financial results.

If Radiancy fails to manage growth effectively, its business could be disrupted which could harm its operating results.

Radiancy has experienced and may in the future experience growth in its business, both organically and through the acquisition of businesses and products. Radiancy has made and expects to continue to make significant investments to enable its future growth through, among other things, new product innovation and clinical trials for new applications and products. Radiancy must also be prepared to expand its work force and to train, motivate and manage additional employees as the need for additional personnel arises. Radiancy’s personnel, systems, procedures and controls may not be adequate to support its future operations. Any failure to effectively manage future growth could have a material adverse effect on its business, results of operations and financial condition.

Radiancy’s possession and use of personal information presents risks and expenses that could harm its business. Unauthorized disclosure or manipulation of such data, whether through breach of its network security or otherwise, could expose Radiancy to costly litigation and damage its reputation.

Maintaining Radiancy’s network security is of critical importance because its online e-commerce systems store proprietary and confidential customer data such as names, addresses, other personal information and credit card numbers. Radiancy use commercially available encryption technology to transmit personal information when taking orders. However, third parties may be able to circumvent these security and business measures by developing and deploying viruses, worms and other malicious software programs that are designed to attack or attempt to infiltrate its systems and networks. In addition, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in a breach of customer or employee privacy. Radiancy employs contractors and temporary and part-time employees who may have access to the personal information of customers and employees. It is possible such individuals could circumvent its controls, which could result in a breach of customer privacy.

Possession and use of personal information in conducting its business subjects Radiancy to legislative and regulatory burdens that could require notification of data breach, restrict its use of personal information and hinder its ability to acquire new customers or market to existing customers. Radiancy has incurred, and will continue to incur, expenses to comply with privacy and security standards and protocols imposed by law, regulation, industry standards or contractual obligations.

If third parties improperly obtain and use the personal information of our customers, Radiancy may be required to expend significant resources to resolve these problems. A major breach of its network security and systems could have serious negative consequences for its businesses, including possible fines, penalties and damages, reduced customer demand for its products and services, harm to its reputation and brand and loss of Radiancy’s ability to accept and process customer credit card orders.

Radiancy is exposed to risks associated with credit card and payment fraud and with credit card processing, which could cause Radiancy to lose revenue.

A significant part of its sales are processed by Radiancy through the sale credit cards or automated payment systems to pay for its products and services. Radiancy has suffered losses, and may continue to suffer losses, as a result of orders placed with fraudulent credit cards or other fraudulent payment data. For example, under current credit card practices, Radiancy may be liable for fraudulent credit card transactions if Radiancy does not obtain a cardholder’s signature, a frequent practice in internet sales. Radiancy employs technology solutions to help Radiancy detect fraudulent transactions. However, the failure to detect or control payment fraud could cause Radiancy to lose sales and revenue.

Any significant interruptions in the operations of its third-party call centers could cause Radiancy to lose sales and disrupt its ability to process orders and deliver its solutions in a timely manner.

Radiancy relies on third-party call centers to sell its products, respond to customer service and technical support requests and process orders. Any significant interruption in the operation of these facilities, including an interruption caused by its failure to successfully expand or upgrade its systems or to manage these expansions or upgrades, could reduce its ability to receive and process orders and provide products and services, which could result in lost and cancelled sales and damage to Radiancy’s brand and reputation.

As Radiancy grows, Radiancy will need more capacity from those existing call centers, or Radiancy will need to identify and contract with new call centers. Radiancy may not be able to continue to locate and contract for call center capacity on favorable terms, or at all. Additionally, the rates those call centers charge Radiancy may increase, or those call centers may not continue to provide service at the current levels.

If Radiancy’s third-party call center operators do not convert inquiries into sales at expected rates, its ability to generate revenue could be impaired. Training and retaining qualified call center operators is challenging, and if Radiancy does not adequately train its third party call center operators, they will not convert inquiries into sales at an acceptable rate.

Many of Radiancy’s expenses are fixed and many are based, in significant part, on its expectations of its future revenue and are incurred prior to the sale of its products and services. Therefore, any significant decline in revenue for any period could have an immediate negative impact on its margins, net income and financial results for the period.

Radiancy’s expense levels are based, in significant part, on its estimates of future revenue and many of these expenses are fixed in the short term. As a result, Radiancy may be unable to adjust its spending in a timely manner if its revenue falls short of its expectations. Accordingly, any significant shortfall of revenue in relation to its estimates could have an immediate negative effect on its profitability. In addition, as its business grows, Radiancy anticipate increasing its operating expenses to expand its product development, technical support, sales and marketing and administrative organizations. Any such expansion could cause material losses to the extent Radiancy does not generate additional revenue sufficient to cover the additional expenses.

Radiancy may need to raise additional funds to pursue its growth strategy or continue its operations, and Radiancy may be unable to raise capital when needed.

From time to time, Radiancy may seek additional equity or debt financing to provide for the capital expenditures required to finance working capital requirements, continue its expansion, develop new products and services or make acquisitions or other investments. In addition, if its business plans change, general economic, financial or political conditions in its markets change, or other circumstances arise that have a material effect on its cash flow, the anticipated cash needs of its business as well as its conclusions as to the adequacy of its available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring Radiancy to raise additional capital. Radiancy cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, Radiancy may be unable to expand its business or to develop new business at the rate desired and its results of operations may suffer.

If Radiancy is unable to adequately protect or enforce its rights to intellectual property or secure patents right to technologies that Radiancy develop, Radiancy may, experience reduced market share, assuming any, or incur costly litigation to, enforce, maintain or protect such rights.

Radiancy’s success depends in part on its ability to maintain patent protection for its products, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. There can be no assurance that its pending patent applications will result in patents being issued, or that its competitors will not circumvent, or challenge the validity of, any patents issued to Radiancy. There can be no assurance that measures taken by Radiancy to protect its proprietary information will prevent the unauthorized disclosure or use of this information or that others will not be able to independently develop such information. In addition, in the event that another party infringes its patent rights or other proprietary rights, the enforcement of such rights can be a lengthy and costly process, with no guarantee of success. Moreover, there can be no assurance that claims alleging infringement by Radiancy of the proprietary rights of others will not be brought against Radiancy in the future or that any such claims will not be successful. If Radiancy is unable to maintain the proprietary nature of its technologies, its ability to market or be competitive with respect to some or all of its products may be affected, which could reduce its sales and affect its ability to become profitable.

There can be no assurance that Radiancy’s pending patent applications will result in patents being issued or that its competitors will not circumvent, or challenge the validity of, any patents issued to Radiancy. In addition, Radiancy may have to resort to costly and time consuming litigation to protect or enforce its rights under certain intellectual property, or to determine their scope, validity or enforceability. Enforcing or defending its rights will be expensive, could cause significant diversion of Radiancy’s resources and may not prove successful. Any failure to enforce or protect its rights could cause Radiancy to lose the ability to exclude others from using its technologies to develop or sell competing products.

Radiancy’s trademarks are limited in scope and geographic coverage and may not significantly distinguish Radiancy from its competition.

Radiancy owns several federal and international trademark registrations and have federal trademark applications pending in the United States and abroad for additional trademarks. Even if federal registrations are granted to Radiancy, its trademark rights may be challenged. It is also possible that its competitors will adopt trademarks similar to Radiancy’s, thus impeding its ability to build brand identity and possibly leading to customer confusion. Third parties could register trademarks that are similar to Radiancy’s in the United States and overseas. Radiancy could incur substantial costs in prosecuting or defending trademark infringement suits. If Radiancy fails to effectively enforce its trademark rights, its competitive position and brand recognition may be diminished.

Radiancy must monitor and protect its internet domain names to preserve their value. Radiancy may be unable to prevent third parties from acquiring domain names that are similar to, infringe on or otherwise decrease the value of its trademarks.

Third parties may acquire substantially similar domain names that decrease the value of Radiancy’s domain names and trademarks and other proprietary rights which may hurt its business. Moreover, the regulation of domain names in the United States and foreign countries is subject to change. Governing bodies could appoint additional domain name registrars or modify the requirements for holding domain names. Governing bodies could also establish additional “top-level” domains, which are the portion of the Web address that appears to the right of the “dot,” such as “com,” “gov” or “org.” As a result, Radiancy may not maintain exclusive rights to all potentially relevant domain names in the United States or in other countries in which Radiancy conduct business, which could harm its business or reputation.

Claims that Radiancy misuse the intellectual property of others could subject Radiancy to significant liability and disrupt its business.

Radiancy may become subject to material claims of infringement by competitors and other third parties with respect to current or future products, e-commerce and other web-related technologies, online business methods, trademarks or other proprietary rights. Its competitors, some of which may have substantially greater resources than Radiancy has and may have made significant investments in competing products and technologies, may have, or seek to apply for and obtain, patents, copyrights or trademarks that will prevent, limit or interfere with its ability to make, use and sell its current and future products and technologies. Radiancy may not be successful in defending allegations of infringement of these patents, copyrights or trademarks. Further, Radiancy may not be aware of all of the patents and other intellectual property rights owned by third parties that may be potentially adverse to its interests. Radiancy may need to resort to litigation to enforce its proprietary rights or to determine the scope and validity of a third party’s patents or other proprietary rights, including whether any of its products, technologies or processes infringe the patents or other proprietary rights of third parties. Radiancy may incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims. The outcome of any such proceedings is uncertain and, if unfavorable, could force Radiancy to discontinue sales of the affected products or impose significant penalties or restrictions on its business. Radiancy does not conduct comprehensive patent searches to determine whether the technologies used in its products infringe upon patents held by others. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

Radiancy has modified some of its products and sold them under prior 510(k) clearances. The FDA could retroactively decide the modifications required new 510(k) clearances and require Radiancy to cease marketing and/or recall the modified products.

Any modification to one of Radiancy’s 510(k) cleared devices that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance. Radiancy may be required to submit pre-clinical and clinical data depending on the nature of the changes. Radiancy may not be able to obtain additional 510(k) clearances or pre-market approvals for modifications to, or additional indications for, its existing products in a timely fashion, or at all. Delays in obtaining future clearances or approvals would adversely affect its ability to introduce new or enhanced products into the market in a timely manner, which in turn would harm its revenue and operating results. Radiancy has modified some of its marketed devices, but Radiancy believes that new 510(k) clearances are not required. Radiancy cannot be certain that the FDA would agree with any of its decisions not to seek new 510(k) clearances. If the FDA requires Radiancy to seek new 510(k) clearance for any modification, Radiancy also may be required to cease marketing and/or recall the modified device until Radiancy obtain such 510(k) clearance.

Radiancy’s failure to maintain its relationships with its key distributors on acceptable terms would have a material adverse effect on its results of operations and financial condition, or if Radiancy fail to effectively manage or, retain its distribution network or its sales force, its business, prospects and brand may be materially and adversely affected.

Radiancy relies on a key independent distributor for its sales in the Japanese market. Radiancy has no assurance that this distributor will continue to purchase its products at the same levels as in prior years, will purchase its new products or that such relationship will continue on favorable terms, if at all. The potential loss of this distributor may result in lower sales and profits. If Radiancy is unable to recoup these sales, it may have an adverse material negative effect on its future operating results.

Furthermore, Radiancy has a limited ability to manage the activities of its independent third-party distributors. Radiancy’s distributors could take one or more of the following actions, any of which could have a material adverse effect on its business, prospects and brand:

•	sell products that compete with its products in breach of their non-competition agreements with Radiancy;

•	violate laws or regulations;

•	fail to adequately promote its products; or

•	fail to provide proper service to its retailers or end-users.

Failure to adequately manage Radiancy’s distribution network, or the non-compliance of this network with its obligations under agreements with Radiancy could harm its corporate image among end users of its products and disrupt its sales, or result in fines or other legal action against Radiancy.

Radiancy’s costs could substantially increase if Radiancy experience a significant number of warranty claims.

Radiancy provides 12-month product warranties against technical defects of its products. Its product warranty requires Radiancy to repair defective parts of its products, and if necessary, replace defective components. Historically, Radiancy has received a limited number of warranty claims for its products. The costs associated with Radiancy’s warranty claims have historically been relatively low. Thus, Radiancy generally does not accrue a significant liability contingency for potential warranty claims.

If Radiancy experiences an increase in warranty claims, or if its repair and replacement costs associated with warranty claims increase significantly, Radiancy will begin to incur liabilities for potential warranty claims after the sale of its products at levels that Radiancy has not previously incurred or anticipated. In addition, an increase in the frequency of warranty claims or amount of warranty costs may harm its reputation and could have a material adverse effect on its financial condition and results of operations.

If Radiancy does not continue to develop and commercialize new products and identify new markets for its products and technologies, Radiancy may not remain competitive, and its revenues and operating results could suffer.

Radiancy’s industry is subject to continuous technological development and product innovation. If Radiancy does not continue to innovate in developing new products and applications, its competitive position will likely deteriorate as other companies successfully design and commercialize new products and applications. Accordingly, its success depends in part on developing innovative applications of its technology and identifying new markets for, and applications of, existing products and technology. While Radiancy has reduced its research and development expenditures in an effort to focus its resources on selling and marketing its existing lines of products, if Radiancy is unable to develop and commercialize new products and identify new markets for its products and technology, its products and technology could become obsolete and Radiancy’s revenues and operating results could be adversely affected.

Product quality problems could lead to reduced revenue, gross margins and net income.

There can be no guarantee that Radiancy’s quality assurance testing programs will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities, or affect gross margins. In the future, Radiancy may need to replace certain components and provide remediation in response to the discovery of defects or bugs in products that Radiancy has shipped. There can be no assurance that such a remediation, depending on the product involved, would not have a material impact. An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to its reputation, inventory costs or product reengineering expenses, any of which could have a material impact on Radiancy’s revenue, margins, and net income.

Radiancy’s operating results could be negatively impacted by economic, political or other developments in countries in which Radiancy does business.

Its business requires Radiancy to move some goods across international borders. Any events that interfere with, or increase the costs of, the transfer of goods across international borders could have a material adverse effect on its business.

Radiancy transports some of its goods across international borders, primarily those of the U.S., Canada, Europe, Japan, and Israel. Since September 11, 2001, there has been more intense scrutiny of goods that are transported across international borders. As a result, Radiancy may face delays, and increase in costs due to such delays in delivering goods to its customers. Any events that interfere with, or increase the costs of the transfer of goods across international borders, could have a material adverse effect on its business.

Conditions in Israel affect Radiancy’s operations and may limit its ability to produce and sell its products.

Its operating subsidiary, Radiancy, Ltd. is organized under the laws of, and operates in, Israel. Political, economic and military conditions in Israel could adversely affect its operations. Although the current hostilities in Israel have had no immediate and direct impact on Radiancy, the interruption or curtailment of trade between Israel and its trading partners, or a significant downturn in the economic or financial condition of Israel, may adversely affect the flow of vital components from its Israeli subcontractors to Radiancy. Radiancy cannot assure you that ongoing hostilities related to Israel will not have a material adverse effect on its business or on its share price.

In addition, because some Radiancy’s manufacturing and research and development facilities are located in Israel, Radiancy could experience disruption of its manufacturing, and research and development activities due to terrorist attacks or other hostilities.

If Radiancy’s facilities were to experience catastrophic loss, its operations would be seriously harmed.

Radiancy’s facilities could be subject to catastrophic loss such as fire, flood, earthquake or terrorism. All of Radiancy’s research and development activities, manufacturing, and other critical business operations are located in Israel, a region that has experienced terrorist attacks. Any such loss at any of its facilities could disrupt its operations, delay production, shipments and revenue and result in large expense to repair and replace its facilities.

Currency exchange rate fluctuations could adversely affect Radiancy’s operating results.

Most of Radiancy’s operating expenses are denominated in New Israeli Shekel (“NIS”). Any significant fluctuation in value of the NIS may materially and adversely affect its cash flows, earnings and financial position. For example, an appreciation of NIS against the U.S. dollar would make any new NIS denominated investments or expenditures more costly to Radiancy, to the extent that Radiancy needs to convert U.S. dollars into NIS for such purposes.

Furthermore, because some of Radiancy’s business includes international business transactions, costs and prices of its products or components in overseas countries are affected by foreign exchange rate changes. As a result, foreign exchange rate fluctuations may adversely affect its business, operating results and financial condition.

Radiancy is exposed to credit risk of some of its customers.

Most of Radiancy’s sales are on an open credit basis. Radiancy monitor individual customer payment capability in granting such open credit arrangements, seek to limit such open credit to amounts Radiancy believes the customers can pay, and maintain reserves Radiancy believes are adequate to cover exposure for doubtful accounts. Beyond its open credit arrangements, Radiancy has also experienced demands for customer financing and facilitation of leasing arrangements, which Radiancy refer to leasing companies unrelated to Radiancy.

Radiancy’s exposure to the credit risks may increase due to the current economic slowdown. Although Radiancy has programs in place that are designed to monitor and mitigate the associated risk, there can be no assurance that such programs will be effective in reducing its credit risks. Future credit losses, if incurred, could harm its business and have a material adverse effect on its operating results and financial condition. Radiancy maintains estimated accruals and allowances for its business terms. However, distributors tend to have more limited financial resources than other resellers and end-user customers and therefore represent potential sources of increased credit risk because they may be more likely to lack the reserve resources to meet payment obligations.

Radiancy’s officers and directors have the ability to exercise significant control over Radiancy.

Radiancy’s officers and directors own an aggregate of approximately 32% of the outstanding common stock of Radiancy. As a result, Radiancy’s directors and officers exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of Radiancy or forcing management to change its operating strategies, which may be to the benefit of management but not in the interest of the stockholders.

Radiancy depends upon key personnel who may terminate its employment with Radiancy at any time, and Radiancy may need to hire additional qualified personnel to continue its growth.

Radiancy’s ability to achieve its corporate objectives will depend to a significant degree upon the continued services of key management, technical and scientific personnel. Its management and other employees may voluntarily terminate its employment with Radiancy at any time. The loss of the services of these or other key personnel, or the inability to attract and retain additional qualified personnel, could result in delays to product development or approval, loss of sales and diversion of management resources. In addition, Radiancy depends on its ability to attract and retain other highly skilled personnel, including research scientists. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy. Radiancy may be unable to recruit such personnel on a timely basis, if at all, which would negatively impact its development and commercialization programs.

Additionally, Radiancy does not currently maintain “key person” life insurance on the lives of its executives or any of its employees. Its lack of insurance means that Radiancy may not have adequate compensation for the loss of the services of its key employees.

If product liability claims are successfully asserted against Radiancy, Radiancy may incur substantial liabilities that may adversely affect its business or results of operations.

Radiancy may be subject to product liability claims from time to time. Its products are highly complex and some are used to treat delicate skin conditions on and near a patient’s face. Radiancy believes Radiancy maintain adequate levels of product liability insurance but product liability insurance is expensive and Radiancy might not be able to obtain product liability insurance in the future on acceptable terms or in sufficient amounts to protect Radiancy, if at all. A successful claim brought against Radiancy in excess of its insurance coverage could have a material adverse effect on its business, results of operations and financial condition.

Risk Factors Relating to the Merger

Because the market price of PhotoMedex’s common stock may fluctuate, the value of PhotoMedex common stock to be issued in the merger will fluctuate.

Upon completion of the merger, the shares of Radiancy common stock and preferred stock will be converted into the right to receive shares of PhotoMedex common stock, as more particularly described in this joint proxy statement/prospectus. The merger consideration will not be adjusted due to any increase or decrease in the price of PhotoMedex common stock before completion of the merger. The market price of PhotoMedex common stock will likely be different, and may be lower, on the date Radiancy common stockholders and preferred stockholders receive shares of PhotoMedex common stock than it was on the date the merger agreement was signed, the date of this joint proxy statement/prospectus, or the date of the PhotoMedex annual meeting and Radiancy special meeting. Changes in the price of PhotoMedex common stock before completion of the merger will affect the value that Radiancy common stockholders and preferred stockholders will receive in the merger. These variations in the market price of PhotoMedex common stock may be caused by a variety of factors including changes in the business, operations, and prospects of PhotoMedex, market reactions to the proposed merger, regulatory considerations, general market and economic conditions, market assessment of the likelihood the merger will be completed, and other factors. Neither PhotoMedex nor Radiancy is permitted to terminate the merger agreement solely because of changes in the market price of PhotoMedex’s common stock.

If the merger is completed, PhotoMedex may not be able to successfully integrate the business of Radiancy and realize the anticipated benefits of the merger.

Realization of the anticipated benefits in the merger will depend on PhotoMedex’s ability to successfully integrate the businesses and operations of PhotoMedex and Radiancy. PhotoMedex will be required to devote significant management attention and resources to integrating its business practices, operations, and support functions. The challenges PhotoMedex may encounter include the following:

•	preserving customer, supplier, and other important relationships and resolving potential conflicts that may arise as a result of the merger;

•	consolidating and integrating duplicative facilities and operations, including back-office systems necessary for internal and disclosure controls and timely financial reporting;

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addressing differences in business cultures, preserving employee morale, and retaining key employees while maintaining focus on providing consistent, high-quality customer service and meeting the operational and financial goals of PhotoMedex; and

•	adequately addressing business integration issues.

The process of integrating Radiancy’s operations could cause an interruption of, or loss of momentum in, PhotoMedex’s business and financial performance, and in Radiancy’s business and financial performance as well. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies’ operations could have an adverse effect on the business, financial results, financial condition, or stock price of PhotoMedex. The integration process may also result in additional and unforeseen expenses. There can be no assurance that the contemplated operating efficiencies, synergies in technology, and cross-benefits in sales and marketing activities anticipated from the merger will be realized.

Failure to complete the merger could negatively impact the stock prices and the future business and financial results of PhotoMedex and Radiancy.

Although a majority of Radiancy stockholders (or approximately 46% of Radiancy stockholders on a fully-diluted basis immediately prior to the merger) and investors representing approximately 46% of the PhotoMedex common stock (which is also approximately 46% of the PhotoMedex common stock on a fully-diluted basis) have agreed to vote their shares in favor of the merger pursuant to voting agreements, there is no assurance that the proposals relating to the merger will be approved, and there is no assurance that PhotoMedex and Radiancy will receive any necessary regulatory approvals or satisfy the other conditions to the completion of the merger. If the merger is not completed for any reason, PhotoMedex and Radiancy will be subject to several risks, including the following:

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possibly being required to pay the other company a termination fee of $3 million or $1.5 million, which each party may be required to do in certain circumstances relating to a termination of the merger agreement; see “The Merger Agreement—Termination,” beginning on page 85;

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possibly being required to pay the other company costs and expenses relating to the merger, including legal, accounting, and financial advisor expenses; which each party may be required to do under certain circumstances relating to termination of the merger agreement; see “The Merger Agreement—Termination,” beginning on page 85;

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under the merger agreement, each company is subject to certain restrictions on the conduct of its business prior to completing the merger which may adversely affect its ability to exercise certain of its business strategies; and

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having had the focus of management of each of the companies directed toward the merger and integration planning and diverted from each company’s core business and other opportunities that could have been beneficial to the companies.

In addition, each company would not realize any of the expected benefits of having completed the merger and would continue to face risks that are currently faced as an independent company.

If the merger is not completed, the price of PhotoMedex common stock may decline to the extent that the current market price of that stock reflects a market assumption that the merger will be completed and that the related benefits and synergies will be realized, or as a result of the market’s perceptions that the merger was not consummated due to an adverse change in PhotoMedex’s or Radiancy’s business. In addition, PhotoMedex’s business and Radiancy’s business may be harmed, and the prices of PhotoMedex stock may decline as a result, to the extent that employees, customers, suppliers, and others believe that the companies cannot compete in the marketplace as effectively without the merger or otherwise remain uncertain about the companies’ future prospects in the absence of the merger.

In addition, if the merger is not completed and the PhotoMedex or Radiancy board of directors determines to seek another merger or business combination, there can be no assurance that a transaction creating PhotoMedex stockholder value or Radiancy stockholder value comparable to the value perceived to be created by the merger will be available to either PhotoMedex or Radiancy.

The merger agreement limits PhotoMedex’s and Radiancy’s ability to pursue an alternative acquisition proposal to the merger and requires PhotoMedex or Radiancy to pay a termination fee of $3 million if it does.

The merger agreement prohibits PhotoMedex and Radiancy from soliciting, initiating, encouraging, or facilitating certain acquisition proposals with any third party, subject to exceptions set forth in the merger agreement. See “The Merger Agreement—No Solicitation” beginning on page 85. The merger agreement also provides for the payment by PhotoMedex or Radiancy of a termination fee of $3 million if the other party terminates the merger agreement because of a change in board recommendation or if such party’s board of directors has approved an acquisition proposal or a superior proposal. See “The Merger Agreement—Termination,” beginning on page 85.

These provisions limit PhotoMedex’s and Radiancy’s ability to pursue offers from third parties that could result in greater value to PhotoMedex’s stockholders or Radiancy’s stockholders, as the case may be. The obligation to make the termination fee payment also may discourage a third party from pursuing an acquisition proposal.

Some of the directors and executive officers of Radiancy have interests in the merger that are different from Radiancy stockholders.

When considering the recommendation of the Radiancy board of directors with respect to the merger proposal, Radiancy stockholders should be aware that some directors and executive officers of Radiancy have financial interests in the merger that are different from, or are in addition to, the interests of the stockholders of Radiancy generally. These interests include the following:

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The merger agreement provides that nine (9) individuals shall be nominated to serve as the directors of PhotoMedex following the closing of the merger, three (3) of whom shall be identified by PhotoMedex and six (6) of whom shall be identified by Radiancy. Radiancy has identified five (5) such directors for nomination. The five Radiancy director nominees are Dr. Dolev Rafaeli, Dr. Yoav Ben-Dror, Lewis C. Pell, Katsumi Oneda and Nahum Melumad. If a ninth director is appointed to the Board after the merger, then such appointee shall be identified and nominated by a majority of the five (5) director nominees identified by Radiancy and the bylaws will be amended by the board. At the next two (2) consecutive annual meetings of the PhotoMedex stockholders following the effective time of the merger, PhotoMedex shall take all necessary action to ensure that Dr. Yoav Ben-Dror, Chairman of the Board of Radiancy, is included as a nominee to serve as a member of the PhotoMedex board.

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Dr. Dolev Rafaeli, Radiancy’s chief executive officer, will serve as chief executive officer of PhotoMedex pursuant to the terms of an employment agreement entered into with PhotoMedex effective at closing whereby he will receive certain compensation and benefits for his service as chief executive officer.

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Until the seventh anniversary of the effective time of the merger, PhotoMedex shall keep in full force and effect all existing provisions of any indemnification agreements and/or provisions in the Radiancy or its subsidiaries’ charter and other organizational documents with respect to claims arising out of acts or omissions occurring at or prior to the effective time of the merger which are asserted after such time, including with respect to the merger agreement, the merger and the other transactions contemplated therein.

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Prior to the effective time of the merger, Radiancy and/ or any Radiancy subsidiary may purchase tail insurance coverage for present and former directors and officers of Radiancy and/ or Radiancy subsidiary which shall provide such directors and officers with coverage for no more than seven years following the effective time of the merger and the full cost and all premiums associated with such coverage shall be paid in a lump sum by Radiancy and/ or any Radiancy subsidiary, as the case may be, prior to or at the Closing.

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All Radiancy options that are issued and outstanding under any Radiancy option or incentive plan, including those held by Radiancy’s officers and directors, shall be accelerated and vested and become exercisable into shares of Radiancy common stock prior to the effective time of the merger.

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Concurrent with its approval of the merger agreement, Radiancy’s board of directors authorized Yoav Ben-Dror, its chairman of the board of directors, at his sole discretion, to award to Dolev Rafaeli, Radiancy’s chief executive officer, (i) a stock award of up to 1,017,065 shares of Radiancy’s common stock to be made pursuant to the incentive plan without any restricted period and (ii) a cash bonus to compensate Mr. Rafaeli for certain tax obligations, withholdings and other tax-related liabilities in connection with the stock bonus and cash award.

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Those executive officers who will receive compensatory benefits as a result of the merger have an interest in the consummation of the merger that may be influenced by the benefits that inure to themselves and not to the stockholders in general.

Stockholders should consider these interests in conjunction with the recommendation of the directors of Radiancy of approval of the Radiancy proposal regarding the merger.

Some of the directors and executive officers of PhotoMedex have interests in the merger that are different from PhotoMedex stockholders.

When considering the recommendation of the PhotoMedex board of directors with respect to the stockholder proposals outlined herein, PhotoMedex stockholders should be aware that some directors and executive officers of PhotoMedex have financial interests in the merger that are different from, or are in addition to, the interests of the stockholders of PhotoMedex generally. These interests include the following:

The merger agreement provides that nine (9) individuals shall be nominated to serve as the directors of PhotoMedex following the closing of the merger, three (3) of whom shall be identified by PhotoMedex and six

(6) of whom shall be identified by Radiancy. Radiancy has identified five (5) such directors for nomination. If Radiancy desires that a ninth suitable director be appointed to the Board after the merger, then Board will undertake to amend the bylaws to increase the number of permitted members from eight to nine, and the Board, after confirming the candidate’s suitability, shall take such steps as may be necessary to accommodate the appointment of the ninth member, and such appointee shall be a director identified by a majority of the five (5) director nominees identified by Radiancy.

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The three PhotoMedex director nominees are Dennis McGrath, who is currently the President, Chief Executive Officer and a director of PhotoMedex, Stephen P. Connelly and James W. Sight, who are both currently directors of PhotoMedex.

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Each of PhotoMedex’s directors and executive officers is also a stockholder in PhotoMedex. Each director and executive officer will have a strong interest in remaining indemnified by PhotoMedex for acts undertaken, or not undertaken, on behalf of PhotoMedex, and in assuring PhotoMedex maintains sufficient tail insurance for securing PhotoMedex’s indemnification obligations. For those directors and executive officers who continue on with the combined company, there will be a similar interest in such indemnification and insurance going forward.

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Mr. David W. Anderson, who is currently a director of PhotoMedex, is also on the board of directors of Vision-Sciences Inc.; Lewis C. Pell and Katsumi Oneda, who are both significant stockholders of Radiancy, are also both significant shareholders of Vision-Sciences Inc.

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Those executive officers who will receive compensatory benefits as a result of the merger have an interest in the consummation of the merger that may be influenced by the benefits that inure to themselves and not to the stockholders in general.

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Messrs. McGrath and Stewart will receive 200,000 shares of PhotoMedex common stock and 180,000 shares of PhotoMedex common stock, respectively, in connection with the merger. The executives will be awarded these shares if and only if they will have been successful in bringing the merger to consummation. As to the 100,000 restricted shares that were awarded to Messrs. McGrath and Stewart in March 2011 and that have a 10-year vesting schedule, upon the merger, the vesting schedule will step down to a 3-year schedule, excluding a number of shares which may be vested as of merger without causing imposition of excise taxes under Section 4999 of the Internal Revenue Code or the loss in any material respect of a deduction under Section 162(m) of the Code. Ms. Allgeier, our Chief Financial Officer, was awarded 10,000 shares of restricted stock in March 2011; these shares will, upon the merger, cease to be restricted and will become fully vested. Other prior awards of restricted stock to Messrs. McGrath and Stewart will continue, or begin, to vest on a time-based schedule. Insofar as the merger will constitute a change of control, it will cause the acceleration of vesting of options held by Messrs. McGrath and Stewart and Ms. Allgeier.

The PhotoMedex board of directors was aware of these interests and considered them, among other matters, in negotiating and approving the merger agreement and making its recommendation that the PhotoMedex stockholders approve and adopt the merger agreement. The board of directors undertook such measures as, for example, reliance on third-party advisors, full mutual disclosure of the directors’ and officers’ interests and relationships to minimize or eliminate the risks inherent in such disparities in interest. Notwithstanding, it cannot be stated to a certainty that the PhotoMedex board of directors’ measures to assure that the potential influence from the foregoing disparities in interests of the directors and executive officers from the interests of the other stockholders of PhotoMedex have been entirely purged from the deliberations and decisions of the PhotoMedex board of directors.

PhotoMedex’s ability to use its net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be limited as a result of “ownership changes” of PhotoMedex caused by the merger. In addition, the amount of such NOL carryforwards could be subject to adjustment in the event of an IRS examination.

If a corporation undergoes an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the amount of its pre-change net operating losses, which we refer to in this joint proxy statement/prospectus as “NOLs”, that may be utilized to offset future taxable income is subject to an annual limitation. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the applicable testing period (generally three years). The annual limitation generally is determined by multiplying the value of the corporation’s stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may under certain circumstances be increased by recognized built-in gains or reduced by recognized built-in losses in the assets held by the corporation at the time of the ownership change. Similar rules and limitations may apply for state income tax purposes.

As of December 31, 2010, PhotoMedex had NOL carryforwards for federal income tax purposes, net of existing limitations under Section 382, of $121 million. PhotoMedex did not recognize any portion of such NOLs as a deferred tax asset due to uncertainty that there would be future taxable income against which such NOLs could be realized. These NOLs, which for federal income tax purposes expire over the next 20 years, and will be subject to an annual limitation under Section 382 of the Code as a result of the merger. Consequently, PhotoMedex’s ability to utilize its pre-change NOLs will be subject to an additional layer of limitations imposed by Section 382 of the Code (as described above). PhotoMedex’s use of NOLs arising after the date of the merger, if any, would not be limited unless the combined company experienced a subsequent ownership change after the merger. In addition, the amount of the NOL carryforwards is subject to review and audit by the IRS. There can be no assurance that the benefit of such NOL carryforwards will be fully realized.

PhotoMedex is expected to incur substantial expenses related to the merger and the integration of Radiancy’s business.

PhotoMedex is expected to incur substantial expenses in connection with the merger and the integration of Radiancy’s business. There are a large number of processes, policies, procedures, operations, technologies, and systems that must be integrated, including purchasing, accounting and finance, sales, payroll, pricing, revenue management, marketing, and benefits. While PhotoMedex has assumed that a certain level of expenses would be incurred, there are many factors beyond its control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that would be incurred are, by their nature, difficult to estimate accurately. These expenses could, particularly in the near term, exceed the savings that PhotoMedex expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings.

The need to integrate PhotoMedex’s and Radiancy’s respective workforces and other factors of production and distribution following the merger presents the potential for delay in achieving expected efficiencies, synergies and other cross-benefits that could adversely affect PhotoMedex’s operations.

The successful integration of Radiancy and achievement of the anticipated benefits of the merger depend in part on integrating Radiancy’s and PhotoMedex’s employees into a mutually tolerant, collaborative and cross-pollinating team. Failure to do so presents the potential for delays in achieving expected synergies and other benefits of integration that could adversely affect PhotoMedex’s operations.

The shares of PhotoMedex common stock to be received by Radiancy stockholders as a result of the merger will have different rights from shares of Radiancy common stock and preferred stock.

Following completion of the merger, Radiancy stockholders will no longer be stockholders of Radiancy, a Delaware corporation, but will instead be stockholders of PhotoMedex, a Nevada corporation. There will be important differences between your current rights as a Radiancy stockholder and the rights to which you will be entitled as a PhotoMedex stockholder. See “Comparison of Rights of PhotoMedex Stockholders and Radiancy Stockholders” beginning on page 189 for a discussion of the different rights associated with PhotoMedex common stock and Radiancy common stock.

Litigation against PhotoMedex, PHMD Merger Sub, Inc., Radiancy and the directors of PhotoMedex, PHMD Merger Sub, Inc. or Radiancy could result in an injunction preventing completion of the merger, the payment of damages in the event the merger is completed and/or may adversely affect the combined company’s business, financial condition or results of operations following the merger.

One of the conditions to the closing of the merger is that no order issued by a governmental authority of competent jurisdiction or law or other legal restraint or prohibition making the merger illegal or permanently restraining, enjoining, or otherwise prohibiting or preventing the consummation of the merger or the other transactions contemplated by the merger agreement be in effect. Consequently, if any plaintiffs in a litigation against PhotoMedex, PHMD Merger Sub, Inc. or Radiancy, or any of their respective directors, secures injunctive or other relief prohibiting, delaying, or otherwise adversely affecting the defendants’ ability to complete the merger, then such injunctive or other relief may prevent the merger from becoming effective within the expected time frame or at all. If completion of the merger is prevented or delayed, it could result in substantial costs to PhotoMedex and Radiancy. For a more complete discussion of the possible adverse effects of not completing the merger, see the risk factor entitled “Risk Factors—Failure to complete the merger could negatively impact the stock prices and the future business and financial results of PhotoMedex and Radiancy” beginning on page 34. In addition, PhotoMedex and Radiancy could incur significant costs in connection with the lawsuits, including costs associated with the indemnification of Radiancy’s directors and officers.

Following the merger, the combined company may be unable to retain key employees.

The success of PhotoMedex after the merger will depend in part upon its ability to retain key Radiancy and PhotoMedex employees. Key employees may depart either before or after the merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with PhotoMedex or Radiancy following the merger. Accordingly, no assurance can be given that PhotoMedex and Radiancy will be able to retain key employees to the same extent as in the past.

If either of PhotoMedex or Radiancy have a valid claim for indemnification under the merger agreement, a PhotoMedex stockholders’ ownership stake will be diluted.

Under the merger agreement, a number of shares of PhotoMedex common stock will be held in escrow for the purpose of satisfying indemnification claims. If the respective representatives of either party to the merger agreement makes a claim for indemnification against the other which is successful, then the escrow securities will be paid out to the stockholders of the party that has the successful indemnification. If this occurs, then holders of PhotoMedex common stock that are not entitled to receive escrow securities will be diluted as a result of the issuance of escrow securities.

Radiancy will incur increased costs as a result of being a subsidiary of a public company.

Following the closing of the merger, Radiancy will become the subsidiary of PhotoMedex. As a subsidiary of a public company, Radiancy will incur significant legal, accounting and other expenses that it did not incur as a private company. The U.S. Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related rules of the SEC, regulate corporate governance practices of public companies. Radiancy expects that compliance with these public company requirements will increase its costs and make some activities more time-consuming. For example, Radiancy will adopt and be subject to PhotoMedex’s internal controls and disclosure controls and procedures. These requirements will require Radiancy to carry out activities it has not done previously. Furthermore, if Radiancy and/or PhotoMedex identify any issues in complying with Radiancy’s requirements (for example, if a material weakness or significant deficiency in Radiancy’ internal control over financial reporting is identified), PhotoMedex could incur additional costs rectifying those issues, and the existence of those issues could adversely affect Radiancy and PhotoMedex’s reputation or investor perceptions of PhotoMedex.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the risk that the merger will not be consummated, as the merger is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the merger; the ability to obtain approval for listing on the NASDAQ of the shares of common stock of PhotoMedex issuable in connection with the merger or issuable in connection with the exercise of any warrants; the ability to obtain approvals from the stockholders of PhotoMedex and Radiancy and to complete the merger considering the various closing conditions; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, if and when the merger is consummated, there will be risks and uncertainties related to successfully integrating the products and employees of the PhotoMedex and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of PhotoMedex and Radiancy described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to in the forward-looking statements. You are cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to PhotoMedex and Radiancy and are qualified in their entirety by this cautionary statement. PhotoMedex and Radiancy anticipate that subsequent events and developments will cause their views to change. The information contained in this joint proxy statement/prospectus speaks as of the date hereof and PhotoMedex and Radiancy have or undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between PhotoMedex and Radiancy. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. You are also urged to read the opinion of PhotoMedex’s financial advisor, which is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference herein.

The merger agreement has been included to provide information regarding the terms of the merger. In your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances under which a party to the merger agreement may have the right to not close the merger if the representations and warranties of another party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties to the merger agreement, rather than establishing matters of fact. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and the annex.

The merger agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the merger agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty to the extent material to an investment decision have been included in this joint proxy statement/prospectus. The representations, warranties and covenants in the merger agreement are also modified in important part by the underlying disclosure letters which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing factual matters. PhotoMedex and Radiancy do not believe that these disclosure letters contain information that is material to an investment decision.

Background of the Merger

The first substantive interaction between PhotoMedex and Radiancy was in December 2006. PhotoMedex had just completed a private offering of its shares and was interested in surveying candidates for an acquisition transaction. It had engaged Cowen and Company to aid in the survey. A significant stockholder in Radiancy met with principals of PhotoMedex in December 2006 to discuss, on a preliminary basis, the potential for a combination between the two companies.

On February 14, 2007, PhotoMedex entered into a confidential letter agreement with Radiancy in furtherance of discussions between the two companies. Cowen and Company presented a cursory analysis of Radiancy to the PhotoMedex board of directors, and by March 2007, had received from William Blair & Co. a confidential descriptive memorandum on Radiancy. While discussions between PhotoMedex and Radiancy continued through July 2007, by October 2007, PhotoMedex had determined to acquire the subsidiaries of Photo Therapeutics Group Ltd. In August 2008, PhotoMedex entered into a definitive agreement for the acquisition of the subsidiaries and consummated the acquisition in February 2009. Perseus Partners VII, L.P. (the “Investor”) enabled the acquisition by providing $18 million of unsecured convertible debt financing to PhotoMedex.

From February 14, 2007 on, Radiancy board members were updated regularly by Mr. Yoav Ben-Dror and by Dolev Rafaeli about discussions between the two companies. On September 3, 2007, the board of directors of Radiancy held a board meeting to further discuss and evaluate a potential merger with PhotoMedex.

In July 2009, PhotoMedex named Dennis McGrath as its chief executive officer. One of his first actions as chief executive officer was to evaluate and consider opportunities available to PhotoMedex for purposes of enhancing the liquidity of the company. The alternatives considered were a possible combination with another company or the raising of equity capital from the capital markets. One of the companies considered by PhotoMedex for purposes of entering into an acquisition transaction was Radiancy. The Investor encouraged PhotoMedex to revive discussions with Radiancy, as Radiancy was having success in marketing its dermatological products to the home-use market with over-the-counter clearances. During discussions between PhotoMedex and Radiancy, Radiancy advised PhotoMedex that a condition to a business combination would be for the Investor to convert its convertible debt in PhotoMedex into an investment in common equity. In September 2009, the Investor informed PhotoMedex that it was unwilling to convert its debt to equity, after which discussions between PhotoMedex and Radiancy ceased.

In October 2009, PhotoMedex completed a private offering of its common stock, and proceeded to build upon this private offering with a secondary public offering of its common stock. The first underwriter had projected an opportunity that it expected would materialize in February 2010, but in fact such an opportunity did not materialize. By May 2010, PhotoMedex completed its secondary public offering using a new underwriter, Ladenburg Thalmann & Co., Inc.

In October 2010, PhotoMedex had resumed its evaluation of possible business combinations. In that month, an exploratory meeting was arranged in New York City between representatives of Radiancy and representatives of PhotoMedex. In March 2011, the Investor advised PhotoMedex that it was interested in liquidating its interests in PhotoMedex and therefore encouraged PhotoMedex to explore near-term opportunities that could effectuate this interest. PhotoMedex examined three possible business combination candidates. Based on its understanding of Radiancy’s capabilities and future plans for a combined company, the PhotoMedex board of directors encouraged PhotoMedex’s management to enter into more extensive negotiations with Radiancy, but to continue and maintain discussions with the other two candidates as well.

On March 25, 2011, PhotoMedex management met in New York City with representatives of Radiancy. The parties agreed that a business combination should be pursued. Radiancy invited the PhotoMedex representatives to come to Tel Aviv, Israel, where they would be able to get a better understanding of the operations and corporate culture of Radiancy, Ltd., a wholly-owned Israeli subsidiary of Radiancy, and where the representatives of each company could plan on reaching agreement on the terms of a business combination transaction.

At the direction of the board of directors of PhotoMedex, business representatives of each of PhotoMedex and Radiancy met in Tel Aviv from April 3 to April 7, 2011. During these meetings, terms of a possible business combination transaction were discussed. On April 14, 2011, the board of directors of PhotoMedex were informed by management of the discussions that had taken place, and the board advised management to continue negotiations with Radiancy. At this time, the board of directors of PhotoMedex also instructed management to engage a reputable financial advisor to provide an opinion which would confirm that a business combination transaction with Radiancy would be fair from a financial point of view to the stockholders of PhotoMedex.

After the PhotoMedex board meeting on April 14, 2011, Radiancy reported to PhotoMedex that its board of directors were also in favor of entering into a business combination transaction with PhotoMedex. Radiancy also noted that more than a majority of its stockholders had expressed, under a confidentiality agreement, their approval of a transaction with PhotoMedex on the terms that had been discussed. Radiancy requested that PhotoMedex obtain a similar indication from some of its significant investors. Following this request, PhotoMedex requested that certain of its significant investors enter into confidentiality agreements and come to a meeting in New York City for purposes of providing certain information relating to the proposed transaction.

From April 19, 2011 to April 21, 2011, representatives and managers of Radiancy visited the PhotoMedex facilities and met some of the management personnel of PhotoMedex. Other representatives and managers of Radiancy visited the PhotoMedex facilities on May 12, 2011.

On May 2, 2011, representatives of PhotoMedex met with representatives of Radiancy in New York City. During these meetings, the terms of the transaction were discussed, and Radiancy had indicated that, as a condition to entering into a business combination, it would require that the terms of the compensation arrangements with Messrs. Dennis McGrath and Michael Stewart should be amended to exclude certain payments that PhotoMedex would be required to make in the event of a change of control of PhotoMedex.

On May 3, 2011, PhotoMedex held a meeting of its board of directors in New York City. Dr. Dolev Rafaeli, the chief executive officer of Radiancy, delivered to the PhotoMedex board of directors a presentation of the history of Radiancy, the current operations of Radiancy and its future plans. After Dr. Rafaeli took his leave, members of PhotoMedex management gave the directors of PhotoMedex an update of PhotoMedex’s operations, along with a description and evaluation of the proposed transaction to be entered into with Radiancy. The directors expressed their support for the transaction, but advised management that in accordance with a request from Radiancy, an agreement with the Investor should first be entered into, pursuant to which the Investor’s interests in PhotoMedex would be repurchased, prior to the commencement of the due diligence process and drafting of definitive agreements. On this day the PhotoMedex board approved an award of restricted stock to Messrs. McGrath and Stewart in exchange for amendments to be made to their compensation arrangements and for their efforts in negotiating and consummating the merger. But such awards would be effected if and only if a merger with Radiancy was consummated.

On May 4, 2011, PhotoMedex hosted a meeting of certain of its significant investors in New York City. Each investor had agreed to keep confidential the non-public information that was to be imparted and not to use such information in breach of securities laws. At the meeting, Dr. Rafaeli and Mr. McGrath presented to the investors an introduction of Radiancy and a summary of the proposed transaction. The investors indicated that they would support a business combination between PhotoMedex and Radiancy. Following the meeting with certain of its key investors, PhotoMedex entered into discussions with the Investor holding its convertible notes and negotiated the terms of a definitive agreement pursuant to which PhotoMedex would be entitled to repurchase the securities of PhotoMedex that were held by the Investor. A Repurchase Right Agreement was reached with the Investor on May 27, 2011. For further discussion of the terms of the Repurchase Right Agreement, see “The Merger—Perseus Repurchase Transaction” beginning on page 74.

On May 31, 2011, PhotoMedex entered into an engagement letter with Fairmount Partners, pursuant to which Fairmount Partners agreed to render a fairness opinion with respect to the contemplated transaction.

Following discussions between representatives of PhotoMedex and representatives of Radiancy, on June 1, 2011 it was decided that the most suitable structure for a business combination transaction between PhotoMedex and Radiancy would be a tax-free reverse triangular merger, whereby Radiancy would merge with and into a newly formed subsidiary of PhotoMedex and Radiancy would be the surviving company. As consideration for entering into the merger agreement, PhotoMedex would issue to the stockholders of Radiancy shares of its common stock and voting shares of preferred stock, and PhotoMedex would issue warrants to stockholders who are entitled to vote at the meeting to approve the merger transaction.

From June 1, 2011 through July 4, 2011, Radiancy, PhotoMedex and their respective counsels negotiated the terms of the definitive merger agreement and certain related documents, including employment agreements with key executives. During this time period, each of PhotoMedex and Radiancy also conducted legal, business, tax and accounting due diligence investigations.

At a June 6, 2011 meeting of the PhotoMedex board of directors, PhotoMedex management provided the board with an update of the status of the ongoing discussions in respect of the proposed transaction. It was reported that Ellenoff Grossman & Schole,LLP, Radiancy’s counsel, had distributed a first draft of a definitive agreement, which PhotoMedex and Kaye Scholer LLP, the firm representing PhotoMedex, began to review. The auditors, EisnerAmper LLP for PhotoMedex and Fahn Kanne & Co. for Radiancy, had exchanged access letters so that each might review the audit workpapers of the other.

On June 13, 2011, at a special meeting of PhotoMedex’s board of directors, PhotoMedex management and its counsel provided the board with an update regarding the status of the contemplated transaction with Radiancy. PhotoMedex’s board of directors was advised that a list of legal issues was being compiled for Radiancy and PhotoMedex in respect of the merger agreement draft. In addition, the board was informed that lock-up agreements to secure votes from supportive investors were being drafted, and that in respect of the agreements that would be entered into between PhotoMedex stockholders and Radiancy, it was decided to select a third-party firm to represent the interests of the PhotoMedex stockholders. The board of directors also received a report on matters of interest that arose in review of the due diligence documents that Radiancy had provided to date. EisnerAmper LLP reported that it had set up a data room for its 2009 and 2010 audit workpapers, and Fahn Kanne & Co., Grant Thornton’s correspondent in Israel, had provided the 2010 audit workpapers. EisnerAmper LLP also advised the board that it had conducted a due diligence review of the accounting procedures of Radiancy and had discussed its findings with the board. Finally, principals from Fairmount Partners reported that they had researched the proposed transaction and formulated a multi-faceted approach by which they conjectured that the firm could render a fairness opinion, subject to ongoing factual development and analysis.

On June 20, 2011, at a special meeting of PhotoMedex’s board of directors, Fairmount Partners provided a preliminary report on the status of the financial information that Fairmount had received from PhotoMedex and Radiancy, the methodologies that Fairmont was using to conduct its analysis to determine whether the transaction was fair, from a financial point of view, to the stockholders of PhotoMedex and the status of Fairmount’s analysis regarding the proposed transaction. Representatives of Kaye Scholer LLP reviewed the board of directors’ fiduciary duties in respect of the transaction, updated the board of directors on the current terms of the merger agreement, provided an update on the legal due diligence investigation of Radiancy and answered questions from the directors. Representatives of EisnerAmper LLP provided an update on the financial due diligence investigation of Radiancy.

On June 27, 2011, at a special meeting of PhotoMedex’s board of directors, PhotoMedex management and its counsel provided the board with an update of the status of the ongoing discussions relating to the merger agreement and the results of ongoing due diligence activities. EisnerAmper LLP reported on Radiancy’s progress in finalizing its financial statements for 2010. Fairmount Partners indicated that they expected to receive various factual updates and be able to incorporate such updates into a report regarding a fairness opinion. In addition, the Compensation Committee had reviewed the compensation arrangements with Messrs. Dennis McGrath and Michael Stewart and recommended their acceptance by the board of directors.

In order to resolve issues relating to an issuance of preferred stock to Radiancy, representatives of PhotoMedex and Radiancy, and their respective counsel, engaged in discussions. It was determined that in lieu of preferred stock, PhotoMedex would instead issue to Radiancy shares of common stock. In addition to the common shares to be issued in lieu of shares of preferred stock, PhotoMedex agreed to issue some additional common shares to compensate for the fact that the agreed upon terms of preferred stock called for a five percent dividend.

On June 30, 2011, at a special meeting of PhotoMedex’s board of directors, an update was provided to the board by PhotoMedex regarding the new agreement regarding the issuance of common stock to Radiancy in lieu of the preferred stock that was previously agreed upon. The PhotoMedex board of directors also received updates on the status of the merger agreement, a final due diligence memorandum and employment documentation relating to Dennis McGrath and Michael Stewart. After discussion, it was determined that the board of directors would meet again on July 4, 2011, at which time a vote would be taken with respect to the definitive merger agreement and the employment agreements.

On June 30, 2011, at a special meeting of Radiancy’s board of directors, Radiancy’s counsel, Ellenoff Grossman & Schole LLP, and tax advisor, Grant Thornton LLP, made presentations to Radiancy’s board of directors to help Radiancy evaluate the proposed merger. The Radiancy board of directors received updates on the status of the merger agreement and due diligence reports from its counsel and tax advisor as well. After discussion, the proposed merger with PhotoMedex was unanimously approved by Radiancy’s board of directors.

On July 4, 2011, at a special meeting of PhotoMedex’s board of directors, Fairmount Partners delivered its opinion that as of July 4, 2011, and based on the assumptions, qualifications and limitations set forth in their written fairness opinion, the merger consideration to be issued by PhotoMedex in connection with the merger was fair, from a financial point of view, to the stockholders of PhotoMedex. Representatives of Kaye Scholer LLP updated the board of directors on the current terms of the merger agreement and provided a final update on the legal due diligence investigation of Radiancy. Following the presentations, the PhotoMedex board of directors approved and adopted, by a unanimous vote, the merger agreement and the merger and declared the merger agreement and the merger to be advisable, fair to, and in the best interests of PhotoMedex and its stockholders and recommended that the PhotoMedex stockholders vote in favor of the merger agreement and the merger.

On the evening of July 4, 2011, Radiancy, PhotoMedex and PHMD Merger Sub, Inc. executed the merger agreement and subsequently announced the merger on the following day. The terms of the merger agreement are more fully described in the section entitled “The Merger Agreement.”

PhotoMedex Board of Directors’ Recommendation

The board of directors of PhotoMedex has unanimously determined that the merger and merger agreement with Radiancy are advisable, fair to, and in the best interests of the PhotoMedex stockholders. In approving and authorizing the merger and the merger agreement, the board of directors considered a number of factors, including, among others, the facts discussed in the following paragraphs. Although the foregoing discussion sets forth the material factors considered by the PhotoMedex board of directors in reaching its conclusion, it may not include all the factors considered by the PhotoMedex board of directors. In light of the number and wide variety of factors considered in connection with its evaluation of the merger, the PhotoMedex board of directors did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The PhotoMedex board of directors viewed its position and determinations as being based on all of the information available and the factors presented to it and considered by it. In addition, individual directors may have given different weight to different factors.

In reaching its decision, the PhotoMedex board of directors consulted with its senior management, financial advisor and outside legal counsel. These consultations included discussions regarding strategic and operational matters, the historical and future price for PhotoMedex common stock, past and current business operations and financial condition and performance.

The decision of the PhotoMedex board of directors to enter into the merger agreement was the result of careful consideration by the PhotoMedex board of directors of numerous factors, including the following positive factors that it believes will contribute to the success of the combined enterprise:

•

PhotoMedex and Radiancy will realize synergistic benefits upon the merger of the two companies. Radiancy desires certain resources and technologies that PhotoMedex possesses and Radiancy believes it can incorporate these resources and technologies into its business model in the home-use market to its advantage. PhotoMedex desires certain resources and technologies that Radiancy possesses and PhotoMedex believes it can assimilate these resources and technologies into its business model in the professional-use market and realize upon. On this platform of reciprocity, the combined company has opportunities for revenue growth and profitability.

•

PhotoMedex wants to extricate itself from debt. Radiancy has the present resources to sever the dependence of PhotoMedex on debt capital and to substitute that debt capital with its own equity investment in PhotoMedex. Without the overhang of debt capital and its associated interest expense, PhotoMedex will have a better chance of making a positive financial contribution to the bottom line of the combined company.

•

Opportunities for revenue growth from established as well as from new business models may be realized upon by the combined company. With a strong partner in Radiancy, PhotoMedex can be in a better position to invest in and realize on such growth.

•

There is little overlap in the functions and operations of PhotoMedex and Radiancy. The driving force in the merger is revenue growth structured and operated to be profitable. Cost savings from eliminating duplicative functions are not the driving force.

•

Under the merger transaction, neither stockholder group is bought out. The merger is fundamentally structured as a division of ownership of the combined company. Each stockholder group can benefit from opportunities that the combined company may bring to fruition. Indeed, the stockholders of PhotoMedex will be distributed warrants by which they can, at an exercise price of $20 per share, maintain, if they so choose, the targeted ownership split of 75/25.

•	The PhotoMedex board of director’s familiarity with the principals of Radiancy, and its familiarity with the business of Radiancy through its due diligence investigations.

The PhotoMedex board of directors also identified and considered negative factors, including the following:

•	It is possible that the closing conditions relating to the consummation of the merger will not be met.

•

If PhotoMedex fails to fulfill a condition assigned to it under the merger agreement, it could become obligated to pay a termination fee in an amount equal to $1,500,000 plus the costs and expenses of Radiancy.

•

The merger agreement may be terminated by either Radiancy or PhotoMedex in certain circumstances, and if it is terminated as a result of a board recommendation to pursue an alternative proposal, a termination fee of $3,000,000 may be levied on the terminating party.

It should be noted that this explanation of the reasoning of the board of directors of PhotoMedex and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

Radiancy Board of Directors’ Recommendation

In reaching its decision to approve the merger agreement and recommend the merger to its stockholders, Radiancy’s board of directors considered a number of factors in connection with its evaluation of the merger.

In considering the merger, Radiancy’s board of directors gave considerable weight to the following favorable factors:

•	PhotoMedex is a NASDAQ listed issuer. The merger should provide enhanced exposure to capital markets and greater stockholder liquidity.

•	Increased market capitalization and a broader stockholder base resulting from the merger should improve trading liquidity for Radiancy stockholders.

•	The combination of PhotoMedex’s and Radiancy’s management will add management team members with complementary skills.

•	The strategic fit and complementary nature of PhotoMedex’s and Radiancy’s respective assets and the related potential impact on the combined company’s earnings.

•

Radiancy desires certain resources and technologies that PhotoMedex possesses and Radiancy believes it can incorporate these resources and technologies into its business model in the home-use market to its advantage.

Radiancy’s board of directors believes the above factors strongly supported its determination and recommendation to approve the merger. Radiancy’s board of directors did, however, consider the following potentially negative factors, among others, including the risk factors set forth elsewhere in this proxy statement, in its deliberations concerning the merger:

•

Conditions to closing. The merger agreement is subject to several conditions and because there can be no certainty that these conditions may be satisfied or waived, the merger may not be successfully completed.

•	Termination rights. The merger agreement may be terminated by either Radiancy or PhotoMedex in certain circumstances.

•	Limitations on other opportunities. The merger agreement substantially limits any outside opportunities Radiancy might otherwise have with other potential combination parties.

This discussion of the information and factors considered by the board of directors of Radiancy includes the principal positive and negative factors considered, but is not intended to be exhaustive and may not include all of the factors considered. The board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and merger proposals are advisable and in the best interests of Radiancy’s stockholders. Rather, the board of directors viewed its position and recommendations as being based on the totality of the information presented to them and the factors they considered. It should be noted that this explanation of the reasoning of the board of directors of Radiancy and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

Opinion of PhotoMedex Inc.’s Financial Advisor—Fairmount Partners

Fairmount Partners LP (“Fairmount”) was asked to render an opinion to the PhotoMedex board of directors as to whether the merger consideration to be issued by PhotoMedex in connection with the merger is fair, from a financial point of view, to the stockholders of PhotoMedex. Fairmount’s ability to deliver such a fairness opinion was subject to the completion of various financial and market analyses in accordance with its internal written procedures for the issuance of fairness opinions, and the approval of the opinion’s issuance by Fairmount’s internal Fairness Opinion Committee.

On July 4, 2011, a meeting of PhotoMedex’s board of directors was held to evaluate the merger, at which Fairmount rendered to PhotoMedex’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated July 4, 2011, to the effect that, as of that date and based on and subject to the matters described in Fairmount’s opinion, the consideration to be issued by PhotoMedex in connection with the merger was fair, from a financial point of view, to the stockholders of PhotoMedex.

The full text of Fairmount’s written opinion, which describes the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken, is attached to this joint proxy statement/prospectus as Annex B to this joint proxy statement/prospectus and is incorporated by reference herein and should be read in its entirety.

Fairmount’s opinion was provided for the information and benefit of PhotoMedex’s board of directors in connection with its evaluation of the consideration to be issued in connection with the merger from a financial point of view and does not address any other aspect of the merger. Fairmount has not been asked to, and Fairmount does not, express any opinion with respect to any other matter. Fairmount does not express any view on any terms (other than the consideration to the extent expressly set forth in Fairmount’s opinion), aspects or implications of the merger, including the form or structure of the merger, or any terms, aspects or implications of any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the merger or as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of any party, or any class of such persons, whether relative to the consideration or otherwise. The merger agreement, including the amount and form of the consideration payable in the merger, was determined through negotiations between PhotoMedex and Radiancy and was approved by the board of directors. Fairmount did not determine the amount or form of consideration payable in the merger.

Fairmount’s opinion does not address the relative merits of the merger as compared to other business or financial strategies or transactions that might be available to PhotoMedex or in which PhotoMedex might engage, nor does it address the underlying business decision of PhotoMedex to proceed with or effect the merger, nor the impact of the merger upon PhotoMedex or the future potential or viability of PhotoMedex following the merger. Fairmount is not expressing any opinion herein as to the price at which the common stock of PhotoMedex will trade. Fairmount did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities, contingent or otherwise, of PhotoMedex.

Fairmount’s opinion does not constitute a recommendation to PhotoMedex’s board of directors or to any other persons with respect to the merger, including as to how any security holders of PhotoMedex should vote or act. Fairmount is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by PhotoMedex and its advisors with respect to legal, regulatory, accounting and tax matters. Fairmount has consented to the inclusion in this joint proxy statement/prospectus of its opinion and the description of its opinion appearing under this subheading “Opinion of PhotoMedex, Inc.’s Financial Advisor—Fairmount Partners.”

The summary of Fairmount’s opinion described below is qualified in its entirety by reference to the full text of its opinion. In connection with rendering its opinion, Fairmount, among other things, considered the items below:

•

Review of the operations, financial condition, capital and liquidity requirements, future prospects and projected operations and financial performance, without independent verification, of PhotoMedex with PhotoMedex’s management.

•

Review of the operations, financial condition, corporate history and business model, future prospects and projected operations and financial performance received before July 1, 2011, without independent verification, of Radiancy.

•

Review of PhotoMedex’s filings with the Securities and Exchange Commission (the “SEC”), including PhotoMedex’s annual report and audited financial statements on Form 10-K for the fiscal year ended December 31, 2010, December 31, 2009 and December 31, 2008 as well as PhotoMedex’s interim financial statements on Form 10-Q for the quarterly periods ended March 31, 2011; September 30, 2010; June 30, 2010; March 31, 2010; September 30, 2009; June 30, 2009; March 31, 2009; September 30, 2008; June 30, 2008; and March 31, 2008.

•

Review of certain internal financial statements and other financial and operating data received before July 1, 2011, without independent verification, which PhotoMedex prepared and provided and identified and represented as being the most current financial statements available.

•

Review of certain internal financial statements and other financial and operating data received before July 1, 2011, without independent verification, which Radiancy’s management prepared and provided to PhotoMedex and identified and represented to PhotoMedex as being the most current financial statements available.

•

Review of certain financial forecasts received before July 1, 2011 for FY 2011 through FY 2013 for PhotoMedex and Radiancy, each on standalone basis, as well as a merger model prepared and agreed upon by the management of each of PhotoMedex and Radiancy contemplating a combined entity of the two companies. See “Certain Projected Financial Information” beginning on page 57.

•	Review of a draft of the merger agreement dated June 30, 2011.

•	Review of the form of warrant for common stock of PhotoMedex attached as an exhibit to the draft merger agreement.

•	Review of the executed Repurchase Right Agreement dated May 27, 2011 between Perseus Partners VII, L.P. and PhotoMedex.

•	Review of the Form 8-K and Amendment No. 4 to Schedule 13D filings, dated May 28, 2011, relating to the publicly announcement of the Repurchase Right Agreement execution with Perseus.

•	Review of the historical trading price and volume of PhotoMedex common stock, and the publicly traded securities of other companies that Fairmount deemed relevant.

•	Comparison of PhotoMedex financial performance, in whole or in part, as deemed appropriate, with the financial performance of certain other publicly traded companies that Fairmount deemed relevant.

•	Preparation and calculation of PhotoMedex’s weighted average cost of capital (“WACC”) for the discounted cash flow analysis (“DCF”), on both a standalone and post-Merger basis.

•	Comparison of certain financial terms of the proposed merger to financial terms, to the extent publicly available, of certain other merger and acquisition mergers that Fairmount deemed relevant.

For purposes of Fairmount’s analysis and opinion, Fairmount assumed and relied on, without undertaking any independent verification of the accuracy and completeness of all of the information publicly available and all of the non-public information prepared and / or supplied by senior management of both PhotoMedex or Radiancy or otherwise made available to, discussed with, or reviewed by Fairmount, and Fairmount assumed no liability therefor. With respect to any projected financial data relating to PhotoMedex, Radiancy or the Combined Company, Fairmount assumed that they were reasonably prepared on bases reflecting the best currently available information and good faith judgments of PhotoMedex and Radiancy’s senior management as to the future financial performance of PhotoMedex, Radiancy and the Combined Company. Fairmount expressed no view as to any projected financial data relating to PhotoMedex, Radiancy or the Combined Company or the assumptions on which they were based. The senior management of PhotoMedex has informed Fairmount that to the best of senior management’s knowledge no information provided to Fairmount contains an untrue statement of a material fact or omits to state a material fact necessary for Fairmount’s analysis and no information necessary for Fairmount’s analysis has been omitted or remains undisclosed to Fairmount, and that the information was accurate up to the time of the issuance of the fairness opinion.

For purposes of rendering Fairmount’s opinion, Fairmount assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that the merger would be consummated in accordance with the terms and conditions set forth in the draft merger agreement without material modification, waiver or delay. Senior management of PhotoMedex advised Fairmount, and Fairmount assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Fairmount. Fairmount also assumed that any modification to the structure of the merger would not vary in any respect material to Fairmount’s analysis or opinion. Fairmount further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on PhotoMedex or the consummation of the merger, or operations of the combined company.

Fairmount’s opinion was necessarily based upon information made available to Fairmount as of the date of its opinion or such earlier dates as noted in this section and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. It should be understood that developments subsequent to Fairmount’s opinion may affect its opinion.

The following is a summary of the material financial analyses that Fairmount reviewed with PhotoMedex’s board of Directors in connection with its opinion, dated July 4, 2011. The summary, however, does not purport to be a complete description of the analyses performed by Fairmount. The order of the analyses described and the results of these analyses do not represent the relative importance or weight given to these analyses by Fairmount.

Overview of Valuation and Other Relevant Analyses

The financial analyses summarized below include information presented in tabular format. In order to fully understand Fairmount’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Fairmount’s financial analyses. In connection with preparing its opinion regarding whether the Merger consideration to be issued by PhotoMedex pursuant to the merger agreement was fair, from a financial point of view, to the shareholders of PhotoMedex, Fairmount considered the following financial metrics, among others, as it deemed appropriate:

1.	Equity Value. Generally the value, as of a specified date, of the relevant company’s outstanding equity securities (taking into account its outstanding options and warrants and other convertible securities, using the treasury stock method of accounting).

2.	Enterprise Value. Generally the value, as of a specified date, of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities using the treasury stock method of accounting) plus the value of its minority interests, plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less its amount of cash).

3.	Revenue. Generally the amount of the relevant company’s income received from normal course business activities, from the sale of goods and services to customers.

4.	Gross Profit. Generally the revenue less the amount of the relevant company’s direct cost of sales.

5.	EBITDA. Generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization.

6.	EBIT. Generally the amount of the relevant company’s earnings before interest and taxes.

7.	Net Income. Generally the amount of the relevant company’s revenue minus all of its expenses.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before June 30, 2011 (two trading days prior to the delivery of the opinion by Fairmount to PhotoMedex’s board of directors), and is not necessarily indicative of current market conditions.

Estimates of gross profit, EBITDA and EBIT, as well as other financial metrics for PhotoMedex, Radiancy and the combined company, as adjusted to exclude expenses associated with extraordinary and other non-recurring items, were provided by PhotoMedex and Radiancy’s management.

In general, revenue-based calculations were selected as meaningful in valuing PhotoMedex on a standalone basis, as PhotoMedex is currently unprofitable on an operating basis.

Fairmount’s valuation analyses included the following analyses of PhotoMedex on a standalone basis prior to entering into the merger agreement:

•	Public Comparables Analysis. A review and comparison of trading multiples for comparable publicly-traded companies.

•

Precedent Transaction Analysis. A valuation approach which derives an estimate of value from prices at which entire companies or controlling interests in companies have been sold. The primary criteria for the selection of comparable transactions include business characteristics of the target company, financial characteristics of the target company and the time period of the transaction.

•

Discounted Cash Flow Analysis. An evaluation estimating the present value of estimated future cash flows of PhotoMedex. This analysis also takes into account the time value of money and includes sensitivity analyses, over a range of assumptions.

•	Historical Share Price and Trading Volume Analysis. A review of the historical trading performance of PhotoMedex’s common stock for various time periods.

Fairmount’s valuation analyses included the following analyses of the combined company following the merger:

•	Public Comparables Analysis. As described above.

•	Discounted Cash Flow Analysis. As described above.

•	Comparables Transaction Analysis. As described above.

Public Comparables Analysis – PhotoMedex Standalone Basis

Fairmount calculated implied revenue and EBITDA ranges for the valuation of PhotoMedex based on a selected set of seven comparable public companies.

• Cutera, Inc. • Cynosure, Inc. • IRIDEX Corp. • Obagi Medical Products, Inc.	• Palomar Medical Technologies Inc. • Solta Medical Inc. • Syneron Medical Ltd.

For comparison purposes, the selected public companies were chosen by Fairmount because they were deemed to be generally comparable to PhotoMedex in the aggregate, each having one or more aspects which included nature of business, revenue composition, size, diversification and/or financial performance, among others. No specific numeric or other similar criteria were used to select the companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. Fairmount identified a sufficient number of companies deemed adequate for purposes of its analysis, but may not have included all companies that might be deemed comparable to PhotoMedex.

The select public comparable analysis indicated the following:

Valuation Methodology Employed	Valuation(1) Multiple	Financial Statistic	Implied Enterprise Valuation	Implied Equity Value Per Share
				Low	–	High
Range of Implied Mean Revenue
Low	0.9x	$36.3	$32.8	$3.58	–	$4.65
High	1.0x		$36.3

(1)	A discount of 15% was applied for size.

For purposes of the financial analyses, Fairmount relied upon pro-forma PhotoMedex latest twelve months (“LTM”) financial performance for the period ended March 30, 2011 as provided by PhotoMedex’s public filings and PhotoMedex’s management. Based on these multiples, Fairmount’s public comparable analysis estimated an implied enterprise valuation range for PhotoMedex on LTM revenue as provided by PhotoMedex’s management, of $32.8 – $36.3 million. Based on these multiples, Fairmount’s public comparable analysis estimated an implied equity value per share range for PhotoMedex on LTM revenue, of $3.58 – $4.65. Based on these multiples and PhotoMedex’s LTM EBITDA, Fairmount’s public comparable analysis selected an implied equity value per share for PhotoMedex on LTM EBITDA as not meaningful.

Precedent Transaction Analysis—PhotoMedex Standalone Basis

Fairmount performed a precedent merger and acquisition (“M&A”) transaction analysis to calculate implied Enterprise Values and Equity Value ranges for PhotoMedex. Using publicly available information, Fairmount analyzed multiples for the following nine (9) change of control or business combination transactions. The M&A transactions below were selected by reviewing activity completed since January 2006 of companies in the aesthetic medical laser, skin solutions, health equipment and other consumer health/beauty sectors deemed to have either financial, operational and/or industry characteristics comparable to PhotoMedex.

Target /Acquiror

1.      Q-Med AB / Galderma Pharma S.A

2.      Laboratoire de la Mer / Omega Pharma NV

3.      Mentor Corporation / Ethicon, Inc.

4.      Aesthera Corporation / Solta Medical, Inc.

5.      Candela Corporation / Syneron Medical Ltd.

Target /Acquiror

6.      Reliant Technologies, LLC / Solta Medical, Inc.

7.      WaveLight Aesthetic GmbH / Quantel Medical SA

8.      Laserscope, Aesthetics Business / IRIDEX Corp.

9.      Alma Lasers, Ltd. / TA Associates, Inc.

Using publicly available information, Fairmount reviewed for each of these transactions the ratio of Enterprise Value, defined as total consideration, including the assumption of liabilities and residual cash when available, to LTM revenue and EBITDA. Using these same multiples, Fairmount also estimated the implied equity valuation on a per share basis.

The precedent transaction analysis indicated the following:

Valuation Methodology Employed	Valuation(1) Multiple	Financial Statistic	Implied Enterprise Valuation	Implied Equity Value Per Share
				Low	–	High
Range of Implied Median Revenue
Low	1.7x	$36.3	$61.6	$12.42	–	$16.62
High	2.1x		$75.2

(1)	A discount of 15% was applied for size of PhotoMedex.

Fairmount’s precedent transactions analysis selected as meaningful PhotoMedex’s LTM revenue. Fairmount’s precedent transaction analysis resulted in a calculated implied enterprise valuation range, utilizing LTM revenue, of $61.6 to $75.2 million.

Based on these multiples, Fairmount’s precedent transactions analysis estimated an implied equity value per share range for PhotoMedex on LTM revenue, of $12.42 – $16.62. Based on these multiples and PhotoMedex’s LTM EBITDA, Fairmount’s precedent transactions analysis selected an implied equity value per share for PhotoMedex on LTM EBITDA as not meaningful.

Discounted Cash Flow Analysis—PhotoMedex Standalone Basis

Fairmount performed a discounted cash flow (“DCF”) analysis of PhotoMedex to calculate the risk-weighted estimated present value of the free cash flows that the business could generate. Financial data for PhotoMedex used by Fairmount were management’s projections for fiscal 2011 through fiscal 2013. The weighted average cost of capital (“WACC”) used for the analysis was a range of 17.5%-21.5%, based on factors including the risk-free rate of return, a levered beta of the sector, the market-risk premium, the size risk premium, the estimated tax rate, and the estimated debt to equity ratio. Fairmount analyzed a sensitivity analysis with a range of WACC and terminal values applied.

The discounted cash flow analysis indicated the following:

Valuation Methodology Employed	Implied Enterprise Valuation	Implied Equity Value Per Share
		Low	–	High
DCF Approach
Low	$43.8	$6.95	–	$12.75
High	$62.6

Fairmount’s DCF analysis implied a current enterprise valuation range of $43.8 – $62.6 million. Fairmount’s DCF analysis implied a current equity valuation range per share of $6.95 – $12.75.

Public Comparables Analysis—The Combined Company

Fairmount calculated implied revenue and EBITDA ranges for the valuation of the combined company based on the following selected set of seven comparable public companies:

• Cutera, Inc. • Cynosure, Inc. • IRIDEX Corp. • Obagi Medical Products, Inc.	• Palomar Medical Technologies Inc. • Solta Medical Inc. • Syneron Medical Ltd.

For comparison purposes, the selected public companies were chosen by Fairmount because they were deemed to be generally comparable to the combined company in the aggregate, each having one or more aspects which included nature of business, revenue composition, size, diversification and/or financial performance, among others. Fairmount focused on companies that had substantial revenue from selling aesthetic healthcare and skincare products, either to consumers or to healthcare and beauty professionals. No specific numeric or other similar criteria were used to select the companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. Fairmount identified a sufficient number of companies deemed adequate for purposes of its analysis, but may not have included all companies that might be deemed comparable to the combined company.

For purposes of the financial analyses, Fairmount relied upon pro-forma LTM financial performance for the combinedcompany for the period ended March 30, 2011 as provided by PhotoMedex and Radiancy management.

The select public comparables analysis indicated the following:

Valuation Methodology Employed	Valuation Multiple	Financial Statistic	Implied Enterprise Valuation	Implied Equity Value Per Share
				Low	–	High
Pre-Exercise of Warrants & Options
Range of Implied Mean Revenue
Low	1.1x	$132.0	$140.3	$8.06	–	$8.86
High	1.2x		$155.1

Range of Implied Mean EBITDA
Low	13.0x	$24.9	$323.6	$18.08	–	$19.94
High	14.4x		$357.7

Post-Exercise of Warrants & Options
Range of Implied Mean Revenue
Low	1.1x	$132.0	$140.3	$8.64	–	$9.41
High	1.2x		$155.1

Range of Implied Mean EBITDA
Low	13.0x	$24.9	$323.6	$18.17	–	$19.94
High	14.4x		$357.7

Based on these multiples, Fairmount’s public comparables analysis estimated an implied enterprise valuation range for the combined company on LTM revenue, of $140.3 – $155.1 million. Fairmount’s public comparables analysis estimated an implied enterprise valuation range for the combined company on LTM EBITDA, of $323.6 – $357.7 million.

Fairmount’s public comparables analysis estimated an implied equity value per share range for the combined company on LTM revenue, pre-exercise of warrants and options issued as part of the Merger, of $8.06 – $8.86. The same analysis using LTM EBITDA resulted in an implied equity value per share range for the combined company, pre-exercise of warrants and options issued as part of the Merger, of $18.08 – 19.94.

Fairmount’s public comparables analysis estimated an implied equity value per share range for the combined company on LTM revenue, post-exercise of warrants and options issued as part of the Merger, of $8.64 – $9.41. The same analysis using LTM EBITDA resulted in an implied equity value per share range for the combined company, post-exercise of warrants and options issues as part of the Merger, of $18.17 – $19.94.

Precedent Transaction Analysis—The Combined Company

Fairmount performed a precedent transaction analysis to calculate implied Enterprise Values and Equity Value ranges for the combined company. Using publicly available information, Fairmount analyzed multiples for the following 12 change of control or business combination transactions. The following M&A transactions were selected by reviewing activity completed since January 2006 of companies in the aesthetic medical laser, skin solutions, health equipment and other consumer health/beauty sectors deemed to have either financial, operational and/or industry characteristics comparable to the combined company.

Target / Acquiror

1.      Paras Pharmaceuticals, Ltd / Reckitt Benckiser Group plc

2.      Q-Med AB / Galderma Pharma S.A

3.      Lookfantastic Group Ltd. / The Hut Group Ltd.

4.      Laboratoire de la Mer / Omega Pharma NV

5.      St. Tropex Ltd. / PZ Cussons plc

6.      Mentor Corporation / Ethicon, Inc.

Target / Acquiror

7.      Aesthera Corporation / Solta Medical, Inc.

8.      Candela Corporation / Syneron Medical Ltd.

9.      Reliant Technologies, LLC / Solta Medical, Inc.

10.    WaveLight Aesthetic GmbH / Quantel Medical SA

11.    Laserscope, Aesthetics Business / IRIDEX Corp.

12.    Alma Lasers, Ltd. / TA Associates, Inc.

Using publicly available information, Fairmount reviewed for each of these transactions the ratio of Enterprise Value, defined as total consideration, including the assumption of liabilities and residual cash when available, to LTM revenue and EBITDA. Using the same publicly available information, Fairmount also estimated the implied equity valuation on a per share basis.

The precedent Merger analysis indicated the following:

Valuation Methodology Employed	Valuation Multiple	Financial Statistic	Implied Enterprise Valuation	Implied Equity Value Per Share
				Low	–	High
Pre-Exercise of Warrants & Options
Range of Implied Median Revenue
Low	1.8x	$132.0	$232.9	$13.12	–	$15.95
High	2.2x		$284.7

Range of Implied Median EBITDA
Low	12.7x	$24.9	$316.0	$17.66	–	$21.50
High	15.5x		$386.2

Post-Exercise of Warrants & Options
Range of Implied Median Revenue
Low	1.8x	$132.0	$232.9	$13.46	–	$16.15
High	2.2x		$284.7

Range of Implied Median EBITDA
Low	12.7x	$24.9	$316.0	$17.77	–	$21.43
High	15.5x		$386.2

Fairmount’s precedent transaction analysis resulted in a calculated implied enterprise valuation range, based on combined company LTM revenue as provided by PhotoMedex and Radiancy management, of $232.9 to $284.7 million. Fairmount’s M&A transaction analysis resulted in a calculated implied enterprise valuation range, based on combined company LTM EBITDA, as provided by PhotoMedex and Radiancy management, of $316.0 to $386.2 million.

Fairmount’s precedent transaction analysis resulted in a calculated implied equity per share valuation range, based on combined company LTM revenue as provided by PhotoMedex and Radiancy management, pre-exercise of warrants and options issued as part of the merger, of $13.12 to $15.95. The same analysis using LTM EBITDA resulted in an implied equity value per share range for the combined company, pre-exercise of warrants and options issued as part of the merger, of $17.66 to $21.50.

Fairmount’s precedent transaction analysis resulted in a calculated implied equity per share valuation range, based on combined company LTM revenue as provided by PhotoMedex and Radiancy management, post-exercise of warrants and options issued as part of the merger, of $13.46 to $16.15. The same analysis using LTM EBITDA resulted in an implied equity value per share range for the combined company, post-exercise of warrants and options issued as part of the merger, of $17.77 to $21.43.

Discounted Cash Flow Analysis—The Combined Company

Fairmount performed a discounted cash flow (“DCF”) analysis of the combined company to calculate the risk-weighted estimated present value of the free cash flows that the business could generate. Financial data for the combined company were PhotoMedex management’s projections for fiscal 2011 through fiscal 2013. The weighted average cost of capital (“WACC”) used for the analysis was a range of 12.3%-16.3% based on factors including the risk-free rate of return, size risk premium, tax rate, a levered beta for the sector, market-risk premium and an estimated debt to equity ratio. Fairmount analyzed a sensitivity analysis with a range of WACC and terminal values applied.

The discounted cash flow analysis of the combined company indicated the following:

Valuation Methodology Employed	Implied Enterprise Valuation	Implied Equity Value Per Share
		Low	–	High
Pre-Exercise of Warrants & Options
DCF Approach
Low	$451.8	$25.09	–	$35.57
High	643.6
Post-Exercise of Warrants & Options
DCF Approach
Low	$451.8	$24.84	–	$34.81
High	643.6

Fairmount’s DCF analysis of the combined company implied a current enterprise valuation range of $451.8 – $643.6 million. Fairmount’s DCF analysis implied a current equity valuation range per share, pre-exercise of warrants and options issued as part of the merger consideration, of $25.09 – $35.57. Fairmount’s DCF analysis implied a current equity valuation range per share, post-exercise of warrants and options issued as part of the merger, of $24.84 – $34.81.

Conclusion

Based on the information and analyses set forth above, Fairmount delivered its written opinion to PhotoMedex’s board of Directors, which stated that, as of July 4, 2011, based upon and subject to the assumptions made, matters considered, procedures followed and limitations on its review as set forth in the opinion, the merger consideration to be issued by PhotoMedex in connection with the merger is fair, from a financial point of view, to PhotoMedex.

Miscellaneous

The foregoing summary is not a complete description of Fairmount’s opinion or the financial analyses performed and factors considered by Fairmount in connection with its opinion. The preparation of a financial opinion is a complex and nuanced analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Fairmount arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis, or was restricted to a simple weighting of such factors, for purposes of its opinion. Rather, Fairmount made its determination as to fairness, from a financial point of view, of the merger consideration to be issued by PhotoMedex on the basis of its experience and professional judgment after considering the results of all such analyses. Accordingly, Fairmount believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Fairmount’s analyses and opinion.

In performing its analyses, Fairmount considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of PhotoMedex. No company, business or transaction used in the analyses is identical to PhotoMedex or the Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve numerous complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The assumptions and estimates contained in Fairmount’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. Accordingly, the assumptions and estimates used in, and the results derived from, Fairmount’s analyses are inherently subject to substantial uncertainty.

As part of its investment banking business, Fairmount regularly is engaged in the valuation of businesses and their securities in connection with mergers, divestitures, acquisitions, business recapitalizations, private placements and for other purposes. The board of directors of PhotoMedex determined to use the services of Fairmount because it is a recognized investment banking firm that has substantial experience in similar matters and in the industries and markets in which PhotoMedex operates and Fairmount is familiar with PhotoMedex. Pursuant to the merger, PhotoMedex is contracted to pay Fairmount an opinion fee of $200,000, $50,000 of which was paid upon execution of the engagement letter and $150,000 of which was paid at the time Fairmount delivered and rendered its fairness opinion to the board of PhotoMedex in connection with the proposed merger. No portion of Fairmount’s opinion fee is contingent upon either the conclusion expressed in the opinion or whether the merger is successfully consummated.

Furthermore, Fairmount is entitled to be paid additional fees, as expressly indicated in Fairmount’s engagement agreement governing Fairmount’s opinion, at Fairmount’s standard daily rates for any time incurred in reviewing or assisting in the preparation of any joint proxy statement/prospectus materials or other SEC filings or documents associated with the merger or any other future activities related to Fairmount’s opinion. PhotoMedex has also agreed to reimburse Fairmount for its out-of-pocket expenses and reasonable fees and expenses of counsel, consultants and advisors retained by Fairmount up to a cap of $25,000, incurred in connection with the engagement, and to indemnify and hold harmless Fairmount and its affiliates and any other person, director, employee or agent of Fairmount or any of its affiliates, or any person controlling Fairmount or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Fairmount as financial advisor to PhotoMedex’s board of directors. The terms of the fee arrangement with Fairmount, which PhotoMedex and Fairmount believe are customary in transactions of this nature, were negotiated at arm’s length between PhotoMedex and Fairmount, and PhotoMedex’s board of directors is aware of these fee arrangements.

Fairmount is familiar with PhotoMedex and has provided investment banking services to PhotoMedex in the past, most recently in July 2008. At that time Fairmount acted as financial advisor to PhotoMedex relating to the divestiture of its Surgical Laser Services division to PRI Medical Technologies and received an investment banking success fee for its services. Three members of Fairmount Partners are shareholders in PhotoMedex, Cornelius P. McCarthy, Charles M. Robins and Michael A. Martorelli. Fairmount representatives collectively own less than 0.1% of PhotoMedex outstanding stock as of June 10, 2011. These shareholders have not acquired or sold PhotoMedex stock in the last three years.

Although Fairmount has, in the present or the past, provided advisory services to PhotoMedex from time-to-time, the board of directors of PhotoMedex determined that these prior relationships with PhotoMedex would not affect Fairmount’s ability to fulfill its obligations of impartiality and objectivity in rendering its opinion.

Fairmount’s internal Fairness Opinion Committee, which reviewed and approved the issuance of an opinion in accordance with Fairmount’s internal policies, is comprised of individuals who have not been previously involved, in any capacity, with the prior financial advisory engagements and who have no interests in the securities of PhotoMedex.

Certain Projected Financial Information

PhotoMedex and Radiancy’s senior management prepared the following projected financial results (assuming the merger occurred on January 1, 2011) for the combined new company. These projections for the years ended December 31, 2011, 2012, and 2013 for the combined new company incorporate select synergies and integration benefits following the merger.

	(in thousands, except share and per share data)
	2011	2012	2013
Revenues	$128,605	$171,625	$214,118
Cost of revenues	41,153	51,224	61,746

Gross profit	87,452	120,401	152,372
Operating expenses	81,184	99,849	119,534

Operating profit (“EBIT”)	6,268	20,552	32,838

Depreciation and amortization expense	19,214	18,909	18,682
Pro forma adjustments	171	350	300

Adjusted EBITDA	$25,653	$39,811	$51,820

Adjusted EBITDA per share	$1.40	$2.18	$2.83

Shares used in determining adjusted EBITDA per share	18,287,240	18,287,240	18,287,240

PhotoMedex does not as a matter of course make public forecasts or projections as to future performance, earnings or other financial metrics, and the information set forth above was not prepared with a view to public disclosure, nor to be in conformance with generally accepted accounting principles. The prospective financial information above is not included in this joint proxy statement/prospectus in order to influence any PhotoMedex stockholder or Radiancy stockholder to make any decision regarding the proposal relating to the approval of the merger agreement, including, with regard to Radiancy stockholders, whether or not such Radiancy stockholders should seek appraisal rights for Radiancy stock. Readers of this joint proxy statement/prospectus are cautioned not to place undue, if any, reliance on the prospective financial information included herein. PhotoMedex and Radiancy are including the prospective financial information discussed above only to provide their respective stockholders with access to certain prospective financial information that was made available to the PhotoMedex board of directors and Fairmount. PhotoMedex’s independent registered public accounting firm has not reviewed, examined, compiled or otherwise applied procedures to these internal forecasts and, accordingly, does not express an opinion or any other form of assurance with respect to these forecasts. The projections above reflect numerous assumptions made by the management of both PhotoMedex and Radiancy with respect to industry performance, general business, economic, market and financial conditions, tax rulings and other matters, all of which are subject to inherent uncertainties and are difficult to predict, many of which are beyond PhotoMedex’s and/or Radiancy’s control. The prospective financial information reflects the subjective judgment of the respective management teams of PhotoMedex and Radiancy in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information constitutes forward looking information and is subject to risks and uncertainties, including the risk factors described herein or incorporated by reference. Accordingly, there can be no assurance that the assumptions made in preparing these forecasts will prove accurate. It is expected that there may be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The inclusion of the prospective financial information should not be regarded as an admission, representation, or indication that the PhotoMedex board of directors, PhotoMedex management, Radiancy board of directors, or Radiancy management, or any other person then considered, or now considers, it a reliable prediction of future results, and this should information should not be relied upon as such. Neither the PhotoMedex board of directors, PhotoMedex management, Radiancy board of directors, Radiancy management, any of their respective affiliates nor any other person assumes responsibility for the accuracy of the prospective financial information contained in this joint proxy statement/prospectus. The prospective financial information does not take into account any conditions, circumstances or events occurring after the date it was prepared.

Neither PhotoMedex nor Radiancy undertakes any obligation to publicly update these or any other forward-looking statements, whether as a result of new information, past, current, or future events or circumstances or otherwise.

Interests of Radiancy Directors and Executive Officers in the Merger

When you consider the recommendation of Radiancy’s board of directors in favor of approval of the merger, you should keep in mind that Radiancy’s directors and officers have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

The merger agreement provides that nine (9) individuals shall be nominated to serve as the directors of PhotoMedex following the closing of the merger, three (3) of whom shall be identified by PhotoMedex and six (6) of whom shall be identified by Radiancy. Radiancy has identified five (5) such directors for nomination. If a suitable ninth director is appointed to the Board after the merger, then the board shall amend the bylaws to increase board membership from eight (8) to nine (9) members and then appoint such candidate whom the majority of the Radiancy director nominees have identified. PhotoMedex shall take all necessary action to ensure that such eight (8) individuals are included as the nominees to serve as the members of the PhotoMedex board following the Closing, and recommend that the PhotoMedex stockholders vote to elect such nominees to serve as the directors of PhotoMedex following the closing. At the next two (2) consecutive annual meetings of the PhotoMedex stockholders following the effective time of the merger, PhotoMedex shall take all necessary action to ensure that Dr. Yoav Ben-Dror, Chairman of the Board of Radiancy, is included as a nominee to serve as a member of the PhotoMedex board. In addition to Dr. Ben-Dror, Dr. Dolev Rafaeli, Lewis C. Pell, Katsumi Oneda, and Nahum Melumad are director nominees.

•

Following completion of the transaction, Dr. Dolev Rafaeli, Radiancy’s chief executive officer, will serve as chief executive officer of PhotoMedex pursuant to the terms of an employment agreement entered into with PhotoMedex effective at closing whereby he will receive certain compensation and benefits for his service as chief executive officer.

•

Until the seventh anniversary of the effective time of the merger, PhotoMedex shall keep in full force and effect all existing provisions of any indemnification agreements and/or provisions in the Radiancy or its subsidiaries’ charter and other organizational documents with respect to claims arising out of acts or omissions occurring at or prior to the effective time of the merger which are asserted after such time, including with respect to the merger agreement, the merger and the other transactions contemplated therein.

•

Prior to the effective time of the merger, Radiancy and/ or any Radiancy subsidiary may purchase tail insurance coverage for present and former directors and officers of Radiancy and/ or Radiancy subsidiary which shall provide such directors and officers with coverage for no more than seven years following the effective time of the merger and the full cost and all premiums associated with such coverage shall be paid in a lump sum by Radiancy and/ or any Radiancy subsidiary, as the case may be, prior to or at the Closing.

•

All Radiancy options that are issued and outstanding under any Radiancy option or incentive plan, including those held by Radiancy’s officers and directors, shall be accelerated and vested and become exercisable into shares of Radiancy common stock prior to the effective time of the merger.

•

Concurrent with its approval of the merger agreement, Radiancy’s board of directors authorized Yoav Ben-Dror, its chairman of the board of directors, at his sole discretion, to award to Dolev Rafaeli, Radiancy’s chief executive officer, (i) a stock award of up to 1,017,065 shares of Radiancy’s common stock to be made pursuant to the incentive plan without any restricted period and (ii) a cash bonus to compensate Dr. Rafaeli for certain tax obligations, withholdings and other tax-related liabilities in connection with the stock bonus and cash award.

Interests of PhotoMedex Directors and Executive Officers in the Merger

When you consider the recommendation of PhotoMedex’s board of directors in favor of approval of the merger, you should keep in mind that PhotoMedex’s directors and officers have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

The merger agreement provides that nine (9) individuals shall be nominated to serve as the directors of PhotoMedex following the closing of the merger, three (3) of whom shall be identified by PhotoMedex and up to six (6) of whom shall be identified by Radiancy. The three PhotoMedex director nominees are Dennis McGrath, who is currently the President, Chief Executive Officer and a director of PhotoMedex, Stephen P. Connelly and James W. Sight, who are both currently directors of PhotoMedex.

•

Each of PhotoMedex’s directors and executive officers is also a stockholder in PhotoMedex. Each director and executive officer will have a strong interest in remaining indemnified by PhotoMedex for acts undertaken, or not undertaken, on behalf of PhotoMedex, and in assuring PhotoMedex maintains sufficient tail insurance for securing PhotoMedex’s indemnification obligations. For those directors and executive officers who continue on with the combined company, there will be a similar interest in such indemnification and insurance going forward. The current insurance policy for securing such indemnification obligations will cease to cover acts of the Company’s principals from the consummation of the merger and forward, inasmuch as the merger is a reverse acquisition.

•

Mr. David W. Anderson, who is currently a director of PhotoMedex, is also on the board of directors of Vision-Sciences, Inc.; Lewis C. Pell and Katsumi Oneda, who are both significant stockholders of Radiancy, are also both significant shareholders of Vision-Sciences, Inc.

•

Those executive officers who will receive compensatory benefits as a result of the merger have an interest in the consummation of the merger that may be influenced by the benefits that inure to themselves and not to the stockholders in general.

•

Messrs. McGrath and Stewart will receive 200,000 shares of PhotoMedex common stock and 180,000 shares of PhotoMedex common stock, respectively, in connection with the merger. The executives will be awarded these shares if and only if they will have been successful in bringing the merger to consummation. As to the 100,000 restricted shares that were awarded to Messrs. McGrath and Stewart in March 2011 and that have a 10-year vesting schedule, upon the merger, the vesting schedule will step down to a 3-year schedule, excluding a number of shares which may be vested as of merger without causing imposition of excise taxes under Section 4999 of the Internal Revenue Code or the loss in any material respect of a deduction under Section 162(m) of the Code. Ms. Allgeier, our Chief

Financial Officer, was awarded 10,000 shares of restricted stock in March 2011; these shares will, upon the merger, cease to be restricted and will become fully vested. Other prior awards of restricted stock to Messrs. McGrath and Stewart will continue, or begin, to vest on a time-based schedule. Insofar as the merger will constitute a change of control, it will cause the acceleration of vesting of options held by Messrs. McGrath and Stewart and Ms. Allgeier.

Change of Control Payments—Executive Officers of PhotoMedex

The named executive officers of PhotoMedex will be entitled to certain compensation that is based on or otherwise relates to the merger in the event that a closing of the merger occurs.

Each of Messrs. McGrath and Stewart holds options to purchase PhotoMedex common stock (“PhotoMedex Options”) the vesting of which will be 100% accelerated upon the closing of the merger pursuant to the terms of the PhotoMedex2005 Equity Compensation Plan.

In addition, each of Messrs. McGrath and Stewart holds time-based restricted PhotoMedex common stock (“PhotoMedex Restricted Stock”) and performance-based PhotoMedex Restricted Stock. With respect to the time-based PhotoMedex Restricted Stock granted on March 30, 2011, PhotoMedex has entered into amended and restated restricted stock agreements with each of Messrs. McGrath and Stewart (the “Amended Restricted Stock Agreements”), amending the restricted stock agreements previously entered into with each of them, which amended agreements are subject to, and will become effective upon, the closing. The Amended Restricted Stock Agreements provide that upon the closing, a number of shares subject to the Agreements may vest, with the value of such shares being no more than an amount that will not otherwise cause the executives to be subject to the excise tax provisions of Section 4999 of the Code or cause the loss in any material amount of a deduction to PhotoMedex under Section 162(m) of the Code for compensation paid to the executives. The remaining shares, if any, shall vest in substantially equal annual installments over a period of three years, on each anniversary of the closing, so long as the executive continues to be employed by PhotoMedex on each such date. If the executive’s employment is terminated by PhotoMedex without cause, due to his resignation for good reason, or as the result of his death or disability, the vesting of the remaining shares shall be accelerated.

With respect to the performance-based PhotoMedex Restricted Stock granted to the executives prior to January 1, 2011, such performance-based PhotoMedex Restricted Stock will, upon the closing of the merger and to the extent not already vested, be converted under the terms of the applicable agreements into time-based PhotoMedex Restricted Stock (the “Converted PhotoMedex Restricted Stock”) vesting in equal monthly installments over a period no greater than 36 months following the closing. If the employment of Messrs. McGrath or Stewart is terminated by the Company without cause or by either executive for good reason prior to the date on which the Converted PhotoMedex Restricted Stock has fully vested, the vesting of such Converted PhotoMedex Restricted Stock shall accelerate 100% upon such termination.

In addition, PhotoMedex has entered into amended and restated employment agreements (the “Amended Employment Agreements”) which amended agreements are subject to, and will become effective upon, the closing of the merger. Pursuant to the Amended Employment Agreements, Messrs. McGrath and Stewart are entitled to certain severance benefits in the event a termination of employment occurs. Messrs. McGrath and Stewart will also receive new awards of PhotoMedex Options and PhotoMedex Restricted Stock if and when the closing of the merger occurs. The Amended Employment Agreements and new equity awards are described beginning on page 142.

Upon the closing of the merger, the vesting of all PhotoMedex Options and PhotoMedex Restricted Stock held by Ms. Allgeier will be 100% accelerated pursuant to the terms of the PhotoMedex, Inc. 2005 Equity Compensation Plan. In addition, PhotoMedex has entered into an at-will employment agreement with Ms. Allgeier which would provide six months of salary continuation payments upon a termination of employment by PhotoMedex without cause or by Ms. Allgeier for good reason in connection with the closing of the merger.

Although the vesting of our named executive officers’ PhotoMedex Options and PhotoMedex Restricted Stock will accelerate upon the closing of the merger as described herein, such named executive officers will not receive any cash payments for the shares subject to the awards until they sell such shares.

Golden Parachute Compensation

Name	Cash ($) (a)	Equity ($) (b)	Total ($)
Dennis M. McGrath	0	1,491,556	1,491,556
Michael R. Stewart	0	1,450,324	1,450,324
Christina L. Allgeier	72,500	139,265	211,765

(a)	This amount would be payable only if a “double trigger” occurs—in other words, if the closing of the merger occurs and Ms. Allgeier’s employment is terminated either by PhotoMedex without cause or by Ms. Allgeier with good reason following the closing. In the event of such a termination, Ms. Allgeier is entitled to six months of salary continuation payments. Ms. Allgeier’s base salary as of the date hereof is $145,000.
(b)	Includes the following amounts payable in connection with the acceleration of vesting of PhotoMedex Options and PhotoMedex Restricted Stock:

•

McGrath—Amount consists of (1) $38,483 representing the accelerated vesting of 100% of the PhotoMedex Options held by Mr. McGrath, (2) $1,356,000 representing the accelerated of vesting of 100% of the time-based PhotoMedex Restricted Stock held by Mr. McGrath pursuant to the March 30, 2011 grant, and (3) $97,073 representing the value of the Converted PhotoMedex Restricted Stock.

•

Stewart—Amount consists of (1) $23,090 representing the accelerated vesting of 100% of the PhotoMedex Options held by Mr. Stewart, (2) $1,356,000 representing the accelerated vesting of 100% of the time-based PhotoMedex Restricted Stock held by Mr. Stewart pursuant to the March 30, 2011 grant, and (3) $71,234 representing the value of the Converted PhotoMedex Restricted Stock.

•

Allgeier—Amount consists of (1) $3,665 representing the accelerated vesting of 100% of the PhotoMedex Options held by Ms. Allgeier and (2) $135,600 representing the accelerated vesting of 100% of the PhotoMedex Restricted Stock held by Ms. Allgeier.

With respect to calculating the value of the accelerated vesting of PhotoMedex Options and time-based PhotoMedex Restricted Stock and the conversion of the Converted PhotoMedex Restricted Stock from a performance-based award to a time-based award, we have used a per share value of PhotoMedex common stock of $13.57, which is the average closing market price of one share of PhotoMedex common stock over the first five business days following the first public announcement of the merger. The accelerated vesting of the PhotoMedex Options and time-based PhotoMedex Restricted Stock, and the conversion of the Converted PhotoMedex Restricted Stock, as described above, is subject to a “single trigger”—in other words, such acceleration and conversion will occur upon the closing of the merger without regard to whether the executive’s employment terminates. The vesting of the Converted PhotoMedex Restricted Stock, which is to vest monthly over 36 months following the closing, will accelerate only in the event of a “double trigger.” With respect to the time-based PhotoMedex Restricted Stock held pursuant to grants on March 30, 2011, we have disclosed the value of the accelerated vesting assuming that 100% of the shares subject to such grants will vest as a result of the merger, notwithstanding that the number of shares that will in fact vest will be limited to the number that will not result in adverse tax consequences to the executives under Sections 4999 of the Code or to PhotoMedex under Section  162(m) of the Code.

Ownership of Common Stock of the Combined Company After the Merger

PhotoMedex stockholders will own approximately 25% of the combined company and Radiancy stockholders will own approximately 75% of the combined company, measured on an “as-converted” basis. As used in the calculation of PhotoMedex stockholder and Radiancy stockholder ownership, “as-converted” means the number of shares of common stock outstanding, plus the number of shares of common stock issuable upon conversion or exercise, as applicable, of outstanding equity awards (including warrants and stock options), having exercise prices less than $25.00 per share; excluded from the calculation are securities held by Perseus Partners VII, L.P., which will have been extinguished as of result of discharge of PhotoMedex’s indebtedness to this creditor. The foregoing ownership percentages and “as-converted” calculations are measured as of August 11, 2011.

Regulatory Approvals Required for the Merger

The merger does not meet the thresholds for furnishing premerger notification and other information to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the parties are not aware of any other regulatory filings or approvals that are required in connection with the merger.

It is condition of the merger that Radiancy shall have secured a favorable tax ruling from the Israeli tax authority. Radiancy seeks a ruling that, inter alia, the shares issued in the merger to its stockholders who are subject to Israeli taxation will not attract immediate income tax, but that any such tax may be deferred over a period, which is expected to be no longer than four years, subject to such stockholders agreeing to customary requirements imposed by the Israeli tax authority.

Restrictions on Sales of Shares of PhotoMedex Securities Received in the Merger

Shares of PhotoMedex common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act or the Securities Exchange Act of 1934, as amended, which we refer to in this joint proxy statement/prospectus as the “Exchange Act,” except for shares of PhotoMedex common stock issued to any Radiancy stockholder who may be deemed to be an “affiliate” of PhotoMedex for purposes of Rule 145 under the Securities Act after the completion of the merger. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, PhotoMedex and may include the executive officers, directors and significant stockholders of PhotoMedex, such as those Radiancy designated directors who will join the PhotoMedex board of directors upon the completion of the merger. This joint proxy statement/prospectus does not cover resales of PhotoMedex common stock received by any person upon the completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

In addition, each director and executive officer of PhotoMedex following the consummation of the merger will be obligated to sign lock-up agreements, which will limit their ability to sell, transfer, or dispose of any PhotoMedex securities for a period of six months following the consummation of the merger.

Listing of PhotoMedex Common Stock Issued in the Merger

Before the completion of the merger, PhotoMedex has agreed to use its commercially reasonable efforts to cause the shares of PhotoMedex common stock to be issued in the merger and the shares of PhotoMedex common stock issuable upon exercise of the warrants to be authorized for listing on NASDAQ, subject to official notice of issuance.

Anticipated Accounting Treatment

The merger will be treated by PhotoMedex as a reverse merger under the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, “Business Combinations,” for business combinations under GAAP. As the transaction is a reverse acquisition, Radiancy is deemed to have acquired PhotoMedex. The consideration transferred to PhotoMedex is determined based on the amount of equity that Radiancy would have had to issue to PhotoMedex shareholders in order to provide to them the same ratio of ownership in the combined company. The assets and liabilities and results of operations of PhotoMedex will be consolidated into the results of operations of Radiancy as of the completion of the merger. Financial statements of PhotoMedex issued after the merger will reflect only the operations of PhotoMedex’s business after the merger and will not be restated retroactively to reflect the historical financial position or results of operations of PhotoMedex. All unaudited pro forma combined financial information included in this joint proxy statement/prospectus have been prepared to give effect of the proposed merger as a reverse merger in accordance with GAAP. After the merger is completed, we shall determine the final valuation of the assets and liabilities of PhotoMedex’s business. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets or increase in the fair value of the liabilities of PhotoMedex’s business as compared to the unaudited pro forma combined financial information included in this joint proxy statement/prospectus will have the effect of increasing the amount of the purchase price allocable to goodwill.

Compensation expense based on unvested grants of equity interests in PhotoMedex will continue to be amortized after the merger to the consolidated statement of operations.

Appraisal Rights

Under the merger agreement, holders of shares of Radiancy common stock or preferred stock may seek appraisal of their shares in accordance with Section 262 of the DGCL. Radiancy stockholders who seek appraisal and comply with the applicable requirements of the DGCL will receive, in lieu of the merger consideration, a cash payment for the fair value of their shares of Radiancy common stock as determined by the Delaware Court of Chancery, which we refer to as the “Court of Chancery” in this joint proxy statement/prospectus, following an appraisal proceeding. Such stockholders will not know the appraised fair value at the time they must elect whether to seek appraisal. The appraised value of the shares will not include any value arising from the merger.

The following summary of the provisions of Section 262 of the DGCL is not a complete statement of the provisions of that section and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, a copy of which is attached as Annex H to this joint proxy statement/prospectus and is incorporated into this summary by reference.

If a holder of shares of Radiancy common stock or preferred stock wishes to seek appraisal in connection with the merger, (1) the holder must not vote in favor of the approval and adoption of the merger agreement, (2) must continually be the holder of record of such shares of Radiancy common stock through the effective time of the merger and (3) must meet the conditions described below.

Under Section 262 of the DGCL, Radiancy is required to notify each of its stockholders entitled to appraisal rights that appraisal rights are available at least 20 days before the special meeting of stockholders. This joint proxy statement/prospectus constitutes Radiancy’s notice to holders of Radiancy common stock and preferred stock of their right to exercise appraisal rights. Failure to comply with the procedures set forth in Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights.

ALL REFERENCES IN THIS SUMMARY AND IN SECTION 262 OF THE DGCL TO A “STOCKHOLDER” OR TO A “HOLDER” OF SHARES OF RADIANCY CAPITAL STOCK ARE REFERENCES TO THE RECORD HOLDERS OF RADIANCY COMMON STOCK OR PREFERRED STOCK. A PERSON HAVING A BENEFICIAL INTEREST IN RADIANCY CAPITAL STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW IN A PROPER AND TIMELY MANNER TO PERFECT THE HOLDER’S APPRAISAL RIGHTS.

Because a duly executed proxy that does not contain voting instructions will, unless revoked, be voted for the approval and adoption of the merger agreement, a holder of shares of Radiancy capital stock or who votes by proxy and who wishes to exercise appraisal rights must vote against the approval and adoption of the merger agreement or abstain from voting on the approval and adoption of the merger agreement. A vote against the approval and adoption of the merger agreement or an abstention will not constitute a demand for appraisal. Holders of Radiancy capital stock wishing to exercise the right to dissent from the transaction and seek an appraisal of their shares must take the following actions:

•	not vote in favor of the approval and adoption of the merger agreement, or vote against the approval and adoption of the merger agreement, or abstain from voting;

•	file a written notice with Radiancy of their intention to exercise rights of appraisal of their shares before the vote on the merger agreement at the Radiancy special meeting;

•	follow the procedures set forth in Section 262 of the DGCL; and

•	not accept the general merger consideration.

Voting “for” the approval and adoption of the merger agreement will constitute a waiver of your appraisal rights. A RADIANCY STOCKHOLDER WHO ELECTS TO EXERCISE APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL MUST MAIL OR DELIVER, BEFORE THE MERGER AGREEMENT IS VOTED UPON AT THE RADIANCY SPECIAL MEETING, A WRITTEN DEMAND TO: RADIANCY, INC., ATTENTION: CORPORATE SECRETARY, RADIANCY, INC., 40 RAMLAND ROAD SOUTH, SUITE 200, ORANGEBURG, NEW YORK 10962.

A demand for appraisal must be executed by or on behalf of the holder of record and must reasonably inform Radiancy of the identity of the stockholder of record. The demand must also state that the Radiancy stockholder intends to demand appraisal of the holder’s Radiancy capital stock in connection with the merger. If the shares of Radiancy capital stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners.

The shares of Radiancy capital stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 of the DGCL and have not effectively withdrawn or lost their appraisal rights are referred to in this joint proxy statement/prospectus as the “dissenting shares.”

Within ten days after the effective date of the merger, the surviving corporation must mail a notice to all former Radiancy stockholders who filed a written notice of their intention to exercise appraisal rights in compliance with Section 262 of the DGCL notifying those former Radiancy stockholders of the effective date of the merger.

Within 120 days after the date the merger becomes effective, but not thereafter, the surviving corporation or any former holder of shares of Radiancy capital stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may file a petition in the Court of Chancery with a copy served on the surviving corporation in the case of a petition filed by a former Radiancy stockholder, demanding a determination of the fair value of the Radiancy capital stock of all such Radiancy stockholders. The surviving corporation will have no obligation to file a petition, and the surviving corporation has no present intention to cause such a petition to be filed. Accordingly, it is the obligation of Radiancy stockholders seeking appraisal rights to initiate all necessary action to perfect appraisal rights within the time prescribed in Section 262 of the DGCL.

Within 120 days after the merger becomes effective, any holder of shares of Radiancy capital stock who has complied with the requirements for exercise of appraisal rights under Section 262 of the DGCL will be entitled, upon written request, to receive from the surviving corporation, a statement setting forth the aggregate number of shares of Radiancy capital stock not voted in favor of the approval and adoption of the merger agreement and with respect to which demands for appraisal have been received and the total number of holders of these shares of Radiancy capital stock. If a holder of shares of Radiancy capital stock timely files a petition for an appraisal, the Court of Chancery is empowered to conduct a hearing on this petition to determine those holders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the holders of shares of Radiancy capital stock who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery of the Court of Chancery for notation of the pending appraisal proceeding. If any Radiancy stockholder fails to comply with its direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

After determining the holders entitled to appraisal, the Court of Chancery will appraise the “fair value” of the shares of Radiancy capital stock held by such holders, exclusive of any element of value arising from the accomplishment or expectation of the transaction, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Radiancy stockholders considering seeking appraisal should be aware that the fair value of shares of Radiancy capital stock, as determined in an appraisal proceeding under Section 262 of the DGCL, could be more than, the same as or less than the value of the merger consideration they would receive under the merger agreement if they did not seek appraisal of their shares of Radiancy capital stock, and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a sale transaction are not opinions as to fair value under Section 262 of the DGCL. Additionally, Radiancy stockholders considering seeking appraisal should be aware there can be no certainty as to the time required for such proceedings.

The Court of Chancery may determine the cost of the appraisal action and may allocate the costs among the parties as the court deems equitable. However, costs do not include attorneys’ and expert witness fees. Each party must bear its own expenses of the proceeding, although the court may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Radiancy capital stock entitled to an appraisal.

Any holder of shares of Radiancy capital stock who duly demands appraisal in compliance with Section 262 of the DGCL will not, after the date the merger becomes effective, be entitled to vote its shares of Radiancy capital stock for any purpose or be entitled to the payment of dividends or other distributions on those shares other than dividends or other distributions payable to holders of record as of a record date prior to the effective date of the merger.

If any Radiancy stockholder who demands appraisal of shares of Radiancy capital stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, its right to appraisal, the shares of such stockholder will be converted into the right to receive the merger consideration under the merger agreement, without interest.

A Radiancy stockholder will lose the right to appraisal if such stockholder does not file a petition for appraisal within 120 days after the date the merger becomes effective, or if such holder delivers to Radiancy a written withdrawal of a demand for appraisal and an acceptance of the merger consideration. However, any attempt to withdraw a demand for appraisal made more than 60 days after the date the merger becomes effective will require the written approval of Radiancy and, once a petition for appraisal is filed, an appraisal proceeding may not be dismissed as to any Radiancy stockholder absent court approval. Furthermore, dissenting shares lose their status as dissenting shares if:

•	the transaction is abandoned; or

•	the holder of such shares fails to make a timely written demand for appraisal.

Failure to follow the procedures required by Section 262 of the DGCL for perfecting appraisal rights is likely to result in the loss of appraisal rights. If a holder of dissenting shares withdraws its demand for appraisal or has its appraisal rights terminated as described above, such holder will only be entitled to receive the merger consideration for those shares pursuant to the terms of the merger agreement.

Appraisal rights are available only to the record holders of shares. If you wish to exercise appraisal rights but have a beneficial interest in shares held of record by or in the name of another person, such as a broker, bank or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 of DGCL to perfect your appraisal rights.

In view of the complexity of Section 262 of the DGCL, Radiancy stockholders who may wish to dissent from the merger and pursue appraisal rights should contact their legal advisors.

PhotoMedex stockholders do not have appraisal or dissenters’ rights under the NRS or the merger agreement.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the merger to holders of PhotoMedex common stock and Radiancy common stock and preferred stock that exchange their shares of Radiancy common stock and preferred stock for shares of PhotoMedex common stock in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S.federal laws other than those pertaining to income tax. This discussion is based upon the Internal Revenue Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this joint proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those PhotoMedex common stockholders and Radiancy common stockholders and preferred stockholders that hold their shares of PhotoMedex common stock and Radiancy common and preferred stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are: a financial institution; a tax-exempt organization; an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity); an insurance company; a mutual fund; a dealer or broker in stocks and securities, or currencies; a trader in securities that elects mark-to-market treatment; a holder of PhotoMedex common stock or Radiancy common stock or preferred stock subject to the alternative minimum tax provisions of the Code; a holder of PhotoMedex common stock or Radiancy common stock or preferred stock that received PhotoMedex or Radiancy common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation; a person that has a functional currency other than the U.S. dollar; a holder of PhotoMedex common stock or Radiancy common stock or preferred stock that holds PhotoMedex common stock or Radiancy common stock or preferred stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or a United States expatriate.

Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of Radiancy or PhotoMedex. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

For purposes of this discussion in this joint proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of stock that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. A Non-U.S. Holder is a holder other than a U.S. Holder.

The U.S. federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes and that holds stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding stock should consult their own tax advisors

U.S. Income Tax Consequences of the Merger to Radiancy U.S. Holders

The parties intend for the merger to be treated as a reorganization for U.S. federal income tax purposes. Neither PhotoMedex nor Radiancy will be receiving an opinion of counsel regarding the tax consequences of the merger. In any event, opinions of counsel are not binding on the Internal Revenue Service. PhotoMedex and Radiancy have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

Assuming that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code:

•	No gain or loss will be recognized by Radiancy U.S. Holders who receive solely shares of PhotoMedex common stock in exchange for their Radiancy common stock or preferred stock;

•

U.S. Holders of Radiancy stock should not be subject to U.S. federal withholding tax on the receipt of PhotoMedex stock in exchange for their Radiancy common stock or preferred stock unless (a) Radiancy is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger and such holder’s holding period for the stock and (b) such U.S. Holder fails to deliver a certificate of non-foreign status, as provided in the applicable U.S. Treasury Regulations. U.S. Holders will get a credit for any amounts withheld and paid over by PhotoMedex to the Internal Revenue Service on their behalf;

•

The aggregate tax basis of the shares of PhotoMedex stock received in the merger (including the PhotoMedex stock released to Radiancy U.S. Holders from escrow) will be equal to the aggregate tax basis of the shares of Radiancy common stock and preferred stock exchanged therefor.

•

The holding period of the PhotoMedex stock received in the merger (including the PhotoMedex stock released to Radiancy U.S. Holders from escrow by the escrow agent) will include the holding period of the Radiancy common stock or preferred stock exchanged therefor;

•

The tax consequences of the payment of any indemnification claims with PhotoMedex stock out of escrow is unclear. We believe that the release of PhotoMedex common stock in payment of an indemnification obligation should not be a taxable event to the Radiancy U.S. Holders. Radiancy U.S. Holders are urged to consult their own tax advisors regarding the proper treatment of any such payments; and

•

Any Radiancy U.S. Holder who exercises his or her appraisal rights and who receives solely cash in exchange for his or her shares of Radiancy common stock or preferred stock generally will recognize gain or loss measured by the difference between the amount of cash received and the tax basis of such stockholder’s shares of Radiancy common stock or preferred stock exchanged therefor. This gain or loss will generally be long-term capital gain or loss if the holder’s holding period with respect to the Radiancy common stock or preferred stock surrendered is more than one year at the effective time of the merger. There are limitations on the extent to which stockholders may deduct capital losses from ordinary income. If a Radiancy U.S. Holder who receives cash in exchange for all of such stockholder’s shares of Radiancy common stock or preferred stock actually or constructively owns PhotoMedex common stock after the merger (as the result of prior actual or constructive ownership of PhotoMedex common stock or otherwise), all or a portion of the cash received by the stockholder may be taxed as a dividend, and accordingly Radiancy suggests that those stockholders consult their tax advisors to determine the amount and character of the income recognized in connection with the merger.

If the Internal Revenue Service determines that the merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, Radiancy U.S. Holders would be required to recognize gain or loss with respect to each share of Radiancy common stock or preferred stock surrendered in the merger in an amount equal to the difference between (a) the fair market value of any PhotoMedex stock received in the merger and (b) the tax basis of the shares of Radiancy common stock or preferred stock surrendered in exchange therefor. Except to the extent attributable to imputed interest on release of shares from escrow, such gain or loss will be long-term capital gain or loss if such stockholder held the Radiancy common stock or preferred stock for more than one year, and will be short-term capital gain or loss if such stockholder held the Radiancy common stock or preferred stock for one year or less at the time of the merger. The amount and character of gain or loss will be computed separately for each block of Radiancy common stock or preferred stock that was purchased by the holder in the same transaction. A Radiancy U.S. Holder’s aggregate tax basis in the PhotoMedex common stock received in the merger would in this case be equal to its fair market value at the time of the closing of the merger, and the holding period for the PhotoMedex stock would begin the day after the closing of the merger.

Tax Return Reporting. Radiancy U.S. Holders who receive PhotoMedex stock in the merger may be required to retain records pertaining to the merger and may be required to file with their U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger as provided in Treasury Regulation Section 1.368-3. Holders should consult their own tax advisors to determine if such reporting rules apply to them.

U.S. Income Tax Consequences of the Merger to Non-U.S. Holders of Radiancy Stock

Non-U.S. Holders of Radiancy stock should not be subject to U.S. federal income tax on the receipt of PhotoMedex stock in exchange for their Radiancy common stock unless Radiancy is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger and such holder’s holding period for the stock. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although we do not believe that Radiancy is a “United States real property holding corporation,” unless Radiancy provides a certificate so stating in compliance with the U.S. tax rules, we will withhold 10 percent of the stock otherwise payable to the Non-U.S. Holders of Radiancy stock, and such holders will be required to file U.S. federal income tax returns and pay U.S. income tax on the gain realized on the sale of such stock. The Non-U.S. Holders will get a credit for any amounts withheld and paid over by PhotoMedex to the Internal Revenue Service on their behalf.

U.S. Income Tax Consequences to PhotoMedex Stockholders

The tax consequences of the receipt of warrants and the receipt of PhotoMedex stock out of escrow by PhotoMedex stockholders, is unclear. We believe that the receipt of PhotoMedex warrants and the receipt of PhotoMedex common stock in payment of an indemnification obligation should not be a taxable event to the PhotoMedex stockholders. PhotoMedex stockholders are urged to consult their own tax advisors regarding the proper treatment of any such payments.

U.S. Income Tax Consequences of Holding PhotoMedex Stock Post-Closing

U.S. Holders

Distributions. Distributions paid on the PhotoMedex stock will be taxable to U.S. Holders as dividend income to the extent of PhotoMedex’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent that the amount of distributions paid on the PhotoMedex stock exceeds PhotoMedex’s current and accumulated earnings and profits, the distributions will be treated as a return of capital, thus reducing the U.S. Holder’s adjusted tax basis in such stock and increasing the amount of gain (or reducing the amount of loss) which may be realized by such holder upon a sale or exchange of the stock. The amount of any distribution which exceeds a U.S. Holder’s adjusted basis in the PhotoMedex stock will be taxed as capital gain, and will be long-term capital gain if the holder’s holding period for such stock exceeds one year. For purposes of the remainder of this discussion, the term “dividend” refers to a distribution paid out of PhotoMedex’s allocable earnings and profits, unless the context indicates otherwise. Dividends paid to a U.S. Holder that is a U.S. corporation generally will be eligible for the dividends-received deduction under section 243 of the Code, subject to various limitations.

Sale or Exchange of the PhotoMedex Stock. Unless a nonrecognition provision applies, the sale, exchange or other disposition of the PhotoMedex stock will be a taxable event for U.S. federal income tax purposes. In such event, a U.S. holder will recognize gain or loss equal to the difference between the amount of cash plus the fair market value of any property received and the holder’s adjusted tax basis in the stock. This gain or loss would be long-term capital gain or loss if the U.S. Holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Non-U.S. Holders

Distributions. Distributions that are treated as dividends (as described above under -U.S. Holders—Distributions”) paid to a Non-U.S. Holder of common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (or, where a tax treaty applies, attributable to a U.S. permanent establishment of the Non-U.S. Holder), are not subject to the withholding tax. Instead, such effectively connected dividends are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional ‘branch profits tax’ at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of PhotoMedex stock who wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends paid will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to treaty benefits. A Non-U.S. Holder can generally meet the certification requirement by completing an IRS Form W-8BEN (or other applicable form).

Sale, Exchange or other Disposition of Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of PhotoMedex stock unless: (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder; (ii) in the case of a Non-U.S. Holder who is an individual and holds the PhotoMedex stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or (iii) PhotoMedex is or has been a ‘United States real property holding corporation’ for U.S. federal income tax purposes. PhotoMedex believes that it is not, and does not anticipate becoming, a ‘United States real property holding corporation’ for U.S. federal income tax purposes.

Federal Estate Tax. PhotoMedex stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore may be subject to U.S. federal estate tax.

U.S. Income Tax Consequences of Holding Warrants

The recipients of PhotoMedex warrants initially will have no tax basis in the warrants. No income, gain or loss will be recognized for U.S federal income tax purposes by a holder of a warrant on the exercise of a warrant. The redemption of a warrant by PhotoMedex, or the sale of a warrant by a U.S. Holder, generally will be treated as a sale or exchange of a capital asset. Accordingly, such gain or loss will be long-term capital gain or loss provided the warrant has been held for more than one year. The gain or loss will be equal to the difference between the amount realized on such redemption or sale and the holder’s tax basis in such warrant. In certain circumstances, adjustments in the exercise price of a warrant could result in income to a warrant holder equal to the fair market value of the adjustment.

The basis of a holder’s PhotoMedex stock acquired upon exercise of a warrant will equal the amount of cash paid upon exercise of the warrant. The holding period for PhotoMedex stock acquired upon exercise of a warrant will begin on the date of exercise of the warrant. Thus, the sale of the PhotoMedex stock acquired upon exercise of a warrant will be short-term capital gain if such stock is sold within one year of the exercise date.

Recent Legislation Relating to Foreign Accounts

Legislation was recently enacted into law that will materially change the requirements for obtaining an exemption from U.S. withholding tax and impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. In general, and depending on the specific facts and circumstances, the failure to comply with the additional certification, information reporting and other specified requirements will result in a 30 percent withholding tax being imposed on “withholdable payments,” including payments of dividends and proceeds from the sale of our common stock, to U.S. Holders who own our common stock through foreign accounts or foreign intermediaries and certain Non-U.S. Holders. These rules will apply to payments made after December 31, 2014 with respect to our common stock. Prospective investors should consult their tax advisers regarding this legislation and the potential implications of this legislation on their investment in our common stock.

Backup Withholding and Information Reporting

Payments of cash in the merger, if any, and dividends and the proceeds from a sale or other disposition of PhotoMedex stock may be subject to information reporting and backup withholding at a rate of 28% of the amount payable to the holder, unless the holder provides proof of an applicable exemption satisfactory to PhotoMedex and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

U.S. Income Tax Consequences to PhotoMedex and Radiancy

No gain or loss should be recognized by PhotoMedex or Radiancy as a result of the merger.

This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

ISRAELI INCOME TAX CONSEQUENCES OF THE MERGER

For the avoidance of doubt, this discussion addresses only those stockholders of common stock and/or preferred stock that hold their shares of Radiancy as a capital asset within the meaning of Chapter E of the Israeli Income Tax Ordinance, 1961 (the “Ordinance”) (generally, property held for investment). Further, this discussion does not address all aspects of Israeli income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the Israeli income tax laws, including if you are: a financial institution; a tax-exempt organization; a partnership or other pass-through entity (or an investor in such an entity); an insurance company; a mutual fund; a dealer or broker in stocks and securities, or currencies; etc.

Israeli Tax Consequences to Israeli Holders of Radiancy Stock

Radiancy Israeli resident stockholders would be, in general, required to recognize gain or loss with respect to each share of Radiancy common stock or preferred stock surrendered or exchanged in the Merger, generally, in an amount equal to the difference between (a) the fair market value of any PhotoMedex stock received in the Merger and (b) the tax basis of the shares of Radiancy common stock or preferred stock surrendered in exchange therefor. The tax rate on Real Capital Gains, as defined below, is, generally, as follows:

(i)	for individuals—20% or 25% (the latter tax rate of 25% is applicable for a shareholder who is considered a “Substantial Shareholder” (i.e., a person that holds, directly or indirectly, alone or with another person, at least 10% of any type of means of control in the company) on the date of sale or on any date falling within the 12 month period preceding that date of sale) with respect to that part of the capital gain accruing after January 1, 2003; the applicable tax rate with respect to that part of the capital gain which accrued prior to January 1, 2003 is the marginal income tax rate applicable on the date of sale (45% for 2011 tax year). If an asset was purchased prior to January 1, 2003 and then sold after such date, the division (for the purposes of calculation of the tax liability) of the accrued capital gains will be made by way of the linear method. In addition, if the shares were given as a result of an exercise of an employee stock option then the benefit is taxed as a regular work income (up to a marginal income tax rate of 45% for 2011 tax year) in addition to social security duties, unless a beneficial capital gains tax course was implemented by the employer (as in the Radiancy case and only with respect to options granted pursuant to Section 102 of the Ordinance) for which a flat 25% tax rate is imposed (however, if the shares pertaining to a company whose shares are listed for trade on a stock exchange on the date of grant or become listed for trade within 90 days of the date of grant, then a portion of the value of the benefit to the employee will be classified as ordinary income at the exercise date and taxed accordingly);

(ii)	for corporations—corporate tax rate (24% for 2011 tax year).

However, the Ordinance also includes provisions that provide, subject to certain conditions, certain tax reprieves for business re-organizations (for example, mergers or splits). In this context, Section 104H of the Ordinance allows a deferment of the tax event for a limited period (two-years with respect to half of the shareholding and four-years with respect to remainder shareholding, unless the shares are actually sold earlier) in case of an exchange of shares as consideration for the allocation of shares of another company that are listed for trading on any stock exchange. The entitlement to said 104H benefit is subject to certain conditions as detailed in the Ordinance and the pre-ruling from the Israeli Tax Authority that usually requires certain conditions as part of such pre-ruling including, inter alia, the deposit of the relevant shares with a trustee (confirmed by the Israeli Tax Authority) who is responsible for the withholding and payment of the Israeli tax required. Under Section 104H, the gain will be calculated, generally, in an amount equal to the difference between (a) the total consideration paid for the shares (in case of actual sale) or the fair market value of the PhotoMedex stock received in the Merger at the date of the end of the tax deferral period (the averaged value of the share within the 30-days-period preceding the end of the deferral period) (including any additional consideration, i.e., cash amounts given for the transferred shares in addition to PhotoMedex stock and dividends distributed during the period between the exchange date and the earlier of the date of sale or the end of the deferral period) and (b) the tax basis of the shares of Radiancy common stock or preferred stock surrendered in exchange therefore. In addition, with respect to shares that were obtained as a result of an exercise of an employee stock option and are held by a trustee under the terms of Section 102 of the Ordinance – a deferment of the tax event in circumstances of a merger or other re-organization event (which is considered as an unwillingly sale of the shares) may be implemented under Section 102(H) of the Ordinance and a pre-ruling from the Israeli Tax Authority. The entitlement to said deferment is usually subject to certain conditions, including the deposit of the relevant shares with a Section 102 trustee who is responsible for the withholding and payment of the Israeli tax required at the date of actual sale of the shares by the trustee or the transfer of the shares from the trustee to the employee.

With respect to dividends, the Israeli tax rate is generally 20% or 25% (the latter tax rate of 25% is applicable for a Substantial Shareholder on the date of distribution or on any date falling within the 12 month period preceding that date of distribution). Israeli resident corporations are generally subject to Israeli corporate tax (24% in 2011 tax year) for payment of such dividends. Said tax rates may be reduced under any relevant tax treaty in case of a non-Israeli dividend payee. In addition, with respect to dividend which is distributed for shares held by a Section 102 trustee (i.e., shares that were obtained as a result of an exercise of an employee stock option) it is not clear enough under the wording of the Israeli tax law whether the tax rate would be the regular aforementioned ones (i.e., 20% or 25%) or the Section 102 tax rates (i.e., 25% for capital gains tax course or ordinary income tax rates of up to 45% for 2011, according to the relevant tax course to be selected).

Israeli Tax Consequences to Non-Israeli Holders of Radiancy Stock

Under the Ordinance, Non-Israeli Holders of Radiancy stock should not be subject to Israeli capital gains tax on the receipt of PhotoMedex stock in exchange for their Radiancy common stock unless most of the assets of Radiancy are, directly or indirectly, located in Israel. In addition, under most of the tax treaties to which Israel is a party to—the provisions of which supersedes the Israeli internal tax provisions—Non-Israeli Holders of Radiancy stock should not be subject to Israeli capital gains tax with respect of the sale of Radiancy stock.

Israeli Tax Consequences to Holders of PhotoMedex Stock

Israeli Holders of PhotoMedex stock

Capital Gain

Israeli law generally imposes a capital gains tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes. The law distinguishes between “Real Capital Gain” and “Inflationary Surplus”. The Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price which is attributable to the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

The tax rate applicable to Real Capital Gains derived from the sale of PhotoMedex stock is 20% for Israeli individuals, unless such shareholder claims a deduction for financing expenses in connection with the purchase and holding of such shares, in which case the gain will generally be taxed at a rate of 25%. Additionally, if such shareholder is considered a Substantial Shareholder at any time during the preceding 12-month period, such gain will be taxed at the rate of 25%. Individual shareholders dealing with securities in Israel are taxed at the tax rates applicable to business income (up to 45% in 2011 tax year). However, the tax rate applicable to such Real Capital Gains derived by Israeli resident corporations is the general corporate tax rate (24% in 2011). The corporate tax rate is scheduled to decline to 23% in 2012, 22% in 2013, 21% in 2014, 20% in 2015 and 18% in 2016 and thereafter.

Dividend Income

Israeli residents who are individuals are generally subject to Israeli income tax for dividends paid on PhotoMedex stock (other than bonus shares or share dividends) at the rate of 20%, or 25% if the recipient of such dividend is a Substantial Shareholder, at the time of distribution or at any time during the preceding 12-month period. However, Israeli resident corporations are generally subject to Israeli corporate tax (24% in 2011 tax year) for payment of such dividends.

Non-Israeli Holders of PhotoMedex stock

Non-Israeli Holders of PhotoMedex stock should not be subject to Israeli taxation upon the sale of PhotoMedex stock or receipt of dividend on such shares, so long as PhotoMedex is neither controlled nor managed from the State of Israel and a majority of the assets held, directly or indirectly, by PhotoMedex are located outside the State of Israel.

This summary of certain general Israeli income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of Israeli income tax laws to your particular situation, or under the laws of any state, local, foreign or other taxing jurisdiction.

Voting Support, Lock-Up and Confidentiality Agreement

Stockholders representing a majority of the issued and outstanding shares of capital stock of Radiancy (or approximately 46% of Radiancy stockholders on a fully-diluted basis immediately prior to the merger) have entered into a Voting Support, Lock-Up and Confidentiality Agreement with PhotoMedex, and investors representing approximately 46% of the issued and outstanding common stock of PhotoMedex (which is also approximately 46% of the PhotoMedex common stock on a fully diluted basis) have entered into a Voting Support, Lock-Up and Confidentiality Agreement with Radiancy (such agreements, the “Voting Support, Lock-Up and Confidentiality Agreements”).

Pursuant to the Voting Support, Lock-Up and Confidentiality Agreements, each of the stockholders party thereto has agreed to appear in person or by proxy at the applicable stockholders’ meeting called for purposes of adopting the merger agreement and approving the merger and the transactions contemplated thereby, and to vote: (i) in favor of the adoption of the merger agreement and the approval of the merger and the transactions contemplated thereby; (ii) against any proposal made in opposition to, or in competition with, adoption of the merger agreement and approval of the merger and the transactions contemplated thereby; and (iii) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the adoption of the merger agreement and approval of the merger and the transactions contemplated thereby; at any such meeting of stockholders or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the merger, the merger agreement or the transactions contemplated thereby is sought by PhotoMedex or Radiancy, as applicable.

Pursuant to the Voting Support, Lock-Up and Confidentiality Agreements, each of the stockholders party thereto has agreed, subject to certain exceptions, that he, she or it will not directly or indirectly, prior to the termination of such agreement: (i) transfer, assign, sell, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicit to do any of the foregoing, of any or all of the equity securities and/or any debt or similar securities that are convertible into equity securities of PhotoMedex or Radiancy, as applicable, held by him, her or it, including any additional equity securities and/or any debt or similar securities that are convertible into equity securities of PhotoMedex or Radiancy, as applicable, which such stockholder may subsequently acquire, including all additional equity securities which may be issued to such stockholder upon the exercise of any options, warrants or other securities convertible into or exchangeable for securities of PhotoMedex or Radiancy, as the case may be (all such securities of such stockholder, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (ii) enter or offer to enter into any derivative arrangement with respect to, or create or suffer to exist any liens or encumbrances with respect to, any or all of the Subject Securities or any right or interest therein, in either case that would reasonably be expected to prevent or delay such stockholder’s compliance with his, her or its obligations under such agreement; (iii) enter or offer to enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iv) grant any proxy, power-of-attorney or other authorization or consent with respect to any Subject Securities with respect to any matter that is, or that could be exercised in a manner, inconsistent with the transactions contemplated by the merger agreement or the provisions thereof; (v) deposit any Subject Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any Subject Securities; or (vi) enter or offer to enter into any contract or agreement that would be breached by, or take any other action that would reasonably be expected to prevent or delay such stockholder’s compliance with its obligations under such agreement.

Pursuant to the Voting Support, Lock-Up and Confidentiality Agreements, except as otherwise required by applicable law, each stockholder party to either such agreement has agreed to treat and hold as confidential, the terms and conditions relating to the merger, including the existence of the merger agreement and the terms and provisions set forth therein, as well as any other confidential or proprietary information of PhotoMedex or Radiancy, as applicable, relating thereto, except for any such information which is generally known to the public or becomes generally known to the public, other than as a result of a disclosure by such stockholder and not due to the breach of such Agreement, and to refrain from disclosing any such information, except in accordance with the provisions of such agreement.

Perseus Repurchase Transaction

On May 28, 2011, PhotoMedex entered into a repurchase right agreement, dated as of May 27, 2011, with Perseus Partners VII, L.P. Pursuant to the terms of the repurchase right agreement, PhotoMedex has the right to repurchase securities held by Perseus and its former director appointees to the board of directors of PhotoMedex, for an amount equal to $19,500,000, and which amount shall increase by $250,000 on each of October 16, 2011, November 16, 2011, December 16, 2011, and January 16, 2012; i.e., on October 16, 2011, the Repurchase Price shall become $19,750,000, on November 16, 2011, the Repurchase Price shall become $20,000,000, on December 16, 2011, the Repurchase Price shall become $20,250,000, and on January 16, 2012, the Repurchase Price shall become $20,500,000.

The repurchase securities include: (i) secured convertible promissory notes having an aggregate principal amount of $21,447,590 as of the date of the repurchase right agreement, together with interest thereon payable as specified therein, which notes are convertible into shares of PhotoMedex common stock, par value $0.01 per share; (ii) a warrant to purchase 301,288 shares of PhotoMedex common stock; (iii) an option, held by a former director appointee of Perseus to the PhotoMedex board of directors, to purchase 625 shares of PhotoMedex common stock; and (iv) certain rights, held by former director appointees of Perseus to the PhotoMedex board of directors, to receive shares of PhotoMedex common stock in lieu of cash as consideration for service on the PhotoMedex board of directors. As of the date of this joint proxy statement/prospectus, PhotoMedex has settled the rights relating to item (iv) above. The aggregate principal amount will increase on September 1, 2011, which is the next due date for semi-annual interest. PhotoMedex will pay the interest by means of additional convertible promissory notes.

PhotoMedex may exercise the right to repurchase the repurchase securities only in connection with, and up to three (3) business days prior to or simultaneously with, the completion of a Repurchase Transaction. The Repurchase Right shall terminate on the earliest of: (i) except with respect to a Repurchase Transaction described in clause (y) of the definition thereof, (A) PhotoMedex entering into a definitive agreement providing for a change of control or (B) any offer or proposal by a third party to enter into or consummate a transaction which would result in a change of control, which proposal is publicly recommended by the PhotoMedex board of directors; (ii) the completion of a Repurchase Transaction unless the repurchase right has previously been or is simultaneously exercised and completed; or (iii) January 31, 2012.

For purposes of the repurchase right agreement, a “Repurchase Transaction” means a transaction which occurs on, or follows by not more than three (3) business days, the date upon which the repurchase right is effectuated and (x) is a financing, refinancing or similar transaction entered into by PhotoMedex or an affiliate of PhotoMedex which results in neither (i) a change of control, nor (ii) any consideration being paid to the holders of PhotoMedex common stock in respect of their shares, or (y) results in a change of control in which

PhotoMedex is the surviving entity and no consideration is paid to the holders of PhotoMedex common stock in respect of their shares, except that such holders may receive, in connection with any such Repurchase Transaction, cash consideration in lieu of fractional shares, or warrants or rights to acquire PhotoMedex common stock for a per share exercise price that is greater than the market price as of the date of the repurchase right agreement.

Please see PhotoMedex’s Current Report on Form 8-K, filed on June 3, 2011, for a more complete description of the repurchase right agreement, together with the complete text of the repurchase rights agreement, which is attached as an exhibit thereto.

THE MERGER AGREEMENT

The following discussion summarizes material provisions of the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this joint proxy statement/prospectus. This summary is qualified in its entirety by reference to the merger agreement, which we urge you to read carefully and in its entirety, as well as this joint proxy statement/prospectus, before making any decisions regarding the merger.

Form and Effective Time of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Radiancy will merge with and into PHMD Merger Sub, Inc., a wholly owned Delaware corporation and subsidiary of PhotoMedex. Radiancy will survive the merger as a wholly-owned subsidiary of PhotoMedex. Each share of common stock of PHMD Merger Sub, Inc. will be converted into one (1) share of the surviving entity and the certificate of incorporation and bylaws of PHMD Merger Sub, Inc. will be the certificate of incorporation and bylaws of the surviving entity.

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be agreed upon by PhotoMedex and Radiancy and as specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after the conditions to completion of the merger have been satisfied or waived.

Consideration to be Received in the Merger

PhotoMedex will issue, as merger consideration to the Radiancy stockholders:

•

new common stock of PhotoMedex equal to a number of shares that is three (3) times the number of shares issued and outstanding immediately prior to the merger (including any shares of common stock that are issuable upon conversion or exercise of any outstanding convertible securities of PhotoMedex having a conversion price or exercise price that is less than $25.00 per share); and

•	an additional three million forty thousand (3,040,000) shares of common stock of PhotoMedex.

PhotoMedex will also cause to be paid or issued to the PhotoMedex stockholders warrants to purchase an aggregate of nine hundred forty one thousand, six hundred sixty seven (941,667) shares of common stock of PhotoMedex. It is contemplated that approximately 95,200 of these warrants will instead be issued as options to Messrs. Dennis McGrath and Michael Stewart, as part of their employment compensation package. See “Compensation Discussion and Analysis of PhotoMedex—Overview of Executive Employment Agreements and Option Awards” beginning on page 136 for a more complete description of the employment agreements between PhotoMedex, on the one hand, and each of Messrs. McGrath and Stewart, on the other. The merger consideration will be adjusted for any stock split, reverse stock split, stock dividend, or other similar event which occurs after the signing of the merger agreement and prior to the closing.

Treatment of Options—Radiancy

Pursuant to the merger agreement, all options to purchase Radiancy common stock that are outstanding immediately prior to the closing of the merger will be 100% accelerated and holders of such options may elect to exercise the options prior to the closing. Each share of Radiancy common stock issued upon the exercise of an option will be converted into PhotoMedex common stock according to the same ratio and on the same terms as Radiancy’s other common stockholders. Any options to purchase Radiancy common stock that are not exercised prior to the closing of the merger shall automatically terminate.

Treatment of Options—PhotoMedex

All options to purchase PhotoMedex common stock that were awarded pursuant to the terms of the PhotoMedex 2005 Equity Compensation Plan and are outstanding immediately prior to the closing of the merger will, pursuant to the terms of such plan, be 100% accelerated and become fully exercisable upon the closing. All options to purchase PhotoMedex common stock that are not exercised will continue in accordance with their terms.

Treatment of Restricted Stock—PhotoMedex

Each award of restricted PhotoMedex common stock that is outstanding immediately prior to the closing of the merger will be treated in accordance with the terms of the PhotoMedex 2005 Equity Compensation Plan and the applicable award agreement.

Terms of Warrants

The warrants to be issued to the PhotoMedex stockholders in connection with the consummation of the merger have the following principal terms: (i) a warrant exercise price of twenty dollars ($20.00) per share of PhotoMedex common stock, (ii) an exercise period of three (3) years, and (iii) the right of PhotoMedex to notify the holders of warrants of an earlier expiration of the warrants, at any time following such time as the PhotoMedex common stock will have had a closing trading price in excess of thirty dollars ($30.00) per share for a period of twenty (20) consecutive trading days, provided that such earlier expiration date shall not be earlier than that date which is twenty (20) trading days following the delivery of such notification by PhotoMedex.

A copy of the form of warrant is attached as Annex C to this joint proxy statement/prospectus. Stockholders are encouraged to read the full text of the form of warrant for more detail regarding the specific terms of the warrants.

Procedures for Exchange of Certificates

The conversion of each share of Radiancy common and preferred stock into PhotoMedex common stock, as described above under “The Merger—Consideration to be Received in the Merger,” will occur automatically at the completion of the merger. Before completion of the merger, PhotoMedex will engage Broadridge Corporate Issuer Solutions, Inc. as exchange agent to handle the exchange of Radiancy stock certificates for PhotoMedex common stock certificates. As soon as practicable after the merger, the exchange agent will send a transmittal letter to each former holder of Radiancy capital stock.

The transmittal letter will contain instructions with respect to obtaining the merger consideration in exchange for shares of Radiancy stock. Radiancy stockholders should not send stock certificates with the enclosed proxy. Stock certificates should not be forwarded to the exchange agent unless and until Radiancy stockholders receive a transmittal letter following the completion of the merger.

Radiancy stockholders have the right to dissent from the merger and seek appraisal of their shares. In order to assert dissenters’ rights, Radiancy stockholders must comply with the requirements of Delaware law as described under “The Merger—Appraisal Rights” beginning on page 62.

After completion of the merger, each certificate that previously represented shares of Radiancy capital stock will represent only the right to receive the merger consideration as described above under “The Merger—Consideration to be Received in the Merger,” or the right to receive cash for the fair value of those shares for which appraisal rights have been perfected.

After the effective time of the merger (and prior to the surrender of certificates of Radiancy common stock and preferred stock to PhotoMedex), record holders of certificates that represented outstanding Radiancy common stock or preferred stock immediately prior to the effective time of the merger will have no rights with respect to the certificates for Radiancy common stock other than the right to surrender the certificates and receive the merger consideration in exchange for the certificates.

In the event that any dividend or distribution, the record date for which is on or after the effective time of the merger, is declared by PhotoMedex on PhotoMedex common stock, no such dividend or other distributions will be delivered to the holder of a certificate representing shares of Radiancy common stock immediately prior to the effective time of the merger until such holder surrenders such certificate as set forth above.

In addition, holders of certificates that represent outstanding Radiancy capital stock immediately prior to the effective time of the merger will be entitled to vote after the effective time of the merger at any meeting of PhotoMedex stockholders the number of whole shares of Radiancy capital stock into which such shares have been converted, even if such holder has not surrendered such certificates for exchange as described above.

PhotoMedex stockholders will not be required to exchange certificates representing their shares of PhotoMedex common stock or otherwise take any action after the merger is completed.

Resales of PhotoMedex Common Stock

The issuance of the shares of PhotoMedex common stock to be issued to Radiancy’s stockholders in the merger has been registered under the Securities Act of 1933, or the Securities Act. These shares may be traded freely and without restriction by those stockholders not deemed to be “affiliates” of PhotoMedex or Radiancy as that term is defined under the Securities Act. Any subsequent transfer of such shares, however, by any person who is an affiliate of Radiancy at the time the merger is submitted for a vote or consent of the stockholders of Radiancy will, under existing law, require either:

•	the registration under the Securities Act of the subsequent transfer of the shares of PhotoMedex common stock;

•	compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances); or

•	the availability of another exemption from registration.

An “affiliate” of Radiancy, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Radiancy.

Escrow / Indemnification

Pursuant to the terms of the merger agreement, the parties will appoint an escrow agent and PhotoMedex will deposit certificates representing eight hundred thousand (800,000) shares of PhotoMedex common stock as an escrow deposit upon the consummation of the merger. These escrow securities will be distributed to the respective stockholders of PhotoMedex or Radiancy, as the case may be, to satisfy any indemnification claims which may be made by either PhotoMedex or Radiancy for a period of six (6) months following the effective time of the merger, unless there are any unresolved indemnification claims at the six (6) month anniversary of the effective time, in which case a portion of the escrow deposit will remain in escrow until such claim is resolved. For purposes of calculating and satisfying damage amounts, the value of the securities held in escrow is $12.25 which is based upon the average closing trading price of the PhotoMedex common stock over the period beginning on the date that is ten (10) trading days prior to July 4, 2011 and ending on that date that is ten (10) trading days following July 4, 2011. Each of the PhotoMedex stockholders and the Radiancy stockholders have appointed representatives to take actions on their behalf with respect to the escrow and indemnification claims. The PhotoMedex stockholders, on the one hand, and the Radiancy stockholders, on the other, will be entitled to indemnification from the escrow fund in the event of, among other things, a breach of any of the representations, warranties, covenants or agreements contained in the merger agreement by PhotoMedex , PHMD

Merger Sub, Inc. or Radiancy, as the case may be; and such recovery is not available to the PhotoMedex stockholders or the Radiancy stockholders, as the case may be, until such time as the aggregate amount of claims in respect of indemnifiable losses has reached $150,000, after which recovery may be made only to the extent the aggregate amount of claims is in excess of $150,000. In addition, the Radiancy stockholders are also entitled to indemnification from the escrow fund to the extent that payments which are made to Perseus Partners VII, L.P., a Delaware limited partnership (“Perseus”), pursuant to that certain repurchase right agreement, dated as of May 27, 2011, by and between PhotoMedex and Perseus, are in excess of $19,500,000; provided, that any such claim is only available if Radiancy has fulfilled all its closing conditions prior to such date. For a complete description of the repurchase right agreement see “The Merger—Perseus Repurchase Transaction” beginning on page 74.

Representations and Warranties

The merger agreement contains customary representations and warranties made by PhotoMedex and Radiancy to each other. Many of the representations and warranties are qualified by material adverse effect or by a materiality standard. Several are qualified by knowledge standards. These representations and warranties relate to, among other things:

•	organization, existence and good standing;

•	title to securities, capitalization;

•	subsidiaries;

•	authorization, binding agreement;

•	governmental approvals;

•	no violations;

•	absence of certain changes;

•	financial statements;

•	absence of undisclosed liabilities;

•	compliance with applicable law;

•	regulatory agreements, permits;

•	litigation;

•	restrictions on business activities;

•	material contracts;

•	intellectual property matters;

•	employee benefit plans;

•	taxes and returns;

•	title to properties, assets;

•	employee matters;

•	environmental matters;

•	transactions with affiliates; and

•	Food and Drug Administration (FDA).

PhotoMedex is also making the additional representations and warranties relating to:

•	SEC filings; and

•	Listing under NASDAQ.

Radiancy is also making additional representations and warranties relating to Israeli tax matters.

As defined in the merger agreement, the term “Radiancy material adverse effect” means any change or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect upon the financial condition or operating results of Radiancy, taken as a whole, except any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would, or could have occurred a Radiancy material adverse effect: (i) the effect of any change in the general political, economic, financial, capital market or industry-wide conditions (except to the extent that Radiancy is affected in a disproportionate manner relative to other companies in the industries in which Radiancy conducts business), (ii) the effect of any change that generally affects any industry or market in which Radiancy operates to the extent that it does not disproportionately affect, individually or in aggregate, Radiancy taken as a whole, relative to other participants in the industries in which Radiancy operates; (iii) the effect of any change arising in connection with any international or national calamity, commencement, continuation or escalation of a war, armed hostilities or act of terrorism which does not disproportionately affect Radiancy taken as a whole, relative to other participants in the industries in which Radiancy operates; (iv) the announcement of the execution of the merger agreement, the pendency of or the consummation of the merger or the other transactions expressly contemplated thereby, (v) any change in applicable law or GAAP or interpretation thereof, (vi) the execution by Radiancy and performance of or compliance by Radiancy with the merger agreement or the taking of any action expressly contemplated or permitted by the merger agreement, (vii) any stockholder litigation brought or threatened against Radiancy or any member of the Radiancy board of directors by stockholders owning less than 10% of a party’s common stock in respect of the merger agreement or the transactions contemplated thereby; (viii) any matter disclosed in the Radiancy disclosure letter; or (ix) any failure to meet any financial or other projections.

As defined in the merger agreement, the term “PhotoMedex material adverse effect” shall mean any change or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect upon the financial condition or operating results of PhotoMedex, taken as a whole, except any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would, or could have occurred a PhotoMedex material adverse effect: (i) the effect of any change in the general political, economic, financial, capital market or industry-wide conditions (except to the extent that PhotoMedex is affected in a disproportionate manner relative to other companies in the industries in which PhotoMedex conducts business), (ii) the effect of any change that generally affects any industry or market in which PhotoMedex operates to the extent that it does not disproportionately affect PhotoMedex, relative to other participants in the industries in which PhotoMedex operates, (iii) the effect of any change arising in connection with any international or national calamity, commencement, continuation or escalation of a war, armed hostilities or act of terrorism which does not disproportionately affect PhotoMedex relative to other participants in the industries in which PhotoMedex operates; (iv) the announcement of the execution of the merger agreement, the pendency of or the consummation of the merger or the other transactions expressly contemplated thereby, (v) any change in applicable law or GAAP or interpretation thereof, (vi) the execution by PhotoMedex and performance of or compliance by PhotoMedex with the merger agreement or the taking of any action expressly contemplated or permitted by the merger agreement, (vii) any shareholder litigation brought or threatened against PhotoMedex, PHMD Merger Sub, Inc. or any member of the respective boards of directors by shareholder(s) of PhotoMedex owning less than ten percent (10%) of the issued and outstanding PhotoMedex common stock in the aggregate in respect of the merger agreement or the transactions contemplated thereby; (viii) changes in the market price or trading volume of the PhotoMedex common stock (provided that the underlying causes of such changes shall not be excluded), (ix) any matter disclosed in the PhotoMedex disclosure letter or (x) any failure to meet any financial or other projections.

Conduct of Business Pending the Merger

Each of PhotoMedex and Radiancy have agreed in the merger agreement that, unless the other party consents in writing, from the date of the signing of the merger agreement until the closing of the merger or the earlier termination of the merger agreement pursuant to its terms (the “Executory Period”), the parties will use commercially reasonable efforts to conduct their business in all material respects in the ordinary course of business consistent with past practice and maintain and preserve substantially intact its respective business organization, assets and properties; keep available the services of its respective directors, officers and employees; and preserve substantially intact existing relationships with all persons with whom the parties do significant business, all as consistent with past practice.

Without limiting the generality of the foregoing, during the Executory Period, none of the parties will (except (i) in the ordinary course of business consistent with past practice, (ii) as required by law, (iii) as expressly contemplated or permitted by the terms of the Merger Agreement or (iv) as set forth in disclosure letters to the Merger Agreement), without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed):

•	amend, waive or otherwise change, in any respect, any of the parties’ organizational documents;

•

authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its capital stock or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its securities or equity interests;

•

split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities or equity interests;

•

incur, create, assume or otherwise become liable for any indebtedness, make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any person

•

increase the wages, salaries or compensation of any of its employees by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2011 or 2012, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any benefits plans;

•

make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures;

•

transfer or license to any person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material intellectual property, or disclose to any person who has not entered into a confidentiality agreement any trade secrets;

•	terminate or waive or assign any material right under any material contracts, or enter into any material contracts;

•	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

•	establish any subsidiary or enter into any new line of business;

•	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage;

•	revalue any of its material assets or make any change in accounting methods, principles or practices;

•	waive, release, assign, settle or compromise any claim, action or proceeding, other than those that involve only the payment of monetary damages not in excess of $100,000 in the aggregate;

•	close or materially reduce any activities, or effect any material layoff or other material personnel reduction or change, at any facility;

•

acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

•	make capital expenditures in excess of $100,000 in the aggregate;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 in the aggregate other than pursuant to the terms of an existing arrangement;

•

sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of a material portion of its properties, assets or rights other than the sale of inventory in the ordinary course of business;

•

enter into any agreement, understanding or arrangement with respect to the voting of the securities or the capital equity of the parties, other than the Voting Support, Lock-Up and Confidentiality Agreement;

•

take any action in violation of the Merger Agreement that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any governmental authority to be obtained in connection with this Merger Agreement; or

•	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any affiliate transactions.

Covenants of the Parties

The merger agreement contains, among other things, the following covenants and agreement of the parties:

Payment to Perseus: Radiancy is obligated to make a payment to Perseus Partners VII, L.P. (“Perseus”) in full satisfaction of PhotoMedex’s obligations under that certain Repurchase Agreement, dated as of May 27, 2011, by and between PhotoMedex and Perseus. For a more detailed discussion of the repurchase right agreement, see “The Merger—Perseus Repurchase Transaction” beginning on page 74.

Notification of Certain Matters: The parties have agreed to provide prompt notice to the other party if any of the following occurs:

•	there has been a material failure on the part of the party providing the notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the merger agreement;

•

receipt of any notice or other communication in writing from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by the merger agreement;

•	receipt of any notice or other communication from any governmental authority in connection with the transactions contemplated by the merger agreement;

•

the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the merger not being satisfied or the satisfaction of any of those conditions being materially delayed; or

•	the commencement or threat, in writing, of any action against any party or any of its affiliates, or any of their respective properties or assets with respect to the consummation of the merger.

Commercially Reasonable Efforts: The parties have agreed to use commercially reasonable efforts and cooperate fully with each other, to take all actions and to do all things necessary, proper or advisable under applicable laws and regulations to consummate the merger and the other transactions contemplated by the merger agreement. The parties have also agreed to cooperate with one another in connection with seeking and obtaining any necessary governmental or regulatory approvals or authorizations.

Public Announcements: The parties have agreed that no public release or announcement concerning the merger will be issued by either party without the prior written consent of the other party (which consent will not be unreasonably withheld), except as required by applicable law. The parties have agreed to use commercially reasonable efforts to allow the other party to comment on any release or announcement prior to issuance.

Regulatory Matters. The parties will cooperate to promptly file with the SEC a Form S-4, in which Registration Statement a joint proxy statement will be included as a prospectus. PhotoMedex will use its commercially reasonable efforts to have the Registration Statement declared effective as promptly as practicable after such filing, and each of PhotoMedex and Radiancy shall thereafter mail or deliver the Proxy Statement to the PhotoMedex stockholders and the Radiancy stockholders, respectively. PhotoMedex will also use its commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement, and Radiancy will furnish all information concerning Radiancy and the holders of Radiancy Common Stock as may be reasonably requested in connection with the foregoing actions.

Stockholders’ Meetings: The parties have agreed to take all action necessary to hold a meeting of their respective stockholders to consider and vote on a proposal to approve the merger and the transactions contemplated by the merger agreement and each party has agreed to use commercially reasonable efforts to solicit from its stockholders proxies in favor of such transactions and take all other actions necessary or advisable to secure such approval.

Israeli Tax Ruling: Radiancy will have requested a tax ruling by the Israeli Tax Authority with respect to the Merger under which it requests, inter alia, that:

(i)	Postponing the date of taxation of the expected consideration for Israeli residents holding stock in Radiancy U.S. (i.e. Radiancy, Inc.) under the terms of Section 104H of the Ordinance;

(ii)	Postponing the date of taxation of the expected consideration for Radiancy U.S. stockholders and optionholders for whom the shares are held by a trustee under Section 102 of the Ordinance.

(iii)	Postponing the date of taxation of the Escrow securities until actual payment;

(iv)	Exemption from certain withholding tax liabilities.

Voting and Support Agreement: The parties have agreed to deliver the Voting Support, Lock-Up and Confidentiality Agreements, duly executed by certain of the stockholders of PhotoMedex in favor of Radiancy, and certain of the stockholders of Radiancy in favor of PhotoMedex. For a complete description of the Voting Support, Lock-Up and Confidentiality Agreements, see “The Merger—Voting Support, Lock-Up and Confidentiality Agreements” beginning on page 73.

Directors of PhotoMedex After Closing. Nine individuals will be appointed to serve as directors of PhotoMedex following the merger. Three will be identified by PhotoMedex and six will be identified by Radiancy. Of the nine, at least five will be independent. At the next two consecutive annual meetings of the PhotoMedex stockholders following the consummation of the merger, PhotoMedex shall ensure that Dr. Yoav Ben-Dror is included as a nominee to serve as a member of the board of directors of PhotoMedex. Individuals appointed to serve as directors of the board of directors of PhotoMedex will each be obligated to sign an agreement pursuant to which they will not trade securities of PhotoMedex for a period of six (6) months following the closing of the merger transaction.

Disclosure Updates: The parties each have the right under the merger agreement to update their respective disclosure letters prior to the closing date, except for any updates that would reasonably be expected to result in a material adverse effect. No updates to the disclosure letters will be deemed to cure a breach of any representation or warranty made in the merger agreement; however, any updates that consist solely of a list of new securities outstanding, new approvals or consents required, new contracts entered into, new property leases, new intellectual property owned or licensed, or new insurance policies, will not be deemed a breach of any representation or warranty.

Conditions to Completion of the Merger

Mutual Conditions: The obligations of each party to consummate the merger and the other transactions described in the merger agreement are subject to the satisfaction or waiver of the following conditions:

•	The waiting period under any antitrust law will have expired or have been terminated.

•

All authorizations, approvals and permits have been obtained, except for those that would not reasonably be expected to have a material adverse effect, and both stockholder approvals have been obtained.

•	The PhotoMedex common stock (including such common stock issuable upon exercise of the warrants) to be issued in connection with the merger have been authorized for listing with NASDAQ.

•	The Registration Statement will have become effective under the Securities Act.

•

No governmental authority will have enacted any law or order which has the effect of making the transactions contemplated by the merger agreement illegal or otherwise prevents or prohibits such transactions.

Conditions to Obligations of Radiancy. The obligations of Radiancy to consummate the Merger are subject to the satisfaction or waiver by Radiancy of the following conditions:

•

Each of the representations and warranties of PhotoMedex and PHMD Merger Sub, Inc. set forth in the merger agreement(without giving effect to any limitation as to “materiality” or “PhotoMedex material adverse effect”) shall be true and correct as of the effective time of the merger as though made as of the effective time of the merger (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a PhotoMedex material adverse effect.

•

Each of PhotoMedex and PHMD Merger Sub, Inc. have performed in all material respects all of their respective obligations and complied in all material respects with their respective agreements and covenants.

•	No PhotoMedex material adverse effect will have occurred.

•	PhotoMedex is in compliance in all material respects with the reporting requirements under the Securities and Exchange Act or 1934, as amended.

•	PhotoMedex has filed the Amended and Restated Articles of Incorporation of PhotoMedex.

•	The repurchase transaction has been consummated with Perseus.

•

Radiancy shall have received favorable approvals from Israeli governmental authorities in respect of the tax treatment afforded in respect the exchange of Radiancy common stock for PhotoMedex common stock in connection with the merger.

Conditions to Obligations of PhotoMedex. The obligations of PhotoMedex to consummate the merger are subject to the satisfaction or waiver by PhotoMedex of the following conditions:

•

Each of the representations and warranties of Radiancy set forth in the merger agreement (without giving effect to any limitation as to “materiality” or “Radiancy material adverse effect”) shall be true and correct as of the effective time of the merger as though made as of the effective time of the merger (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a Radiancy material adverse effect.

•	Radiancy has performed in all material respects all of its respective obligations and complied in all material respects with its respective agreements and covenants.

•	No Radiancy material adverse effect has occurred.

•	The repurchase transaction has been consummated with Perseus.

•	Radiancy shall have received certain third party consents and approvals.

No Solicitation

From the date of the merger agreement until the closing date, none of the parties will solicit any acquisition proposals, furnish any non-public information regarding the parties to any person or group, engage or participate in any discussions or negotiations that could lead to an acquisition proposal, withdraw the approval of the merger agreement and the merger by the parties’ respective board of directors, approve any acquisition proposal, negotiate or enter into any letter of intent, acquisition agreement or similar agreement related to any acquisition proposal (the merger agreement provides for an exception in the event that entering into discussions or negotiations with a third party constitutes or could be reasonably result in a superior proposal (as defined below)).

If a party receives a bona fide acquisition proposal before such party’s board of directors approves the merger, and such board of directors concludes in good faith, after consultation with outside legal counsel and its financial advisors, that such proposal is a superior proposal, such board of directors may withdraw its approval or recommendation of the merger agreement and approve the superior proposal, provided that such party has provided at least five days’ notice to the other party of the superior proposal, has engaged in good faith discussions with the other party to amend the merger agreement in such a manner that the superior proposal is no longer superior to the merger agreement and the superior proposal has not been withdrawn during the notice period and still constitutes a superior proposal.

A superior proposal is defined in the merger agreement to mean any bona fide written acquisition proposal on terms which a party’s board of directors has determined in its good faith judgment is more favorable to the stockholders of PhotoMedex or Radiancy, as applicable, if consummated in accordance with its terms from a financial point of view than the transactions contemplated by the merger agreement, after consultation with their respective legal counsel and financial advisor and after taking into account all legal, financial (including the financing terms of such proposal), regulatory, conditions to consummation, timing and other aspects of such proposal and the merger agreement, and taking into account the identity of the person making such acquisition proposal and the likelihood of consummation of such acquisition proposal.

Termination

The merger agreement may be terminated prior to the closing date as follows:

•	by mutual written consent of both PhotoMedex and Radiancy;

•

by written notice by either party, if any governmental authority has enacted any order or law that is final and nonappealable and prevents the transactions contemplated by the merger agreement or if any governmental authority has refused to grant any of the requisite regulatory approvals;

•

by written notice by either party if the other party has breached any of their respective representations, warranties, covenants or agreements, provided, however, that if such breach is curable prior to January 31, 2012, then it may not terminate for fourteen days after delivery of notice of such breach;

•

by written notice by either party if the merger has not been consummated on or before January 31, 2012, provided, however, that this right to terminate is not available if the terminating party is in material breach of any representation, warranty, covenant or agreement which results in the failure of the merger to occur on or before January 31, 2012; or

•

by either party if their respective board of directors has made a change of board recommendation in response to a superior proposal or if such board of directors has approved an acquisition proposal other than the merger and the terminating party has paid the termination fee and such party enters into a definitive agreement with respect to the superior proposal.

Upon termination of the merger agreement, all expenses paid in connection therewith will be paid by the party incurring such expense.

If either party terminates the merger agreement because of a change in board recommendation or if such party’s board of directors has approved an acquisition proposal or a superior proposal, then such terminating party is required to pay a termination fee of $3,000,000 to the other party.

In addition, if there is a termination of the merger agreement due to a failure to satisfy the closing condition that the other party not be in breach of its representation, warranties, covenants or agreements (and such breach has not been cured), the party so failing to satisfy the respective condition to closing is required to pay a termination fee equal to $1,500,000 plus reimbursement of the other party’s expenses. This termination fee does not apply if (i) the breach relates to the repayment transaction with Perseus Partners VII, L.P., (ii) PhotoMedex fails to file its amended and restated articles of incorporation or (iii) Radiancy fails to obtain the Israeli tax rulings described in the merger agreement or other authorizations from the Israeli government in connection with the merger.

Indemnification and Insurance

The merger agreement provides that PhotoMedex is obligated to honor indemnification agreements and indemnification provisions in organizational documents for directors and officers for a period of seven years for each of PhotoMedex, Radiancy and their respective subsidiaries, and honor all obligations of PhotoMedex, Radiancy and their respective subsidiaries to their present and former directors and officers with respect to claims arising out of acts or omissions occurring at or prior to the effective time of the merger which are asserted after such time.

In addition, the merger agreement provides that Radiancy and its subsidiaries may acquire “tail” insurance policies for their officers and directors, and such policies will provide coverage for no more than seven years from the effective time of the merger. PhotoMedex and its subsidiaries are required to maintain similar “tail” insurance policies for their officers and directors for no more than seven years from the effective time of the merger.

Amendment; Extension and Waiver

The merger agreement may only be amended pursuant to a written agreement signed by each of the parties to the merger agreement.

Any party to the merger agreement may extend the time for the performance of any obligation or other act of any other party to the merger agreement, waive any inaccuracy in the representations and warranties by such other party contained therein or in any document delivered pursuant thereto, and waive compliance by such other party with any agreement or condition contained therein, so long as such extension or waiver is set forth in an instrument in writing signed by the party to be bound thereby.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

INFORMATION ABOUT THE COMPANIES

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

(215) 619-3600

PhotoMedex is a Global Skin Health Solutions™ company that provides integrated disease management and aesthetic solutions through complementary laser and light-based devices, and skincare products. PhotoMedex is involved in the development, manufacturing and global marketing of dermatology products and techniques focused on advancing cost-effective technologies that provide patients with better outcomes and a higher quality of life. The diseases and conditions PhotoMedex addresses include psoriasis, vitiligo, acne, actinic keratosis and sun damage. Medical devices include the XTRAC® Excimer Laser for the treatment of psoriasis and vitiligo and the Omnilux™ non-laser Light Emitting Diodes (LED) for the treatment of clinical and aesthetic dermatological conditions including acne, photodamage, skin rejuvenation and wound healing. PhotoMedex also develops and markets products based on its patented, clinically proven Neova™ Copper Peptide technology and DNA repair enzymes for skin health, hair care and wound care.

For more information regarding PhotoMedex, see “Where You Can Find More Information” on page 197.

PHMD Merger Sub, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

(215) 619-3600

PHMD Merger Sub, Inc. is a Delaware corporation and a direct wholly owned subsidiary of PhotoMedex which was formed by PhotoMedex for the purpose of acquiring Radiancy. PHMD Merger Sub, Inc. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the merger.

Radiancy, Inc.

40 Ramland Road South, Suite 200

Orangeburg, NY 10962

(845) 398-1647

Radiancy is a developer and manufacturer of home-use and professional aesthetic and dermatological devices. Radiancy, sells a range of home-use devices under its proprietary brand, no!no!®, for various indications including hair removal, acne treatment, skin rejuvenation and facial muscle toning. Radiancy also offers a professional product line under its proprietary brand LHE® which addresses hair removal, acne treatment, skin tightening and psoriasis care sold to physician clinics and spas. Radiancy operates parts of its sales, marketing, operations and R&D through its wholly owned subsidiary, Radiancy (Israel), Ltd.

Overview

Incorporated in Delaware in October 1998, Radiancy designs, develops and sells a range of proprietary, non-invasive devices and consumable components for the consumer and for professional aesthetic markets.

Radiancy’s business involves taking professional technologies geared towards physicians and med-spas to the home use market utilizing a variety of channels including infomercials, retail outlets, home shopping networks and distributors. Radiancy was among the first to penetrate the consumer markets with aesthetic professional technologies.

Radiancy’s products are based on its proprietary light and heat energy (LHE® Brand technology) and Thermicon® Brand devices. Its products are used in a variety of non-invasive aesthetic procedures, including hair removal, acne treatment, rejuvenation of the skin’s appearance through the treatment of superficial benign vascular and pigmented lesions, facial muscle toning and psoriasis care. Most of Radiancy’s products contain consumable components, which allow Radiancy to generate recurring revenues from the sales of such consumables to existing customers.

Radiancy launched its no!no!® hair removal device in South-America in 2004 and in the U.S. home use market in 2007. Radiancy has used its no!no!® brand name for its new product lines targeting acne removal (no!no! Skin™) and facial muscle toning (no!no! Face Trainer™) as well as after-treatment topicals (no!no! Smooth™ skincare line). no!no!® products have been featured in television talk shows, magazines, newspapers and other periodicals, as well as online.

On the professional aesthetic market, Radiancy has a significant installed base of devices, which enable practitioners to perform different aesthetic procedures using a single base unit. Most of Radiancy’s systems for the professional market consist of a base unit, one or two hand pieces and a consumable light unit assembly component, or LUA, that is specific to each application.

The Aesthetic Market

Radiancy operates its business through two principal business segments: the consumer and the professional aesthetic market segments. The world-wide market for aesthetic treatments has grown significantly over the last few years. Radiancy believes that this growth is attributable to a combination of factors, including:

•	an increased desire of many individuals to improve their appearance coupled with an increase in disposable income being spent on aesthetic treatments;

•	an aging population in the industrialized world, including the U.S. baby boomer population;

•	younger population looking for preventive solutions for aging;

•	new advances in technologies which have addressed perceived safety issues and which allow products to be made available to the consumer market;

•	the growing number of conditions, including acne, that can be treated non-invasively; and

•	the reduction in cost per procedure, which has made aesthetic treatments more affordable and therefore accessible to a broader base of consumers.

Medical Insight, Inc., an independent aesthetic market research firm estimates that retail sales of consumer home-use devices are expected to rise year over year, from an estimated $561.8 million in 2010 to $900 million in 2015. Medical Insight, Inc. also estimated that the number of aesthetic treatment procedures worldwide that use energy-based technologies will reach over 170 million in 2011 representing over $1.8 billion in sales of devices.

Radiancy’s Products and Technology

Thermicon® Brand Hair Removal Systems

Radiancy has developed its proprietary heat-based Thermicon® Brand devices technology to address consumer concerns over perceived limitations of existing hair removal products, including safety and pain, and to overcome inherent limitations of light-based hair removal solutions. Unlike other products that emanate from the principle of selective thermolysis, the Thermicon® Brand devices are based on heat only and are therefore applicable for all hair colors and skin types. Thermicon® Brand devices utilize a high-temperature thermodynamic wire filament that is activated when the devices are moved in contact with and across the treatment area. Radiancy’s no!no!® Brand hair removal products have several advantages over existing products for both the consumer and professional hair removal market, including:

•

Broad Applicability. Where laser- and IPL-based products are only effective at treating certain hair colors and skin types, products employing the Thermicon® Brand devices technology, which do not rely upon light, are equally effective across all hair colors and all skin types. Therefore, unlike light based devices, Thermicon® Brand devices effectively remove hair on people with light hair or dark skin.

•

Compact Size. Since the Thermicon® Brand devices do not require large energy sources or cooling systems, Radiancy is able to produce compact, hand-held, portable, recharble wireless products uniquely suitable for the consumer market, without sacrificing safety or efficacy.

•

Pain-Free. Many traditional hair-removal procedures, such as waxing or shaving, can cause nicks, cuts and significant pain. Users of products employing the Thermicon® Brand devices experience only a mild tingling sensation. In addition, Radiancy’s products do not cause unwanted ingrown hairs that can occur with waxing and shaving.

Light and Heat Energy (LHE® Brand technology and devices)

LHE® Brand Technology is Radiancy’s proprietary technology that it developed to address various disadvantages of lasers, IPL, and non-light-based solutions. Like lasers, the basis of the LHE® Brand technology emanates from the principle of selective photothermolysis and is based on the use of a combination of light and heat. LHE® Brand-based products apply a combination of light of various wavelengths and heat to the treatment area to achieve the desired effect. LHE® Brand technology has several beneficial characteristics including:

•

Low Operation Costs. LHE® Brand technology, which employs a combination of direct heat and low fluence light, requires less light energy than lasers and IPL. Therefore, devices using the LHE® Brand technology do not require large power supplies and cooling systems, enabling Radiancy to make them significantly smaller and less expensive to manufacture, acquire and operate.

•	Performance. The LHE® Brand technology is effective for its intended uses and its efficacy has been established through clinical trials of its products.

•

Excellent Safety Profile. Because LHE® Brand devices use lower fluence light, they are generally simpler to use than other laser or IPL devices and have very low incidence of unwanted side effects. In addition, Radiancy has designed its products to include safety mechanisms in order to prevent unwanted user error.

•

Ease of Operation. Radiancy’s advanced product designs are simple to operate, requiring the operator to adjust only one variable per treatment. Because of this, Radiancy’s professional customers are able to use the products in their practice with as little as four hours of training.

•

Versatility. LHE® Brand devices can employ a single base unit for multiple applications. By attaching the appropriate LUA or hand piece that forms part of the system, a user of our devices such as the Mistral™ Brand device can treat a wide variety of conditions, including acne, unwanted hair and pigmented and vascular lesions. This versatility allows Radiancy’s professional customers to derive additional revenue sources from a single unit. Radiancy’s low cost and smaller-sized base unit makes its products accessible to professionals with small practices.

•

Cost Flexibility. Using LHE® Brand technology can provide alternative low cost technology to other high voltage flash lamps used in standard IPL systems. This allows flexibility in transferring professional technologies geared towards physicians and med-spas to the consumer home use market. The no!no! Skin™ Brand device which received two FDA 510(k) clearances is the first of such transitions that the technology allows.

Acne Treatment

According to the American Academy of Dermatology, acne is the most common skin disorder in the United States and affects approximately 17 million Americans. It is estimated that nearly 80% of people aged 11–30 have some form of acne. Furthermore, according to a study by Health Advances, LLC, a healthcare consulting firm, approximately 10 million U.S. adults have acne scars, while only one million, on average, seek treatment annually as physicians and patients are not satisfied with current drug therapies. Treatments for acne have historically been in the form of over-the-counter and prescription treatments including pills and topical ointments. Acne has proven to be a difficult condition to treat with traditional therapies, and thus far there have been limited options with a variety of side effects.

GlobalData’s research suggests that the global acne therapeutics market was worth $2.9 billion in 2009 and is expected to reach $3.1 billion in 2017. Although still in an early stage of adoption, home use acne reduction devices have continued to expand through 2011 as acne sufferers increasingly seek safe, non-pharmaceutical remedies.

Skin Rejuvenation

With skin rejuvenation treatments, patients hope to improve overall skin tone and texture, reduce pore size and remove other signs of aging, including mottled pigmentation, diffused redness and wrinkles. Non-light-based skin rejuvenation treatments include a broad range of alternatives, such as injections of Botox and dermal fillers, chemical peels and microdermabrasion. According to Medical Insight, Inc., total procedure fees will rise from $3.5 billion in 2010 to more than $8.0 billion in 2015.

Non-ablative (non-tissue removing) skin rejuvenation offers many benefits over traditional laser skin resurfacing, including no re-epithelialization time, or patient down time, and a low risk of complications. Skin rejuvenation, unlike laser skin resurfacing, requires little healing or downtime and can be performed on a person’s lunch break. The skin rejuvenation procedure appeals to younger people who may not yet have significant damage to their skin from aging or the sun. This has resulted in a new and growing customer base of people in their 20s and 30s.

Psoriasis Treatment

Psoriasis is a chronic skin disease characterized by a red, scaly rash that covers different areas of the body to varying degrees. According to the National Institute of Arthritis and Musculoskeletal and Skin Diseases, approximately 2% to 2.6% of the American population, or between 5.8 and 7.5 million Americans, suffer from psoriasis. The National Psoriasis Foundation estimates that psoriasis affects approximately 1% to 3% of the world’s population, or between 64 and 190 million people. GlobalData has estimated the global psoriasis therapeutics market to be valued at $2.7 billion in 2009. It is expected to grow with a Compound Annual Growth Rate (CAGR) of approximately 4.73% from $2.7 billion in 2009 to $3.9 billion by 2017. Various alternatives are available for controlling the disease, including topical treatments (such as moisturizers, steroidal ointments or vitamin A or D derivatives), ultra-violet lamps and systemic therapies (such as antibiotics). In the past few years several pharmaceutical alternatives have been offered, such as Amevive®, Enbrel® and Raptiva®, which work by suppressing the immune system to block the effects of the T-cells that cause psoriasis. Suppressing the immune system poses significant risk, as the patient becomes more susceptible to other infections and ailments. More sophisticated light-based devices have emerged in recent years for the treatment of psoriasis.

Radiancy’s Products and Their Applications

Products for the Consumer Products Segment

Radiancy currently sells six consumer products and a skincare line and has further consumer products under development. All of its current and anticipated consumer products are based on either the Thermicon® Brand or LHE® Brand technologies. The Thermicon® Brand devices consist of handheld units and a consumable head. Each LHE® Brand device system consists of a handheld unit.

no!no! Hair Removal Classic™ Brand device. Launched in 2004, no!no! Hair Removal Classic™ employs theThermicon® Brand technology which uses the principle of heat transference, conducting a pulse of heat to the hair shaft, separating the shaft and removing the hair so the signal continues down into the follicle to disrupt hair growth. Revenues from the sales of the no!no! Hair Removal Classic™ is responsible for 23%, 52% and 70% of Radiancy’s total revenues for the years ended December 31, 2010, 2009 and 2008, respectively.

no!no! Hair Removal 8800™ Brand device. Launched in 2009, no!no! Hair Removal 8800™ is the latest version of Radiancy’s hair removal products. The 8800 removes hair, slows growth and reduces density . The product allows the user to select from three treatment levels, and compared to the Classic, is a rechargeable portable product. The 8800 includes a narrow tip for face and bikini area and is rechargeable. Radiancy also introduced no!no! Hair™ for men, a hair removal product with adjusted functionality for grooming requirements of men based on the 8800 model. Revenues from the sales of the no!no! Hair Removal 8800™ is responsible for 59% and 12% of Radiancy’s total revenues for the years ended December 31, 2010 and 2009, respectively.

no!no! Plus™ Brand device. Launched in 2011, the no!no! Plus™ Brand device utilizes the three treatment levels of the no!no! Hair Removal 8800™ at a price lower than that of the 8800, and with an improved user interface as compared to the no!no! Classic™.

no!no! Skin™ Brand device. Launched in 2008, the no!no! Skin™ Brand devices employs LHE® Brand technology and is cleared by the FDA to treat mild to moderate acne vulgaris. The device emits a gentle pulse of light and heat directly to the pimple to heat it and reduce inflammation. The no!no! Skin™ Brand device is FDA cleared and CE 0344 certified. The no!no! Skin™ Brand device received an additional FDA clearance in 2010 to be used at-home “for dermatological purposes”.

no!no! Smooth™ Skincare line. Launched in 2008, the no!no! Smooth™ Skincare line is a line of topical creams, comprised of a cleanser, a moisturizer, and a serum and body-cream that helps slow and reduce hair regrowth. No!no! Smooth™ creams are enriched with Capislow®, an active ingredient which helps reduce hair re-growth and hair density and enhances the Thermicon® Brand devices’ effect.

no!no! Face Trainer™ Brand device. Launched in 2009, the no!no! Face Trainer™ works all 44 bilaterally symmetrical face and neck muscles. As the user performs the exercises, the improved muscle tone smoothes away wrinkles and gives a lift to sagging skin.

Products for the Professional Products Segment

Radiancy sells a range of professional systems, all based on the proprietary LHE® Brand technology, for hair removal, acne treatment, rejuvenation of the skin’s appearance through the treatment of superficial benign vascular and pigmented lesions and psoriasis care. These systems are sold in over 50 countries, primarily to medical practitioners and to aestheticians. Each of Radiancy’s professional products features a different mix of applications and has different average selling prices, allowing its professional customers to choose which system to purchase based on their modality preferences and practice economics. Each system consists of a base unit, one or two hand pieces or a consumable light unit assembly (or LUA). These systems enable practitioners to perform different aesthetic procedures using a single base unit. As these professional products require multiple treatments to cause the desired effect, professionals using these products in their practice typically offer their patients treatment packages in order to optimize treatment regimens and achieve targeted efficacy.

Mistral™ Brand device. The Mistral™ Brand device, launched in 2007, is a multi-application platform FDA cleared hair removal, acne treatment, rejuvenation of the skin’s appearance through the treatment of superficially benign vascular and pigmented lesions and psoriasis care. Outside the United States, it is also Medical CE 0344 certified for acne treatments, psoriasis care, skin rejuvenation, skin tightening and hair removal. With a Windows CE platform, on-board patient database and intuitive computer interface, management believes its Mistral™ Brand device creates a safe and efficient working environment, streamlining the process, and delivering convenient and comfortable treatment sessions for both the practitioner and its patients. Each application utilizes a completely different hand piece.

Kona™ Brand devices. Launched in 2009, Kona™ Brand device is an aesthetic multi-application platform for hair removal and rejuvenation of the skin’s appearance through the treatment of benign, superficial vascular and pigmented lesions, and is based on our Mistral™ Brand device medical platform. In the United States, it is FDA cleared for hair removal and rejuvenation of the skin’s appearance through the treatment of benign, superficial vascular and pigmented lesions. It is also CE certified.

SpaTouch® Elite Brand device. The SpaTouch® Elite Brand device introduced in December 2010 is a lightweight tabletop unit targeted at long-term hair removal. It is based on the legacy SpaTouch® Brand device. The SpaTouch® Brand device is FDA cleared for hair removal. In the European Union, SpaTouch® Brand device is CE certified. The device includes a computer based system with intuitive user interface, simple one-touch adjustments and unsurpassed control and safety. With the SpaTouch® Elite Brand device, the practitioner gets faster treatments ensuring maximum efficiency and a wider range of clients with skin types I-VI.

Facial Skin-treatment Device (FSD). FSD, also known as the Facial Toning Device (FTD) outside of the United States, was launched in August 2004. In the United States, the FSD is intended to treat benign pigmented lesions, including, but not limited to solar lentigines, ephilides (freckles), and mottled pigmentation in patients with certain skin types. In the European Union, the FSD is intended also for skin tonification and homogenization treatments.

How Radiancy’s Products Work

LHE® Brand device and Hair Removal. The energy level of an LHE® Brand device is adjusted prior to the treatment based on the skin type and hair color of the patient to ensure maximum efficacy without damaging the epidermis. Flashes of broad spectrum light and heat from the accessory light unit assembly, or LUA, are applied to the treatment area. The light selectively targets the melanin in the hair, elevating the temperature of the hair follicle. Heat energy from the light source is conducted down the hair shaft to provide the additional heat needed to coagulate the hair bulge and hair bulb. The combined energy of heat and light results in the subsequent destruction of the hair follicle.

LHE® Brand device and Acne Treatment. The combination of dead skin cells and increased sebum production due to hormonal changes results in a blocked pore. The blocked pore creates an environment for the P. Acnes bacterium, which thrive when there is a lack of oxygen, to reproduce colonies and release porphyrin. The optimal light wavelength, typically green and/or red, penetrates the lesion and causes the porphyrin molecules to release oxygen radicals. Oxygen radicals then attack the acne bacteria and destroy them. The red light produces anti-inflammatory results and the heat opens the pores and speeds up the chemical reaction. Direct heat delivered to the skin accelerates the photothermal reaction and bacterial destruction.

LHE® Brand device and Treatment of Vascular and Pigmented Lesions. As the skin ages, various factors lead to its degeneration and imperfections such as age spots, vascular lesions, pigmented lesions and fine lines. In treating vascular and pigmented lesions, the light directly targets oxy-hemoglobin and melanin in the affected area, heating the treated area until the required coagulation temperature is reached. The coagulated cells are eliminated by a natural process and replaced by new cells. The body’s natural healing process then works to remove the lesion, which then simply scabs and drops off or is absorbed in the skin.

LHE® Brand device and Psoriasis Treatment. In normal skin, cells grow, move to the surface and are shed at a steady unnoticeable rate. This cycle takes about one month. In psoriasis, the immune system sends faulty signals that speed up this cycle to only three to four days. The skin thickens with extra cells and blood vessels grow larger in an attempt to feed those extra cells. Skin cells pile up on the surface with dead cells creating a white, flaky layer over the patch of inflamed skin. Radiancy believes that LHE® Brand device targets only affected areas using specialized flashes of green and yellow light to shrink and eliminate the blood vessels that feed the abnormal growth of psoriatic skin cells. Radiancy believes that the heat reduces swelling and inflammation and stops the constant itching associated with psoriasis. Several of the LHE® Brand devices have received regulatory clearance for psoriasis treatment in the United States for all skin types.

Thermicon® Brand devices and Hair Removal. Thermicon® Brand devices utilize a high-temperature thermodynamic wire filament that is activated when the product is moved in contact with and across the skin. The filament applies heat to the treatment area, which is conducted to the hair shaft. Even though the filament reaches very high temperatures, it does not burn the skin due to the various safety features Radiancy has built into each product unit. The hair shaft is then destroyed by thermolysis, resulting in removal of the hair.

Radiancy’s Strategy

Radiancy believes that the growing aesthetic professional and home use device market offers potential growth opportunities. Radiancy’s goal is to enhance its world-wide leader position in providing non-invasive treatments to the professional and consumer aesthetic markets. Radiancy believes that everyone is entitled to quality skincare and it is constantly aiming to redefine expectations in order to deliver smart skin solutions to the wide range of consumers and professionals. Radiancy’s strategies to capitalize on these opportunities include:

Further Penetration of the Home Use Market. Since launching the no!no!® Brand hair removal devices in South America in December 2004, Radiancy has sold over 2,000,000 units of different models of the no!no!® Brand hair removal devices in more than 50 countries. Radiancy believes the consumer market for aesthetic treatments represents a potential growth opportunity. Radiancy’s global reach to the consumer market has grown significantly during the last few years enabling Radiancy to offer its products on a multilevel sales and marketing strategy customized to the potential and needs of the various markets worldwide. Radiancy plans to continue and leverage the strengths and advantages of its core technologies from products it sells in the professional market to expand further into the consumer market.

Introduction of New Products and Applications. Radiancy has created a new product pipeline with the objective of increasing sales in the future. Radiancy intends to apply its LHE® Brand technology and Thermicon® Brand technology platforms to continue to develop new products and applications. Radiancy believes that its LHE® Brand and Thermicon® Brand technologies may be applicable to other conditions beyond those currently addressed by its products, and it is developing several additional aesthetic applications for the consumer market. Radiancy has launched a new consumer product, skincare line and a professional product in the last twelve months.

Further Penetration of Existing Markets and Entry Into New Geographic Markets. Radiancy intends to expand its market share by entering new geographic markets and improving its marketing efforts in its existing markets by opening more retail stores and optimizing the direct to consumer campaigns. As part of these efforts, Radiancy constantly aims to expand its sales and marketing activities either directly or by seeking distributors in markets that are distant. Radiancy’s marketing campaigns are customized to the different geographical market while ensuring unity of the brands and trademarks worldwide with an aim to establish and grow the brand awareness.

Expansion of Direct Sales and Marketing Efforts. Radiancy plans on utilizing many of the same direct-to-consumer and channel strategies that it developed in the domestic market into certain other key territories with the objective of increasing revenue and profitability per unit sold. In addition, Radiancy is in the process of utilizing marketing tools from the direct to consumer field into the professional market with its Micro-Professional products such as the Facial Skin Treatment Device.

Consumable Based Revenue Model. Radiancy generates revenues from sales of consumable components associated with its entire line of consumer and professional products. The consumer market provides an opportunity to generate recurring revenues through sales of consumable components and continuity items. Radiancy’s installed base of professional units presents a potential opportunity to generate recurring revenues through sales of its consumable LUA components, hand pieces and other products and applications.

Marketing and Distribution Channels

Radiancy’s multi-channel marketing and distribution model consists of television, online, print and radio direct-response advertising, as well as prestige retailers. Radiancy believes that this marketing and distribution model, through which each channel complements and supports the others, provides:

•	greater brand awareness across channels;

•	cost-effective consumer acquisition and education;

•	premium brand building; and

•	improved convenience for consumers.

Consumer Products Segment

North America. Radiancy’s consumer distribution segment in North America had sales of approximately $32.8 million for fiscal year 2010. Radiancy uses a mix of direct-to-consumer advertising that includes infomercials, commercials, catalog and internet-based marketing campaigns, coupled with select retail resellers, such as Neiman Marcus, Henri Bendel, Planet Beauty and others; home shopping channels such as HSN; and online retailers such as Amazon, Dermadoctor.com and Drugstore.com. Radiancy believes these channels complement each other, as consumers that have seen its direct-to-consumer advertising may purchase at Radiancy’s retailers, and those who have seen Radiancy’s solutions demonstrated at its retailers may purchase solutions through its websites or call centers.

Direct to Consumer. Radiancy’s direct-to-consumer channel is defined as sales generated through infomercials, websites and call centers. Radiancy utilizes several forms of advertising to drive our direct-to-consumer sales and brand awareness, including print, online, television and radio.

Retailers and Home Shopping Channels. Radiancy’s retailers and home shopping channels enable it to provide additional points of contact to educate consumers about its solutions, expand its presence beyond its direct to consumer activity, and further strengthen and enhance its brand image.

International. In the international consumer segment, sales to customers outside of North America were approximately $32.7 million for fiscal year 2010. Radiancy utilizes many of the same direct-to-consumer, Retailers and Home Shopping Channels strategies that it developed in North America in international markets such as in United Kingdom, France, Argentina, Spain, Portugal, and Israel.

Distributors. In few territories, Radiancy operates through exclusive distribution agreements with leading distribution companies that are dominant in their respective market and have the ability to promote Radiancy’s products through their existing retail and home shopping networks. This countries include: Japan, Australia, New Zealand, Singapore, Russia, South Africa, various South American countries and the Middle East.

While Radiancy’s distribution has become geographically diverse over the past years, its Japanese distributor, Ya-Man, Ltd., accounted for approximately 43% of its 2010 total revenue, or $29.5 million. At the present time, its international activity is primarily focused on successfully growing its business in other international key markets. As a result, in the first quarter of 2011, sales to Ya-Man, Ltd. accounted for 23% of our total sales.

For further analysis of Radiancy’s consumer products segment, please the section entitled “Management’s Discussion and Analysis and Results of Operations” on page 102.

Professional Products Segment

Radiancy markets and sells its professional devices to physicians, spas and beauty salons in the United States, Europe, Asia, South America and other major territories which comprise of more than 50 countries. The sales split between physicians and beauty salons varies between territories largely according to the different regulatory environments. In the professional market segment, Radiancy employs a combination of direct and indirect sales channels using its sales force in the Unites States through its New York offices and distributors in other territories.

Radiancy provides its distributors with sales and marketing tools and with technical and clinical training. Radiancy’s distributors commit to certain minimum sale amounts in order to retain exclusivity. They are required to attend industry exhibitions and invest in service equipment.

For further analysis of Radiancy’s professional products segment, please the section entitled “Management’s Discussion and Analysis and Results of Operations” on page 102.

Customer Service and Support

Radiancy’s customer service strategy utilizes call centers and websites which intend to address customer needs in the simplest and most accessible way. Radiancy believes that by servicing and educating its consumers, it may increase customer satisfaction. Radiancy’s customer services also include the usage of technicians to resolve any technical issue that may arise.

Competition

In the consumer market, Radiancy is exposed to competition from privately held small specialized home use aesthetic device companies such as Home Skinovation, Tria Beauty, Tyrell. Several publicly traded companies (such as Syneron, Palomar and Solta) have also attempted to reach the consumer market. Additionally, Radiancy competes on brand awareness and sales in the category with mass marketers of traditional treatments such as shaving, tweezing, waxing and creams. These companies include traditional retail companies such as Panasonic, Philips, Procter and Gamble’s Gillette and Braun, Schick, Veet, GlaxoSmithKline, direct-response companies such as Guthy Renker, and several other privately held companies.

Radiancy believes that the principal competitive factors in its industry include:

•	product differentiation,

•	application,

•	effectiveness,

•	accessibility and availability,

•	convenience,

•	brand recognition and reputation,

•	price, and

•	effective advertising.

The professional market is subject to intense competition. Radiancy’s products for hair removal compete against both non-light-based treatments and light-based systems. Non-light-based competition includes, for hair removal, electrolysis, waxing, depilatories and epilators; for skin rejuvenation, Botox and collagen injections, chemical peels and microdermabrasion; for acne treatment, prescription and OTC drugs; and, for psoriasis care, whole body or localized ultra violet and drugs. Radiancy competes against several public and private companies within the professional aesthetic medical device market. Radiancy competes against products offered by public companies, including Syneron, Cutera, Inc., Cynosure, Inc., Solta Medical, Inc., Lumenis Ltd., Palomar Medical Technologies, Inc. and UltraShape Ltd., as well as products offered by private companies such as Alma Lasers Ltd., and several other smaller specialized companies. Some of Radiancy’s competitors have greater financial, marketing, and technical resources than Radiancy. Moreover, some of its competitors have developed, and others may attempt to develop, products with applications similar to those of Radiancy. Radiancy competes primarily on the basis of technology, product performance, price and affordability, quality, reliability and ease of use.

Research and Development

Radiancy’s research and development team is based in Hod-Hasharon, Israel. It focuses on, among other things, the development of new products to address aesthetic needs. The primary focus of its research and development department is to utilitze its existing technologies to develop additional consumer and professional applications and products. Radiancy is currently developing several home use devices as well as additional applications for its existing professional devices. Its gross research and development expenditures were $1,289,000 in 2008, $711,000 in 2009 and $839,000 in 2010. Radiancy estimates that its gross research and development expenditures for 2011 will be approximately $943,000.

Intellectual Property

Radiancy relies on a combination of patent, trademark and other intellectual property laws to establish and protect its proprietary rights. In addition, Radiancy seeks to protect its proprietary rights by using confidentiality and assignment of invention agreements with its employees, consultants, advisers and others. Radiancy owns over 50 issued and pending patents around the world covering its LHE® Brand and Thermicon® Brand devices. Radiancy’s first patent does not expire until 2016.

Radiancy intends to protect its proprietary rights from unauthorized use by third parties to the extent that its proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets.

Radiancy’s policy is to file patent applications and to protect certain technology, inventions and improvements that are commercially important to the development of our business. Radiancy’s strategy has been to apply for and maintain patent protection for inventions and their applications which it believes has potential commercial value in countries that offer significant market potential. As of June 30, 2011, Radiancy had over 50 domestic and foreign issued and pending patents, which help to protect the technology of its businesses in phototherapy, skin health, and hair care.

Radiancy also relies on trade secrets, employee and third-party nondisclosure agreements and other protective measures to protect its intellectual property rights pertaining to its products and technology.

Many of Radiancy’s products are offered under trademarks, both registered and unregistered. Radiancy owns over 42 registered and pending trademarks around the world for its products. Trademarks for products that are not commercially important may be allowed to lapse.

Sourcing and Fulfillment

Radiancy uses outsourced manufacturing to produce its products while maintaining control over the production process. Radiancy believes that outsourcing allows it to carry low inventory levels and maintain fixed unit costs with minimal infrastructure and without incurring significant capital expenditures. Radiancy uses third-party contract manufacturers and suppliers to obtain substantially all its product and packaging components and to manufacture finished products. Radiancy believes that it has good relationships with its manufacturers and suppliers and that there are alternative sources in the event that one or more of these manufacturers or suppliers is not available or ceases the conduct of its business. Radiancy continually reviews its manufacturing and supply needs against the capacity of its contract manufacturers and suppliers with the objective of ensuring that it is able to meet its production goals, reduce costs and operate more efficiently.

Radiancy contracts with third-party fulfillment vendors to package and distribute its products primarily from its fulfillment facilities in the United States, the United Kingdom and Israel.

Government Regulation

Radiancy’s products other than the no!no!® hair removal product, the no!no! Smooth™ skincare line and the no!no! FaceTrainer™ Brand device are medical devices subject to extensive and rigorous regulation by the U.S. Food and Drug Administration, or FDA, as well as other domestic and international regulatory bodies. FDA regulations govern the following activities that we perform and will continue to perform to help ensure that medical products distributed world-wide are safe and effective for their intended uses:

•	product design and development;

•	product testing;

•	product manufacturing;

•	product safety;

•	product labeling;

•	product storage;

•	recordkeeping;

•	premarket clearance or approval;

•	advertising and promotion; and

•	product sales and distribution.

FDA’s Premarket Clearance and Approval Requirements

Unless an exemption applies, each medical device Radiancy wishes to distribute commercially in the United States will require either prior 510(k) clearance or premarket approval from the FDA. The FDA classifies medical devices into one of three classes. Devices deemed to pose lower risks are placed in either class I or II, which requires the manufacturer to submit to the FDA a premarket notification requesting permission to distribute the device commercially. This process is generally known as 510(k) clearance. Some low risk devices are exempt from this requirement. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in class III, requiring premarket approval.

510(k) Clearance Pathway

When a 510(k) clearance is required, Radiancy must submit a premarket notification demonstrating that its proposed device is substantially equivalent either to a previously cleared 510(k) device or to a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of premarket approval applications. By regulation, the FDA is required to respond within 90 days of submission of a 510(k) application. As a practical matter, clearance often takes significantly longer as the FDA may require further information, including clinical data, to make a determination regarding substantial equivalence.

Premarket Approval Pathway

A premarket approval application, or PMA, must be submitted to the FDA if the device cannot be cleared through the 510(k) process. A PMA must be supported by extensive data, including, but not limited to, technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device.

No device that Radiancy has developed has required premarket approval, nor does Radiancy currently expect that any future device or indication will require premarket approval.

Product Modifications

Radiancy has modified aspects of products since receiving regulatory clearance, but it believes that new 510(k) clearances are not required for these modifications. All these modifications to Radiancy’s cleared devices were performed and analyzed in accordance with 21 C.F.R. § 807.81 and FDA’s guidance document “Deciding When to Submit a 510(k) for a Change to an Existing Device” Jan 10, 1997 (the “Device Modification Guidance”).

The FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with Radiancy’s determination not to seek a new 510(k) clearance or PMA, the FDA may retroactively require us to seek 510(k) clearance or premarket approval. The FDA could also require Radiancy to cease marketing and distribution and/or recall the modified device until 510(k) clearance or premarket approval is obtained. Also, in these circumstances, Radiancy may be subject to significant regulatory fines or penalties.

Reimbursement

The price, profitability and demand for Radiancy’s products and services are not dependent on the reimbursement policies of public or private third-party payers, such as Medicare or insurance companies. Radiancy’s products and services generally are not subject to reimbursement by third-party payers and, therefore, it faces limited risk from changes in governmental and third-party payer methodologies and reimbursement rates. Radiancy may seek to qualify for reimbursement for future psoriasis treatment products for the consumer market, which may make such products more attractive at higher price points to potential customers.

Employees

As of June 30, 2011, Radiancy had 50 employees, with 17 employees in sales and marketing, 18 in operations, 10 in general and administrative and 5 in research and development. None of Radiancy’s employees are represented by a labor union and Radiancy believes its employee relations are good.

Facilities

Radiancy’s headquarters in Orangeburg, New York are leased through September 30, 2014 and occupy approximately 4,640 square feet. Radiancys’ offices in Hod-Hasharon, Israel, consisting of a 16,145 square foot marketing, operations and research and development, is leased through January 19, 2014. Radiancy has an option to extend the lease for its offices in Hod-Hasharon for a period of 12 months commencing January 20th, 2014, and Radiancy may exercise this option up to five times.

Litigation

On November 5, 2010, TRIA Beauty, Inc. (“TRIA”) filed a complaint against Radiancy in the United States District Court for the Northern District of California. An amended complaint was filed on July 22, 2011. In the amended complaint, TRIA alleges that Radiancy is liable for false advertising and trademark infringement under the Lanham Act and related California state law causes of action with respect to certain of Radiancy’s advertising claims for its at-home hair removal and acne treatment products and its alleged use of TRIA’s registered trademarks in paid internet searches. TRIA’s complaint seeks damages in an unspecified amount, costs, attorney’s fees, corrective advertising, as well as preliminary and permanent injunctive relief. On December 15, 2010, Radiancy answered TRIA’s complaints, and filed counterclaims based on TRIA’s false and misleading advertising for its TRIA Hair and TRIA Acne products.

On January 6, 2011 Radiancy filed a complaint against TRIA in the Supreme Court of the State of New York for unfair competition; tortious interference with contractual relations; misappropriation and exploitation of Radiancy’s confidential and proprietary information.

Price Range of Common Stock

Historical market price information regarding Radiancy’s common stock is not provided because there is no public market for Radiancy’s common stock.

As of August 1, 2011 there were 64 shareholders of Radiancy’s common stock.

Dividends

Radiancy did not declare any cash dividends on its common stock or preferred stock within the past two fiscal years or for the fiscal quarter ended March 31, 2011. Prior to declaring and paying a dividend or any other kind of distribution, Radiancy must first pay a dividend of $5.00 per share to each holder of outstanding shares of its preferred stock.

Equity Compensation Plan Information

The following table provides information with respect to Radiancy’s equity compensation plan.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	15,229	$0.05	—
Equity compensation plans not approved by security holders	1,367,488	$0.28	—
Total	1,382,717	$0.27	—

The Radiancy Inc. Amended and Restated 1999 Stock Incentive Plan (the “1999 Plan”) is intended to enhance Radiancy’s ability to attract and retain highly qualified officers, employees, directors, consultants and other service providers to advance the interests of Radiancy and its affiliates. The 1999 Plan provides for the grant of non-qualifed stock options, incentive stock options, stock appreciation rights, restricted stock, unrestricted stock and restricted stock units. The number of the Radiancy’s shares available for issuance under the 1999 Plan is 3,767,488. Stock options granted under the 1999 Plan generally vest ratably over a three-year period and expire 10 years from the date of grant. With respect to Israeli resident optionees, the 1999 Plan is qualified under the section 102 capital gains tax course which generally entitle optionees to a beneficial tax rate.

Certain Relationships and Related Party Transactions

See the sections titled “Compensation Discussion And Analysis of Radiancy—Overview of Executive Employment Agreements” and PhotoMedex “Proposal No. 6—Approval of the Amended and Restated Employment Agreement By and Between Photomedex, Inc. and Dolev Rafaeli” for discussion of the employment agreement between PhotoMedex and Dolev Rafaeli, the chief executive officer and president of Radiancy.

See the section titled “The Merger—Indemnification and Insurance” for a description of the obligations of PhotoMedex regarding indemnification of the Radiancy officers and directors.

For a complete description of the Voting Support, Lock-Up and Confidentiality Agreements, see “The Merger—Voting Support, Lock-Up and Confidentiality Agreements.”

Radiancy intends that any transactions with officers, directors and 5% or greater stockholders will be on terms no less favorable to it than could be obtained from independent third parties and will be approved by a majority of its disinterested directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and related notes included elsewhere in this joint proxy statement/prospectus. The following discussion includes certain forward-looking statements. For a discussion of important factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Introduction, Outlook and Overview of Business Operations

Radiancy believes that the growing aesthetic professional and home use device market offers potential growth opportunities. Radiancy’s goal is to enhance its market position in providing non-invasive treatments to the professional and consumer aesthetic markets. Radiancy believes that everyone is entitled to quality skincare and it is constantly aiming to redefine expectations in order to deliver smart skin solutions to the wide range of consumers and professionals. Radiancy’s strategies to capitalize on these opportunities include:

•	Further penetrate the home use market by continuing to leverage the strength and advantages of its core technologies in its professional systems;

•

Introduce new products and applications based on its LHE® and ThermiconTM technologies; Further penetrate existing markets and enter new geographic markets by improving its marketing in existing markets, optimizing direct to consumer campaigns, seeking distributors in distant markets and customization of campaigns to geographical markets;

•	Expand direct sales and marketing efforts by targeting key territories and expanding its use of successful direct to consumer marketing tools in the professional segment; and

•	Capitalize on the consumable based revenue model by generating revenues from consumable components in the entire line of consumer and professional products.

For financial reporting purposes, we view our current business as comprised of two business segments: professional products and consumer products.

Consumer products

The activities of this segment are focused on design, development, manufacturing and selling of home use products using a variety of non-invasive aesthetic procedures, including hair removal, acne treatment, rejuvenation of the skin’s appearance through the treatment of superficial benign vascular and pigmented lesions, facial muscle toning and psoriasis care.

Radiancy currently sells five consumer products and a skincare line of topical creams and has other consumer products under development. All of its current and anticipated consumer products are based on either the Thermicon™ or LHE® technologies. Each Thermicon™-based system consists of a handheld unit and a consumable head. Each LHE®-based system consists of a handheld unit.

In addition to the no!no! hair removal products (no!no! Hair Removal Classic™ ; no!no! Hair Removal 8800™ and no!no! Plus™.), Radiancy has leveraged the strength of the no!no!® brand for its new products lines targeting acne removal (no!no! Skin™), facial muscle toning (no!no! Face Trainer™) as well as an after treatment topicals (no!no! Smooth™ skincare line). No!no! products have been featured in television talk shows, magazines, newspapers and other periodicals as well as online.

Sales Channels

Radiancy’s multi-channel marketing and distribution model consists of television, online, print and radio direct-response advertising, as well as high-end retailers. Radiancy believes that this marketing and distribution model, through which each channel complements and supports the others, provides:

•	greater brand awareness across channels;

•	cost-effective consumer acquisition and education;

•	premium brand building; and

•	improved convenience for consumers.

Direct to Consumer. Radiancy’s direct-to-consumer channel consists of sales generated through infomercials, websites and call centers. Radiancy utilize several forms of advertising to drive our direct-to-consumer sales and brand awareness, including print, online, television and radio.

Retailers and Home Shopping Channels. Radiancy’s retailers and home shopping channels enable it to provide additional points of contact to educate consumers about its solutions, expand its presence beyond its direct to consumer activity, and further strengthen and enhance its brand image.

Distributors. In some territories, Radiancy operates through exclusive distribution agreements with leading distribution companies that are dominant in their respective market and have the ability to promote Radiancy’s products through their existing retail and home shopping networks.

Markets

North America. Radiancy’s consumer distribution segment in North America had sales of approximately $32.8 million for fiscal year 2010. Radiancy uses a mix of direct-to-consumer advertising that includes infomercials, commercials, catalog and internet-based marketing campaigns, coupled with select retail resellers, such as Neiman Marcus, Henri Bendel, Planet Beauty and others; home shopping channels such as HSN; and online retailers such as Amazon, Dermadoctor.com and Drugstore.com. Radiancy believes these channels complement each other, as consumers that have seen its direct-to-consumer advertising may purchase at Radiancy’s retailers, and those who have seen Radiancy’s solutions demonstrated at its retailers may purchase solutions through its websites or call centers.

International (excluding North America). In the international consumer segment, sales were approximately $32.7 million for fiscal year 2010. Radiancy utilizes various sales and marketing methods including sales by direct-to-consumer, sales to retailers and home shopping channels. Our main international markets are Japan, United Kingdom, Germany, Australia, New Zealand, Singapore, Russia, South Africa, various South American countries, the Middle East, Holland, Spain, Portugal, and Israel. While Radiancy’s distribution has become geographically diverse over the past years, its Japanese distributor, Ya-Man, Ltd., accounted for approximately 43% of its 2010 total revenue. At the present time, its international activity is primarily focused on successfully growing its business in other international key markets. As a result, in the first quarter of 2011, sales to Ya-Man, Ltd. accounted for 23% of our total sales.

Professional products

The activities of this segment are focused on design, development, manufacturing and selling of medical and aesthetic light and heat based products for skin care that are used by physicians, spas and beauty salons.

Radiancy sells a range of professional systems, all based on the proprietary LHE® technology, for hair removal (Mistral™, Kona™ and SpaTouch® Elite), acne treatment ( Mistral™), rejuvenation of the skin’s appearance through the treatment of superficial benign vascular and pigmented lesions and psoriasis care

(Mistral™ and Facial Skin-treatment Device, or FSD). Each of Radiancy’s professional products features a different mix of applications and has different average selling prices, allowing its professional customers to choose which system to purchase based on their modality preferences and practice economics. Each system consists of a base unit, one or two hand pieces or a consumable light unit assembly (“LUA”). These systems enable practitioners to perform different aesthetic procedures using a single base unit. As these professional products require multiple treatments to cause the desired effect, professionals using these products in their practice typically offer their patients treatment packages in order to optimize treatment regimens and achieve targeted efficacy.

Radiancy markets and sells its professional devices to physicians, spas and beauty salons in the United States, Europe, Asia, South America and other major territories which comprise of more than 50 countries. The sales split between physicians and beauty salons varies between territories largely according to the different regulatory environments. In the professional market segment, Radiancy employs a combination of direct and indirect sales channels using its sales force in the Unites States through its New York offices and distributors in other territories.

Radiancy provides its distributors with sales and marketing tools and with technical and clinical training. Radiancy’s distributors commit to certain minimum sale amounts in order to retain exclusivity. They are required to attend industry exhibitions and invest in service equipment.

As of December 31, 2010, our sales and marketing personnel consisted of 18 full-time positions directed to sales as follows: 9 in professional products and 9 in consumer products.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations in this joint proxy statement/prospectus are based upon our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures at the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition, accounts receivable, inventories, impairment of property and equipment and of intangibles, and accruals for warranty claims. We use authoritative pronouncements, historical experience and other assumptions as the basis for making estimates. Actual results could differ from those estimates. Management believes that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our Consolidated Financial Statements. These critical accounting policies and the significant estimates made in accordance with these policies have been discussed with our Audit Committee.

Revenue Recognition. Revenues from sales of products are recognized when persuasive evidence of an arrangement exists, delivery has occurred, title has passed to the customer, the company’s price to the customer is fixed or determinable and collectability is reasonably assured. Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, expected returns and cash discounts.

For sales arrangements with multiple deliverables within a single contractually binding arrangements (usually sales of products sold with separately priced extended warranty), each element of the contract is accounted for as a separate unit when it provides the customer value on a stand-alone basis and there is objective evidence of the fair value of the related unit.

With respect to sales arrangements under which the buyer has a right to return the related product, revenue is recognized only if all the following are met: the price is fixed or determinable at the date of sale; The buyer has paid, or is obligated to pay and the obligation is not contingent on resale of the product; The buyer’s obligation would not be changed in the event of theft or physical destruction or damage of the product; The buyer has economic substance; The Company does not have significant obligations for future performance to directly bring about resale of the product by the buyer and the amount of future returns can be reasonably estimated.

Deferred revenue includes amounts received with respect to extended warranty and amounts received from customers but not yet recognized as revenues. Revenues with respect to extended warranty are recognized over the duration of warranty period.

The Company provides a provision for product returns based on the experience with historical sales returns, in accordance with ASC Topic 605-15 with respect to sales of product when right of return exists (formerly FAS 48). Such allowance for sales returns is presented within the caption, “Accrued and other current liabilities”.

Allowance for Doubtful Accounts. The allowance for doubtful accounts is determined with respect to amounts the company has determined to be doubtful of collection. In determining the allowance for doubtful accounts, the company considers, among other things, its past experience with such customers, factors involving the credit risk of the customers and other available information.

Income taxes. As part of the process of preparing our consolidated financial statements we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process requires us to estimate our actual current tax exposure and make an assessment of temporary differences resulting from differing treatment of items, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we establish a valuation allowance. To the extent we establish a valuation allowance or increase this allowance in a period, we must include an expense within the tax provision in the consolidated statement of income. Significant management judgment is required in determining our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. In the event that we generate taxable income in the jurisdictions in which we operate and in which we have net operating loss carry-forwards, we may be required to adjust our valuation allowance.

Radiancy follows the provisions of ASC Topic 740-10, “Income Taxes” which clarify the accounting for uncertainty in tax positions. ASC Topic 740-10 requires that we recognize in our financial statements the impact of a tax position, if that position will more likely than not be sustained upon examination, based on the technical merits of the position, without regard the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is greater than 50% likely to be recognized upon ultimate settlement with the taxing authority is recorded.

Stock-based compensation. Radinacy accounts for stock based compensation to employees in accordance with “Share-Based Payment” accounting standard. The standard requires to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated income statement.

The fair value of employee stock options is estimated using a Black-Scholes valuation model. Compensation costs are recorded using the graded vesting attribution method over the vesting period, net of estimated forfeitures.

Fair value of financial instruments. The financial instruments of the Company consist of mainly non-derivative current assets and liabilities. In view of their nature, the fair value of financial instruments included in the working capital is usually identical or close to their carrying value. The fair value of the amounts funded in insurance policies in respect of employee severance pay is usually identical or close to their carrying value. The fair value of loans received from shareholders and loans granted to related parties is not necessarily identical or close to the carrying amount presented in Radiancy’s balances .

Results of Operations for the Years Ending December 31, 2010, 2009 and 2008

Revenues

The following table illustrates revenues from our two business segments for the periods listed below:

	For the Year Ended December 31, (in thousands of dollars)
	2010	2009	2008
Consumer products	$65,472	$11,979	$15,897
Professional products	3,416	4,058	5,640

Total Revenues	$68,888	$16,037	$21,537

Consumer Products Segment

The following table illustrates the key changes in the components of the consumer products segment revenue per sales channel:

	For the Year Ended December 31, (in thousands of dollars)
	2010	2009	2008
Direct to consumer	$28,682	$500	$—
Distributors	31,087	7,134	1,631
Retailers and Home Shopping Channels	5,703	4,345	14,266

Total Consumer Products Revenues	$65,472	$11,979	$15,897

For the year ended December 31, 2010, consumer products revenues were $65.5 million compared to $12.0 million in the year ended December 31, 2009. The increase of 446.6% in the year was mainly due to the following reasons:

•

Direct to Consumer—revenues during the year ended December 31, 2010 were $28.7 million compared to $0.5 million for the year ended December 31, 2009. The increase of 5636% is due to successful launch in February 2010 of no!no! 8800 Direct Response activities in North America via infomercial and online campaigns.

•

Distributors—revenues during the year ended December 31, 2010 were $31.0 million compared to $7.1 million for the year ended December 31, 2009. The increase of 335% is mainly due to the increases in sales volumes in Japan.

•

Retailers and Home Shopping Channels—revenues during the year ended December 31, 2010 were $5.7 million compared to $4.3 million for the year ended December 31, 2009. The increase of 31% is mainly due to the increases in sales volumes in the U.S. and the U.K.

For the year ended December 31, 2009, consumer products revenues were $12.0 million compared to $15.9 million in the year ended December 31, 2008. The decrease of 24.6% was mainly due to the economic downturn that has resulted in a decline in overall consumer spending. The results for the various sales channels was as follows:

•

Direct to Consumer—revenues during the year ended December 31, 2009 were $0.5 million compared to nil for the year ended December 31, 2008. The increase is due to the launch of no!no! Classic direct to consumer activities in North America via infomercial and online campaigns.

•

Distributors—revenues during the year ended December 31, 2009 were $7.1 million compared to $1.6 million for the year ended December 31, 2008, an increase of 337%, and was mainly due to significant growth in sales volume of our Japanese distributor.

•

Retailers and Home Shopping Channels—revenues during the year ended December 31, 2009 were $4.3 million compared to $14.3 million for the year ended December 31, 2008. The decrease of 70% was mainly due to the economic downturn that has resulted in a decline in overall consumer spending.

The following table illustrates the key changes mentioned above regarding sales in North America versus International markets:

	For the Year Ended December 31, (in thousands of dollars, except for percentages)
	2010	2009	2008
Revenues—North America	$32,639	$2,885	$12,111
Percent increase/(decrease)	1,031.2%	(76.2%)
Revenues— International	32,833	9,094	3,786
Percent increase	261.1%	140.2%

Total Consumer Products Revenues	$65,472	$11,979	$15,897

Professional Products Segment

Professional products segment revenues include revenues derived from the sales of mainly Mistral™, Kona™, FTD™, SpaTouch Elite™ and accessories.

For the year ended December 31, 2010, professional products revenues were $3.4 million compared to $4.1 million in the year ended December 31, 2009. The decrease of 15.8% in the year was primarily due to a decline in number of units sold due to lack of access by customers to credit and financing plans. All the professional devices are professional products sold to physicians, spas and beauty salons.

For the year ended December 31, 2009, professional products revenues were $4.1 million compared to $5.6 million in the year ended December 31, 2008. The decrease of 28% in the year was mainly due to a decline in the number of units sold due to lack of access by customers to credit and financing plans.

The following table illustrates the key changes in revenues from North America versus International sales:

	For the Year Ended December 31, (in thousands of dollars, except for percentages)
	2010	2009	2008
Revenues—North America	$1,149	$959	$1,103
Percent increase/(decrease)	19.8%	(13.1%)
Revenues—International	$2,267	$3,099	$4,537
Percent (decrease)	(26.8%)	(31.7%)

Total Professional Products Revenues	$3,416	$4,058	$5,640

Cost of Revenues

The following table illustrates cost of revenues from our two business segments for the periods listed below:

	For the Year Ended December 31, (in thousands of dollars)
	2010	2009	2008
Consumer products	$15,494	$4,379	$5,390
Professional products	1,528	1,802	2,841

Total Cost of Revenues	$17,022	$6,181	$8,231

Consumer product cost of revenues for the year ended December 31, 2010 were $15.5 million, compared to $4.4 million for the year ended December 31, 2009. The $11.1 million increase, or approximately 253.8%, was mainly due to the increase in sales volumes in the direct to consumer sales channel. The direct to consumer sales channel has a lower cost of revenues compared to the other sales channels. Refer to the consumer products segment revenue per sales channel analysis above together with the gross margin percentage analysis per sales channel below. In addition, due to a significant increase in total sales volumes during the year ended December 31, 2010, the total overhead production cost per unit decreased as compared to the prior year period.

Consumer product cost of revenues for the year ended December 31, 2009 were $4.4 million, compared to $5.4 million for the year ended December 31, 2008. The $1.0 million decrease, or approximately 18.8%, was due to management’s efforts to significantly cut operating expenses based on the declining revenues over the prior year. This effort was partially offset by a change in the mix of revenues through the various channels. During the year ended December 31, 2009, there was an increase in revenues through distributors and a decrease in revenues through retailers compared to the year ended December 31, 2008. Refer to consumer products segment revenue per sales channel analysis above together with the gross margin percentage analysis per sales channel below.

Professional product cost of revenues during the year ended December 31, 2010 were $1.5 million, compared to $1.8 million for the year ended December 31, 2009. The $0.3 million decrease, or 15.2%, is mainly due to the decreases in sales volumes. The cost of revenues decreased at a similar rate of the decrease in revenues due to similar gross margin in both years.

Professional product cost of revenues during the year ended December 31, 2009 were $1.8 million, compared to $2.8 million for the year ended December 31, 2008. The $1.0 million decrease, or 36.6%, is mainly due to the decreases in sales volumes. Due to the declining sales volumes, management made efforts to cut operating costs during the year ended December 31, 2009 compared to the prior year. In addition, there was an increase in the direct sales to beauticians and physicians in North America from 16% of total professional revenues for the year ended December 31, 2008 to 20% of total professional revenues for the year ended December 31, 2009. Direct sales to beauticians and physicians in the US have a higher gross margin than sales through distributors.

Gross Profit Analysis

Approximately 95% of Radiancy’s gross margin is derived from its consumer product segment. The following table analyzes changes in our gross margin for the periods presented below:

Company Profit Analysis	For the Year Ended December 31, (in thousands of dollars, except for percentages)
	2010	2009	2008
Revenues	$68,888	$16,037	$21,537
Percent increase/(decrease)	329.6%	(25.5%)
Cost of revenues	17,022	6,181	8,231
Percent increase/(decrease)	175.4%	(24.9%)

Gross profit	$51,866	$9,856	$13,306
Gross margin percentage	75.3%	61.4%	61.8%

The primary reasons for the changes in gross profit and the gross margin percentage for the year ended December 31, 2010, compared to the same period in 2009 was due to a change in the sales mix resulting from the increase in consumer products segment revenues, which have higher gross margins percentage than the professional products segment. Consumer product segment revenues were 95.0% of total revenues for the year ended December 31, 2010 compared to 74.7% of total revenues in the prior year. For 2010, the consumer products segment average gross margin percentage ranged from approximately 63% to 76% as compared to the professional products segment which have average gross margin percentage ranged from approximately 55% to 56%.

The primary reason for decrease in gross profit for the year ended December 31, 2009, compared to the same period in 2008 was due to a decrease in revenues. The gross margin percentage for the year ended December 31, 2009 compared to the same period in 2008 remained fairly constant due to the similarity of the consumer segment revenues were 74.7% and 73.8% of total revenues for the years ended December 31, 2009 and 2008, respectively. The reasons for the increase in gross profit are discussed separately below in the discussions for the consumer product segment and professional product segment.

The following table analyzes the gross profit for our consumer products segment for the periods presented below:

Consumer Products Segment	For the Year Ended December 31, (in thousands of dollars, except for percentages)
	2010	2009	2008
Revenues	$65,472	$11,979	$15,897
Percent increase/(decrease)	446.6%	(24.6%)
Cost of revenues	15,494	4,379	5,390
Percent increase/(decrease)	253.8%	(18.8%)

Gross profit	$49,978	$7,600	$10,507
Gross margin percentage	76.3%	63.4%	66.1%

The following table analyzes the gross margin percentage by sales channel for our consumer products segment for the periods presented below:

Consumer Products segment by sales channel	For the Year Ended December 31,
	2010	2009	2008
Direct to Consumer	87%	86%	N/A
Distributors	64%	58%	44%
Retailers	79%	69%	69%

Gross profit for the year ended December 31, 2010 increased by $42.3 million from the comparable period in 2009. The key factor for this increase was the successful launch in February 2010 of no!no! 8800 direct to consumer in North America via infomercial and online campaigns. The gross margin percentage on this revenue was approximately 87%.

Total gross margin percentage for the year ended December 31, 2010 was 76.3%, compared to 63.4% for the year ended December 31, 2009. The improvement in gross margin was due to changes in sales channel mix, mainly the increase of direct to consumer revenues in the year ended December 31, 2010 compared to the year ended December 31, 2009. Refer to consumer products segment revenue per sales channel analysis above. Due to a significant increase in total sales volumes, the overhead production cost per unit decreased for the year ended December 31, 2010 compared to the prior year. In addition, for both distributors and retailers channels, gross margin in the year ended December 31, 2010 was higher compared to the year ended December 31, 2009 due to a higher selling price of the no!no! 8800 compared to the no!no! Classic.

Gross profit for the year ended December 31, 2009 decreased by $2.9 million from the comparable period in 2008. The key factor for the decrease in gross profit was an overall decrease in sales volume. The decrease in gross margin was due to a decrease in sales volumes, which caused an increase to the overhead per unit

Gross margin percentage for the year ended December 31, 2009 was 63.4%, compared to 66.1% for the year ended December 31, 2008. The decrease of 2.7% in the gross margin was due to changes in the sales channel mix, mainly the increase in revenues through distributors and the decrease in the revenues through retailers in the year ended December 31, 2009 compared to the prior year. Refer to consumer products segment revenue per sales channel analysis above. In addition, the gross margin percentage on distributors revenues in the year ended

December 31, 2009 increased compared to the prior year due to the fact that in the year ended December 31, 2008, 80% of distributors channel revenues were based on selling price marked in Australian dollars. The weakness of the Australian dollar resulted in lower gross margins for the year ended December 31, 2008 compared to the year ended December 31, 2009.

The following table analyzes the gross profit for our Professional products segment for the periods presented below:

Professional Products Segment	For the Year Ended December 31, (in thousands of dollars, except for percentages)
	2010	2009	2008
Revenues	$3,416	$4,058	$5,640
Percent decrease	(15.8%)	(28.0%)
Cost of revenues	1,528	1,802	2,841
Percent decrease	(15.2%)	(36.6%)

Gross profit	$1,888	$2,256	$2,799
Gross margin percentage	55.3%	55.6%	49.6%

Gross profit decreased for this segment for the year ended December 31, 2010 from the comparable period in 2009 by $0.4 million. The key factor for the decrease was a decline in overall professional product revenues.

The gross margin percentage for the years ended December 31, 2010 and 2009 were consistent.

Gross profit decreased for this segment for the year ended December 31, 2009 over the comparable period in 2008 by $0.5 million. The key factor for the decrease was a decline in overall professional product revenues.

For the year ended December 31, 2009, the gross margin percentage was 55.6% compared to 49.6% for the year ended December 31, 2008. The key factor for the increase was due to an effort by management to cut operating expenses during the year ended December 31, 2009 compared to the year ended December 31, 2008. In addition, there was an increase in the direct sales to beauticians and physicians in the US from 16% of total professional revenues in the year ended December 31, 2008 to 20% of total professional revenues in the year ended December 31, 2009. Direct sales to beauticians and physicians in the US have a higher gross margin than sales through distributors.

Research and Development Expenses

Research and development expenses for the year ended December 31, 2010 increased to $0.8 million from $0.7 million for the year ended December 31, 2009. The increase of 18% is directly related to additional expenses in R&D related to the development of additional products.

Research and development expenses for the year ended December 31, 2009 decreased to $0.7 million from $1.3 million for the year ended December 31, 2008. The decrease of 45% for the year ended December 31, 2009 was due to a strategic plan to cut expenses due to the decline in revenues.

Selling and Marketing Expenses

For the year ended December 31, 2010, selling and marketing expenses increased by $24.5 million, or approximately 503%, to $29.0 million from $4.5 million for the year ended December 31, 2009, for the following reasons:

•	The increase in absolute dollars is mainly due to a positive correlation between the total revenues and the selling and marketing expenses.

•

The successful launch in February 2010 of no!no! 8800 direct to consumer activities in North America via infomercial and online campaigns, which resulted in an increase in advertising, media buying, production of commercials and other related marketing expenses.

The increase in the percentage of selling and marketing expenses out of the total revenues is mainly due to increase of the direct to consumer advertising and selling activities (media buying, advertisement, PR, production of commercials and relevant marketing materials). Media buying and advertising expenses in the year ended December 31, 2009 were 0.8% of total revenues compared to 18.1% of total revenues In the year ended December 31, 2010.

For the year ended December 31, 2009, selling and marketing expenses decreased by $1.9 million, or approximately 29%, to $4.5 million from $6.4 million for the year ended December 31, 2008, due a strategic plan to cut expenses due to the decline in revenues.

General and Administrative Expenses

For the year ended December 31, 2010, general and administrative expenses increased to $5.6 million from $3.1 million primarily for the following reasons:

•	An increase in salaries and related costs of $1.2 million over the comparable prior year period due to increase in headcount and compensations.

•	An increase in bad and doubtful expenses of $1.3 million over the comparable prior year period due to the large increase in consumer product segment revenues, which have a higher rate of bad debt.

For the year ended December 31, 2009, general and administrative expenses increased to $3.1 million from $2.4 million for the year ended December 31, 2008, primarily for the following reasons:

•	An increase in salaries and related costs of $0.2 million over the comparable prior year period.

•	An increase in bad and doubtful expenses of $0.3 million over the comparable prior year period.

Financing Expense, Net

Net financing expense for the year ended December 31, 2010 increased to $283,000, as compared to net financing income of $65,000 for the year ended December 31, 2009. The increase of $348,000 in financing expenses is mainly due to an increase in exchange rate gains (losses), from net gains of $212,000 in the year ended December 31, 2009 to net loss of $192,000 in the year ended December 31, 2010. This change was due to currency fluctuation of US$ VS New Israeli shekels, Euro, GBP and Australian Dollars. The functional currency of both Radiancy Inc and Radiancy Ltd is US$.

Net financing income for the year ended December 31, 2009 increased to $65,000, as compared to net financing expense of $526,000 for the year ended December 31, 2008. The decrease of $591,000 in financing expenses was mainly due to an increase in exchange rate gains (losses), from net losses of $525,000 in the year ended December 31, 2008 to net gains of $212,000 in the year ended December 31, 2009. This change was due to currency fluctuation of US$ vs New Israeli shekels, Euro, GBP and Australian Dollars.

Taxes on Income

For the year ended December 31, 2010, taxes on income increased to $3.3 million for the year ended December 31, 2009 from $0.3 million due to the increase in income before taxes. The effective tax rate increased to 20.6% for the year ended December 31, 2010 from 16.9% for the year ended December 31, 2009 due to the utilization of all remaining net operating loss carryforwards.

For the year ended December 31, 2009, taxes on income decreased to $0.3 million for the year ended December 31, 2009 from $0.6 million due to a decrease in income before taxes. The effective tax rate decreased to 16.9% for the year ended December 31, 2010 from 20.4% for the year ended December 31, 2009 due the fact that in year 2008 from the $0.6 million taxes on income $0.5 million were due to taxes resulting from prior years (tax assessment for Radiancy LTD for the years 2003-2006).

Net Income

The factors discussed above resulted in a net income of $12.8 million for the year ended December 31, 2010 compared to $1.4 million for 2009. This represents an increase of 840%.

The factors discussed above resulted in a net income of $1.4 million for the year ended December 31, 2009 compared to $2.1 million for 2008. This represents a decrease of 36%.

Results of Operations for the Quarter Ending March 31, 2011

Revenues

The following table illustrates revenues from our two business segments for the periods listed below:

	For the Three Months Ended March 31, (in thousands of dollars)
	2011	2010
Consumer products	$33,626	$5,670
Professional products	1,114	906

Total Revenues	$34,740	$6,576

Consumer products Segment

The following table illustrates the key changes in the components of Consumer products segment for the periods reflected per sales channel below:

	For the Three Months Ended March 31, (in thousands of dollars)
	2011	2010
Direct to consumer	$20,062	$580
Distributors	8,860	4,263
Retailers and Home Shopping Channels	4,704	827

Total Consumer Products Revenues	$33,626	$5,670

For the three months ended March 31, 2011, consumer products revenues were $33.6 million compared to $5.7 million in the three months ended March 31, 2010. The increase of 493.1% in the three months ended March 31, 2011 compared to the three months ended March 31, 2010 was mainly due to the following reasons:

•

Direct to Consumer—revenues for the three months ended March 31, 2011 were $20.0 million compared to $0.6 million for the three months ended March 31, 2010. The increase of 3359.1%, was due to the increase in sales due to the successful launch in February 2010 of no!no! Smart 8800 Direct Response activities. As the launch began during the three months ended March 31, 2010, there was a small increase in revenues from the launch compared to the large increase for the three months ended March 31, 2011.

•

Distributors—revenues for the three months ended March 31, 2011 were $8.9 million compared to $4.3 million for the three months ended March 31, 2010. The increase of 107.8%, was mainly due to the increase in sales volumes to our Japanese distributor.

•

Retailers and Home Shopping Channels—revenues for the three months ended March 31, 2011 were $4.7 million compared to $0.8 million for the three months ended March 31, 2010. The increase of 469.3%, was mainly due to the increases in sales volumes of our US home shopping channel customer.

The following table illustrates the key changes mentioned above regarding sales in North America versus International markets:

	For the Three Months Ended March 31, (in thousands of dollars, except for percentages)
	2011	2010
Revenues North America	$24,082	$357
Percent increase	6,642.2%
Revenues International	$9,544	$5,313
Percent increase	79.6%

Total Consumer products revenues	$33,626	$5,670

Professional Products Segment

Professional products segment revenues include revenues derived from the sales of mainly Mistral, Kona, FTD, SpaTouch Elite and accessories.

For the three months ended March 31, 2011, professional products revenues were $1.1 million compared to $0.9 million for the three months ended March 31, 2010. The increase of 23% was primarily due to an increase in sales volumes due to the improvement of access by customers to credit and financing plans for the three months ended March 31, 2011 compared to the prior year period. All the professional devices are professional products sold to physicians, spas and beauty salons.

The following table illustrates the key changes in revenues from North America versus International sales:

	For the Three Months Ended March 31, (in thousands of dollars, except for percentages)
	2011	2010
Revenues North America	$453	$330
Percent increase	37.2%
Revenues International	$661	$576
Percent increase	14.8%

Total Professional products revenues	$1,114	$906

Cost of Revenues

The following table illustrates cost of revenues from our two business segments for the periods listed below:

	For the Three Months Ended March 31, (in thousands of dollars)
	2011	2010
Consumer products	$5,484	$1,970
Professional products	403	381

Total cost of revenues	$5,887	$2,351

Consumer product cost of revenues for the three months ended March 31, 2011 were $5.5 million, compared to $2.0 million for the three months ended March 31, 2010. The $3.5 million increase, or 178.4%, was mainly due to the increase in sales volumes in the direct to consumer sales channel for the three months ended March 31, 2011 compared to the prior year period. The direct to consumer sales channel has a lower cost of revenues compared to the other sales channels. Refer to consumer products segment revenue per sales channel analysis above together with the gross margin percentage analysis per sales channel below. In addition, due to significant increase in total sales volumes, the overhead production cost per unit decreased in the three months ended March 31, 2011 compared to the three months ended March 31, 2010.

Professional product cost of revenues for the three months ended March 31, 2011 were $0.4 million, compared to $0.4 million for the three months ended March 31, 2010. There was a slight increase of $0.02 million or 5.8%, and such increase was due to the increase in sales volumes. The cost of revenues as a percent of total revenues decreased because direct sales to beauticians and physicians in the US have a higher gross margin than sales through distributors.

Gross Profit Analysis

For the three months ended March 31, 2011 approximately 99% of Radiancy’s gross margin was derived from its consumer product segment. The following table analyzes changes in our gross margin for the periods presented below:

Company Profit Analysis	For the Three Months Ended March 31, (in thousands of dollars, except for percentages)
	2011	2010
Revenues	$34,740	$6,576
Percent increase	428.3%
Cost of revenues	5,887	2,351
Percent increase	150.4%

Gross profit	$28,853	$4,225
Gross margin percentage	83.1%	64.2%

The primary reasons for the changes in gross profit and the gross margin percentage for the three months ended March 31, 2011, compared to the same period in 2010 was due to a change in the sales mix resulting from the increase in consumer products segment revenues, which have higher gross profit margins than the professional products segment. Consumer product segment revenues were 96.8% of total revenues for the three months ended March 31, 2011 compared to 86.2% for the three months ended March 31, 2010. For the three months ended March 31, 2011 the consumer products segment average gross margin percentage was approximately 83.7% compared to the professional products segment average gross profit percentage of approximately 63.8% for the three months ended March 31, 2010.

The following table analyzes the gross profit for our Consumer products segment for the periods presented below:

Consumer products Segment	For the Three Months Ended March 31, (in thousands of dollars, except for percentages)
	2011	2010
Revenues	$33,626	$5,670
Percent increase	493.1%
Cost of revenues	5,484	1,970
Percent increase	178.4%

Gross profit	$28,142	$3,700
Gross margin percentage	83.7%	65.3%

The following table analyzes the gross margin percentage by sales channels for our consumer products segment for the periods presented below:

Consumer Products sales channel	For the Three Months Ended March 31,
	2011	2010
Direct to Consumer	88%	85%
Distributors	68%	57%
Retailers and Home Shopping Channels	81%	73%

Gross profit for the three months ended March 31, 2011 increased by $24.4 million from the comparable period in 2010 due to an increase in sales volumes mainly in the direct to consumer channel in North America via infomercial and online campaigns. The gross margin percentage on this revenue was approximately 88%.

Total gross margin percentage during the three months ended March 31, 2011 were 83.7%, compared to 65.3% for the comparable period in 2010. The improvement in gross margin percentage was due to:

•	Changes in the sales channel mix, mainly the increase in sales volumes to the direct to consumer channel. Refer to consumer products segment revenue per sales channel analysis above.

•

A significant increase in total sales volumes during the three months ended March 31, 2011 compared to the three months ended March 31, 2010, which caused overhead production cost per unit to decrease.

•

For both distributors and retailers and home shopping channels, gross margin percentage for the three months ended March 31, 2011were higher compared to the three months ended March 31, 2010 due to a higher selling price of the no!no! 8800 compared to the no!no! Classic.

The following table analyzes the gross profit for our Professional products segment for the periods presented below:

Professional products Segment	For the Three Months Ended March 31, (in thousands of dollars, except for percentages)
	2011	2010
Revenues	$1,114	$906
Percent increase	23.0%
Cost of revenues	403	381
Percent increase	5.8%

Gross profit	$711	$525
Gross margin percentage	63.8%	57.9%

Gross profit increased for this segment for the three months ended March 31, 2011 from the comparable period in 2010 by $0.2 million. The key factor for the increase was an increase in sales volumes.

For the three months ended March 31, 2011, the gross margin percentage was 63.8% compared to 57.9% for the three months ended March 31, 2010. The key factor for the increase was an increase in the direct sales to beauticians and physicians in the US from 36% of total professional revenues in the three months ended March 31, 2010 to 41% of total professional revenues in the three months ended March 31, 2011. Direct sales to beauticians and physicians in the US have a higher gross margin than sales through distributors.

Research and Product Development

Research and product development expenses for the three months ended March 31, 2011 increased to $170,000 from $156,000 for the three months ended March 31, 2010. The increase of 9% was directly related to additional expenses in R&D related to the development of additional products.

Selling and Marketing Expenses

For the three months ended March 31, 2011, selling and marketing expenses increased by $13.2 million, or approximately 983%, to $14.6 million from $1.4 million for the three months ended March 31, 2011 compared to three months ended March 31, 2010 for the following reasons:

•	The increase in absolute dollars was mainly due to a positive correlation between the total revenues and the selling and marketing expenses.

•

The successful launch in February 2010 of no!no! 8800 direct to consumer activities in North America via infomercial and online campaigns, which resulted in an increase in advertising, media buying, production of commercials and other related marketing expenses.

•

The increase in the percentage of selling and marketing expenses to total revenues is mainly due to increase of the direct to consumer advertising and selling activities (media buying, advertisement, PR, production of commercials and relevant marketing materials). Media buying and advertising expenses in the three months ended March 31, 2010 were 20.6% of total revenues while these expenses increased to 42.0% of total revenues for the three months ended March 31, 2011.

General and Administrative Expenses

For the three months ended March 31, 2011, general and administrative expenses increased to $3.6 million from $0.8 million for the three months ended March 31, 2010 for the following reasons:

•	An increase in salaries and related costs of $0.5 million over the comparable prior year period due to an increase in headcount and compensations.

•	An increase in bad and doubtful expenses of $1.8 million over the comparable prior year period due to the large increase in consumer product segment revenues, which have a higher rate of bad debt.

•	An increase in legal expenses of $0.6 million over the comparable prior year period.

Financing Income (Expenses), Net

Net financing income for the three months ended March 31, 2011 increased to $31,000, as compared to net financing expense of $133,000 for the three months ended March 31, 2010. The increase of $164,000 in net financing income was mainly due to changes in the exchange rate gains/losses, from losses of $100,000 in the three months ended March 31, 2010 to gains of $ 36,000 in the three months ended March 31, 2011. This change was due to currency fluctuation of US$ VS New Israeli shekels, Euro, GBP and Australian Dollars. The functional currency of both Radiancy Inc and Radiancy Ltd is US$.

Taxes on Income

For the three months ended March 31, 2011, taxes on income increased to $3,546,000 from $9,000 for the three months ended March 31, 2010 due to the increase in income before taxes. The effective tax rate increased to 33.8% for the months ended March 31, 2011 from 0.5% for the months ended March 31, 2010 due to the fact that in the three months ended March 31, 2010 we utilized net operating loss carry forwards but in the three months ended March 31, 2011 there wasn’t any remaining net operating loss to utilize.

Net Income

The factors discussed above resulted in a net income of $6.9 million during the three months ended March 31, 2011, as compared to a net income of $1.8 million during the three months ended March 31, 2010, an increase of 279%.

Liquidity and Capital Resources

At March 31, 2011, Radiancy’s current ratio was 2.68 compared to 2.80 at December 31, 2010. As of March 31, 2011 Radiancy had $33.8 million of working capital compared to $26.9 million as of December 31, 2010. Cash and cash equivalents were $12.0 million as of March 31, 2011, as compared to $7.6 million as of December 31, 2010. Additionally, Radiancy had $14.5 million of short-term deposits as of March 31, 2011 and December 31, 2010.

Net cash and cash equivalents provided by operating activities was $4.6 million for the three months ended March 31, 2011 compared to $1.4 million for the three months ended March 31, 2010. The increase was mostly due to an impact of increase in net income and in accrued and other current liabilities that was reduced due to the impact of increase in accounts receivable and decrease in accounts payable.

Net cash and cash equivalents used in investing activities was $152,000 for the three months ended March 31, 2011 compared to $34,000 for the three months ended March 31, 2010. This was primarily due to increase in purchase of fixed assets.

Net cash and cash equivalents provided by financing activities was $0 for the three months ended March 31, 2011 and 2010.

Radiancy believes its existing balances of cash and cash equivalents and short-term deposits will be sufficient to satisfy its working capital needs, capital asset purchases, outstanding commitments and other liquidity requirements associated with its existing operations over the next 12 months.

Following the execution of the merger agreement dated as of July 4, 2011 by and among Radiancy, PhotoMedex, and PHMD Merger Sub, Inc., Radiancy undertook to pay PhotoMedex $19.5 million upon the closing of the merger if the closing occurs on or before October 15, 2011. In the event the closing of the merger occurs folllowing such date, the amount of Radiancy’s payment obligations increases by $250,000 for each one month period until January 16, 2012.

Contractual Obligations

Set forth below is a summary of our current obligations as of December 31, 2010 to make future payments due by the period indicated below, excluding payables and accruals. We expect to be able to meet our obligations in the ordinary course.

	Payments due by period (in thousands of dollars)
Contractual Obligations	Total	Less than 1 year	1–3 years	4–5 years
Purchase commitments (1)	$8,667	$8,667	$—	$—
Rental obligations	447	381	66	—
Other long-term liabilities	443	443	—	—

Total	$9,557	$9,491	$66	$—

(1)	Purchase commitments are purchase orders made in the normal course of business from vendors regarding purchase of inventory to be provided after the December 31, 2010.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements and we do not participate in transactions that generate relationships with entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Impact of Inflation

We have not operated in a highly inflationary period, and we do not believe that inflation has had a material effect on our sales or expenses.

THE PHOTOMEDEX ANNUAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by PhotoMedex’s board of directors of proxies to be voted at the PhotoMedex annual meeting, which is to be held on                     , 2011, beginning at     a.m., Eastern time, at the offices of Kaye Scholer LLP, located at 425 Park Avenue, New York NY 10022. On or about                     , 2011, PhotoMedex commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purpose of the PhotoMedex Annual Meeting

At the PhotoMedex annual meeting, PhotoMedex stockholders will be asked to:

•	consider and vote on a proposal to approve and adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and the transactions contemplated thereby;

•	consider and vote on a proposal to approve the issuance of shares of PhotoMedex common stock to Radiancy stockholders pursuant to the merger agreement;

•	approve the issuance of warrants to purchase PhotoMedex common stock, the form of which is attached as Annex C to this joint proxy statement/prospectus;

•

elect to our Board of Directors eight (8) director nominees, to serve until our next annual meeting of stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

•	approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli;

•	approve the Amended and Restated Articles of Incorporation of PhotoMedex, a copy of which is attached as Annex D to this joint proxy statement/prospectus;

•	approve the Amendment to the PhotoMedex 2005 Equity Compensation Plan, a copy of which is attached as Annex E to this joint proxy statement/prospectus;

•	approve the amendment to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan, a copy of which is attached as Annex F to this joint proxy statement/prospectus;

•	to approve a resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger; and

•

approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

Proposal No. 1—Approval of the Merger Agreement

The PhotoMedex board of directors has determined that the merger agreement and the other transactions contemplated thereby are advisable and in the best interests of PhotoMedex and its stockholders and has approved the merger agreement. PhotoMedex stockholders are encouraged to read this joint proxy statement/prospectus for more detailed information concerning the merger agreement and the merger. In particular, the PhotoMedex stockholders are directed to Annex A to this joint proxy statement/prospectus for the full text of the merger agreement.

Investors representing approximately 46% of the PhotoMedex common stock have agreed to vote their shares in favor of the merger pursuant to voting agreements. For a more complete description of the voting agreement, see “The Merger—Voting, Lock-Up and Confidentiality Agreements” beginning on page 73.

If a quorum is present, the approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Our Board of Directors recommends a vote “FOR” the proposal to approve the merger agreement and the transactions contemplated thereby.

For a more complete description of PhotoMedex’s reasons for the merger and the recommendation of the PhotoMedex board of directors, see “The Merger—PhotoMedex Board of Directors’ Recommendation” beginning on page 44.

Proposal No. 2—Approval of the Issuance of Common Stock

The PhotoMedex board of directors has determined that the issuance of PhotoMedex common stock to holders of Radiancy common stock and preferred stock pursuant to the merger agreement is advisable and in the best interests of PhotoMedex and its stockholders and has approved the issuance of PhotoMedex common stock to holders of Radiancy common stock and preferred stock pursuant to the merger agreement.

Investors representing approximately 46% of the PhotoMedex common stock have agreed to vote their shares in favor of the merger pursuant to voting agreements. For a more complete description of the voting agreement, see “The Merger—Voting, Lock-Up and Confidentiality Agreements” beginning on page 73.

If a quorum is present, the approval of the issuance of shares of PhotoMedex common stock pursuant to the merger agreement requires the affirmative vote of a majority of the PhotoMedex shares present in person or represented by proxy at a duly called meeting.

In favoring the merger, the PhotoMedex board of directors is recommending that its stockholders authorize the issuance of shares of common stock to the stockholders of Radiancy. The issuance of these shares of PhotoMedex common stock and the issuance of warrants to purchase PhotoMedex common stock will reflect the split of ownership in the combined company that the board of directors believes is in the best interests of, and is fair from a financial point of view to, the stockholders of PhotoMedex.

Our Board of Directors recommends a vote “FOR” the proposal to approve the issuance of PhotoMedex common stock pursuant to the merger agreement.

For a more complete description of PhotoMedex’s reasons for the merger and the recommendation of the PhotoMedex board of directors, see “The Merger—PhotoMedex Board of Directors’ Recommendation” beginning on page 44.

Proposal No. 3—Approval of the Issuance of Warrants

The PhotoMedex board of directors has determined that the issuance of warrants to purchase PhotoMedex common stock pursuant to the merger agreement is advisable and in the best interests of PhotoMedex and its stockholders and has approved the issuance of warrants to purchase PhotoMedex common stock pursuant to the merger agreement. The form of warrant is attached as Annex C to this joint proxy statement/prospectus.

The warrants to be issued to the PhotoMedex stockholders in connection with the consummation of the merger have the following principal terms: (i) a warrant exercise price of twenty dollars ($20.00) per share of PhotoMedex common stock, (ii) an exercise period of three (3) years, and (iii) the right of PhotoMedex to notify the holders of warrants of an earlier expiration of the warrants, at any time following such time as the PhotoMedex common stock will have had a closing trading price in excess of thirty dollars ($30.00) per share for a period of twenty (20) consecutive trading days, provided that such earlier expiration date shall not be earlier than that date which is twenty (20) trading days following the delivery of such notification by PhotoMedex.

The terms of these warrants are further summarized in “Description of Capital Stock of PhotoMedex—Warrants” beginning on page 186.

Investors representing approximately 46% of the PhotoMedex common stock have agreed to vote their shares in favor of the merger pursuant to voting agreements. For a more complete description of the voting agreement, see “The Merger—Voting, Lock-Up and Confidentiality Agreements” beginning on page 73.

If a quorum is present, the approval of the issuance of warrants to purchase PhotoMedex common stock requires the affirmative vote of a majority of the PhotoMedex shares present in person or represented by proxy at a duly called meeting

In favoring the merger, the PhotoMedex board of directors is recommending that its stockholders authorize the issuance warrants to purchase PhotoMedex common stock to the stockholders of PhotoMedex. The issuance of the shares of PhotoMedex common stock and the issuance of these warrants to purchase PhotoMedex common stock will reflect the split of ownership in the combined company that the board of directors believes is in the best interests of, and is fair from a financial point of view to, the stockholders of PhotoMedex.

Our Board of Directors recommends a vote “FOR” the proposal to approve the issuance of warrants to purchase PhotoMedex common stock pursuant to the merger agreement.

Proposal No. 4—Election of Directors

These eight (8) director nominees, if elected at the annual meeting, will hold office until the next annual meeting or until their successors are qualified, subject to their prior death, resignation or removal. There are no family relationships among any of our directors and executive officers. In the absence of instructions to the contrary, shares of common stock represented by properly executed proxies will be voted for the eight (8) nominees listed herein below, all of whom are recommended by our board of directors and who have consented to be named and to serve if elected.

In the event that any nominee recommended by the Nominations and Corporate Governance Committee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Investors representing approximately 46% of the PhotoMedex common stock have agreed to vote their shares in favor of the merger pursuant to voting agreements. For a more complete description of the voting agreement, see “The Merger—Voting, Lock-Up and Confidentiality Agreements” beginning on page 73.

The election of new directors is subject to the approval of merger by the stockholders of PhotoMedex and Radiancy and the completion of the merger. If the merger is not approved by the stockholders of PhotoMedex and Radiancy or the merger is not consummated, PhotoMedex’s current directors will continue in office and PhotoMedex will hold another stockholder meeting to elect directors.

Our board of directors knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the record date, and is based in part on information furnished by the nominees and in part from our records.

The affirmative vote of a plurality of votes of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to elect the directors nominated above. That means the nine (9) nominees will be elected if they receive more affirmative votes than any other nominees.

The slate of nominees to the PhotoMedex board of directors is favored by PhotoMedex’s board of directors. The present board believes that the slate reflects a fair commingling of the talents of each of PhotoMedex and Radiancy. It will allow the board of directors also to have a broad range of experience with respect to each of PhotoMedex and Radiancy. Finally, the present board believes that the slate of directors is individuals who will be able to assist in the assimilation of the cultures of the two companies.

Our Board of Directors unanimously recommends a vote FOR each director nominee listed below:

Dennis M. McGrath

Stephen P. Connelly

James W. Sight

Dr. Dolev Rafaeli

Dr. Yoav Ben-Dror

Lewis C. Pell

Katsumi Oneda

Nahum Melumad

Assuming the election of the individuals set forth above and the closing of the merger, the Board of Directors and management positions of PhotoMedex will be as follows:

Name	Position	Age
Lewis C. Pell	Chairman of the Board of Directors	68
Dr. Dolev Rafaeli	CEO and Director	47
Dennis M. McGrath	President, CFO and Director	54
Dr. Yoav Ben-Dror	Vice Chairman of the Board of Directors	58
Katsumi Oneda	Director	73
Nahum Melumad	Director	56
Stephen P. Connelly	Director	59
James W. Sight	Director	55

Information about the Nominees

Dr. Dolev Rafaeli. President & CEO, joined Radiancy in February 2006 as President and CEO. He has over 22 years experience managing international operations. Prior to joining Radiancy, Dr. Rafaeli served from 2004 to 2006 as President and CEO of the USR Group, a consumer electronics products manufacturer, managing operations in Israel, China, Hong Kong and the US. Between 2000 and 2004, Dr. Rafaeli founded and served as general manager of Orbotech Ltd., an automated optical inspection capital equipment manufacturer for the electronics industry (NASDAQ:ORBK) in China and Hong-Kong building these operations into a $100M a year business. Between 1997 and 2000 Dr. Rafaeli served as CEO of USR Ltd, a global electronics contract manufacturing company, providing design, supply chain and manufacturing services to dozens of clients in the communications, consumer and medical device fields, employing 1,000 employees. Previously Dr. Rafaeli served as the director of operations and the manager of the Arad manufacturing facility for Motorola in its Land Mobile Product Solutions division, manufacturing and distributing communications, consumer and other infrastructure electronics products in excess of $400M annually (NASDAQ:MOT). Dr. Rafaeli graduated with B.Sc in Industrial Engineering and Management cum laude from the Technion, Israel, an M.Sc. in Operations Management from the Technion, Israel, and holds a Ph.D. in Business Management from Century University. Dr. Rafaeli’s leadership and business experience in guiding Radiancy’s recent achievements make him a qualified nominee for the Board of Directors.

Dr. Yoav Ben-Dror. Dr. Yoav Ben-Dror, Chairman of the Board of Directors, joined Radiancy’s Board of Directors in 2005 and was elected Chairman of the Board of Directors in 2006. Dr. Ben-Dror is an experienced entrepreneur with more than 30 years of experience in technology, medical devices, and financial innovations. He currently serves on the board of directors of Dagon Batey-Mamguroth Le-Israel Ltd (silo houses), Final Inc. (high-frequency financial algorithm technology), Fitango Inc.(social network), Neurotech Solutions Ltd. (human cognition and behavior, with a particular emphasis on Attention Deficit/Hyperactivity Disorder (ADHD)., and Impact First Investments Ltd.(investment management firm that specializes in social investing). He is a director at Keren Shemesh Foundation for the Encouragement of Young Entrepreneurs (in association with YBI—Youth Business International) (foundation assisting young entrepreneurs transform an idea into a successful sustainable small business), a director at Hatnuah Hezrachit Hachadasha LTD. (HLZ) (social activity), a member of the Board of Trustees of H.I.T—Holon Institute of Technology (academic institution) and a trustee at the Hecht-Zilzer Trust (charity). Dr. Ben-Dror previously served on the board of directors of Cellcom Israel Ltd. (the leading Israeli cellular provider—now traded NYSE: CEL), Dubek Ltd. (tobacco), Magic Box Ltd. (financial algorithm technology) and was a member of the board of directors of H.I.T—Holon Institute of Technology (academic institution). He was also involved with InStent Inc. (medical devices—cardiology), Influence Medical Technologies Ltd. (medical devices—urology), and with Disc-O-Tech Medical Technologies Ltd. (medical devices—spin). Dr. Ben-Dror is a member of the Israel Bar and holds a Doctor of the Science of Jurisprudence (J.S.D.) from the School of Law (Boalt Hall) University of California, Berkeley. Dr. Ben-Dror’s leadership and business experience in guiding Radiancy’s recent achievements make him a qualified nominee for the Board of Directors.

Lewis C. Pell. Board Member joined Radiancy’s Board of Directors in 1998. Mr. Pell has founded over a dozen successful medical technology companies during the past three decades. In 1979, Mr. Pell founded Pentax Precision Instruments, which was sold to Asahi Optical in 1990. In 1983 he founded American Endoscopy Inc., which was sold to CR Bard in 1986. In 1984 he founded Versaflex Inc., which was sold to Medtronic Inc. in 1988. In 1989 he founded Heart Technology Corp., which went public in the U.S. in 1992 and eventually was sold to Boston Scientific in 1995. In 1991 he founded InStent Inc., which became a public company in 1995 and was sold to Medtronic in 1996. In 1994 he founded Influence Inc., which was sold to American Medical Systems Inc. in 1999. Working with Dr. Shlomo Ben-Haim, Mr. Pell founded Biosense Inc. in 1994, which was sold to Johnson & Johnson in 1997. Mr. Pell is currently Chairman and investor in a number of private medical device companies. In 1992, Mr. Pell founded and remains the Chairman of Vision-Sciences, Inc., which is currently a publicly traded company on NASDAQ. Mr. Pell has a B.S. in Political Science from Brooklyn College. Mr. Pell has over twenty years of experience in the medical technology industry that would make him a valuable addition to the Board of Directors.

Katsumi Oneda. Mr. Oneda co-founded Vision-Sciences Inc., a medical device manufacturer specializing in efficiency and infection control solutions for flexible endoscopy and served as its President and Chief Executive Officer from October 1993 to February 1, 2003 and as the Chairman from October 1993 to October 2005. He served as the Vice-Chairman of the Board of Directors of that company from May 1992 to October 1993, as Honorary Chairman of the Board of Directors from October 1991 to October 1993 and as the Chairman of the Board of Directors from September 1990 to October 1991. He has been a on the board of directors of Vision-Sciences Inc. since 1987. Mr. Oneda graduated from Sangyo Noritsu College in 1964. Mr. Oneda brings over twenty years of experience in the medical technology industry that would make him a valuable addition to the Board of Directors.

Nahum Melumad. Mr. Melumad is the James Dohr Professor of Accounting and Business Law at the Columbia Business School (CBS). He has been a member of the CBS faculty since 1993. Between 2000 and 2006, he served as the chairman of the accounting division at the CBS. Professor Melumad is the recipient of the 2005 Annual CBS Dean’s Award for Excellence in MBA/EMBA teaching. Between 2003 and 2008, he co-directed the Columbia Business School/New York Stock Exchange Program for directors of public companies titled Integrity in Financial Disclosure. Prior to joining CBS he was a member of the faculty at the Stanford Business School. Professor Melumad has served as a consultant and advisor to many organizations, including Bristol-Myers Squibb, General Electric, the New York Stock Exchange, and Morgan Stanley. Professor Melumad is a CPA and holds M.B.A. and Ph.D. degrees from the University of California at Berkeley. Mr. Melumad would bring to the Board valuable accounting expertise.

Dennis M. McGrath. Mr. McGrath was appointed as President, Chief Executive Officer and a director of PhotoMedex in July 2009. Mr. McGrath also served as its Chief Financial Officer and Vice President—Finance and Administration from January 2000 through November 2009. Mr. McGrath has held several senior level positions including, from February 1999 to January 2000, serving as the Chief Operating Officer of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a public company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath served as Chief Financial Officer of Think New Ideas, Inc., a public company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, Mr. McGrath was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. From September 1996 to February 1999, Mr. McGrath was the Chief Financial Officer and Executive Vice-President–Operations of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. Mr. McGrath is currently a director of RICOMM Systems, Inc. and Noninvasive Medical Technologies, Inc. Mr. McGrath graduated with a B.S. in accounting from LaSalle University in 1979. Mr. McGrath’s extensive experience in management and finance and his service as Chief Executive Officer make him a valuable member of our Board of Directors.

Stephen P. Connelly was appointed to the Board of Directors of PhotoMedex on May 3, 2007. Mr. Connelly has served as President and Chief Operating Officer of Viasys Healthcare, Inc., a medical technology and device company. In addition, Mr. Connelly was Senior Vice President and General Manager of the Americas as well as a member of the Executive Committee of Rhone Poulenc Rorer. Mr. Connelly’s broad background includes over twenty-five years of experience in the planning, development and management of rapid-growth marketing-driven businesses in the medical device and pharmaceutical fields. In addition, Mr. Connelly has a diverse and comprehensive business background, with expertise in such areas as strategic and tactical business development, joint ventures, mergers, acquisitions and corporate partnering, structuring and finance. Mr. Connelly is well-versed in every aspect of marketing, sales, general management, research and development of high-technology products and processes. Mr. Connelly possesses extensive international experience, having lived in Asia and having had operational P&L responsibility in many developed countries. Mr. Connelly has executive experience in seasoned healthcare companies, with particular expertise in international dealings, making him well-qualified to serve on our Board of Directors.

James W. Sight was appointed to the Board of Directors of PhotoMedex on May 26, 2010. He currently serves as Vice Chairman. Mr. Sight, an investor serving on the board of directors of various other public companies, has over 20 years of experience in corporate restructurings and financings. Within his experience Mr. Sight has, since November 2007, been a significant shareholder of Feldman Mall Properties, Inc., a real estate investment trust formerly listed on the New York Stock Exchange under the symbol FLMP, and served in the office of the REIT’s President; acted since 1998 to the present as a consultant to LSB Industries (NYSE: LXU); and from 1995 to 2006, was a large shareholder in Westmoreland Coal (AMEX: WLB), active on its board of directors in directing the reorganization of the company and its emergence from Chapter 11. Mr. Sight’s experience in corporate restructurings and financings makes him a valuable member of our Board of Directors.

With respect to the director nominees to the Board of Directors, none of the nominees has, in the past 10 years, been subject to a federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to any legal proceedings, which include judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity or based on violations of federal or state securities, commodities, banking, or insurance laws and regulations, or any settlement to such actions, and any disciplinary sanction or order imposed by a stock, commodities or derivatives exchange other self-regulatory organization.

Committee Appointments.

There are three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee. It is expected that the following appointments will be made:

Audit Committee: Dr. Melumad (chair), Mr. Connelly and Mr. Pell.

Compensation Committee: Dr. Ben-Dror (chair), Mr. Pell and Mr. Connelly.

Nominations and Corporate Governance: Mr. Sight (chair) and Mr. Oneda.

Except for Dr. Rafaeli and Mr. McGrath, the nominees are “independent” under the revised listing standards of The NASDAQ Stock Market, LLC (“Nasdaq”). Dr. Melumad is also a “financial expert” under the listing requirements of Nasdaq.

The Board of Directors determined in 2010 that each member of the Audit Committee in 2010 satisfied the independence and other composition requirements of the Commission and Nasdaq. Our Board also determined that each member of the Audit Committee qualified in 2010 as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

Management of PhotoMedex, Inc.

The current directors have terms which will end at the annual meeting of the stockholders scheduled for                     , 2011, unless such directors are re-elected to serve on the Board of Directors at such annual meeting. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. Members of our Board of Directors are encouraged to attend meetings of the Board of Directors and the Annual Meeting of Stockholders. The Board of Directors held 13 meetings and executed eight unanimous written consents in lieu of a meeting in 2010.

The following sets forth certain biographical information concerning our current directors and our executive officers.

Name	Position	Age
Richard J. DePiano	Non-Executive Chairman of the Board of Directors	70
James W. Sight	Non-Executive Vice Chairman of the Board of Director (since May 26, 2010)	56
Dennis M. McGrath	President, Chief Executive Officer and Director	54
Christina L. Allgeier	Vice President and Chief Financial Officer	39
Michael R. Stewart	Executive Vice President and Chief Operating Officer	54
David W. Anderson	Director	58
Stephen P. Connelly	Director	60
Leonard L. Mazur	Director	66
Alan R. Novak	Director	77
Paul J. Denby	Director (since May 26, 2010)	56

Directors and Executive Officers

Richard J. DePiano was appointed to our Board of Directors in May 2000 and was unanimously elected to serve as Non-Executive Chairman of the Board on January 31, 2003. Since February, 1996 Mr. DePiano has been a director of Escalon Medical Corp., a publicly traded healthcare business specializing in the development and marketing of ophthalmic devices and pharmaceutical and vascular access products, and has served as its Chairman and Chief Executive Officer since March 1997. Mr. DePiano has been the Chief Executive Officer of the Sandhurst Company, L.P. and Managing Director of the Sandhurst Venture Fund since 1986. Mr. DePiano was also the Chairman of the Board of Directors of Surgical Laser Technologies, Inc. (“SLT”) prior to our acquisition of SLT. Mr. DePiano serves on the Board of Trustees for Drexel University and Salus University. Mr. DePiano brings professional experience and executive management experience with a health-care company to the Board.

James W. Sight was appointed to our Board of Directors on May 26, 2010 and serves as Non-Executive Vice Chairman. Mr. Sight, an investor serving on the board of directors of various other public companies, has over 20 years of experience in corporate restructurings and financings. Within his experience Mr. Sight has been, since November 2007, a significant shareholder of Feldman Mall Properties, Inc., a real estate investment trust formerly listed on the New York Stock Exchange under the symbol FLMP, and has served in the office of the REIT’s President; acted since 1998 to the present as a consultant to LSB Industries (NYSE: LXU); and from 1995 to 2006, was a large shareholder in Westmoreland Coal (AMEX: WLB), and was active on its board of directors in directing the reorganization of the company and its emergence from Chapter 11. Mr. Sight’s experience in corporate restructurings and financings makes him a valuable member of our Board of Directors.

Dennis M. McGrath was appointed as our President, Chief Executive Officer and a director in July 2009. Mr. McGrath also served as our Chief Financial Officer and Vice President—Finance and Administration from January 2000 through November 2009. Mr. McGrath has held several senior level positions including, from February 1999 to January 2000, serving as the Chief Operating Officer of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a public company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath served as Chief Financial Officer of Think New Ideas, Inc., a public company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, Mr. McGrath was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. From September 1996 to February 1999, Mr. McGrath was the Chief Financial Officer and Executive Vice-President–Operations of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. Mr. McGrath is currently a director of RICOMM Systems, Inc. and Noninvasive Medical Technologies, Inc. Mr. McGrath graduated with a B.S. in accounting from LaSalle University in 1979. Mr. McGrath’s extensive experience in management and finance and his service as Chief Executive Officer make him a valuable member of our Board of Directors

Christina L. Allgeier was appointed as our Vice President and Chief Financial Officer in October 2009. Prior to this time, Ms. Allgeier served as our corporate controller since December 2002. Ms. Allgeier graduated with a B.S. in accounting from Penn State University. Ms. Allgeier holds a license from the Commonwealth of Pennsylvania as a certified public accountant.

Michael R. Stewart was appointed as our Executive Vice President of Corporate Operations on December 27, 2002, immediately following the acquisition of SLT and, on July 19, 2005, he was appointed our Chief Operating Officer. From July 1999 to the acquisition of SLT, Mr. Stewart was the President and Chief Executive Officer of SLT and, from October 1990 to July 1999 he served as SLT’s Vice President Finance and Chief Financial Officer. Mr. Stewart graduated from LaSalle University with a B.S. in accounting and received an M.B.A. from LaSalle University in 1986. Mr. Stewart passed the CPA examination in New York in 1986.

David W. Anderson was appointed to our Board of Directors on September 28, 2004. Mr. Anderson has been the President and Chief Executive Officer of Gentis, Inc. since November 2004. He has over twenty years of entrepreneurial management experience in the medical device, orthopedics and pharmaceutical field. He has served as President and CEO of Sterilox Technologies, Inc., the world’s leader in the development and marketing of non-toxic biocides; Bionx Implants, Inc., a publicly traded orthopedic sports medicine and trauma company, and Kensey Nash Corporation, a publicly traded cardiology and biomaterials company. In addition, Mr. Anderson was previously Vice President of LFC Financial Corp., a venture capital and leasing company, where he was responsible for LFC’s entry into the healthcare market; and was a founder and Executive Vice President of Osteotech, Inc., a high-technology orthopedic start-up. Mr. Anderson is also on the Board of Directors of Vision-Sciences, Inc. (Nasdaq: VSCI). Mr. Anderson has executive experience in a variety of health-care companies, which makes him a valuable member of our Board of Directors.

Stephen P. Connelly was appointed to our Board of Directors on May 3, 2007. Mr. Connelly joined Viasys Healthcare, Inc., a medical technology and device company in August 2001 and served as President and Chief Operating Officer from November 2002 until August 2004. In addition, Mr. Connelly was formerly Senior Vice President and General Manager of the Americas as well as a member of the Executive Committee of Rhone Poulenc Rorer. Mr. Connelly’s broad background includes over twenty-five years of experience in the planning, development and management of rapid-growth marketing-driven businesses in the medical device and pharmaceutical fields. Since 1999, Mr. Connelly has been an adjunct professor at St. Joseph’s University, teaching international management and global strategy in the MBA program in the Haub School of Business. In addition, Mr. Connelly has a diverse and comprehensive business background, with expertise in such areas as strategic and tactical business development, joint ventures, mergers, acquisitions and corporate partnering, structuring and finance. Mr. Connelly is well-versed in every aspect of marketing, sales, general management, research and development of high-technology products and processes. Mr. Connelly possesses extensive international experience, having lived in Asia and having had operational P&L responsibility in many developed countries. Mr. Connelly has executive experience in seasoned healthcare companies, with particular expertise in international dealings, making him well-qualified to serve on our Board of Directors.

Leonard L. Mazur was appointed to our Board of Directors on May 13, 2009. Mr. Mazur is the co-founder of Triax Pharmaceuticals, LLC, or Triax, where he has served as Chief Operating Officer since January 2005. Prior to joining Triax, he was the founder and, from 1995 to 2005, Chief Executive Officer of Genesis Pharmaceutical, Inc., a skincare company that dispenses products through dermatologists’ offices. In addition, Mr. Mazur has extensive sales, marketing and business development experience from his tenures at Medicis Pharmaceutical Corporation, ICN Pharmaceuticals, Inc., Knoll Pharma (a division of BASF), and Cooper Laboratories, Inc. Mr. Mazur is a member of the Board of Trustees of Manor College in Jenkintown, PA. Mr. Mazur has entrepreneurial experience in the healthcare industry, and his experiences in marketing and with dermatological products make him a valuable member of our Board of Directors.

Alan R. Novak was appointed to our Board of Directors in October 1997. Mr. Novak is a managing member of City Interests, LLC, a fully integrated real estate investment and development company. Mr. Novak’s and CityInterests’ projects include the Mandarin Oriental Hotel in Washington, DC; Harbourside & the Swedish Embassy, a mixed-use office and residential project on the Georgetown waterfront in Washington, DC; and Parkside, a mixed-use development on the Metro in Washington DC. Mr. Novak is a graduate of Yale University, Yale Law School and Oxford University as a Marshall Scholar. Mr. Novak practiced law at Cravath, Swaine & Moore and Swidler & Berlin, Chartered. His public service includes three years as an officer in the U.S. Marine Corps, a U.S. Supreme Court clerkship with Justice Potter Stewart, and service as Senior Counsel to Senator Edward M. Kennedy, Senior Executive Assistant to Undersecretary of State, Eugene Rostow and the Executive Director of President Johnson’s Telecommunications Task Force. Mr. Novak was appointed by President Carter and served for five years as Federal Fine Arts Commissioner. Mr. Novak brings professional experience to the Board and business experience from the vantage point of a non-healthcare company, allowing him to provide our Board of Directors with a valuable outside perspective.

Paul J. Denby was appointed to our Board of Directors on May 26, 2010. Mr. Denby has over 30 years of experience, through Denby Enterprises, Inc., in the professional hair care industry. He has represented over 100 companies covering a gamut of professional appliances, cosmetics, and skincare products. Mr. Denby has served some of the largest beauty companies in the industry, in such capacities as sales manager and direct agent in marketing, merchandising, positioning and promoting their products. Mr. Denby has extensive experience in sales and marketing of dermatological products, allowing him to provide valuable advice as a member of our Board of Directors.

With respect to the incumbent members of the Board of Directors, none of the members has, in the past 10 years, been subject to a federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to any legal proceedings, which include judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity or based on violations of federal or state securities, commodities, banking, or insurance laws and regulations, or any settlement to such actions, and any disciplinary sanction or order imposed by a stock, commodities or derivatives exchange other self-regulatory organization.

Board Leadership Structure

In accordance with the provisions of our Bylaws and the Securities Purchase Agreement with the holder of our Convertible Notes (the “Investor”), the total number of directors who serve on our Board of Directors is currently set at eight. In order to increase the number of directors serving on the Board from seven to eight, it was necessary to secure the consent of the Investor. The Investor consented to an eight-member Board until such time as the Investor acts on its continuing right under the Securities Purchase Agreement to designate a member for election or appointment to the Board. Following the consummation of the transactions contemplated by the repurchase right agreement with the Investor, the Investor will no longer have this designation right.

We choose to separate the position of our Chief Executive Officer from that of our Chairman of the Board of Directors. Our Board of Directors has made this decision based on their belief that an independent Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director. The Board of Directors also has provided for the post of Vice Chairman, who will fulfill the duties of the Chairman when circumstances preclude the Chairman from fulfilling the duties of the chairmanship.

Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, our Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk, the Compensation Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board as a whole. We believe an independent Chairman of the Board adds an additional layer of insight to our Board of Directors’ risk oversight process.

Compensation, Nominations and Corporate Governance and Audit Committees

General. Our Board of Directors maintains charters for select committees. In addition, our Board of Directors has adopted a written set of corporate governance guidelines and a code of business conduct and ethics and a code of conduct for our chief executive and senior financial officers that generally formalize practices that we already had in place. We have adopted a Code of Ethics on Interactions with Health Care Professionals and an Anti-Fraud Program. To view the charters of our Audit, Compensation and Nominations and Corporate Governance Committees, Code of Ethics, corporate governance guidelines, codes of conduct and whistle blower policy, please visit our website at www.photomedex.com, under the Corporate Governance section of the Investor Relations page (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this Report). In compliance with Nasdaq rules, the majority of our Board of Directors is comprised of independent directors. The Board of Directors determined in 2010 that, except for Mr. McGrath, who is our Chief Executive Officer, all current members of the Board of Directors are independent under the revised listing standards of The NASDAQ Stock Market, LLC (“Nasdaq”). The Board of Directors has determined that each of the following nominees is independent under the listing standards of Nasdaq: Messrs. Pell, Ben-Dror, Oneda, Melumad, Connelly and Sight. Additionally, our Board of Directors believes that it is desirable to have at least one financial expert serving on the Audit Committee.

Compensation Committee. Our Compensation Committee discharges the Board of Director’s responsibilities relating to compensation of our Chief Executive Officer and other executive officers, produces an annual report on executive compensation for inclusion in our annual proxy statement that is included in this Report and provides general oversight of compensation structure. Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•

evaluating performance and recommending to the Board the compensation, including any incentive compensation, of our Chief Executive Officer and other executive officers in accordance with those objectives;

•	reviewing employment agreements for executive officers;

•	recommending to the Board of Directors the compensation for our directors;

•	administering our equity compensation plans (except the Non-Employee Director Plan) and other employee benefit plans;

•	evaluating human resources and compensation strategies, as needed; and

•	evaluating periodically the Compensation Committee charter.

Our Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee is currently composed of Messrs. Novak, Connelly and Mazur. Mr. Connelly serves as the Chairman of the Compensation Committee. Our Board of Directors determined that each member of the Compensation Committee in 2010 satisfies the independence requirements of the Commission and Nasdaq. The Compensation Committee held two formal meeting during 2010.

The Compensation Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all final decisions with respect to executive compensation. The Compensation Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation. The report of the Compensation Committee for 2010 is presented below.

Nominations and Corporate Governance Committee. Our Board of Directors has established a Nominations and Corporate Governance Committee for the purpose of reviewing all Board of Director-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board of Directors as to which persons should be our Board of Directors’ nominees. Our Board of Directors has adopted a written charter for the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee is composed of Messrs. DePiano, Anderson, Denby and Connelly. Mr. Anderson serves as the Chairman of the Nominations and Corporate Governance Committee. Our Board of Directors determined in 2010 that each member of the Nominations and Corporate Governance Committee satisfies the independence requirements of the Commission and Nasdaq. The Nominations and Corporate Governance Committee held one formal meeting during 2010 in conjunction with a meeting of the full Board of Directors.

The duties and responsibilities of the Nominations and Corporate Governance Committee include:

•	identifying and recommending to our Board of Directors individuals qualified to become members of our Board of Directors and to fill vacant positions on our Board of Directors;

•	recommending to our Board of Directors the director nominees for the next annual meeting of stockholders;

•	recommending to our Board of Directors director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the independence of our board members;

•	developing and overseeing the corporate governance principles applicable to members of our Board of Directors, officers and employees;

•	reviewing and approving director compensation and administering the Non-Employee Director Plan;

•	monitoring the continuing education for our directors; and

•	evaluating annually the Nominations and Corporate Governance Committee charter.

The Nominations and Corporate Governance Committee considers these requirements when recommending nominees to our Board of Directors. Our Nominations and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for our directors. Our Nominations and Corporate Governance Committee will regularly assess the appropriate size of our Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other circumstances. When considering potential director nominees, the Nominations and Corporate Governance Committee also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of the needs of PhotoMedex and of our existing directors. The Nominations and Corporate Governance Committee also seeks director nominees who are from diverse backgrounds and who possess a range of experiences as well as a reputation for integrity. The Nominations and Corporate Governance Committee considers all of these factors to ensure that our Board of Directors as a whole possesses a broad range of skills, knowledge and experience useful to the effective oversight and leadership of the Company.

Audit Committee. Our Board of Directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and an internal audit function and risk assessment and risk management. The duties of our Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;

•	approving all related party transactions, as defined by applicable NASD Rules, to which the Company is a party; and

•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee, which charter meets the applicable standards of the Commission and Nasdaq. The members of the Audit Committee are Messrs. DePiano, Anderson and Connelly. Mr. DePiano serves as Chairman of the Audit Committee. The Audit Committee meets regularly and held seven meetings during 2010.

The Board of Directors determined in 2010 that each member of the Audit Committee satisfies the independence and other composition requirements of the Commission and Nasdaq. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

Stockholder Communications with the Board of Directors

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to Davis Woodward, Corporate Counsel at dwoodward@photomedex.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. Any such communication must contain:

•	A representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

Mr. Woodward will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Mr. Woodward has the authority to discard the communication or to take appropriate legal action regarding such communication.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our equity securities. As of March 30, 2011, we believe, based solely on a review of the copies of such reports furnished to us and representations of these persons that no other reports were filed and that all reports needed to be filed have been filed for the year ended December 31, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of our Board of Directors is responsible for reviewing and approving the annual compensation of our executive officers. The Nominations and Corporate Governance Committee of our Board of Directors is responsible for reviewing and approving the compensation of our non-employee directors.

The Compensation Committee is composed solely of directors who are not our current or former employees, and each is independent under the revised listing standards of Nasdaq. Our Board of Directors has delegated to the Compensation Committee the responsibility to review and approve our compensation and benefits plans, programs and policies, including the compensation of our President and Chief Executive Officer and our other executive officers as well as middle-level management and other key employees. The Compensation Committee administers all of our executive compensation programs, incentive compensation plans and equity-based plans and provides oversight for all of our other compensation and benefit programs.

The key components of the compensation program for executive officers are base salary and bonus, and long-term incentives in the form of stock options and restricted stock under our 2005 Equity Compensation Plan (“2005 Equity Plan”). These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Objectives of Compensation Program

The Compensation Committee intends to govern and administer compensation plans to support the achievement of our long-term strategic objectives, to enhance stockholder value, to attract, motivate and retain highly qualified employees by paying them competitively and rewarding them for their own and our success. Included in this evaluation is an analysis whether PhotoMedex’s incentive compensation arrangements, including short-term (annual cash incentive) and long-term (equity awards) components, encourage unnecessary or excessive risks by any of the executives. Although incentive compensation is discretionary, the Compensation Committee typically considers overall performance of PhotoMedex when granting cash incentive awards and considers each executive’s contributions to the growth of PhotoMedex for the benefit of the stockholders when granting incentive equity awards. We have no retirement plans or deferred compensation programs in effect for our non-employee directors and our executive officers, except for our 401(k) plan in which our executive officers are eligible to participate. Compensation is generally paid as earned. We do not have a specific formula for allocating between cash and non-cash compensation, which has been in the form of stock options and awards of restricted stock.

In order to assess whether the compensation program we had been providing to our executive officers was competitive and effective, the Compensation Committee relied on its own comparative review of peer companies. Such peer companies have included, among others, Barrier Therapeutics, Inc., Candela Corp., Cardiac Science Corp., Collagenex Pharmaceuticals, Inc., Cutera Inc., Cynosure,Inc. Derma Sciences, Inc., Diomed Holdings Inc., Dusa Pharmaceuticals Inc., Endologix Inc., Escalon Medical Corp., Kensey Nash Corp., Obagi Medical Products Inc., Palomar Medical Technologies Inc., and Spectranetics Corp. As an ongoing matter, the Compensation Committee does not regularly engage third-party consultants to advise on our compensation policies. Furthermore, our Compensation Committee does not delegate its responsibilities for reviewing and approving executive compensation.

To the extent consistent with the foregoing objectives, the Compensation Committee also intends to maximize the deductibility of compensation for tax purposes. The Compensation Committee may, however, decide to exceed the tax deductible limits established under Section 162(m) of the Code, when such a decision appears to be warranted based upon competitive and other factors.

What Our Compensation Program is Designed to Reward

The key components of the compensation program for our executive officers are base salary, bonus and long-term incentives under the 2005 Equity Plan. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Stock price performance has not been a factor in determining annual compensation insofar as the price of our common stock is subject to a number of factors outside of our control. We have endeavored through grants of stock options to our executive officers to incentivize individual and team performance by providing a meaningful stake in us that links their compensation to our overall success. Through awards of restricted stock, we have attempted to forge a closer link by tying the vesting of certain grants of restricted stock to certain milestone prices of our common stock.

Elements of PhotoMedex’s Compensation Plan and How Each Element Relates to Objectives

There are three primary elements in the compensation package of our executive officers: base salary, bonus and long-term incentives. Compensation payable in the event of the termination of an executive’s employment with PhotoMedex is a secondary but material element in the package.

Base Salaries. Base salaries for our executive officers are designed to provide a base pay opportunity that is appropriately competitive within the marketplace. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent on our financial performance and stock price appreciation rather than base salary. Adjustments to each individual’s base salary are made in connection with annual performance reviews and an assessment of market competitiveness.

Bonus. Generally, at the outset of a fiscal year, the Compensation Committee establishes a bonus program for executive officers and other managers and key employees eligible to participate in the program. The program is based on a financial plan for the fiscal year and other business factors. The amount of bonus, if any, hinges on corporate performance and financial condition and on the performance of the participant in the program. A program will typically allow some partial or discretionary awards based on an evaluation of the relevant factors. Provision for bonus expense is typically made over the course of a fiscal year. The provision becomes fixed, based on the final review of the Compensation Committee, which is usually made after the financial results of the fiscal year have been reviewed by our independent accountants.

For 2010, Messrs. McGrath and Stewart were eligible to earn a bonus of 60% of base salary. The bonus opportunity was pre-set against a sliding scale based on adjusted earnings before interest, taxes, depreciation and amortization in the second half of 2010. Ms. Allgeier was eligible for a bonus of $25,000, which she earned in 2010.

Long-Term Incentives. Grants of stock options under our stock option plans are designed to provide our executive officers and other managers and key employees with an opportunity to share, along with stockholders, in our long-term performance. Stock option grants are generally made annually to all executive officers, with additional grants being made following a significant change in job responsibility, scope or title or a significant achievement. The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options and shares of restricted stock held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Prior to 2006, stock options granted under the various stock option plans generally had a four-year vesting schedule depending upon the size of the grant, and generally were set to expire five years from the date of grant. In 2006, the Compensation Committee determined that such grants would typically be for 10 years and vest over five years. The exercise price of options granted under the stock option plans is at no less than 100% of the fair market value of the underlying stock on the date of grant. The number of stock options granted to each executive officer is determined by the Compensation Committee based upon several factors, including the executive officer’s salary grade, performance and the estimated value of the stock at the time of grant, but the Compensation Committee has the flexibility to make adjustments to those factors at its discretion. The options granted to executives as a rule have provisions by which vesting and exercisability are accelerated in the event of a change of control, which is in accordance with the provisions of the 2005 Equity Plan, or in the event of a termination of employment initiated by us other than for cause.

Similar criteria are applied in making awards of restricted shares of our common stock under the 2005 Equity Plan, but in the case of restricted stock, we have based, in certain cases, the vesting schedule of the restricted stock on the price performance of our common stock and other performance measures.

The vast majority of the stock options outstanding under our equity plans had exercise prices which were well above the current market price of our common stock. The decline in our stock price over recent years made our goal of attracting, retaining and motivating employees more challenging. Accordingly, our Board of Directors approved an exchange of certain underwater options held by our named executive officers, other current employees, members of our Scientific Advisory Board and other active consultants and nonemployee members of our Board of Directors. The program concluded on December 30, 2010: participants surrendered options to purchase 68,653 shares of common stock and received in exchange 22,063 registered, unrestricted shares of common stock from the 2005 Equity Plan. Messrs. McGrath and Stewart and Ms. Allgeier exchanged options to purchase 10,006, 5,491 and 1,190 shares of common stock, respectively, in exchange for 3,449, 1,922 and 394 unrestricted shares of common stock under the program, respectively. The shares of stock were delivered in January 2011, in which year the executives have recognized income from the exchange of $20,142, $11,224 and $6,950, respectively.

Compensation on Termination of Employment or Change of Control. We have employment agreements with Messrs. McGrath and Stewart. Each of these agreements provides for severance upon termination of employment, whether in the context of a change of control or not. We have an at-will employment agreement with Ms. Allgeier, which provides for severance upon termination of employment after a change in control without cause or for good reason. The compensation payable upon termination of employment or a change of control for each of Messrs. McGrath and Stewart and Ms. Allgeier is described in detail in the section below entitled “Potential Payments on Termination of Employment or Change of Control.”

How Amounts Were Selected for Each Element of an Executive’s Compensation

Each executive’s current and prior compensation is considered in setting future compensation. In addition, the Compensation Committee reviews from time to time the compensation practices of other companies, particularly our peer companies. To some extent, our compensation plan is based on the market and the companies we compete against for executives. Base salary and the long-term incentives are not set with reference to a formula.

An executive’s target bonus amount is set by an executive’s employment agreement, which was negotiated at arm’s length. A target bonus, or a portion thereof, is earned, based on fulfillment of conditions, which are set by the Compensation Committee at the outset of a fiscal year.

As a general rule, options and restricted stock awards are made in the first or second fiscal quarter of a year and after the financial results for the prior year have been audited and reported to our Board of Directors. Grants and awards are valued, and exercise prices are set, as of the date the grant or award is made. Exceptions to the general rule may arise for grants made to recognize a promotion or to address the effect of expiring options or in other extraordinary circumstances. The Compensation Committee may elect to defer a grant until after PhotoMedex has made public disclosure of its financial results, typically in a conference call on earnings. In such a case, the exercise price is set at the higher of the closing price on the approval date or the fixed grant date. In these deliberations, the Compensation Committee does not delegate any related function, unless to the Board of Directors as a whole, and the grants or awards made to executives are valued under the same measurement standards as grants made to other grantees.

Accounting and Tax Considerations

We follow FASB ASC Topic 718 under which we are required to value stock options granted, and restricted stock awarded, in 2006 and beyond under the fair value method and expense those amounts in our income statement over the vesting period of the stock option or restricted stock. We were also required to value unvested stock options granted prior to our adoption of FASB ASC Topic 718 under the fair value method and amortize such expense in our income statement over the stock option’s remaining vesting period. A material portion of such amortizing expense relates to stock option grants made to our executive officers and future option grants and stock awards made in 2006 and beyond to our executive officers will also have a material impact on such expense.

Our compensation program has been structured to comply with Sections 409A and 162(m) of the Code. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive service-provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Under Section 162(m) of the Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Compensation Committee has been advised that based upon prior stockholder approval on January 26, 2009 of the material terms of our 2005 Equity Plan, compensation under our 2005 Equity Plan is excluded from this limitation, provided that the other requirements of Section 162(m) are met. However, when warranted based upon competitive and other factors, the Compensation Committee may decide to exceed the tax deductible limits established under Section 162(m). The compensation provided to each of our executives in 2009 and 2010 did not exceed the limits under Section 162(m) for tax deductibility. None of our executives exercised any options in 2009 or 2010.

Overview of Executive Employment Agreements and Equity Awards

In connection with the transactions contemplated by the merger agreement, PhotoMedex has entered into amended and restated employment agreements (the “Amended Employment Agreements”) with Dennis McGrath, PhotoMedex’s President and Chief Executive Officer, and Michael Stewart, PhotoMedex’s Executive Vice President and Chief Operating Officer. As the Amended Employment Agreements were not in effect as of December 31, 2010 and will not become effective unless and until the closing of the merger occurs, the information contained herein is based on each executive’s existing employment agreement (as opposed to the Amended Employment Agreements). For a description of the Amended Employment Agreements and equity awards granted to Messrs. McGrath and Stewart in 2011, see the section below entitled “Amended Employment Agreements and 2011 Equity Awards.”

Existing Employment Agreement with Dennis M. McGrath. In November 1999, we entered into an employment agreement with Dennis M. McGrath to serve as our Chief Financial Officer and Vice President-Finance and Administration. We amended and restated that agreement in August 2002, and as of September 2007. On July 2, 2009, Mr. McGrath became our President and Chief Executive Officer. Mr. McGrath’s employment agreement has been renewed in accordance with its terms through December 31, 2011. Mr. McGrath’s annual base salary was approximately $300,000 in 2008 and 2009. Mr. McGrath’s 2010 annual base salary was $325,000. For 2011, Mr. McGrath’s base salary remains $325,000. The severance arrangements contained in Mr. McGrath’s employment agreement are summarized in the section below entitled “Potential Payments upon Termination of Employment or Change in Control.”

On June 15, 2009, Mr. McGrath was awarded under the 2005 Equity Plan 2,917 restricted shares of common stock at a purchase price of $0.06 per share. We had the right to repurchase the shares at $0.06 per share if we did not achieve the performance target, which was to have positive adjusted net income in the year 2010. “Adjusted net income” is defined as “net income after income taxes, excluding expense from options and warrants.” We did not achieve the performance target, but in recognition of the circumstances of PhotoMedex in the second half of 2010, we waived PhotoMedex’s right of repurchase. Mr. McGrath was also granted options to purchase 8,750 shares of our common stock at an exercise price of $6.24 per share. The options vest over five years (except that such options will vest entirely upon the merger) and will expire on June 15, 2019.

The stockholders approved on October 28, 2010 the request of the Board of Directors to increase the shares authorized under the 2005 Equity Plan so that the Board could provide long-term incentive compensation to Messrs. McGrath and Stewart. On March 30, 2011, the Board of Directors awarded Mr. McGrath 100,000 restricted shares of common stock. The shares vest 10% a year for the first ten years after the award and may be accelerated in the event of a change in control. Taxes imposed in the first year due to vesting of shares will be grossed up for taxes and paid provided conditions of cash availability are met. Subject to the closing of the merger, the terms of this award have been amended, as discussed in the section below entitled “Amended Employment Agreements and 2011 Equity Awards.”

Existing Employment Agreement with Michael R. Stewart. Effective August 1, 2002, Michael R. Stewart became our Executive Vice President of Corporate Operations, pursuant to an employment agreement. The employment agreement was amended and restated as of September 2007. Mr. Stewart became our Chief Operating Officer on July 19, 2005, at which time he was granted 5,000 options. Mr. Stewart’s annual base salary was $262,500 in 2008 and 2009. Mr. Stewart’s 2010 annual base salary was $300,000. For 2011, Mr. Stewart’s base salary remains $300,000. Mr. Stewart’s employment agreement has been renewed in accordance with its terms through December 31, 2011. The severance arrangements contained in Mr. Stewart’s employment agreement are summarized in the section below entitled “Potential Payments upon Termination of Employment or Change in Control.”

On June 15, 2009, Mr. Stewart was awarded 1,750 restricted shares of common stock under the 2005 Equity Plan at a purchase price of $0.06 per share. We have the right to repurchase the shares at $0.06 per share if we do not have positive adjusted net income in the year 2010. Mr. Stewart was also granted options to purchase 5,250 shares of our common stock at an exercise price of $6.24 per share. The options vest over five years (except that such options will vest entirely upon the merger) and will expire on June 15, 2019.

On March 30, 2011, the Board of Directors awarded Mr. Stewart 100,000 restricted shares of common stock. The shares vest 10% a year for the first ten years after the award and may be accelerated in the event of a change in control. Taxes imposed in the first year due to vesting of shares will be grossed up for taxes and paid provided conditions of cash availability are met. Subject to the closing of the merger, the terms of this award have been amended, as discussed in the section below entitled “Amended Employment Agreements and 2011 Equity Awards.”

Employment Agreement with Christina L. Allgeier. We have an at-will employment agreement with Ms. Allgeier, which provides for severance upon termination of employment after a change in control without cause or for good reason. If, following a change in control of PhotoMedex, Ms. Allgeier’s employment is terminated (a) by PhotoMedex without cause or (b) by Ms. Allgeier for good reason, she will be entitled to six months’ salary continuation. On March 29, 2011, Ms. Allgeier was awarded under the 2005 Equity Plan 10,000 restricted shares of common stock. The shares vest 20% a year for the first five years after the award and will vest entirely upon the merger. Ms. Allgeier was also granted 834 options to purchase shares of our common stock at an exercise price of $6.24 per share. The options vest over five years (except that such options will vest entirely upon the merger) and will expire on June 15, 2019.

SUMMARY COMPENSATION TABLE

The following table includes information for the years ended December 31, 2010 and 2009 concerning compensation for our named executive officers. Ms. Allgeier was appointed to serve as our Chief Financial Officer on November 4, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Dennis M. McGrath,	2010	324,010	161,379	0	274	21,195	506,858
President and Chief Executive Officer	2009	300,000	0	18,025	45,045	20,156	383,226

Michael R. Stewart,	2010	298,558	148,965	0	153	19,368	467,044
Chief Operating Officer and Executive Vice President	2009	262,500	0	10,815	27,027	19,097	319,439

Christina L. Allgeier,	2010	130,385	25,000	0	29	13,004	168,418
Chief Financial Officer & Vice President	2009	101,521	0	0	4,290	2,766	108,577

(1)	“Bonus” in the foregoing table is the bonus earned in 2010 and 2009, even though such bonus will have been paid in a subsequent period. No bonus was accrued for 2009 as the condition for accrual was not met.
(2)	The amounts shown for option awards, restricted stock awards and stock purchase rights relate to shares granted under our 2005 Equity Plan. Except with respect to amounts reflected for option awards in 2010, these amounts are equal to the aggregate grant-date fair value with respect to the awards made in 2009, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R), before amortization and without giving effect to estimated forfeitures. For information regarding the number of shares subject to 2009 awards, other features of those awards, and the grant-date fair value of the awards, see the Outstanding Equity Awards At Fiscal Year-End Table below. The amounts shown for option awards in 2010 reflect the incremental fair value of unrestricted shares of our common stock issued, pursuant to a tender offer made on Schedule TO, out of the 2005 Equity Plan in exchange for options issued in prior years with exercise prices greater than $10 per share. The unrestricted shares were valued at $5.84 per share, the closing price on the date the shares were delivered to the directors. The incremental fair value for each named executive officer is as follows: Mr. McGrath ($274), Mr. Stewart ($153) and Ms. Allgeier ($29). See Note 14 to our consolidated financial statements for fiscal year ended December 31, 2010 for discussion regarding the assumptions used to calculate fair value.
(3)	“All Other Compensation” includes a car allowance ($1,000 per month), premiums for supplementary life and/or disability insurance and matching 401(k) plan contributions for Messrs. McGrath and Stewart and Ms. Allgeier. Ms. Allgeier’s Other Compensation in 2009 reflects a car allowance for November and December, after she became the Chief Financial Officer.

Non-Equity Incentive Plan; Non-Qualified Deferred Compensation

We do not have a non-equity incentive plan, nor do we have a plan or program of non-qualified deferred compensation.

Potential Payments on Termination of Employment or Change of Control

Potential payments to our named executive officers on termination of employment or upon a change of control of PhotoMedex are governed by their respective employment agreements and by the terms of their option agreements and restricted stock agreements. This discussion is based on agreements and equity awards as in effect as of December 31, 2010. For a discussion of agreements entered into and awards granted since December 31, 2010, see the section below entitled “Amended Employment Agreements and 2011 Equity Awards.”

Pursuant to the terms of their existing employment agreements, should (1) PhotoMedex terminate Mr. McGrath’s or Mr. Stewart’s employment without cause, (2) Mr. McGrath or Mr. Stewart resign for good reason or (3) PhotoMedex fail to renew the applicable employment agreement, then the affected individual will become entitled to the following benefits upon his delivery of an effective release to PhotoMedex:

(i)	a cash payment equal to his annual base salary in effect at the time of such termination, payable in installments in accordance with PhotoMedex’s payroll practices based on the terms of the agreement;

(ii)	a pro-rated bonus for the year in which such termination occurs;

(iii)	continued medical and dental coverage for himself and his eligible dependents for the 12-month period following such termination;

(iv)	continued coverage under PhotoMedex’s long-term and short-term disability plans for the 12-month period following such termination;

(v)	a monthly cash payment for a period of 12 months equal to the premium cost to maintain the individual’s life insurance coverage at the level of coverage in effect at the time of such termination;

(vi)	a tax gross-up to the extent to which the amounts in subparagraphs (iv) or (v) above are taxable to the individual; and

(vii)	full acceleration of all outstanding equity awards held by the individual at the time of such termination. Each outstanding option will remain exercisable until the earlier of the 12-month anniversary of his termination date and the option’s expiration date.

If, during the one-year period immediately following a change in control of PhotoMedex, Mr. McGrath’s or Mr. Stewart’s employment is terminated (1) by PhotoMedex without cause, (2) by the individual for good reason or (3) due to non-renewal of the applicable employment agreement, and the individual delivers an effective release to PhotoMedex, the affected individual will become entitled to receive the following benefits:

(i)	a cash payment equal to two times his annual base salary in effect at the time of such termination, payable in installments in accordance with PhotoMedex’s payroll practices based on the terms of the agreement;

(ii)	a pro-rated bonus for the year in which such termination occurs;

(iii)	continued medical and dental coverage for himself and his eligible dependents for the 24-month period following such termination;

(iv)	continued coverage under PhotoMedex’s long-term and short-term disability plans for the 24-month period following such termination;

(v)	a monthly cash payment for a period of 24 months equal to the premium cost to maintain the individual’s life insurance coverage at the level of coverage in effect at the time of such termination;

(vi)	a full tax gross-up to the extent to which the amounts in subparagraphs (iv) or (v) above are taxable to the individual;

(vii)	full acceleration of all outstanding equity awards held by the individual at the time of such termination, and each outstanding option will remain exercisable until the earlier of the 12-month anniversary of his termination date and the option’s expiration date; and

(viii)	full tax gross-up with respect to any excise tax imposed under Section 4999 of the Code on any payments or benefits received in connection with such change in control (including any accelerated vesting of his equity awards) that are deemed to constitute parachute payments under Section 280G of the Code.

All options held by Messrs. McGrath and Stewart vest upon a change of control, without regard to whether the executive’s employment terminates, pursuant to the 2005 Equity Plan. Under the performance-based awards of restricted stock, an award would vest over the first five anniversaries of the award if our common stock should attain progressively higher average trading prices, called “milestones.” In the event that some or all of the milestones are not attained, leaving certain shares unvested, then the unvested shares would vest ratably on or about the fifth, sixth and seventh anniversaries of the award. If, however, PhotoMedex should undergo a change of control, such shares as had not vested because they had not met, or been deemed to have met, their applicable milestones, then all such unvested shares would vest upon the change of control, with one notable exception. If the acquirer should opt to retain the services of the executive, then the unvested shares would vest monthly over a period scaled to the period of employment with the acquirer, but not to exceed 36 months. The milestone prices were increased by a factor of 42, reflecting the 1-for-7 reverse split effected in January 2009, and for the 1-for-6 reverse split effected in February 2010. The milestones became effectively unattainable, and in fact none of the milestones were met, or were deemed to have been met. The merger with Radiancy will not accelerate the vesting of the shares to the date of merger; rather the change of control will take such shares as are unvested as of the merger date and recast them to vest monthly over a period of time, not to exceed 36 months.

If, following a change in control of PhotoMedex, Ms. Allgeier’s employment is terminated (a) by PhotoMedex without cause or (b) by Ms. Allgeier for good reason, she shall be entitled to six months’ salary continuation. All of the options and restricted stock held by Ms. Allgeier vest upon a change of control, without regard to whether her employment terminates, pursuant to the 2005 Equity Plan.

If any of the events set forth in the table below had occurred by December 31, 2010, then we estimate the value of the benefits that would have been triggered and thus accrued to Messrs. McGrath and Stewart and Ms. Allgeier had the triggering event occurred on December 31, 2010, would be as set forth below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination	Death(1)	Disability(1)	Change in Control(5)
Dennis McGrath	Salary & bonus(1)(2)	$325,000	$650,000	0	0	0	N/A
	Health continuation	8,199	16,398	0	0	0	N/A
	AD&D insurance	1,046	2,092	0	0	0	N/A
	Executive life ins.	5,852	11,705	0	0	0	N/A
	Accelerated vesting(3)	69,580	69,580	0	0	0	$69,580
	Tax gross-up(4)	2,578	5,156	0	0	0	N/A
	TOTAL	$412,255	$754,931	0	0	0	N/A

Michael Stewart	Salary & bonus(1)(2)	$300,000	$600,000	0	0	0	N/A
	Health continuation	8,199	16,398	0	0	0	N/A
	AD&D insurance	1,046	2,092	0	0	0	N/A
	Executive life ins.	5,076	10,152	0	0	0	N/A
	Accelerated vesting(3)	38,486	38,486	0	0	0	$38,486
	Tax gross-up(4)	2,236	4,472	0	0	0	N/A
	TOTAL	$355,043	$671,600	0	0	0	N/A

Christina L. Allgeier	Salary & bonus(1)(2)	N/A	$72,500	0	0	0	N/A
	Health continuation	N/A	N/A	0	0	0	N/A
	AD&D insurance	N/A	N/A	0	0	0	N/A
	Executive life ins.	N/A	N/A	0	0	0	N/A
	Accelerated vesting	N/A	N/A	0	0	0	N/A
	Tax gross-up	N/A	N/A	0	0	0	N/A
	TOTAL	N/A	$72,500	0	0	0	N/A

(1)	An executive’s salary and benefits are paid through the end of the month of termination due to death or disability, except that we will pay the disability premiums during the period of disability.

(2)	Severance based on 2010 salary levels.
(3)	If upon a change of control, the acquirer does not desire the services of the executive or the executive resigns for good reason, then any unvested restricted stock will vest. The closing price of our stock on December 31, 2010 was $5.94 per share. All shares were unvested at that date. For stock awarded prior to January 26, 2009, the date of our 1-for-7 reverse stock split, such shares were purchased for $0.42 (par value of $0.01 per share adjusted for the 1-for-7 reverse stock split and the assumed 1-for-6 reverse stock split). For stock awarded after January 26, 2009, such shares were purchased for $0.06 (par value of $0.01 per share adjusted for the 1-for-6 reverse stock split).

The gain associated with the acceleration of a share of restricted stock upon a change of control is calculated as the difference between the closing price of our common stock on December 31, 2010 and the purchase price of such share of restricted stock.

All unvested options generally become exercisable by reason of a change of control. However, none of the executives’ unvested options were in the money as of December 31, 2010, and therefore there would have been no benefit as of December 31, 2010. Similarly, in the event of an involuntary termination without cause or a termination by the executive for good reason, the executive optionee becomes vested in those options that would otherwise have vested in twelve months following the date of termination. As in the hypothetical change of control, so in this case of hypothetical involuntary termination, there would have been no benefit to the optionee inasmuch as no option was in the money at December 31, 2010.

(4)	Tax gross-ups are with respect to supplementary executive life and/or disability insurance benefits. Although each of Messrs. McGrath and Stewart is, pursuant to their existing employment agreements, also entitled to a tax gross-up with respect to any excise tax imposed under Section 4999 of the Code, as of December 31, 2010 no payments that would have been received in connection with a change of control would have been subject to the excise tax, such that no gross-up payment would have been required.
(5)	See footnote 3 to this table for an explanation of the value of acceleration of options and restricted stock upon a change of control as of December 31, 2010.

EQUITY AWARDS

Our 2005 Equity Plan is the vehicle by which restricted stock awards and option grants are made to the executives and other service-providers. At the 2010 annual meeting of stockholders, the number of shares reserved for issuance under the 2005 Equity Plan was increased to 650,000 shares of our common stock and to 60,000 shares of our common stock for our 2000 Outside Director Plan. We are seeking a further increase in the number of shares under such plans to 3,000,000 shares and 120,000 shares, respectively.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year end, December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE, AS ADJUSTED TO REFLECT THE 1-FOR-6 REVERSE STOCK SPLIT EFFECTIVE FEBRUARY 3, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Dennis McGrath	0	N/A	0	N/A	N/A	0	0	7,977	47,383
	0	N/A	0	N/A	N/A	0	0	2,084	12,379
	1,750	7,000	0	6.24	6/15/19	0	0	2,917	17,327

Michael Stewart	0	N/A	0	N/A	N/A	0	0	1,667	9,902
	0	N/A	0	N/A	N/A	0	0	3,750	22,275
	1,050	4,200	0	6.24	6/15/19	0	0	1,750	10,395

Christina Allgeier	167	667	0	6.24	6/15/19	0	0	N/A	N/A

(1)	Options reflected in the table vest ratably on each of the five anniversary dates from the June 15, 2009 grant date.

(2)	The awards of 2,917 and 1,750 shares of restricted stock to Messrs. McGrath and Stewart, respectively, were subject to a right of repurchase if PhotoMedex did not achieve the performance target, which was to have positive adjusted net income in the year 2010. We did not achieve the performance target, but in recognition of the circumstances of PhotoMedex in the second half of 2010, we waived the right of repurchase. Thus, these shares have vested.

The other awards of restricted stock reflected in the table are subject to 5-year performance vesting criteria. If the performance criteria are not met, one-third of the shares subject to each award vest on the fifth anniversary of the award and on each of the next two anniversaries of such date. The grant dates for Mr. McGrath’s awards of 7,977 and 2,084 restricted shares were January 15, 2006 and May 1, 2007, respectively. The grant dates of Mr. Stewart’s awards of 1,667 and 3,750 restricted shares were May 1, 2007 and August 13, 2007, respectively. As of December 31, 2010, none of the performance criteria had been met and none of the shares had vested. The performance criteria for these awards are discussed in the section above entitled “Potential Payments on Termination of Employment or Change of Control.”

(3)	The market value of unvested shares of restricted stock is based on $5.94 per share, which was the closing price of our stock on December 31, 2010.

Option Exercises and Stock Vested Table

None.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included herein. Based on the review and discussion referred to above, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis referred to above be included herein.

Amended Employment Agreements and 2011 Equity Awards

PhotoMedex has entered into Amended Employment Agreements with each of Messrs. McGrath and Stewart, which amended agreements are subject to, and will become effective upon, the closing of the merger. The Amended Employment Agreements have an initial term of three years from the closing and thereafter automatically renew for one year periods, unless either party provides notice of nonrenewal at least 60 days prior to the end of the applicable term. Under the Amended Employment Agreements, Messrs. McGrath and Stewart will receive base salaries of $325,000 and $300,000 per annum respectively, and will each be eligible for an annual bonus of up to 60% of base salary upon the attainment of certain individual and corporate performance targets. If the employment of either Mr. McGrath or Mr. Stewart is terminated by PhotoMedex without cause or by either executive for good reason, the executive shall be entitled to the continuation of his base salary for the remainder of the term then in effect and a pro-rata bonus for the year in which his termination occurs. In addition, the executive shall be entitled to continued medical coverage for the remainder of the term (or, if less, for 18 months) as well as continued disability and life insurance coverage (or a monthly payment equal to the premium cost PhotoMedex would have incurred to maintain such coverage had the executive continued to be employed, less any employee paid portion of such coverage). In addition, upon such a termination or upon an election by PhotoMedex not to renew the Amended Employment Agreement, each of Mr. McGrath and Mr. Stewart shall be fully vested in any outstanding equity awards. The Amended Employment Agreements eliminate the gross-up that would have been provided to the executives for taxes imposed by Section 4999 of the Code as a result of payments made in connection with a change of control. The executives are also bound by a nonsolicitation and noncompetition agreement for any period they are receiving severance benefits and for one year thereafter, or, in the circumstance of a termination for cause or their resignation without good reason, for 2 years following termination.

On March 30, 2011, the Board of Directors awarded each of Messrs. McGrath and Stewart 100,000 restricted shares of common stock. PhotoMedex has entered into amended and restated restricted stock agreements with each of Messrs. McGrath and Stewart (the “Amended Restricted Stock Agreements”), amending the restricted stock agreements previously entered into with each of them relating to the March 30, 2011 grants, which amended agreements are subject to, and will become effective upon, the closing. The Amended Restricted Stock Agreements provide that upon the closing, a number of shares subject to the agreements shall vest, with the amount of such shares being equal to an amount that will not otherwise cause the executives to be subject to the excise tax provisions of Section 4999 of the Code or to materially exceed the limits for deductability under Section 162(m) of the Code. The remaining shares shall vest in substantially equal annual installments over a period of 3 years, on each anniversary of the closing, so long as the executive continues to be employed by PhotoMedex on each such date. If the executive’s employment is terminated by PhotoMedex without cause, due to his resignation for good reason, or as the result of his death or disability, the vesting of the shares shall be accelerated.

On May 3, 2011, PhotoMedex approved awards to Messrs. McGrath and Stewart of 200,000 and 180,000 shares of restricted, performance-based stock, respectively. The awards were approved in consideration of certain contractual compromises agreed to by Messrs. McGrath and Stewart and to enlist their assiduous efforts to bring the merger to completion. The award would be effected if and only if the merger should be timely consummated. On July 4, 2011, the detailed terms of the contractual amendments and the award were reduced to a written agreement. If awarded upon the merger, the shares shall vest in three substantially equal annual installments beginning on the first anniversary of the closing, and on each of the next two anniversaries thereafter, so long as the executive continues to be employed by PhotoMedex on each such date. The vesting of the shares shall be accelerated upon a termination of employment on the same terms as described above with respect to the Amended Restricted Stock Agreements. The vesting of the restricted shares may be further adjusted if necessary to avoid subjecting the executive to an excise tax under Section 4999 of the Code.

Each of Messrs. McGrath and Mr. Stewart will also receive a nonqualified stock option to purchase 50,100 and 45,100 shares respectively, such grants to become effective subject to the closing and at an exercise price equal to the fair market value of a share on the date of the closing. The options shall be fully vested on the date of grant and shall have a term of 10 years; provided, however, that the vesting schedule may be adjusted as necessary to avoid the imposition of an excise tax upon the executive under Section 4999 of the Code.

Compensation Committee

Stephen P. Connelly	Alan R. Novak	Leonard L. Mazur

Director Compensation

Directors who are also our employees receive no separate compensation for serving as directors or as members of committees of our Board of Directors. Directors who are not our employees are compensated under the Non-Employee Director Plan. Each such director received in 2010 non-qualified options to purchase up to 834 shares of our common stock on an annual basis, but starting in 2011, each such director has received instead receive 1,000 shares of our common stock. The shares, like the options before them, vest quarterly in the year of grant, vesting on the last day of service within a quarter. Each outside director receives an annual cash retainer of $20,000, payable quarterly; other fees, such as those based on a director’s chairmanship or the length or manner of a meeting, will no longer be earned or paid. The Board will have the discretion to pay the quarterly portion of the retainer in cash or in shares of our common stock. If the Board determines to pay the quarterly portion of the retainer fees in shares of our common stock, the number of shares issued to each director will be calculated by dividing the dollar amount owed by the closing price of our common stock as of the sooner to occur of the close of the quarter, or the resignation date of a director.

If the Non-Employee Director Plan is amended as proposed and the closing of the merger occurs , then there will be no annual grant of 1,000 shares or options going forward. Each director elected on or in connection with the merger will receive a one-time grant of 5,000 unrestricted shares of common stock from the Non-Employee Director Plan, and the annual retainer, not including stipends for Committee chairs, will be $40,000. The Board will continue to have the same discretion as set forth above to pay the quarterly portion of the retainer in cash or in shares of our common stock.

In December 2010, the directors also received unrestricted shares of PhotoMedex stock in settlement of $274,833 of accrued but unpaid fees of which $125,333 of such fees were earned in 2010. Such shares were issued out of the 2005 Equity Plan. Also in December 2010, we offered to exchange shares of unrestricted common stock from our 2005 Equity Plan for options issued from the Non-Employee Director Plan that had exercise prices greater than $10 per share. All directors who had such options agreed, as of December 31, 2010, to exchange them and on January 4, 2011 received common stock with a value as reflected in the Director Compensation table below in exchange for the options.

The table below sets forth our non-employee directors’ compensation for the year ended December 31, 2010.

DIRECTOR COMPENSATION TABLE

Name	2010 Fees Earned ($)(1)	2010 Option Awards ($) (2)(3)	Total ($)
Richard J. DePiano	31,917	3,975	35,892

James W. Sight(5)	12,000	3,041	15,041

Alan R. Novak	23,500	3,975	27,475

David W. Anderson	28,458	3,953	32,411

Stephen P. Connelly	28,958	3,911	32,869

Leonard L. Mazur	23,500	3,818	27,318

Paul J. Denby(5)	12,000	3,041	15,041

(1)	The fees earned in the first three quarters of 2010 were paid, and settled, in unrestricted shares of our common stock with a closing price of $5.75 per share on the date the shares were delivered to the directors. The fees earned in the fourth quarter of 2010 were paid in cash.
(2)

The amounts shown for option awards relate to options granted under our Non-Employee Director Plan for service in 2010 and, as discussed below, to options exchanged for unrestricted common stock pursuant to a tender offer made on Schedule TO. These amounts relating to options granted in 2010 are equal to the aggregate grant-date fair value with respect to the option awards for financial statement purposes, computed in accordance with FASB ASC Topic 718, but without giving effect to estimated forfeitures. The grant date fair value computed in accordance with ASC Topic 718 was $5.70 per share on January 1, 2010 and $4.87 per share on May 26, 2010. The amounts relating to options exchanged for unrestricted common stock reflect the incremental fair value of such common stock in exchange for options issued in prior years with exercise prices greater than $10 per share. The unrestricted shares were valued at $5.84 per share, the closing price on the date the shares were delivered to the directors. The incremental fair value for each director is as follows: Mr. DePiano ($157), Mr. Novak ($157), Mr. Anderson ($135), and Mr. Connelly ($93). See Note 14 to our consolidated financial statements for fiscal year ended December 31, 2010 for discussion regarding the assumptions used to calculate fair value.
(3)	Our directors held options to purchase the following the number of shares as of December 31, 2010: Mr. DePiano (833), Mr. Sight (625), Mr. Novak (833), Mr. Anderson (833), Mr. Connelly (833), Mr. Mazur (1,457), and Mr. Denby (625).

All such options outstanding were issued in 2010 with the single exception of 624 options granted to Mr. Mazur in 2009.

(4)	Mr. Sight and Mr. Denby joined our Board of Directors effective May 26, 2010.

Limitation on Directors’ Liabilities; Indemnification of Officers and Directors

Our articles of incorporation and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our articles of incorporation and bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Nevada law. Pursuant to our Articles of Incorporation and under Nevada law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for breaches which involve intentional misconduct, fraud or a knowing violation of law.

Directors’ and Officers’ Liability Insurance

We have obtained directors’ and officers’ liability insurance which expires on June 15, 2012. We are required under our indemnification agreements to maintain such insurance for us and members of our Board of Directors.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information set forth under the heading “Overview of Equity Compensation Plans” is hereby incorporated by reference.

The following table reflects, as of August 10, 2011, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock, and (d) all of our executive officers and directors as a group. Unless otherwise provided in the accompanying footnotes, the information used in the table below was obtained from the referenced beneficial owner.

Name and Address Of Beneficial Owner(1)	Number of Shares Beneficially Owned (Post February 3, 2010 1-for-6 reverse stock split)	Percentage of Shares Beneficially Owned(1)
Richard J. DePiano(2)	16,000	*
James W. Sight(3)	190,807	6.12
Dennis M. McGrath(4)	120,188	*
Michael R. Stewart(5)	111,224	*
Christina L. Allgeier(6)	10,727	*
Alan R. Novak(7)	12,435	*
David W. Anderson(8)	11,767	*
Stephen P. Connelly(9)	11,621	*
Leonard L. Mazur(10)	8,991	*
Paul J. Denby(11)	231,064	7.41
Perseus Partners VII, LP(12)	1,566,244	33.92
Goldman Capital Management, Inc.(13)	288,289	9.25
Corsair Capital Management, LLC(14)	256,412	8.22
Leap Tide Management Inc.(15)	210,063	6.74
Charles L. Frischer(16)	155,479	4.99
Clutterbuck Funds LLC(17)	234,650	7.00
All directors and officers as a group (ten persons)(18)	724,844	23.16

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to delivery, or subject to options or warrants currently exercisable or exercisable, within 60 days of August 11, 2011, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 3,117,755 shares of common stock outstanding as of August 11, 2011.
(2)	Includes 15,167 shares of common stock and options to purchase up to 833 shares of common stock. Mr. DePiano’s address is 147 Keystone Drive, Montgomeryville, PA 18936.
(3)	Includes 190,182 shares of common stock and options to purchase up to 625 shares of common stock. Mr. Sight’s address is 147 Keystone Drive, Montgomeryville, PA 18936.
(4)	Includes 3,711 shares of common stock, 112,977 additional shares of common stock subject to restriction agreements with us and vested options to purchase 3,500 shares of common stock. Does not include options to purchase up to 5,250 shares of common stock, which may vest more than 60 days after August 11, 2011.
(5)	Includes 1,957 shares of common stock, 107,167 additional shares of common stock subject to restriction agreements with us and vested options to purchase 2,100 shares of common stock. Does not include options to purchase up to 3,150 shares of common stock, which may vest more than 60 days after August 11, 2011.
(6)	Includes 394 shares of common stock, 10,000 additional shares of common stock subject to a restricted agreement with us and options to purchase up to 333 shares of common stock. Does not include options to purchase up to 500 shares of common stock, which may vest more than 60 days after August 11, 2011.

(7)	Includes 11,602 shares of common stock and options to purchase up to 833 shares of common stock. Mr. Novak’s address is 147 Keystone Drive, Montgomeryville, PA 18936.
(8)	Includes 10,934 shares of common stock and options to purchase up to 833 shares of common stock. Mr. Anderson’s address is 147 Keystone Drive, Montgomeryville, PA 18936.
(9)	Includes 10,788 shares of common stock and options to purchase up to 833 shares of common stock. Mr. Connelly’s address is 147 Keystone Drive, Montgomeryville, PA 18936.
(10)	Includes 7,534 shares of common stock and options to purchase up to 1,458 shares of common stock. Mr. Mazur’s address is 147 Keystone Drive, Montgomeryville, PA 18936.
(11)	Includes 2,000 shares of common stock and options to purchase up to 833 shares of common stock. In addition, Paul J. Denby is deemed to own 227,334 shares of common stock. The Paul J. Denby Revocable Trust holds 112,000 shares of common stock and various custodians of Mr. Denby’s IRAs hold 115,334 shares of common stock. Mr. Denby’s address is 147 Keystone Drive, Montgomeryville, PA 18936.
(12)	Includes (a) $21,447,590 aggregate principal amount of promissory notes convertible into 1,298,133 shares of common stock (272,927 of such shares are issuable upon conversion of the “Series B-1 Note” and its additional convertible notes issued September 1, 2010 and March 1, 2011 at a conversion price of $11.25850 per share, and 1,025,206 of such shares are issuable upon conversion of the “Series B-2 Note” and its additional convertible notes issued September 1, 2010 and March 1, 2011 at a conversion price of $17.92306 per share); (b) warrants exercisable into 301,288 shares of common stock at $17.92306 per share and (c) options to purchase up to 625 shares of common stock. Parties related to Perseus Partners VII, L.P. include Perseus Partners VII GP, L.L.C., Perseus Partners VII GP, L.P., Perseus L.L.C., and Perseuspur, L.L.C. The address of Perseus Partners VII, L.P. is c/o Perseus, L.L.C., 2099 Pennsylvania Avenue, NW, Ninth Floor, Washington, D.C. 20006.
(13)	Includes 288,289 shares of common stock which Goldman Capital Management Inc. owns directly and indirectly through related entities, including without limitation the Goldman Capital Management Money Purchase Plan dated 12/23/87. The foregoing information has been derived in part from a Schedule 13F-HR filed by Goldman Capital Management on October 28, 2009 and from information obtained from the investor on December 22, 2009. The address of Goldman Capital Management is 320 Park Avenue, New York, New York 10022.
(14)	Corsair Capital Management LLC is deemed to own 256,412 shares of common stock held through the following affiliates: Corsair Capital Partners LP owns 211,539 shares of common stock; Corsair Capital Investors, Ltd. owns 26,667 shares of common stock, and Corsair Capital Partners 100, L.P. owns 18,206 shares of common stock. The foregoing information has been derived in part from a Schedule 13G filed by Goldman Capital Management on February 10, 2011. The address of Corsair Capital Management LLC is 350 Madison Avenue, Ninth Floor, New York, NY 10017.
(15)	Leap Tide Management Inc. owns 210,063 shares of common stock. The foregoing information has been derived in part from a Schedule 13G filed on February 16, 2010. The address of Leap Tide Management Inc. is 10451 Mill Run Circle, Suite 400, Owings Mills, MD 21117.
(16)	Charles L. Frischer owns 155,479 shares of common stock, of which he holds 151,851 directly and 3,628 through a family partnership. Abigail Francis, who is Mr. Frischer’s spouse, owns 5,000 shares directly. Each spouse disclaims ownership in the other spouse’s direct holdings, but each spouse claims beneficial ownership in the 3,628 shares owned by the partnership. The foregoing information has been obtained from a Schedule 13D filed by Mr. Frischer on May 17, 2010. The address of Mr. Frischer is 803 Prospect Street, Seattle, WA 98012.
(17)	Clutterbuck Funds LLC has warrants exercisable into 234,650 shares of common stock. The address of Clutterbuck Funds is 200 Public Square, Suite 2910, Cleveland, OH 44114.
(18)	Includes 482,708 unrestricted shares of common stock and 230,144 restricted shares of common stock and vested options to purchase 11,972shares of common stock. Does not include options to purchase up to 8,900 shares of common stock, which may vest more than 60 days after August 11, 2011.

Certain Relationships and Related Transactions, Director Independence

As of August 11, 2011, Messrs. Michael R. Matthias and Jeffrey P. Berg, shareholders in Baker & Hostetler LLP, outside counsel to us in certain litigation, held in the aggregate 1,034 shares of our common stock. Messrs. Matthias and Berg acquired such shares through the exercise of stock options that they accepted from us in exchange for legal services performed from July 1998 to May 2000.

On February 27, 2009, we issued one of the Convertible Notes in an aggregate principal amount of $18.0 million to one of our investors. This Convertible Note was initially convertible into 581,225 shares of our common stock at a conversion price of $30.96912 per share. In connection with the issuance of this Convertible Note, we also issued to this investor a warrant to purchase 174,368 shares of our common stock at price per share of $30.96912. On September 1, 2009, as payment of interest in kind, we issued a second Convertible Note in an aggregate principal amount of $720,000 to this same investor, which Convertible Note was initially convertible into 23,249 shares of our common stock at a conversion price of $30.96912 per share. On March 1, 2010, as payment of interest in kind, we issued two additional Convertible Notes in an aggregate principal amount of $748,800. These Convertible Notes were initially convertible into an aggregate of 33,869 shares of our common stock at a conversion price of $22.10844 per share. Following the amendments to the Convertible Notes described herein and the issuance as of September 1, 2010 and as of March 1, 2011 of Additional Convertible Notes in payment of accrued interest, as of August 11, 2011, the Convertible Notes are convertible into 1,298,133 shares and the warrant and the option are exercisable into 301,288 and 625 shares of our common stock, which in aggregate would represent 33.92% of our outstanding common stock if converted and exercised.

Perseus, L.L.C. is the manager of an investment fund that is the holder of the Convertible Notes and related warrant described above and that beneficially owns approximately 33.92% of our voting securities. In addition, such investment fund has the right to appoint a director to our Board of Directors and has certain approval and negative control rights.

We also have entered into an indemnification agreement with each of our directors pursuant to which we have agreed to indemnify each director against claims brought against them in their capacities as our directors. These indemnification agreements also require us to maintain directors’ and officers’ liability insurance for our directors.

We believe that all transactions with our affiliates have been entered into on terms no less favorable to us than could have been obtained from independent third parties. We intend that any transactions with officers, directors and 5% or greater stockholders will be on terms no less favorable to us than could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors and will comply with the Sarbanes-Oxley Act of 2002, as amended, and other securities laws and regulations.

New Chief Executive Officer Employment Agreement

On August 9, 2011, PhotoMedex, entered into an amended and restated employment agreement with Dolev Rafaeli, the Chief Executive Officer and President of Radiancy, pursuant to which he will serve as the CEO of PhotoMedex and the CEO and President of Radiancy, conditioned upon and subject to the closing of the merger. The employment agreement with Dr. Rafaeli is an amendment and restatement of an employment agreement previously entered into between Dr. Rafaeli and Radiancy, dated June 1, 2009 and as subsequently amended and restated July 4, 2011. The employment agreement has an initial term of three years from the closing and thereafter automatically renews for one-year periods, unless either party provides notice of nonrenewal at least 60 days prior to the end of the then-applicable term. Under the employment agreement, Dr. Rafaeli’s salary will be $450,000 per annum. In addition, Dr. Rafaeli is entitled to a bonus equal to 1% of PhotoMedex’s sales, on a post-merger basis (calculated as 1% of recognized US GAAP sales reported in PhotoMedex’s consolidated quarterly financial reports presented to the PhotoMedex board of directors), which bonus, when combined with his other annual remuneration from PhotoMedex does not exceed $1,000,000 annually. Such bonus is to be paid quarterly. Subject to approval of Proposal No. 6, below, Dr. Rafaeli shall be entitled to an additional quarterly cash bonus equal to 1% of the sales of PhotoMedex (calculated as 1% of recognized US GAAP sales reported in PhotoMedex’s consolidated quarterly financial reports presented to the PhotoMedex board of directors) in excess of such target threshold amount as the Compensation Committee shall determine. Following the end of each quarterly performance period, the Compensation Committee shall determine the additional bonus for that performance period by calculating 1% of the PhotoMedex’s US GAAP sales in excess of the threshold amount. Upon the termination of Dr. Rafaeli’s employment, he will be entitled to severance benefits on substantially the same terms as Messrs. McGrath and Stewart under their Amended Employment Agreements, as described above. In addition, he will be entitled to continue to receive his 1% quarterly bonuses (subject to PhotoMedex’s achievement of the performance goals) for the remainder of the initial term or any renewal term (other than in the context of a termination for cause). Further, upon a termination of his employment for any reason, PhotoMedex shall pay and/or reimburse Dr. Rafaeli for certain costs incurred in his relocation from the United States to Israel.

For further information on the employment agreement with Dr. Rafaeli, please see Proposal No. 6 to approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli beginning on page 151.

Proposal No. 5—Approval to Authorize the Amended and Restated Articles of Incorporation

The PhotoMedex board of directors has determined that the approval of the Amended and Restated Articles of Incorporation is advisable and in the best interests of PhotoMedex and its stockholders and has approved the Amended and Restated Articles of Incorporation, the form of which is attached as Annex D hereto. The Amended and Restated Articles of Incorporation increases the number of authorized shares of PhotoMedex common stock, includes a provision authorizing blank check preferred stock, expands the indemnification obligations of PhotoMedex to its directors and officers, and elects to not opt out of the provisions of NRS 78.378 to NRS 78.3793. These NRS statutory provisions provide that persons who acquire a “controlling interest” in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. However, any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares. This statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada

Investors representing approximately 46% of the PhotoMedex common stock have agreed to vote their shares in favor of the merger pursuant to voting agreements. For a more complete description of the voting agreement, see “The Merger—Voting, Lock-Up and Confidentiality Agreements” beginning on page 73.

The approval of the proposal to authorize the Amended and Restated Articles of Incorporation of PhotoMedex requires the affirmative vote of the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power.

The PhotoMedex board of directors favors the proposal to authorize the Amended and Restated Articles of Incorporation of PhotoMedex. Now is the right time to increase the number of authorized shares of common stock. At 50,000,000 shares of authorized PhotoMedex common stock, the present board of directors believes that the combined company will have sufficient capital to access the public capital markets and to undertake accretive acquisitions on terms that are tax-efficient to the targets of the acquisitions and that are cash-efficient for the combined company. It also appears to be prudent to authorize a reserve of 5,000,000 shares of preferred stock to be able to respond promptly to needs for such capital in acquisitions.

Our Board of Directors recommends a vote “FOR” the proposal to approve the Amended and Restated Articles of Incorporation.

Proposal No. 6—Approval of the Amended and Restated Employment Agreement By and Between PhotoMedex, Inc. and Dolev Rafaeli

Upon the recommendation of the Compensation Committee, the PhotoMedex board of directors has approved the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli dated August 9, 2011 (the “Rafaeli Agreement”). In addition to other remuneration, the Rafaeli Agreement permits us to pay quarterly performance-based bonuses to Mr. Rafaeli based on the achievement of pre-established performance goals over a quarterly performance period.

The performance goal pursuant to which payment of performance-based bonus compensation under the Rafaeli Agreement will be paid to Mr. Rafaeli, who will be PhotoMedex’s chief executive officer, is being submitted to stockholders for approval at the 2011 Annual Meeting so that such compensation will qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Compensation that qualifies as performance-based for purposes of Section 162(m) of the Code is not subject to the annual limit on the deductibility of compensation in excess of $1 million with respect to PhotoMedex’s chief executive officer and certain other officers, and will thus be fully tax-deductible by PhotoMedex.

If stockholders do not approve this proposal, no performance-based bonuses will be paid under the Rafaeli Agreement to Mr. Rafaeli, regardless of whether such bonuses would otherwise be earned.

A copy of the Rafaeli Agreement is attached as Annex D to this joint proxy statement/prospectus. The description of the performance goal that follows is qualified in its entirety by reference to the full text of the Rafaeli Agreement set forth in Annex D to this joint proxy statement/prospectus.

PhotoMedex entered into the Rafaeli Agreement with Mr. Rafaeli on July 4, 2011, pursuant to which he will, effective upon the closing of the merger, serve as Chief Executive Officer of PhotoMedex and President and CEO of Radiancy. This agreement was further amended and restated on August 9, 2011 to provide for the bonus terms described herein, which are intended to constitute performance-based compensation under Code Section 162(m)(4)(C). Pursuant to the Rafaeli Agreement and in addition to other compensation payable to him thereunder, Mr. Rafaeli shall be entitled to a quarterly cash bonus (the “Bonus”) equal to 1% of the sales of PhotoMedex (calculated as 1% of recognized US GAAP sales reported in PhotoMedex’s consolidated quarterly financial reports presented to the PhotoMedex board of directors) in excess of such target threshold amount as the compensation committee of the PhotoMedex board of directors shall determine. Following the end of each quarterly performance period, the Compensation Committee shall determine the Bonus for that performance period by calculating 1% of the Photomedex’s US GAAP sales in excess of the threshold amount.

It is the express intent of PhotoMedex that the Bonus shall constitute “other performance-based compensation” (within the meaning of Code section 162(m)(4)(C)).

The affirmative vote of a majority of votes cast is required to approve the above-described performance goal.

In favoring the merger, the PhotoMedex board of directors is recommending that its stockholders approve the performance goal set forth herein for determining the Bonus payable to Mr. Rafaeli under the Rafaeli Agreement

Our Board of Directors recommends a vote “FOR” the proposal to approve the Bonus payable to Mr. Rafaeli under the Amended and Restated Employment Agreement by and between Mr. Rafaeli and PhotoMedex, Inc.

Proposal No. 7—Approval to Amend the PhotoMedex 2005 Equity Compensation Plan

Our board of directors previously adopted the PhotoMedex, Inc. 2005 Equity Compensation Plan (the “2005 Equity Plan”), as amended and restated effective August 3, 2010, to provide for the grant of options, stock appreciation rights, stock purchase rights, stock awards and unrestricted shares to employees and certain consultants and advisors. Our board of directors has approved, subject to stockholder approval, an amendment to the 2005 Equity Plan, which increases the number of shares of common stock reserved for issuance under the 2005 Equity Plan from 650,000 shares to 3,000,000 shares; increases the number of shares for which any one participant may receive awards in any one calendar year to 400,000 shares; permits PhotoMedex to provide in an individual award agreement for other than full vesting upon a change in control with respect to certain awards of time-based restricted stock granted under the 2005 Equity Plan; provides that awards granted following the effective date of the amendment generally will not automatically vest upon a change in control unless the Plan Committee has determined otherwise; and adds certain provisions which are intended to comply with Israeli tax laws applicable to participants in the 2005 Equity Plan who are residents of the State of Israel. The amendment to the 2005 Equity Plan is effective August 4, 2011, provided that the amendment is subject to approval by our stockholders and to the consummation of the merger.

The 2005 Equity Plan was originally adopted by our board of directors on November 9, 2005 and approved by our stockholders on December 28, 2005. At our 2009 annual meeting of stockholders, our stockholders approved an increase of the number of shares reserved for issuance from the 2005 Equity Plan to 194,285 shares. At our 2010 annual meeting of stockholders, our stockholders approved an additional increase of the number of shares reserved for issuance to 650,000 shares. In connection with and subject to the merger, our board of directors voted to increase the shares authorized under the 2005 Equity Plan to 3,000,000. Under the 2005 Equity Plan as of August 11, 2011 the following awards remain outstanding: options to purchase 43,583 shares of our common stock, and other stock-based awards covering 227,484 shares. There remain 233,156 shares that are available for grant under the 2005 Equity Plan.

In connection with the merger, the Plan Committee has approved, subject to the completion of the merger and the approval of this proposal to amend the 2005 Equity Plan being approved by our stockholders, the award of 200,000 and 180,000 shares of restricted stock to Mr. McGrath and Mr. Stewart, respectively, and the grant of nonqualified stock options to purchase 50,100 shares and 45,100 shares to Mr. McGrath and Mr. Stewart, respectively. The restricted stock grants will vest in three substantially equal installments on each of the first three anniversaries of the merger, subject to the executives’ continued employment on each such date. The foregoing notwithstanding, if either executives’ employment is terminated by PhotoMedex without cause, due to his resignation for good reason, or as the result of his death or disability, the restricted shares shall become fully vested. The vesting of the restricted shares may be further adjusted, if necessary, to avoid subjecting the executive to an excise tax under the Code. The options shall be fully vested upon the date of grant; provided, however, that the vesting of the options may be further adjusted if necessary to avoid subjecting the executive to an excise tax under Section 4999 of the Code. The options will be granted at an exercise price equal to the fair market value of a share of our common stock as of the date of grant (i.e., the date the merger is consummated). The options shall have a term of ten (10) years.

Our board of directors believes these grants are necessary to retain and motivate each of the executives following the merger. Our board of directors also believes that the number of shares currently available for issuance under the 2005 Equity Plan is not sufficient for these and other grants in view of our compensation structure and strategy. This will be important to our growth strategy to have sufficient shares available for issuance in connection with internal growth as well as through external growth through acquisitions. Our board of directors has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation in lieu of cash compensation.

Furthermore, our board of directors believes that the current limitation on the number of shares for which any participant may receive awards under the 2005 Equity Plan is not sufficient in view of our compensation structure and strategy and has approved an increase in the annual limit to 400,000 shares. Attracting and retaining the highest quality management is vital to our success and would be furthered by the ability to grant substantial equity awards as the need arises.

Also, in connection with the merger, our board of directors believes it is in the best interests of PhotoMedex to amend the 2005 Equity Plan to permit PhotoMedex to provide for other than full vesting of certain existing time-based restricted stock in the context of a change in control. Our board of directors believes it is also in the best of interests of PhotoMedex to amend the 2005 Equity Plan to provide that awards granted on a going-forward basis will not automatically vest in the context of a change in control unless the Plan Committee determines otherwise in an individual agreement or in connection with the change in control. Our board of directors also desires to amend the 2005 Equity Plan in order to ensure that awards granted to residents of the State of Israel comply with certain Israeli tax rules.

The material terms of the 2005 Equity Plan are summarized below. A copy of the amendment to the 2005 Equity Plan, effective August 4, 2011, is attached as Annex E to this joint proxy statement/prospectus. This summary of the 2005 Equity Plan is not intended to be a complete description of the 2005 Equity Plan and is qualified in its entirety by the actual text of the 2005 Equity Plan, as amended.

Following is a brief description of the 2005 Equity Plan:

General Purpose. The general purpose of the 2005 Equity Plan is to establish incentives designed to attract, recognize, reward and retain competent executives and key employees, as well as independent consultants and directors, whose performance, contribution and skills are critical to us, and to promote the increased ownership of common stock among our executives and key employees in order to increase their proprietary interest in our business.

Shares. We have reserved for issuance up to 3,000,000 shares of PhotoMedex common stock under the 2005 Equity Plan. If shares of PhotoMedex common stock are forfeited for any reason, prior to the lapsing of the applicable restrictions, the forfeited shares will become available for new awards in accordance with the terms of the 2005 Equity Plan. If any award granted under the 2005 Equity Plan for any reason expires or otherwise terminates without having vested in full, the PhotoMedex common stock not vested under such award will again become available for new awards under the 2005 Equity Plan.

No participant in the 2005 Equity Plan may be granted awards for more than 400,000 shares of PhotoMedex common stock per calendar year. This share limitation will assure that any deductions to which we would otherwise become entitled upon the exercise of stock options or stock appreciation rights granted under the 2005 Equity Plan with an exercise price per share of the common stock on the grant date or the vesting of certain other stock-based awards under the 2005 Equity Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code.

Administration. The 2005 Equity Plan is administered by the Plan Committee established by our board of directors. The Plan Committee will consist of at least three members, each of whom will be a non-employee director, as such term is defined under Rule 16b-3 of the Exchange Act, will qualify as an outside director, for purposes of Section 162(m) of the Code and will comply with the listing standards of the primary trading market or securities exchange on which the common stock then trades. Notwithstanding the foregoing, any discretionary awards to non-employee members of our board of directors will be approved by a disinterested majority of our entire board of directors.

The terms and conditions of each award will be determined by the Plan Committee, in its sole and absolute discretion, and may change from time to time. Subject to the terms and conditions of the 2005 Equity Plan, the Plan Committee will have the sole authority to: (a) interpret conclusively the provisions of the 2005 Equity Plan and decide all questions of fact arising in its application; (b) adopt, amend and rescind rules and regulations relating to the 2005 Equity Plan; (c) determine the executives and other key employees, as well as independent consultants, to whom awards may be made and the timing, method and amount of each such award; and (d) make any other determinations, exercise such powers and perform such acts as the Plan Committee deems necessary or advisable.

Eligibility. All employees, including officers, employee directors, non-employee directors and consultants are eligible to receive awards under the 2005 Equity Plan. However, the Plan Committee will have sole and absolute discretion to determine the persons to whom awards will be made.

Stock Options. The Plan Committee may grant incentive stock options (“ISOs”) under Section 422 of the Code or non-qualified stock options (“NSO”). Except for ISOs granted to stockholders possessing more than ten percent (10%) of the total combined voting power of all classes of the securities of PhotoMedex or its subsidiaries to whom such ownership is attributed on the date of grant (“Ten Percent Stockholders”), the exercise price of each ISO and NSO cannot be less than 100% of the fair market value of our common stock on the date the option is granted. ISOs granted to Ten Percent Stockholders must be at an exercise price of not less than 110% of the fair market value. ISOs and NSOs will vest in accordance with a schedule set by the Plan Committee. If the Plan Committee does not set a schedule, ISOs and NSOs will vest annually over a five-year period. The term of an option cannot exceed ten years from the date of grant, except if an ISO is granted to a Ten Percent Stockholder, the term cannot exceed five years from the date of grant.

The exercise price for any option is generally payable (a) in cash or check, (b) in shares of PhotoMedex common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (c) by other consideration received through a cashless exercise program permitted by the Plan Committee, (d) by a reduction of PhotoMedex’s liabilities to the participant in any PhotoMedex-sponsored deferred compensation program, or (e) in any combination of the above methods. The 2005 Equity Plan also includes an optional net exercise provision as a form of consideration so that a participant is not required to make a cash payment for the exercise but is instead able to receive a net number of shares.

Stock Appreciation Rights. The Plan Committee may grant stock appreciation rights (“SARs”) to anyone eligible to participate under the 2005 Equity Plan. Each SAR granted under the 2005 Equity Plan will entitle the holder upon the exercise of the SAR to receive from PhotoMedex an amount equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the base amount set forth on the date of grant. Such payment to the participant will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Plan Committee. The Plan Committee will determine the period when each SAR vests and becomes exercisable, the base amount for each SAR, and whether the SAR will be granted in connection with, or independent of, options. A SAR granted in connection with an option (tandem SAR) will have a base amount equal to the related option. If a SAR is not granted in connection with an option, the base amount will be equal to or greater than the fair market value of our common stock on the date the SAR is granted.

Stock Purchase Rights and Unrestricted Stock. The Plan Committee may award to a participant the right to purchase shares of our common stock. The Plan Committee will determine the terms, conditions and restrictions of the stock purchase, including the number of shares and price for such shares. Unless the Plan Committee determines otherwise, we will retain the right to repurchase the shares at the same price paid by the recipient after termination of employment. Our retained repurchase right may lapse annually over a five-year period unless otherwise determined by the Plan Committee. The Plan Committee may also award to a participant shares of our common stock with no restrictions.

Stock Awards. The Plan Committee may grant stock awards to a participant under the 2005 Equity Plan. A stock award is an award of our common stock that may be subject to such restrictions as our Plan Committee determines. Unless the Plan Committee determines otherwise, the restrictions, if any, will lapse one-third over a three (3) year period starting on the five (5) year anniversary of the date of grant. Stock awards may also have restrictions based on such performance criteria or objectives as our Plan Committee determines. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the Plan Committee determines otherwise.

Qualified Performance-Based Compensation. The 2005 Equity Plan, as amended, enables the Plan Committee to structure a variety of stock awards as qualified performance-based compensation, thereby preserving the deductibility of the compensation expense relating to these awards under Section 162(m) of the Code.

The 2005 Equity Plan, as amended, provides that when the Plan Committee grants stock awards that are intended to constitute “qualified performance-based compensation,” the Plan Committee will establish (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Plan Committee deems appropriate and consistent with the 2005 Equity Plan and Section 162(m) of the Code. The Plan Committee may establish the performance goals in writing either before the beginning of the performance period or soon after the beginning of such period. The performance goals established by the Plan Committee under Section 162(m) of the Code for this purpose will be intended to satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Plan Committee does not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Plan Committee is not prohibited by the provisions of Section 162(m) of the Code from reducing the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the Plan Committee will certify and announce the results for the performance period. If and to the extent that the Plan Committee does not certify that the performance goals have been met, the grants of stock awards for the performance period will be forfeited or will not be made, as applicable.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following objective measures: the price of our common stock, the market capitalization of our common stock (i.e. the price of our common stock multiplied by the number of our shares outstanding), earnings per share, income before taxes and extraordinary items, net income, operating income, revenues, earnings before income tax, EBITDA (earnings before interest, taxes, depreciation and amortization), after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, decreasing or increasing the level in, or increase in all or a portion of, our assets and/or liabilities, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals and cost targets or goals relating to acquisitions or divestitures. The business criteria may relate to the employee’s business unit or our performance as a whole, or any combination of the foregoing, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Plan Committee may provide, at the time the performance goals are established, that adjustments will be made to the applicable performance goals to take into account, in any objective manner specified by the Plan Committee, the impact of one or more of the following: (i) gain or loss from all or certain claims and/or litigation and insurance recoveries, (ii) the impairment of tangible or intangible assets, (iii) stock-based compensation expense, (iv) extraordinary, unusual or infrequently occurring events reported in our public filings, (v) restructuring activities reported in our public filings, (vi) investments, dispositions or acquisitions, (vii) gain or loss from the disposal of certain assets, (viii) gain or loss from the early extinguishment, redemption, or repurchase of debt, or (ix) changes in accounting principles that become effective during the performance period.

Adjustments. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Plan Committee will make adjustments as it deems appropriate in the maximum number of shares of our common stock reserved for issuance as grants, the maximum number of shares of our common stock that any individual participating in the 2005 Equity Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the 2005 Equity Plan, and the price per share or market value of any outstanding grants.

Termination and Amendment. Our Board of Directors may terminate or amend the 2005 Equity Plan at any time, except that awards then outstanding will not be adversely affected thereby without the written consent of the respective participants holding such awards.

Change in Control and Other Events. In the event of a transaction involving our dissolution or liquidation, recipients of options, SARs or stock purchase rights may exercise their rights until 10 days before the transaction. The Plan Committee in its discretion may provide that any restrictions on shares acquired from such exercise will lapse and accelerate. Any rights not exercised by the transaction will terminate immediately before the transaction.

With respect to awards granted prior to the effective date of the amendment, in the event of a change in control all outstanding awards shall become fully exercisable and immediately vested, except as may otherwise be provided in an award agreement with respect to time-based restricted stock awards and except in the case of a stock award that is subject to a performance restriction based on the price (the “Milestone Price”) of our common stock. In the absence of other specific provisions attached to an award, our repurchase rights, if any, that are applicable to such performance stock awards shall lapse with respect to a change in control event only if the price per share to be paid in connection with such change in control event is equal to or greater than the Milestone Price. The unvested balance of such shares shall vest ratably and monthly over the period of time (but not greater than 36 months) that the acquirer in the change in control event contracts for the services of the person who was awarded the stock award. If the acquirer opts not to contract for such services, then the unvested balance of shares shall vest as of the change in control event.

With respect to awards granted following the effective date of the amendment, awards do not become automatically exercisable or vested in the event of a change in control unless the successor entity declines to assume awards or substitute awards with equivalent rights. However, the Plan Committee may provide in an individual award, employment or consulting agreement that an award shall become fully exercisable and immediately vested in the event of a change in control. The Plan Committee also has discretion to provide that awards shall become fully exercisable and immediately vested in the event of a change in control even if the applicable individual agreement does not include such a provision.

In general terms, a change of control under the 2005 Equity Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

•

if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent; or

•	if we sell or dispose of all or substantially all of our assets.

In the event of a change in control, awards made under the 2005 Equity Plan are to be assumed, or substituted with equivalent rights, by the successor entity. If the successor entity declines to do so, then each holder of an award shall have not less than 20 days before the consummation of the change in control to exercise his or her rights, and all such rights shall become fully exercisable during such 20-day period.

Performance Measures. Our Board of Directors or the Plan Committee will have the power to condition the grant or vesting of awards under the 2005 Equity Plan upon the attainment of performance goals, determined by the Board of Directors or the Plan Committee in their respective sole discretion.

Restrictions on Transfer. In addition to the restrictions set forth under applicable law, the shares of common stock awarded pursuant to the 2005 Equity Plan are subject to the following additional restrictions: (i) stock certificates evidencing such shares will be issued in the sole name of the recipient (but shall be held by us, subject to the terms and conditions of the award) and may bear any legend which the Plan Committee deems appropriate to reflect any rights of repurchase or forfeiture or other restrictions on transfer hereunder or under the award agreement, or as the Plan Committee may otherwise deem appropriate; and (ii) no awards granted under the 2005 Equity Plan may be assignable by any recipient under the 2005 Equity Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution or where such assignment is expressly authorized by the terms of the applicable agreement embodying the terms and conditions of the award. Participants are also obliged to comply with our Securities Trading Policy and rules of the Commission.

Stockholder Approval for Qualified Performance-Based Compensation. If stock awards are to be granted as qualified performance-based compensation under Section 162(m) of the Code, the amendments to the 2005 Equity Plan must be approved by our stockholders and thus our board of directors sought such approval in 2010 and is seeking it again with respect to the proposed share increases for 2011.

Federal Income Tax Consequences. The federal income tax consequences of grants under the 2005 Equity Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to certain grants under the 2005 Equity Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to participants in the 2005 Equity Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the 2005 Equity Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the recipient holds the shares. We, as a general rule (and subject to the requirements of Section 162(m) of the Code), will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the recipient.

Exceptions to these general rules arise under the following circumstances:

•

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the recipient makes a special election to accelerate taxation under Section 83(b) of the Code.

•

If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

•

A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1,000,000 in any year. Qualified performance-based compensation is excluded from the $1,000,000 deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2005 Equity Plan will be qualified performance-based compensation. In addition, stock awards granted under the 2005 Equity Plan may be designated as qualified performance-based compensation if the Plan Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

We have the right to require that the recipient pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a recipient an amount necessary to satisfy these obligations.

Accounting Treatment

Pursuant to the FASB Accounting Standards Code Topic 718 (formerly Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”)), we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, stock awards and awards of unrestricted shares under the 2005 Equity Plan. Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee members of our Board of Directors and payable in shares of our common stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of stock awards granted under the 2005 Equity Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair value of the underlying shares on the date of the award. If the shares subject to any other awards made under the 2005 Equity Plan are unvested at the time the award is made, then the fair value of those shares at that time will be charged to our reported earnings ratably over the vesting period.

New Plan Benefits

The following table shows, as to certain of the Named Executive Officers and the various other indicated individuals and groups, the dollar value of the benefits awarded and the corresponding number of shares of common stock, subject to stockholder approval of this proposal. Messrs. McGrath and Stewart will receive 200,000 and 180,000 shares, of our common stock, respectively, and nonqualified options to purchase 50,100 and 45,100 shares each of our common stock, respectively, subject to stockholder approval of the amendment described in this proposal, and subject to the consummation of the merger. The dollar value of the stock awards to the executives is based on the closing price of our common stock on August 10, 2011. That closing price was $11.39. However, for tax purposes, the dollar value with respect to stock awards will be based on the closing price of our common stock on the date that the stock becomes transferable and free of a substantial risk of forfeiture (unless the executive makes an election to recognize income currently under Section 83(b) of the Code).

NAME AND POSITION	Dollar Value ($) of Restricted Shares	Number of Shares of Common Stock Underlying Restricted Shares	Number of Shares of Common Stock Underlying Stock Options
Dennis McGrath, current CEO, former CFO	$2,278,000	200,000	50,100
Michael R. Stewart, COO	$2,050,200	180,000	45,100
Christina L. Allgeier, CFO	0	0	0
All current executive officers as a group (3 persons)	$4,328,200	380,000	95,200
All directors (other than executive officers) as a group (7 persons)	0	0	0
All current employees, excluding consultants but including current officers who are not executive officers, as a group (66 persons)	0	0	0

The table below shows, as to each of the Named Executive Officers and the various other indicated individuals and groups, the aggregate number of shares of common stock subject to option grants granted under the 2005 Equity Plan since its inception. The grants have been adjusted to reflect the reverse splits in January 2009 and February 2010.

NAME AND POSITION	Number of Option Shares
Dennis McGrath, current CEO, former CFO	18,589
Michael R. Stewart, COO	10,741
Christina L. Allgeier, CFO	2,023
All current executive officers as a group (3 persons)	31,353
All directors (other than executive officers) as a group (7 persons eligible in this period)	0
All current employees, excluding consultants but including officers who are not executive officers, as a group (66 persons)	36,143

Grants Under the 2005 Equity Plan. As of August 11, 2011, there were 43,583 shares of our common stock that were subject to outstanding options under the 2005 Equity Plan and 227,484 shares of our common stock were subject to other stock-based awards. Except for the foregoing outstanding grants and the grants described above to be made to Mr. McGrath and Mr. Stewart in connection with the merger, it is not possible at present to predict the number and type of grants that will be made or who will receive any other grants under the 2005 Equity Plan after the merger. The last reported sale price of a share of our common stock on August 10, 2011, was $11.39 per share. As of such date, the market value of the additional shares proposed to be made available under the 2005 Equity Plan was $26,766,500.

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to: approve the increase in shares reserved under the 2005 Equity Plan to 3,000,000; increase the number of shares for which any one participant may receive awards in any one calendar year to 400,000; amend the provision relating to automatic acceleration of time-based restricted stock upon a change in control; and amend the 2005 Equity Plan with respect to certain provisions of the Israeli tax code.

Our Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the 2005 Equity Plan.

Proposal No. 8—Amendments to the Amended and Restated

2000 Non-Employee Director Stock Option Plan

PhotoMedex stockholders are being asked to approve amendments to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”) to: (i) increase the number of shares of our common stock reserved for issuance under the Non-Employee Director Plan from 60,000 to 120,000 shares; (ii) provide for a one-time award of 5,000 shares of our common stock to directors who are elected to the PhotoMedex Board on or in connection with the merger; and (iii) eliminate the automatic annual grant to each director of 1,000 shares of our common stock. The Non-Employee Director Plan is also being amended to comply with certain provisions under Israeli tax laws.

The PhotoMedex Board of Directors adopted resolutions on August 4, 2011 approving the amendment, subject to stockholder approval. The PhotoMedex Board of Directors believes that the proposed amendment is necessary to continue to enable the Non-Employee Director Plan to achieve the purposes for which it was intended – attracting, retaining and motivating directors and creating a long-term mutuality of interest between the directors and stockholders of PhotoMedex.

The PhotoMedex Board of Directors has determined that the number of shares currently available for issuance under the Non-Employee Director Plan is not sufficient if the stockholders approve the special one-time grant described in this Proposal No. 8. Having sufficient shares available is critical to our ability to compensate our directors for their valuable services to us.

The Board has approved a special one-time stock award of 5,000 shares of our common stock to directors who are elected to our Board on or in connection with the merger. The shares subject to this one-time award will be fully vested on the date of grant. The Board believes the one-time awards will enable it to recruit and motivate highly qualified new directors on or in connection with the merger.

The Board believes that the automatic annual grant of 1,000 shares of our common stock provides insufficient flexibility over the form of directors’ compensation, as certain directors may prefer cash grants over stock awards. In lieu of providing such an annual grant under the Non-Employee Director Plan, the Board intends to provide cash compensation or equity or equity-based awards under the PhotoMedex 2005 Equity Compensation Plan. If our stockholders do not approve this proposed amendment to the Non-Employee Director Plan, the Non-Employee Director Plan will not be amended.

Following is a brief description of the Non-Employee Director Plan. A copy of the Non-Employee Director Plan, as amended and restated, is attached to this joint proxy statement/prospectus as Annex G. This summary of the Non-Employee Director Plan is not intended to be a complete description of the Non-Employee Director Plan and is qualified in its entirety by the actual text of the Non-Employee Director Plan.

General

The Non-Employee Director Plan was originally adopted by our Board of Directors on May 15, 2000, to be effective as of June 1, 2000, and was approved by our stockholders on July 18, 2000 and was subsequently amended and restated on August 3, 2010. The Non-Employee Director Plan continues as an active plan.

A description of the Non-Employee Director Plan is set forth below. The description is intended to be a summary of the material provisions of the Non-Employee Director Plan and does not purport to be complete. It reflects the amendments made by the Board of Directors on August 4, 2011, subject to approval by the stockholders.

Purpose of the Plan

The purposes of the Non-Employee Director Plan are to enable us to attract, retain, and motivate our non-employee directors and to create a long-term mutuality of interest between the non-employee directors and our stockholders by granting options to purchase or awards of common stock.

Administration

The Non-Employee Director Plan is administered by a committee of the PhotoMedex Board of Directors, appointed from time to time by the PhotoMedex Board of Directors. The Nominations and Corporate Governance Committee has been charged with this task. The Committee has full authority to interpret the Non-Employee Director Plan, decide any questions under the Non-Employee Director Plan and to make such rules and regulations and establish such processes for administration of the Non-Employee Director Plan as it deems appropriate subject to the provisions of the Non-Employee Director Plan.

Available Shares

The Non-Employee Director Plan authorizes the issuance of up to 120,000 shares of common stock upon the exercise of non-qualified stock options or grant of stock awards to our non-employee directors. In general, if options or stock awards are for any reason canceled, or expire or terminate unexercised, the shares covered by such options or stock awards will again be available for the grant of options or stock awards.

The Non-Employee Director Plan provides that appropriate adjustments will be made in the number and kind of securities receivable upon the exercise of options or pursuant to a stock award in the event of a stock split, stock dividend, merger, consolidation or reorganization.

Eligibility

All of our non-employee directors are eligible to be granted awards under the Non-Employee Director Plan. A non-employee director is a director serving on the PhotoMedex Board of Directors who is not then one of the PhotoMedex current employees.

Grant of Options or Shares

As of January 1, 2011, each non-employee director was granted 1,000 shares under the Non Employee Director Plan. Directors who joined the Board in the course of the year were granted shares equal to the product of: (i) 25% of 1,000 shares and (ii) the number of quarters remaining in the year. In addition, each non-employee director who is elected on or in connection with the merger shall receive a one-time award of 5,000 shares. Effective August 4, 2011, the Non-Employee Director Plan was amended to eliminate the automatic annual grants of 1,000 shares.

With respect to options granted under the Non-Employee Director plan, the purchase price per share deliverable upon the exercise of an option will be 100% of the fair market value of such shares as follows:

(i) For grants of options issued as of January 1 of any fiscal year, the fair market value will be measured by the closing sales price of the common stock as of the last trading date of the immediately preceding year; and

(ii) For options issued on a day other than January 1, the fair market value will be measured by the closing sales price of the common stock as of the date of grant.

Directors who are elected to the Board in connection with the merger will receive a special one-time award of 5,000 shares of our common stock.

Vesting of Awards

Shares awarded on January 1 under the Non-Employee Director Plan vest and become exercisable to the extent of 25% of 1,000 shares for each calendar quarter in which such director shall have served at least one day as our director, and with respect to awards made during the year, at the rate of 250 shares for each quarter in which such individual serves at least one day as a director. The special one-time award for 5,000 shares will be fully vested on the date of grant.

Termination

Options granted under the Non Employee Director Plan generally have a term of 10 years. Unvested options and unvested stock awards are forfeited upon the date of a non-employee director’s termination of directorship. Unless otherwise provided in an individual option agreement, upon a non-employee director’s termination of directorship for any reason excluding termination for cause, death or disability, vested options will be exercisable for a period of 90 days following such termination or, if shorter, for the then remaining term of the option. Upon a non-employee director’s termination of directorship due to death or disability, vested options may be exercised by the optionee (or his estate) for twelve (12) months following such termination, or, if shorter, for the then remaining term of the option. Upon a non-employee director’s removal from the Board of Directors for cause or failure to be re-nominated for cause, or if we obtain or discover information after termination of the directorship that such non-employee director had engaged in conduct during such directorship that would have justified a removal for cause during such directorship, all outstanding options and stock awards of such non-employee director will immediately terminate and will be null and void. The Non-Employee Director Plan also provides that all outstanding options will terminate effective upon the consummation of a merger, liquidation or dissolution, or consolidation in which we are not the surviving entity, subject to the right of a non-employee director to exercise all outstanding options prior to the effective date of the merger, liquidation, dissolution or consolidation.

Amendments

The Non-Employee Director Plan provides that it may be amended by the Committee or the Board of Directors at any time, and from time to time to effect (i) amendments necessary or desirable in order that the Non-Employee Director Plan and the options granted thereunder conform to all applicable laws, and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, to the extent required by law, no amendment may be made that would require the approval of our stockholders under applicable law or under any regulation of a principal national securities exchange or automated quotation system sponsored by the National Association of Securities Dealers unless such approval is obtained. The Non-Employee Director Plan may be amended or terminated at any time by our stockholders.

Miscellaneous

Non-employee directors may be limited under Section 16(b) of the Exchange Act to certain specific exercise, election or holding periods with respect to the awards granted to them under the Non-Employee Director Plan. Options granted under the Non-Employee Director Plan are subject to restrictions on transfer and exercise. No option granted under the Non-Employee Director Plan may be exercised prior to the time period for exercisability. Although options and unvested stock awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that an option or unvested stock award that is otherwise nontransferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

New Plan Benefits

All awards to participants under the Non-Employee Director Plan are made automatically in accordance with the terms of such plan. If the stockholders approve this proposal, each director elected on or in connection with the merger will receive a special one-time award of 5,000 shares.

The table below shows, as to each of the Named Executive Officers and the various other indicated individuals and groups, the number of shares of common stock subject to awards that will be granted under the Non-Employee Director Plan on the merger. The dollar value of the shares is based on the closing price of our common stock on August 10, 2011. That closing price was $11.39.

NAME AND POSITION	DOLLAR VALUE ($) OF SHARES	NUMBER OF SHARES
All current executive officers as a group (3 persons)	0	0
All directors (other than executive officers) as a group (7 persons)	398,650	35,000
All current employees, including current officers who are not executive officers, as a group (0 persons)	0	0

Grants Under the Non-Employee Director Plan.

As of August 11, 2011, 28,778 shares of our common stock were subject to outstanding options under the Non-Employee Director Plan. 31,222 shares remain available for future issuance under the Non-Employee Director Plan. Except for the foregoing outstanding grants, it is not possible at present to predict the number and type of grants that will be made or who will receive any other grants under the Non-Employee Director Plan after the Annual Meeting. We may anticipate, however, that for 7 non-employee directors, there must be 35,000 shares available upon the consummation of the merger. The last reported sale price of a share of our common stock on August 10, 2011, was $11.39 per share. As of such date, the market value of the 60,000 additional shares proposed to be made available for issuance under the Non-Employee Director Plan was $6,834,000.

Federal Income Tax Consequences

No Federal income tax is recognized by a non-employee director upon the grant of a non-statutory option. The individual will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair value of the purchased shares on the exercise date over the exercise price paid for the shares. PhotoMedex will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the non-employee director with respect to the exercised non-statutory option.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock under the Non-Employee Director Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the recipient holds the shares. PhotoMedex, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the recipient.

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any service or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the recipient makes a special election to accelerate taxation under Section 83(b) of the Code.

Accounting Treatment

Pursuant to the ASC Topic 718, the codified successor to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (otherwise known as “SFAS 123R”), we will be required to expense all share-based payments, including grants of stock options and awards of shares of our common stock under the Non-Employee Director Plan. Accordingly, shares of our common stock which are awarded to the non-employee members of the PhotoMedex Board of Directors will have to be valued at fair value as of the grant date, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Such shares vest ratably over the calendar quarters in the year of the award, with the exception of the one-time award, which is fully vested when granted.

Vote Required; Recommendation of our Board of Directors

The approval of the amendment to the Non-Employee Director Plan requires the affirmative vote of a majority of the Votes Cast.

The PhotoMedex Board of Directors unanimously recommends a vote “FOR” an amendment to the Non-Employee Director Plan to increase the number of shares of our common stock reserved for issuance hereunder from 60,000 shares to 120,000 shares, to approve the one-time award of 5,000 shares on or in connection with the merger, and to eliminate the automatic annual grant of 1,000 shares.

Proposal No. 9—Advisory Vote on Golden Parachute Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 added Section 14A to the Securities Exchange Act of 1934 (the “Exchange Act”). Pursuant to Section 14A of the Exchange Act, we are seeking non-binding, advisory stockholder approval of the compensation of our named executive officers that is based on or otherwise relates to the merger as disclosed in this joint proxy statement/prospectus (the “Merger-Related Compensation”). The proposal, commonly known as a “say on parachute” proposal, gives our stockholders the opportunity to express their views on the Merger-Related Compensation of our named executive officers. The terms of the Merger-Related compensation are described in this Proxy Statement under “Interests of PhotoMedex Directors and Executive Officers in the Merger—Change of Control Payments.”

Our executive compensation programs encourage our executives to explore transactions that maximize value for our stockholders. The PhotoMedex board of directors believes that these programs have led to substantial value creation with respect to the merger by encouraging our named executive officers to use their best efforts in support of our review of strategic alternatives.

The vote on this proposal is a vote separate and apart from the vote for the adoption of the merger proposal. Accordingly, our stockholders may vote to approve this proposal on Merger-Related Compensation and vote not to approve the merger proposal, or vice versa. Because the vote is advisory in nature only, it will not be binding on PhotoMedex regardless of whether the merger proposal is approved. The Merger-Related Compensation is contractual between PhotoMedex and each of our named executive officers. Thus, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers that is based on or otherwise relates to the merger, as disclosed in the Golden Parachute Compensation table and narrative discussion as set forth in the Proxy Statement under “Interests of PhotoMedex Directors and Executive Officers in the Merger—Change of Control Payments” beginning on page 60.”

This proposal is provided as required pursuant to Rule 14a-21(c) of the Securities Exchange Act of 1934, as amended.

The vote on the Merger-related Compensation is only advisory, and is not binding on PhotoMedex, the Compensation Committee or the Board of Directors.

Our Board of Directors recommends a vote “FOR” the proposal to approve the resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger.

Proposal No. 10—Approval to Adjourn the Annual Meeting

The PhotoMedex board of directors has determined that the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described herein, is advisable and in the best interests of PhotoMedex and its stockholders and has approved the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described herein.

The annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Our Board of Directors recommends a vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals.

PhotoMedex Record Date; Stock Entitled to Vote

Only PhotoMedex stockholders of record of PhotoMedex common stock as of the close of business on                      , 2011, the record date, are entitled to receive notice of the annual meeting and to vote at the PhotoMedex annual meeting or any adjournments or postponements thereof. As of the record date there were              shares of PhotoMedex common stock outstanding. Each share of PhotoMedex common stock is entitled to one vote on each matter properly brought before the annual meeting.

The list of all stockholders of record on the record date will be available at the annual meeting and at our executive offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 619-3600, for the ten (10) days preceding the annual meeting.

Quorum

In order to carry on the business of the annual meeting, PhotoMedex must have a quorum. A quorum for action on any subject matter exists under the Nevada Revised Statutes, which we refer in this joint proxy statement/prospectus as the “NRS”, when a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on the matter at issue or all matters to be voted on at such annual meeting, is present.

Votes Required for Approval

Proposal to Approve and Adopt the Merger Agreement: If a quorum is present, the approval and adoption of the merger agreement require the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Issue Shares of PhotoMedex Common Stock Pursuant to the Merger Agreement: If a quorum is present, the approval of the issuance of shares of PhotoMedex common stock pursuant to the merger agreement requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Issue Warrants: If a quorum is present, the approval of the issuance of warrants to purchase PhotoMedex common stock requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Elect Directors: If a quorum is present, the election of directors requires the affirmative vote of a plurality of votes of the shares cast at the election.

Proposal to Authorize the Amended and Restated Articles of Incorporation: The approval of the proposal to authorize the Amended and Restated Articles of Incorporation of PhotoMedex requires the affirmative vote of the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power.

Proposal to amend the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli: If a quorum is present, the approval of the proposal to approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Amend the PhotoMedex 2005 Equity Compensation Plan: If a quorum is present, the approval of the proposal to amend the PhotoMedex 2005 Equity Compensation Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to amend the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan: If a quorum is present, the approval of the proposal to amend the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Adjourn the PhotoMedex Annuall Meeting: The annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Voting by PhotoMedex Directors and Executive Officers

On the PhotoMedex record date, directors and executive officers of PhotoMedex and their affiliates owned and were entitled to vote             shares of PhotoMedex common stock, or approximately     % of the total voting power of the shares of PhotoMedex common stock outstanding on that date. PhotoMedex currently expects that its directors and executive officers will vote “FOR” the proposal to approve and adopt the merger agreement, vote “FOR” the proposal to approve the issuance of PhotoMedex common stock pursuant to the merger agreement, vote “FOR” the proposal to approve the issuance of warrants to purchase PhotoMedex common stock, vote “FOR” the proposal to approve the Amended and Restated Articles of Incorporation of PhotoMedex, vote “FOR” the election of the eight (8) director nominees, vote “FOR” the proposal to approve the Amended and Restated Employment Agreement by and between PhotoMedex and Dolev Rafaeli, vote “FOR” the proposal to amend the PhotoMedex 2005 Equity Compensation Plan, vote “FOR” the proposal to authorize the amendment to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan, and vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

The majority of Radiancy stockholders (or approximately 46% of Radiancy stockholders on a fully-diluted basis immediately prior to the merger) and investors representing approximately 46% of the PhotoMedex common stock (which is also approximately 46% of the PhotoMedex common stock on a fully-diluted basis) have agreed to vote their shares in favor of the merger pursuant to voting agreements. For a more complete description of these voting agreement, see “The Merger—Voting, Lock-Up and Confidentiality Agreements” beginning on page 73.

Voting by Holders of Record

If you own shares of PhotoMedex common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares of PhotoMedex common stock. If you fail to vote, the proxies cannot vote your shares of PhotoMedex common stock at the PhotoMedex annual meeting. If you are an owner of record then you have four voting options:

•

Internet. You can vote over the Internet by accessing the website at www.proxyvote.com and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

•

Telephone. If you hold shares directly in your own name and are the holder record, you can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker (“street name”) and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this joint proxy statement/prospectus.

•	In Person. You may come to the PhotoMedex annual meeting and cast your vote there. The PhotoMedex board of directors recommends that you vote by proxy even if you plan to attend the

PhotoMedex annual meeting. If your shares of PhotoMedex common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the PhotoMedex annual meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the PhotoMedex annual meeting.

PhotoMedex requests that PhotoMedex stockholders complete and sign the accompanying proxy and return it to PhotoMedex as soon as possible in the enclosed postage–paid envelope. When the accompanying proxy is returned properly executed, the shares of PhotoMedex stock represented by it will be voted at the PhotoMedex annual meeting in accordance with the instructions contained on the proxy card.

If you are a PhotoMedex stockholder, your broker or other nominee does not have authority to vote on the proposal to issue PhotoMedex common stock pursuant to the merger agreement. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

The Internet and telephone proxy procedures are designed to authenticate stockholders identities, to allow stockholders to give their proxy voting instructions and to confirm that these instructions have been properly recorded. Votes directed by the Internet or telephone through such a program must be received by         p.m., Eastern time, on                     , 2011.

Your vote is very important. Whether or not you plan to attend the annual meeting, please promptly complete and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll–free telephone number or by using the Internet as described in the instructions included with your proxy card.

Effects of Abstentions and Failures to Vote

If you are a PhotoMedex stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on the approval of the Amended and Restated Articles of Incorporation, this will be a “non-vote” and it will have the same effect as a vote against the approval of the Amended and Restated Articles of Incorporation. If you are a PhotoMedex stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on any of the PhotoMedex stockholder proposals (e.g. the merger proposal) other than approval of the Amended and Restated Articles of Incorporation, it will have no effect on such proposals. It will be treated as not counting toward a quorum, for it is a “non-vote.”

Voting of Shares Held in Street Name

If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a broker non-vote. In these cases, broker non-votes are counted for the purpose of determining the presence or absence of a quorum for purposes of the NRS, but will not be taken into account for purposes of satisfying the NASDAQ requirement that the total number of votes cast at the annual meeting represents a majority of the outstanding shares of PhotoMedex common stock entitled to vote. With respect to the proposal to issue shares of PhotoMedex common stock pursuant to the merger agreement, a broker non-vote will have no effect on such proposal. With respect to the proposal to adjourn the annual meeting for any purpose, including to solicit additional proxies, a broker non-vote will have no effect on such proposal. If you hold shares through a broker or other nominee and wish to vote your shares in person at the annual meeting, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot when you vote at the annual meeting.

Revocability of Proxies and Changes to a PhotoMedex Stockholder’s Vote

You may change your vote at any time before your proxy is voted at the PhotoMedex annual meeting of stockholders. You may do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary, dated as of a later date than the date of the proxy and received prior to the annual meeting;

•	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the annual meeting;

•

by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

•	by attending the annual meeting of stockholders and voting in person.

Your attendance alone will not revoke any proxy.

Written notices of revocation and other communications about revoking PhotoMedex proxies should be addressed to:

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

Attention: Corporate Secretary

If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

Once voting on a particular matter is completed at the PhotoMedex annual meeting, a PhotoMedex stockholder will not be able to revoke its proxy or change its vote as to that matter.

All shares represented by valid proxies that PhotoMedex receives through this solicitation and that are not revoked will be voted in accordance with the instructions on the proxy card. If a PhotoMedex stockholder makes no specifications on its proxy card as to how it should want its shares voted before signing and returning it, such proxy will be voted “FOR” the proposal to approve the issuance of PhotoMedex common stock pursuant to the merger agreement and “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies.

Solicitation of Proxies

PhotoMedex will bear the entire cost of soliciting proxies from its stockholders, except that PhotoMedex and Radiancy have agreed to each pay one half of the costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other similar fees payable to the SEC in connection with the transaction. In addition to the solicitation of proxies by mail, PhotoMedex will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of PhotoMedex common stock and secure their voting instructions, if necessary. PhotoMedex will reimburse the record holders for their reasonable expenses in taking those actions.

PhotoMedex has also made arrangements with Broadridge Corporate Issuer Solutions, Inc. to assist in soliciting proxies and in communicating with stockholders and has agreed to pay them a fee of approximately $5,100 plus reasonable expenses for these services. If necessary, PhotoMedex may also use several of its regular employees, who will not be specially compensated, to solicit proxies from PhotoMedex stockholders, either personally or by telephone, the Internet, facsimile or letter.

Stockholders Sharing an Address

PhotoMedex may send a single set of stockholder documents to any household at which two or more stockholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce costs. Your materials may be householded based on your prior express or implied consent. If your materials have been householded and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information householded, you may write or call PhotoMedex’s Investor Relations department at the following address or phone number: 147 Keystone Drive, Montgomeryville, PA 18936, (215) 619-3287.

Other Matters to Come Before the Meeting

The PhotoMedex board of directors is not aware of any other business to be acted upon at the annual meeting. Pursuant to the NRS and the PhotoMedex bylaws, only the business described in the notice of the annual meeting of the stockholders will be conducted at such meeting.

THE RADIANCY SPECIAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by Radiancy’s board of directors of proxies to be voted at the Radiancy special meeting, which is to be held on                     , 2011, beginning at         a.m., Eastern time, at the offices of Ellenoff Grossman & Schole LLP located at 150 East 42nd Street, New York, NY, 10017. On or about                     , 2011, Radiancy commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purpose of the Radiancy Special Meeting

At the Radiancy special meeting, Radiancy stockholders will be asked to:

•

consider and vote on a proposal to approve and adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and the transactions contemplated thereby; and

•

approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to approve and adopt the merger agreement described above.

Proposal No. 1—Approval of the Merger Agreement

The Radiancy board of directors has determined that the merger agreement and the other transactions contemplated thereby are advisable and in the best interests of Radiancy and its stockholders and has approved the merger agreement. Radiancy stockholders are encouraged to read this joint proxy statement/prospectus for more detailed information concerning the merger agreement and the merger. In particular, the Radiancy stockholders are directed to Annex A to this joint proxy statement/prospectus for the full text of the merger agreement.

The approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares issued and outstanding as of the record date voted at the special meeting. Holders of a majority of the outstanding shares of capital stock of Radiancy (or approximately 46% of Radiancy stockholders on a fully-diluted basis immediately prior to the merger) and investors holding approximately 46% of the common stock of the PhotoMedex have entered into agreements pursuant to which they have agreed to vote their shares (including voting shares which may be obtained through the exercise of convertible securities) in favor of the merger.

Our board of directors recommends a vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby.

Proposal No. 2—Approval to Adjourn the Special Meeting

The Radiancy board of directors has determined that the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement described herein, is advisable and in the best interests of Radiancy and its stockholders and has approved the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals described herein.

The special meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Our board of directors recommends a vote “FOR” the proposal to approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposal to approve and adopt the merger agreement.

Radiancy Record Date; Stock Entitled to Vote

Only holders of record of Radiancy common stock and Series A convertible preferred stock (on an as converted basis) as of the close of business on                      2011, the record date, are entitled to receive notice of the special meeting and to vote at the Radiancy special meeting or any adjournments or postponements thereof. As of the record date there were              shares of Radiancy common stock and              shares of Series A convertible preferred stock outstanding. Each share of Radiancy common stock and Series A convertible preferred stock (on an as converted basis) is entitled to one vote on each matter properly brought before the special meeting.

The list of all stockholders of record on the record date will be available at the special meeting and at our executive offices at 40 Ramland Road South, Suite 200, Orangeburg, New York, 10962, (845) 398-1647 for the ten (10) days preceding the special meeting.

Quorum

In order to carry on the business of the special meeting, Radiancy must have a quorum. A quorum for action on any subject matter exists under the DGCL when the holders of shares entitled to vote a majority of the votes entitled to be cast on the matter are represented in person or by proxy at such special meeting.

Votes Required for Approval

Proposal to Approve and Adopt the Merger Agreement: If a quorum is present, the approval and adoption of the merger agreement require the affirmative vote of a majority of the shares issued and outstanding as of the record date voted at the special meeting.

Proposal to Adjourn the Radiancy Special Meeting: The special meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Voting by Radiancy Directors and Executive Officers

On the Radiancy record date, directors and executive officers of Radiancy and their affiliates owned and were entitled to vote 1,959,462 shares of Radiancy common stock and shares of Series A convertible preferred stock (on an as converted basis), or approximately 32% of the total voting power of the voting securities of Radiancy on that date. Radiancy currently expects that its directors and executive officers will vote “FOR” the proposal to approve and adopt the merger agreement, and vote “FOR” the proposal to approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

Stockholders representing approximately a majority of Radiancy’s voting securities have agreed to vote their shares in favor of the merger pursuant to voting agreements. For a more complete description of these voting agreement, see “The Merger—Voting Support, Lock-Up and Confidentiality Agreements” beginning on page 73.

Voting by Holders of Record

If you own shares of Radiancy common stock and Series A convertible preferred stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares of Radiancy common stock and/or Series A convertible preferred stock. If you fail to vote, the proxies cannot vote your shares of Radiancy common stock and/or Series A convertible preferred stock at the Radiancy special meeting. If you are an owner of record then you have two voting options:

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this joint proxy statement/prospectus.

•

In Person. You may come to the Radiancy special meeting and cast your vote there. The Radiancy board of directors recommends that you vote by proxy even if you plan to attend the Radiancy special meeting. If your shares of Radiancy common stock and/or Series A convertible preferred stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the Radiancy special meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Radiancy special meeting.

Radiancy requests that Radiancy stockholders complete and sign the accompanying proxy and return it to Radiancy as soon as possible in the enclosed postage–paid envelope. When the accompanying proxy is returned properly executed, the shares of Radiancy stock represented by it will be voted at the Radiancy special meeting in accordance with the instructions contained on the proxy card.

Your vote is very important. Whether or not you plan to attend the special meeting, please promptly complete and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll–free telephone number or by using the Internet as described in the instructions included with your proxy card.

Effects of Abstentions and Failures to Vote

If you fail to respond with a vote on the merger proposal, it will have the same effect as a vote against the merger. If you respond and abstain from voting on the merger proposal, your proxy will have the same effect as a vote against the merger proposal. If you respond but do not indicate how you want to vote on the merger proposal, your proxy will be counted as a vote in favor of the merger proposal.

If you fail to respond with a vote on the adjournment, it will have no effect on such proposal. If you respond and abstain from voting, your proxy will have the same effect as a vote against such proposal. If you respond but do not indicate how you want to vote on such proposals your proxy will be counted as a vote in favor of such proposal.

Revocability of Proxies and Changes to a Radiancy Stockholder’s Vote

You may change your vote at any time before your proxy is voted at the Radiancy special meeting of stockholders. You may do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary, dated as of a later date than the date of the proxy and received prior to the special meeting;

•	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the special meeting; or

•	by attending the special meeting of stockholders and voting in person.

Your attendance alone will not revoke any proxy.

Written notices of revocation and other communications about revoking Radiancy proxies should be addressed to:

Radiancy, Inc.

40 Ramland Road South, Suite 200

Orangeburg, New York 10962

Attention: Corporate Secretary

Once voting on a particular matter is completed at the Radiancy special meeting, a Radiancy stockholder will not be able to revoke its proxy or change its vote as to that matter.

All shares represented by valid proxies that Radiancy receives through this solicitation and that are not revoked will be voted in accordance with the instructions on the proxy card. If a Radiancy stockholder makes no specifications on its proxy card as to how it should want its shares voted before signing and returning it, such proxy will be voted “FOR” the merger proposal and “FOR” the proposal to approve the adjournment of the special meeting for any purpose, including to solicit additional proxies.

Solicitation of Proxies

Radiancy will bear the entire cost of soliciting proxies from its stockholders, except that PhotoMedex and Radiancy have agreed to each pay one half of the costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other similar fees payable to the SEC in connection with the transaction.

If necessary, Radiancy may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Radiancy stockholders, either personally or by telephone, the Internet, facsimile or letter.

Stockholders Sharing an Address

Radiancy may send a single set of stockholder documents to any household at which two or more stockholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce costs. Your materials may be householded based on your prior express or implied consent. If your materials have been householded and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information householded, you may write or call the following address or phone number: Radiancy, Inc., 40 Ramland Road South, Suite 200, Orangeburg, New York 10962, (845) 398-1647

Other Matters to Come Before the Meeting

The Radiancy board of directors is not aware of any other business to be acted upon at the special meeting. Pursuant to the DGCL and the Radiancy bylaws, only the business described in the notice of the special meeting of the stockholders will be conducted at such meeting.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the merger of Radiancy and PhotoMedex in a transaction to be accounted for as a reverse acquisition with Radiancy treated as the accounting acquirer. Radiancy is considered the accounting acquirer even though PhotoMedex will be the issuer of common stock in the transaction based in part on the fact that upon completion of the merger, Radiancy stockholders will obtain approximately 75% ownership of the combined entity and PhotoMedex stockholders will own the remaining 25% of the outstanding shares of PhotoMedex’s common stock on a fully diluted bases.

The following unauditied pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011 reflect the reverse acquisition of Radiancy as if the event had occurred as of January 1, 2010. The unaudited pro forma condensed balance sheet as of March 31, 2011 reflects the reverse acquisition as if it had occurred on March 31, 2011.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of PhotoMedex, which are incorporated by reference from the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and subsequent report on Form 10-Q as of and for the three months ended March 31, 2011. The unaudited pro forma condensed consolidated financial information for Radiancy should be read in conjunction with the historical consolidated financial statements and accompanying notes which are included herein.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessary indicative of the results of operations that would have resulted had the acquisition described above been consummated at the dates indicated, nor are they necessarily indicative of the results of operations which may be realized in the future. In connection with the pro forma financial data, Radiancy allocated the acquisition price using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to PhotoMedex’s business, the assumptions and estimates herein could change significantly. The allocation is dependent upon certain valuation and other studies that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. Upon completion of the transaction, final valuations will be performed. There can be no assurances that these final valuations will not result in material changes to the estimated acquisition price and its estimated allocation. Furthermore, the parties expect to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial data does not reflect these potential expenses and efficiencies. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes of PhotoMedex and Radiancy contained in the annual reports and other information that PhotoMedex has filed with SEC and incorporated by reference into, and in the case of Radiancy, included with this joint proxy statement/prospectus.

PhotoMedex, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2011

(In thousands)

	PhotoMedex Historical	Radiancy Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$2,551	$12,036	$(5,000)	(1)	$9,587
Short-term deposit	—	14,500	(14,500)	(1)	—
Accounts receivable, net	2,961	13,015	—		15,976
Inventories, net	7,085	10,558	—		17,643
Prepaid expenses and other	749	3,920	—		4,669

Total current assets	13,346	54,029	(19,500)		47,875

Property and equipment, net	5,997	783	—		6,780
Intangible assets, net	8,206	1,014	11,794	(1)	21,014
Goodwill	19,569	—	29,106	(1)	48,675
Other assets	833	490	(783)	(1)	540

Total assets	$47,951	$56,316	$20,617		$124,884

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable and long-term debt	$1,225	$—	$—		$1,225
Other current liabilities	7,706	20,141	(204)	(2)	27,643

Total current liabilities	8,931	20,141	(204)		28,868
Long-term liabilities:
Notes payable and long-term debt	1,076	—	—		1,076
Other liabilities	—	496	—		496
Deferred tax liability	—	—	8,000	(2)	8,000
Convertible debt and related warrants	21,657	—	(21,657)	(2)	—

Total liabilities	31,664	20,637	(13,861)		38,440

Preferred Stock	—	9	(9)	(2)	—

Stockholders’ equity	16,287	35,670	34,487	(2)	86,444

Total liabilities and stockholders’ equity	$47,951	$56,316	$20,617		$124,884

PhotoMedex, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2011

(In thousands, except share and per share information)

	PhotoMedex Historical	Radiancy Historical	Pro Forma Adjustments		Pro Forma
Total revenues	$8,223	$34,740	$—		$42,963
Cost of revenues	4,392	5,887	314	(3)	10,593

Gross Profit	3,831	28,853	(314)		32,370

Operating expenses:
Selling, general and administrative	5,112	18,249	516	(3)	23,877
Engineering and product development	456	170	(1)	(3)	625

	5,568	18,419	515		24,502
Income (loss) from operations	(1,737)	10,434	(829)		7,868

Other income (loss):
Interest expense, net	(887)	—	643	(3)	(244)
Financing income (expense), net	—	31	—		31
Change in fair value of warrants	(284)	—	284	(3)	—

Income (loss) before income taxes	(2,908)	10,465	98		7,655
Income taxes	—	3,546	(1,934)	(3)	1,612

Net income (loss)	$(2,908)	$6,919	$2,032		$6,043

Net income (loss) per common share:
Basic	$(1.02)				$0.34
Diluted	$(1.02)				$0.33

Shares used in computing net income (loss) per common share:
Basic	2,859,327		14,710,080	(4)	17,569,407
Diluted	2,859,327				18,165,140

PhotoMedex, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2010

(In thousands, except share and per share information)

	PhotoMedex Historical	Radiancy Historical	Pro Forma Adjustments		Pro Forma
Total revenues	$34,801	$68,888	$—		$103,689
Cost of revenues	18,720	17,022	1,240	(3)	36,982

Gross Profit	16,081	51,866	(1,240)		66,707

Operating expenses:
Selling, general and administrative	19,996	34,578	1,974	(3)	56,548
Engineering and product development	1,343	839	(7)	(3)	2,175

	21,339	35,417	1,967		58,723
Income (loss) from operations	(5,258)	16,449	(3,207)		7,984

Other income (loss):
Interest expense, net	(3,269)	—	2,360	(3)	(909)
Financing income (expense), net	—	(283)	—		(283)
Change in fair value of warrants	(197)	—	197	(3)	—

Income (loss) before income taxes	(8,724)	16,166	(650)		6,792
Income taxes	—	3,335	(2,789)	(3)	546

Net income (loss)	$(8,724)	$12,831	$2,139		$6,246

Net income (loss) per common share:
Basic	$(3.37)				$0.36
Diluted	$(3.37)				$0.35

Shares used in computing net income (loss) per common share:
Basic	2,589,519		14,710,080	(4)	17,299,599
Diluted	2,589,519				17,679,803

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On July 4, 2011, PhotoMedex entered into a merger agreement with Radiancy pursuant to which Radiancy will merge into a wholly-owned subsidiary of PhotoMedex. Radiancy will be the acquirer for accounting purposes and as such the merger will be accounted for as a reverse acquisition.

The consideration transferred to PhotoMedex is determined based on the amount of shares that Radiancy would have had to issue to PhotoMedex shareholders in order to provide the same ownership ratios as previously disclosed. The fair value of the considerations effectively transferred by Radiancy should be based on the most reliable measure. In this case, the market price of PhotoMedex shares provides a more reliable basis for measuring the consideration effectively transferred than the estimated fair value of the shares in Radiancy. The fair value of PhotoMedex common stock is based on the closing stock price on the day of the announcement (July 5, 2011) of $12.95. This estimated purchase price will be updated to the closing stock price on the day of merger.

The estimate of the purchase price is as follows (in thousands):

Fair value of common stock of PhotoMedex shareholders(A)	$49,112
Deferred compensation on unvested restricted stock(B)	(6,354)
Fair value of warrants to be assumed(C)	270
Fair value of options to be assumed(D)	605
Repurchase of Perseus securities(E)	19,500
Warrants to be issued to PhotoMedex shareholders(F)	6,124
Options to be issued to PhotoMedex shareholders(G)	1,008

$70,265

A.	Based on 3,412,405 outstanding or deemed outstanding shares of PhotoMedex common stock at August 10, 2011 and 380,000 of additional restricted shares to be issued to two executives at close at the stock price of $12.95.
B.	Includes deferred compensation of $4,921 on the unvested restricted stock relates to the 380,000 of restricted shares issued at close, vesting over three years and deferred compensation of $1,433 on 200,000 unvested restricted stock that will continue to vest for three years after close, issued on March 30, 2011 with a closing stock price of $7.35. These unvested restricted shares are presented as a reduction as they are included in the outstanding shares above in A.
C.	The estimated fair value using the Black-Scholes pricing model for the 104,712 warrants to acquire PhotoMedex common stock at exercise prices ranging from $7.50 to $67.20 per share to be assumed in the merger and using a risk-free interest rate ranging from .02% to .77%, expected dividend yield of zero, expected volatility ranging from 65.14% to 97.18% is $270.
D.	The estimated fair value using the Black-Scholes pricing model for the 67,869 options to acquire PhotoMedex common stock at exercise prices ranging from $5.70 to $102.90 per share to be assumed in the merger and using a risk-free interest rate ranging from .08% to 3.16%, expected dividend yield of zero, expected volatility ranging from 58.04% to 98.66% is $605.
E.	The cash provided by Radiancy in order to exercise the PhotoMedex repurchase right agreement with Perseus for $19,500.
F.	The estimated fair value using the Black-Scholes pricing model for the 846,647 warrants of PhotoMedex common stock to be issued at close to PhotoMedex shareholders at an exercise price of $20.00 per share and using a risk-free interest rate of .77%, expected dividend yield of zero, expected volatility of 104.86% and a three year term is $6,124.
G.	The estimated fair value using the Black-Scholes pricing model for the 95,200 options of PhotoMedex common stock to be issued at close to two PhotoMedex executives at an exercise price of $20.00 per share and using a risk-free interest rate of 3.16%, expected dividend yield of zero, expected volatility of 86.47% and a ten year term is $1,008.

Balance Sheet

The purchase price of PhotoMedex will be approximately $70,265 in aggregate consideration. The purchase price will be allocated to tangible and intangible assets and liabilities based on an estimate of the fair value of the assets acquired and the liabilities assumed. The following allocation (in thousands) of the aggregate fair value is preliminary and subject to adjustment based on the final determination of the total purchase price and the fair value of the assets acquired and the liabilities assumed.

Current assets	$13,346
Property plant and equipment	5,997
Identifiable intangible assets	20,000
Goodwill	48,675
Other assets	50
Current liabilities	(8,727)
Deferred tax liability	(8,000)
Long-term debt	(1,076)

Total purchase price	$70,265

1.	Pro forma adjustments to assets consists of the following (in thousands):

	Cash and cash equivalents	Short-term deposit	Intangible assets, net	Goodwill	Other assets
Repurchase of securities from Perseus	$(5,000)	$(14,500)	$—	$—	$(783)
Eliminate historical intangibles, net and goodwill	—	—	(8,206)	(19,569)	—
Estimated fair value of intangibles acquired	—	—	20,000	—	—
Estimated fair value of goodwill	—	—	—	48,675	—

	$(5,000)	$(14,500)	11,794	29,106	$(783)

2.	Pro forma adjustments to liabilities and equity consist of the following (in thousands):

	Other current liabilities	Deferred tax liability	Convertible debt and related warrants	Preferred Stock	Stockholders Equity
Payoff of Perseus convertible notes	$(204)	$—	$(21,657)	$—	$1,578
Eliminate PhotoMedex’s equity(a)	—	—	—	—	(37,365)
Fair value of shares and other consideration assumed	—	—	—	—	70,265
Estimated deferred tax liability on intangibles		8,000		—	—
Adjustment to reflect preferred stock converted to common stock, prior to merger	—	—	—	(9)	9

	$(204)	$8,000	$(21,657)	$(9)	$34,487

(a)	Included in the elimination is:

PhotoMedex stockholders’ equity as of March 31, 2011	$16,287
Investment of funds for the payoff Perseus convertible notes	19,500
Changes due to the payoff of Perseus convertible notes	1,578

Total	$37,365

3.	Pro forma statements of operations of PhotoMedex have been prepared as if the acquisition had occurred as of January 1, 2010 and consist of the following adjustments (in thousands):

	Three Months ended March 31, 2011	Year Ended December 31, 2010
Increase intangible amortization expense in cost of revenues	$314	$1,240
Increase intangible amortization expense in selling, general and administrative	107	334
Decrease intangible amortization expense in engineering and product development	(1)	(7)
Record additional restricted stock expense	410	1,640
Eliminate interest expense on the Perseus convertible notes	(643)	(2,360)
Eliminate income (expense) for the change in warrant liabilitiy related to convertible notes	(284)	(197)
Adjustments to income tax expense	(1,934)	(2,789)

	$(2,032)	$(2,139)

4.	Reflects the issuance of 14,475,430 shares of common stock in connection with the acquisition and 234,650 shares of common stock in connection with outstanding warrants that will be converted to common stock prior to the merger.

DESCRIPTION OF CAPITAL STOCK OF PHOTOMEDEX

We have summarized below the material terms of PhotoMedex’s common stock. This summary is qualified in its entirety by reference to Nevada law, the PhotoMedex articles of incorporation and the PhotoMedex bylaws, which we encourage you to read. For greater detail on the provisions that may be important to you, please read the PhotoMedex articles of incorporation and the PhotoMedex bylaws, which are incorporated by reference. For more information on where to obtain these documents, see “Where You Can Find More Information” beginning on page 197.

Authorized Capital Stock

The PhotoMedex articles of incorporation provide that the total number of shares of capital stock which may be issued by PhotoMedex is 35,000,000, and the designation, the number of authorized shares and the par value of the shares of each class or series will be as follows:

Designation	Class	No. of Shares	Par Value
Common Stock	N/A	35,000,000	$0.01

If the proposal to amend and restate the PhotoMedex articles of incorporation is approved at the annual meeting, the total number of shares of common stock which may be issued by PhotoMedex will be 50,000,000 and the total number of shares of preferred stock which may be issued by PhotoMedex will be 5,000,000, and the designation, the number of authorized shares and the par value of the shares of each class or series will be as follows:

Designation	Class	No. of Shares	Par Value
Common Stock	N/A	50,000,000	$0.01
Preferred Stock	N/A	5,000,000	$0.01

Description of PhotoMedex Common Stock

Voting Powers

General

The outstanding shares of PhotoMedex common stock are fully paid and nonassessable. The number of shares outstanding of the PhotoMedex common stock as of August 11, 2011 is 3,117,755 shares. Except as otherwise provided by law, as set forth in the PhotoMedex articles of incorporation, the holders of common stock will have general voting power on all matters as a single voting group.

Votes Per Share

Holders of PhotoMedex common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders.

Cumulative Voting

Holders of PhotoMedex common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the NRS, the holders of shares of PhotoMedex common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of PhotoMedex) out of the assets of PhotoMedex legally available for such dividends or other distributions.

Preemptive Rights

No holder of shares of any capital stock of PhotoMedex has any preemptive right under the articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of PhotoMedex.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Broadridge Corporate Issuer Solutions, Inc., 44 W. Lancaster Ave, Ardmore, PA 19003, and may be reached at (800) 733-1121.

Anti-takeover Provisions

If the proposal to approve the amended and restated articles the PhotoMedex articles of incorporation is approved by the requisite vote of the stockholders at the annual meeting, then the provisions of NRS 78.378 to NRS 78.3793 will apply to PhotoMedex. These NRS statutory provisions provide that persons who acquire a “controlling interest” in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. However, any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares. This statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada.

Board of Directors

PhotoMedex’s board of directors currently consists of eight (8) directors and the directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal.

Before the merger, the PhotoMedex board of directors will increase the size of the board to nine (9) directors. Pursuant to this joint proxy statement/prospectus, three (3) of the director nominees will be identified by PhotoMedex and six (6) of the director nominees will be identified by Radiancy. PhotoMedex will also take all necessary action to ensure that Dr. Yoav Ben-Dror is included as a director nominee to serve as a director during the next two annual stockholder meetings. PhotoMedex and Radiancy will work together in good faith to ensure that at least five (5) of the identified individuals will be independent under the applicable rules of the SEC and the applicable stock exchange.

Blank-Check Preferred Stock

Currently, PhotoMedex has no authorized shares of preferred stock. If the proposal to amend and restate the articles of incorporation of PhotoMedex is approved at the annual meeting, such amended and restated articles articles of incorporation will authorize the board of directors to issue, without stockholder consent, shares of preferred stock whose terms and conditions may be expressly determined by the company’s board of directors. See “—Description of PhotoMedex Preferred Stock,” below. The issuance of such shares of preferred stock could be used, among other uses, as a takeover defense.

Warrants

In connection with the consummation of the merger, PhotoMedex will cause to be issued to the PhotoMedex stockholders warrants to purchase an aggregate of nine hundred forty one thousand, six hundred sixty seven (941,667) shares of common stock of PhotoMedex. It is contemplated that approximately 95,200 of these warrants will instead be issued as options to Messrs. Dennis McGrath and Michael Stewart, as part of their employment compensation package. See “Change of Control Payments—Executive Officers of PhotoMedex” beginning on page 59 for a more complete description of the employment agreements between PhotoMedex, on the one hand, and each of Messrs. McGrath and Stewart, on the other.

The warrants to be issued to the PhotoMedex stockholders in connection with the consummation of the merger will each have a term that commences on the date of their issuance in accordance with the merger agreement, and expires at 6:00 p.m., Eastern Time, on the earlier of: (i) the date that is three years after the date of issuance, or (ii) the Expiration Date (as defined below). Each holder of a warrant may exercise such warrant, in whole or in part, at any time during the term of the warrant, by paying to PhotoMedex the exercise price relating to the shares of common stock of PhotoMedex for which such warrant is being exercised; provided, that any partial exercise of a warrant shall be an exercise for a number of shares of common stock of PhotoMedex that is not less than the lesser of (i) one hundred 100 shares of common stock or (ii) the total number of shares of common stock underlying the warrant. No holder of warrants is entitled to exercise warrants on a cashless basis.

No fractional shares of common stock of PhotoMedex will be issued in connection with any exercise of warrants, but in lieu of such fractional shares, PhotoMedex will round the number of shares of common stock of PhotoMedex to be issued upon exercise up to the nearest whole number of shares, except if a holder is entitled to receive an amount of shares that is less than one (1), in which case PhotoMedex shall have the option of purchasing the warrant from the holder for the pro rata exercise price for such fractional share.

If at any time after the date of issuance of a warrant the “Market Price” (as defined below) for the common stock of PhotoMedex exceeds $30.00 per share (subject to adjustment for reverse and forward stock splits, stock combinations and other similar transactions that occur after the date of issuance of the warrants) over the course of any twenty (20) consecutive trading days (the occurrence of such event, a “Threshold Event”), then PhotoMedex may, at any time following the occurrence of such Threshold Event, provide notice to the holders of warrants (an “Expiration Notice”), indicating that the warrants shall expire on the expiration date set forth in the Expiration Notice (the “Expiration Date”), which date shall not be earlier than twenty (20) trading days following the date upon which PhotoMedex delivers such Expiration Notice to the holders of warrants, after which, all rights of the holders under the warrants shall terminate. The term “Market Price” on any date shall be deemed to be, for such date, the price determined by the first of the following clauses that applies: (a) if the common stock of PhotoMedex is listed or quoted on an Eligible Market (other than the OTC Bulletin Board or Pink Sheets), the closing trading price of the common stock of PhotoMedex for such date (or the nearest preceding date) on the Eligible Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (b) if the common stock of PhotoMedex is then listed or quoted on the OTC Bulletin Board, the closing trading price of the common stock of PhotoMedex for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the common stock of PhotoMedex is not then listed or quoted on an Eligible Market and if prices for the common stock of PhotoMedex are then reported in the Pink Sheets published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock of PhotoMedex so reported; or (d) if the common stock of PhotoMedex is not then listed or quoted on an Eligible Market, the OTC Bulletin Board or in the Pink Sheets, the price determined by an appraiser selected by the holders of a majority in interest of the warrants and reasonably acceptable to PhotoMedex. In addition, under each warrant, the term “Eligible Market” means, The New York Stock Exchange, Inc., the NASDAQ Global Select Market, The NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Amex Equities.”

The warrants may not be transferred or assigned, either in whole or in part, except for transfers to an affiliate if the holder of the warrant is an entity, or if the holder of the warrant is an individual, to such holder’s spouse, children (whether natural, step or by adoption), grandchildren (whether natural, step or by adoption) or parents (collectively, “Permitted Transferees”) or to a trust, partnership or limited liability company solely for the benefit of one or more of such holder or any of its Permitted Transferees. Any such transferee or assignee must agree to be bound by the terms of the warrant in order for such transfer or assignment to be effective.

In the event PhotoMedex, at any time while the warrants are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its common stock or any other equity or equity-equivalent securities payable in shares of common stock, (ii) subdivides outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issues by reclassification of shares of the common stock any shares of capital stock of PhotoMedex, then in each case the exercise price for each share of common stock of PhotoMedex underlying the warrants shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock of PhotoMedex outstanding immediately before such event and of which the denominator shall be the number of shares of common stock of PhotoMedex outstanding immediately after such event, and the number of shares of common stock of PhotoMedex issuable upon exercise of warrants shall be proportionately adjusted. All calculations made in respect of any such adjustments shall be made to the nearest cent or the nearest 1/100th of a share of common stock of PhotoMedex, as the case may be.

In the event that at any time while the warrants are outstanding: (i) PhotoMedex makes any distributions to the holders of its common stock; (ii) PhotoMedex authorizes the granting to all holders of its common stock of rights to subscribe for or purchase any shares of capital stock of any class or other rights of PhotoMedex; (iii) there is any reclassification of the capital stock of PhotoMedex; (iv) there is any capital reorganization by PhotoMedex; (v) there is any (x) consolidation or merger involving PhotoMedex or (y) sale, transfer or other disposition of all or substantially all of PhotoMedex’s property, assets or business (except for a merger or other reorganization in which PhotoMedex shall be the surviving corporation and its shares of capital stock shall continue to be outstanding and unchanged and except for a consolidation, merger, sale, transfer or other disposition involving a wholly-owned subsidiary of PhotoMedex); or (vi) there is a voluntary or involuntary dissolution, liquidation or winding-up of PhotoMedex or any partial liquidation of PhotoMedex or distribution to holders of common stock; then, in each such case, PhotoMedex is obligated under the terms of the warrants to give written notice to each holder of warrants that does not already receive notice in such holder’s capacity as a stockholder of PhotoMedex of the date on which (i) the books of PhotoMedex shall close or a record will be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, will take place. Such notice is also required to specify the date as of which the holders of common stock of record of PhotoMedex will participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be.

Under the terms of the warrants, any term, covenant, agreement or condition contained in the warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by each of PhotoMedex and the holder of the applicable warrant; provided, however, that no such amendment or waiver shall reduce the number of shares of common stock of PhotoMedex underlying any warrant, increase the exercise price under any warrant, or shorten the term of any warrant without the consent of the holder of the applicable warrant.

A copy of the form of warrant is attached as Annex C to this joint proxy statement/prospectus. Stockholders are encouraged to read the full text of the form of warrant for more detail regarding the specific terms of the warrants.

COMPARISON OF RIGHTS OF PHOTOMEDEX STOCKHOLDERS AND RADIANCY STOCKHOLDERS

Radiancy is a Delaware corporation and is governed by the DGCL. PhotoMedex is a Nevada corporation and is governed by the NRS. PhotoMedex will continue to be a Nevada corporation, governed by the NRS, following the merger.

Upon completion of the merger, Radiancy’s stockholders (other than those who properly exercise and perfect, and do not withdraw or lose, dissenters’ rights under the applicable provisions of the DGCL) will become PhotoMedex stockholders. The rights of the former Radiancy stockholders and the PhotoMedex stockholders will therefore be governed by the NRS, the PhotoMedex articles of incorporation and the PhotoMedex bylaws, each as amended to date.

The following description summarizes the material differences between the rights of the stockholders of PhotoMedex and Radiancy, respectively, but the following description is not a complete statement of all those differences or a complete description of the specific provisions referred to in this summary. In addition, the identification of some of the differences in the rights of these holders as material is not intended to indicate that other differences that are equally important do not exist. This summary is qualified in its entirety by reference to Delaware law, Nevada law, and Radiancy and PhotoMedex’s constituent documents, which Radiancy stockholders should read. Copies of PhotoMedex’s constituent documents have been filed with the SEC, except that PhotoMedex’s articles of incorporation may be amended and restated if the proposal to amend and restate such articles of incorporation is approved at the annual meeting, as described in this joint proxy statement/prospectus. For more information on how to obtain the documents that are not attached to this joint proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 197.

	PhotoMedex	Radiancy
Capital Stock:	The PhotoMedex articles of incorporation authorize the issuance of up to 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. PhotoMedex has not issued preferred stock and, accordingly, has not fixed the rights of shares of preferred stock that are currently authorized. Nevertheless, the board of directors has the authority, subject to certain limitations set forth in the PhotoMedex articles of incorporation, to designate the preferences, special rights, limitations and restrictions of the shares of preferred stock without further stockholder approval.	The Radiancy certificate of incorporation authorizes the issuance of up to 7,500,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Radiancy has issued series A preferred stock to certain stockholders. The terms of these Series A preferred shares include: (i) the right to be paid before a declaration and payment of any dividend on Radiancy’s common stock, (ii) the right at the stockholder’s option to convert the preferred shares to fully paid and nonassessable shares of Radiancy common stock, (iii) automatic conversion of the preferred stock to fully paid up nonassessable shares of Radiancy’s common stock upon the consummation of a Qualified Public Offering.

Dividends:	The NRS provides that no distribution (including dividends on, or redemption or repurchase of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would	Under the DGCL, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the

	PhotoMedex	Radiancy
not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

The terms of the Series A preferred shares include the right to be paid before a declaration and payment of any dividend on Radiancy’s common stock.

Voting Rights:

According to the PhotoMedex bylaws, each outstanding share, regardless of class or series, shall be entitled to one (1) vote on any matter submitted to a vote at a meeting of stockholders.

Under the NRS, a proxy is effective only for a period of six months but it cannot be effective longer than seven (7) years from the date of its creation. Nevada law also provides for irrevocable proxies but only so long as the irrevocable proxy is coupled with an interest.

Radiancy’s bylaws provide that each share that has voting power shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period.

Number of Directors and Size of Board:

According to the PhotoMedex articles of incorporation, the number of directors of the Corporation shall be determined from time to time by the bylaws, provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders.

Pursuant to the bylaws, the number of directors shall be fixed from time to time by resolution of the directors, but at no time shall the number be less than three (3) or more than eight (8).

Pursuant to Radiancy’s bylaws the number of directors shall be determined by resolution of the board of directors but the total number of directors shall not be fewer than two (2) nor more than five (5).

	PhotoMedex	Radiancy
Removal of Directors:	An director may be removed by the vote of sixty six and two thirds percent (66 2/3%) of the stockholders entitled to vote upon at an election of directors, or as otherwise provided from time to time by the NRS.	Under the DGCL, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors.

Vacancies on the Board:	The PhotoMedex bylaws provide that vacancies will be filled by the affirmative vote of the majority of the remaining directors on the board, even if a quorum is not present.	Radiancy’s bylaws provide that vacancies will be filled by the affirmative vote of the majority of the remaining directors on the board, even if a quorum is not present, or by a sole remaining director.

Board Quorum and Vote Requirement:	The PhotoMedex bylaws provide that a majority of the fixed number of directors shall constitute a quorum, except if the board consists of one (1) director, in which case the one (1) director shall constitute a quorum. The vote of a majority of directors present at a meeting at which a quorum is present shall be sufficient to pass any measure.	Radiancy’s bylaws provide that a quorum of the board of directors shall be the majority of the number of directors duly elected. The vote of the majority of directors present at a meeting which there is a quorum is sufficient to pass any measure.

Annual Stockholders Meeting:	Under the NRS, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within eighteen (18) months after the last meeting at which directors were elected.	Radiancy’s bylaws provide that the corporation shall hold an annual meeting. The DGCL provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors instead of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting.

Special Stockholders Meetings:	Special meetings of the stockholders can be called by the entire board of directors, any two directors or the President.

Special meetings of the stockholders of Radiancy may be called by the board of directors, the Chairperson or the President.

The DGCL permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting.

Quorum for Stockholders Meetings Under Applicable Law:	Pursuant to the PhotoMedex bylaws and the NRS, the presence, in person or by proxy, of the majority of the shares issued and outstanding and entitled to vote at the meeting shall constitute a quorum.	Radiancy’s bylaws provide that a quorum is constituted where at least a majority of the stockholders of issued and outstanding stocks entitled to be voted at the meeting are present in person or by proxy.

	PhotoMedex	Radiancy
Advance Notice Provisions:	Pursuant to the PhotoMedex bylaws, stockholders are to be given not less than ten (10) and no more than sixty (60) days notice of meetings.	Pursuant to Radiancy’s bylaws, stockholders are to be given not less than ten (10) nor more than sixty (60) days notice of meetings.

Stockholder Action by Written Consent:	Unless the articles of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power.	Pursuant to Radiancy’s bylaws, any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote consent to the action in writing.

Amendment of Articles of Incorporation /Certificate of Incorporation:	The PhotoMedex articles of incorporation may be amended by the affirmative vote of the stockholders holding shares in PhotoMedex entitling them to exercise at least a majority of the voting power.	Radiancy’s certificate of incorporation may be amended, altered or repealed by an affirmative vote of stockholders of the majority of the outstanding shares.

Amendment of Bylaws:	The PhotoMedex bylaws may be amended, altered, repealed or new bylaws may be adopted by the board of directors, subject to repeal or action by the stockholders.	The bylaws of Radiancy may be adopted, amended or repealed by the board of directors or by the stockholders under the DGCL.

Exculpation of Directors:

The PhotoMedex articles of incorporation state that, to the fullest extent permitted by law, directors and officers shall not be personally liable to PhotoMedex or its stockholders for monetary damages for any action or failure to act as a director or officer, save and except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

The NRS expressly permits a corporation to limit the liability not only of directors, but also of officers, and permits limitation of liability arising from a breach of the duty of loyalty and from obligations to the corporation’s creditors.

Radiancy’s certificate of incorporation states that no director shall be liable to Radiancy or Radiancy’s stockholders for monetary damages for breach of fiduciary duty as a director save and except (i) for breach of the director’s duty of loyalty to Radiancy or Radiancy’s stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under §174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers:	Pursuant to the PhotoMedex articles of incorporation, PhotoMedex, to the fullest extent permitted by Nevada law, as amended from time to time, shall indemnify any director or officer of PhotoMedex and may, in the discretion of the Board, indemnify any other person or persons whom it may indemnify pursuant thereto, who was or is a party, or is	Radiancy’s bylaws provide that Radiancy shall indemnify to the fullest extent authorized by the DGCL each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he or she or a person of

	PhotoMedex	Radiancy
	threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of PhotoMedex, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such expenses incurred in defending such action, suit or proceeding shall be paid by the corporation in advance of the final disposition, upon receipt of an undertaking on behalf of the person to repay such amounts if it is determined that he or she is not entitled to be indemnified by the corporation as authorized hereby, provided that the board of directors shall not have determined that such person acted in bad faith and in a manner that such person did not believe to be in, or not opposed to, the best interest of the Corporation, or with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful.	whom he or she is the legal representative is or was a director or officer of Radiancy or is or was serving at Radiancy’s request as a director, officer, employee, partner or agent of another corporation against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Radiancy shall also indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Radiancy board of directors. The board of directors of Radiancy may also authorize at any time the indemnification of persons who are not directors or officers and who are not so serving at the request of the corporation. The indemnification includes the right to be paid by Radiancy and its successor the expenses including attorneys’ fees incurred in the defense of or other involvement in any such proceeding in advance of its final disposition provided however, that if the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to Radiancy of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such directors or officer is not entitled to be indemnified and provided further that such expenses incurred by other employees and agents may be paid in advance upon such terms and conditions, if any as Radiancy’s board of directors deems appropriate.

Anti-Takeover Provisions:	The NRS defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Combinations with an interested stockholder are prohibited for three years after the person first became an interested stockholder unless the combination or	Under the DGCL, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time the stockholder became an interested stockholder, unless: (i) the transaction

	PhotoMedex	Radiancy
	the transaction by which the interested stockholder became one is approved by the board of directors before the person became an interested stockholder. For a combination with an interested stockholder which takes place after 3 years after the person first became an interested stockholder, the corporation cannot engage in the combination unless one of the following occurs: (i) the combination was approved by the board before the interested stockholder became one; (ii) the transaction by which the interested stockholder became one was pre-approved by the board; or (iii) the combination is approved by a majority of the noninterested stockholders no earlier than 3 years after the interested stockholder became one; or (iv) the proposed combination satisfies certain fair value requirements set out in the statute.	resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least two-thirds of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

Preemptive Rights:	PhotoMedex stockholders do not have any preemptive rights under the articles of incorporation.	The holders of Series A preferred stock have pre-emptive rights.

Appraisal Rights:	Nevada stockholders do not have any appraisal or dissenters’ rights.	Radiancy stockholders who object to the merger have appraisal rights under the DGCL.

LEGAL MATTERS

The validity of the shares of PhotoMedex common stock to be issued pursuant to the merger will be passed upon for PhotoMedex by Woodburn and Wedge.

EXPERTS

The consolidated financial statements of PhotoMedex. as of December 31, 2010 and for the year then ended included in PhotoMedex’s Annual Report (Form 10-K) for the year ended December 31, 2010, which is incorporated by reference in this joint proxy registration statement has been audited by EisnerAmper LLP, independent registered public accounting firm, as set forth in their report thereon, including therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

On August 16, 2010, PhotoMedex was notified that Amper, Politziner & Mattia, LLP had combined its practice with that of Eisner LLP and the name of the combined practice operates under the name EisnerAmper LLP.

The consolidated financial statements of PhotoMedex. as of December 31, 2009 and for each of the years in the two year period ended December 31, 2009 included in PhotoMedex’s Annual Report (Form 10-K) for the year ended December 31, 2010, and the effectiveness of PhotoMedex’s internal control over financial reporting as of December 31, 2009, which is incorporated by reference in this joint proxy registration statement has been audited by Amper, Politziner & Mattia, LLP, independent registered public accounting firm, as set forth in their report thereon, including therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Radiancy Inc. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fahn Kanne & Co., independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

FUTURE PHOTOMEDEX STOCKHOLDER AND

RADIANCY STOCKHOLDER PROPOSALS

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be received by us no later than 120 days before September 30, 2012 in order to be considered for inclusion in the joint proxy statement/prospectus relating to that meeting. In the event, however, that we change the meeting date for the 2011 annual stockholders meeting by more than 30 days from September 30, 2012 we will notify stockholders and allow a reasonable time for stockholder proposals to be included in the notice of annual meeting. A stockholder proposal will need to comply with the Securities and Exchange Commission (the “Commission”) regulations under Rule 14a-8 of the Securities the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our board of directors will consider stockholder proposals, we reserve the right to omit from our joint proxy statement/prospectus, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals of our stockholders submitted outside the processes of Rule 14a-8 must be received by us no later than August 16, 2012 (45 calendar days prior to the anniversary of the mailing date of this joint proxy statement/prospectus). If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2011 annual meeting.

You may write to Davis Woodward, Corporate Counsel, at our principal executive office, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, to deliver the materials and notices discussed above regarding the requirements for making stockholder proposals.

WHERE YOU CAN FIND MORE INFORMATION

PhotoMedex files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including PhotoMedex, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this joint proxy statement/prospectus. You can also inspect reports, proxy statements and other information about PhotoMedex at the offices of NASDAQ, One Liberty Plaza 165 Broadway, New York, NY 10006

PhotoMedex has filed with the SEC a registration statement of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of PhotoMedex common stock to be issued to Radiancy stockholders, and the common stock underlying the warrants to be issued to the holders of PhotoMedex common stock on the record date, each in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about the PhotoMedex common stock. The rules and regulations of the SEC allow PhotoMedex and Radiancy to omit certain information included in the registration statement from this joint proxy statement/prospectus.

In addition, the SEC allows PhotoMedex to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.

This joint proxy statement/prospectus incorporates by reference the documents listed below that PhotoMedex has previously filed with the SEC. They contain important information about the companies and their financial condition.

PhotoMedex SEC Filings

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 31, 2011

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed on May 16, 2011

•	Current Reports on Form 8-K, filed on July 08, 2011, June 03, 2011, May 23, 2011, April 06, 2011

In addition, PhotoMedex incorporates by reference any future filings it make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the PhotoMedex annual meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents listed above from the SEC, through the SEC’s web site at the address described above, or from PhotoMedex by requesting them in writing or by telephone from PhotoMedex at the following address:

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

Attn: Investor Relations

Telephone: (215) 619-3287

These documents are available from PhotoMedex, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about PhotoMedex and Radiancy at their Internet websites at www.PhotoMedex.com and www.Radiancy.com, respectively. Information contained on these websites does not constitute part of this joint proxy statement/prospectus.

This joint proxy statement/prospectus will be mailed to stockholders of PhotoMedex and Radiancy as of record dates to be established for voting on the merger. PhotoMedex and Radiancy stockholders will also be able to obtain a copy of the joint proxy statement/prospectus, without charge, at www.photomedex.com or by contacting PhotoMedex at: 215-619-3600 or 147 Keystone Drive, Montgomeryville, PA 18936. The preliminary joint proxy statement/prospectus and definitive joint proxy statement/prospectus, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s website at http://www.sec.gov.

You may also obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from Broadridge Corporate Issuer Solutions, Inc., PhotoMedex’s proxy solicitor, at the following address and telephone number:

Broadridge Corporate Issuer Solutions, Inc.

44 W. Lancaster Ave

Ardmore, PA 19003

Phone: 1-800-733-1121

If you would like to request any documents, please do so by                     , 2011 in order to receive them before the annual and special meetings. If you request any documents from PhotoMedex or Radiancy, PhotoMedex or Radiancy will mail them to you by first class mail, or another equally prompt means, within one business day after PhotoMedex or Radiancy, as the case may be, receives your request.

This document is a prospectus of PhotoMedex and is a joint proxy statement of PhotoMedex and Radiancy for the PhotoMedex annual meeting and the Radiancy special meeting. Neither PhotoMedex nor Radiancy has authorized anyone to give any information or make any representation about the merger or PhotoMedex or Radiancy that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that PhotoMedex has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO RADIANCY, INC. FINANCIAL STATEMENTS

Radiancy, Inc. Condensed Consolidated Interim Financial Statements

Radiancy, Inc. Consolidated Financial Statements

The accompanying Notes are an integral part of the financial statements.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars)

	March 31,		December 31, 2010
	2011	2010
	(Unaudited)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	12,036	11,865	7,581
Short-term deposit	14,500	—	14,500
Accounts receivable—trade, net of allowances	13,015	2,812	6,179
Inventory	10,558	4,988	10,556
Other current assets	3,920	673	3,046

Total current assets	54,029	20,338	41,862

Investments and Other Non-Current Assets	490	413	438

Fixed Assets, Net	783	892	759

Patents, net	1,014	1,030	1,030

Total assets	56,316	22,673	44,089

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Loan payable—shareholders	—	1,948	—
Accounts payable—trade	2,693	947	5,192
Accrued and other current liabilities	16,113	1,263	8,535
Deferred revenues	1,335	650	1,209

Total current liabilities	20,141	4,808	14,936

Long-Term Liabilities
Liability for employee rights upon retirement	496	420	443

Total liabilities	20,637	5,228	15,379

Commitments and Contingent Liabilities
Temporary Equity—Preferred Stock
$0.01 par value, authorized 1,000,000 shares, issued and outstanding 869,569 shares	9	9	9

Shareholders’ Equity
Common stock, $0.01 par value, authorized 7,500,000 shares, issued and outstanding 4,229,930 shares	42	42	42
Additional paid-in capital	15,666	15,357	15,616
Cost of company shares held by subsidiary	(274)	(274)	(274)
Retained earnings	20,236	2,311	13,317

Total shareholders’ equity	35,670	17,436	28,701

Total liabilities and shareholders’ equity	56,316	22,673	44,089

The accompanying Notes are an integral part of the financial statements.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of US dollars)

	Three month period ended March 31,		Year ended December 31, 2010
	2011	2010
	(Unaudited)	(Unaudited)	(Audited)
Revenues	34,740	6,576	68,888
Cost of revenues	5,887	2,351	17,022

Gross profit	28,853	4,225	51,866

Research and development expenses	170	156	839
Selling and marketing expenses	14,647	1,352	28,950
General and administrative expenses	3,602	768	5,628

Operating income	10,434	1,949	16,449
Financing income (expenses), net	31	(133)	(283)

Income (loss) before taxes on income	10,465	1,816	16,166
Taxes on income	3,546	9	3,335

Net income for the period	6,919	1,825	12,831

The accompanying Notes are an integral part of the financial statements.

STATEMENTS OF SHAREHOLDERS’ EQUITY

(In thousands of US dollars, except for data)

	Common stock		Additional paid-in	Cost of Company shares held by	Retained earning	Shareholders’ equity
	Number	Amount	capital	subsidiary
Balance at January 1, 2010 (audited)	4,229,930	42	15,224	(274)	486	15,478
Changes during 2010
Stock based compensation to employees	—	—	392	—	—	392
Income for the period	—	—	—	—	12,831	12,831

Balance at December 31, 2010	4,229,930	42	15,616	(274)	13,317	28,701

Changes during the three month period ended March 31, 2011
Stock based compensation to employees	—	—	50	—	—	50
Income for the period	—	—	—	—	6,919	6,919

Balance at March 31, 2011 (unaudited)	4,229,930	42	15,666	(274)	20,236	35,670

Balance at January 1, 2010 (audited)	4,229,930	42	15,224	(274)	486	15,478
Changes during the three month period ended March 31, 2010
Stock based compensation to employees	—	—	133	—	—	133
Income for the period	—	—	—	—	1,825	1,825

Balance at March 31, 2010 (unaudited)	4,229,930	42	15,357	(274)	2,311	17,436

The accompanying Notes are an integral part of the financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

	Three month period ended March 31,		Year ended December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)	(Audited)
Cash flows from operating activities:
Net income for the period	6,919	1,825	12,831
Adjustments to reconcile net income/loss to net cash from operating activities:
Stock-based compensation	50	133	392
Depreciation and amortization	92	99	388
Accrued interest on long-term loan	—	24	96
Changes in operating assets and liabilities:
Accounts receivable	(6,836)	(618)	(3,985)
Inventories	(2)	(255)	(5,823)
Other current assets	(874)	264	(2,109)
Accounts payable	(2,499)	(253)	3,992
Accrued and other current liabilities	7,578	(135)	7,137
Deferred revenues	126	348	907
Liability for employee rights upon retirement	53	18	41

Net cash provided by operating activities	4,607	1,450	13,867

Cash flows from investment activities:
Increase in short-term deposit	—	—	(14,500)
Purchase of fixed assets	(91)	(13)	(93)
Amounts carried to patents	(9)	(4)	(80)
Increase in funds in respect of employee severance pay, net of withdrawals	(52)	(17)	(42)

Net cash used in investment activities	(152)	(34)	(14,715)

Cash flows from financing activities:
Repayment of shareholders loan	—	—	(2,020)

Net cash used in financing activities	—	—	(2,020)

Net increase (decrease) in cash and cash equivalents	4,455	1,416	(2,868)
Cash and cash equivalents at beginning of the period	7,581	10,449	10,449

Cash and cash equivalents at end of the period	12,036	11,865	7,581

Supplemental cash flow information:
Cash paid (received) during the period for:
Income taxes	2,525	—	1,793

The accompanying Notes are an integral part of the financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of US dollars)

NOTE	1—GENERAL

Organization and nature of business

Radiancy Inc. (hereinafter—the “Company” or “Radiancy”) was incorporated as a Delaware Corporation in October 1998. The Company operates in New York and in Israel through its wholly-owned subsidiary, Radiancy (Israel) Ltd. (collectively: the “Group”). The Group designs, develops, manufactures and sells medical and aesthetic light and heat-based products for skin care, and personal care systems.

In the past few years, the Company succeeded in taking professional technologies geared towards physicians and med-spas to the home use market utilizing a variety of channels including Direct Response, retail outlets and home shopping networks.

NOTE	2—SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the accompanying unaudited condensed consolidated interim financial statements contain all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly, the financial information included therein. It is recommended that these financial statements be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company’s Annual Report for the year ended December 31, 2010. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

The consolidated balance sheet as of December 31, 2010 (as presented herein) was derived from the audited financial statements at that date but does not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.

B.	Recently issued accounting pronouncements

ASC Topic 605—25 “Revenue Recognition—Multiple-Element Arrangements”

In October 2009, the FASB issued amendments to the accounting and disclosure for revenue recognition. These amendments, effective for fiscal years beginning on or after June 15, 2010 (fiscal year 2011 for the Company), with early adoption permitted, modify the criteria for recognizing revenue in multiple element arrangements and require companies to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. Additionally, the amendments eliminate the residual method for allocating arrangement considerations.

NOTE	3—CONTINGENT LIABILITIES

1.	On November 5, 2010, TRIA Beauty, Inc. (“TRIA”) filed a complaint against the Company in the United States District Court for the Northern District of California. In its complaint, TRIA alleges that the Company is liable for false advertising and trademark infringement under the Lanham Act and related California state law causes of action with respect to certain of the Company’s advertising claims for its at-home hair removal product and its alleged use of TRIA’s registered trademarks in paid internet searches. TRIA’s complaint seeks damages in an unspecified amount, costs, attorney’s fees, corrective advertising, as well as preliminary a permanent injunctive relief. The Company intends to contest the case vigorously. A trial date has been scheduled for June 2012.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

Based on the opinion of the Company’s legal counsel, the Company is of the opinion that they have good defense arguments in respect of the claims made against them by TRIA. Notwithstanding the aforesaid, at this preliminary stage, the Company is unable to assess the complaint chances of success. While the Company cannot predict the outcome of this case, if TRIA prevails, the impact could result in costs which affect the Company’s financial statements.

On January 6, 2011, the Company filed a complaint against TRIA in Supreme Court of the State of New York. The Company sued TRIA for unfair competition; tortuous interference with contractual relations; misappropriation and exploitation of the Company’s confidential and proprietary information. While the Company cannot predict the outcome of this case, if TRIA fails to defend this claim, the impact could result in future earnings which affect the Company’s financial statements.

2.	According to a settlement agreement between the Group and Mr. Shalev and Dr. Azar (“founders”) from August 7, 2006, the founders are entitled to a conditional one time payment of US$ 1 million to be paid by the Company, in a case that the majority of the controlling shareholders of Radiancy sell most of its shares in the Company.

NOTE	4—SEGMENT INFORMATION

A.	For management purposes, the Company has three reportable segments categorized by product type, as follows:

1.	Professional products—the activities of this segment are focused on design, development manufacturing and selling of medical and esthetic light and heat based products for skin care.

2.	Consumer products—the activities of this segment are focused on design, development, manufacturing and selling of long-term hair reduction and acne consumer products.

The Company has no inter-segment transactions.

The accompanying Notes are an integral part of the financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

The Group analyzes segment performance based on revenue and gross profit, but does not allocate operating expenses or assets to segments. Accordingly, the Company has presented only the revenues and the gross profits derived by the segments.

	Professional products(*)	Consumer products	Total
Year ended December 31, 2010:
Segment revenue from external customers	3,416	65,472	68,888

Segment gross profit	1,888	49,978	51,866

Operating expenses			35,417

Income from operation			16,449
Financial expense, net			(283)

Income before taxes on income			16,166

Three month period ended March 31, 2011
Segment revenue from external customers	1,114	33,626	34,740

Segment gross profit	711	28,142	28,853

Operating expenses			18,419

Income from operation			10,434
Financial income, net			31

Income before taxes on income			10,465

Three month period ended March 31, 2010
Segment revenue from external customers	906	5,670	6,576

Segment gross profit	525	3,700	4,225

Operating expenses			2,276

Income from operation			1,949
Financial expense, net			(133)

Income before taxes on income			1,816

B.	Geographic information:

	Sales	Long-lived assets
Year ended December 31, 2010
Europe (including Israel)	3,604	755
North America	33,788	4
South America	1,297	—
Asia Pacific	30,199	—

Total	68,888	759

The accompanying Notes are an integral part of the financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

	Sales	Long-lived assets
Three month period ended March 31, 2011
Europe (including Israel)	1,298	781
North America	24,535	2
South America	269	—
Asia Pacific	8,638	—

Total	34,740	783

	Sales	Long-lived assets
Three month period ended March 31, 2010
Europe (including Israel)	1,452	881
North America	687	11
South America	121	—
Asia Pacific	4,316	—

Total	6,576	892

Geographic information for sales is determined based on customer location.

Long-lived assets (fixed assets, net) were classified based on major geographic areas in which the group operates.

C.	Major customer’s data as a percentage of total revenue:

	Three month period ended March 31,		Year ended December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)	(Audited)
Customer A	23%	63%	43%

Customer B	8%	0%	3%

NOTE	5—SUBSEQUENT EVENTS AFTER BALANCE SHEET DATE

On July 4, 2011, Radiancy, Inc., PhotoMedex, Inc., a publicly traded company on Nasdaq, and PhotoMedex Merger Sub, Inc., wholly-owned subsidiary of PhotoMedex, entered into an Agreement and Plan of Merger, pursuant to which, subject to certain conditions, PhotoMedex Merger Sub will merge with and into Radiancy, with Radiancy surviving as a wholly-owned subsidiary of PhotoMedex (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, PhotoMedex shall (i) cause to be paid or issued to stockholders of record of Radiancy newly issued common stock, par value $0.01 per share, of PhotoMedex, in an amount equal to the sum of (A) three times the number of shares of PhotoMedex common stock that are issued and outstanding immediately prior to the consummation of the Merger (including, for these purposes, any shares of PhotoMedex common stock that are issuable upon conversion or exercise of any outstanding convertible securities having a conversion or exercise price that is less than $25.00 per share, but excluding those certain options to purchase 95,200 shares of PhotoMedex common stock which are provided for in certain employment agreements), plus (B) Three Million Forty Thousand shares of PhotoMedex common stock, and (ii) cause to be paid or issued to the stockholders of record of PhotoMedex, warrants to purchase an aggregate of Nine Hundred Forty One Thousand, Six

The accompanying Notes are an integral part of the financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

(In thousands of US dollars)

Hundred Sixty Seven shares of PhotoMedex common stock, of which warrants to purchase 95,200 shares of PhotoMedex common stock will instead be issued as options in connection with certain employment agreements with PhotoMedex.

The Merger Agreement contains certain termination rights for both Radiancy and PhotoMedex and provides that, under certain circumstances, each of Radiancy and PhotoMedex, as the case may be, may be required to pay a termination fee. If either party terminates the Merger Agreement because of a change in board recommendation or if such party’s board of directors has approved an acquisition proposal or a superior offer, then such terminating party is required to pay a termination fee of $3,000,000 to the other party. In addition, if there is a termination of the Merger Agreement due to a failure to satisfy certain of the conditions to closing of the Merger, the party so failing to satisfy such condition is required to pay to the other party a termination fee equal to $1,500,000 plus reimbursement of the other party’s expenses. In addition, either party may terminate the Merger Agreement if the Merger is not consummated by January 31, 2012.

The proposed merger is subject to customary closing conditions, including approval by the shareholders of PhotoMedex of the proposed merger and approval by the Radiancy’s stockholders.

The accompanying Notes are an integral part of the financial statements.

Independent Auditors’ Report

to the Shareholders of

RADIANCY INC.

We have audited the consolidated balance sheets of Radiancy Inc. (hereinafter—the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of income, statements of changes in shareholders’ equity and consolidated statements of cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Board of Directors and Management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the abovementioned consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2010 and 2009, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

FAHN KANNE & CO.

Certified Public Accountants (Isr.)

Tel-Aviv, June 22, 2011

The accompanying Notes are an integral part of the financial statements.

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars)

		December 31,
	Note	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	12A	7,581	10,449
Short-term deposit	12B	14,500	—
Accounts receivable—trade, net of allowances	12C	6,179	2,194	(*)
Inventory	4	10,556	4,733
Other current assets	12D	3,046	937

Total current assets		41,862	18,313

Investments and Other Non-Current Assets	3	438	396

Fixed Assets, Net	5	759	954

Patents, net	6	1,030	1,050

Total assets		44,089	20,713

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Loan payable—shareholders	8	—	1,924
Accounts payable—trade		5,192	1,200
Accrued and other current liabilities	12E	8,535	1,398	(*)
Deferred revenues		1,209	302

Total current liabilities		14,936	4,824

Long-Term Liabilities
Liability for employee rights upon retirement	7	443	402

Total liabilities		15,379	5,226

Commitments and Contingent Liabilities	9
Temporary Equity—Preferred Stock
$0.01 par value, authorized 1,000,000 shares, issued and outstanding 869,569 shares	10	9	9

Shareholders’ Equity	10
Common stock, $0.01 par value, authorized 7,500,000 shares, issued and outstanding 4,229,930 shares		42	42
Additional paid-in capital		15,616	15,224
Cost of company shares held by subsidiary		(274)	(274)
Retained earnings		13,317	486

Total shareholders’ equity		28,701	15,478

Total liabilities and shareholders’ equity		44,089	20,713

(*)	Reclassified.

/S/ AVI HANIN	/S/ DOLEV RAFAELI
Avi Hanin Financial Officer	Dr. Dolev Rafaeli C.E.O

Date of approval of the financial statements: June 22, 2011.

The accompanying Notes are an integral part of the financial statements.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of US dollars)

		Year ended December 31,
	Note	2010	2009	2008
Revenues		68,888	16,037	21,537
Cost of revenues		17,022	6,181	8,231

Gross profit		51,866	9,856	13,306

Research and development expenses		839	711	1,289
Selling and marketing expenses	12F	28,950	4,499	6,380
General and administrative expenses	12G	5,628	3,069	2,421

Operating income		16,449	1,577	3,216
Financing income (expenses), net	12H	(283)	65	(526)

Income (loss) before taxes on income		16,166	1,642	2,690
Taxes on income	11	3,335	277	550

Net income		12,831	1,365	2,140

The accompanying Notes are an integral part of the financial statements.

STATEMENTS OF SHAREHOLDERS’ EQUITY

(In thousands of US dollars, except for data)

	Common stock		Loans granted to purchase shares of the Company	Additional paid-in capital	Cost of Company shares held by subsidiary	Retained earning (deficiency)	Shareholders’ equity (deficiency)
	Number	Amount
Balance at January 1, 2008	4,334,487	43	(125)	13,933	—	(3,019)	10,832

Changes during 2008
Stock based compensation to employees	—	—	—	248	—	—	248
Exercise of options	32,500	—	—	—	—	—	—
Repayment of loan granted to purchase shares of the Company	—	—	46	—	—	—	46
Purchase of Company shares	(99,502)	(1)	—	—	(199)	—	(200)
Income for the period	—	—	—	—	—	2,140	2,140

Balance at December 31, 2008	4,267,485	42	(79)	14,181	(199)	(879)	13,066

Changes during 2009
Stock based compensation to employees	—	—	—	1,043	—	—	1,043
Repayment of loan granted to purchase shares of the Company	—	—	79	—	—	—	79
Purchase of Company shares	(37,555)	—	—	—	(75)	—	(75)
Income for the period	—	—	—	—	—	1,365	1,365

Balance at December 31, 2009	4,229,930	42	—	15,224	(274)	486	15,478

Changes during 2010
Stock based compensation to employees	—	—	—	392	—	—	392
Income for the period	—	—	—	—	—	12,831	12,831

Balance at December 31, 2010	4,229,930	42	—	15,616	(274)	13,317	28,701

The accompanying Notes are an integral part of the financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

	Year ended December 31,
	2010	2009		2008
Cash flows from operating activities:
Net income for the year	12,831	1,365		2,140
Adjustments to reconcile net income/loss to net cash from operating activities:
Stock-based compensation	392	1,043		248
Depreciation and amortization	388	493		594
Accrued interest on long-term loan	96	92		87

Changes in operating assets and liabilities:
Accounts receivable	(3,985)	116	(*)	1,021
Inventories	(5,823)	244		(196)
Other current assets	(2,109)	(373)		309
Other long-term assets	—	8		3
Accounts payable	3,992	(107)		514
Accrued and other current liabilities	7,137	(1,278	)(*)	1,209
Deferred revenues	907	(323)		(46)
Liability for employee rights upon retirement	41	(62)		(26)

Net cash provided by operating activities	13,867	1,218		5,857

Cash flows from investment activities:
Increase in short-term deposit	(14,500)	—		—
Purchase of fixed assets	(93)	(112)		(210)
Amounts carried to patents	(80)	(136)		(184)
Decrease (increase) in funds in respect of employee severance pay, net of withdrawals	(42)	32		14

Net cash used in investment activities	(14,715)	(216)		(380)

Cash flows from financing activities:
Repayment of loans granted to purchase shares of the Company	—	79		46
Purchase of Company shares	—	(75)		(200)
Repayment of shareholders loan	(2,020)	—		—

Net cash provided by (used in) financing activities	(2,020)	4		(154)

Net increase (decrease) in cash and cash equivalents	(2,868)	1,006		5,323

Cash and cash equivalents at beginning of year	10,449	9,443		4,120

Cash and cash equivalents at end of year	7,581	10,449		9,443

Supplemental cash flow information:
Cash paid (received) during the year for:
Income taxes	1,793	865		22

(*)	Reclassified.

The accompanying Notes are an integral part of the financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE	1—GENERAL

Organization and nature of business

Radiancy Inc. (hereinafter—the “Company” or “Radiancy”) was incorporated as a Delaware Corporation in October 1998. The Company operates in New York and in Israel through its wholly-owned subsidiary, Radiancy (Israel) Ltd. (collectively: the “Group”). The Group designs, develops, manufactures and sells medical and aesthetic light and heat-based products for skin care, and personal care systems.

In the past few years, the Company succeeded in taking professional technologies geared towards physicians and med-spas to the home use market utilizing a variety of channels including Direct Response, retail outlets and home shopping networks. During 2010, the main increase in revenues was in the consumer segment for the home use market (see Note 13).

NOTE	2—SIGNIFICANT ACCOUNTING POLICIES

A.	Accounting principles

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

B.	Use of estimates in the preparation of consolidated financial statements

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

As applicable to these consolidated financial statements, the most significant estimates and assumptions relate to revenue recognition, reserves and allowances, uncertain tax positions, intangible assets and provisions for contingencies.

C.	Functional currency

The currency of the primary economic environment in which the operations of the Company and its subsidiary (the “Group”) are conducted is the US dollar (“$” or “dollar”). Substantially all of the Group’s revenues are derived in dollars or in other currencies linked to the dollar. Purchases of most materials and components are carried out in, or linked to the dollar. Thus, the functional currency of the Company and its subsidiary is the dollar.

Balances denominated in, or linked to foreign currencies are stated on the basis of the exchange rates prevailing at the balance sheet date. For foreign currency transactions included in the statement of income, the exchange rates applicable to the relevant transaction dates are used. Transaction gains or losses arising from changes in the exchange rates used in the translation of such balances are carried to financing income or expenses.

D.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.

Significant intercompany transactions and balances were eliminated upon consolidation; profits from intercompany sales, not yet realized outside of the Group, were also eliminated.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

E.	Cash and cash equivalents

The Group considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use, to be cash equivalents.

F.	Allowance for doubtful accounts

The allowance for doubtful accounts is determined with respect to amounts the Group has determined to be doubtful of collection. In determining the allowance for doubtful accounts, the Group considers, among other things, its past experience with such customers, factors involving the credit risk of the customers and other available information.

The allowance in respect of trade receivables (including allowance for trade-in’s and sales returns) at December 31, 2010 and 2009 was $1,598 and $327, respectively.

G.	Inventories

Inventories are stated at the lower of cost or market. Cost is determined as follows:

1.	Raw materials (including subcontracted work component)—on a weighted average basis.

2.	Finished products—on the basis of production costs:

Raw materials, and subcontracted work component—on a weighted average basis. Labor and overhead component—at actual standard costs.

H.	Fixed assets

1.	Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated on the straight-line method over the shorter of the estimated useful life of the property or the duration of the lease.

2.	Rates of depreciation:

Years
Machinery and equipment	7 – 15
Computers and peripheral equipment	3 – 5
Office furniture and equipment	7 – 16

I.	Patents

Patents are stated at cost, net of accumulated amortization. Amortization is computed using the straight-line method over the estimated useful life of each patent, which is usually fifteen years. The patents held and used by the Company are reviewed for impairment whenever changes in circumstances indicate that the carrying value of the patents may not be recoverable. As of December 31, 2010, no impairment charge was applied with respect to the patents.

J.	Impairment of long-lived assets

The Group’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. The Group has not recorded any impairment losses in the reported periods.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

K.	Revenue recognition

Revenues from sales of products are recognized when an arrangement (usually in the form of a purchase order) exists, delivery has occurred, title has passed to the customer, the Group’s price to the customer is fixed or determinable and collectability is reasonably assured. Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, expected returns and cash discounts.

For Revenue Arrangements with Multiple Deliverables arrangements (usually sales of products sold with separately priced extended warranty), each element of the contract is accounted for as a separate unit when it provides the customer value on a stand-alone basis and there is objective evidence of the fair value of the related unit.

With respect to sales arrangements under which the buyer has a right to return the related product, revenue is recognized only if all the following are met: the price is fixed or determinable at the date of sale; The buyer has paid, or is obligated to pay and the obligation is not contingent on resale of the product; The buyer’s obligation would not be changed in the event of theft or physical destruction or damage of the product; The buyer has economic substance; The Company does not have significant obligations for future performance to directly bring about resale of the product by the buyer and the amount of future returns can be reasonably estimated.

Deferred revenue includes amounts received with respect to extended warranty. Such revenues are recognized over the duration of the warranty period and amounts received from customers but not yet recognized as revenues.

The Company provides a provision for product returns based on the experience with historical sales returns, in accordance with ASC Topic 605-15 with respect to sales of product when right of return exists (formerly FAS 48). Such allowance for sales returns is presented within the caption, “Accrued and other current liabilities”.

See also Note 2W, below.

L.	Warranty

The Group provides its customers with a standard limited product warranty for a period of one to three years subsequent to the sale of its products. The Company, depending on the product type, recognizes estimated costs associated with the limited warranty at the time of sale of its products. For changes in the warranty provision during the fiscal years ended December 31, 2010 and 2009, see Note 12E. See K. above regarding extended warranty sale transactions.

M.	Research and development

Research and development expenses are charged to income as incurred.

N.	Advertising expenses

Advertising expenses are charged to income and expenses as incurred (see also Note 12F).

O.	Income taxes

1.

Deferred income taxes are determined utilizing the asset and liability method, based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the tax rates expected to be in effect at the time when these differences reverse. Valuation allowances

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

in respect of the deferred tax assets are provided for if, based upon the weight of available evidence, it is more likely than not that all or a portion of the deferred income tax assets will not be realized.

2.	The Group may incur an additional tax liability in the event of an intercompany dividend distribution; no additional tax was taken into account since it is the Group’s policy not to cause a distribution of dividends which would generate an additional tax liability to the Group in the foreseeable future.

3.	Upon the distribution of dividends from the tax-exempt income of an “Approved Enterprise” of an Israeli subsidiary (see also Note 11), the amount distributed will be subject to the tax rate that would have been applicable had the Israeli subsidiary not been exempted from payment thereof. The Israeli subsidiary intends on permanently reinvesting the amounts of tax-exempt income and it does not intend on causing a distribution of such income as cash dividends. Therefore, no deferred income taxes have been provided in respect of such tax-exempt income.

4.	Taxes, which would apply in the event of disposal of investments in the foreign subsidiary, have not been taken into account in computing the deferred taxes, as it is the Company’s policy to hold these investments, not to realize them.

5.	Until December 31, 2008, the Company accounted for uncertain tax positions in accordance with previous GAAP, applicable with respect to contingencies.

Effective January 1, 2009, the Company adopted an amendment to ASC Topic 740-10, “Income Taxes” (FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”)), which clarified the accounting for uncertainty in tax positions. This amendment requires that the Company recognize in its financial statements the impact of a tax position, if that position will more likely than not be sustained upon examination, based on the technical merits of the position.

The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in its provision for income tax.

The adoption of the amendment did not have a material impact on the Company’s financial position, results of operations or cash flows.

See also Note 11.

P.	Stock-based compensation

The Group accounts for stock based compensation to employees in accordance with “Share-Based Payment” accounting standard.

The standard requires the Company to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated income statement.

The fair value of employee stock options is estimated using a Black-Scholes valuation model. Compensation costs are recorded using the graded vesting attribution method over the vesting period, net of estimated forfeitures.

Q.	Comprehensive income (loss)

The Group has no comprehensive income (loss) components other than net income (loss), for the reported years.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

R.	Temporary equity—preferred stock

Preferred shares that entitle their holder to a liquidation preference in certain events are presented as temporary equity.

Since the redemption of the preferred shares is uncertain, the preferred shares are presented based on the par value of the shares.

At each balance sheet date, Management assesses the probability of redemption. In the event that redemption is considered probable, an amount equal to the redemption value will be recognized as a dividend to preferred shares holders.

S.	Fair value of financial instruments

The financial instruments of the Company consist of mainly non-derivative current assets and liabilities. In view of their nature, the fair value of financial instruments included in the working capital is usually identical or close to their carrying value.

The fair value of the amounts funded in insurance policies in respect of employee severance pay is usually identical or close to their carrying value.

The fair value of loans received from shareholders and loans granted to related parties is not necessarily identical or close to the carrying amount presented in the balances of the Company. (See also Note 8 and 14).

T.	Reclassification

Certain comparative figures have been reclassified to confirm to the current year presentation. Such reclassifications did not have any impact on the Company’s equity, net or cash flows.

U.	Concentration of credit risks

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and short-term deposits. The carrying amounts of these instruments approximate fair value due to their short-term nature. The Company deposits cash and cash equivalents in major financial institutions in the US and in Israel. The Company performs periodic evaluations of the relative credit standing of these institutions. The Company is of the opinion that the credit risk in respect of these balances is immaterial. In addition, the Company performs an ongoing credit evaluation and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers. (See also Note 2F).

V.	Loans granted to purchase shares of the Company

Loans granted to purchase shares of the Company have been presented as a reduction of shareholders’ equity.

W.	Subsequent events

The Company has evaluated subsequent events up until the date of approval of these financials statements on June 22, 2011.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

X.	Contingencies

The Company and its subsidiaries are involved in certain legal proceedings that arise from time to time in the ordinary course of its business. Except for income tax contingencies, the Company records accruals for contingencies to the extent that the management concludes that the occurrence is probable and that the related liabilities are estimable.

Y.	Recently issued accounting pronouncements

1.	ASC Topic 605—25 “Revenue Recognition—Multiple-Element Arrangements”

In October 2009, the FASB issued amendments to the accounting and disclosure for revenue recognition. These amendments, effective for fiscal years beginning on or after June 15, 2010 (fiscal year 2011 for the Company), with early adoption permitted, modify the criteria for recognizing revenue in multiple element arrangements and require companies to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. Additionally, the amendments eliminate the residual method for allocating arrangement considerations. The Company believes that the adoption will not have any material impact on its financial statements.

2.	ASC Topic 310, “Receivables”

In July 2010, the FASB issued Accounting Standards Update 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses ASU 2010-22). ASU 2010-20 provides guidance to enhance disclosures about the credit quality of a creditor’s financing receivables and the adequacy of its allowance for credit losses. The amended guidance for non public entities is effective for period-end balances beginning with the first interim or annual reporting period ending on or after December 15, 2011. Presentation of comparative disclosures is encouraged but not required. The Company is currently evaluating the impact that the adoption would have on its consolidated financial statements, if any.

NOTE	3—OTHER NON-CURRENT ASSETS

	December 31
	2010	2009
Amount funded by insurance policies in respect of employee severance pay (see Note 7)	437	395
Deferred taxes	1	1

	438	396

NOTE	4—INVENTORY

	December 31
	2010	2009
Raw materials	3,985	1,898
Finished goods	6,571	2,835

	10,556	4,733

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE	5—FIXED ASSETS, NET

Composition:

	December 31
	2010	2009
Computers, machinery and peripheral equipment	3,074	2,993
Office furniture and equipment	379	367
Leasehold improvements	294	294

	3,747	3,654

Less—accumulated depreciation	(2,988)	(2,700)

	759	954

Depreciation expenses were $288, $401 and $515 for the years ended December 31, 2010, 2009 and 2008, respectively, and additional equipment was purchased in an amount of $93, $112 and $210, respectively.

NOTE	6—PATENTS, NET

	December 31, 2010			December 31, 2009
	Original amount	Accumulated amortization	Unamortized balance	Unamortized balance
Technology usage rights	1,535	(505)	1,030	1,050

Amortization of patents amounted to $100, $92 and $77 for the years ended December 31, 2010, 2009 and 2008, respectively.

During 2010, an amount of $80 was capitalized to patents.

NOTE	7—LIABILITY FOR EMPLOYEE RIGHTS UPON RETIREMENT

A.	Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company has recorded a severance pay liability for the amount that would be paid if all its Israeli employees were dismissed at the balance sheet date, on an undiscounted basis, in accordance with Israeli labor law. This liability is computed based upon the number of years of service multiplied by the latest monthly salary, since the employees are entitled to one month’s salary for each year of employment, or a portion thereof. The amount of accrued severance pay as above represents the Company’s severance pay liability in accordance with the labor agreement in force and based on salary components, which in the opinion of Management, create entitlement to severance pay.

The liability is partly funded by insurance policies, as the Company makes monthly deposits for such policies. The amounts funded are included among investments and other non-current assets. The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn upon the fulfillment of the obligation pursuant to Israeli severance pay laws or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies, and includes immaterial profits.

B.	Severance pay expenses amounted to approximately $162, $149 and $212 for the years ended December 31, 2010, 2009 and 2008, respectively.

NOTE	8—LOANS PAYABLE—SHAREHOLDERS

As of December 31, 2010, the Company had paid the outstanding loan balance with its shareholders.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE	9—COMMITMENTS AND CONTINGENT LIABILITIES

A.	Commitments

The Company and its subsidiary rent their facilities and vehicles under various operating lease agreements, which expire on various dates, the latest of which is in 2012.

The minimum rental payment under non-cancelable operating leases with respect to facilities as of December 31, 2010 is as follows:

Operating In thousands
2011	381
2012	66

Facilities rent expenses for the years ended December 31, 2010, 2009 and 2008 were US$ 438, US$ 363 and US$ 297, respectively.

B.	Contingent liabilities

1.	On November 5, 2010, TRIA Beauty, Inc. (“TRIA”) filed a complaint against the Company in the United States District Court for the Northern District of California. In its complaint, TRIA alleges that the Company is liable for false advertising and trademark infringement under the Lanham Act and related California state law causes of action with respect to certain of the Company’s advertising claims for its at-home hair removal product and its alleged use of TRIA’s registered trademarks in paid internet searches. TRIA’s complaint seeks damages in an unspecified amount, costs, attorney’s fees, corrective advertising, as well as preliminary a permanent injunctive relief. The Company intends to contest the case vigorously. A trial date has been scheduled for June 2012.

Based on the opinion of the Company’s legal counsel, the Company is of the opinion that they have good defense arguments in respect of the claims made against them by TRIA. Notwithstanding the aforesaid, at this preliminary stage, the Company is unable to assess the complaint chances of success. While the Company cannot predict the outcome of this case, if TRIA prevails, the impact could result in costs which affect the Company’s financial statements.

On January 6, 2011, the Company filed a complaint against TRIA in Supreme Court of the State of New York. The Company sued TRIA for unfair competition; tortuous interference with contractual relations; misappropriation and exploitation of the Company’s confidential and proprietary information. While the Company cannot predict the outcome of this case, if TRIA fails to defend this claim, the impact could result in future earnings which affect the Company’s financial statements.

2.	According to a settlement agreement between the Group and Mr. Shalev and Dr. Azar (“founders”) from August 7, 2006, the founders are entitled to a conditional one time payment of US$ 1 million to be paid by the Company, in a case that the majority of the controlling shareholders of Radiancy sell most of its shares in the Company.

NOTE	10—SHAREHOLDERS’ EQUITY

A.	Common shares

Each share of common stock is entitled to one vote. Such shares confer upon their holders the right to receive notice to participate and vote in general meetings of the company. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when such dividends are declared by the Board of Directors, subject to the prior rights of the holders of the preferred shares, detailed in B. below.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

B.	Preferred shares

Under the Company’s amended and restated Certificate of Incorporation, the Company can issue preferred shares. As of December 31, 2010, the Company has authorized and issued Series A convertible preferred stock (“Series A”) US$ 0.01 par value, as follows: authorized 1,000,000 shares, issued and outstanding 869,569 shares. Series A shares have the following characteristics:

C.	Voting

Each holder of Series A preferred shares is entitled to vote on all matters together with the holders of common stock. Each Series A shareholder is entitled to the number of votes equal to the number of ordinary shares into which each Series A share is convertible at the time of such vote (“as-if converted basis”).

D.	Dividend

1.	The Company shall pay a dividend of US$5 per share to the outstanding Series A preferred shareholder upon declaration and payment of a dividend or any other kind of distribution (“Series A Dividend Preference Amount”).

2.	Upon payment of the abovementioned dividend, the Company may declare and pay a per share dividend to the common shareholders of the Company equal to the quotient obtained by dividing the Series A Dividend Preference Amount by the number of common stock then outstanding (“Common Stock Dividend $ Preference Amount”).

3.	Upon the payment of the abovementioned dividend amounts, the Company may pay dividends on each outstanding share (Series A and Common shares) on an as-if converted basis.

The Company has not declared dividend since inception.

Conversion

The holder of any shares of Series A preferred shall have the right, at such holder’s option, at any time, to convert any of such shares into that number of fully paid and non-assessable shares of common stock equal to the then applicable conversion rate multiplied by the number of shares to be converted. Upon the consummation of a Qualified Public Offering (the closing of a firm commitment under written public offering of common stock registered under the US Securities Act of 1933 or the London Stock Exchange, as amended, resulting in gross proceeds to the Company of at least US$ 15 million), all the Series A shares shall be deemed automatically converted into a number of fully paid and non-assessable shares of common stock based on the then applicable conversion ratio (the conversion rate is one share of Common shares for each Series A preferred share, subject to an anti-dilution mechanism).

Liquidation preferences

In the event of liquidation, dissolution, winding up or deemed liquidation (all as defined in the Company’s by laws), the holders of Series A preferred shares shall be entitled to receive a per share amount of US$ 5.00 out of the assets of the Company available for distribution to the Company’s shareholders.

Following the full payment of the abovementioned amount, the holders of the Series A shares shall be entitled to participate in distributions of remaining assets to the extent that the amount of distribution to such holders in payment of Series A liquidation amount mentioned above for such shares is less than the amount that such holders would have been paid on an as-if converted basis immediately prior to the record date of such distributions. Any remaining proceeds shall be distributed ratably to the holders of common stock (see also Note 2R).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

E.	Stock option plans

1.	In 1999, the Company established a stock option plan (the “Plan”) whereby 3,000,000 shares of the Company’s common stock were reserved for issuance to eligible employees, directors and consultants. Options granted under the Plan generally vest ratably over a three-year period and expire 10 years from the date of the grant.

The following tables summarize activity regarding stock options:

	Year ended December 31, 2010		Year ended December 31, 2009
	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price
Outstanding—beginning of year	977,981	1.46	1,498,504	1.75
Forfeited	7,969	10.52	545,523	1.48
Granted	—	—	25,000	0.25
Exercised	—	—	—	—

Outstanding—end of year	970,012	1.39	977,981	1.46

Exercisable—end of year	837,297	1.61	716,714	1.99

The following table summarizes information about stock options outstanding and exercisable at December 31, 2010:

Number outstanding at December 31,	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable at December 31,	Weighted average exercise price
2010	(years)		$2010	$
25,000	8.4	0.25	12,498	0.25
395,653	7.91	0.01	275,440	0.01
20,000	0.5	0.01	20,000	0.01
25,000	5.0	0.01	25,000	0.01
360,652	5.27	0.5	360,652	0.5
45,000	0.52	2.5	45,000	2.5
15,000	0.75	5.0	15,000	5.0
9,000	2.85	6.0	9,000	6.0
65,707	6.0	10.52	65,707	10.52
9,000	3.5	25.0	9,000	25.0

970,012	6.04	1.25	837,297	1.61

Compensation costs relating to non-employees (consultants) represent the fair value of the options granted on the date of grant, since such measurement is more reliably measured than the value of the services received.

The total intrinsic value of options exercised during the years ended December 31, 2010, 2009 and 2008 was zero, zero and US$ 130 thousand, respectively, based on the Company’s stock price valuation on the date of exercise.

The weighted average fair value (per option) of options granted during the year ended December 31, 2009 and 2008 was US$ 4.02 (there were no grants during 2010). The fair value of the target stock was based on external valuation made by an independent appraiser during December 2008. According to the Company, there has been no change in the valuation of the

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

target stock during 2009. The fair value of options granted to non-employees and to employees during the three years ended December 31, 2010 was determined on the date of the respective grant date using the Black-Scholes option-pricing model based on the following weighted average assumptions:

	Year ended December 31
	2010	2009	2008
Risk-free interest rate	—	1.47%	1.47%
Expected lives	—	5.00	5.00
Dividend yield	—	0.00%	0.00%
Expected volatility	—	100%	100%

2.	In January, February, July and December of 2006, the Board of Directors approved grant to certain employees and executives of the Company 25,000, 240,435, 220,217 and 278,843 options, respectively, to purchase ordinary shares of the Company (each option is exercisable to one share of the Company). The exercise price of the options was US$ 0.01 for the entire January 2006 grant, US$ 0.05 for February and July 2006 grants, and US$ 7.89 in respect of 34,348 options and US$ 10.52 in respect of the remaining 244,495 options for the December 2006 grant. The vesting period of the options was 0-3 years (January and July 2006 grants were fully vested at the date of grant). During 2006 the Company recorded a stock compensation expense of US$ 71,799 in respect of the January 2006 grant, a total stock compensation expense of US$ 487,275 in respect of the February and July 2006 grants (together) and a stock compensation expense of US$ 543,100 in respect of the December 2006 grant.

3.	During 2007, the Company recorded a stock compensation expense of US$ 246,074 in respect of the February and July 2006 grants (together) and a stock compensation expense of US$ 848,392 in respect of the December 2006 grant. During 2008, the Company recorded a stock compensation expense of US$ 96,480 in respect of the December 2006 grant. During 2009, the Company recorded a stock compensation expense of US$ 18,766 in respect of the December 2006 grant.

4.	During 2007, 206,037 shares of Radiancy Inc. were issued to ACG free of charge as part of the termination of executive consulting services which were granted to Radiancy by ACG. This is based on the board of director’s resolution dated March 10, 2005.

5.	In December 2008, the Board of Directors approved a grant to certain employees and executives of the Company of 395,653 options, respectively, to purchase ordinary shares of the Company (each option is exercisable to one share of the Company). The exercise price of the options was US$ 0.01 for the grant. The fair value estimation of the grant on the Note of grant was US$ 4.02. The vesting period of the options is 0-3 years. During 2008, the Company recorded a stock compensation expense of US$ 144,143 in respect of the 2008 grant. During 2009, the Company recorded a stock compensation expense of US$ 971,591 in respect of the 2008 grant. During 2010, the Company recorded a stock compensation expense of US$ 360,928 in respect of the 2008 grant.

6.	In May of 2009, the Board of Directors approved a grant to certain employees and executives of the Company of 25,000 options, respectively, to purchase ordinary shares of the Company (each option is exercisable to one share of the Company). The exercise price of the options was US$ 0.25. The fair value estimation of the grant on the Note of grant was US$ 4.02. The vesting period of the options is 0-3 years. During 2009, the Company recorded a stock compensation expense of US$ 48,790 in respect of the 2009 grant. During 2010, the Company recorded a stock compensation expense of US$ 31,200 in respect of the 2009 grant.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE	11—TAXES ON INCOME

A.	Deferred taxes are comprised as follows:

	December 31
	2010	2009
Net operating loss carryforward	—	3,612
Balance sheet reserves and accruals	1,978	55

Net deferred tax assets	1,978	3,667

Less—valuation allowance	(961)	(3,612)

	1,017	55

B.	Deferred taxes are presented in the balance sheets as follows:

	December 31
	2010	2009
Among current assets (see note 12D)	1,016	54
Among other non-current assets (see Note 3)	1	1

	1,017	55

C.	Composition of taxes on income is as follows:

	Year ended December 31
	2010	2009	2008
Taxes from previous years	—	132	506
Current taxes in the United States and Israel	4,297	122	42
Deferred taxes	(962)	23	2

	3,335	277	550

D.	Taxes on income included in the consolidated statements of income are as follows:

	Year ended December 31
	2010	2009	2008
Income (loss) before taxes on income:
United States	10,664	(690)	3,790
Israel	5,502	2,332	(1,100)

	16,166	1,642	2,690

Taxes on income (tax benefit):
United States	2,752	249	30
Israel	583	28	520

	3,335	277	550

E.	Carryforward tax losses

As of December 31, 2009, the Company had US$ 7.9 million in federal and US$ 3.4 million in state carryforward net operating losses in the United States and Radiancy (Israel) Ltd. had US$ 2.2 million of corporate carryford net operating losses. In 2010, the Company and Radiancy (Israel) Ltd. utilized in full their carryforward net operating losses.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

F.	Theoretical tax

A reconciliation of the amount of the income tax benefit that results from applying the statutory income tax rate of 40.5% to pretax loss and the reported amount of income tax expense is as follows:

	Year ended December 31
	2010	2009	2008
Income before taxes on income	16,166	1,642	2,690

Theoretical tax expense (tax benefit) on the above amount	6,547	665	1,089
Decrease in taxes from utilization of carry forward tax losses for which deferred taxes were not created	(4,194)	(441)	(1,692)
Increase (decrease) in taxes resulting from differences in tax rates, net	(359)	(246)	148
Increase in taxes resulting from permanent differences included in stock-based compensation	158	(200)	100
Losses in respect of which no deferred taxes were generated	961	279	297
Increase (decrease) in taxes resulting from prior years	—	132	506
Other(*)	222	88	102

Taxes on income (tax benefit) in the consolidated statements of operations	3,335	277	550

(*)	Resulting mainly from the changes in the exchange rate of Israeli currency relative to the US dollar.

G.	Non-US subsidiary

The non-US subsidiary is taxed under the laws of its country of residence.

H.	Tax assessments

The Company has not received final tax assessments since inception. Together with this, the Company has tax assessments considered final until the end of December 2006. The Israeli subsidiary has received final tax assessments for the year ended December 31, 2006. In respect of this agreement, in 2008 the Israeli subsidiary recorded an accumulated tax provision in an amount of US$ 0.5M and made a payment to the Israeli tax authority during 2009.

I.	Tax benefits under the Law for Encouragement of Capital Investments, 1959 (the “law”)

Under the Israeli law, the Israeli subsidiary is entitled to various tax benefits by virtue of the “approved enterprise” status that was granted to a number of its production facilities.

The principal benefits to which the Israeli subsidiary is entitled, are as follows:

1.	Reduced tax rates

The Israeli subsidiary is entitled to reduced tax rates during a benefits period of from seven to ten years (depending on the classification of the Company as a foreign-invested company) from the year in which the approved enterprise first earns taxable income. Since the Israeli subsidiary had taxable income in 2001, the benefits period attributable to the approved enterprise commenced in that year.

Income deriving from the approved enterprise will be tax-exempt for the first two years. In the succeeding five to eight years (depending on the classification of the Company as a foreign-invested company) the income will be taxed at a reduced rate.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

In the event of distribution of cash dividends from income which was tax-exempt as above, the Israeli subsidiary would have to pay 25% tax in respect of the amount distributed. The Israeli subsidiary decided to reinvest the amount of such tax-exempt income, and not to distribute it as dividends.

On January 2, 2003, the Israeli subsidiary received its second letter of approval from the Investment Center to expand its facilities.

The benefits regarding the second letter were granted in respect of the Israeli subsidiary’s income that derives from revenues included in the letter of approval, subject to the fulfillment of the terms contained in the letter of approval. The benefits period attributed to this letter of approval commenced in 2003.

On January 25, 2005, the Israeli subsidiary received its third letter of approval from the Investment Center to expand its facilities.

The benefits regarding the third letter were granted in respect of the Israeli subsidiary’s income that derives from revenues included in the letter of approval, subject to the fulfillment of the terms contained in the letter of approval. The benefits period attributed to this letter of approval commenced in 2005.

2.	Accelerated depreciation

The Company is entitled to claim accelerated depreciation in respect of equipment used by the approved enterprise during the first five tax years of the operation of each asset.

3.	Conditions for entitlement to the benefits

The entitlement to the above benefits is contingent upon fulfillment of the conditions stipulated by the law, the regulations published thereunder and the letters of approval for the specific investments in the approved enterprise.

Failure to comply with these conditions may result in the cancellation of the benefits, in whole or in part, and the Company may have to refund the amounts received, plus linkage differentials and interest.

Management of the Israeli subsidiary believes that as of December 31, 2009, the subsidiary is in compliance with the abovementioned conditions.

J.	Tax rates applicable to the income of the Israeli subsidiary

On July 25, 2005, the Israeli Parliament passed Amendment to the Income Tax Ordinance (No. 147)— 2005 (hereinafter—the “Amendment”) whereby, among other things, the corporate tax rate would be gradually reduced to the following rates: 2007—29%, 2008—27%, 2009—26%, and 2010 and thereafter—25%.

On July 23, 2009, as part of the Economic Efficiency Law (Legislative Amendments for the Implementation of the Economic Plan for the years 2009 and 2010)—2009 (the “Arrangements Law”), article 126 of the Income Tax Ordinance (New Version)—1961 was amended, whereby the corporate tax rate would be gradually reduced commencing in the 2011 tax year and thereafter, as follows: 2011 —24%, 2012—23%, 2013—22%, 2014—21%, 2015—20% and 2016 and thereafter—18%.

K.	Uncertain tax positions

As stated in Note 2O, effective January 1, 2009, the Company changed its accounting with respect to Uncertainly in Income Taxes. As of the date of adoption, there was no difference in the Company’s tax

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

contingencies under the new guidance, since the amount of liability with respect to tax contingencies was fully provided. As a result, there was no effect on the Company’s shareholders equity upon the adoption.

The Company and its subsidiaries files income tax returns in US and in Israel. The Company anticipates that it is reasonably possible that over the next twelve months the amount of unrecognized tax benefits could be reduced to zero, therefore as of December 31, 2009, the liability with respect to uncertain tax positions is presented as short-term liability in the balance sheet.

NOTE	12—SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION

Balance sheets

A.	Cash and cash equivalents

	December 31
	2010	2009
Linked to US dollar	6,441	9,178
Linked to Euro	208	423
Linked to NIS	614	436
Linked to other	318	412

	7,581	10,449

B.	Short-term deposit

As of December 31, 2010, the Company deposited two bank deposits. One bank deposit in the amount of US$ 6 million bearing annual interest rate of 1.4% and the second bank deposit in the amount of US$ 8.5 bearing annual interest rate of 1.55%.

C.	Allowance for doubtful trade accounts

	December 31
	2010	2009
Allowances for doubtful debts
Changes in the allowance for doubtful debts are as follows:
Balance at beginning of the year	327	193
Increase in the allowance during the year	2,692	213
Cancellation in respect of write-off of bad debts	(1,421)	(79)

Balance at end of year	1,598	327

D.	Other current assets

	December 31
	2010	2009
Government institutions	329	51
Prepaid expenses	769	155
Deferred income taxes	1,016	54
Tax advances less provision	—	107
Advanced to suppliers	916	540
Other	16	30

	3,046	937

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

E.	Accrued and other current liabilities

	December 31
	2010	2009
Payroll and related expenses	237	159
Accrued vacation and recreation pay	116	83
Accrued expenses	889	327
Accrued commissions	930	464
Provision for product warranty	260	130
Provision for taxes less advances	2,482	—
Allowance for sales returns(1)	3,175	100	(*)
Other	446	135

	8,535	1,398

(1)

	December 31
	2010	2009
Changes in the allowance for sales returns are as follows:
Balance at beginning of the year	100	367
Increase (decrease) in the allowance during the year	3,075	(267)

Balance at end of year	3,175	100

(*)	Reclassified.

F.	Advertising expenses

Advertising expenses amounted to approximately US$ 12,435, US$ 390 and US$ 133 for the years ended December 31, 2010, 2009 and 2008, respectively.

G.	General and administrative expenses

	Year ended December 31
	2010	2009	2008
Salaries and related costs	3,069	1,831	1,591
Legal expenses	600	248	110
Consulting expenses	64	196	228
Bad debts expenses	1,496	230	(20)
Other	399	564	512

	5,628	3,069	2,421

H.	Financial income (expenses), net

	Year ended December 31
	2010	2009	2008
Exchange rate gains (losses), net	(192)	212	(525)
Interest income and bank fees, net	(23)	(55)	86
Interest for shareholder’s loans	(96)	(92)	(87)
Other	28	—	—

	(283)	65	(526)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE	13—SEGMENT INFORMATION

A.	For management purposes, the Company has three reportable segments categorized by product type, as follows:

1.	Professional products—the activities of this segment are focused on design, development manufacturing and selling of medical and esthetic light and heat based products for skin care.

2.	Consumer products—the activities of this segment are focused on design, development, manufacturing and selling of long-term hair reduction and acne consumer products.

The Company has no inter-segment transactions.

The Group analyzes segment performance based on revenue and gross profit, but does not allocate operating expenses or assets to segments. Accordingly, the Company has presented only the revenues and the gross profits derived by the segments.

	Professional products	Consumer products	Total
Year ended December 31, 2008:
Segment revenue from external customers	5,640	15,897	21,537

Segment gross profit	2,799	10,507	13,306

Operating expenses			10,090

Income from operation			3,216
Financial expense, net			(526)

Income before taxes on income			2,690

Year ended December 31, 2009:
Segment revenue from external customers	4,058	11,979	16,037

Segment gross profit	2,256	7,600	9,856

Operating expenses			8,279

Income from operation			1,577
Financial income, net			65

Income before taxes on income			1,642

Year ended December 31, 2010:
Segment revenue from external customers	3,416	65,472	68,888

Segment gross profit	1,888	49,978	51,866

Operating expenses			35,417

Income from operation			16,449
Financial expense, net			(283)

Income before taxes on income			16,166

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

B.	Geographic information:

	Sales	Long-lived assets
Year ended December 31, 2008
Europe (including Israel)	5,193	1,153
North America	13,214	90
South America	484	—
Asia Pacific	2,646	—

Total	21,537	1,243

	Sales	Long-lived assets
Year ended December 31, 2009
Europe (including Israel)	4,160	939
North America	3,844	15
South America	264	—
Asia Pacific	7,769	—

Total	16,037	954

	Sales	Long-lived assets
Year ended December 31, 2010
Europe (including Israel)	3,604	755
North America	33,788	4
South America	1,297	—
Asia Pacific	30,199	—

Total	68,888	759

Geographic information for sales is determined based on customer location.

Long-lived assets (fixed assets, net) were classified based on major geographic areas in which the group operates.

C.	Major customer’s data as a percentage of total revenue:

	Year ended December 31,
	2010	2009	2008
Customer A	3%	7%	22%

Customer B	0%	0%	16%

Customer C	43%	42%	0%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE	14—FAIR VALUE MEASUREMENT

The Company measures fair value and discloses fair value measurements for financial assets and liabilities. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As a basis for fair value measurement, “Fair Value Measurements Disclosures” accounting standard establishes the following fair value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

—	Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

—	Level 2—Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

—	Level 3—Unobservable inputs are used when little or no market data is available. Level 3 inputs are considered as the lowest priority under the fair value hierarchy.

In determining fair value, companies are required to utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as to consider counterparty credit risk in the assessment of fair value.

The Company measured cash equivalents and short term deposit at fair value. Such financial instruments are measured at fair value, on a recurring basis. The measurement of cash equivalent and short term deposit are classified within Level 1 due to the fact that these assets are valued using quoted market prices

The fair value of the financial instruments included in the working capital of the Group (accounts receivable, accounts payable and other current liabilities) approximates their carrying value, due to the short-term maturity of such instruments.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

RADIANCY, INC.,

PHOTOMEDEX, INC.,

AND PHMD MERGER SUB, INC.

Dated as of July 4, 2011

Page

ARTICLE I TERMS OF THE MERGER	A 1
1.1 The Merger	A 1
1.2 The Closing; Effective Time; Effect	A 4
1.3 Escrow	A 4
1.4 Other Effects of the Merger	A 5
1.5 Additional Actions	A 5
1.6 Organic Anti-Dilution	A 5
1.7 Tax Consequences	A 6
1.8 Treatment of Options	A 6
1.9 Dissenting Stockholders; Appraisal Rights	A 6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PHOTOMEDEX AND MERGER SUB	A 6
2.1 Due Organization and Good Standing	A 6
2.2 Title to Securities; Capitalization	A 7
2.3 Subsidiaries	A 9
2.4 Authorization; Binding Agreement	A 9
2.5 Governmental Approvals	A 10
2.6 No Violations	A 10
2.7 SEC Filings and Financial Statements	A 11
2.8 Absence of Certain Changes	A 12
2.9 Absence of Undisclosed Liabilities	A 12
2.10 Compliance with Laws	A 13
2.11 Regulatory Agreements; Permits	A 13
2.12 Litigation	A 13
2.13 Restrictions on Business Activities	A 14
2.14 Material Contracts	A 14
2.15 Intellectual Property	A 15
2.16 Employee Benefit Plans	A 16
2.17 Taxes and Returns	A 18
2.18 Finders and Investment Bankers	A 19
2.19 Title to Properties; Assets	A 19
2.20 Employee Matters	A 20
2.21 Environmental Matters	A 21
2.22 Transactions with Affiliates	A 21
2.23 Insurance	A 22
2.24 Books and Records	A 22
2.25 Accounts Receivable	A 22
2.26 Inventory	A 22
2.27 Listing	A 22
2.28 FDA	A 22
2.29 Investment Company Act	A 23
2.30 Information Supplied	A 23
2.31 No Additional Representations	A 24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF RADIANCY	A 24
3.1 Due Organization and Good Standing	A 24
3.2 Title to Securities; Capitalization	A 25
3.3 Subsidiaries	A 26
3.4 Authorization; Binding Agreement	A 26
3.5 Governmental Approvals	A 27

i

Page

3.6 No Violations	A 27
3.7 Radiancy Financial Statements	A 27
3.8 Absence of Certain Changes	A 28
3.9 Absence of Undisclosed Liabilities	A 28
3.10 Compliance with Laws	A 29
3.11 Regulatory Agreements; Permits	A 29
3.12 Litigation	A 29
3.13 Restrictions on Business Activities	A 30
3.14 Material Contracts	A 30
3.15 Intellectual Property	A 31
3.16 Employee Benefit Plans	A 32
3.17 Taxes and Returns	A 34
3.18 Finders and Investment Bankers	A 35
3.19 Title to Properties; Assets	A 35
3.20 Employee Matters	A 36
3.21 Environmental Matters	A 36
3.22 Transactions with Affiliates	A 37
3.23 Insurance	A 37
3.24 Books and Records	A 37
3.25 Accounts Receivable	A 37
3.26 Inventory	A 37
3.27 FDA	A 37
3.28 Investment Company Act	A 38
3.29 Information Supplied	A 38
3.30 No Additional Representations	A 39

ARTICLE IV COVENANTS	A 39
4.1 Conduct of Business of PhotoMedex, Radiancy and Subsidiaries	A 39
4.2 Access and Information; Confidentiality	A 42
4.3 No Solicitation; No Change in Recommendation	A 42
4.4 Payment to Perseus	A 45
4.5 Disclosure Updates	A 46

ARTICLE V ADDITIONAL COVENANTS OF THE PARTIES	A 46
5.1 Notification of Certain Matters	A 46
5.2 Commercially Reasonable Efforts	A 47
5.3 Public Announcements	A 48
5.4 Regulatory Matters	A 49
5.5 PhotoMedex Stockholders’ Meeting; Radiancy Stockholders’ Meeting	A 49
5.6 Reservation of PhotoMedex Common Stock	A 50
5.7 Other Actions	A 50
5.8 Required Information	A 50
5.9 Amended and Restated Articles of Incorporation of PhotoMedex	A 50
5.10 Directors of PhotoMedex After Closing	A 51
5.11 Merger Filings	A 51
5.12 Section 16 Matters	A 51
5.13 Israeli Tax Ruling	A 51
5.14 Further Assurances	A 52
5.15 Directors and Officers Indemnification and Insurance	A 52
5.16 Application of Section 3.17(l)	A 53
5.17 Additional Covenants Israeli Approvals	A 53

ii

Page

5.18 Survival of Representations and Warranties; Indemnification	A 53
5.19 Amendment of PhotoMedex Option Plan	A 55

ARTICLE VI CONDITIONS	A 56
6.1 Conditions to Each Party’s Obligations	A 56
6.2 Conditions to Obligations of Radiancy	A 56
6.3 Conditions to Obligations of PhotoMedex	A 57
6.4 Waiver of Closing Conditions	A 58

ARTICLE VII TERMINATION AND ABANDONMENT	A 59
7.1 Termination	A 59
7.2 Effect of Termination	A 60
7.3 Fees and Expenses	A 60
7.4 Amendment	A 61
7.5 Waiver	A 61

ARTICLE VIII MISCELLANEOUS	A 61
8.1 Survival	A 61
8.2 Notices	A 62
8.3 Binding Effect; Assignment	A 62
8.4 Governing Law; Jurisdiction	A 62
8.5 Waiver of Jury Trial	A 63
8.6 Counterparts	A 63
8.7 Interpretation	A 63
8.8 Entire Agreement	A 63
8.9 Severability	A 64
8.10 Specific Performance	A 64
8.11 Third Parties	A 64
8.12 Disclosure Letters	A 64
8.13 Certain Definitions	A 64

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of July 4, 2011 by and among Radiancy, Inc., a Delaware corporation (“Radiancy”), PhotoMedex, Inc., a Nevada corporation (“PhotoMedex”), and PHMD Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of PhotoMedex (“Merger Sub”). Radiancy, PhotoMedex and Merger Sub are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

A. The Parties intend to effect the merger of Merger Sub with and into Radiancy (the “Merger”), with Radiancy continuing as the surviving entity in the Merger, and as a result of which all issued and outstanding common stock, par value $0.01 per share, of Radiancy (the “Radiancy Common Stock”), will be deemed for all purposes to represent the right to receive the Merger Consideration (as defined hereafter) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporations Law, as amended (the “DGCL”).

B. Each of the board of directors of Radiancy (the “Radiancy Board”), the board of directors of PhotoMedex (the “PhotoMedex Board”) and the board of directors of Merger Sub (the “Merger Sub Board”), respectively, has approved this Agreement and each of them has determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the respective best interests of each of Radiancy, PhotoMedex and Merger Sub, respectively, and their respective stockholders.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

TERMS OF THE MERGER

1.1 The Merger.

(a) Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as hereafter defined), Merger Sub shall be merged with and into Radiancy. Upon the consummation of the Merger, the separate existence of Merger Sub shall thereupon cease and Radiancy, as the surviving company in the Merger (hereafter sometimes referred to as the “Surviving Company”), shall continue its corporate existence under the laws of the State of Delaware as a wholly owned subsidiary of PhotoMedex.

(b) On the Closing Date, PhotoMedex shall (i) cause to be paid or issued to stockholders of record of Radiancy (the “Radiancy Stockholders”) as of the Effective Time, in accordance with the terms and conditions of this Agreement and the allocation attached hereto as Exhibit 1.1(b)(i) (the “Radiancy Stockholder Allocation”), newly issued common stock, par value $0.01 per share, of PhotoMedex (the “PhotoMedex Common Stock”) equal to the sum of [A] the number of shares of PhotoMedex Common Stock that is equal to three (3) times the number of shares of PhotoMedex Common Stock that are issued and outstanding immediately prior to the consummation of the Merger (including, for these purposes, any shares of PhotoMedex Common Stock that are issuable upon conversion or exercise of any outstanding convertible securities of PhotoMedex having a conversion price or exercise price that is less than $25.00 per share, but excluding those certain options to purchase 95,200 shares of PhotoMedex Common Stock which are provided for in the employment agreements of Messrs. Dennis McGrath and Michael Stewart), plus [B] Three Million Forty Thousand (3,040,000) shares of

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PhotoMedex Common Stock (collectively, the “Merger Consideration”) and (ii) cause to be paid or issued to the stockholders of record of PhotoMedex entitled to vote for or against the Merger at the stockholder meeting (the “PhotoMedex Stockholders”) to approve the Merger, in accordance with the terms and conditions of this Agreement, warrants to purchase an aggregate of Nine Hundred Forty One Thousand, Six Hundred Sixty Seven (941,667) shares of PhotoMedex Common Stock (the “Warrants”), of which warrants to purchase 95,200 shares of PhotoMedex Common Stock will instead be issued as options to Messrs. Dennis McGrath and Michael Stewart under their employment agreements with PhotoMedex, such Warrants to be issued pro rata to such stockholders based upon the number of issued and outstanding shares of PhotoMedex Common Stock held by each such holder on the record date (the “PhotoMedex Stockholder Allocation”).

(c) Intentionally Omitted.

(d) As soon as practicable after the Effective Time, PhotoMedex shall cause Broadridge Corporate Issuer Solutions, Inc. (or such other Person as may be mutually agreed upon by the Parties, the “Exchange Agent”) to mail each holder of record holding a Radiancy Common Stock certificate (the “Certificate”) a letter of transmittal as prepared by PhotoMedex and reasonably acceptable to Radiancy (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual receipt of the Certificates by the Exchange Agent) and instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon proper surrender to the Exchange Agent of a Certificate or Certificates for exchange, together with such properly completed letter of transmittal, duly executed, and any other documents and instruments reasonably required by the Exchange Agent, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefore a certificate representing the number of whole PhotoMedex Common Stock to which such holder of Radiancy Common Stock shall have become entitled to hereunder and in accordance with the Radiancy Stockholder Allocation, and the Certificate or Certificates so surrendered shall be canceled. Until so surrendered, each Certificate shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration.

(e) If any certificate representing PhotoMedex Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition to the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes (as defined below) required by reason of the issuance in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(f) After the Effective Time, there shall be no transfers on the stock transfer books of Radiancy of the shares of Radiancy Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Radiancy Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates (properly endorsed or accompanied by an appropriate instrument of transfer) representing such shares are presented for transfer to the Exchange Agent, they shall represent the right to receive the Merger Consideration as provided in this Section 1.1.

(g) Any portion of the Merger Consideration that remains unclaimed by the holders of Certificates as of the first anniversary of the Effective Time shall be paid to PhotoMedex. Any former stockholders of Radiancy who have not theretofore complied with this Section 1.1 shall thereafter look only to PhotoMedex (subject to the terms of this Agreement, abandoned property, escheat and other similar Laws (as defined below)) for payment of the Merger Consideration to such stockholder as determined pursuant to this Agreement and without any interest thereon. Any consideration remaining unclaimed immediately prior to such time when such consideration would otherwise escheat or become the property of any Governmental Authority (as defined below), shall, to the extent permitted by applicable Law, become the property of PhotoMedex, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Radiancy, PhotoMedex, the Surviving

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Company or the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar Law.

(h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by PhotoMedex, the posting by such Person of a bond in such amount as PhotoMedex may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

(i) The Warrants shall be in substantially the form attached hereto as Exhibit 1.1(i) and shall have the terms set forth therein, including, without limitation, (i) a warrant exercise price of Twenty Dollars ($20.00) per share of PhotoMedex Common Stock, (ii) an exercise period of three (3) years following the Effective Time, and (iii) notwithstanding the three-year exercise period, the right of PhotoMedex to notify the holders of Warrants of an earlier expiration of the Warrants at any time following such time as the PhotoMedex Common Stock will have had a closing trading price in excess of Thirty Dollars ($30.00) per share for a period of twenty (20) consecutive Trading Days, provided that such earlier expiration date shall not be earlier than that date which is twenty (20) Business Days following the delivery of such notification by PhotoMedex. As soon as practicable after the Effective Time, PhotoMedex shall cause the Exchange Agent to mail the Warrants to each holder of record of PhotoMedex Common Stock in accordance with the terms and conditions of this Agreement and the PhotoMedex Stockholder Allocation.

(j) At the Effective Time, each share of the common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Radiancy, PhotoMedex or Merger Sub, shall be converted into one share of the Surviving Company.

(k) By virtue of the Merger, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Company, and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Company.

(l) At and after the Effective Time, except as otherwise expressly set forth herein, the Surviving Company shall possess all properties, rights, privileges, powers and franchises of Radiancy and Merger Sub and all of the claims, obligations, liabilities, debts and duties of Radiancy and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Company.

(m) Tax Withholding. PhotoMedex, the Surviving Company and the Escrow Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable in accordance with this Agreement such amounts as PhotoMedex, the Surviving Company and the Exchange Agent reasonably believe are required by applicable Law (including, without limitation, Israeli Tax Laws). To the extent that amounts are so withheld by PhotoMedex, the Surviving Company or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Radiancy Stockholder in respect of which such deduction and withholding was made by PhotoMedex, the Surviving Corporation or the Escrow Agent, as the case may be. Notwithstanding the foregoing in this Section 1.1(m), PhotoMedex, the Surviving Company or the Escrow Agent, as the case may be, shall: (i) not withhold any amounts in the event that the Israeli Tax Ruling (as defined in Section 5.13 below) is obtained, unless such withholding (if any) is made only in accordance with the provisions of said Israeli Tax Ruling; (ii) comply with a withholding Tax extension (if obtained); (iii) not withhold any amounts pursuant for Israeli Tax purposes if the recipient has represented to PhotoMedex, the Surviving Company or the Escrow Agent, as the case may be, in an Israeli tax declaration which will be attached to a letter of transmittal (the “Israeli Tax Declaration”) that the recipient is not a resident of the State of Israel; and (iv) not withhold or withhold a reduced Tax amount if the recipient has provided a Valid Certificate at least

A 3

three (3) Business Days prior to any payment payable pursuant to this Agreement. A “Valid Certificate” shall be a certificate or ruling issued by the Israeli Tax Authority (the “ITA”) which is sufficient to enable PhotoMedex, the Surviving Company or the Escrow Agent, as the case may be, to conclude that no withholding (or reduced withholding) of Israeli Tax is required with respect to such recipient.

1.2 The Closing; Effective Time; Effect.

(a) Unless this Agreement shall have been terminated in accordance with Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the “Closing”) shall take place by the exchange of original or facsimile or electronic copies of this Agreement and each ancillary agreement hereto at 10:00 a.m. (EST) no later than the third Business Day (as defined herein) after the date that all of the closing conditions set forth in Article VI have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) unless another time, date or place is agreed upon in writing by the Parties hereto; provided, however, that the Closing shall occur, subject to the satisfaction or waiver of the conditions set forth in Article VI, no later than January 31, 2012 (the “Drop Dead Date”). The date on which the Closing occurs is herein referred to as the “Closing Date.”

(b) Subject to the terms and conditions hereof, concurrently with the Closing and after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the Parties shall as promptly as practicable cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger for the Merger in accordance with the DGCL (referred to herein as the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such other time (on or before the Drop Dead Date) as is agreed in writing by the Parties hereto and specified in the Certificate of Merger. The time when the Merger shall become effective is herein referred to as the “Effective Time.”

1.3 Escrow.

(a) At Closing, PhotoMedex, Radiancy, the PhotoMedex Representative (as defined below), the Radiancy Representative (as defined below) and Broadridge Corporate Issuer Solutions, Inc. (or such other Person as may be mutually agreed upon by the Parties, the “Escrow Agent”) shall enter into an Escrow Agreement, in the form and substance reasonably satisfactory to the Parties (the “Escrow Agreement”) and PhotoMedex shall deposit with the Escrow Agent certificates representing Eight Hundred Thousand (800,000) shares of PhotoMedex Common Stock (the “Escrow Securities”). As the remedy of PhotoMedex and the PhotoMedex Indemnified Parties (as defined below), on one hand, or as the remedy of Radiancy and the Radiancy Indemnified Parties (as defined below), on the other hand, the Escrow Securities shall be applied to satisfy any PhotoMedex indemnification claims or Radiancy indemnification claims pursuant to and in accordance with Section 5.18. Upon release from escrow, the Escrow Securities shall be allocated in accordance with the PhotoMedex Stockholder Allocation in the event of a PhotoMedex indemnification claim or allocated in accordance with the Radiancy Stockholder Allocation in the event of a Radiancy indemnification claim. The Escrow Securities shall no longer be subject to any PhotoMedex Claim or Radiancy Claim after the six (6) month anniversary of the Closing Date (the “Claim Termination Date”); provided, however, that with respect to any PhotoMedex Claim(s) and/or Radiancy Claim(s) that remains unresolved at the time of the Claim Termination Date and notice of which was properly and timely delivered pursuant to Section 5.18, a portion of the Escrow Securities reasonably necessary to satisfy such claim(s) shall remain subject to escrow until such time as such claim(s) shall have been finally resolved pursuant to the provisions of Section 5.18 and, in the event the aggregate amount of the unresolved claim(s) is in excess of the value of the remaining Escrow Securities in the escrow fund (as calculated pursuant to the next sentence), all such Escrow Securities shall remain subject to escrow until final resolution of such claim(s). For purposes of satisfying any Damages (as defined below) incurred by PhotoMedex and the PhotoMedex Indemnified Parties pursuant to a PhotoMedex Claim or Radiancy

A 4

and the Radiancy Indemnified Parties pursuant to a Radiancy Claim, as the case may be, the Escrow Securities shall be deemed to be valued at the average closing trading price of PhotoMedex Common Stock for the period beginning ten (10) Trading Days prior to the date of this Agreement and ending ten (10) Trading Days after the date of this Agreement. Any Escrow Securities released to the Radiancy Stockholders shall be deemed to be Merger Consideration. Any Escrow Securities remaining in escrow after the Claim Termination Date and not subject to any unresolved PhotoMedex Claim or Radiancy Claim shall be cancelled.

(b) The Parties agree that (i) Dr. Yoav Ben-Dror shall be appointed as the Radiancy Representative and the attorney-in-fact for and on behalf of the Radiancy Stockholders with respect to this Section 1.3, Section 5.18 and the Escrow Agreement and the taking by the Radiancy Representative of any and all actions and the making of any decisions required or permitted to be taken by him or her under this Section 1.3, Section 5.18 or the Escrow Agreement; and (ii) James W. Sight shall be appointed as the PhotoMedex Representative and the attorney-in-fact for and on behalf of the PhotoMedex Stockholders with respect to this Section 1.3, Section 5.18 and the Escrow Agreement and the taking by the PhotoMedex Representative of any and all actions and the making of any decisions required or permitted to be taken by him or her under this Section 1.3, Section 5.18 or the Escrow Agreement; including in each case the exercise of the power to (i) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts with respect to any indemnification claims, (ii) resolve any indemnification claims, and (iii) take all actions necessary in the judgment of the Radiancy Representative or the PhotoMedex Representative, as the case may be, for the accomplishment of the other terms, conditions and limitations of this Section 1.3, Section 5.18 and the Escrow Agreement. Each Party and the Escrow Agent shall only be required to acknowledge or act upon written communication signed by the Radiancy Representative and/or the PhotoMedex Representative. No bond shall be required of the Radiancy Representative or the PhotoMedex Representative, and neither the Radiancy Representative nor the PhotoMedex Representative shall receive any compensation for his or her services under this Agreement and the Escrow Agreement with respect to the Escrow Securities and any indemnification claims hereunder. The Radiancy Representative shall have no liability whatsoever to the Radiancy Stockholders relating to his or her service as Radiancy Representative (including any action taken or omitted to be taken), except that he or she shall be liable for harm that he or she directly causes by an act of willful misconduct. The PhotoMedex Representative shall have no liability whatsoever to the PhotoMedex Stockholders relating to his or her service as PhotoMedex Representative (including any action taken or omitted to be taken), except that he or she shall be liable for harm that he or she directly causes by an act of willful misconduct. PhotoMedex shall pay all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants) incurred by the Radiancy Representative or the PhotoMedex Representative, as the case may be, in connection with the performance of his or her respective obligations as the Radiancy Representative or the PhotoMedex Representative, as the case may be, under this Agreement and the transactions contemplated hereby.

1.4 Other Effects of the Merger. The Merger shall have all further effects as specified in the applicable provisions of the DGCL.

1.5 Additional Actions. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of Radiancy or Merger Sub, or otherwise carry out this Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of Radiancy and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Radiancy or Merger Sub, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

1.6 Organic Anti-Dilution. The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into PhotoMedex Common Stock), dividends, reorganization, recapitalization, reclassification, combination,

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exchange of shares or other like change with respect to PhotoMedex Common Stock (each, an “Organic Dilution Event”) occurring on or after the date hereof and prior to the Effective Time. Notwithstanding the foregoing, (i) the issuance, conversion or other like change of the Merger Consideration (and the securities underlying the Merger Consideration) as contemplated by Section 1.1 of this Agreement shall not be deemed an Organic Dilution Event, and/or (ii) the issuance of PhotoMedex Common Stock and/or other securities of PhotoMedex pursuant to any exercise or conversion of securities of PhotoMedex issued and outstanding as of the date of this Agreement shall not be deemed an Organic Dilution Event.

1.7 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code. The parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) and Section  1.368-3(a) of the Treasury Regulations.

1.8 Treatment of Options. The Radiancy Board shall take such necessary steps to provide that (i) all Radiancy options that are issued and outstanding under any Radiancy option or incentive plan shall be accelerated and vested and become exercisable into shares of Radiancy Common Stock prior to the Effective Time, and (ii) any options not exercised prior to the Effective Time shall terminate as of the Effective Time. PhotoMedex options which remain unexercised at the Effective Time will remain outstanding.

1.9 Dissenting Stockholders; Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if holders of shares of Radiancy Common Stock that are issued and outstanding immediately prior to the Effective Date (the “Appraisal Shares”) properly demand appraisal pursuant to, and in compliance with, Section 262 of the DGCL, the Appraisal Shares shall not be converted into Merger Consideration as provided in Section 1.1, but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with Section 262 of the DGCL; provided, however, that if any such holder of Appraisal Shares shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Date into, and to have become exchangeable solely for the right to receive, the Merger Consideration as provided in Section 1.1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PHOTOMEDEX AND MERGER SUB

Except as set forth in the disclosure letter delivered by PhotoMedex to Radiancy on the date hereof (the “PhotoMedex Disclosure Letter”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, however, that an item disclosed in any Section of the PhotoMedex Disclosure Letter shall be deemed to have been disclosed on all other Sections of this Agreement (if such disclosure is in sufficient detail to make it readily apparent to a reasonable Person that such disclosure applies to the other Sections thereof to which such disclosure is responsive)), PhotoMedex and Merger Sub represent and warrant to Radiancy as follows:

2.1 Due Organization and Good Standing. Each of PhotoMedex and each wholly owned or partially owned subsidiary of PhotoMedex (each a “PhotoMedex Subsidiary”) is a corporation, limited liability company or other entity, duly incorporated, formed, or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, formation, or organization and has all requisite corporate, limited liability, or other organizational power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted. Each of PhotoMedex and each PhotoMedex Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not

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reasonably be expected to result in a PhotoMedex Material Adverse Effect (as defined below). PhotoMedex has heretofore made available to Radiancy accurate and complete copies of PhotoMedex’s articles of incorporation and by-laws, as amended to date and as currently in effect (the “PhotoMedex Organization Documents”), and the certificate of incorporation, by-laws or equivalent organizational document of each of the PhotoMedex Subsidiaries, each as amended to date and as currently in effect (the “PhotoMedex Subsidiary Organization Documents”). None of PhotoMedex or any PhotoMedex Subsidiary is in violation of any PhotoMedex Organization Document or PhotoMedex Subsidiary Organization Document, as the case may be.

For purposes of this Agreement, the term “PhotoMedex Material Adverse Effect” shall mean any change or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect upon the financial condition or operating results of PhotoMedex and the PhotoMedex Subsidiaries, taken as a whole, except any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would, or could have occurred a PhotoMedex Material Adverse Effect: (i) the effect of any change in the general political, economic, financial, capital market or industry-wide conditions (except to the extent that PhotoMedex or any PhotoMedex Subsidiary is affected in a disproportionate manner relative to other companies in the industries in which PhotoMedex and the PhotoMedex Subsidiaries conduct business), (ii) the effect of any change that generally affects any industry or market in which PhotoMedex or any of the PhotoMedex Subsidiaries operate to the extent that it does not disproportionately affect, individually or in aggregate, PhotoMedex and the PhotoMedex Subsidiaries taken as a whole, relative to other participants in the industries in which PhotoMedex and the PhotoMedex Subsidiaries operate, (iii) the effect of any change arising in connection with any international or national calamity, commencement, continuation or escalation of a war, armed hostilities or act of terrorism which does not disproportionately affect PhotoMedex and the PhotoMedex Subsidiaries taken as a whole, relative to other participants in the industries in which PhotoMedex and the PhotoMedex Subsidiaries operate; (iv) the announcement of the execution of this Agreement, the pendency of or the consummation of the Merger or the other transactions expressly contemplated hereby, (v) any change in applicable Law or GAAP (as defined below) or interpretation thereof, (vi) the execution by PhotoMedex and performance of or compliance by PhotoMedex with this Agreement or the taking of any action expressly contemplated or permitted by this Agreement, (vii) any shareholder litigation brought or threatened against PhotoMedex, Merger Sub or any member of the PhotoMedex Board or Merger Sub Board by shareholder(s) of PhotoMedex owning less than ten percent (10%) of the issued and outstanding PhotoMedex Common Stock in the aggregate in respect of this Agreement or the transactions contemplated hereby; (viii) changes in the market price or trading volume of the PhotoMedex Common Stock (provided that the underlying causes of such changes shall not be excluded), (ix) any matter disclosed in the PhotoMedex Disclosure Letter or (x) any failure to meet any financial or other projections.

2.2 Title to Securities; Capitalization.

(a) The authorized capital stock of PhotoMedex consists of 35,000,000 shares of PhotoMedex Common Stock. Section 2.2(a) of the PhotoMedex Disclosure Letter sets forth the number of shares of PhotoMedex Common Stock which are issued and outstanding. Except as set forth in Section 2.2(b) below, no shares of capital stock or other voting securities of PhotoMedex are issued, reserved for issuance or outstanding. All outstanding shares of PhotoMedex Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, the PhotoMedex Organization Documents or any contract to which PhotoMedex is a party or by which PhotoMedex is bound. Except as set forth in the PhotoMedex Organization Documents and/or the SEC Reports, there are no outstanding contractual obligations of PhotoMedex to repurchase, redeem or otherwise acquire any shares of PhotoMedex Common Stock or any capital equity of PhotoMedex and there are no outstanding contractual obligations of PhotoMedex to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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(b) Except as set forth in Section 2.2(b) of the PhotoMedex Disclosure Letter, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (iii) except as expressly contemplated by this Agreement, subscriptions or other rights, agreements, arrangements, contracts or commitments of any character, relating to the issued or unissued capital equity of PhotoMedex or obligating PhotoMedex to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options, capital stock or securities convertible into or exchangeable for such securities, or obligating PhotoMedex to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities.

(c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares of common stock are issued and outstanding. No other shares of capital stock or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All outstanding shares of Merger Sub common stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the PhotoMedex Subsidiary Organization Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub common stock or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Except as otherwise described in Section 2.2(c) of the PhotoMedex Disclosure Letter, PhotoMedex directly or indirectly owns all of the capital stock of, or other equity interests in, the PhotoMedex Subsidiaries. There are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (iii) subscriptions or other rights, agreements, arrangements, contracts or commitments of any character, relating to the issued or unissued capital equity of, or other equity interests in, any of the PhotoMedex Subsidiaries or obligating any of the PhotoMedex Subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options, equity interest or securities convertible into or exchangeable for such securities, or obligating any of the PhotoMedex Subsidiaries to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities. There are no outstanding obligations of PhotoMedex or any of the PhotoMedex Subsidiaries to repurchase, redeem (except as expressly contemplated by this Agreement) or otherwise acquire any capital stock of, or other equity interests in, PhotoMedex or any of the PhotoMedex Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(d) The Merger Consideration to be issued in accordance with this Agreement will be duly authorized, validly issued, fully paid and non assessable, not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, the PhotoMedex Organization Documents or any contract to which PhotoMedex is a party or by which PhotoMedex is bound and not subject to preemptive rights created by statute, the PhotoMedex Organization Documents or any agreement to which the PhotoMedex is a party or is bound, other than by the terms of the Merger Consideration.

(e) Upon delivery of the Merger Consideration pursuant to this Agreement to the stockholders of Radiancy who have exchanged their respective Certificates therefore, such stockholders will have good title to such Merger Consideration free and clear of any restrictions on transfer, Encumbrances (other than any restriction under the Securities Act, or any state “blue sky” securities Laws, by the terms of the Merger Consideration or Encumbrances or similar restrictions which are created by the Radiancy Stockholders), warrants, purchase rights, contracts, assignments, commitments, equities, claims and demands.

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(f) There are no registration rights (except as expressly contemplated by this Agreement), and there is no voting trust, proxy, rights plan, anti-takeover plan or other contracts or understandings to which PhotoMedex is a party or by which PhotoMedex is bound with respect to any of its capital stock. Except as set forth in this Agreement or disclosed in Section 2.2(f) of the PhotoMedex Disclosure Letter, as a result of the consummation of the Merger, no shares of capital stock, warrants, options or other securities of PhotoMedex are issuable and no rights in connection with any shares, warrants, rights, options or other securities of PhotoMedex accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(g) Except as disclosed in Section 2.2(g) of the PhotoMedex Disclosure Letter, no Indebtedness of PhotoMedex or any of the PhotoMedex Subsidiaries contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by PhotoMedex or any of the PhotoMedex Subsidiaries, or (iii) the ability of PhotoMedex or any of the PhotoMedex Subsidiaries to grant any Encumbrance on its properties or assets. As used in this Agreement, “Indebtedness” means (A) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than Expenses, capitalized lease expenses and current trade liabilities incurred in the ordinary course of business consistent with past practice and payable in accordance with customary practices), (B) any other indebtedness that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (C) all obligations in respect of bankers’ acceptances issued or created, (D) all indebtedness referred to in clauses (A) through (B) secured by an Encumbrance on any property of such Person and (E) all guarantee obligations for indebtedness of others referred to in clauses (A) through (D).

(h) Since January 1, 2008, PhotoMedex has not declared or paid any distribution or dividend in respect of the PhotoMedex Common Stock and, except for as expressly contemplated by this Agreement, has not repurchased, redeemed or otherwise acquired any securities or equity interest of PhotoMedex, and the PhotoMedex Board has not authorized any of the foregoing.

2.3 Subsidiaries.

(a) Section 2.3(a)(i) of the PhotoMedex Disclosure Letter sets forth a true, complete and correct list of each of the PhotoMedex Subsidiaries and their respective jurisdictions of incorporation, formation or organization. Except as otherwise set forth in Section 2.3(a)(ii) of the PhotoMedex Disclosure Letter, all of the capital stock and other equity interests of the PhotoMedex Subsidiaries are owned, directly or indirectly, by PhotoMedex free and clear of any Encumbrance (other than any restriction under the Securities Act, or any state “blue sky” securities Laws) with respect thereto. All of the outstanding shares of capital stock or other equity interests in each of the PhotoMedex Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and non-assessable, and with respect to the PhotoMedex Subsidiaries that are limited liability companies, are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and were not issued in material violation of any applicable foreign, federal or state securities Laws. Neither PhotoMedex nor any PhotoMedex Subsidiary owns, directly or indirectly, any shares of capital stock or other equity or voting interests in (including any securities exercisable or exchangeable for or convertible into capital stock or other equity or voting interests in) any other Person other than publicly traded securities constituting less than five percent (5%) of the outstanding equity of the issuing entity, other than capital stock or other equity interest of the PhotoMedex Subsidiaries owned by PhotoMedex or another PhotoMedex Subsidiary.

(b) Section 2.3(b) of the PhotoMedex Disclosure Letter lists all jurisdictions in which each of PhotoMedex and each PhotoMedex Subsidiary is qualified to conduct its respective business.

(c) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, and the performance of its obligations hereunder.

2.4 Authorization; Binding Agreement. Each of PhotoMedex and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each other ancillary agreement related hereto to

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which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each other ancillary agreement related hereto to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) have been duly and validly authorized by the PhotoMedex Board and Merger Sub Board, and (ii) except for the approval of the stockholders of PhotoMedex (the “PhotoMedex Stockholder Approval”) and the filing of appropriate merger documents as contemplated by the DCGL, no other corporate proceedings on the part of PhotoMedex and Merger Sub are necessary to authorize the execution and delivery of this Agreement and each other ancillary agreement related hereto to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each ancillary agreement to which PhotoMedex or Merger Sub is a party shall be when delivered, duly and validly executed and delivered by PhotoMedex and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement and such ancillary agreements by the other Parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of PhotoMedex and Merger Sub, enforceable against PhotoMedex and Merger Sub in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally, and the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

2.5 Governmental Approvals. Except as otherwise described in Section 2.5 of the PhotoMedex Disclosure Letter, no consent, approval, waiver, authorization or permit of, or notice to or declaration or filing with (each, a “Consent”), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self-regulatory organization (each, a “Governmental Authority”), on the part of PhotoMedex or any of the PhotoMedex Subsidiaries is required to be obtained or made in connection with the execution, delivery or performance by PhotoMedex and Merger Sub of this Agreement and each other ancillary agreement related hereto to which it is a party or the consummation by PhotoMedex and Merger Sub of the transactions contemplated hereby and thereby, other than (i) such filings as may be required in any jurisdiction where PhotoMedex or any PhotoMedex Subsidiary is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (ii) pursuant to Antitrust Laws (as defined below), (iii) such filings as contemplated by this Agreement pursuant to the Merger, (iv) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act of 1934, as amended (the “Exchange Act”), the Financial Industry Regulatory Authority (“FINRA”) or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (v) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to result in a PhotoMedex Material Adverse Effect or prevent consummation of the transactions contemplated by this Agreement.

2.6 No Violations. Except as otherwise described Section 2.6 of the PhotoMedex Disclosure Letter, the execution and delivery by PhotoMedex and Merger Sub of this Agreement and each other ancillary agreement related hereto to which it is a party, the consummation by PhotoMedex and Merger Sub of the transactions contemplated hereby and thereby, and compliance by PhotoMedex and Merger Sub with any of the provisions hereof and thereof, will not, (i) conflict with or violate any provision of any PhotoMedex Organization Document or PhotoMedex Subsidiary Organization Document, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any PhotoMedex Material Contract (as defined below), (iii) result (immediately or with the passage of time or otherwise) in the creation or imposition of any Encumbrances (as hereafter defined) (other than any Permitted Encumbrances (as defined below)) upon any of the properties, rights or assets of PhotoMedex or any of the PhotoMedex Subsidiaries, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such consent, approval, authorization or waiver having been satisfied, conflict with or violate any foreign, federal, state or local Order, statute, law, rule, regulation,

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ordinance, principle of common law, constitution, treaty enacted, or any writ, arbitration award, injunction, directive, judgment, or decree, promulgated, issued, enforced or entered by any Governmental Authority (each, a “Law” and collectively, the “Laws”) to which PhotoMedex or any of the PhotoMedex Subsidiaries or any of their respective assets or properties is subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from any of the foregoing that would not reasonably be expected to result in a PhotoMedex Material Adverse Effect. For purposes of this Agreement, “Encumbrance” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute.

2.7 SEC Filings and Financial Statements.

(a) Since January 1, 2008, PhotoMedex has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by PhotoMedex with the Securities and Exchange Commission (the “SEC”) under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto. Section 2.7(a)(i) of the PhotoMedex Disclosure Letter lists; and PhotoMedex has made available to Radiancy copies in the form filed with the SEC of all of the following; except in each such case, to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) PhotoMedex’s Annual Reports on Form 10-K for each fiscal year of PhotoMedex since January 1, 2008, (ii) PhotoMedex’s Quarterly Reports on Form 10-Q for each fiscal quarter that PhotoMedex was required to file a Quarterly Report on Form 10-Q in each of the fiscal years of PhotoMedex referred to in clause (i) above, (iii) all proxy statements relating to PhotoMedex’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Radiancy pursuant to this Section 2.7) filed by PhotoMedex with the SEC since January 1, 2008 (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (vi) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U. S. C. §1350 (Section 906) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to any report referred to in clause (i) or (ii) above (collectively, the “Certifications”). The SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The SEC Reports did not, at the time they were filed with the SEC (except to the extent that information contained in any SEC Report has been revised or superseded by a later filed SEC Report, in which case on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications were each true and correct on the date made. To the extent required by the Exchange Act, PhotoMedex and the PhotoMedex Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning PhotoMedex and the PhotoMedex Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of PhotoMedex’s filings with the SEC and other public disclosure documents. Except as set forth in Section 2.7(a)(ii) of the PhotoMedex Disclosure Letter, to the knowledge of PhotoMedex, each director and executive officer of PhotoMedex has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2008.

(b) The financial statements and notes contained or incorporated by reference in the SEC Reports (the “PhotoMedex Financials”) fairly present the financial condition and the results of operations, changes in

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stockholders’ equity, and cash flow of PhotoMedex and the PhotoMedex Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. To the extent required by the Exchange Act, PhotoMedex has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. No financial statements other than those of PhotoMedex and the PhotoMedex Subsidiaries are required by GAAP to be included in the consolidated financial statements of PhotoMedex. Section 2.7(b) of the PhotoMedex Disclosure Letter contains a description of all non-audit services performed by PhotoMedex’s auditors for PhotoMedex and the PhotoMedex Subsidiaries since January 1, 2008 and the fees paid for such services; further, all such non-audit services were approved by the audit committee of the PhotoMedex Board. PhotoMedex has no off-balance sheet arrangements. For purposes of this Agreement, “GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

(c) Since January 1, 2008, neither PhotoMedex nor any PhotoMedex Subsidiary, or to PhotoMedex’s knowledge, any director, officer or employee of PhotoMedex or any PhotoMedex Subsidiary, or any auditor or accountant of PhotoMedex or the PhotoMedex Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of PhotoMedex or any PhotoMedex Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that PhotoMedex or any PhotoMedex Subsidiary has engaged in questionable accounting or auditing practices. To PhotoMedex’s knowledge, since January 1, 2008, no employee and no member of the PhotoMedex Board nor any attorney representing PhotoMedex or any PhotoMedex Subsidiary, whether or not employed by PhotoMedex or any PhotoMedex Subsidiary, has received written notice from any Governmental Authority or any Person of any violation of consumer protection, insurance or securities Laws, breach of fiduciary duty or similar violation by PhotoMedex, the PhotoMedex Subsidiaries or any of their respective officers, directors, employees or agents or reported written evidence of any such violation to the PhotoMedex Board or any committee thereof or to any director or executive officer of PhotoMedex.

(d) The PhotoMedex Subsidiaries have never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

2.8 Absence of Certain Changes.

(a) From January 1, 2011 through the date hereof, except as described in Section 2.8(a) of the PhotoMedex Disclosure Letter and as expressly contemplated by this Agreement, PhotoMedex and the PhotoMedex Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice.

(b) From January 1, 2011 through the date hereof, there has not been any fact, change, effect, occurrence, event, development or state of circumstances that has had or would reasonably be expected to result in a PhotoMedex Material Adverse Effect.

2.9 Absence of Undisclosed Liabilities. Neither PhotoMedex nor any PhotoMedex Subsidiary is subject to any material liabilities or obligations of the type required to be reflected on a balance sheet prepared in accordance with GAAP that is not adequately reflected or reserved on or provided for in the PhotoMedex Financials, other than (i) liabilities or obligations of the type that have been incurred in the ordinary course of business consistent with past practice, (ii) liabilities or obligations reflected in Section 2.9 of the PhotoMedex Disclosure Letter, and (iii) liabilities or obligations under the payment terms of PhotoMedex Material Contracts (but not including liabilities for breaches or for indemnification obligations thereunder), except, in each case, for such liabilities or obligations that would not reasonably be expected to result in a PhotoMedex Material Adverse Effect.

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2.10 Compliance with Laws. Except as set forth in Section 2.10 of the PhotoMedex Disclosure Letter, neither PhotoMedex nor any of the PhotoMedex Subsidiaries are in conflict with, or in default or violation of, nor has it received, from January 1, 2008, any written notice of any conflict with, or default or violation of, (A) any applicable Law by which it or any property or asset of PhotoMedex or any PhotoMedex Subsidiary is bound or affected including, without limitation, consumer protection, insurance or securities Laws, or (B) any PhotoMedex Material Contract, except, in each case, for any deviations from any of the foregoing that would not reasonably be expected to result in a PhotoMedex Material Adverse Effect.

2.11 Regulatory Agreements; Permits.

(a) Except as disclosed in Section 2.11(a) of the PhotoMedex Disclosure Letter, there are no material written agreements, memoranda of understanding, commitment letters, or cease and desist orders, to which PhotoMedex or any PhotoMedex Subsidiary is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand.

(b) Except as disclosed in Section 2.11(b) of the PhotoMedex Disclosure Letter, each of PhotoMedex, the PhotoMedex Subsidiaries, and each employee of PhotoMedex or any PhotoMedex Subsidiary who is legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with PhotoMedex or such PhotoMedex Subsidiary, hold all material permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, orders and other authorizations of Governmental Authorities, certificates, consents and approvals necessary to lawfully conduct PhotoMedex’s or the PhotoMedex Subsidiaries’ respective business as presently conducted, and to own, lease and operate PhotoMedex’s or the PhotoMedex Subsidiaries’ respective assets and properties, except for any such permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, certificates and approvals, the failure of which to obtain, individually or in conjunction with another, would not reasonably be expected to result in a PhotoMedex Material Adverse Effect (collectively, the “PhotoMedex Permits”). PhotoMedex has made available to Radiancy true, correct and complete copies of all material PhotoMedex Permits. All of PhotoMedex Permits are in full force and effect, and no suspension or cancellation of any of PhotoMedex Permits is pending or, to PhotoMedex’s knowledge, threatened, except, in each case, where the failure of any PhotoMedex Permits to have been in full force and effect, or the suspension or cancellation of any of PhotoMedex Permits, would not reasonably be expected to result in a PhotoMedex Material Adverse Effect. PhotoMedex and the PhotoMedex Subsidiaries are not in violation in any material respect of the terms of any PhotoMedex Permit, except for any violations which would not reasonably be expected to result in a PhotoMedex Material Adverse Effect.

(c) To PhotoMedex’s knowledge, no investigation, review or market conduct examination by any Governmental Authority with respect to PhotoMedex or any PhotoMedex Subsidiary is pending or threatened in writing.

2.12 Litigation. Except as disclosed in Section 2.12(a)(i) of the PhotoMedex Disclosure Letter, there is no private, regulatory or governmental inquiry, action, suit, proceeding, litigation, claim, arbitration or investigation pending before any Governmental Authority of competent jurisdiction (each, an “Action”), or, to the knowledge of PhotoMedex, threatened against PhotoMedex, any of the PhotoMedex Subsidiaries or any of their respective properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such) that would reasonably be expected to result in a PhotoMedex Material Adverse Effect. There is no decree, directive, order, writ, judgment, stipulation, determination, decision, award, injunction, temporary restraining order, cease and desist order or other order by, or any supervisory agreement or memorandum of understanding with any Governmental Authority (each, an “Order”) binding against PhotoMedex, any of the PhotoMedex Subsidiaries or any of their respective properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such) that would prohibit, prevent, enjoin, restrict or alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to result in a PhotoMedex Material Adverse Effect. PhotoMedex and the PhotoMedex Subsidiaries are in compliance with all Orders,

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except for any non-compliances which would not reasonably be expected to result in a PhotoMedex Material Adverse Effect. Except as disclosed in Section 2.12(a)(ii) of the PhotoMedex Disclosure Letter, there is no material Action that PhotoMedex or any of the PhotoMedex Subsidiaries has pending against other parties. There is no Action pending or, to the knowledge of PhotoMedex, threatened against PhotoMedex involving a claim against PhotoMedex or any PhotoMedex Subsidiary for false advertising with respect to any of PhotoMedex’s or any PhotoMedex Subsidiary’s products or services, except for any such Action(s) which would not reasonably be expected to result in a PhotoMedex Material Adverse Effect.

2.13 Restrictions on Business Activities. There is no Order binding upon PhotoMedex or any of the PhotoMedex Subsidiaries that has or would reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any respect, any business practice of PhotoMedex or any of the PhotoMedex Subsidiaries as their businesses are currently conducted, any acquisition of property by PhotoMedex or any of the PhotoMedex Subsidiaries, the conduct of business by PhotoMedex or any of the PhotoMedex Subsidiaries as currently conducted, or the ability of PhotoMedex to compete with other parties, except, in each case, for such Orders that would not reasonably be expected to result in a PhotoMedex Material Adverse Effect.

2.14 Material Contracts.

(a) Section 2.14(a) of the PhotoMedex Disclosure Letter sets forth a true, correct and complete list of, and PhotoMedex has made available to Radiancy, true, correct and complete copies of, each material written contract, agreement, commitment, arrangement, lease, license, or plan and each other instrument in effect to which PhotoMedex or any PhotoMedex Subsidiary is a party or by which PhotoMedex, any PhotoMedex Subsidiary, or any of their respective properties or assets are bound or affected, in each case as of the date hereof (each, a “PhotoMedex Material Contract”) that:

(i) contains covenants that materially limit the ability of PhotoMedex or any PhotoMedex Subsidiary (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product, including any non-competition covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other entity, except, in each case, for any such contract that may be canceled without any penalty or other liability to PhotoMedex or any PhotoMedex Subsidiary upon notice of 60 days or less;

(ii) involves any joint venture, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of PhotoMedex and the PhotoMedex Subsidiaries, taken as a whole;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures, contract, forward contract, option or other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of $100,000;

(v) involves the acquisition or disposition (to the extent such transaction would be consummated after the date hereof), directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $100,000 (other than in the ordinary course of business) or capital stock or other equity interests of another Person;

(vi) by its terms calls for aggregate payments by PhotoMedex or any PhotoMedex Subsidiary under such contract of more than $100,000 per year;

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(vii) with respect to any material acquisition of another Person, pursuant to which PhotoMedex or any PhotoMedex Subsidiary has (A) any continuing indemnification obligations in excess of $100,000 or (B) any “earn out” or other contingent payment obligations;

(viii) obligates PhotoMedex or any PhotoMedex Subsidiary to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $100,000;

(ix) is between PhotoMedex or any PhotoMedex Subsidiary and any of their respective directors or executive officers that cannot be cancelled by PhotoMedex (or the applicable PhotoMedex Subsidiary) within 60 days’ notice without material liability, penalty or premium;

(x) obligates PhotoMedex or any PhotoMedex Subsidiary to make any capital commitment or expenditure in excess of $100,000 (including pursuant to any joint venture); or

(xi) relates to the development, ownership, licensing or use of any Intellectual Property material to the business of PhotoMedex or any PhotoMedex Subsidiary, other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $100,000 per year (collectively, “Off-the-Shelf Software Agreements”).

(b) Except as disclosed in Section 2.14(b) of the PhotoMedex Disclosure Letter, with respect to each PhotoMedex Material Contract: (i) such PhotoMedex Material Contract is valid and binding and enforceable in all respects against PhotoMedex or the PhotoMedex Subsidiary party thereto (subject to Enforceability Exceptions) and, to PhotoMedex’s knowledge, the other party thereto, and other than such contracts that have expired by their terms or terminated pursuant to the terms of this Agreement, are in full force and effect; (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of PhotoMedex Material Contract against PhotoMedex or such PhotoMedex Subsidiary and, to PhotoMedex’s knowledge, the other party thereto; (iii) neither PhotoMedex nor any PhotoMedex Subsidiary is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a breach or default by PhotoMedex or any PhotoMedex Subsidiary, or permit termination or acceleration by the other party thereto, under such PhotoMedex Material Contract; (iv) to PhotoMedex’s knowledge, no other party to such PhotoMedex Material Contract is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by PhotoMedex or any of the PhotoMedex Subsidiaries, under such PhotoMedex Material Contract, and (v) no other party to such PhotoMedex Material Contract has notified PhotoMedex or any PhotoMedex Subsidiary in writing that it is terminating or considering terminating the handling of its business by PhotoMedex or any PhotoMedex Subsidiary or in respect of any particular product, project or service of PhotoMedex or any PhotoMedex Subsidiary, or is planning to materially reduce its future business with PhotoMedex or any PhotoMedex Subsidiary in any manner except, with respect to each of clauses (i) through (v), for any deviations from any of the foregoing that would not reasonably be expected to result in a PhotoMedex Material Adverse Effect.

2.15 Intellectual Property.

(a) Section 2.15(a)(i) of the PhotoMedex Disclosure Letter contains a list of: (i) all right, title and interest in and to all registered Intellectual Property and Intellectual Property that is the subject of a pending application for registration in each case that is, owned by PhotoMedex or any of the PhotoMedex Subsidiaries and is material to the business of PhotoMedex as currently conducted (“PhotoMedex Intellectual Property”); and (ii) all material Intellectual Property, other than as may be licensed pursuant to Off-the-Shelf Software Agreements, that is licensed to PhotoMedex or any of the PhotoMedex Subsidiaries and is material to the business of PhotoMedex (“PhotoMedex Licensed Intellectual Property”). Except where failure to own, license or otherwise possess such rights has not had and would not reasonably be expected to result in a PhotoMedex

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Material Adverse Effect, each of PhotoMedex and the PhotoMedex Subsidiaries (x) has all right, title and interest in and to PhotoMedex Intellectual Property owned by it, free and clear of all Encumbrances, other than rights and interest licensed to any other Person and Permitted Encumbrances, and (y) has valid rights to use the PhotoMedex Licensed Intellectual Property. Except as set forth in Section 2.15(a)(ii) of the PhotoMedex Disclosure Letter, neither PhotoMedex nor any of the PhotoMedex Subsidiaries has received any written notice alleging that it has infringed, diluted or misappropriated, or, by conducting its business as currently conducted, has infringed, diluted or misappropriated, the Intellectual Property rights of any Person and, except as set forth in Section 2.15(a)(iii) of the PhotoMedex Disclosure Letter, to the knowledge of PhotoMedex, there is no valid basis for any such allegation. Except as set forth in Section 2.15(a)(iv) of the PhotoMedex Disclosure Letter, to PhotoMedex’s knowledge neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will materially impair or materially alter PhotoMedex’s or any PhotoMedex Subsidiary’s rights to any PhotoMedex Intellectual Property or PhotoMedex Licensed Intellectual Property. To PhotoMedex’s knowledge, all of PhotoMedex Intellectual Property and the license rights to the PhotoMedex Licensed Intellectual Property are valid, enforceable and subsisting and, as of the date hereof, there is no material Action that is pending or, to PhotoMedex’s knowledge, threatened that challenges the rights of PhotoMedex or any of the PhotoMedex Subsidiaries in any material respect of any PhotoMedex Intellectual Property or PhotoMedex Licensed Intellectual Property or the validity, enforceability or effectiveness thereof. PhotoMedex Intellectual Property and the PhotoMedex Licensed Intellectual Property constitute all material Intellectual Property owned by or licensed to PhotoMedex or the PhotoMedex Subsidiaries and used in or necessary for the operation by PhotoMedex and the PhotoMedex Subsidiaries of their respective businesses as currently conducted. Neither PhotoMedex nor any of the PhotoMedex Subsidiaries is in breach or default (or would with the giving of notice or lapse of time or both be in such breach or default) under any license to use any of the PhotoMedex Licensed Intellectual Property, except for any such breaches and defaults which would not reasonably be expected to result in a PhotoMedex Material Adverse Effect.

(b) For purposes of this Agreement, “Intellectual Property” means (i) United States, international and foreign patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (ii) United States and foreign registered, pending and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (iii) United States and foreign copyrights, and registrations and applications for registration thereof; and copyrightable works, including website content; (iv) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information; and (v) confidential and proprietary information including, without limitation, know-how, recipes and formulas.

2.16 Employee Benefit Plans.

(a) Section 2.16(a) of the PhotoMedex Disclosure Letter lists, with respect to PhotoMedex and the PhotoMedex Subsidiaries, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) material loans from PhotoMedex to officers and directors other than advances for expense reimbursements incurred in the ordinary course of business, (iii) any securities option, securities stock purchase, phantom securities, securities appreciation right, equity-related, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs, agreements or arrangements, (iv) all bonus, pension, retirement, profit sharing, savings, deferred compensation or incentive plans, programs, policies, agreements or arrangements, (v) other material fringe, perquisite, or employee benefit plans, programs, policies, agreements or arrangements, and (vi) any current or former employment, change of control, retention or executive compensation, termination or severance plans, programs, policies, collective bargaining, agreements or arrangements, written or otherwise, as to which material unsatisfied liabilities or obligations, contingent or otherwise, remain for the benefit of, or relating to, any present or former employee, consultant, manager or director, or which could reasonably be expected to have any material

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liabilities or obligations (together, the “PhotoMedex Benefit Plans”). The term PhotoMedex Benefit Plans also includes all benefit plans subject to Title IV of ERISA in connection with which any trade or business (whether or not incorporated) that is treated as a single employer with PhotoMedex and the PhotoMedex Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code (a “PhotoMedex ERISA Affiliate”) may have any liability.

(b) Other than as would not reasonably be expected to result in a PhotoMedex Material Adverse Effect, (i) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, by PhotoMedex or by any trusts created thereunder, any trustee or administrator thereof or any other Person, with respect to any PhotoMedex Benefit Plan, (ii) each PhotoMedex Benefit Plan has been administered in material accordance with its terms and in compliance in all material respects with the requirements prescribed by any and all applicable Laws (including ERISA and the Code), (iii) PhotoMedex and each PhotoMedex ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of PhotoMedex Benefit Plans that are subject to Title IV of ERISA, and (iv) all contributions and premiums required to be made by PhotoMedex or any PhotoMedex ERISA Affiliate to any PhotoMedex Benefit Plan have been made on or before their due dates, including any legally permitted extensions. Except with respect to claims for benefits in the ordinary course, no Action has been brought, or to the knowledge of PhotoMedex is threatened, against or with respect to any such PhotoMedex Benefit Plan, including any audit or inquiry by the IRS, United States Department of Labor (the “DOL”) or other Governmental Authority (other than as would not reasonably be expected to result in a PhotoMedex Material Adverse Effect). Each PhotoMedex Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and any awards thereunder, in each case that is subject to Section 409A of the Code, has been operated in good faith compliance, in all material respects, with Section 409A of the Code since January 1, 2005. Each PhotoMedex Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS upon which the sponsor of such PhotoMedex Benefit Plan is entitled to rely, has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, or is maintained pursuant to a volume submitter or prototype document for which it may properly rely on the applicable advisory or opinion letter, and neither PhotoMedex nor any PhotoMedex Subsidiary is aware of any circumstances that could result in revocation of any such favorable determination letter or the loss of the qualification of such PhotoMedex Benefit Plan under Section 401(a) of the Code.

(c) Except as disclosed in Section 2.16 of the PhotoMedex Disclosure Letter, or as otherwise provided in this Agreement, any ancillary agreement related hereto or as provided by applicable Law, with respect to PhotoMedex Benefit Plans, the consummation of the transactions contemplated by this Agreement and any ancillary agreement related hereto to which PhotoMedex is a party, will not, either alone or in combination with any other event or events, (i) entitle any current or former employee, manager, director or consultant of PhotoMedex or any of the PhotoMedex Subsidiaries to any payment of severance pay, golden parachute payments, or bonuses, (ii) accelerate, forgive indebtedness, vest, distribute, or increase benefits or obligation to fund benefits with respect to any employee or director of PhotoMedex or any of the PhotoMedex Subsidiaries, or (iii) accelerate the time of payment or vesting of options to purchase securities of PhotoMedex, or increase the amount of compensation due any such employee, director or consultant.

(d) None of the PhotoMedex Benefit Plans contains any provision requiring a gross-up pursuant to Section 280G or 409A of the Code or similar Tax provisions.

(e) No PhotoMedex Benefit Plan maintained by PhotoMedex or any of the PhotoMedex Subsidiaries provides material benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of PhotoMedex or any of the PhotoMedex Subsidiaries after termination of employment (other than (i) coverage mandated by applicable Laws, (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

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(f) Neither PhotoMedex nor any PhotoMedex ERISA Affiliate has any liability with respect to any (i) employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) ”multiemployer plan” as defined in Section 3(37) of ERISA or (iii) ”multiple employer plan” within the meaning of Sections 4063 and 4064 of ERISA or Section 413(c) of the Code.

(g) Except as set forth in Section 2.16(g) of the PhotoMedex Disclosure Letter, no PhotoMedex Benefit Plan is maintained outside the jurisdiction of the United States (any such PhotoMedex Benefit Plan set forth in Section 2.16(g) of the PhotoMedex Disclosure Schedule, “PhotoMedex Foreign Benefit Plans”). All PhotoMedex Foreign Benefit Plans have been established, maintained and administered in compliance in all material respects with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality and all PhotoMedex Foreign Benefit Plans that are required to be funded are fully funded, and with respect to all other PhotoMedex Foreign Benefit Plans, adequate reserves therefor have been established in accordance with applicable foreign accounting standards on the accounting statements of the applicable PhotoMedex or PhotoMedex Subsidiary entity.

2.17 Taxes and Returns.

(a) PhotoMedex has or will have timely filed, or caused to be timely filed, all material federal, state, local and foreign Tax returns and reports required to be filed by it or the PhotoMedex Subsidiaries (taking into account all available extensions) (collectively, “Tax Returns”), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the PhotoMedex Financials have been established.

(b) Section 2.17(b) of the PhotoMedex Disclosure Letter sets forth each jurisdiction where PhotoMedex and each PhotoMedex Subsidiary files or is required to file a Tax Return.

(c) To the Knowledge of PhotoMedex, neither PhotoMedex nor any of the PhotoMedex Subsidiaries is being audited by any taxing authority or has been notified by any Tax authority that any such audit is contemplated or pending.

(d) There are no material claims, assessments, audits, examinations, investigations or other proceedings pending against PhotoMedex or any of the PhotoMedex Subsidiaries in respect of any Tax, and neither PhotoMedex nor any of the PhotoMedex Subsidiaries has been notified in writing of any proposed Tax claims or assessments against PhotoMedex or any of the PhotoMedex Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the PhotoMedex Financials have been established or are immaterial in amount).

(e) There are no material liens with respect to any Taxes upon any of PhotoMedex’s or the PhotoMedex Subsidiaries’ assets, other than (i) Taxes, the payment of which is not yet due, or (ii) Taxes or charges being contested in good faith by appropriate proceedings and for which adequate reserves in the PhotoMedex Financials have been established.

(f) Neither PhotoMedex nor any of the PhotoMedex Subsidiaries has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by PhotoMedex or any of the PhotoMedex Subsidiaries for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) Neither PhotoMedex nor any of the PhotoMedex Subsidiaries has made any change in accounting method or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on Taxes following the Closing.

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(h) Neither PhotoMedex nor any of the PhotoMedex Subsidiaries participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation section 1.6011-4.

(i) Neither PhotoMedex nor any PhotoMedex Subsidiary has any material liability or potential material liability for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise.

(j) Neither PhotoMedex nor any PhotoMedex Subsidiary is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to material Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority) that will be binding on PhotoMedex or any PhotoMedex Subsidiary with respect to any period following the Closing Date.

(k) Neither PhotoMedex nor any PhotoMedex Subsidiary has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(l) For purposes of this Agreement, the term “Tax” or “Taxes” shall mean any tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Authority (including any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, net worth, premium, license, excise, franchise, employment, payroll, social security, workers compensation, unemployment compensation, alternative or added minimum, ad valorem, transfer or excise tax) together with any interest, addition or penalty imposed thereon.

2.18 Finders and Investment Bankers. Except as set forth in Section 2.18 of the PhotoMedex Disclosure Letter, PhotoMedex and/or Merger Sub has not incurred, nor will it incur, any liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of PhotoMedex.

2.19 Title to Properties; Assets.

(a) Section 2.19(a)(i) of the PhotoMedex Disclosure Letter contains a correct and complete list, of all real property and interests in real property leased or subleased by or for the benefit of PhotoMedex or any of the PhotoMedex Subsidiaries from or to any Person (collectively, the “PhotoMedex Real Property”). The list set forth in Section 2.19(a)(i) of the PhotoMedex Disclosure Letter contains, with respect to each of PhotoMedex Real Properties, all existing leases, subleases, licenses, guarantees or other occupancy contracts to which PhotoMedex or any of the PhotoMedex Subsidiaries is a party or by which PhotoMedex or any of the PhotoMedex Subsidiaries is bound, and all assignments, amendments, modifications, extensions and supplements thereto (collectively, the “PhotoMedex Leases”), the terms of which have been complied with by PhotoMedex and any PhotoMedex Subsidiary, except for any non-compliances as would not reasonably be expected to result in a PhotoMedex Material Adverse Effect. PhotoMedex Real Property set forth in Section 2.19(a)(i) of the PhotoMedex Disclosure Letter comprises all of the real property necessary and/or currently used in the operations of the business of PhotoMedex and the PhotoMedex Subsidiaries. PhotoMedex does not own any real property. Except as set forth in Section 2.19(a)(ii) of the PhotoMedex Disclosure Letter, PhotoMedex or a PhotoMedex Subsidiary has good and valid title to, a valid leasehold interest in, or valid license to use, all of the material personal property, assets and rights used by them in the operation of their respective businesses, free and clear of all Encumbrances other than Permitted Encumbrances.

(b) A true, correct, complete and full execution copy of each PhotoMedex Lease set forth in Section 2.19(a)(i) of the PhotoMedex Disclosure Letter has been made available to Radiancy. Except as set forth in Section 2.19(b)(i) of the PhotoMedex Disclosure Letter, PhotoMedex or PhotoMedex Subsidiary’s interests in each of the PhotoMedex Leases are free and clear of all Encumbrances, other than Permitted Encumbrances, and

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each of the PhotoMedex Leases is in full force and effect and are free and clear of all Encumbrances, other than Permitted Encumbrances, and each of the PhotoMedex Leases is in full force and effect. Except as set forth in Section 2.19(b)(ii) of the PhotoMedex Disclosure Letter, neither PhotoMedex nor any of the PhotoMedex Subsidiaries nor, to the knowledge of PhotoMedex, any other party to any PhotoMedex Lease is in breach of or in default under (with or without notice or lapse of time or both), in any material respect, any of the PhotoMedex Leases, except for any breaches or defaults which would not reasonably be expected to result in a PhotoMedex Material Adverse Effect. PhotoMedex and the PhotoMedex Subsidiaries enjoy peaceful and undisturbed possession under all such PhotoMedex Leases and have not received notice of any material default, delinquency or breach on the part of PhotoMedex or any PhotoMedex Subsidiary. For purposes of this Agreement, the term “Permitted Encumbrances” means (i) Encumbrances for water and sewer charges, Taxes or assessments and similar governmental charges or levies, which either are [A] not delinquent or [B] being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (ii) other Encumbrances imposed by operation of Law (including mechanics’, couriers’, workers’, repairers’, materialmen’s, warehousemen’s, landlord’s and other similar Encumbrances) arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (iii) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security, (iv) Encumbrances on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (v) title of a lessor under a capital or operating lease and the terms and conditions of a lease creating any leasehold interest, (vi) Encumbrances arising under this Agreement or any ancillary agreement hereto, and (vii) such other imperfections in title as are not, in the aggregate, reasonably likely to result in a PhotoMedex Material Adverse Effect or a Radiancy Material Adverse Effect (as defined below), as the case may be.

2.20 Employee Matters.

(a) There are no material Actions pending or, to the knowledge of PhotoMedex, threatened involving PhotoMedex or any PhotoMedex Subsidiary and any of their respective employees or former employees (with respect to their status as an employee or former employee, as applicable) including any harassment, discrimination, retaliatory act or similar claim. To PhotoMedex’s knowledge, since January 1, 2008, there has been: (i) no labor union organizing or attempting to organize any employee of PhotoMedex or any of the PhotoMedex Subsidiaries into one or more collective bargaining units with respect to their employment with PhotoMedex or any of the PhotoMedex Subsidiaries; and (ii) no labor dispute, strike, work slowdown, work stoppage or lock out or other collective labor action by or with respect to any employees of PhotoMedex or any of the PhotoMedex Subsidiaries pending with respect to their employment with PhotoMedex or any of the PhotoMedex Subsidiaries or threatened against PhotoMedex or any of the PhotoMedex Subsidiaries. Neither PhotoMedex nor any of the PhotoMedex Subsidiaries is a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees of PhotoMedex or any of the PhotoMedex Subsidiaries and no such agreement is currently being negotiated.

(b) Except as set forth in Section 2.20(b) of the PhotoMedex Disclosure Letter, PhotoMedex and the PhotoMedex Subsidiaries (i) are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not received written notice, or any other form of notice, that there is any Action involving unfair labor practices against PhotoMedex or any of the PhotoMedex Subsidiaries pending, (ii) are not liable for any material arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) are not liable for any material payment to any trust or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice), and except for

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any non-compliances or liabilities which not reasonably be expected to result in a PhotoMedex Material Adverse Effect. Except as would not reasonably be expected to result in a PhotoMedex Material Adverse Effect, there are no Actions pending or, to the knowledge of PhotoMedex, threatened against PhotoMedex or any PhotoMedex Subsidiary brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

2.21 Environmental Matters. Except as set forth in Section 2.21 of the PhotoMedex Disclosure Letter or as would not reasonably be expected to result in a PhotoMedex Material Adverse Effect:

(a) Neither PhotoMedex nor any of the PhotoMedex Subsidiaries is the subject of any national, international, federal, state, local or foreign Order, judgment or written claim, and neither PhotoMedex nor any of the PhotoMedex Subsidiaries has received any written notice or claim, or entered into any negotiations or agreements with any Person, in each case that would impose a liability or obligation under any Environmental Law;

(b) PhotoMedex and the PhotoMedex Subsidiaries are in compliance in all material respects with all applicable Environmental Laws;

(c) Neither PhotoMedex nor any of the PhotoMedex Subsidiaries has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Substance, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any liability or obligation under applicable Environmental Laws; and

(d) Each of PhotoMedex and the PhotoMedex Subsidiaries holds and is in compliance in all material respects with all PhotoMedex Permits required to conduct its business and operations under all applicable Environmental Laws.

“Environmental Laws” means any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, and including restrictions on Hazardous Substances in electrical and electronic equipment, in each case as in effect before or at the date hereof.

“Hazardous Substance” means any substance listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or as a pollutant or contaminant under any Environmental Law. Hazardous Substances include any substance to which exposure is regulated by any Governmental Authority or any Environmental Law, including (a) petroleum or any derivative or byproduct thereof, toxic mold, asbestos or asbestos containing material or polychlorinated biphenyls, (b) all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National and Hazardous Substances Contingency Plan, 40 C.F.R. Section 300.5 and (c) substances restricted under the European Union Directive on the restriction of the use of certain hazardous substances in electrical and electronic equipment, 2002/95/EC.

2.22 Transactions with Affiliates. Other than (i) for payment of salary and benefits for services rendered, (ii) reimbursement for expenses incurred on behalf of PhotoMedex or any PhotoMedex Subsidiary, (iii) for other employee benefits made generally available to all employees, (iv) with respect to any Person’s ownership of membership interests, capital stock or other securities of PhotoMedex or any PhotoMedex Subsidiary or such Person’s employment with PhotoMedex or any PhotoMedex Subsidiary, (v) as set forth in Section 2.22 of the PhotoMedex Disclosure Letter, or (vi) as stated in the PhotoMedex Financials, there are no contracts or

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arrangements that are in existence as of the date of this Agreement under which there are any material existing or future liabilities or obligations between PhotoMedex or any of the PhotoMedex Subsidiaries, on the one hand, and, on the other hand, any (y) present manager, officer or director of either PhotoMedex or any of the PhotoMedex Subsidiaries or (z) record or beneficial owner of more than five percent (5%) of the outstanding PhotoMedex Common Stock as of the date hereof (each, a “PhotoMedex Affiliate Transaction”).

2.23 Insurance. Section 2.23 of the PhotoMedex Disclosure Letter sets forth a correct and complete list of all material insurance policies issued in favor of PhotoMedex or any PhotoMedex Subsidiary, or pursuant to which PhotoMedex, any PhotoMedex Subsidiary or any of their respective directors and/ or officers are a named insured or otherwise a beneficiary. With respect to each such insurance policy, (i) the policy is in full force and effect and all premiums due thereon have been paid and (ii) neither PhotoMedex nor any PhotoMedex Subsidiary is in any material respect, in breach of or default under, and neither PhotoMedex nor any PhotoMedex Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy.

2.24 Books and Records. All of the financial books and records of PhotoMedex and the PhotoMedex Subsidiaries are complete and accurate in all material respects and, since January 1, 2008, have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

2.25 Accounts Receivable. All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of PhotoMedex and/or the PhotoMedex Subsidiaries, in accordance with GAAP (the “PhotoMedex Accounts Receivable”) arose in the ordinary course of business and represent valid obligations to PhotoMedex and/ or the PhotoMedex Subsidiaries arising from their respective businesses. To PhotoMedex’s knowledge, none of the PhotoMedex Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the PhotoMedex Financials.

2.26 Inventory. Except as would not be reasonably expected to result in a PhotoMedex Material Adverse Effect, the inventory of PhotoMedex and the PhotoMedex Subsidiaries (a) is of good quality, (b) is usable and saleable in the ordinary course for the purposes for which it was intended and merchantable and fit for the purpose for which it was procured or manufactured (except for allowances for obsolete or excess inventory consistent with past practice or as otherwise reflected in the PhotoMedex Financials), (c) meets applicable manufacturing specifications, requirements of applicable Law, and PhotoMedex and the PhotoMedex Subsidiaries customers’ policies on shelf life and “sell by dates” in all material respects, and (d) is not spoiled, damaged or contaminated (except for allowances for obsolete or excess inventory consistent with past practice or as otherwise reflected in the PhotoMedex Financials).

2.27 Listing. The PhotoMedex Common Stock is quoted for trading on the NASDAQ. Except as set forth in Section 2.27 of the PhotoMedex Disclosure Letter, there is no action or proceeding pending or, to PhotoMedex’s knowledge, threatened against PhotoMedex by FINRA with respect to any intention by such entity to prohibit or terminate the quotation of the PhotoMedex Common Stock on the NASDAQ.

2.28 FDA. As to each product or service subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, rendered and/or marketed by PhotoMedex or any of the PhotoMedex Subsidiaries (each such product, a “PhotoMedex Product”), such PhotoMedex Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by PhotoMedex or the PhotoMedex Subsidiaries in compliance with all applicable requirements under FDCA and similar Laws, rules and regulations (including, without limitation, the FDA’s Quality System Regulation at 21 C.F.R. Part 820 for products sold in the United States and respective counterpart Laws promulgated by any Governmental Authority outside the United States) relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good

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clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not reasonably be expected to result in a PhotoMedex Material Adverse Effect. There is no pending, completed or, to PhotoMedex’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against PhotoMedex or any of the PhotoMedex Subsidiaries, and none of PhotoMedex or any of the PhotoMedex Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any PhotoMedex Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any PhotoMedex Product, (iii) imposes a clinical hold on any clinical investigation by PhotoMedex or any of the PhotoMedex Subsidiaries, (iv) enjoins production at any facility of PhotoMedex or any of the PhotoMedex Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with PhotoMedex or any of the PhotoMedex Subsidiaries, or (vi) otherwise alleges any violation of any Laws, rules or regulations by PhotoMedex or any of the PhotoMedex Subsidiaries, and which, with respect to clauses (i) through (vi), either individually or in the aggregate, would reasonably be expected to result in a PhotoMedex Material Adverse Effect. The properties, business and operations of PhotoMedex and the PhotoMedex Subsidiaries have been and are being conducted in all respects in accordance with all applicable rules and regulations of the FDA, except for any non-compliances as would not reasonably be expected to result in a PhotoMedex Material Adverse Effect. Except as would not reasonably be expected to result in a PhotoMedex Material Adverse Effect, PhotoMedex has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use of any product proposed to be developed, produced or marketed by PhotoMedex or the PhotoMedex Subsidiaries nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by PhotoMedex or the PhotoMedex Subsidiaries. Since January 1, 2008, no PhotoMedex Product nor any manufacturing site manufacturing PhotoMedex Products has been subject to a FDA shutdown or import or export prohibition, nor has PhotoMedex received any FDA Form 483 notice of inspectional observations, “warning letters”, “untitled warning letters” or written requests to make changes to the operations of PhotoMedex or any PhotoMedex Subsidiary business or any PhotoMedex Product or similar correspondence or written notice from the FDA in respect of PhotoMedex’ or the PhotoMedex Subsidiaries’ business and alleging or asserting noncompliance with applicable Law that, if not complied with, would reasonably be expected to result in a PhotoMedex Material Adverse Effect. Since January 1, 2008, no vigilance reports or medical device reports with respect to PhotoMedex Products have been reported by PhotoMedex and/ or any PhotoMedex Subsidiary and, to the knowledge of PhotoMedex, no vigilance report or medical device report is under investigation by any Governmental Authority with respect to any PhotoMedex Product. PhotoMedex and each PhotoMedex Subsidiary is in compliance in all material respects with all certifications currently held by PhotoMedex and/ or any PhotoMedex Subsidiary governing quality systems and manufacturing processes. To PhotoMedex’ knowledge, any third party assembler, sterilizer or manufacturer of PhotoMedex Products is in compliance in all material respects with all applicable Law.

2.29 Investment Company Act. PhotoMedex is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

2.30 Information Supplied. None of the information relating to PhotoMedex or any PhotoMedex Subsidiary, which is supplied or to be supplied by PhotoMedex or any PhotoMedex Subsidiary expressly for inclusion or incorporation by reference in the filings with the SEC or the mailings to PhotoMedex’s stockholders as it relates to the Registration Statement and Proxy Statement will, at the date of filing or mailing, or any amendment thereto, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by PhotoMedex and the PhotoMedex Subsidiaries or that is included in the SEC filings or mailings). None of the information supplied or to be supplied by PhotoMedex and the PhotoMedex Subsidiaries expressly

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for inclusion or incorporation by reference in any of the Signing Filing, the Signing Press Release, the Closing Filing and the Closing Press Release (each such capitalized term, as hereafter defined) (collectively, the “Ancillary Public Disclosures”) will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by PhotoMedex and the PhotoMedex Subsidiaries or that is included in the Ancillary Public Disclosures). Notwithstanding the foregoing, PhotoMedex and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Radiancy or any Radiancy Subsidiary for inclusion in any such filings with the SEC, mailings to PhotoMedex’s stockholders or the Radiancy Stockholders or Ancillary Public Disclosures. PhotoMedex has delivered or provided access to Radiancy all material information, documents and instruments necessary in order for Radiancy to conduct its due diligence with respect to the representations and warranties in this Article II.

2.31 No Additional Representations. PhotoMedex and Merger Sub both acknowledge that neither Radiancy nor any of its officers, directors, members or stockholders, has made any representation or warranty, express or implied, of any kind, including without limitation any representation or warranty as to the accuracy or completeness of any information regarding Radiancy furnished or made available to PhotoMedex and/or Merger Sub and any of their Representatives (as defined below), in each case except as expressly set forth in Article III or in any of the documents or instruments referred to herein, including any exhibits attached hereto and the Radiancy Disclosure Letter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RADIANCY

Except as set forth in the disclosure letter delivered by Radiancy to PhotoMedex on the date hereof (the “Radiancy Disclosure Letter”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, however, that an item disclosed in any Section of the Radiancy Disclosure Letter shall be deemed to have been disclosed on all other Sections of this Agreement (if such disclosure is in sufficient detail to make it readily apparent to a reasonable Person that such disclosure applies to the other Sections thereof to which such disclosure is responsive)), Radiancy hereby represents and warrants to PhotoMedex and Merger Sub as follows:

3.1 Due Organization and Good Standing. Each of Radiancy and each wholly owned or partially owned subsidiary of Radiancy (collectively, the “Radiancy Subsidiaries”) is a corporation, limited liability company, or other entity duly incorporated, formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, formation or organization and has all requisite corporate, limited liability or other organizational power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted. Except as set forth in Section 3.1 of the Radiancy Disclosure Letter, each of Radiancy and the Radiancy Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to result in a Radiancy Material Adverse Effect). Except as set forth in Section 3.1 of the Radiancy Disclosure Letter, Radiancy has heretofore made available to PhotoMedex accurate and complete copies of Radiancy’s certificate of incorporation and by-laws, each as amended to date and as currently in effect (the “Radiancy Organization Documents”) and the equivalent organizational documents of each Radiancy Subsidiary (collectively, the “Radiancy Subsidiary Organization Documents”), each as amended to date and as currently in effect. Neither Radiancy nor any Radiancy Subsidiary is in violation of any provision of the Radiancy Organization Documents or Radiancy Subsidiary Organization Documents, as the case may be.

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For purposes of this Agreement, the term “Radiancy Material Adverse Effect” shall mean any change or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect upon the financial condition or operating results of Radiancy and the Radiancy Subsidiaries, taken as a whole, except any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would, or could have occurred a Radiancy Material Adverse Effect: (i) the effect of any change in the general political, economic, financial, capital market or industry-wide conditions (except to the extent that Radiancy and the Radiancy Subsidiaries are affected in a disproportionate manner relative to other companies in the industries in which Radiancy and the Radiancy Subsidiaries conduct business), (ii) the effect of any change that generally affects any industry or market in which Radiancy or any of the Radiancy Subsidiaries operate to the extent that it does not disproportionately affect, individually or in aggregate, Radiancy and the Radiancy Subsidiaries taken as a whole, relative to other participants in the industries in which Radiancy and the Radiancy Subsidiaries operate; (iii) the effect of any change arising in connection with any international or national calamity, commencement, continuation or escalation of a war, armed hostilities or act of terrorism which does not disproportionately affect Radiancy and the Radiancy Subsidiaries taken as a whole, relative to other participants in the industries in which Radiancy and the Radiancy Subsidiaries operate; (iv) the announcement of the execution of this Agreement, the pendency of or the consummation of the Merger or the other transaction expressly contemplated hereby, (v) any change in applicable Law or GAAP or interpretation thereof, (vi) the execution by Radiancy and performance of or compliance by Radiancy with this Agreement or the taking of any action expressly contemplated or permitted by this Agreement, (vii) any shareholder litigation brought or threatened against Radiancy or any member of the Radiancy Board by shareholder(s) of Radiancy owning less than ten percent (10%) of the issued and outstanding Radiancy Common Stock in the aggregate in respect of this Agreement or the transactions contemplated hereby; (viii) any matter disclosed in the Radiancy Disclosure Letter or (ix) any failure to meet any financial or other projections.

3.2 Title to Securities; Capitalization.

(a) The authorized capital stock of Radiancy consists of 5,000,000 shares of Radiancy Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Section 3.2(a) of the Radiancy Disclosure Letter sets forth the number of shares of Radiancy Common Stock and Radiancy preferred stock which are issued and outstanding (subject to Section 3.2(b) hereinbelow). Except as set forth in Section 3.2(b) below, no shares of capital stock or other voting securities of Radiancy are issued, reserved for issuance or outstanding. All outstanding shares of Radiancy Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Radiancy Organization Documents or any contract to which Radiancy is a party or by which Radiancy is bound. Except as set forth in the Radiancy Organization Documents, there are no outstanding contractual obligations of Radiancy to repurchase, redeem or otherwise acquire any shares of Radiancy Common Stock or any capital equity of any of Radiancy or the Radiancy Subsidiaries. There are no outstanding contractual obligations of Radiancy to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(b) Except as set forth in Section 3.2(b) of the Radiancy Disclosure Letter, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (iii) except as expressly contemplated by this Agreement, subscriptions or other rights, agreements, arrangements, contracts or commitments of any character, relating to the issued or unissued capital equity of Radiancy or obligating Radiancy to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options, their respective capital stock or securities convertible into or exchangeable for such shares or interests, or obligating Radiancy to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital equity. All

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shares of Radiancy Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non assessable.

(c) Except as set forth in Section 3.2(c) of the Radiancy Disclosure Letter, there are no registration rights (except as expressly contemplated by the Agreement), and there is no voting trust, proxy, rights plan, anti-takeover plan or other contracts or understandings to which Radiancy is a party or by which Radiancy is bound with respect to any of its capital stock. Except as set forth in Section 3.2(c) of the Radiancy Disclosure Letter, as a result of the consummation of the Merger, no shares of capital stock, warrants, options or other securities of Radiancy are issuable and no rights in connection with any shares, warrants, rights, options or other securities of Radiancy accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(d) Except as disclosed on Section 3.2(d) of the Radiancy Disclosure Letter, no Indebtedness of Radiancy or any of the Radiancy Subsidiaries contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Radiancy or any of the Radiancy Subsidiaries, or (iii) the ability of Radiancy or any of the Radiancy Subsidiaries to grant any Encumbrance on its properties or assets.

(e) Since January 1, 2008, Radiancy has not declared or paid any distribution or dividend in respect of the Radiancy Common Stock and has not repurchased, redeemed or otherwise acquired any securities or equity interest of Radiancy, and the Radiancy Board has not authorized any of the foregoing

3.3 Subsidiaries.

(a) Section 3.3(a)(i) of the Radiancy Disclosure Letter sets forth a true, complete and correct list of each of the Radiancy Subsidiaries and their respective jurisdictions of incorporation, formation or organization. Except as otherwise set forth on Section 3.3(a)(ii) of the Radiancy Disclosure Letter, all of the capital stock and other equity interests of the Radiancy Subsidiaries are owned, directly or indirectly, by Radiancy free and clear of any Encumbrance (other than any restriction under the Securities Act, or any state “blue sky” securities Laws) with respect thereto. All of the outstanding shares of capital stock or other equity interests in each of the Radiancy Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and non-assessable, and with respect to the Radiancy Subsidiaries that are limited liability companies, are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and were not issued in material violation of any applicable foreign, federal or state securities Laws. Neither Radiancy nor any Radiancy Subsidiary owns, directly or indirectly, any shares of capital stock or other equity or voting interests in (including any securities exercisable or exchangeable for or convertible into capital stock or other equity or voting interests in) any other Person other than publicly traded securities constituting less than five percent (5%) of the outstanding equity of the issuing entity, other than capital stock or other equity interest of the Radiancy Subsidiaries owned by Radiancy or another Radiancy Subsidiary.

(b) Section 3.3(b) of the Radiancy Disclosure Letter lists all jurisdictions in which each of Radiancy and each Radiancy Subsidiary is qualified to conduct its respective business.

3.4 Authorization; Binding Agreement. Radiancy has all requisite corporate power and authority to execute and deliver this Agreement and each other ancillary agreement related hereto to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each other ancillary agreement related hereto to which it is a party and the consummation of the transactions contemplated hereby and thereby, (i) have been duly and validly authorized by the Radiancy Board and (ii) except for the approval of the stockholders of Radiancy (the “Radiancy Stockholder Approval”), and the filing of appropriate merger documents as contemplated by the DCGL, no other corporate proceedings on the part of Radiancy are necessary to authorize the execution and delivery of this Agreement and each other ancillary agreement related hereto to which it is a party or to consummate the Merger, and the other transactions

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contemplated hereby and thereby. This Agreement has been, and each ancillary agreement to which Radiancy is a party shall be when delivered, duly and validly executed and delivered by Radiancy and assuming the due authorization, execution and delivery of this Agreement and any such ancillary agreements by the other Parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of Radiancy, enforceable against Radiancy in accordance with its terms, subject to the Enforceability Exceptions.

3.5 Governmental Approvals. Except as otherwise described in Section 3.5 of the Radiancy Disclosure Letter, no Consent of or with any Governmental Authority on the part of Radiancy or any of the Radiancy Subsidiaries is required to be obtained or made in connection with the execution, delivery or performance by Radiancy of this Agreement or any ancillary agreement related hereto or the consummation by Radiancy of the transactions contemplated hereby or thereby other than (i) such filings as may be required in any jurisdiction where Radiancy or any Radiancy Subsidiary is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (ii) such filings as contemplated by this Agreement and pursuant to the Merger, (iii) for applicable requirements of the Securities Act and Exchange Act or any state “blue sky” securities Laws, and the rules and regulations thereunder, (iv) pursuant to Antitrust Laws, and (v) where the failure to obtain or make such Consents or to make such filings or notifications would not reasonably be expected to result in a Radiancy Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement.

3.6 No Violations. Except as otherwise described in Section 3.6 of the Radiancy Disclosure Letter, the execution and delivery by Radiancy of this Agreement and each other ancillary agreement related hereto and the consummation by Radiancy of the transactions contemplated hereby and thereby and compliance by Radiancy with any of the provisions hereof or thereof will not (i) conflict with or violate any provision of the Radiancy Organization Documents, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any Radiancy Material Contract, (iii) result (immediately or with the passage of time or otherwise) in the creation or imposition of any Encumbrance (except for Permitted Encumbrances) upon any of the properties, rights or assets of Radiancy or any of the Radiancy Subsidiaries or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5 hereof, and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization or waiver has been satisfied, conflict with, contravene or violate in any respect any Law to which Radiancy or any of the Radiancy Subsidiaries or any of their assets or properties is subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing that would not reasonably be expected to result in a Radiancy Material Adverse Effect.

3.7 Radiancy Financial Statements.

(a) As used herein, the term “Signing Radiancy Financials” means Radiancy’s (i) audited consolidated financial statements (including, in each case, any related notes thereto), consisting of Radiancy’s consolidated balance sheets as of December 31, 2010 and December 31, 2009, and the related statements of operations, changes in members’ equity and cash flows for the years then ended and (ii) the unaudited consolidated financial statements, consisting of Radiancy’s consolidated balance sheet as of March 31, 2011, and the related statements of operations, changes in members’ equity and cash flows for the nine months then ended. As used herein, the term “Closing Radiancy Financials” means Radiancy’s unaudited consolidated financial statements (including, in each case, any related notes thereto), consisting of Radiancy’s consolidated balance sheet, as of calendar quarter prior to the Closing Date, and the related statements of operations, changes in members’ equity and cash flows for the period then ended. As used herein, the term “Radiancy Financials” means the Signing Radiancy Financials and the Closing Radiancy Financials. True and correct copies of the Signing Radiancy Financials have been provided to PhotoMedex. The Signing Radiancy Financials (i) in all material respects accurately reflect Radiancy’s books and records as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP methodologies applied on a consistent basis throughout the periods involved (except as set forth on Section 3.7(a) of the Radiancy Disclosure Letter and except for the

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absence of footnotes and audit adjustments in the case of unaudited Signing Radiancy Financials), (iii) fairly present in all material respects the consolidated financial position of Radiancy as of the respective dates thereof and the consolidated results of Radiancy’s operations and cash flows for the periods indicated and (iv) to the extent required for inclusion in the filings with the SEC and mailings to PhotoMedex’s stockholders as it relates to the Registration Statement and Proxy Statement, comply, in all material respects with the Securities Act, Regulation S-X and the published general rules and regulations of the SEC. Any Closing Radiancy Financials delivered pursuant to the terms of this Agreement will when delivered (i) in all material respects accurately reflect Radiancy’s books and records as of the times and for the periods referred to therein, and (ii) be prepared in accordance with GAAP methodologies applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except for the absence of footnotes and audit adjustments in the case of unaudited Closing Radiancy Financials), (iii) fairly present in all material respects the consolidated financial position of Radiancy as of the respective dates thereof and the consolidated results of Radiancy’s operations and cash flows for the periods indicated, and (iv) to the extent required for inclusion in the filings with the SEC and mailings to PhotoMedex’s stockholders as it relates to the Registration Statement and Proxy Statement, will comply as of the Closing Date in all material respects with the Securities Act, Regulation S-X and the published general rules and regulations of the SEC.

(b) Radiancy has disclosed to PhotoMedex, Radiancy’s outside auditors and the Radiancy Board any material fraud that to Radiancy’s knowledge has arisen that involves management or other employees who have a significant role in Radiancy’s internal controls over financial reporting.

(c) Since January 1, 2008, none of Radiancy, any Radiancy Subsidiary, or any director, officer or employee of Radiancy or any Radiancy Subsidiary, any auditor or accountant of Radiancy or any Radiancy Subsidiary has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Radiancy or any Radiancy Subsidiary or their respective internal accounting controls, including any material written complaint, allegation, assertion or claim that Radiancy or any Radiancy Subsidiary has engaged in questionable accounting or auditing practices. To Radiancy’s knowledge, since January 1, 2008, no employee and no member of the Radiancy Board nor any attorney representing Radiancy or any Radiancy Subsidiary, whether or not employed by Radiancy or any Radiancy Subsidiary, has received written notice from any Governmental Authority or any Person of any violation of consumer protection, insurance or securities Laws, breach of fiduciary duty or similar violation by Radiancy, any Radiancy Subsidiary or any of their respective officers, directors, employees or agents or reported written evidence of any such violations to the Radiancy Board or any committee thereof or to any director or executive officer of Radiancy.

(d) None of Radiancy or the Radiancy Subsidiaries have ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

3.8 Absence of Certain Changes.

(a) From January 1, 2011 through the date hereof, except as described in Section 3.8(a) of the Radiancy Disclosure Letter and as expressly contemplated by this Agreement, Radiancy and the Radiancy Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice.

(b) From January 1, 2011 through the date hereof, there has not been any fact, change, effect, occurrence, event, development or state of circumstances that has had or would reasonably be expected to result in a Radiancy Material Adverse Effect.

3.9 Absence of Undisclosed Liabilities. Neither Radiancy nor any Radiancy Subsidiary is subject to any material liabilities or obligations of the type required to be reflected on a balance sheet prepared in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Radiancy Financials, other than (i) liabilities or obligations of the type that have been incurred in the ordinary course of business consistent with

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past practice, (ii) liabilities or obligations reflected in the Radiancy Disclosure Letter, and (iii) liabilities or obligations under the payment terms of Radiancy Material Contracts (but not including liabilities for breaches or for indemnification obligations thereunder), except, in each case, for such liabilities or obligations that would not reasonably be expected to result in a Radiancy Material Adverse Effect.

3.10 Compliance with Laws. Except as set forth in Section 3.10 of the Radiancy Disclosure Letter, neither Radiancy nor any of the Radiancy Subsidiaries are in conflict with, or in default or violation of, nor has it received, from January 1, 2008, any written notice of any conflict with, or default or violation of, (A) any applicable Law by which it or any property or asset of Radiancy or any Radiancy Subsidiary is bound or affected including, without limitation, consumer protection, insurance or securities Laws, or (B) any Radiancy Material Contract, except, in each case, for any deviations from any of the foregoing that would not reasonably be expected to result in a Radiancy Material Adverse Effect.

3.11 Regulatory Agreements; Permits.

(a) Except as disclosed in Section 3.11(a) of the Radiancy Disclosure Letter, there are no material written agreements, memoranda of understanding, commitment letters, or cease and desist orders, to which Radiancy or any Radiancy Subsidiary is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand.

(b) Except as disclosed in Section 3.11(b) of the Radiancy Disclosure Letter, each of Radiancy, the Radiancy Subsidiaries, and each employee of Radiancy or any Radiancy Subsidiary who is legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with Radiancy or such Radiancy Subsidiary, holds all material permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, orders and other authorizations of Governmental Authorities, certificates, consents and approvals necessary to lawfully conduct Radiancy’s or the Radiancy Subsidiaries’ respective business as presently conducted, and to own, lease and operate Radiancy’s or the Radiancy Subsidiaries’ respective assets and properties, except for any such permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, certificates and approvals, the failure of which to obtain, individually or in conjunction with another, would not reasonably be expected to result in a Radiancy Material Adverse Effect (collectively, the “Radiancy Permits”). Radiancy has made available to PhotoMedex true, correct and complete copies of all material Radiancy Permits. All of Radiancy Permits are in full force and effect, and no suspension or cancellation of any of Radiancy Permits is pending or, to Radiancy’s knowledge, threatened, except, in each case, where the failure of any Radiancy Permits to have been in full force and effect, or the suspension or cancellation of any of Radiancy Permits, would not reasonably be expected to result in a Radiancy Material Adverse Effect. Radiancy and the Radiancy Subsidiaries are not in violation in any material respect of the terms of any Radiancy Permit, except for violations which would not reasonably be expected to result in a Radiancy Material Adverse Effect.

(c) To Radiancy’s knowledge, no investigation, review or market conduct examination by any Governmental Authority with respect to Radiancy or any Radiancy Subsidiary is pending or threatened in writing.

3.12 Litigation. Except as disclosed in Section 3.12 of the Radiancy Disclosure Letter, there is no Action pending, or, to the knowledge of Radiancy, threatened against Radiancy, any Radiancy Subsidiary, any of their respective subsidiaries or any of their respective properties, rights or assets or, any of their respective officers, directors, partners, managers or members (in their capacities as such) that would reasonably be expected to result in a Radiancy Material Adverse Effect. There is no Order binding against Radiancy, any Radiancy Subsidiary, any of their respective subsidiaries or any of their respective properties, rights or assets or any of their respective managers, officers, directors or partners (in their capacities as such) that would prohibit, prevent, enjoin, restrict or alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to result in a Radiancy Material Adverse Effect. Radiancy and the Radiancy Subsidiaries are in compliance with all

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Orders, except for any non-compliance which would not reasonably be expected to result in a Radiancy Material Adverse Effect. Except as disclosed in Section 3.12 of the Radiancy Disclosure Letter, there is no material Action that Radiancy or any of the Radiancy Subsidiaries has pending against other parties. There is no Action pending or, to the knowledge of Radiancy, threatened against Radiancy involving a claim against Radiancy or any Radiancy Subsidiary for false advertising with respect to any of Radiancy’s or any Radiancy Subsidiary’s products or services, except for any such Action(s) which would not reasonably be expected to result in a Radiancy Material Adverse Effect.

3.13 Restrictions on Business Activities. There is no Order binding upon Radiancy or any of the Radiancy Subsidiaries that has or would reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any respect, any business practice of Radiancy or any of the Radiancy Subsidiaries as their businesses are currently conducted, any acquisition of property by Radiancy or any of the Radiancy Subsidiaries, the conduct of business by Radiancy or any of the Radiancy Subsidiaries as currently conducted, or the ability of Radiancy to compete with other parties, except, in each case, for such Orders that would not reasonably be expected to result in a Radiancy Material Adverse Effect.

3.14 Material Contracts.

(a) Section 3.14(a) of the Radiancy Disclosure Letter sets forth a true, correct and complete list of, and Radiancy has made available to PhotoMedex, true, correct and complete copies of, each material written contract, agreement, commitment, arrangement, lease, license, or plan and each other instrument in effect to which Radiancy or any Radiancy Subsidiary is a party or by which Radiancy, any Radiancy Subsidiary, or any of their respective properties or assets are bound or affected, in each case as of the date hereof (each, a “Radiancy Material Contract”) that:

(i) contains covenants that materially limit the ability of Radiancy or any Radiancy Subsidiary (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product, including any non-competition covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other entity, except, in each case, for any such contract that may be canceled without any penalty or other liability to Radiancy or any Radiancy Subsidiary upon notice of 60 days or less;

(ii) involves any joint venture, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of Radiancy and the Radiancy Subsidiaries, taken as a whole;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures, contract, forward contract, option or other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of $100,000;

(v) involves the acquisition or disposition (to the extent such transaction would be consummated after the date hereof), directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $100,000 (other than in the ordinary course of business) or capital stock or other equity interests of another Person;

(vi) by its terms calls for aggregate payments by Radiancy or any Radiancy Subsidiary under such contract of more than $100,000 per year;

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(vii) with respect to any material acquisition of another Person, pursuant to which Radiancy or any Radiancy Subsidiary has (A) any continuing indemnification obligations in excess of $100,000 or (B) any “earn out” or other contingent payment obligations;

(viii) obligates Radiancy or any Radiancy Subsidiary to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $100,000;

(ix) is between Radiancy or any Radiancy Subsidiary and any of their respective directors or executive officers that cannot be cancelled by Radiancy (or the applicable Radiancy Subsidiary) within 60 days’ notice without material liability, penalty or premium;

(x) obligates Radiancy or any Radiancy Subsidiary to make any capital commitment or expenditure in excess of $100,000 (including pursuant to any joint venture); or

(xi) relates to the development, ownership, licensing or use of any Intellectual Property material to the business of Radiancy or any Radiancy Subsidiary, other than Off-the-Shelf Software Agreements.

(b) Except as disclosed on Section 3.14(b) of the Radiancy Disclosure Letter, with respect to each Radiancy Material Contract: (i) such Radiancy Material Contract is valid and binding and enforceable in all respects against Radiancy or the Radiancy Subsidiary party thereto (subject to Enforceability Exceptions) and, to Radiancy’s knowledge, the other party thereto, and other than such contracts that have expired by their terms or terminated pursuant to the terms of this Agreement, are in full force and effect; (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of Radiancy Material Contract against Radiancy or such Radiancy Subsidiary and, to Radiancy’s knowledge, the other party thereto; (iii) neither Radiancy nor any Radiancy Subsidiary is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a breach or default by Radiancy or any Radiancy Subsidiary, or permit termination or acceleration by the other party thereto, under such Radiancy Material Contract; (iv) to Radiancy’s knowledge, no other party to such Radiancy Material Contract is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Radiancy or any of the Radiancy Subsidiaries, under such Radiancy Material Contract, and (v) no other party to such Radiancy Material Contract has notified Radiancy or any Radiancy Subsidiary in writing that it is terminating or considering terminating the handling of its business by Radiancy or any Radiancy Subsidiary or in respect of any particular product, project or service of Radiancy or any Radiancy Subsidiary, or is planning to materially reduce its future business with Radiancy or any Radiancy Subsidiary in any manner except, with respect to each of clauses (i) through (v), for any deviations from any of the foregoing or that would not reasonably be expected to result in a Radiancy Material Adverse Effect.

3.15 Intellectual Property. Section 3.15(a)(i) of the Radiancy Disclosure Letter contains a list of: (i) all right, title and interest in and to all registered Intellectual Property and Intellectual Property that is the subject of a pending application for registration in each case that is, owned by Radiancy or any of the Radiancy Subsidiaries and is material to the business of Radiancy as currently conducted (“Radiancy Intellectual Property”); and (ii) all material Intellectual Property, other than as may be licensed pursuant to Off-the-Shelf Software Agreements, that is licensed to Radiancy or any of the Radiancy Subsidiaries and is material to the business of Radiancy (“Radiancy Licensed Intellectual Property”). Except where failure to own, license or otherwise possess such rights has not had and would not reasonably be expected to result in a Radiancy Material Adverse Effect, each of Radiancy and the Radiancy Subsidiaries (x) has all right, title and interest in and to Radiancy Intellectual Property owned by it, free and clear of all Encumbrances, other than rights and interest licensed to any other Person and Permitted Encumbrances, and (y) has valid rights to use the Radiancy Licensed Intellectual Property. Except as set forth in Section 3.15(a)(ii) of the Radiancy Disclosure Letter, neither Radiancy nor any of the Radiancy Subsidiaries has received any written notice alleging that it has infringed, diluted or misappropriated, or, by conducting its business as currently conducted, has infringed, diluted or misappropriated,

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the Intellectual Property rights of any Person, and, except as set forth in Section 3.15(a)(iii) of the Radiancy Disclosure Letter, to the knowledge of Radiancy, there is no valid basis for any such allegation. Except as set forth in Section 3.15(a)(iv) of the Radiancy Disclosure Letter, to Radiancy’s knowledge neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will materially impair or materially alter Radiancy’s or any Radiancy Subsidiary’s rights to any Radiancy Intellectual Property or Radiancy Licensed Intellectual Property. To Radiancy’s knowledge, all of Radiancy Intellectual Property and the license rights to the Radiancy Licensed Intellectual Property are valid, enforceable and subsisting and, as of the date hereof, there is no material Action that is pending or, to Radiancy’s knowledge, threatened that challenges the rights of Radiancy or any of the Radiancy Subsidiaries in any material respect of any Radiancy Intellectual Property or Radiancy Licensed Intellectual Property or the validity, enforceability or effectiveness thereof. Radiancy Intellectual Property and the Radiancy Licensed Intellectual Property constitute all material Intellectual Property owned by or licensed to Radiancy or the Radiancy Subsidiaries and used in or necessary for the operation by Radiancy and the Radiancy Subsidiaries of their respective businesses as currently conducted. Neither Radiancy nor any of the Radiancy Subsidiaries is in breach or default in any material respect (or would with the giving of notice or lapse of time or both be in such breach or default) under any license to use any of the Radiancy Licensed Intellectual Property, except for such breaches and defaults which would not reasonably be expected to result in a Radiancy Material Adverse Effect.

3.16 Employee Benefit Plans.

(a) Section 3.16(a) of the Radiancy Disclosure Letter lists, with respect to Radiancy and the Radiancy Subsidiaries, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) material loans from Radiancy to officers and directors other than advances for expense reimbursements incurred in the ordinary course of business, (iii) any securities option, securities stock purchase, phantom securities, securities appreciation right, equity-related, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs, agreements or arrangements, (iv) all bonus, pension, retirement, profit sharing, savings, deferred compensation or incentive plans, programs, policies, agreements or arrangements, (v) other material fringe, perquisite, or employee benefit plans, programs, policies, agreements or arrangements, and (vi) any current or former employment, change of control, retention or executive compensation, termination or severance plans, programs, policies, collective bargaining, agreements or arrangements, written or otherwise, as to which material unsatisfied liabilities or obligations, contingent or otherwise, remain for the benefit of, or relating to, any present or former employee, consultant, manager or director, or which could reasonably be expected to have any material liabilities or obligations (together, the “Radiancy Benefit Plans”). The term Radiancy Benefit Plans also includes all benefit plans subject to Title IV of ERISA in connection with which any trade or business (whether or not incorporated) that is treated as a single employer with Radiancy and the Radiancy Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code (a “Radiancy ERISA Affiliate”) may have any liability.

(b) Other than as would not reasonably be expected to result in a Radiancy Material Adverse Effect, (i) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, by Radiancy or by any trusts created thereunder, any trustee or administrator thereof or any other Person, with respect to any Radiancy Benefit Plan, (ii) each Radiancy Benefit Plan has been administered in material accordance with its terms and in compliance in all material respects with the requirements prescribed by any and all applicable Laws (including ERISA and the Code), (iii) Radiancy and each Radiancy ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of Radiancy Benefit Plans that are subject to Title IV of ERISA, and (iv) all contributions and premiums required to be made by Radiancy or any Radiancy ERISA Affiliate to any Radiancy Benefit Plan have been made on or before their due dates, including any legally permitted extensions. Except with respect to claims for benefits in the ordinary course, no Action has been brought, or to the knowledge of Radiancy is threatened, against or with respect to any such Radiancy Benefit Plan, including any audit or inquiry by the IRS, the DOL or

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other Governmental Authority (other than as would not reasonably be expected to result in a Radiancy Material Adverse Effect). Each Radiancy Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and any awards thereunder, in each case that is subject to Section 409A of the Code, has been operated in good faith compliance, in all material respects, with Section 409A of the Code since January 1, 2005. Each Radiancy Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS upon which the sponsor of such Radiancy Benefit Plan is entitled to rely, has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, or is maintained pursuant to a volume submitter or prototype document for which it may properly rely on the applicable advisory or opinion letter, and neither Radiancy and nor any Radiancy Subsidiary is aware of any circumstances that could result in revocation of any such favorable determination letter or the loss of the qualification of such Radiancy Benefit Plan under Section 401(a) of the Code.

(c) Except as set forth in Section 3.16(c) of the Radiancy Disclosure Letter or as otherwise provided in this Agreement, any ancillary agreement related hereto or as provided by applicable Law, with respect to Radiancy Benefit Plans, the consummation of the transactions contemplated by this Agreement and any ancillary agreement related hereto to which Radiancy is a party, will not, either alone or in combination with any other event or events, (i) entitle any current or former employee, manager, director or consultant of Radiancy or any of the Radiancy Subsidiaries to any payment of severance pay, golden parachute payments, or bonuses, (ii) accelerate, forgive indebtedness, vest, distribute, or increase benefits or obligation to fund benefits with respect to any employee or director of Radiancy or any of the Radiancy Subsidiaries, or (iii) accelerate the time of payment or vesting of options to purchase securities of Radiancy, or increase the amount of compensation due any such employee, director or consultant.

(d) Except as set forth in Section 3.16(d) of the Radiancy Disclosure Letter, none of Radiancy Benefit Plans contains any provision requiring a gross-up pursuant to Section 280G or 409A of the Code or similar Tax provisions.

(e) No Radiancy Benefit Plan maintained by Radiancy or any of the Radiancy Subsidiaries provides material benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Radiancy or any of the Radiancy Subsidiaries after termination of employment (other than (i) coverage mandated by applicable Laws, (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

(f) Neither Radiancy nor any Radiancy ERISA Affiliate has any liability with respect to any (i) employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) ”multiemployer plan” as defined in Section 3(37) of ERISA or (iii) ”multiple employer plan” within the meaning of Sections 4063 and 4064 of ERISA or Section 413(c) of the Code.

(g) Except as set forth in Section 3.16(g) of the Radiancy Disclosure Letter, no Radiancy Benefit Plan is maintained outside the jurisdiction of the United States (any such Radiancy Benefit Plan set forth in Section 3.16(g) of the Radiancy Disclosure Letter, “Radiancy Foreign Benefit Plans”). All Radiancy Foreign Benefit Plans have been established, maintained and administered in compliance in all material respects with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality and all Radiancy Foreign Benefit Plans that are required to be funded are fully funded, and with respect to all other Radiancy Foreign Benefit Plans, adequate reserves therefor have been established in accordance with applicable foreign accounting standards on the accounting statements of the applicable Radiancy or Radiancy Subsidiary entity.

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3.17 Taxes and Returns.

(a) Except as set forth in Section 3.17(a) of the Radiancy Disclosure Letter, Radiancy has or will have timely filed, or caused to be timely filed, all material federal, state, local and foreign Tax Returns and reports required to be filed by it and the Radiancy Subsidiaries (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Radiancy Financials have been established.

(b) Section 3.17(b) of the Radiancy Disclosure Letter sets forth each jurisdiction where Radiancy and each Radiancy Subsidiary files or is required to file a Tax Return.

(c) To the knowledge of Radiancy, neither Radiancy nor any of the Radiancy Subsidiaries is being audited by any Tax authority or has been notified by any Tax authority that any such audit is contemplated or pending.

(d) Except as set forth in Section 3.17(d) of the Radiancy Disclosure Letter, there are no material claims, assessments, audits, examinations, investigations or other proceedings pending against Radiancy or any of the Radiancy Subsidiaries in respect of any Tax, and neither Radiancy or any of the Radiancy Subsidiaries has been notified in writing of any proposed Tax claims or assessments against Radiancy or any of the Radiancy Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Radiancy Financials have been established or are immaterial in amount).

(e) There are no material liens with respect to any Taxes upon any of Radiancy’s or Radiancy Subsidiaries’ assets, other than (i) Taxes, the payment of which is not yet due, or (ii) Taxes or charges being contested in good faith by appropriate proceedings and for which adequate reserves in the Radiancy Financials have been established.

(f) Except as set forth in Section 3.17(f) of the Radiancy Disclosure Letter, neither Radiancy nor any of the Radiancy Subsidiaries has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Radiancy or any of the Radiancy Subsidiaries for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) Except as set forth in Section 3.17(g) of the Radiancy Disclosure Letter, neither Radiancy nor any of the Radiancy Subsidiaries has made any change in accounting method or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on Taxes following the Closing.

(h) Neither Radiancy nor any of the Radiancy Subsidiaries has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation section 1.6011-4.

(i) Neither Radiancy nor any of the Radiancy Subsidiaries has any material liability or material potential liability for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise.

(j) Neither Radiancy nor any of the Radiancy Subsidiaries is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to material Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority) that will be binding on Radiancy or any Radiancy Subsidiary with respect to any period following the Closing Date.

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(k) Neither Radiancy nor any of the Radiancy Subsidiaries has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(l) Additional Israeli Tax Matters.

(i) Tax-Free Reorganization Restrictions. Neither Radiancy nor any Radiancy Subsidiary is subject to any restrictions or limitations pursuant to Part E2 of the Israeli Tax Ordinance (the “ITO”).

(ii) Residence. Radiancy is not controlled and managed from the State of Israel and is not, and has not been, otherwise a resident of the State of Israel and the fair market value of the assets of Radiancy held, directly or indirectly, outside of the State of Israel constitute a majority of the fair market value of Radiancy.

3.18 Finders and Investment Bankers. Except as set forth in Section 3.18 of the Radiancy Disclosure Letter, Radiancy has not incurred, nor will it incur, any liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Radiancy or any Radiancy Subsidiary.

3.19 Title to Properties; Assets.

(a) Section 3.19(a)(i) of the Radiancy Disclosure Letter contains a correct and complete list of all real property and interests in real property leased or subleased by or for the benefit of Radiancy or any of the Radiancy Subsidiaries from or to any Person (collectively, the “Radiancy Real Property”). The list set forth in Section 3.19(a)(i) of the Radiancy Disclosure Letter contains, with respect to each of the Radiancy Real Properties, all existing leases, subleases, licenses, guarantees or other occupancy contracts to which Radiancy or any of the Radiancy Subsidiaries is a party or by which Radiancy or any of the Radiancy Subsidiaries is bound, and all assignments, amendments, modifications, extensions and supplements thereto (collectively, the “Radiancy Leases”), the terms of which have been complied with by Radiancy and any Radiancy Subsidiary, except for any non-compliances as would not reasonably be expected to result in a Radiancy Material Adverse Effect. The Radiancy Real Property set forth in Section 3.19(a)(i) of the Radiancy Disclosure Letter comprises all of the real property necessary and/or currently used in the operations of the business of Radiancy and the Radiancy Subsidiaries. Radiancy does not own any real property. Except as set forth on Section 3.19(a)(ii) of the Radiancy Disclosure Letter, Radiancy or a Radiancy Subsidiary has good and valid title to, a valid leasehold interest in, or valid license to use, all of the material personal property, assets and rights used by them in the operation of their respective businesses, free and clear of all Encumbrances other than Permitted Encumbrances.

(b) A true, correct, complete and full execution copy of each Radiancy Lease set forth in Section 3.19(a)(i) of the Radiancy Disclosure Letter has been provided to PhotoMedex. Except as set forth in Section 3.19(b)(i) of the Radiancy Disclosure Letter, Radiancy or Radiancy Subsidiary’s interests in each of the Radiancy Leases are free and clear of all Encumbrances, other than Permitted Encumbrances, and each of the Radiancy Leases is in full force and effect and, as of the Effective Time, Radiancy or Radiancy Subsidiary’s interests in each of the Radiancy Leases are free and clear of all Encumbrances, other than Permitted Encumbrances, and each of the Radiancy Leases is in full force and effect. Except as set forth in Section 3.19(b)(ii) of the Radiancy Disclosure Letter, neither Radiancy nor any of the Radiancy Subsidiaries nor, to the knowledge of Radiancy, any other party to any Radiancy Lease is in breach of or in default under (with or without notice or lapse of time or both), in any material respect, any of the Radiancy Leases, except for any breaches or defaults which would not reasonably be expected to result in a Radiancy Material Adverse Effect. Radiancy and the Radiancy Subsidiaries enjoy peaceful and undisturbed possession under all such Radiancy Leases and have not received notice of any material default, delinquency or breach on the part of Radiancy or any Radiancy Subsidiary.

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3.20 Employee Matters.

(a) There are no material Actions pending or, to the knowledge of Radiancy, threatened involving Radiancy or any Radiancy Subsidiary and any of their respective employees or former employees (with respect to their status as an employee or former employee, as applicable) including any harassment, discrimination, retaliatory act or similar claim. To Radiancy’s knowledge, since January 1, 2008, there has been: (i) no labor union organizing or attempting to organize any employee of Radiancy or any of the Radiancy Subsidiaries into one or more collective bargaining units with respect to their employment with Radiancy or any of the Radiancy Subsidiaries; and (ii) no labor dispute, strike, work slowdown, work stoppage or lock out or other collective labor action by or with respect to any employees of Radiancy or any of the Radiancy Subsidiaries pending with respect to their employment with Radiancy or any of the Radiancy Subsidiaries or threatened against Radiancy or any of the Radiancy Subsidiaries. Neither Radiancy nor any of the Radiancy Subsidiaries is a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees of Radiancy or any of the Radiancy Subsidiaries and no such agreement is currently being negotiated.

(b) Except as set forth on Section 3.20(b) of the Radiancy Disclosure Letter, Radiancy and the Radiancy Subsidiaries (i) are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not received written notice, or any other form of notice, that there is any Action involving unfair labor practices against Radiancy or any of the Radiancy Subsidiaries pending, (ii) are not liable for any material arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) are not liable for any material payment to any trust or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice), and except for any non-compliances or liabilities which not reasonably be expected to result in a Radiancy Material Adverse Effect. Except as would not reasonably be expected to result in a Radiancy Material Adverse Effect, there are no Actions pending or, to the knowledge of Radiancy, threatened against Radiancy or any Radiancy Subsidiary brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

3.21 Environmental Matters. Except as set forth in Section 3.21 of the Radiancy Disclosure Letter or as would not reasonably be expected to result in a Radiancy Material Adverse Effect:

(a) Neither Radiancy nor any of the Radiancy Subsidiaries is the subject of any national, international, federal, state, local or foreign Order, judgment or written claim, and neither Radiancy nor any of the Radiancy Subsidiaries has received any written notice or claim, or entered into any negotiations or agreements with any Person, in each case that would impose a liability or obligation under any Environmental Law.

(b) Radiancy and the Radiancy Subsidiaries are in compliance in all material respects with all applicable Environmental Laws;

(c) Neither Radiancy nor any of the Radiancy Subsidiaries has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Substance, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any liability or obligation under applicable Environmental Laws; and

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(d) Each of Radiancy and the Radiancy Subsidiaries holds and is in compliance in all material respects with all Radiancy Permits required to conduct its business and operations under all applicable Environmental Laws.

3.22 Transactions with Affiliates. Other than (i) for payment of salary and benefits for services rendered, (ii) reimbursement for expenses incurred on behalf of Radiancy or any Radiancy Subsidiary, (iii) for other employee benefits made generally available to all employees, (iv) with respect to any Person’s ownership of membership interests, capital stock or other securities of Radiancy or any Radiancy Subsidiary or such Person’s employment with Radiancy or any Radiancy Subsidiary, (v) as set forth in Section 3.22 of the Radiancy Disclosure Letter, or (vi) as stated in the Radiancy Financials, there are no contracts or arrangements that are in existence as of the date of this Agreement under which there are any material existing or future liabilities or obligations between Radiancy or any of the Radiancy Subsidiaries, on the one hand, and, on the other hand, any (y) present manager, officer or director of either Radiancy or any of the Radiancy Subsidiaries or (z) record or beneficial owner of more than 5% of the outstanding Radiancy Common Stock as of the date hereof (each, a “Radiancy Affiliate Transaction”).

3.23 Insurance. Section 3.23 of the Radiancy Disclosure Letter sets forth a correct and complete list of all material insurance policies issued in favor of Radiancy or any Radiancy Subsidiary, or pursuant to which Radiancy, any Radiancy Subsidiary or any of their respective directors and/ or officers are a named insured or otherwise a beneficiary. With respect to each such insurance policy, (i) the policy is in full force and effect and all premiums due thereon have been paid and (ii) neither Radiancy nor any Radiancy Subsidiary is in any material respect, in breach of or default under, and neither Radiancy nor any Radiancy Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy.

3.24 Books and Records. All of the financial books and records of Radiancy and the Radiancy Subsidiaries are complete and accurate in all material respects and, since January 1, 2008, have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

3.25 Accounts Receivable. All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of Radiancy and/or the Radiancy Subsidiaries, in accordance with GAAP (the “Radiancy Accounts Receivable”) arose in the ordinary course of business and represent valid obligations to Radiancy and/ or the Radiancy Subsidiaries arising from their respective businesses. To Radiancy’s knowledge, none of the Radiancy Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Radiancy Financials.

3.26 Inventory. Except as would not reasonably be expected to result in a Radiancy Material Adverse Effect, the inventory of Radiancy and the Radiancy Subsidiaries (a) is of good quality, (b) is usable and saleable in the ordinary course for the purposes for which it was intended and merchantable and fit for the purpose for which it was procured or manufactured (except for allowances for obsolete or excess inventory consistent with past practice or as otherwise reflected in the Radiancy Financials), (c) meets applicable manufacturing specifications, requirements of applicable Law, and Radiancy and the Radiancy Subsidiaries customers’ policies on shelf life and “sell by dates” in all material respects, and (d) is not spoiled, damaged or contaminated (except for allowances for obsolete or excess inventory consistent with past practice or as otherwise reflected in the Radiancy Financials).

3.27 FDA. As to each product or service subject to the jurisdiction of the FDA under the FDCA that is manufactured, packaged, labeled, tested, distributed, sold, rendered and/or marketed by Radiancy or any of the Radiancy Subsidiaries (each such product, a “Radiancy Product”), such Radiancy Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by Radiancy or the Radiancy Subsidiaries in compliance with all applicable requirements under FDCA and similar Laws, rules and regulations

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(including, without limitation, the FDA’s Quality System Regulation at 21 C.F.R. Part 820 for products sold in the United States and respective counterpart Laws promulgated by any Governmental Authority outside the United States) relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not reasonably be expected to result in a Radiancy Material Adverse Effect. There is no pending, completed or, to Radiancy’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against Radiancy or any of the Radiancy Subsidiaries, and none of Radiancy or any of the Radiancy Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Radiancy Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Radiancy Product, (iii) imposes a clinical hold on any clinical investigation by Radiancy or any of the Radiancy Subsidiaries, (iv) enjoins production at any facility of Radiancy or any of the Radiancy Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with Radiancy or any of the Radiancy Subsidiaries, or (vi) otherwise alleges any violation of any Laws, rules or regulations by Radiancy or any of the Radiancy Subsidiaries, and which, with respect to clauses (i) through (vi), either individually or in the aggregate, would reasonably be expected to result in a Radiancy Material Adverse Effect. The properties, business and operations of Radiancy and the Radiancy Subsidiaries have been and are being conducted in all material respects in accordance with all applicable rules and regulations of the FDA, except for any non-compliances as would not reasonably be expected to result in a Radiancy Material Adverse Effect. Except as would not reasonably be expected to result in a Radiancy Material Adverse Effect. Radiancy has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use of any product proposed to be developed, produced or marketed by Radiancy or the Radiancy Subsidiaries nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by Radiancy or the Radiancy Subsidiaries. Since January 1, 2008, no Radiancy Product nor any manufacturing site manufacturing Radiancy Products has been subject to a FDA shutdown or import or export prohibition, nor has Radiancy received any FDA Form 483 notice of inspectional observations, “warning letters”, “untitled warning letters” or written requests to make changes to the operations of Radiancy or any Radiancy Subsidiary business or any Radiancy Product or similar correspondence or written notice from the FDA in respect of Radiancy’ or the Radiancy Subsidiaries’ business and alleging or asserting noncompliance with applicable Law that, if not complied with, would reasonably be expected to result in a Radiancy Material Adverse Effect Since January 1, 2008, no vigilance reports or medical device reports with respect to Radiancy Products have been reported by Radiancy and/ or any Radiancy Subsidiary and, to the knowledge of Radiancy, no vigilance report or medical device report is under investigation by any Governmental Authority with respect to any Radiancy Product. Radiancy and each Radiancy Subsidiary is in compliance in all material respects with all certifications currently held by PhotoMedex and/ or any Radiancy Subsidiary governing quality systems and manufacturing processes. To Radiancy’ knowledge, any third party assembler, sterilizer or manufacturer of Radiancy Products is in compliance in all material respects with all applicable Law.

3.28 Investment Company Act. Radiancy is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.29 Information Supplied. None of the information relating to Radiancy or any Radiancy Subsidiary which is supplied or to be supplied by Radiancy or any Radiancy Subsidiary expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to PhotoMedex’s stockholders with respect to the Registration Statement and the Proxy Statement will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Radiancy and/or any Radiancy

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Subsidiary or that is included in the SEC filings or mailings). None of the information supplied or to be supplied by Radiancy in writing expressly for inclusion or incorporation by reference in any of the Ancillary Public Disclosures will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Radiancy and/or any Radiancy Subsidiary or that is included in Ancillary Public Disclosures). Notwithstanding the foregoing, Radiancy makes no representation, warranty or covenant with respect to any information supplied by PhotoMedex or any PhotoMedex Subsidiary for inclusion in any such filings with the SEC, mailings to PhotoMedex’s stockholders or the Radiancy Stockholders or Ancillary Public Disclosures. Radiancy has delivered or provided access to PhotoMedex all material information, documents and instruments necessary in order for PhotoMedex to conduct its due diligence with respect to the representations and warranties in this Article III.

3.30 No Additional Representations. Radiancy acknowledges that neither PhotoMedex, Merger Sub and/or their respective officers, managers, directors, members or stockholders, nor any Person has made any representation or warranty, express or implied, of any kind, including without limitation any representation or warranty as to the accuracy or completeness of any information regarding PhotoMedex and/or Merger Sub furnished or made available to Radiancy and any of its representatives, in each case except as expressly set forth in Article II or in any of the documents or instruments referred to herein, including any exhibits attached hereto and the PhotoMedex Disclosure Letter.

ARTICLE IV

COVENANTS

4.1 Conduct of Business of PhotoMedex, Radiancy and Subsidiaries.

(a) Unless the other Parties hereto shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Closing (the “Executory Period”), except as expressly contemplated by this Agreement or as set forth on Section 4.1 of the PhotoMedex Disclosure Letter with respect to PhotoMedex or the PhotoMedex Subsidiaries or Section 4.1 of the Radiancy Disclosure Letter with respect to Radiancy or the Radiancy Subsidiaries, respectively, (i) PhotoMedex, the PhotoMedex Subsidiaries, Radiancy and the Radiancy Subsidiaries shall use commercially reasonable efforts to conduct their respective business, in all material respects in the ordinary course of business consistent with past practice and (ii) PhotoMedex and Radiancy shall each use its respective commercially reasonable efforts consistent with the foregoing to maintain and preserve substantially intact its respective business organization, assets and properties, to keep available the services of its respective, and with respect to PhotoMedex, the PhotoMedex Subsidiaries’ respective, and with respect to Radiancy, the Radiancy Subsidiaries’ respective, directors, officers and employees, and to preserve substantially intact existing relationships with all Persons with whom it, and with respect to PhotoMedex, the PhotoMedex Subsidiaries, and with respect to Radiancy, the Radiancy Subsidiaries, do significant business, all as consistent with past practice.

(b) Without limiting the generality of the foregoing clause (a), during the Executory Period, none of PhotoMedex, any of the PhotoMedex Subsidiaries, Radiancy, or any Radiancy Subsidiary will (except (i) in the ordinary course of business consistent with past practice, (ii) as required by Law, (iii) as expressly contemplated or permitted by the terms of this Agreement or (iv) as set forth in Section 4.1 of the PhotoMedex Disclosure Letter with respect to PhotoMedex or the PhotoMedex Subsidiaries or Section 4.1 of the Radiancy Disclosure Letter with respect to Radiancy or the Radiancy Subsidiaries, respectively), without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed):

(i) amend, waive or otherwise change, in any respect, any of its respective Charter Documents;

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(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its capital stock or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its capital stock or other securities or equity interests, including any securities convertible into or exchangeable for any of its capital stock or equity interest of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such capital stock or other securities or equity interests;

(iii) split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its capital equity or other securities or equity interests (except for the Repurchase Transaction);

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any Person;

(v) increase the wages, salaries or compensation of any of its employees by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2011 or 2012, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any PhotoMedex Benefit Plan or Radiancy Benefit Plan, as the case may be, with, for or in respect of any current consultant, officer, director or employee, in each case other than as required by applicable Law, pursuant to the terms of any PhotoMedex Benefit Plan, PhotoMedex Foreign Benefit Plan, Radiancy Benefit Plan or Radiancy Foreign Benefit Plan, as the case may be;

(vi) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii) transfer or license to any Person (other than PhotoMedex, Radiancy or any of their respective Subsidiaries) or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material PhotoMedex Intellectual Property, material PhotoMedex Licensed Intellectual Property, material Radiancy Intellectual Property or material Radiancy Licensed Intellectual Property, as the case may be, or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

(viii) terminate or waive or assign any material right under any PhotoMedex Material Contract, PhotoMedex Lease, Radiancy Material Contract or Radiancy Lease, as the case may be, or enter into any contract (A) involving amounts potentially exceeding $100,000 per year, (B) that would be a PhotoMedex Material Contract or Radiancy Material Contract or (C) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of 60 days or less;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of PhotoMedex, the PhotoMedex Subsidiaries, Radiancy, the Radiancy Subsidiaries, as the case may be, in an amount and scope of coverage as is comparable to that which is currently in effect;

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(xii) revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP and approved by PhotoMedex’s or Radiancy’s outside auditors, as the case may be, and except as required by any Governmental Authority (including, without limitation, the Financial Accounting Standards Board or any similar organization) or change in applicable Law or, in the case of PhotoMedex, as required by Regulation S-K;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by a Party) not in excess of $100,000 in the aggregate, or otherwise pay, discharge or satisfy any claims, liabilities or obligations, unless such amount has been reserved in the PhotoMedex Financials or Radiancy Financials, as applicable;

(xiv) close or materially reduce any activities, or effect any material layoff or other material personnel reduction or change, at any facility;

(xv) acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(xvi) make capital expenditures in excess of $100,000 in the aggregate;

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii) voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 in the aggregate other than pursuant to the terms of a PhotoMedex Material Contract, PhotoMedex Lease, PhotoMedex Benefit Plan, Radiancy Material Contract, Radiancy Lease or Radiancy Benefit Plan;

(xix) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of a material portion of its properties, assets or rights other than the sale of inventory in the ordinary course of business;

(xx) enter into any agreement, understanding or arrangement with respect to the voting of the securities or the capital equity of PhotoMedex, the PhotoMedex Subsidiaries, Radiancy or the Radiancy Subsidiaries, as the case may be, other than the Voting and Support Agreements (as defined herein) entered into, as of the date hereof, by and among PhotoMedex and certain stockholders of Radiancy, on the one hand, and by and among Radiancy and certain stockholders of PhotoMedex, on the other hand;

(xxi) take any action in violation of this Agreement that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

(xxii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any PhotoMedex Affiliate Transaction or Radiancy Affiliate Transaction; or

(xxiii) authorize or agree to do any of the foregoing actions.

For purposes of this Agreement, “Charter Documents” means any of PhotoMedex Organization Documents, PhotoMedex Subsidiary Organization Documents, Radiancy Organization Documents, or Radiancy Subsidiary Organization Documents.

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4.2 Access and Information; Confidentiality.

(a) Between the date of this Agreement and the Closing, each of PhotoMedex and the PhotoMedex Subsidiaries, on the one hand, and Radiancy and the Radiancy Subsidiaries, on the other hand, shall give, and shall direct its accountants and legal counsel to give, Radiancy and the Radiancy Subsidiaries, on the one hand, and PhotoMedex and the PhotoMedex Subsidiaries, on the other hand, respectively, and its respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, and subject to any confidentiality agreements with third Persons (the existence and scope of which have been disclosed to the other Parties), access to all offices and other facilities and to all employees, properties, contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client contracts and director service agreements), of or pertaining to such Party and its subsidiaries, as the requesting Party or its Representatives may reasonably request regarding such Party’s business, assets, liabilities, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, each as they become available during the Executory Period, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountant’s work papers (subject to the consent or any other conditions required by such accountant, if any)) and instruct such Party’s Representatives to reasonably cooperate with the requesting Party in its investigation; provided that the requesting Party shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of such Party providing such information; provided further that in no event shall a Party have access to any information that (x) based on advice of counsel, disclosure of such information (A) would violate applicable Laws, including U.S. Antitrust Laws, or (B) violate any obligation of such other Party with respect to confidentiality so long as, with respect to confidentiality, such party has made reasonable efforts to obtain a waiver regarding the possible disclosure from the third party to whom it owes an obligation of confidentiality, or (y) in the reasonable judgment of the other Party, could result in the disclosure of any trade secrets of third parties and, in each such case, such Party shall only be entitled to withhold those portions of such information which are subject to the foregoing limitations. No information or knowledge obtained by any Party hereto pursuant to this Section 4.2(a) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

(b) All information obtained by PhotoMedex or any PhotoMedex Subsidiary, on the one hand, and Radiancy or any Radiancy Subsidiary, on the other hand, pursuant to this Agreement or otherwise, shall be kept confidential in accordance with and subject to the reciprocal Confidentiality and Non-Use Agreements, dated March 23, 2011, by and between Radiancy and PhotoMedex (the “Confidentiality Agreements”). The Parties further acknowledge and agree that the existence and terms of this Agreement and the Merger are strictly confidential and that they and their respective officers, managers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents or other representatives (collectively, the “Representatives”) shall not disclose to the public or to any third Person the terms of this Agreement and the Merger other than with the express prior written consent of the other Parties, except (i) as may be required by applicable Law or at the request of any Governmental Authority having jurisdiction over the such Party or any of its Representatives, control persons or affiliates (including, without limitation, to the extent applicable, the rules and regulations of the SEC and FINRA), (ii) as required to carry out a Party’s obligations hereunder, or (iii) as may be required to defend any action brought against such Person in connection with the Merger, and in the case of clause (iii), in accordance with and subject the terms and conditions of the Confidentiality Agreements.

4.3 No Solicitation; No Change in Recommendation.

(a) For purposes of this Agreement, “Acquisition Proposal” means (other than the transactions expressly contemplated by this Agreement, including the Merger) any inquiry, proposal, offer, plan, arrangement or any other indication of interest in making an offer or proposal, from any Person or group at any time relating to a merger, reorganization, recapitalization, reclassification, consolidation, share exchange, business combination or similar transaction, including any single or multi-step transaction or series of related transactions,

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involving (i) any of PhotoMedex and/or the PhotoMedex Subsidiaries, on the one hand, and any third Person, on the other hand, or any acquisition, purchase, sale, lease, license, exchange, transfer or other acquisition or disposition involving twenty percent (20%) or more of PhotoMedex’s and/or the PhotoMedex Subsidiaries’ assets or business, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a third party beneficially owning twenty percent (20%) or more of any class of equity or voting securities of PhotoMedex, or (ii) any of Radiancy and/or the Radiancy Subsidiaries, on the one hand, and any third Person, on the other hand, or any acquisition, purchase, sale, lease, license, exchange, transfer or other acquisition or disposition involving twenty percent (20%) or more of Radiancy’s and/or the Radiancy Subsidiaries’ assets or business, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a third party beneficially owning twenty percent (20%) or more of any class of equity or voting securities of Radiancy.

(b) Subject to the other provisions of this Section 4.3, during the Executory Period neither PhotoMedex nor any PhotoMedex Subsidiary, on the one hand, nor Radiancy or any Radiancy Subsidiary, on the other hand, shall, directly or indirectly, authorize or permit any of its respective Representatives to, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding PhotoMedex or any PhotoMedex Subsidiary, on the one hand, or Radiancy or any Radiancy Subsidiary, on the other hand, to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) withdraw or propose publicly to withdraw the approval of this Agreement or the Merger or the PhotoMedex Board’s, the Merger Sub Board’s or the Radiancy Board’s (or any respective committees of any of such Boards), respective recommendation that holders of such Party’s voting equity securities adopt this Agreement (with respect to PhotoMedex, such recommendation being the “PhotoMedex Board Recommendation”, and with respect to Radiancy, such recommendation being the “Radiancy Board Recommendation”), (v) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (vi) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vii) agree to do any of the foregoing; provided, however, that prior to the meeting of the PhotoMedex Stockholders or the meeting of the Radiancy Stockholders, each as contemplated by Section 5.5 hereof, as the case may be, this Section 4.3(b) shall not prohibit PhotoMedex or Radiancy, as the case may be, from furnishing nonpublic information regarding PhotoMedex or Radiancy, as applicable, to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal made by such Person (and not withdrawn) that constitutes, or could reasonably be expected to result in the submission by such Person to PhotoMedex or Radiancy, as applicable, of a Superior Proposal if: (1) neither PhotoMedex or Radiancy, as the case may be, nor any of their Representatives or their Subsidiaries’ Representatives shall have breached any of the provisions of this Section 4.3, (2) the PhotoMedex Board or the Radiancy Board, as the case may be, determines in good faith and after consultation with outside legal counsel that, in light of such Superior Proposal, not taking such action would be inconsistent with the fiduciary duties of the PhotoMedex Board or the Radiancy Board, as the case may be, to the stockholders of PhotoMedex or Radiancy, as the case may be, under applicable Law, (3) PhotoMedex or Radiancy, as the case may be, receives from such Person an executed confidentiality agreement containing provisions (including non-disclosure provisions) that are at least as favorable to PhotoMedex or Radiancy, as the case may be, as the provisions contained in the Confidentiality Agreements, and (4) PhotoMedex or Radiancy, as the case may be, shall provide the other with notice and information as are required to be provided by it pursuant to Section 4.3(c) hereof. Without limiting the foregoing, each of PhotoMedex and Radiancy agrees that it shall be responsible for the actions of its and the PhotoMedex Subsidiaries’ Representatives or the Radiancy Subsidiaries’ Representatives, as the case may be, that would constitute a violation of the restrictions set forth in this Section 4.3 if done by such Person. PhotoMedex and Radiancy shall promptly inform their respective Representatives and PhotoMedex Subsidiaries’ Representatives and Radiancy Subsidiaries’ Representatives, as the case may be, of the obligations undertaken in this Section 4.3.

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(c) Each of PhotoMedex and Radiancy shall notify the other hereto as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by PhotoMedex, the PhotoMedex Subsidiaries or any of their respective Representatives, on one hand, or Radiancy, the Radiancy Subsidiaries or any of their respective Representatives, on the other hand, of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to PhotoMedex or any PhotoMedex Subsidiary or Radiancy or any Radiancy Subsidiary, as applicable, specifying in each case the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if verbal) and the identity of the party making such inquiry, proposal, offer or request for information. PhotoMedex or Radiancy, as applicable, shall keep the other Party hereto promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Executory Period, PhotoMedex and Radiancy shall immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall direct, and use their respective reasonable best efforts to cause, PhotoMedex’s Representatives, the PhotoMedex Subsidiaries and their respective Representatives, on one hand, and Radiancy’s Representatives, the Radiancy Subsidiaries and their respective Representatives, on the other hand, to cease and terminate any such solicitations, discussions or negotiations.

(d) Notwithstanding anything in this Section 4.3 to the contrary, at any time prior to the time that the PhotoMedex Stockholder Approval is obtained, if PhotoMedex receives a bona fide Acquisition Proposal which the PhotoMedex Board concludes in good faith, after consultation with outside legal counsel and its financial advisors, constitutes a Superior Proposal that was made after the date hereof and that did not result from a breach of this Section 4.3 by PhotoMedex, the PhotoMedex Board may, if it determines in good faith and after consultation with outside legal counsel that, in light of such Superior Proposal, not taking such action would be inconsistent with the fiduciary duties of the PhotoMedex Board to its stockholders under applicable Law, the PhotoMedex Board may withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, in a manner adverse to Radiancy, the approval or recommendation by such board or committee of the adoption of this Agreement and the consummation of the transactions contemplated hereby, including the effectuation of the Merger (a “PhotoMedex Change of Board Recommendation”), and approve or recommend such Superior Proposal; provided, however, that PhotoMedex shall not be entitled to exercise its right to make a PhotoMedex Change of Board Recommendation pursuant to this sentence unless PhotoMedex has: (A) provided Radiancy five (5) Business Days’ prior written notice (such notice, a “PhotoMedex Notice of Superior Proposal”), which notice shall not be deemed to be a PhotoMedex Change of Board Recommendation, advising Radiancy that the PhotoMedex Board intends to take such action and specifying the reasons therefor, including the then current material terms and conditions of any Superior Proposal that is the basis of the proposed action by the PhotoMedex Board and the identity of the Person making the proposal (it being understood and agreed that any amendment to the financial terms or any material amendment to any other material term of any such Superior Proposal shall require a new PhotoMedex Notice of Superior Proposal and a new three (3) Business Day period), (B) during the applicable notice period, if requested by Radiancy, engaged in good faith negotiations with Radiancy to amend this Agreement in such a manner that any Acquisition Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal and (C) at the end of the applicable notice period, such Acquisition Proposal has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by Radiancy following a PhotoMedex Notice of Superior Proposal, as a result of the negotiations required by clause (A) or otherwise).

(e) Notwithstanding anything in this Section 4.3 to the contrary, at any prior to the time that the Radiancy Stockholder Approval is obtained, if Radiancy receives a bona fide Acquisition Proposal which the Radiancy Board concludes in good faith, after consultation with outside legal counsel and its financial advisors, constitutes a Superior Proposal that was made after the date hereof and that did not result from a breach of this Section 4.3 by Radiancy, the Radiancy Board may, if it determines in good faith and after consultation with outside legal counsel that, in light of such Superior Proposal, not taking such action would be inconsistent with the fiduciary duties of the Radiancy Board to its stockholders under applicable Law, the Radiancy Board may

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withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, in a manner adverse to PhotoMedex, the approval or recommendation by such board or committee of the adoption of this Agreement and the consummation of the transactions contemplated hereby, including the effectuation of the Merger (a “Radiancy Change of Board Recommendation”), and approve or recommend such Superior Proposal; provided, however, that Radiancy shall not be entitled to exercise its right to make a Radiancy Change of Board Recommendation pursuant to this sentence unless Radiancy has: (A) provided PhotoMedex five (5) Business Days’ prior written notice (such notice, a “Radiancy Notice of Superior Proposal”), which notice shall not be deemed to be a Radiancy Change of Board Recommendation, advising PhotoMedex that the Radiancy Board intends to take such action and specifying the reasons therefor, including the then current material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Radiancy Board and the identity of the Person making the proposal (it being understood and agreed that any amendment to the financial terms or any material amendment to any other material term of any such Superior Proposal shall require a new Radiancy Notice of Superior Proposal and a new three (3) Business Day period), (B) during the applicable notice period, if requested by PhotoMedex, engaged in good faith negotiations with PhotoMedex to amend this Agreement in such a manner that any Acquisition Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal and (C) at the end of the applicable notice period, such Acquisition Proposal has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by PhotoMedex following a Radiancy Notice of Superior Proposal, as a result of the negotiations required by clause (A) or otherwise).

(f) Nothing in this Section 4.3 shall be deemed to prohibit PhotoMedex from complying with Rule 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal if, in the good faith judgment of the PhotoMedex Board, after receiving advice from its outside legal counsel, failing to take such action would be inconsistent with its disclosure obligations under applicable Law. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by PhotoMedex that merely describes PhotoMedex’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, any statement to the effect that PhotoMedex is discussing or evaluating such Acquisition Proposal, or any “stop, look and listen” communication by the PhotoMedex Board pursuant to Rule 14d-9(f) of the Exchange Act or any similar communication to PhotoMedex’s Stockholders, shall not constitute a PhotoMedex Change of Board Recommendation.

(g) For the purposes of this Agreement, a “Superior Proposal” means any bona fide written Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) on terms which the PhotoMedex Board or Radiancy Board, as applicable, has determined in its good faith judgment are more favorable to the stockholders of PhotoMedex or Radiancy, as applicable, if consummated in accordance with its terms from a financial point of view than the transactions contemplated by this Agreement, after consultation with its respective legal counsel and financial advisor and after taking into account all legal, financial (including the financing terms of such proposal), regulatory, conditions to consummation, timing and other aspects of such proposal and this Agreement (taking into account any modifications to this Agreement that the other Party proposes to make), and taking into account the identity of the Person making such Acquisition Proposal and the likelihood of consummation of such Acquisition Proposal; provided, however, that for purposes of this definition, the references to “twenty percent (20%)” in the definition of “Acquisition Proposal” shall be deemed to be references to “fifty percent (50%).”

4.4 Payment to Perseus.

(a) Contemporaneously with the Closing (or at such other time and upon such terms and conditions as may be mutually agreed upon by the Parties), Radiancy agrees to provide, from its available cash, to PhotoMedex an aggregate amount as shall be sufficient to allow PhotoMedex to satisfy in full its payment obligation under that certain Repurchase Right Agreement, dated as of May 27, 2011 (the “Repurchase Right Agreement”), by and between PhotoMedex and Perseus Partners VII, L.P. (“Perseus”). The Parties hereby agree that any payments to be made pursuant to this Section 4.4 may be made by Radiancy, in its sole discretion, directly to Perseus.

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(b) The payment described in Section 4.4(a) above shall exclusively be used to satisfy the obligations of PhotoMedex to Perseus in accordance with the terms of the Repurchase Right Agreement and the satisfaction of the foregoing obligations to Perseus (the “Repurchase Transaction”) shall be a condition to the Closing of this Agreement.

4.5 Disclosure Updates.

(a) PhotoMedex and Radiancy shall each have, upon written notice to the other Party hereto (a “New Disclosure Notice”), the right at any time after the date of this Agreement, until that date which is two Business Days prior to the Closing Date, to amend the PhotoMedex Disclosure Letter or Radiancy Disclosure Letter, as the case may be, to reflect any new disclosure information not set forth in such letter as of the date of this Agreement; provided, that any such new disclosure information does not reflect facts, circumstances or events that would reasonably be expected to result in a PhotoMedex Material Adverse Effect or a Radiancy Material Adverse Effect, as the case may be. In the event that any such new disclosure information reflects facts, circumstances or events that would reasonably be expected to result in a PhotoMedex Material Adverse Effect or a Radiancy Material Adverse Effect, as the case may be, a Party may notify the other Party in writing of its election to reject the inclusion of such new disclosure information in the applicable disclosure letter within two (2) Business Days of receipt of the New Disclosure Notice (a “Disclosure Rejection Notice”), in which case such new disclosure information shall not be included in the PhotoMedex Disclosure Letter or the Radiancy Disclosure Letter, as the case may be. Failure by a Party to reject such new disclosure information within such two (2) Business Day period shall be deemed an acceptance by a Party of such new disclosure information in the PhotoMedex Disclosure Letter or Radiancy Disclosure Letter, as the case may be.

(b) Notwithstanding the provisions of Section 4.5(a) above, no new disclosure information contained in a New Disclosure Notice shall be deemed to cure any breach of any representation or warranty made in this Agreement, provided, however, that any update of information in the PhotoMedex Disclosure Letter or the Radiancy Disclosure Letter, as the case may be, shall not be deemed to be a breach of any representation or warranty for any purpose under this Agreement, including the indemnity obligations under Section 5.18 of this Agreement, so long as such update reflects actions which are permitted to be taken pursuant to Section 4.1 of this Agreement.

ARTICLE V

ADDITIONAL COVENANTS OF THE PARTIES

5.1 Notification of Certain Matters. Radiancy, on one hand, and each of PhotoMedex and Merger Sub, on the other hand, shall give prompt notice to the other (and, if in writing, furnish copies of) if any of the following occurs during the Executory Period: (i) there has been a material failure on the part of the Party providing the notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt of any notice or other communication in writing from any third Person alleging that the Consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iv) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied or the satisfaction of any of those conditions being materially delayed; or (v) the commencement or threat, in writing, of any Action against any Party or any of its affiliates, or any of their respective properties or assets, or, to the knowledge of PhotoMedex or Radiancy, as applicable, any officer, director or partner, in his or her capacity as such, of PhotoMedex or Radiancy, as applicable, or any of their affiliates with respect to the consummation of the Merger. No such notice to any Party shall constitute an acknowledgement or admission by the Party providing notice regarding whether or not any of the conditions to Closing or to the consummation of the Merger

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have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached. Moreover, no information or knowledge obtained by any Party hereto pursuant to this Section 5.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

5.2 Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement, prior to the expiration of the Executory Period, each Party shall use commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement (including the receipt of all Requisite Regulatory Approvals), and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, to the extent required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws.

(b) Radiancy, on the one hand, and each of PhotoMedex and Merger Sub, on the other hand, shall, in connection with the efforts referenced in Section 5.2(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Party reasonably informed of any communication received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated hereby; (iii) permit the other Party and its outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences; (iv) in the event one Party is prohibited from participating in or attending any meetings or conferences, the other Party shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) In furtherance and not in limitation of the covenants of the Parties contained in Section 5.2(a) and Section 5.2(b), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or any other applicable Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private Person challenging any of the transactions contemplated hereby as violative of any Antitrust Law or any other applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Radiancy, PhotoMedex and Merger Sub shall use its commercially reasonable efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby.

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(d) For purposes of Section 5.2(c), “commercially reasonable efforts” shall not include nor require any Party or any of its Subsidiaries to (A) propose, negotiate, or offer to commit or agree to or effect by consent decree, hold separate order, or otherwise, the sale, divestiture, license, disposition or hold separate of any asset, in each case if such sale, divestiture, license, disposition or hold separate with respect thereto would, individually or in the aggregate, reasonably be expected to have a PhotoMedex Material Adverse Effect or a Radiancy Material Adverse Effect (after giving effect to the Merger), as the case may be, or (B) conduct or agree to conduct its business in any particular manner if such conduct or agreement with respect thereto would, individually or in the aggregate, reasonably be expected to have a PhotoMedex Material Adverse Effect or a Radiancy Material Adverse Effect (after giving effect to the Merger), as the case may be. Notwithstanding anything herein to the contrary, neither PhotoMedex, Radiancy, nor any of their respective Subsidiaries shall propose, negotiate or offer to commit to any sale, divestiture, license, disposition or hold separate of any asset contemplated to be held by the Surviving Company following the consummation of the Merger without the prior written consent of the other Parties.

(e) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Merger or any other transaction contemplated by this Agreement, or any other ancillary agreement contemplated hereby, each of Radiancy, PhotoMedex and Merger Sub shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(f) Prior to the expiration of the Executory Period, Radiancy shall use its commercially reasonable efforts to obtain any Consents of third Persons with respect to any Radiancy Material Contract as may be necessary or appropriate for the consummation of the transactions contemplated hereby or required by the terms of any contract as a result of the execution, performance or consummation of the transactions contemplated hereby. Prior to the expiration of the Executory Period, PhotoMedex shall use its commercially reasonable efforts to obtain any Consents of third Persons with respect to any PhotoMedex Material Contract as may be necessary or appropriate for the consummation of the transactions contemplated hereby or required by the terms of any contract as a result of the execution, performance or consummation of the transactions contemplated hereby.

(g) Notwithstanding anything herein to the contrary, neither Radiancy nor PhotoMedex shall be required to agree to any commercially unreasonable consent fee, term, condition or modification with respect to obtaining any Consents or Requisite Regulatory Approvals in connection with the Merger and consummation of the transactions contemplated by this Agreement.

5.3 Public Announcements. Radiancy, PhotoMedex and Merger Sub agree that no public release or announcement concerning this Agreement or the Merger shall be issued by either Party or any of their affiliates without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Party reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance; provided, however, that either Radiancy or PhotoMedex may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous public releases or announcements made by Radiancy or PhotoMedex in compliance with this Agreement and so long as appropriate filings are timely made with the SEC with respect to the statements.

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5.4 Regulatory Matters.

(a) Registration Statement and Joint Proxy Statement. PhotoMedex and Radiancy shall cooperate to promptly prepare and file with the SEC a Form S-4 to register the Merger Consideration (the “Registration Statement”), in which Registration Statement a joint proxy statement will be included as a prospectus (the “Proxy Statement”). PhotoMedex shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of PhotoMedex and Radiancy shall thereafter mail or deliver the Proxy Statement to the PhotoMedex stockholders and the Radiancy stockholders, respectively. PhotoMedex shall also use its commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Radiancy shall furnish all information concerning Radiancy and the holders of Radiancy Common Stock as may be reasonably requested in connection with the foregoing actions. Each of Radiancy, PhotoMedex and Merger Sub shall, as promptly as reasonably practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Proxy Statement and/or the Registration Statement received from the SEC. Each party shall also advise the other party, as promptly as reasonably practicable after receipt of notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, or the suspensions of the qualification of the PhotoMedex Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment with respect to any comments of the SEC and any amendment or supplement to the Proxy Statement and the Registration Statement prior to filing such with the SEC and will provide each other with a copy of all such filings with the SEC to the extent not otherwise publicly available. If at any time prior to the Effective Time, Radiancy or PhotoMedex has knowledge of any information relating to Radiancy, PhotoMedex or any of their respective officers, directors or other affiliates, which should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and, to the extent required by applicable Laws, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required under applicable Law, disseminated to the stockholders of PhotoMedex.

(b) Each of Radiancy and PhotoMedex shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with preparation and filing of the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Radiancy, PhotoMedex or any of their respective Subsidiaries to any Governmental Authority, including, without limitation, FINRA, in connection with the Merger and the other transactions contemplated by this Agreement.

(c) Each of Radiancy and PhotoMedex shall promptly advise the other upon receiving any communication from any Governmental Authority the consent or approval of which is required for consummation of the transactions contemplated by this Agreement, or from FINRA, that causes such party to believe that there is a reasonable likelihood that any requisite approval will not be obtained or that the receipt of any such approval may be materially delayed, and, to the extent permitted by applicable Law, shall promptly provide the other Party with a copy of such communication.

5.5 PhotoMedex Stockholders’ Meeting; Radiancy Stockholders’ Meeting.

(a) PhotoMedex shall take all action necessary in accordance with applicable Law and the PhotoMedex Organization Documents to (i) call, give notice of, convene and hold a meeting of the stockholders of PhotoMedex to consider and vote on a proposal to adopt and approve the issuance of the Merger Consideration, the Warrants, and the consummation of the Merger and transactions contemplated by this Agreement and (ii) to hold such meeting of the stockholders of PhotoMedex (on a date selected by PhotoMedex in consultation with Radiancy) as promptly as practicable after mailing of the Proxy Statement.

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(b) Subject to the provisions of Section 4.3 hereof, the PhotoMedex Board shall use commercially reasonable efforts to (i) solicit from its stockholders proxies in favor of the approval of the issuance of the Merger Consideration and the Warrants, and the consummation of the Merger and transactions contemplated by this Agreement and (ii) take all other action necessary or advisable to secure such approval.

(c) Radiancy shall take all action necessary in accordance with applicable Law and the Radiancy Organization Documents to (i) call, give notice of, convene and hold a meeting of the Radiancy Stockholders to consider and vote on a proposal to adopt and approve the consummation of the Merger and transactions contemplated by this Agreement and (ii) to hold such meeting of the stockholders of Radiancy (on a date selected by Radiancy in consultation with PhotoMedex) as promptly as practicable after mailing of the Proxy Statement.

(d) Subject to the provisions of Section 4.3 hereof, the Radiancy Board shall use commercially reasonable efforts to (i) solicit from its stockholders proxies in favor of the approval of the consummation of the Merger and transactions contemplated by this Agreement and (ii) take all other action necessary or advisable to secure such approval.

5.6 Reservation of PhotoMedex Common Stock. PhotoMedex hereby agrees that at or prior to Closing there shall be, or PhotoMedex shall cause to be, reserved for issuance and/or delivery, such number of shares of PhotoMedex Common Stock as shall be required for issuance of the Merger Consideration and the Warrants. So long as any Warrant remains issued and outstanding, PhotoMedex shall reserve for issuance and/or delivery, such number of shares of PhotoMedex Common Stock as shall be required upon the exercise of such Warrants.

5.7 Other Actions. Notwithstanding anything to the contrary in Section 5.4:

(a) as promptly as practicable after the execution of this Agreement, Radiancy and PhotoMedex shall mutually agree on and issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Immediately after the issuance of the Signing Press Release, PhotoMedex shall prepare and file a Current Reports on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, attaching this Agreement and the Signing Press Release thereto (“Signing Filing”), which Radiancy shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing; and

(b) as promptly as practicable after the Closing, PhotoMedex shall prepare a Current Reports on Form 8-K announcing the Closing (“Closing Filing”), which Radiancy shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. As promptly as practicable after the Closing, Radiancy and PhotoMedex shall mutually agree on and issue a press release announcing the consummation of the Merger (“Closing Press Release”). As promptly as practicable after the Closing, PhotoMedex shall distribute the Closing Press Release and shall file the Closing Filing with the SEC.

5.8 Required Information. In connection with the preparation of the Signing Filing, the Signing Press Release, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of Radiancy, Merger Sub and/or PhotoMedex to any Government Authority, FINRA or other third Person in connection with the Merger and the other transactions contemplated hereby, and for such other reasonable purposes, PhotoMedex, Radiancy and Merger Sub each shall, upon request by the other, furnish the other with all information concerning themselves, their respective Subsidiaries, directors, officers and stockholders, and such other matters as may be reasonably necessary or advisable in connection with the Merger, or any other report, statement, filing, notice or application made by or on behalf of PhotoMedex, Radiancy or Merger Sub to any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated hereby.

5.9 Amended and Restated Articles of Incorporation of PhotoMedex. Prior to the Closing, the PhotoMedex Stockholders shall have adopted the Amended and Restated Articles of Incorporation and PhotoMedex shall file

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the Amended and Restated Articles of Incorporation, substantially in the form set forth in Exhibit 5.9 attached hereto, with the Secretary of State of the State of Nevada following approval of such Amended and Restated Articles of Incorporation at the meeting of stockholders of PhotoMedex.

5.10 Directors of PhotoMedex After Closing. The Parties acknowledge and agree that nine (9) individuals shall be nominated to serve as the directors of PhotoMedex following the Closing. PhotoMedex shall identify three (3) of these individuals and Radiancy shall identify six (6) of these individuals. The Parties shall work together in good faith to ensure that at least five (5) of the identified individuals shall be independent under the applicable rules of the SEC and the applicable stock exchange. Upon identification of the nine (9) individuals that are proposed by PhotoMedex and Radiancy to serve as directors of PhotoMedex following the consummation of the Merger, PhotoMedex shall take all necessary action to ensure that such nine (9) individuals are included as the nominees to serve as the members of the PhotoMedex Board following the Closing, and recommend that the PhotoMedex Stockholders vote to elect such nominees to serve as the directors of PhotoMedex following the Closing. At the next two (2) consecutive annual meetings of the PhotoMedex Stockholders following the Effective Time, PhotoMedex shall take all necessary action to ensure that Dr. Yoav Ben-Dror is included as a nominee to serve as a member of the PhotoMedex Board. The Parties acknowledge and agree that any individual appointed to serve as a director of the PhotoMedex Board or as any executive officer of PhotoMedex after the Closing shall be obligated to sign an agreement pursuant to which such individual shall be restricted from trading in equity securities of PhotoMedex for a six-month period following the consummation of the Merger.

5.11 Merger Filings. PhotoMedex shall make, and shall cause Merger Sub to make, all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable “blue sky” laws and the rules and regulations thereunder.

5.12 Section 16 Matters. Prior to the Effective Time, PhotoMedex shall take all commercially reasonable steps as may be required to cause any acquisitions of PhotoMedex Common Stock resulting from the Merger or the other transactions contemplated hereby by each Person who is or can be reasonably expected to become as a result of the Merger subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PhotoMedex, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

5.13 Israeli Tax Ruling. As promptly as practicable after the date hereof, Radiancy shall instruct and cause its Israeli counsel to prepare and file with the ITA an application for a tax ruling (the “Israeli Tax Ruling”) under which it requests, inter alia, that:

(a) Any consideration payable or otherwise deliverable pursuant to this Agreement (including the Merger Consideration) to Radiancy Stockholders that are non-Israeli residents (as defined in Section 1 of the ITO), other than in respect to Radiancy Common Stock held by the Section 102 Trustee on behalf of any non-Israeli resident Stockholder, is exempted from any Israeli Tax withholding obligation, or clarifying that no such obligation exists upon receipt of a signed Israeli Tax Declaration that such Radiancy Stockholder is not an Israeli resident;

(b) Any consideration payable or otherwise deliverable pursuant to this Agreement (including the Merger Consideration) to the Section 102 Trustee, the Section 104H Trustee, or any other trustee, as applicable, is exempted from any Israeli Tax withholding obligation;

(c) Radiancy Stockholders who are Israeli residents will be allowed to elect to defer the Tax event, pursuant to section 104H of the ITO, with respect to the conversion of Radiancy Common Stock into the Merger Consideration, subject to the terms and conditions to be included within the Israeli Tax Ruling;

(d) (i) the deposit with the Section 102 Trustee of any consideration payable or otherwise deliverable by PhotoMedex pursuant to this Agreement (including the Merger Consideration) for 102 Radiancy options, and/

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or Radiancy Common Stock arising from the exercise of any such 102 Radiancy options, subject to the statutory holding period under Section 102 of the ITO (“Section 102”, and such 102 Radiancy options, “Restricted 102 Grants”) will not result in a requirement for an immediate Israeli Tax payment or affect the Tax treatment of the Restricted 102 Grants and that the Israeli taxation of the Merger Consideration will be deferred until release of such PhotoMedex Common Stock and/ or options and/ or other type of consideration whatsoever (as applicable), and remain subject to the provisions of Section 102 of the ITO; (ii) the statutory holding period applicable to Restricted 102 Grants will continue uninterrupted from the original date of grant and will not recommence as a result of the transactions contemplated herein, provided that the consideration paid to holders for Restricted 102 Grants (including the Merger Consideration) are deposited with a Section 102 Trustee for the duration of the statutory holding period (which ruling may be subject to customary conditions associated with such a ruling); (iii) the payment of the Merger Consideration pursuant to this Agreement in exchange for any Radiancy Common Stock held in trust by the Section 102 Trustee at the Effective Time will not result in an immediate taxable event for the Person entitled to such shares if such consideration is paid directly to the Section 102 Trustee and until such time as the PhotoMedex Common Stock is subsequently transferred by such trustee to the person entitled thereto or sold by the trustee; and

(e) The Escrow Securities shall not be subject to Israeli withholding Tax until actually received by the Radiancy Stockholders and providing that the withholding Tax treatment of the Escrow Securities shall be made in accordance with the Israeli Tax Ruling.

Radiancy shall instruct its Israeli counsel to update PhotoMedex through its Israeli counsel, with respect to the process of preparation and filing of such application and obtaining the Israeli Tax Ruling. Subject to the terms and conditions hereof, the Parties shall use all reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable legal requirements to obtain the Israeli Tax Ruling, as promptly as practicable.

5.14 Further Assurances. PhotoMedex, Merger Sub and Radiancy shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain (in accordance with this Agreement) as soon as practicable all Requisite Regulatory Approvals (as defined below) , all PhotoMedex Requisite Consents (as defined below), all Radiancy Requisite Consents (as defined below) and any other consents, registrations, approvals, permits and authorizations as may be agreed upon by the Parties.

5.15 Directors and Officers Indemnification and Insurance.

(a) In the event the Merger is consummated, then until the seventh anniversary of the Effective Time, PhotoMedex will, and will cause the Surviving Company and any PhotoMedex Subsidiary or Radiancy Subsidiary, to comply with, fulfill and honor, in any and all respects, all of the obligations of PhotoMedex, Radiancy and any PhotoMedex Subsidiary or Radiancy Subsidiary to their respective present and former directors and officers (the “Covered Persons”) pursuant to indemnification agreements with PhotoMedex, Radiancy or any PhotoMedex Subsidiary or Radiancy Subsidiary in effect on the Effective Time and pursuant to the PhotoMedex Organization Documents, the Radiancy Organization Documents, the PhotoMedex Subsidiary Organization Documents and the Radiancy Subsidiary Organization Documents, in each case, in effect on the Effective Time (the “Indemnification Provisions”), with respect to claims arising out of acts or omissions occurring at or prior to the Effective Time which are asserted after the Effective Time, including with respect to this Agreement, the Merger and the other transactions contemplated herein. Any claims for indemnification made on or prior to the seventh anniversary of the Effective Time shall survive such anniversary until the final resolution thereof. PhotoMedex shall, and shall cause the Surviving Company and all PhotoMedex Subsidiaries and Radiancy Subsidiaries to, keep in full force and effect all Indemnification Provisions and neither

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PhotoMedex, the Surviving Company, any PhotoMedex Subsidiary nor any Radiancy Subsidiary shall amend, modify or terminate any of the Indemnification Provisions, in each case, until the later of the seventh anniversary of the Effective Time or the final resolution of any claims for indemnification.

(b) In the event the Merger is consummated, if PhotoMedex, the Surviving Company, any PhotoMedex Subsidiary or any Radiancy Subsidiary shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of PhotoMedex, the Surviving Company, any PhotoMedex Subsidiary or any Radiancy Subsidiary, as applicable, assume all of their respective obligations as set forth in this Section 5.15.

(c) Prior to the Effective Time, Radiancy and/ or any Radiancy Subsidiary may purchase tail insurance coverage for Radiancy and/ or Radiancy Subsidiary Covered Persons which shall provide such directors and officers with coverage for no more than seven years following the Effective Time (the “Insurance Coverage”), and the full cost and all premiums associated with such Insurance Coverage shall be paid in a lump sum by Radiancy and/ or any Radiancy Subsidiary, as the case may be, prior to or at the Closing. PhotoMedex shall maintain (or cause the Surviving Company, any PhotoMedex Subsidiary and/ or any Radiancy Subsidiary to maintain) such Insurance Coverage in full force and effect, and continue to honor the obligations thereunder during the term thereof.

(d) In the event the execution of this Agreement or the undertaking of any act or omission by PhotoMedex required by this Agreement prior to the Closing Date causes any insurance policy, in place for the benefit of any PhotoMedex or PhotoMedex Subsidiary Covered Persons immediately prior to the date of this Agreement, to terminate or causes any reduction in the benefits of such policy, PhotoMedex or any PhotoMedex Subsidiary may purchase insurance policies for the benefit of such Covered Persons; provided, however, that such new policies shall not exceed the coverage that was provided under such terminated insurance policy or such policy where benefits were reduced.

(e) This Section 5.15 shall survive the consummation of the Merger, is intended to benefit each of the Covered Persons and shall be binding on all successors and assigns of the Surviving Company, the PhotoMedex Subsidiaries, the Radiancy Subsidiaries and PhotoMedex, and shall be enforceable by the Covered Persons.

5.16 Application of Section 3.17(l). PhotoMedex hereby agrees that the representations and warranties set forth in Section 3.17(l) are being given by Radiancy for Israeli Tax withholding purposes only and, if such representations and warranties shall be deemed to be untrue or inaccurate at Closing, such untruthfulness or inaccuracy shall not result in the failure by Radiancy to satisfy the condition set forth in Section 6.3(a) of this Agreement; provided, however, that PhotoMedex shall be entitled to indemnification for a breach of Section 3.17(l) pursuant to Section 5.18 if and only to the extent that PhotoMedex is required by the ITA to pay, and has actually paid, any amounts to the ITA for failure to withhold any Taxes in reliance on the representations and warranties set forth in Section 3.17(l).

5.17 Additional Covenants Israeli Approvals. Each of the Parties hereto shall cooperate with one another and use commercially reasonable efforts to cause all authorizations, approvals and permits required to be obtained from or made with any Governmental Authority in Israel (including the Israeli Tax Ruling) with respect to: (i) the exchange of Radiancy Common Stock for the Merger Consideration; and (ii) the allocation of options by Radiancy, to be obtained or made.

5.18 Survival of Representations and Warranties; Indemnification.

(a) Survival. The representations, warranties and covenants to be performed prior to the Closing of a Party which are contained in or made pursuant to this Agreement will survive the Closing until that date which is the six (6) month anniversary of the Closing Date; provided, however, that any representation, warranty or

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covenant the breach or violation of which is made the basis of a claim for indemnification will survive until such time as such claim is finally resolved in accordance with this Agreement and the Escrow Agreement, provided that the Radiancy Representative notifies the PhotoMedex Representative, or the PhotoMedex Representative notifies the Radiancy Representative, as the case may be, in writing of the existence of such claim in accordance with the provisions of clause (d)(i) below.

(b) Indemnification Due to Breaches by PhotoMedex or Payments to Perseus. Subject to the terms and conditions of this Section 5.18, from and after the Closing until that date which is the six (6) month anniversary of the Closing Date, the Radiancy Stockholders and each of their respective successors and permitted assigns (each, a “Radiancy Indemnified Party”), shall be entitled to indemnification from the escrow fund holding the Escrow Securities, against any liabilities, claims (including claims by third parties), demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description) (collectively, “Damages”), that such Radiancy Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach by PhotoMedex and/ or Merger Sub of any of their respective representations, warranties, pre-closing covenants or pre-closing agreements contained in this Agreement, and/ or (ii) any payments which are made to Perseus pursuant to the terms of the Repurchase Transaction to the extent such payments are in excess of Nineteen Million Five Hundred Thousand Dollars ($19,500,000); provided, however, that no Radiancy Indemnified Party shall be entitled to indemnification pursuant to clause (ii) above if the Closing did not occur by October 16, 2011 as a result of the failure of any of the conditions set forth in Section 6.3 to have been satisfied by such date (except for Section 6.3(g) or Section 6.3(i) (provided, with respect to Section 6.3(i), that Radiancy has satisfied its obligations under Section 4.4 of this Agreement)).

(c) Indemnification Due to Breaches by Radiancy. Subject to the terms and conditions of this Section 5.18, from and after the Closing until that date which is the six (6) month anniversary of the Closing Date, the PhotoMedex Stockholders and each of their respective successors and permitted assigns (each, a “PhotoMedex Indemnified Party”), shall be entitled to indemnification from the escrow fund holding the Escrow Securities, against any Damages that such PhotoMedex Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to any breach by Radiancy of any of its representations, warranties, pre-closing covenants or pre-closing agreements contained in this Agreement.

(d) Certain Limitations on Indemnification.

(i) No claim may be asserted nor may any action be commenced for indemnification hereunder unless the Radiancy Representative shall have notified the PhotoMedex Representative, in the case of indemnification pursuant to clause (b) above, or the PhotoMedex Representative shall have notified the Radiancy Representative, in the case of indemnification pursuant to clause (c) above, in writing of the existence of such claim or action, and such notice describes in reasonable detail the facts and circumstances which relate to the subject matter of such claim or action to the extent then known, prior to the six (6) month anniversary of the Closing Date.

(ii) Each of the Parties hereto hereby acknowledge and agree that following the Closing, except with respect to actions for specific performance or other equitable remedies (including as provided for in Section 8.10 hereof), the provisions of Section 1.3 and this Section 5.18 shall be the sole and exclusive remedies of any Radiancy Indemnified Party or PhotoMedex Indemnified Party, as the case may be, for any breach by another Party of this Agreement, and the Parties hereto hereby acknowledge and agree that no Party hereto shall have any remedies or cause of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement.

(iii) Subject to the terms and conditions of Section 1.3 and this Section 5.18, each of the Parties hereto hereby acknowledge and agree that the indemnities set forth in this Agreement will be satisfied solely through the release of the Escrow Securities in accordance with the provisions of Section 1.3 and the Escrow

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Agreement, and in no event shall any indemnifiable recoveries pursuant to the provisions of this Agreement involve the payment of any consideration other than a release of Escrow Securities that are held in the escrow fund pursuant to the Escrow Agreement.

(iv) Each Party hereto shall take all reasonable steps to mitigate its Damages, and the Damages of any Radiancy Indemnified Party or PhotoMedex Indemnified Party, as the case may be, upon and after becoming aware of any event which could reasonably be expected to give rise to any Damages, and no Radiancy Indemnified Party or PhotoMedex Indemnified Party shall be entitled to any payment, adjustment or indemnification more than once with respect to the same matter.

(v) Notwithstanding anything to the contrary contained in this Agreement, indemnifiable recoveries from the escrow fund containing the Escrow Securities shall not be available unless and until the aggregate amount of indemnifiable Damages which may be recovered pursuant to Section 5.18(b)(i) or Section 5.18(c), as the case may be, equals or exceeds $150,000, whereupon the Radiancy Stockholders or the PhotoMedex Stockholders, as the case may be, shall be entitled to indemnification for the amount of such Damages in excess of such amount.

(vi) For all purposes of this Agreement, Damages shall be reduced by the amount of any insurance or other similar recoveries actually received by PhotoMedex, Radiancy, any PhotoMedex Indemnified Party, any Radiancy Indemnified Party, or any of their respective affiliates in connection with the matter of the claim or action for which indemnification is sought.

(vii) In no event shall Damages be deemed to include any special, indirect, consequential, incidental, punitive damages, lost profits or any similar items, and in no event shall Damages be calculated with the application of a multiplier related to lost earnings, lost profits or any other similar financial metric.

(viii) In the event the Merger is consummated, no PhotoMedex Indemnified Party shall entitled to indemnification pursuant to Section 5.18(c) for Damages resulting from, arising out of or relating to any breach by Radiancy of its representations and warranties set forth in Section 3.17 (except as set forth in Section 5.16). In the event the Merger is consummated, no Radiancy Indemnified Party shall entitled to indemnification pursuant to Section 5.18(b) for Damages resulting from, arising out of or relating to any breach by PhotoMedex of its representations and warranties set forth in Section 2.17.

5.19 Amendment of PhotoMedex Option Plan.

(a) The PhotoMedex, Inc. 2005 Equity Compensation Plan (the “PhotoMedex Plan”) shall be amended by PhotoMedex prior to the Closing Date to add to it the appropriate provisions relating to grantees who are Israeli residents and those grantees who are deemed to be Israeli residents for Tax purposes (together, “Israeli Residents”), including with respect to the following matters:

(i) Administration of the PhotoMedex Plan pursuant to certain provisions of Section 102 and Section 3(i) of the ITO and any other applicable Israeli Laws.

(ii) Options granted to Israeli Residents shall be governed by and subject to the terms and restrictions of Section 102 and Section 3(i), as applicable, of the ITO and any other applicable Israeli Laws.

(iii) At the PhotoMedex Board's discretion, for purposes of simplicity and in order to ensure compliance with Israel’s Tax regulations, the exercise of options and the purchases and sales of shares issued under the PhotoMedex Plan shall be executed by PhotoMedex or its affiliates, as appropriate.

(iv) The ability of Israeli Residents, whose shares are held in escrow in accordance with the requirements of the ITO, to vote such shares or grant proxies with respect thereto.

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(b) The Parties shall negotiate in good faith to agree upon a form of amendment to the PhotoMedex Plan which will accomplish the foregoing objectives.

ARTICLE VI

CONDITIONS

6.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and other transactions described herein shall be subject to the satisfaction or waiver (where permissible), at or prior to the earlier of the Effective Time or Drop Dead Date, of the following conditions:

(a) Antitrust Laws. The waiting period (and any extension thereof) applicable to the consummation of the Merger under any Antitrust Laws shall have expired or been terminated.

(b) Requisite Regulatory Approvals and Stockholder Approvals. All authorizations, approvals and permits required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement, except for any such authorizations, approvals and/or permits the failure of which to obtain would not reasonably be expected to result in a PhotoMedex Material Adverse Affect or a Radiancy Material Adverse Affect (the “Requisite Regulatory Approvals”), the PhotoMedex Stockholder Approval and the Radiancy Stockholder Approval shall have each been obtained or made.

(c) Listing on the NASDAQ. The PhotoMedex Common Stock to be issued as the Merger Consideration and the PhotoMedex Common Stock to be issuable in connection with the exercise or conversion of the Warrants shall have been authorized for listing on the NASDAQ subject to official notice of issuance.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) No Law. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the Merger or the other transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the Merger, any other transactions contemplated by this Agreement or the other ancillary agreements related to this Agreement, or the filing of the Amended and Restated Articles of Incorporation or the Merger Certificate.

6.2 Conditions to Obligations of Radiancy. The obligations of Radiancy to consummate the Merger are subject to the satisfaction or waiver by Radiancy, at or prior to the Effective Time, of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of PhotoMedex and Merger Sub set forth in this Agreement (without giving effect to any limitation as to “materiality” or “PhotoMedex Material Adverse Effect”) shall be true and correct as of the Effective Time as though made as of the Effective Time (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a PhotoMedex Material Adverse Effect.

(b) Agreements and Covenants. Each of PhotoMedex and the Merger Sub shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants to be performed or complied with by them under this Agreement at or prior to the Effective Time.

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(c) Officer Certificate. Each of PhotoMedex and Merger Sub shall have delivered to Radiancy a certificate, dated the Closing Date, signed by the chief executive officer of each of PhotoMedex and Merger Sub, certifying in such capacity as to the satisfaction of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(e).

(d) Secretary’s Certificate. Each of PhotoMedex and Merger Sub shall have delivered to Radiancy a true copy of the resolutions of the PhotoMedex Board and the Merger Sub Board authorizing the execution of this Agreement and the consummation of the Merger and transactions contemplated herein, certified by the Secretary of PhotoMedex and Secretary of Merger Sub, or a similar officer.

(e) PhotoMedex Material Adverse Effect. No PhotoMedex Material Adverse Effect shall have occurred since the date of this Agreement.

(f) Legal Opinion. Radiancy shall have received opinions of PhotoMedex’s transaction counsel, Kaye Scholer LLP and Woodburn and Wedge, in form and substance reasonably satisfactory to Radiancy, addressed to Radiancy and dated as of the Closing Date, covering the matters set forth on Exhibit 6.2(f)-1 and Exhibit 6.2(f)-2 attached hereto.

(g) SEC Compliance. Immediately prior to Closing, PhotoMedex shall be in compliance in all material respects with the reporting requirements under the Exchange Act.

(h) Amended and Restated Articles of Incorporation. PhotoMedex shall have filed the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada and such Secretary of State shall have accepted the Amended and Restated Articles of Incorporation.

(i) Repurchase Transaction. The Repurchase Transaction shall have been consummated with Perseus pursuant to Section 4.4.

(j) PhotoMedex Requisite Consents. The authorizations, approvals and permits required to be obtained from or made with any third party in order to consummate the transactions contemplated by this Agreement, as set forth in Exhibit 6.2(j) attached hereto (the “PhotoMedex Requisite Consents”), shall have each been obtained or made.

(k) Israeli Approvals. The Israeli Tax Ruling and all other authorizations, approvals and permits required to be obtained from or made with any Governmental Authority in Israel with respect to the Merger and the transactions contemplated herein shall have each been obtained or made to the reasonable satisfaction of Radiancy.

6.3 Conditions to Obligations of PhotoMedex. The obligations of PhotoMedex to consummate the Merger are subject to the satisfaction or waiver by PhotoMedex, at or prior to the Effective Time, of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Radiancy set forth in this Agreement (without giving effect to any limitation as to “materiality” or “Radiancy Material Adverse Effect”) shall be true and correct as of the Effective Time as though made as of the Effective Time (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a Radiancy Material Adverse Effect.

(b) Agreements and Covenants. Radiancy shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Effective Time.

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(c) Officer Certificate. Radiancy shall have delivered to PhotoMedex a certificate, dated the Closing Date, signed by the chief executive officer of Radiancy, certifying in such capacity as to the satisfaction of the conditions specified in Sections 6.3(a), 6.3(b) and 6.3(e).

(d) Secretary’s Certificate. Radiancy shall have delivered to PhotoMedex a true copy of the resolutions of the Radiancy Board authorizing the execution of this Agreement and the consummation of the Merger and transactions contemplated herein, certified by the Secretary of Radiancy or a similar officer.

(e) Radiancy Material Adverse Effect. No Radiancy Material Adverse Effect shall have occurred since the date of this Agreement.

(f) FIRPTA Certificate. Radiancy shall provide to PhotoMedex a certificate (the “FIRPTA Certificate”), signed under penalties of perjury and in form and substance as required under Section 1.897-2(h) of the Treasury Regulations promulgated under the Code, stating that an interest in Radiancy is not a “United States real property interest” for purposes of Section 897 of the Code. At least ten (10) Business Days prior to the Closing Date Radiancy shall inform PhotoMedex whether it has concluded that it cannot provide the FIRPTA Certificate and shall provide a reasonably detailed analysis of the reasons why Radiancy cannot deliver the FIRPTA Certificate. The failure of Radiancy to deliver the FIRPTA Certificate shall not affect the obligation of PhotoMedex and Merger Sub to effect the Merger, but instead shall permit PhotoMedex and/or Merger Sub to deduct and withhold from the Merger Consideration such amounts as may be required to be withheld by applicable Tax Law; provided, however, that any Radiancy Stockholder that is not a “foreign person” within the meaning of Section 1445 of the Code may have executed and delivered to PhotoMedex a statement certifying such Radiancy Stockholder’s non-foreign status in accordance with Treasury Regulation 1.1445-2(b), in which case, no such withholding shall be required with respect to such Radiancy Stockholder.

(g) Amended and Restated Articles of Incorporation. The Secretary of State of Nevada shall have accepted the Amended and Restated Articles of Incorporation (provided that PhotoMedex files such Amended and Restated Articles of Incorporation by PhotoMedex with the Secretary of State of Nevada pursuant to the terms of this Agreement).

(h) Legal Opinion. PhotoMedex shall have received an opinion of Radiancy’s counsel, Ellenoff Grossman & Schole LLP, in form and substance reasonably satisfactory to PhotoMedex, addressed to PhotoMedex and dated as of the Closing Date, covering the matters set forth on Exhibit 6.3(h) attached hereto.

(i) Repurchase Transaction. The Repurchase Transaction shall have been consummated with Perseus pursuant to Section 4.4 (provided that PhotoMedex, subject to Section 4.4, shall have satisfied all of its obligations under the Repurchase Right Agreement in order to consummate the Repurchase Transaction).

(j) Radiancy Requisite Consents. The authorizations, approvals and permits required to be obtained from or made with any third party in order to consummate the transactions contemplated by this Agreement, as set forth in Exhibit 6.3(j) attached hereto (the “Radiancy Requisite Consents”), shall have each been obtained or made.

6.4 Waiver of Closing Conditions. In the event a Party (the “Waiving Party”) waives a Closing condition it has the right to require the satisfaction of as set forth in this Article VI and the Merger and the transactions contemplated by this Agreement are subsequently consummated, the Waiving Party hereby waives (on behalf of itself and the PhotoMedex Indemnified Parties or Radiancy Indemnified Parties, as the case may be) any and all rights and claims against the Party failing to satisfy such Closing condition (the “Failing Party”) for Damages arising from the breach by the Failing Party of the Failing Party’s representations, warranties and/or covenant as it specifically relates to the Closing condition waived by the Waiving Party.

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ARTICLE VII

TERMINATION AND ABANDONMENT

7.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the earlier of the Effective Time or the Drop Dead Date, notwithstanding any approval of the matters presented in connection with the Merger by the stockholders of Radiancy or PhotoMedex (the date of any such termination, the “Termination Date”), as follows:

(a) by mutual written consent of each of PhotoMedex and Radiancy, as duly authorized by the Radiancy Board and PhotoMedex Board;

(b) by written notice by either Radiancy or PhotoMedex, if (i) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or Law or taken any other Action that is, in each case, then in effect and is final and nonappealable and has the effect of restraining, enjoining or otherwise preventing or prohibiting the transactions contemplated by this Agreement or the agreements contemplated hereby or (ii) any Governmental Authority shall have finally, without the right to appeal, declined to grant any of the Requisite Regulatory Approvals; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party who has failed to comply with Section 5.2 as it relates to such Order or Action or whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, any such Order to have been enacted, issued, promulgated, enforced or entered;

(c) by written notice by Radiancy, if there has been a breach by PhotoMedex and/or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of PhotoMedex and/or Merger Sub shall have become untrue or inaccurate which, in either case, would result in a failure of a condition set forth in Section 6.2 (a “Terminating PhotoMedex Breach”); provided, however, that if such Terminating PhotoMedex Breach is curable by PhotoMedex and/or Merger Sub prior to the Drop Dead Date, then Radiancy may not terminate this Agreement under this Section 7.1(c) for fourteen (14) calendar days after delivery of written notice from Radiancy to PhotoMedex of such Terminating PhotoMedex Breach, provided PhotoMedex and/or Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that Radiancy may not terminate this Agreement pursuant to this Section 7.1(c) if it shall have materially breached this Agreement or if such Terminating PhotoMedex Breach by PhotoMedex and/or Merger Sub is cured during such fourteen (14) calendar day period);

(d) by written notice by PhotoMedex, if there has been a breach by Radiancy of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Radiancy shall have become untrue or inaccurate which, in either case, would result in a failure of a condition set forth in Section 6.3 (a “Terminating Radiancy Breach”); provided, however, that if such Terminating Radiancy Breach is curable by Radiancy prior to the Drop Dead, then PhotoMedex may not terminate this Agreement under this Section 7.1(d) for fourteen (14) calendar days after delivery of written notice from PhotoMedex to Radiancy of such Terminating Radiancy Breach, provided Radiancy continues to exercise commercially reasonable efforts to cure such Terminating Radiancy Breach (it being understood that PhotoMedex may not terminate this Agreement pursuant to this Section 7.1(d) if it shall have materially breached this Agreement or if such Terminating Radiancy Breach by Radiancy is cured during such fourteen (14) calendar day period);

(e) by written notice by Radiancy if the Merger shall not have been consummated on or before the Drop Dead Date; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Radiancy if Radiancy or any Radiancy Subsidiary is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, or materially fails to fulfill any of its respective obligations under this Agreement, which, in any such case, results in, or otherwise causes, the failure of the Merger to be consummated on or before the Drop Dead Date;

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(f) by written notice by PhotoMedex if the Merger shall not have been consummated on or before the Drop Dead Date; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to PhotoMedex if PhotoMedex or any PhotoMedex Subsidiary is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, or materially fails to fulfill any of its respective obligations under this Agreement, which, in any such case, results in, or otherwise causes, the failure of the Merger to be consummated on or before the Drop Dead Date;

(g) by written notice by PhotoMedex or Radiancy, (i) if the PhotoMedex Board (or any committee thereof) shall have made a PhotoMedex Change of Board Recommendation or (ii) if the PhotoMedex Board or any committee thereof shall have approved or recommended to the stockholders of PhotoMedex an Acquisition Proposal (other than the Merger);

(h) by written notice by Radiancy or PhotoMedex, (i) if the Radiancy Board (or any committee thereof) shall have made a Radiancy Change of Board Recommendation or (ii) if the Radiancy Board or any committee thereof shall have approved or recommended to the stockholders of Radiancy an Acquisition Proposal (other than the Merger);

(i) by written notice by PhotoMedex or Radiancy if the PhotoMedex Board shall have made a PhotoMedex Change of Board Recommendation in response to a Superior Proposal in accordance with the terms and conditions of Section 4.3(d); or

(j) by written notice by Radiancy or PhotoMedex, if the Radiancy Board shall have made a Radiancy Change of Board Recommendation in response to a Superior Proposal in accordance with the terms and conditions of Section  4.3(e).

7.2 Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party hereto or any of their respective affiliates or the directors, officers, partners, employees, agents or other Representatives of any of them, and all rights and obligations of each Party hereto shall cease, except nothing herein shall relieve any Party from liability for any fraud or willful breach of any of its respective representations, warranties, covenants or agreements contained in this Agreement prior to termination.

7.3 Fees and Expenses.

(a) All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger or any other related transaction is consummated. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a Party hereto and/or any of its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any ancillary agreement related hereto, the preparation, filing, mailing and printing of the Registration Statement and the Proxy Statement documents and all other matters related to the consummation of the Merger.

(b) PhotoMedex shall pay Radiancy a termination fee equal to Three Million Dollars ($3,000,000) in the event of a termination of this Agreement by PhotoMedex or Radiancy, as the case may be, pursuant to Section 7.1(g) or Section 7.1(i).

(c) Radiancy shall pay PhotoMedex a termination fee equal to Three Million Dollars ($3,000,000) in the event of a termination of this Agreement by Radiancy or PhotoMedex, as the case may be, pursuant to Section 7.1(h) or Section 7.1(j).

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(d) PhotoMedex shall pay Radiancy a termination fee equal to One Million Five Hundred Thousand Dollars ($1,500,000), plus the aggregate amount of Radiancy’s reasonable Expenses incurred in connection with the negotiation of this Agreement, in the event of a termination of this Agreement by Radiancy pursuant to Section 7.1(c); provided, that no such fee shall be payable in the event the Terminating PhotoMedex Breach involves the failure to satisfy the condition set forth in Section 6.2(i) or Section 6.2(k); provided, further, in the case of a failure to satisfy the condition set forth in Section 6.2(i), that PhotoMedex has satisfied its obligations under Section 4.4 of this Agreement.

(e) Radiancy shall pay PhotoMedex a termination fee equal to One Million Five Hundred Thousand Dollars ($1,500,000), plus the aggregate amount of PhotoMedex’ reasonable Expenses incurred in connection with the negotiation of this Agreement, in the event of a termination of this Agreement by PhotoMedex pursuant to Section 7.1(d); provided, that no such fee shall be payable in the event the Terminating Radiancy Breach involves the failure to satisfy the condition set forth in Section 6.3(g) or Section 6.3(i); provided, further, in the case of a failure to satisfy the condition set forth in Section 6.3(i), that Radiancy has satisfied its obligations under Section 4.4 of this Agreement.

(f) Any fee due under Section 7.3(b) or Section 7.3(c) shall be paid by wire transfer of immediately available funds within one (1) Business Day after the date of termination of this Agreement, to an account designated in writing by the Party entitled to receipt of such fee. Any fee due under Section 7.3(d) or Section 7.3(e) shall be paid by wire transfer of immediately available funds within ten (10) Business Days after the date of termination of this Agreement, to an account designated in writing by the Party entitled to receipt of such fee.

(g) The Parties acknowledge and agree that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the Parties would not enter into this Agreement.

7.4 Amendment. This Agreement may only be amended pursuant to a written agreement signed by each of the Parties hereto.

7.5 Waiver. At any time prior to the Effective Time, subject to applicable Law, any Party hereto may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-affiliated Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by such other non-affiliated Party with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by PhotoMedex, Merger Sub or Radiancy in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

ARTICLE VIII

MISCELLANEOUS

8.1 Survival. The Confidentiality Agreements, Section 4.2(b), Section 7.2, Section 7.3 and this Article VIII shall survive any termination of this Agreement in accordance with Section 7.1.

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8.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile or other electronic means, receipt confirmed, or on the next Business Day when sent by reliable overnight courier to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i)	if to Radiancy, to:

Radiancy, Inc.

40 Ramland Road South, Suite 200

Orangeburg, New York 10962

Attn: Dr. Dolev Rafaeli

Facsimile: (845) 398-1648

with a copy to (but which shall not constitute notice to Radiancy):

Ellenoff Grossman & Schole LLP

150 East 42nd Street

New York, New York 10017

Attention: Barry I. Grossman, Esq.

Facsimile: (212) 370-7889

(ii)	if to PhotoMedex or Merger Sub, to:

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

Attention: Dennis McGrath, Chief Executive Officer and President

Facsimile: (215) 619-3208

with a copy to (but which shall not constitute notice to PhotoMedex or Merger Sub):

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention: Stephen C. Koval, Esq. and William M. Lonergan, Esq.

Facsimile: (212) 836-8689

8.3 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

8.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Delaware. The Parties hereto hereby (A) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (B) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. Each of Radiancy, PhotoMedex and Merger Sub agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of Radiancy, PhotoMedex and Merger Sub irrevocably consents to the service of the summons and complaint and any other process in any other action or

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proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such Party. Nothing in this Section  8.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

8.5 Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.5.

8.6 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.7 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term “affiliate,” with respect to any Person, shall mean and include any Person, directly or indirectly, through one or more intermediaries controlling, controlled by or under common control with such Person, (iii) the term “subsidiary” of any specified Person shall mean any corporation a majority of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity a majority of the total equity interests of which, is directly or indirectly (either alone or through or together with any other subsidiary) owned by such specified Person, (iv) the term “knowledge,” when used with respect to Radiancy, shall mean the actual knowledge of the executive officers of Radiancy, after due inquiry and, when used with respect to PhotoMedex, shall mean the actual knowledge of the executive officers of PhotoMedex, after due inquiry, (v) the term “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks in New York, New York, are not required or authorized by Law to close, and (vi) the term “Trading Day” means any day on which the PhotoMedex Common Stock is traded on the principal securities exchange or securities market on which the PhotoMedex Common Stock is then traded. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

8.8 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits attached hereto and the PhotoMedex Disclosure Letter and the Radiancy Disclosure Letter referred to herein, which exhibits and disclosure letters are incorporated herein by reference, and the Confidentiality Agreements embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement and such other agreements supersede all prior agreements and the understandings among the Parties with respect to such subject matter.

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8.9 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

8.10 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Radiancy, PhotoMedex or Merger Sub in accordance with their specific terms or were otherwise breached. Accordingly, the Parties further agree that prior to the termination of this Agreement in accordance with Section 7.1, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

8.11 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

8.12 Disclosure Letters. The disclosure of any matter in the PhotoMedex Disclosure Letter or the Radiancy Disclosure Letter, as the case may be, shall be deemed to be a disclosure on all other sections of the PhotoMedex Disclosure Letter or the Radiancy Disclosure Letter, as the case may be, if such disclosure is in sufficient detail to make it readily apparent to a reasonable Person that such disclosure applies to the other sections thereof to which such disclosure is responsive. Certain of the information set forth in each of the PhotoMedex Disclosure Letter and the Radiancy Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgement that such information is required to be disclosed in connection with the representations and warranties made by the Parties in this Agreement, nor shall such information be deemed to establish a standard of materiality. If there is any inconsistency between the statements in this Agreement and those in the PhotoMedex Disclosure Letter or Radiancy Disclosure Letter (other than an exception set forth in such PhotoMedex Disclosure Letter or Radiancy Disclosure Letter), the statements in this Agreement will control.

8.13 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings.

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Terms	Section
Acquisition Proposal	4.3	(a)
Action	2.12
affiliate	8.7
Agreement	Preamble
Ancillary Public Disclosures	2.30
Antitrust Laws	5.2	(a)
Appraisal Shares	1.9
Business Day	8.7
Certificate	1.1	(d)
Certificate of Merger	1.2	(b)
Certifications	2.7	(a)
Charter Documents	4.1	(b)
Claim Termination Date	1.3	(a)
Closing	1.2	(a)
Closing Date	1.2	(a)
Closing Filing	5.7	(b)
Closing Press Release	5.7	(b)
Closing Radiancy Financials	3.7	(a)
Confidentiality Agreements	4.2	(b)
Consent	2.5
Covered Persons	5.15	(a)
Damages	5.18	(b)
Delaware Secretary of State	1.2	(b)
DGCL	Recitals
Disclosure Rejection Notice	4.5	(a)
DOJ	5.2	(b)
DOL	2.16	(b)
Drop Dead Date	1.2	(a)
Effective Time	1.2	(b)
Encumbrance	2.6
Enforceability Exceptions	2.4
Environmental Laws	2.21
ERISA	2.16	(a)
Escrow Agent	1.3	(a)
Escrow Agreement	1.3	(a)
Escrow Securities	1.3	(a)
Exchange Act	2.5
Exchange Agent	1.1	(d)
Executory Period	4.1	(a)
Expenses	7.3	(a)
Failing Party	6.4
FDA	2.28
FDCA	2.28
FINRA	2.5
FIRPTA Certificate	6.3	(f)
FTC	5.2	(b)
GAAP	2.7	(b)
Governmental Authority	2.5
Hazardous Substance	2.21
Indebtedness	2.2	(g)

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Terms	Section
Indemnification Provisions	5.15	(a)
Insurance Coverage	5.15	(c)
Intellectual Property	2.15	(b)
Israeli Residents	5.19	(a)
Israeli Tax Declaration	1.1	(m)
Israeli Tax Ruling	5.13
ITA	1.1	(m)
ITO	3.17	(l)(i)
knowledge	8.7
Law	2.6
Laws	2.6
Merger	Recitals
Merger Consideration	1.1	(b)
Merger Sub	Preamble
Merger Sub Board	Recitals
New Disclosure Notice	4.5	(a)
Off-the-Shelf Software Agreements	2.14	(a)(xi)
Order	2.12
Organic Dilution Event	1.6
Parties	Preamble
Party	Preamble
Permitted Encumbrances	2.19	(b)
Perseus	4.4	(a)
Person	8.7
PhotoMedex	Preamble
PhotoMedex Accounts Receivable	2.25
PhotoMedex Affiliate Transaction	2.22
PhotoMedex Benefit Plans	2.16	(a)
PhotoMedex Board	Recitals
PhotoMedex Board Recommendation	4.3	(b)
PhotoMedex Change of Board Recommendation	4.3	(d)
PhotoMedex Common Stock	1.1	(b)
PhotoMedex Disclosure Letter	Article II
PhotoMedex ERISA Affiliate	2.16	(a)
PhotoMedex Financials	2.7	(b)
PhotoMedex Foreign Benefit Plans	2.16	(g)
PhotoMedex Indemnified Party	5.18	(c)
PhotoMedex Intellectual Property	2.15	(a)
PhotoMedex Leases	2.19	(a)
PhotoMedex Licensed Intellectual Property	2.15	(a)
PhotoMedex Material Adverse Effect	2.1
PhotoMedex Material Contract	2.14	(a)
PhotoMedex Notice of Superior Proposal	4.3	(d)
PhotoMedex Organization Documents	2.1
PhotoMedex Permits	2.11	(b)
PhotoMedex Plan	5.19	(a)
PhotoMedex Product	2.28
PhotoMedex Real Property	2.19	(a)
PhotoMedex Requisite Consents	6.2	(j)
PhotoMedex Stockholder Allocation	1.1	(b)

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Terms	Section
PhotoMedex Stockholder Approval	2.4
PhotoMedex Stockholders	1.1	(b)
PhotoMedex Subsidiary	2.1
PhotoMedex Subsidiary Organization Documents	2.1
Proxy Statement	5.4	(a)
Radiancy	Preamble
Radiancy Accounts Receivable	3.25
Radiancy Affiliate Transaction	3.22
Radiancy Benefit Plans	3.16	(a)
Radiancy Board	Recitals
Radiancy Board Recommendation	4.3	(b)
Radiancy Change of Board Recommendation	4.3	(e)
Radiancy Common Stock	Recitals
Radiancy Disclosure Letter	Article III
Radiancy ERISA Affiliate	3.16	(a)
Radiancy Financials	3.7	(a)
Radiancy Foreign Benefit Plans	3.16	(g)
Radiancy Indemnified Party	5.18	(b)
Radiancy Intellectual Property	3.15
Radiancy Leases	3.19	(a)
Radiancy Licensed Intellectual Property	3.15
Radiancy Material Adverse Effect	3.1
Radiancy Material Contract	3.14	(a)
Radiancy Notice of Superior Proposal	4.3	(e)
Radiancy Organization Documents	3.1
Radiancy Permits	3.11	(b)
Radiancy Product	3.27
Radiancy Real Property	3.19	(a)
Radiancy Requisite Consents	6.3	(j)
Radiancy Stockholder Allocation	1.1	(b)
Radiancy Stockholder Approval	3.4
Radiancy Stockholders	1.1	(b)
Radiancy Subsidiaries	3.1
Radiancy Subsidiary Organization Documents	3.1
Registration Statement	5.4	(a)
Representatives	4.2	(b)
Repurchase Right Agreement	4.4	(a)
Repurchase Transaction	4.4	(b)
Requisite Regulatory Approvals	6.1	(b)
Restricted 102 Grants	5.13	(d)
Sarbanes-Oxley Act	2.7	(a)
SEC	2.7	(a)
SEC Reports	2.7	(a)
Section 102	5.13	(d)
Securities Act	2.5
Signing Filing	5.7	(a)
Signing Press Release	5.7	(a)
Signing Radiancy Financials	3.7	(a)
subsidiary	8.7
Superior Proposal	4.3	(g)

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Terms	Section
Surviving Company	1.1	(a)
Tax	2.17	(l)
Tax Returns	2.17	(a)
Taxes	2.17	(l)
Terminating PhotoMedex Breach	7.1	(c)
Terminating Radiancy Breach	7.1	(d)
Termination Date	7.1
Trading Day	8.7
Valid Certificate	1.1	(m)
Waiving Party	6.4
Warrants	1.1	(b)

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO

AGREEMENT AND PLAN OF MERGER

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

RADIANCY, INC.

By:	/S/ YOAV BEN-DROR

Name:	Yoav Ben-Dror
Title:	Chairman of the Board

PHOTOMEDEX, INC.

By:	/S/ DENNIS MCGRATH

Name:	Dennis McGrath
Title:	President and Chief Executive Officer

PHMD MERGER SUB, INC.

By:	/S/ DENNIS MCGRATH

Name:	Dennis McGrath
Title:	President

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ANNEX B

FAIRNESS OPINION OF FAIRMOUNT

[FAIRMOUNT LOGO]

July 4, 2011

The Board of Directors

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

Members of the Board of Directors:

We understand that PhotoMedex, Inc., a Nevada corporation (“PhotoMedex” or the “Company”), and a wholly owned subsidiary of PhotoMedex (“Merger Sub”) proposes to enter into a Merger Agreement (the “Merger Agreement”) with Radiancy, Inc., a Delaware corporation (“Radiancy”). The Parties intend to effect the merger of Merger Sub with and into Radiancy (the “Merger”), with Radiancy continuing as the surviving entity in the Merger. We understand that pursuant to the terms of the Merger Agreement: (i) PhotoMedex will issue to the shareholders of Radiancy a number of shares of common stock of PhotoMedex that is equal to the sum of [A] the number of shares of PhotoMedex common stock that is equal to three (3) times the number of shares of PhotoMedex common stock that are issued and outstanding immediately prior to the consummation of the Merger1 plus [B] 3,040,000 shares of PhotoMedex common stock and (ii) cause to be paid or issued to the stockholders of record of PhotoMedex entitled to vote for or against the Merger at the stockholder meeting to approve the Merger, in accordance with the terms and conditions of the Merger Agreement, warrants to purchase an aggregate of 941,667 shares of PhotoMedex common stock, of which warrants to purchase 95,200 shares of PhotoMedex common stock will instead be issued as options to Messrs. Dennis McGrath and Michael Stewart under their employment agreements with PhotoMedex, with such warrants to be issued pro rata to such stockholders based upon the number of issued and outstanding shares of PhotoMedex common stock held by each such holder on the record date (collectively, the “Transaction Consideration”).

We understand that the warrants have (i) a warrant exercise price of $20.00 per share of PhotoMedex common stock, (ii) an exercise period of three years following the effective time of the Merger, and (iii) notwithstanding the three year exercise period, the right of PhotoMedex to notify the holders of warrants of an earlier expiration of the warrants, at any time following such time as the PhotoMedex common stock has a closing trading price in excess of $30.00 per share for a period of 20 consecutive business days, provided that such earlier expiration date shall not be earlier than that date which is 20 business days following the delivery of such notification by PhotoMedex. We further understand that the options issued to Messrs. Dennis McGrath and Michael Stewart (i) are fully vested at issuance, (ii) have a 10 year life, (iii) have an exercise price equal to closing price at the closing date of the Merger, and (iv) are exercisable over the 10 year life of the option, whether or not the option holder is performing services for PhotoMedex. The proposed terms and conditions of the merger are more fully set forth in the draft Merger Agreement.

The Board of Directors of PhotoMedex (the “Board”) has asked us whether the Transaction Consideration to be issued by PhotoMedex in connection with the Merger is fair, from a financial point of view, to the shareholders of the Company.

[1]	Including any shares of PhotoMedex common stock that are issuable upon conversion or exercise of any outstanding convertible securities of PhotoMedex have a conversion price or exercise price that is less than $25.00 per share, but excluding those certain options to purchase 95,200 shares of common stock which are provided for in the employment agreements of Messrs. Dennis McGrath and Michael Stewart.

B 1

In connection with rendering our opinion, we have, among other things, considered the items below:

•

Review of the operations, financial condition, capital and liquidity requirements, future prospects and projected operations and financial performance, without independent verification, of PhotoMedex with the Company’s management.

•

Review of the operations, financial condition, corporate history and business model, future prospects and projected operations and financial performance received before July 1, 2011, without independent verification, of Radiancy.

•

Review of PhotoMedex’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s annual report and audited financial statements on Form 10-K for the fiscal year ended December 31, 2010, December 31, 2009 and December 31, 2008 as well as Company’s interim financial statements on Form 10-Q for the quarterly periods ended March 31, 2011; September 30, 2010; June 30, 2010; March 31, 2010; September 30, 2009; June 30, 2009; March 31, 2009; September 30, 2008; June 30, 2008; and March 31, 2008.

•

Review of certain internal financial statements and other financial and operating data received before July 1, 2011, without independent verification, which the Company has prepared and provided and has identified and represented as being the most current financial statements available.

•

Review of certain internal financial statements and other financial and operating data received before July 1, 2011, without independent verification, which Radiancy’s management has prepared and provided to the Company and has identified and represented to the Company as being the most current financial statements available.

•

Review of certain financial forecasts received before July 1, 2011 for FY 2011 through FY 2013 for PhotoMedex and Radiancy, each on standalone bases, as well as a merger model prepared and agreed upon by the management of each of PhotoMedex and Radiancy contemplating a combined entity of the two companies.

•	Review of a draft of the Merger Agreement dated June 30, 2011 by and among PhotoMedex, Radiancy and Merger Sub.

•	Review of the form of warrant for common stock of PhotoMedex attached as an exhibit to the draft Merger Agreement.

•	Review of the executed Repurchase Right Agreement dated May 27, 2011 between Perseus Partners VII, L.P. and PhotoMedex.

•	Review of the Form 8-K and Amendment No. 4 to Schedule 13D filings, dated May 28, 2011, relating to the publicly announcement of the Repurchase Right Agreement execution with Perseus.

•	Review of the historical trading price and volume of PhotoMedex common stock, and the publicly traded securities of other companies that Fairmount deemed relevant.

•	Comparison of PhotoMedex financial performance, in whole or in part, as deemed appropriate, with the financial performance of certain other publicly traded companies that Fairmount deemed relevant.

•	Preparation and calculation of the Company’s weighted average cost of capital (“WACC”) for the discounted cash flow analysis (“DCF”), on both a standalone and post-transaction basis.

•	Comparison of certain financial terms of the proposed Merger to financial terms, to the extent publicly available, of certain other merger and acquisition transactions that Fairmount deemed relevant.

For purposes of Fairmount’s analysis and opinion, Fairmount assumed and relied on, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the non-public information prepared and / or supplied, by the management of PhotoMedex (whether relating to PhotoMedex or Radiancy or the combined operation after the Merger), or otherwise made available to,

B 2

discussed with, or reviewed by Fairmount, and Fairmount assumed no liability therefore. With respect to any projected financial data relating to PhotoMedex and Radiancy, Fairmount assumed that they were reasonably prepared on bases reflecting the best currently available information and good faith judgments of PhotoMedex and Radiancy managements as to the future financial performance of the combined entity. Fairmount expressed no view as to any projected financial data relating to PhotoMedex, Radiancy or the combined operations after the Merger or the assumptions on which they were based. The management of PhotoMedex has informed us that, to the best of PhotoMedex’s management’s knowledge, no information has been provided to us regarding PhotoMedex or Radiancy that contains an untrue statement of a material fact or omits to state a material fact necessary to for our analysis and no information necessary is necessary for our analysis has been omitted or remains undisclosed to us.

For purposes of rendering Fairmount’s opinion, Fairmount assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement will be true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that the Merger would be consummated in accordance with the terms and conditions set forth in the draft Merger Agreement reviewed by us without material modification, waiver or delay. Representatives of PhotoMedex advised Fairmount, and Fairmount assumed that the final terms of the Merger Agreement would not vary materially from those set forth in the draft reviewed by Fairmount. Fairmount also assumed that any modification to the structure of the Merger would not vary in any respect material to Fairmount’s analysis or opinion. Fairmount further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on PhotoMedex or the consummation of the Merger.

We have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities, contingent or otherwise, of PhotoMedex, nor have we evaluated the solvency, viability or fair value of PhotoMedex under any state or federal laws, including laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion except as expressly indicated in our engagement agreement governing this opinion.

We have not been asked to, and we do not, express any opinion with respect to any matter other than whether the Transaction Consideration to be issued by PhotoMedex in connection with the Merger is fair, from a financial point of view, to the shareholders of the Company. We do not express any view on, and our opinion does not address, any terms (other than the Transaction Consideration to the extent expressly set forth herein), aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any terms, aspects or implications of any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger (including, without limitation, as to any written consent and voting agreements to be delivered by certain shareholders of PhotoMedex or Radiancy in connection with the Merger) or as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of any party, or any class of such persons. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies or transactions that might be available to PhotoMedex or in which PhotoMedex might engage, nor does it address the underlying business decision of PhotoMedex to proceed with or effect the Merger, nor the impact of the Merger upon the Company, the future potential or viability of the Company following the Merger. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any shareholders of PhotoMedex should vote or act. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by PhotoMedex and its advisors with respect to legal, regulatory, accounting and tax matters. We are not expressing any opinion herein as to the price at which the common stock of PhotoMedex will trade following the announcement of the Merger.

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As part of our investment banking business, we are continually engaged in the valuation of companies and their securities in connection with business evaluations, valuations, reorganizations, private placements and mergers and acquisitions for corporate and other purposes. We are familiar with PhotoMedex and have provided investment banking services to PhotoMedex in the past, most recently in July 2008. At that time Fairmount acted as financial advisor to the Board of Directors of PhotoMedex relating to the divestiture of its Surgical Laser Services division to PRI Medical Technologies. Three members of Fairmount Partners are shareholders in PhotoMedex, including Cornelius P. McCarthy, Charles Robins and Michael Martorelli. Fairmount representatives collectively own less than 0.1% of PhotoMedex outstanding stock as of June 10, 2011. These shareholders have not acquired or sold PhotoMedex stock in the last three years.

We are entitled to receive from PhotoMedex reimbursement of our expenses and a fee, a portion of which was payable upon execution of our engagement letter and the remainder of which is payable at the time Fairmount is prepared to deliver and does render its fairness opinion to the Board of PhotoMedex in connection with the proposed Merger. PhotoMedex has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this opinion letter.

This letter, including the opinion expressed herein, is addressed to, and for the information and benefit of, the Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by the Opinion Review Committee of Fairmount Partners. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this opinion and a summary discussion of our underlying analyses and role as financial adviser to the Board may be included in communications to shareholders of PhotoMedex, provided that we approve of the content of such disclosures prior to any filing or publication of such stockholder communications.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction Consideration to be issued by PhotoMedex in connection with the Merger is fair, from a financial point of view, to the shareholders of the Company.

Very truly yours,

FAIRMOUNT PARTNERS LP

/s/ Fairmount Partners LP

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ANNEX C

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS SPECIFICALLY SET FORTH IN THIS WARRANT.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

PHOTOMEDEX, INC.

Expires [                         ], 2014

No.: [        ]

Number of Shares: [        ]

Date of Issuance: [                         ], 2011

The undersigned, PhotoMedex, Inc., a Nevada corporation (together with its successors and assigns, the “Company”), hereby certifies that [                ] is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to [            ] ([            ]) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable common stock of the Company, par value $0.01 per share (the “Common Stock”), at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth in this Warrant.

(a) Term. The term of this Warrant shall commence on [                         ], 2011 (the “Date of Issuance”) and shall expire at 6:00 p.m., Eastern Time, on the earlier of: (i) the date that is three years after the date of issuance hereof, or (ii) the Expiration Date (as defined below) (such period being the “Term”).

(b) Method of Exercise; Payment; Issuance of New Warrant.

(1) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term beginning on the date of issuance hereof.

(2) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Company, and by the payment to the Company of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised, payable at such Holder’s election by certified or official bank check or by wire transfer to an account designated by the Company; provided, that any partial exercise of this Warrant shall be an exercise for a number of Warrant Shares that is not less than the lesser of (i) one hundred 100 Warrant Shares or (ii) the total number of Warrant Shares underlying this Warrant. For the avoidance of doubt, the Holder shall not be entitled to exercise this Warrant on a cashless basis.

(3) Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the Warrant Shares so purchased shall be dated the date the Company has received this Warrant and the payment of the Warrant Price for the Warrant Shares with respect to this Warrant (the “Exercise Date”) and delivered to the Holder hereof within a reasonable time, not

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exceeding three (3) Trading Days after such exercise (the “Delivery Date”). The Common Stock issued upon the exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the Exercise Date. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Company shall keep written records for the Holder of the number of Warrant Shares exercised as of each date of exercise.

(4) Non-Transferability of Warrant. This Warrant may not be transferred or assigned, either in whole or in part, except for transfers to an Affiliate if the Holder is an entity, or if the Holder is an individual, to such Holder’s spouse, children (whether natural, step or by adoption), grandchildren (whether natural, step or by adoption) or parents (collectively, “Permitted Transferees”) or to a trust, partnership or limited liability company solely for the benefit of one or more of any of such Holder or its Permitted Transferees. Any such transferee or assignee must agree to be bound by the terms of this Warrant in order for such transfer or assignment to be effective.

(5) Automatic Expiration. If at any time after the Date of Issuance the Market Price for the Common Stock exceeds $30.00 per share (subject to adjustment for reverse and forward stock splits, stock combinations and other similar transactions of the Common Stock that occur after the date hereof) over the course of any twenty (20) consecutive Trading Days (the occurrence of such event, a “Threshold Event”), then the Company may, at any time following the occurrence of such Threshold Event, provide notice to the Holder (an “Expiration Notice”), at the address of the Holder recorded in the Company’s books, indicating that the Warrant shall expire on the expiration date set forth in the Expiration Notice (the “Expiration Date”), which date shall not be earlier than twenty (20) Trading Days following the date upon which the Company delivers such Expiration Notice to the Holder, after which, all rights of the Holder under this Warrant shall terminate.

(6) The term “Market Price” on any date shall be deemed to be, for such date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is listed or quoted on an Eligible Market (other than the OTC Bulletin Board or Pink Sheets), the closing trading price of the Common Stock for such date (or the nearest preceding date) on the Eligible Market as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board, the closing trading price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on an Eligible Market and if prices for the Common Stock are then reported in the Pink Sheets published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) if the Common Stock is not then listed or quoted on an Eligible Market, the OTC Bulletin Board or in the Pink Sheets, the price determined by an appraiser selected by the holders of a majority in interest of the Warrant Shares and reasonably acceptable to the Company.

(c) Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(1) Stock Fully Paid. The Company represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Company. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Common Stock equal to at least one hundred percent (100%) of the number of shares of Common Stock issuable upon exercise of this Warrant without regard to any limitations on exercise.

(2) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such

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mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

(3) Payment of Taxes. The Company will pay any documentary stamp and similar taxes attributable to the issuance of the Warrant Shares issuable upon exercise of this Warrant.

(d) Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise(1). The Warrant Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Warrant Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Warrant Price resulting from such adjustment.

Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity-equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Warrant Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section shall become effective immediately after the effective date of such stock dividend, subdivision or combination.

(2) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock issued and outstanding.

(e) Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant at the address of such Holder recorded in the Company’s books.

(f) Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Company shall round the number of shares to be issued upon exercise up to the nearest whole number of shares, except if a Holder is entitled to receive an amount of Warrant Shares that is less than one (1), in which case the Company shall have the option of purchasing the Warrant from the Holder for the pro rata Warrant Price for such fractional share.

(g) Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Affiliate” shall mean, with respect to any entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes hereof, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity or person, whether through the ownership of voting securities or otherwise.

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“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company and any other Capital Stock into which such stock may hereafter be changed.

“Eligible Market” means, The New York Stock Exchange, Inc., the NASDAQ Global Select Market, The NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Amex Equities .

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Original Issue Date” means [                         ,] 2011.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

“Warrants” means this Warrant, and the other warrants issued contemporaneously with the issuance of this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c) hereof or of any of such other warrants.

“Warrant Price” initially means $20.00, as such price may be adjusted from time to time as shall result from the adjustments specified in Section 4 of this Warrant.

“Warrant Share Number” means at any time the aggregate number of Warrant Shares which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Shares” means shares of Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

(h) Other Notices. In case at any time:

(1) the Company shall make any distributions to the holders of Common Stock;

(2) the Company shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights;

(3) there shall be any reclassification of the Capital Stock of the Company;

(4) there shall be any capital reorganization by the Company;

(5) there shall be any (i) consolidation or merger involving the Company or (ii) sale, transfer or other disposition of all or substantially all of the Company’s property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned subsidiary); or

C 4

(6) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company or any partial liquidation of the Company or distribution to holders of Common Stock;

then, in each of such cases, the Company shall give written notice to the Holder (but only to the extent that such Holder does not already receive such notice in such Holder’s capacity as a stockholder of the Company) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto. Notwithstanding the foregoing, any notice provided hereunder shall not grant the Holder any additional rights which are not set forth in this Warrant, including the right to vote or receive dividends on the securities of the Company.

(i) Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Warrant.

(j) Governing Law; Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. The Company and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in the State of Nevada, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Nevada is not the proper venue. The Company and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the State of Nevada. The parties hereby waive all rights to a trial by jury.

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(k) Notices. All notices, demands, requests, waivers or other communications required or permitted to be given hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, (iv) transmitted by hand delivery, telecopy or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by telecopy or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

(i)	If to the Company:

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

Attention: Dolev Rafaeli, [Chief Executive Officer]

Facsimile: (215) 619-3208

with a copy to (but which shall not constitute notice to the Company:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention: Stephen C. Koval, Esq. and William M. Lonergan, Esq.

Facsimile: (212) 836-8689

(ii)	If to the Holder, then to the address for such Holder in the Company’s books and records.[1]

(l) Warrant Agent. The Company has appointed an agent for the purpose of issuing Warrant Shares on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, and any such issuance shall be made by such agent.

(m) Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and (to the extent provided herein) the Holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Shares.

(n) Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

(o) Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[1]	For notices to certain Holders, a copy will be sent to their representative.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the day and year first above written.

PHOTOMEDEX, INC.

By:
Name:
Title:

[NAME OF HOLDER]

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PHOTOMEDEX, INC.

FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase [        ] of the shares of Common Stock (“Warrant Shares”) of PhotoMedex, Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Dated:	Signature
Address

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ANNEX D

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and between PhotoMedex, Inc., a Nevada corporation (the “Company”) and Dolev Rafaeli (the “Executive”) on August 9, 2011, replacing that prior Employment Agreement between the parties dated July 4, 2011, to become effective as of the closing (the “Closing”) of the transactions contemplated under the terms of that certain Agreement and Plan of Merger executed by and between the Company, PHMD Merger Sub, Inc., a wholly owned subsidiary of the Company, and Radiancy, Inc. as of July 4, 2011 (the “Merger”). If the Closing does not occur on or prior to January 31, 2012, this Agreement shall become null and void and of no further effect and the Prior Agreement, as defined below, shall continue in full force and effect in accordance with its terms.

WHEREAS, Radiancy Inc. and the Executive previously entered into an employment agreement effective as of June 1, 2009 and as subsequently amended based on Radiancy Inc.’s board resolutions (the “Prior Agreement”); and

WHEREAS, in connection with the consummation of the Merger, the Company and the Executive wish to amend and restate the Prior Agreement to provide for the Executive’s continued employment as the Company’s Chief Executive Officer and President and CEO of Radiancy Inc. following the Closing.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

1. Employment.

(a) Term. The initial term of this Agreement shall begin as of the Closing (the “Effective Date”) and shall continue until the third anniversary thereof (the “Initial Term”), unless sooner terminated by either party as hereinafter provided. In addition, the term of this Agreement shall thereafter automatically renew for periods of one year (the “Renewal Term”) unless either party gives written notice to the other party at least 60 days prior to the end of the term or at least 60 days prior to the end of any one-year renewal period, that the Agreement shall not be further extended. The period commencing on the Effective Date and ending on the date on which the term of the Executive’s employment under the Agreement terminates is referred to herein as the “Term.”

(b) Duties.

(1) The Executive shall serve as the Chief Executive Officer of the Company and President and CEO of Radiancy Inc. with duties, responsibilities and authority commensurate therewith and shall report to the Board of Directors of the Company (the “Board”). The Executive shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to him by the Board, consistent with his position as Chief Executive Officer.

(2) The Executive represents to the Company that he is not subject to or a party to any employment agreement, non-competition covenant, understanding or restriction which would be breached by or prohibit the Executive from executing this Agreement and performing fully his duties and responsibilities hereunder.

(c) Best Efforts. During the Term, the Executive shall devote his best efforts and full time and attention to promote the business and affairs of the Company and its affiliated entities, and shall be engaged in other business activities only to the extent that such activities do not materially interfere or conflict with his obligations to the Company hereunder. In no event shall the Executive’s other business activities violate his obligations under Section 12 below. The foregoing also shall not be construed as preventing the Executive from (1) serving on civic, educational, philanthropic or charitable boards or committees, or, with the prior written consent of the Board, in its sole discretion, on corporate boards, and (2) managing personal investments, so long as such activities are permitted under the Company’s Code of Conduct and employment policies. The Executive acknowledges and agrees that Schedule A represents a complete list of all corporate boards on which the Executive serves as of the Effective Date. Notwithstanding any provision of this Section 1 of the Agreement to the contrary, in no event shall the Executive invest in any business competitive with the Company or that would otherwise violate the provisions of Section 12 below.

D 1

2. Base Salary and Cash Bonuses. During the Term, for all of the services rendered by the Executive hereunder, the Company shall pay the Executive a base salary (“Base Salary”), at the annual rate of $450,000 payable in semi-monthly installments at such times as the Company customarily pays its other employees. The Executive’s Base Salary shall be reviewed periodically by the Board (or a committee of the Board) pursuant to the Board’s normal performance review policies for senior level executives.

During the Term, as a bonus for success in sales, the Executive shall be entitled to a quarterly cash bonus (the “1st Tier Cash Bonus”) equal to 1% of the sales of the Company (calculated as 1% of recognized US GAAP sales reported in the Company’s consolidated quarterly financial reports presented to the Board). Payments of the 1st Tier Cash Bonus will be made to the order of the Executive no later than 45 days after the presentation of the financial reports to the Board; provided, that all 1st Tier Cash Bonuses to which the Executive shall be entitled during a taxable year of the Company, when combined with all other “applicable employee remuneration” (within the meaning of Code section 162(m)(4)) payable to the Executive for such taxable year, shall not exceed $1.000.000. In addition to the 1st Tier Cash Bonus, the Executive shall also be entitled to a quarterly cash bonus (the “2nd Tier Cash Bonus”) equal to 1% of the sales of the Company (calculated as 1% of recognized US GAAP sales reported in the Company’s consolidated quarterly financial reports presented to the Board) in excess of such target threshold amount as the compensation committee of the Board (which committee shall be comprised solely of two or more outside directors (the “Compensation Committee”)) shall determine. It is the express intent of the parties that the 2nd Tier Cash Bonus shall constitute “other performance-based compensation” (within the meaning of Code section 162(m)(4)(C)). The 1st Tier Cash Bonus and the 2nd Tier Cash Bonus are referred to collectively herein as the “Cash Bonuses”.

For removal of doubt, should the Company furnish the Executive with a Termination Notice in any case other than for cause (as defined in section 10(a)), the Executive shall be entitled to the Cash Bonuses as described in section 2 above through the end of the Initial Term or Renewal Term, as applicable, as if the Company had not furnished Executive with such Termination Notice.

Executive’s Cash Bonuses shall be adjusted according to any restatement of US GAAP sales, provided that a downward revision of US GAAP sales shall not require Executive to return any portion of the 1st Tier Cash Bonus, and such adjustment shall instead be set off against the next applicable 1st Tier Cash Bonus. Notwithstanding the forgoing, if a downward adjustment is made to US GAAP sales following Executive’s final 1st Tier Cash Bonus or Executive’s termination of employment with the Company for any reason, Executive shall reimburse the Company accordingly.

The Cash Bonuses shall be paid to the Executive at the time specified above and in no event later than March 15 of the year immediately following the year to which they relate. Any bonus other than the Cash Bonuses shall be paid to the Executive no later than December 31 of the year following the end of the fiscal year to which it relates, under the same conditions as other executives of the Company.

3. Retirement and Welfare Benefits. The Executive shall be eligible to continue to participate in the Company’s (or Radiancy Inc.’s where relevant) health, life insurance, long and short-term disability, dental, retirement, savings and medical programs, if any, pursuant to their respective terms and conditions. In addition, the Executive shall continue to be eligible to participate in any long-term equity incentive programs established by the Company for its senior level executives generally, at levels determined by the Board in its sole discretion, commensurate with the Executive’s position as Chief Executive Officer. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time after the Effective Date.

4. Vacation.

The Executive shall be entitled to annual vacation of 24 days plus ten established holiday days per full calendar year of his employment with the Company hereunder. Any unused vacation in one accrued calendar

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year may not be carried over to any subsequent calendar year. The Company shall, however, pay the Employee (based on the Employee's annual salary) for any such unused vacation days within 30 days of the end of any such calendar year.

The Executive shall be entitled to an annual medical executives' checkup at the expense of the Company.

The Executive shall be entitled to a fully paid sick leave until the end of the waiting period for coverage against disability or incapacity as defined in the Executive medical insurance policy.

5. Expenses; Car Allowance; Phone and Cellular Phone; Relocation costs; Family annual leave. The Company shall reimburse the Executive for all necessary and reasonable travel and other business expenses incurred by the Executive in the performance of his duties hereunder in accordance with such reasonable accounting procedures as the Company may adopt generally from time to time for executives. In addition, the Executive shall be entitled to an automobile allowance of $1,000 per month.

Company shall provide Executive with a Cellular Phone and shall order a land line at the Executive's residence, for Executive’s use in the course of performing his obligations under his Position. The Company shall bear and pay all the expenses related to the Cellular Phone and the land line and their use thereof.

Upon termination of this Agreement for any reason, Company shall pay for the household relocation costs including the packing, shipping, insurance and unpacking of the goods of the Executive between the US and Israel. Company will reimburse the Executive for all reasonable out of pocket relocation expenses. Additionally, Company shall pay for the equivalent of economy class airfare tickets of all family members between the US and Israel. Company shall pay for the equivalent of economy round trip airfare tickets for all family members for an annual home leave between the US and Israel.

All expense reimbursements under this Agreement shall be made no later than the end of the calendar year following the year in which expenses are incurred.

6. Termination Without Cause: Resignation for Good Reason; Non-Renewal. If the Executive’s employment is terminated by the Company without Cause (as defined in Section 10) or if the Executive resigns for Good Reason (as defined in Section 10), or in the event the Company fails to renew the Agreement in accordance with Section 1(a) above (“Non-Renewal”) the provisions of this Section 6 shall apply.

(a) The Company may terminate the Executive’s employment with the Company at any time without Cause upon not less than 30 days’ prior written notice to the Executive; provided that, in the event that such notice is given, the Executive shall be under no obligation to render any additional services to the Company and shall be allowed to seek other employment. In addition, the Executive may initiate a termination of employment by resigning under this Section 6 for Good Reason. The Executive shall give the Company not less than 30 days’ prior written notice of such resignation. On the date of termination, resignation or Non-Renewal, as applicable, specified in such notice, the Executive agrees to resign all positions, including as an officer and, if applicable, as a director or member of the Board, related to the Company and its parents, subsidiaries and affiliates.

(b) Unless the Executive complies with the provisions of Section 6(c) below, upon termination or resignation under Section 6(a) above, or upon Non-Renewal, the Executive shall be entitled to receive only the amount due to the Executive under the Company’s then current severance pay plan or arrangement for employees, if any, but only to the extent not conditioned on the execution of a release by the Executive. No other payments or benefits shall be due under this Agreement to the Executive, but the Executive shall be entitled to receive any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company.

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(c) Notwithstanding the provisions of Section 6(b), upon termination or resignation, as applicable, under Section 6(a) above, or upon Non-Renewal, if, within forty-five (45) days following the termination of the Executive’s employment, the Executive executes and does not revoke a written release, in a form acceptable to the Company, in its sole discretion, of any and all claims against the Company and all related parties with respect to all matters arising out of the Executive’s employment by the Company, or the termination thereof (other than claims for any entitlements under the terms of this Agreement) (the “Release”), the Executive shall be entitled to receive, in lieu of the payment described in Section 6(b) and any other payments due under any severance plan or program for employees or executives, the following payments and benefits:

(1) The Executive shall continue to receive his salary and Cash Bonuses (at the rate in effect immediately before the Executive’s termination, resignation, or Non-Renewal, as applicable). The salary shall be paid in installments in accordance with the Company’s normal payroll practices with the first payment beginning on the 30th day following the receipt by the Company of the executed Release (and subject to the expiration of the revocation period of the Release). The 1st Tier Cash Bonus shall be equal to 1% of the sales of the Company (calculated as 1% of recognized US GAAP sales reported in the Company’s consolidated quarterly financial reports presented to the Board); provided, however, that if the Executive is not a “covered employee” (within the meaning of Code section 162(m)(3)) in the year for which any 1st Tier Cash Bonus is payable, the amount of such 1st Tier Cash Bonus shall be determined and paid without respect to any limitations intended to make it tax-deductible under Code section 162(m) and the next sentence herein shall not apply. If the proviso clause in the preceding sentence does not apply, the 2nd Tier Cash Bonus shall be equal to 1% of the sales of the Company (calculated as 1% of recognized US GAAP sales reported in the Company’s consolidated quarterly financial reports presented to the Board) in excess of such target threshold amount as the Compensation Committee shall determine. Payment of Cash Bonuses will be made to the order of the Executive no later than 45 days after the presentation of the quarterly financial reports to the Board. Both the Executive salary as well as the Cash Bonuses shall be payable for the balance of the Initial Term or Renewal Term, as applicable, as if Executive’s employment with the Company had not terminated (and retroactive to the date of the Executive’s termination, resignation or Non-Renewal, as applicable). For removal of doubt, any bonus other than the Cash Bonuses shall be paid not later than December 31 of the year following the end of the fiscal year to which the bonus relates.

(2) Continued medical and dental coverage for the remainder of the Initial Term or Renewal Term, as applicable, or, if less, for the 18-month period following the Executive’s termination, resignation, or Non-Renewal, as applicable, or until the date on which the Executive is eligible for coverage under a plan maintained by a new employer or under a plan maintained by his spouse’s employer, whichever is sooner, at the level in effect at the date of his termination, resignation, or Non-Renewal, as applicable (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, as the same may be changed by the Company from time to time for employees generally, as if the Executive had continued in employment during such period. The COBRA health care continuation coverage period under section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) shall run concurrently with the foregoing period.

(3) Continued long and short-term disability coverage for the remainder of the Initial Term or Renewal Term, as applicable, following the Executive’s termination, resignation, or Non-Renewal, as applicable at the level in effect at the date of his termination, resignation, or Non-Renewal, as applicable (or generally comparable coverage), as the same may be changed by the Company from time to time for employees generally, as if the Executive had continued in employment during such period; provided, however that if long and short-term disability coverage is unavailable, the Executive shall receive a monthly payment beginning on the 30th day following the receipt by the Company of the executed Release and continuing on the first payroll date of each month thereafter (and subject to the expiration of the revocation period of the Release), and equal to the premium cost that the Company would incur during the month to maintain long and short-term disability coverage that is substantially similar to the disability coverage that was in effect for the Executive under plans of the Company immediately before his termination, resignation, or Non-Renewal, as applicable, less the amount that the Executive would be required to contribute for disability coverage, if any, if the Executive were an active employee.

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(4) For the remainder of the Initial Term or Renewal Term, as applicable, following the Executive’s termination, resignation, or Non-Renewal, as applicable, a monthly payment beginning on the 30th day following the receipt by the Company of the executed Release (and subject to the expiration of the revocation period of the Release) and continuing on the first payroll date of each month thereafter, and equal to the premium cost that the Company would incur during the month to maintain life insurance coverage that is substantially similar to the life insurance coverage that was in effect for the Executive under a plan of the Company immediately before his termination, resignation, or Non-Renewal, as applicable, less the amount that the Executive would be required to contribute for life insurance coverage, if any, if the Executive were an active employee.

(5) On each date on which a payment is made under subsection 6(c)(4) above (and 6(c)(3) if the disability coverage is taxable to the Executive), the Company will pay the Executive an additional tax gross-up amount equal to the federal, state and local income and payroll taxes that the Executive incurs on the amount paid under subsection 6(c)(3) and (4), as applicable, and on the amount paid under this subsection 6(c)(5), on that date. This gross up payment will be made with respect to each payment under subsection 6(c)(3) and (4), as applicable, and will cease when payments under subsection 6(c)(3) and (4), as applicable, cease.

(6) Notwithstanding any provision to the contrary in any applicable plan, program or agreement, all outstanding equity awards held by the Executive as of the date of his termination, resignation, or Non-Renewal, as applicable, shall become fully vested and exercisable as of such date. In addition, any outstanding stock options held by the Executive, including any stock options that previously became exercisable and have not expired or been exercised, shall remain exercisable, notwithstanding any provision to the contrary in any other agreement governing such options, for the shorter of (1) the 60-month period following the date of the Executive’s termination, resignation or Non-Renewal, as applicable, or (2) the then remaining term of such stock option.

(7) Any other amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company.

(8) Notwithstanding any provision of this Agreement to the contrary, if the Executive is a key employee of the Company under section 409A of the Code at the time of his separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after separation from service pursuant to section 409A, payment of such amount shall be delayed as required by section 409A, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Executive dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A shall be paid to the personal representative of the Executive’s estate within 60 days after the date of the Executive’s death. A “key employee” shall mean an employee who, at any time during the 12-month period ending on the identification date, is a “specified employee” under section 409A of the Code, as determined by the Board. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Board in accordance with the provisions of sections 416(i) and 409A of the Code and the regulations issued thereunder.

(9) For purposes of section 409A, the right to a series of installment payments under this Section shall be treated as a right to a series of separate payments, all payments to be made upon the Executive’s termination of employment under this Agreement may only be made upon a ‘separation from service’ as provided in section 409A of the Code and each payment made under the Agreement shall be treated as a separate payment except as permitted under section 409A of the Code. In no event may the Executive, directly or indirectly, designate the calendar year of payment. Notwithstanding Section 6(c)(8) above, an amount up to the Code section 402(g)(1)(B) limit ($16,500 for 2011, as adjusted) payable under Sections 6(c)(4) above (and 6(c)(3) if the disability coverage is taxable to the Executive) shall be considered exempt from section 409A of the Code as a “limited payment” under a separation pay plan. Any amounts payable under Sections 6(c)(3) and (4) above, as applicable, that total more than the Code section 402(g)(1)(B) limit, shall be subject to the six-month delay described in Section 6(c)(8) above.

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(d) All reimbursements and in kind benefits, if any, provided under this Agreement shall be made or provided in accordance with the requirements of section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a fiscal year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other fiscal year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the fiscal year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

7. Voluntary Termination. The Executive may voluntarily terminate his employment for any reason upon 30 days’ prior written notice. In such event, after the effective date of such termination, no payments shall be due under this Agreement, except that the Executive shall be entitled to any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company.

8. Disability. If the Executive incurs a Disability (as defined below) during the Term, the Company may terminate the Executive’s employment on account of Disability subject to the requirements of applicable law. If the Company terminates the Executive’s employment on account of his Disability, the Executive shall be entitled to receive any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company. For purposes of this Agreement, the term “Disability” shall have the same meaning as under the Company’s long-term disability plan.

9. Death. If the Executive dies while employed by the Company, the Executive’s employment shall terminate on the date of death and the Company shall pay to the Executive’s executor, legal representative, administrator or designated beneficiary, as applicable, any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company. Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through the Executive.

10. Definitions.

(a) Cause. For purposes of this Agreement, “Cause” shall mean any of the following grounds for termination of the Executive’s employment:

(1) The Executive’s breach of any of the restrictive covenants set forth in Section 12.

(2) The Executive’s conviction of a felony or a crime involving moral turpitude.

(3) The Executive’s material violation of any written Company policy or the material terms of this Agreement.

(4) The Executive’s failure to follow a lawful direction of the Board.

(5) Drug or alcohol abuse by the Executive, but only if the Executive fails to seek appropriate counseling or fails to complete a prescribed counseling program.

With respect to Items (3) and (4), a termination for Cause shall only be effective if the violation or failure is not cured by the Executive within the 20-day period following written notice from the Board of the specific grounds that could result in a termination for “Cause;” provided that the Executive shall only have an opportunity to cure a failure to the extent the failure is curable, as determined by the Board in its sole discretion.

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(b) Change of Control. As used herein, a “Change of Control” shall be deemed to have occurred if:

(1) Any “person,” as such term is used in sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than a person who is a stockholder of the Company on the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors; or

(2) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

The Company and the Executive agree that the transactions contemplated under the Merger shall not be considered a Change of Control for purposes of this Agreement.

(c) Good Reason. The occurrence of one or more of the following actions, to which the Executive objects in writing to the Board within 10 business days following initial notification of its occurrence or proposed occurrence (the “Board Notice”), and which action is not then rescinded within 20 days after delivery of such notice:

(1) A change of the principal office or work place assigned to the Executive to a location more than 20 miles distant from its location immediately prior to such change.

(2) A material reduction by the Company of the Executive’s title, duties, responsibilities, authority, status, reporting relationship or the Executive’s position.

(3) A reduction of the Executive’s base salary or bonus opportunity, unless pursuant to a reduction in such items applicable proportionally to all senior management and board members.

(4) Any reason or no reason following a Change of Control, provided that the Executive’s notice of resignation under this subsection 10(b)(4) is provided to the surviving entity following the Change of Control, within the 30-day period following the six-month anniversary of such Change of Control.

The foregoing notwithstanding, with respect to subparagraphs (1), (2) and (3) above, Good Reason shall not exist unless the Board fails to cure the event specified in the Board Notice as constituting Good Reason within twenty (20) days of its receipt of the Board Notice.

11. Section 409A. This Agreement shall be interpreted to avoid any penalty sanctions under section 409A of the Code. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.

12. Property Rights and Obligations of the Executive.

(a) Trade Secrets. For purposes of this Agreement, “trade secrets” shall include without limitation any and all financial, cost and pricing information and any and all information contained in any drawings, designs, plans,

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proposals, customer lists, records of any kind, data, formulas, specifications, concepts or ideas, where such information is reasonably related to the business of the Company, has been divulged to or learned by the Executive during the term of his employment by the Company, and has not previously been publicly released by duly authorized representatives of the Company or otherwise lawfully entered the public domain.

(b) Preservation of Trade Secrets. The Executive will preserve as confidential all trade secrets pertaining to the Company’s business that have been obtained or learned by him by reason of his employment. The Executive will not, without the prior written consent of the Company, either use for his own benefit or purposes or disclose or permit disclosure to any third parties, either during the term of his employment hereunder or thereafter (except as required in fulfilling the duties of his employment), any trade secret connected with the business of the Company.

(c) Trade Secrets of Others. The Executive agrees that he will not disclose to the Company or induce the Company to use any trade secrets belonging to any third party.

(d) Property of Employer. The Executive agrees that all documents, reports, files, analyses, drawings, designs, tools, equipment, plans (including, without limitation, marketing and sales plans), proposals, customer lists, computer software or hardware, and similar materials that are made by him or come into his possession by reason of and during the term of his employment with the Company are the property of the Company and shall not be used by him in any way adverse to the Company’s interests. The Executive will not allow any such documents or things, or any copies, reproductions or summaries thereof to be delivered to or used by any third party without the specific consent of the Company. The Executive agrees to deliver to the Board or its designee, upon demand, and in any event upon the termination of the Executive’s employment, all of such documents and things which are in the Executive’s possession or under his control.

(e) Non-Competition and Non-Solicitation by the Executive.

(1) General. The Executive agrees during the Term, and for any period during which the Executive is receiving payments under Section 6(b) or 6(c), and for the one (1) year period thereafter or, in the event of a termination for Cause or a resignation by the Executive pursuant to Section 7, for the two (2) year period following such termination, not to recruit, engage in passive efforts, solicit or induce any person or entity who, during such one year period, or within one year prior to the termination of the Executive’s employment with the Company, was an employee, agent, representative or sales person of the Company or any of its affiliates (the “Company Group”) to leave or cease his employment or other relationship with the Company Group for any reason whatsoever or hire or engage the services of such person for the Executive in any business substantially similar to or competitive with that in which the Company Group was engaged during the Executive’s employment.

(2) Non-Solicitation of Customers. The Executive acknowledges that in the course of his employment, he has learned and will continue to learn about the Company Group’s business, services, materials, programs and products and the manner in which they are developed, marketed, served and provided. The Executive knows and acknowledges that the Company Group has invested considerable time and money in developing its programs, agreements, offices, representatives, services, products and marketing techniques and that they are unique and original. The Executive further acknowledges that the Company Group must keep secret all pertinent information divulged to the Executive about the Company Group’s business concepts, ideas, programs, plans and processes, so as not to aid the Company Group’s competitors. Accordingly, the Company Group is entitled to the following protection, which the Executive agrees is reasonable:

(i) The Executive agrees that during the Term, and for any period during which the Executive is receiving payments under Section 6(b) or 6(c), and for the one (1) year period thereafter or, in the event of a termination for Cause or a resignation by the Executive pursuant to Section 7, for the two (2) year period following such termination, he will not, on his own behalf or on behalf of any person, firm, partnership, association, corporation, or other business organization, entity or enterprise, knowingly solicit, call upon, or

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initiate communication or contact with any person or entity or any representative of any person or entity, with whom the Executive had contact during his employment, with a view to the sale or the providing of any product, equipment or service sold or provided or under development by the Company Group during the period of two years immediately preceding the date of the Executive’s termination. The restrictions set forth in this section shall apply only to persons or entities with whom the Executive had actual contact during the two years prior to termination of his employment with a view toward the sale or providing of any product, equipment or service sold or provided or under development by the Company Group.

(3) Non-Competition. The Executive acknowledges that he will be a “high impact” person in the Company Group’s business who is in possession of selective and specialized skills, learning abilities, customer contacts, and customer information as a result of his relationship with the Company Group and prior experience, and agrees that the Company Group has a substantial business interest in the covenant described below. The Executive, therefore, agrees for the Term, and for any period during which the Executive is receiving payments under Section 6(b) or 6(c), and for the one (1) year period thereafter or, in the event of a termination for Cause or a resignation by the Executive pursuant to Section 7, for the two (2) year period following such termination, not to, either directly, whether as an employee, sole proprietor, partner stockholder, joint venture or the like, in the same or similar capacity in which he worked for the Company Group, compete with the Company Group in any field in which the Company Group has entered into, enters into during the Executive’s employment with the Company Group or is considering entering into at the time of the Executive’s termination of employment, provided the Executive has actual knowledge of such field. The territory in which this non-competition covenant shall apply will be limited to the area commensurate with the territory in which the Executive marketed, sold or provided products or services for the Company Group during the two years preceding termination of employment.

(4) Survival Provisions. Unless otherwise agreed to in writing between the parties hereto, the provisions of this Section 12 shall survive the termination of this Agreement. The covenants in this Section 12 shall be construed as separate covenants and to the extent any covenant shall be judicially unenforceable, it shall not affect the enforcement of any other covenant.

13. Legal and Equitable Remedies. Because the Executive’s services are personal and unique and the Executive has had and will continue to have access to and has become and will continue to become acquainted with the proprietary information of the Company, and because any breach by the Executive of any of the restrictive covenants contained in Section 12 would result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company shall have the right to enforce Section 12 and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of the restrictive covenants set forth in Section 12. The Executive agrees that in any action in which the Company seeks injunction, specific performance or other equitable relief, the Executive will not assert or contend that any of the provisions of Section 12 are unreasonable or otherwise unenforceable. The Executive irrevocably and unconditionally (a) agrees that any legal proceeding arising out of this paragraph may be brought in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Philadelphia, Pennsylvania, (b) consents to the non-exclusive jurisdiction of such court in any such proceeding, and (c) waives any objection to the laying of venue of any such proceeding in any such court. The Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers.

14. Arbitration; Expenses. In the event of any dispute under the provisions of this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in Philadelphia, Pennsylvania in accordance with the Employment Arbitration Rules and Mediation Procedures then in effect of the American Arbitration Association, before an arbitrator agreed to by both parties. If the parties cannot agree upon the choice of arbitrator, the Company and the Executive will each choose an arbitrator. The two arbitrators will then select a

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third arbitrator who will serve as the actual arbitrator for the dispute, controversy or claim. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. Each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and shall share the fees of the American Arbitration Association.

15. Attorneys’ Fees. Except as provided in Section 14 above, in any action at law or in equity to enforce or construe any provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the courts pursuant to a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys’ fees incurred by such successful party or parties (including, without limitation, such costs, expenses, and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceedings, such costs, expenses, and attorneys’ fees shall be included as part of such judgment.

16. Survival. The respective rights and obligations of the parties hereunder shall survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

17. No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

18. Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:	PhotoMedex, Inc.
147 Keystone Dr.
Montgomeryville, Pennsylvania 18936
Fax: (215) 619-3208

With a copy to:	Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attn: Stephen C. Koval, Esq.

If to Executive:	Dolev Rafaeli
30 Roosevelt St
Cresskill, New Jersey 07626

19. Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. The Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

20. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or

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omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

21. Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by the Executive. In the case of any sale (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of all or substantially all of the business or assets of the Company, the Company shall either (1) prior to such succession, require the successor to such assets to expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place or (2) prior to such succession, reserve sufficient assets to perform and thereafter perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place, and the Executive acknowledges that in such event the obligations of the Executive hereunder, including but not limited to those under Section 12, will continue to apply in favor of the successor. The obligations to Executive required to be performed by a successor entity (or by the Company, if the Company so elects in the case of a sale of assets) shall include but not be limited to the obligation to pay the Cash Bonuses, provided that the amount of such Cash Bonuses shall be measured as 1% of the US GAAP sales attributable solely to the former assets of the Company, as they perform in hands of the successor.

22. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning the Executive’s employment by the Company, including, without limitation, the Prior Agreement. This Agreement may be changed only by a written document signed by the Executive and the Company.

23. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

24. Choice of Law and Forum. Except as expressly provided otherwise in this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and both parties consent to the jurisdiction of the courts of the State of Delaware with respect thereto.

25. Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

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[SIGNATURE PAGE FOLLOWS]

D 12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of August 9, 2011, to become effective only upon and subject to the Closing.

PHOTOMEDEX, INC.

By:	/S/ RICHARD J. DEPIANO
Chairman

EXECUTIVE

/S/ DOLEV RAFAELI
Dolev Rafaeli

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SCHEDULE A

CORPORATE BOARDS

Executive is a member of the following corporate boards as of the Effective Date:

•	Radiancy Inc.

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ANNEX E

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PHOTOMEDEX, INC.

(A NEVADA CORPORATION)

PhotoMedex, Inc. (the “Corporation”) a corporation organized and existing under the laws of the State of Nevada, pursuant to the provisions of Nevada Revised Statutes (“NRS”) Section 78.030 hereby adopts the following Articles of Incorporation:

FIRST The name of the corporation is PhotoMedex, Inc..

SECOND The address of the registered office of the Corporation in the State of Nevada shall be at Jolley Urga Wirth Woodbury & Standish, 3800 Howard Hughes Parkway, Sixteenth Floor, Las Vegas, Nevada 89169. The name and address of the Corporation’s registered agent in the State of Nevada is Jolley Urga Wirth Woodbury & Standish.

THIRD The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Private Corporations Law of the State of Nevada.

FOURTH The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”) and Five Million (5,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”) which shall be designated as blank check preferred.

FIFTH The Board of Directors shall have the authority to authorize the issuance from time to time of one or more classes of Preferred Stock with one or more series within any class thereof, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereon as shall be set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such preferred shares.

SIXTH In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the “Bylaws”).

SEVENTH The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be determined from time to time by a Bylaw or Amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

As of the date of the filing of this Amended and Restated Certificate of Incorporation, the Board of Directors shall consist of [—] directors and the directors shall be [—], all with an address of [—].

EIGHTH Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; and no decrease in the authorized number of directors shall shorten the term of any incumbent director.

NINTH Newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled

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solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

TENTH Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ELEVENTH The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

TWELFTH The following paragraphs shall apply with respect to liability and indemnification of officers and directors:

(i) To the fullest extent permitted by law, as the same exist or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any action or failure to act as a director or officer, save and except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification. The limitation on liability provided in this article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

(ii) The Corporation, to the fullest extent permitted by Nevada law, as amended from time to time, shall indemnify any director or officer of the Corporation and may, in the discretion of the Board, indemnify any other person or persons whom it may indemnify pursuant thereto, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such expenses incurred in defending such action, suit or proceeding shall be paid by the Corporation in advance of the final disposition, upon receipt of an undertaking on behalf of the person to repay such amounts if it is determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby, provided that the Board of Directors shall not have determined that such person acted in bad faith and in a manner that such person did not believe to be in, or not opposed to, the best interest of the Corporation, or with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. Such right of indemnification shall be a contract right which may be enforced in any manner enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as the rights under this Article. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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THIRTEENTH No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction; or (c) the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action, so long as, in any of situations described above, the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed.

FOURTEENTH THE NAME AND ADDRESS OF THE INCORPORATOR IS: JUDI HERRING, 3800 HOWARD HUGHES PARKWAY, SUITE 1600, LAS VEGAS, NV 89169. ALL POWERS, DUTIES AND RESPONSIBILITIES OF THE INCORPORATOR HAVE CEASED UPON THE ORIGINAL FILING OF THE ARTICLES OF INCORPORATION BY THE SECRETARY OF THE STATE OF NEVADA.

Dated this      day of                     , 2011.

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ANNEX F

PHOTOMEDEX, INC.

AMENDED AND RESTATED

2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(amended and restated as of August 4, 2011)

1. Purposes of the Plan

The purposes of this 2000 Non-Employee Director Stock Option Plan (the “Plan”) are to enable PhotoMedex, Inc., a Delaware corporation (the “Company”) to attract, retain and motivate the directors who are important to the success and growth of the business of the Company and to create a long-term mutuality of interest between the directors and the stockholders of the Company by granting the directors options to purchase or awards of Common Stock (as defined herein).

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (each shall be named the “Appendix” of such relevant country), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Options and/or Stock Awards issued to Eligible Directors under the jurisdiction of the specific country that is subject of the Appendix and shall not apply to Options and/or Stock Award issued to any other Eligible Director.

2. Definitions

In addition to the terms defined elsewhere herein, for purposes of this Plan, the following terms will have the following meanings when used herein with initial capital letters:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means an act or failure to act that constitutes “cause” for removal of a director under applicable Delaware law.

(d) “Code” means the Internal Revenue Code of 1986, as amended (or any successor statute).

(e) “Committee” means a committee of the Board, appointed from time to time by the Board, which Committee shall be intended to consist of two or more directors who are non-employee directors, as defined in Rule 16b-3, or such other committee of the Board to which the Board has delegated its power and functions hereunder. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of the interpretations or other actions of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

(f) “Common Stock” means the common stock of the Company, par value $0.01 per share, any common stock into which the common stock may be converted and any common stock resulting from any reclassification of the common stock.

(g) “Company” means PhotoMedex, Inc., a Nevada corporation, and any successor thereto.

(h) “Disability” means a total and permanent disability, as defined in Section 22(e)(3) of the Code.

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(i) “Eligible Director” means a director of the Company who is not then a current employee of the Company or any Related Person.

(j) “Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the closing sales price reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted, or (iii) if the Common Stock is not traded in any market, such value as may be determined by the Committee in its discretion or as may be determined in accordance with such methodologies, procedures or other rules (which may provide, without limitation, that determinations of Fair Market Value shall be made by an independent third party), as may be established by the Committee in its discretion; provided, however, that, where the shares are so listed or traded, the Committee may make discretionary determinations, or implement such methodologies, procedures or other rules, where the shares have not been traded for 10 trading days.

(k) “Option” means the right to purchase the number of Shares granted in the Option agreement at a prescribed purchase price according to the terms specified in the Plan.

(l) “Participant” means an Eligible Director who is granted an Option under the Plan, which Option has not expired, or who is granted a Stock Award which has not vested.

(m) “Related Person” means, other than the Company (a) any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code; or (b) any corporation that is defined as a parent corporation in Section 424(e) of the Code. An entity shall be deemed a Related Person only for such periods as the requisite ownership relationship is maintained.

(n) “Rule 16b-3” means Rule 16b-3 promulgated under Section 16(b) of the Act, as then in effect or any successor provisions.

(o) “Securities Act” means the Securities Act of 1933, as amended.

(p) “Share” means a share of Common Stock.

(q) “Stock Award” means an award of Shares of Common Stock pursuant to Section 7.

(r) “Termination of Directorship” with respect to an individual means that individual is no longer acting as a director (whether a non-employee director or employee director) of the Company.

3. Effective Date

The Plan, as amended and restated herein, shall be effective as of August 4, 2011 (the “Effective Date”), subject to its approval by the majority of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the Plan at a meeting of stockholders within one (1) year after the Plan, as amended and restated, is adopted by the Board, provided that the total vote cast on the Plan represents the majority in interest of all securities present, or represented, and entitled to vote on the Plan. Additional grants of Options or Stock Awards under the Plan, as amended and restated, will not be made until the Effective Date of the Plan, provided that, if the Plan, as amended and restated, is not approved by the requisite vote of stockholders, all Options or Stock Awards which have been granted pursuant to the terms of the Plan prior to the Effective Date shall continue in effect in accordance with the terms of the Plan prior to its amended and restatement and any further grants shall be made in accordance with the terms of the Plan as in effect prior to the Effective Date. No Options may be exercised prior to the original approval of the Plan by the majority of the Common Stock, as such majority is measured at the time of such approval.

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4. Administration

4.1. Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to prescribe the form or forms of instruments evidencing Options or Stock Awards and any other instruments required under the Plan and to change such forms from time to time; to adopt an Appendix with respect to a specific country; and to make all other determinations and to take all such steps in connection with the Plan and the Options and Stock Awards as the Committee, in its sole discretion, deems necessary or desirable. Any determination, action or conclusion of the Committee shall be final, conclusive and binding on all parties.

4.2. Advisors. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

4.3. Indemnification. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Stock Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or Bylaws of the Company.

4.4. Meetings of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

4.5. Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company, directors, officers and other employees of the Company, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

5. Shares, Adjustments Upon Certain Events

5.1. Shares to be Delivered. Shares to be issued under the Plan shall be made available, at the sole discretion of the Board; either from authorized but unissued Shares or from issued Shares reacquired by Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option nor will any compensation be paid with regard to fractional shares.

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5.2. Number of Shares. Subject to adjustment as provided in this Article 5, the maximum aggregate number of Shares authorized for issuance under the Plan shall be 120,000. Where an Option or Stock Award is for any reason canceled, or expires or terminates unexercised, the Shares covered by such Option or Stock Award shall again be available for the grant of Options or Stock Awards, within the limits provided by the preceding sentence. The certificates for Shares issued hereunder may include any legend, which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the award agreement, or as the Committee may otherwise deem appropriate.

5.3 Adjustment of Shares. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, consolidations, recapitalization, reorganizations or like events (as determined by the Committee), an appropriate adjustment may be made by the Committee in the number of shares reserved under the Plan, in the number of shares set forth in Section 5.2 hereof, in the number of shares and the option price per share, as applicable, specified in any stock option or Stock Award agreement. The determination of the Committee as to what adjustments shall be made shall be conclusive. Adjustments for any options to purchase fractional shares shall also be determined by the Committee. The Committee shall give prompt notice to all optionees of any adjustment pursuant to this Section.

5.4. Termination of Options on Merger, Reorganization or Liquidation of the Company. Notwithstanding anything to the contrary in this Plan, unless otherwise provided by the Committee, in the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation (as determined by the Committee) or in the event of the liquidation or dissolution of the Company, all Options granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless there is an agreement with respect thereto which expressly provides for the assumption of such options by the continuing or surviving corporation.

6. Securities Law Requirements.

The Company’s obligation to issue shares of its Common Stock upon exercise of an Option or in connection with a Stock Award is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the Participant (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such Shares which the Company in its sole discretion shall deem necessary or advisable. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

7. Grants and Terms of Options/Stock Awards

7.1. Grant. Effective as of January 1, 2010, each Eligible Director shall be automatically granted an Option to purchase 834 Shares. Notwithstanding anything to the contrary herein, any Eligible Director who is first elected in 2010 to the Board after January 1, 2010 shall automatically be granted, as of the effective date of his or her election, an Option to purchase a number of Shares equal to the product of (i) 25% of 834 and (ii) the number of fiscal quarters remaining in 2010 (including the quarter in which such director was elected), subject to the terms of the Plan. As of January 1, 2011, each Eligible Director shall be automatically granted a Stock Award of 1,000 Shares or, for any Eligible Director who is first elected to the Board after January 1, 2011 but prior to the Effective Date (the “First Grant Date”), as of the effective date of his or her election, a Stock Award for a number of Shares equal to the product of (i) 25% of 1,000 and (ii) the number of fiscal quarters remaining in 2011 (including the quarter in which such director was elected) subject to the terms of the Plan. In addition, each Eligible Director who is elected on or in connection with the consummation of the transactions contemplated under the terms of that certain Agreement and Plan of Merger executed by and between the Company, PHMD Merger Sub, Inc., a wholly owned subsidiary of the Company, and Radiancy, Inc. dated July 4, 2011, shall receive a one-time Stock Award (the “Sign On Award”) in the amount of 5,000 Shares, as of the effective date of

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his or her election to the Board. The Sign-On Award shall be fully vested as of the date it is granted. Notwithstanding anything to the contrary in this Section 7.1, following the approval of this Plan, as amended and restated effective August 4, 2011, by the Company’s stockholders in accordance with Section 3, no Options or Stock Awards shall be granted under this Plan other than the Sign-On Awards.

7.2. Date of Grant. If a grant of Options or a Stock Award is to be made on a day on which the principal national exchange or automated quotation system sponsored by the National Association of Securities Dealers with respect to which Shares are traded is not open for trading, the grant shall be made on the first day thereafter on which such exchange or system is open for trading.

7.3. Option/Award Agreement. Options and Stock Awards shall be evidenced by Option or Stock Award agreements in such form as the Committee shall approve from time to time.

7.4. Terms:

(a) Exercise Price. The purchase price per share (“Purchase Price”) deliverable upon the exercise of an Option shall be 100% of the Fair Market Value of such Share as follows:

(i) [intentionally blank];

(ii) For Options issued on a date other than January 1 of a given fiscal year, the Fair Market Value shall be measured as of the First Grant Date;

(iii) For Annual Grants of Options issued as of January 1 of any fiscal year, the Fair Market Value shall be measured as of the last trading date of the prior year;

7.5. Vesting of Options/Awards. Except as otherwise provided herein, Options and/or Stock Awards granted to Eligible Directors in 2010 shall vest and become exercisable to the extent of 25% of 834 Shares for each fiscal quarter in 2010 in which the Eligible Director shall have served at least one day as a director of the Company, and in 2011 25% of 1,000 Shares for each fiscal quarter of such year in which the Eligible Director shall have served at least one day as a director of the Company.

7.6. Procedure for Exercise. A Participant electing to exercise one or more Options shall give written notice to the Company of such election and of the number of Options he has elected to exercise. Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise in cash. The Plan Committee may also provide, in the case of any nonqualified option, that such option may be exercised on a cashless basis, by Optionee’s submitting the original Option Agreement, together with a statement to such effect on Optionee’s election form. No Share of Common Stock shall be issued until full payment therefor has been made, and no optionee shall have any rights as an owner of Shares of Common Stock until the date of issuance to him of the stock certificate evidencing such Common Stock.

7.7. Expiration. Except as otherwise provided herein, if not previously exercised each Option shall expire upon the tenth anniversary of the date of the grant thereof.

8. Effect of Termination of Directorship

8.1. General. Unless provided otherwise in the Option agreement, upon a Participant’s Termination of Directorship for any reason except death, Disability or Cause, prior to the complete exercise of an Option (or deemed exercise thereof), then such Option shall thereafter be exercisable to the extent such Option is vested and shall remain exercisable until the earlier of (i) the expiration of the ninety (90) day period following the Participant’s Termination of Directorship or (ii) the remaining term of the Option.

8.2. Death or Disability. Unless provided otherwise in the Option agreement, upon Termination of Directorship on account of Disability or death, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable by the Participant or, in the case of

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death, by the Participant’s estate or by the person given authority to exercise such Options by his or her will or by operation of law, until the earlier of (i) first anniversary of the Participant’s Termination of Directorship or (ii) the remaining term of the Option.

8.3. Termination by Company for Cause. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct during such directorship that would have justified a removal for Cause during such directorship, all outstanding Options or Stock Awards of such Participant shall immediately terminate and shall be null and void.

8.4. Cancellation of Options/Stock Awards. Options that were not exercisable, and Stock Awards that were not vested, during the period a Participant serves as a director shall not become exercisable or vested upon a Termination of Directorship for any reason whatsoever, and such Options or Stock Awards shall terminate and become null and void upon a Termination of Directorship.

9. Nontransferability of Options/Stock Awards

No Option or unvested Stock Award shall be transferable by any Participant otherwise than (i) by will, other instrument of testamentary distribution, or under applicable laws of descent and distribution, or (ii) to such Participant’s retirement plan or grantor trust to the extent that such transferability does not disqualify the Shares underlying such Options or Awards from qualification for registration by the Company on Form S-8. Except as provided above, no Option or unvested Stock Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option or unvested Stock Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option or unvested Stock Award, or in the event of any levy upon any Option or unvested Stock Award by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option or unvested Stock Award shall immediately terminate and become null and void. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Option or Stock Award that is otherwise not transferable pursuant to this Article 9 is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

10. Rights as a Stockholder

A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant’s Option until such Participant (or permitted transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided in this Plan.

11. Securities Law Requirements

The Company’s obligation to issue Shares upon exercise of an option or vesting of a Stock Award is expressly conditioned upon the completion by the Company of any registration or other qualification of such Shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the optionee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

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12. Termination, Amendment and Modification

12.1 Subject to the number of Shares authorized for issuance under the Plan as provided in Section 5.2, the Plan shall continue in effect without limit unless and until the Board otherwise determines. The termination of the Plan shall not terminate any outstanding Options or Stock Award that by their terms continue beyond such termination date. The Committee or the Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the Options or Stock Awards shall conform to all applicable laws and regulations, and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, solely to the extent required by law, the Committee or the Board may not effect any amendment that would require the approval of the stockholders of the Company under applicable law or under any regulation of a principal national securities exchange or automated quotation system sponsored by the National Association of Securities Dealers unless such approval is obtained.

12.2 This Plan may be amended or terminated at any time by the stockholders of the Company.

12.3 Except as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of the Participant or the permitted transferee of his Option, alter or impair the rights and obligations arising under any then outstanding Option or Stock Award.

13. Use of Proceeds

The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

14. General Provisions

14.1. Right to Terminate Directorship. This Plan shall not impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain as a director of the Company.

14.2. Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option or Stock Award thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. If and to the extent that any Participant or such Participant’s executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

14.3. Notices. Any notice to the Company required by or in respect of this Plan will be addressed to the Company at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, fax: 215-619-3209, Attention: Chief Financial Officer, or such other place of business as shall become the Company’s principal executive offices from time to time. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any such notice to the Participant will, if the Company has received notice that the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address (and has provided such reasonable substantiating information as the Company may request) by written notice under this Section. Any notice required by or in respect of this Plan will be deemed to have been duly given when delivered in person or when dispatched by telecopy and deposited in the United States mail by first class delivery within one business day following dispatch by telecopy, or, in the case of notice to the Company, by facsimile as described above, or one business day after having been dispatched by a nationally recognized overnight courier service or three business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid. The Company assumes no responsibility or obligation to deliver any item mailed to such address that is returned as undeliverable to the addressee and any further mailings will be suspended until the Participant furnishes the proper address.

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14.4. Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

14.5. Payment to Minors, etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

14.6. Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

14.7. Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Options or Stock Awards hereunder.

14.8. Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware, without giving effect to rules governing the conflict of laws.

14.9. Section 16(b) of the Act. All elections and transactions under the Plan by persons subject to Section 16 of the Act involving shares of Common Stock are intended to comply with any applicable condition under Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.10. Repricing. Notwithstanding any other provision of the Plan to the contrary, upon approval of the stockholders of the Company, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the Participant holding such Option, be tendered to the Company for cancellation in exchange for the issuance of new Options under the Plan or the issuance of new options or other equity awards under another equity plan maintained by the Company, including the issuance of new stock covering fewer shares with a lower exercise price.

15. Issuance of Stock Certificates, Legends, Payment of Expenses

15.1. Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option or vesting of a Stock Award, a certificate or certificates for the Shares as to which such Option has been exercised or such Stock Award has vested shall be issued by the Company in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

15.2. Legends. Certificates for Shares issued upon exercise of an Option or issuance of a Stock Award shall bear such legend or legends as the Committee, in its sole discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.

15.3. Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

16. Listing of Shares and Related Matters

If at any time the Board or the Committee shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a

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condition of, or in connection with, the grant of Options or the award or sale of Shares under the Plan, no Option grant shall be effective and no Shares will be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

17. Withholding Taxes

The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any federal, state or local taxes required by law to be withheld.

Effective as of the date first written above at Montgomeryville, Pennsylvania.

PHOTOMEDEX, INC.

By:
Dennis McGrath President and Chief Executive Officer

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APPENDIX A—ISRAEL

TO THE 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(amended and restated as of August 4, 2011)

1.	GENERAL

1.1.	This appendix (the “Appendix”) shall apply only to participants who are residents of the state of Israel or who are deemed to be residents of the state of Israel for the payment of tax (each such participant, an “Optionee”). The provisions specified hereunder shall form an integral part of the 2000 Non-Employee Director Stock Option Plan of PhotoMedex, Inc., as amended from time to time (the “Plan”), which applies to the issuance of options to purchase Shares of PhotoMedex, Inc., a company incorporated in Nevada (the “Company”). According to the Plan, options to purchase the Company’s Shares may be issued to directors of the Company.

1.2.	The Plan and this Appendix are complementary to each other and shall be deemed as one. This Appendix is to be read in conjunction with the Plan and it only modifies Options and Stock Awards granted to Israeli Optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Optionees.

1.3.	The provisions of this Appendix shall supersede and govern in the case of any inconsistency or conflict, either explicit or implied, arising between the provisions of the Appendix and the provisions of the Plan; provided, however, that this Appendix shall not be construed to grant any Optionee rights not consistent with the terms of the Plan, unless specifically set forth herein.

1.4.	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to them in the Plan.

2.	DEFINITIONS

2.1.	“102 Option” means any Option granted by the Company to Eligible Directors pursuant to Section 102 of the Ordinance.

2.2.	“Approved 102 Option” means an Option granted by the Company pursuant to Section 102(b) of the Ordinance and held in trust by the Trustee for the benefit of an Optionee.

2.3.	“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4.	“Controlling Shareholder” shall have the meaning ascribed to such term in Section 32(9) of the Ordinance.

2.5.	“Eligible Director” shall have the meaning ascribed to such term in the Plan, but excluding any Controlling Shareholder.

2.6.	“ITA” means the Israeli Tax Authority.

2.7.	“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.8.	“Ordinance” means the Israeli Income Tax Ordinance (New Version) 1961, and the rules and regulations promulgated thereunder, all as amended from time to time.

2.9.	“Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

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2.10.	“Trustee” means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance and approved by the ITA, with respect to the 102 Options.

2.11.	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF OPTIONS

3.1.	The persons eligible for participation under this Appendix as Optionees shall include any Eligible Director.

3.2.	The Company may designate Options granted to Eligible Directors pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

3.3.	The grant of Approved 102 Options shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA and the receipt of a tax ruling from the ITA.

3.4.	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

3.5.	No Approved 102 Options may be granted under this Appendix to any Eligible Director, unless and until, the Company’s election of the type of Approved 102 Options as CGO or OIO (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning on the first date of grant of an Approved 102 Option under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously with the grant of Approved 102 Options.

3.6.	Each Approved 102 Option will be deemed granted on the date stated in a written notice to be provided by the Company, provided that on or before such date (i) the Company has provided such notice to the Trustee, and (ii) the Optionee has signed all documents required pursuant to applicable law and under the Plan and this Appendix.

3.7.	All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

3.8.	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1.	Approved 102 Options which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other Shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 (the “Holding Period”). In the event that the requirements for Approved 102 Options are not met, then the Approved 102 Options may be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

4.2.	Notwithstanding anything to the contrary, the Trustee shall not release Approved 102 Options which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other Shares received subsequently following any realization of rights, prior to the full payment of the Optionee’s tax liabilities arising from such Approved 102 Options.

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4.3.	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulations or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust Approved 102 Option which shall be granted under this Appendix and/or any Share received upon the exercise of such Approved 102 Option and/or any Share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Optionee, release and transfer such Options and/or Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) payment has been rendered to the tax authorities of all taxes required to be paid upon the release and transfer of the Options and/or Shares, and confirmation of such payment has been received by the Trustee, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, this Appendix, or any applicable Option Agreement and any applicable law.

4.4.	If an Approved 102 Option is exercised during the Holding Period, the shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Optionee. If such an Option is exercised after the Holding Period ends, the shares issued upon such exercise shall, at the election of the Optionee, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Optionee directly; provided that the Optionee first complies with all applicable provisions of the Plan and this Appendix and makes payment of any applicable taxes in respect thereto.

4.5.	Upon receipt of an Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Option or Share granted to him thereunder.

5.	THE OPTIONS

The terms and conditions, upon which the Options shall be issued and exercised, shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO or Unapproved 102 Option), the vesting provisions and the exercise price.

6.	FAIR MARKET VALUE

Without derogating from the provisions of the Plan, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the CGOs, the fair market value of the Shares at the date of grant for the purposes of Section 102, shall be determined in accordance with and pursuant to Section 102(b)(3) of the Ordinance.

7.	EXERCISE OF OPTIONS

Options shall be exercised by the Optionee by giving a written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the Option is being exercised, at the Company’s or the Representative’s or the Trustee’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

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8.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

8.1.	Notwithstanding any other provision of the Plan, no Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, other than by will or the laws of descent and distribution, or except as specifically allowed under the Plan and this Appendix, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.2.	As long as Options or Shares purchased pursuant thereto are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, and can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.3.	In addition to the foregoing, all of the applicable provisions of Section 102 of the Ordinance will bind any transferee of the 102 Option.

9.	INTEGRATION OF SECTION 102, TAX ASSESSING OFFICER’S PERMIT AND ISRAELI TAX RULING

9.1.	With regard to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Option Agreement shall be subject to the provisions of Section 102, the applicable Tax Assessing Officer’s permit and the Israeli Tax Ruling according to which the Company is authorized to grant Approved 102 Options to Eligible Directors, and said provisions, permit and tax ruling shall be deemed an integral part of the Plan and of the Appendix and of the Option Agreement.

9.2.	Any provision of Section 102 and/or said permit and/or tax ruling which are necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Option Agreement, shall be considered binding upon the Company and the Optionees.

10.	DIVIDEND

Subject to the Company’s By-laws, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options and held by the Optionee or by the Trustee as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such shares, subject to any applicable taxation on distribution of dividends, including the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

11.	TAX CONSEQUENCES

11.1.	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or any Related Person, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or any Related Person, and/or the Trustee shall withhold taxes according to the requirements under all Applicable Laws, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or any Related Person and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

11.2.	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an Optionee until all required payments have been fully made.

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11.3.	With respect to Unapproved 102 Options, if the Optionee ceases to serve as a director of the Company, the Optionee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

12.	OTHER AWARDS

Each award granted by the Company to any Optionee, including Stock Awards, shall be subject, mutatis mutandis, to the provisions of this Appendix and the Plan, as well as such restrictions, including restrictions as to vesting and transferability, as the Committee may impose in its sole discretion.

13.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the Tel Aviv – Jaffa District shall have sole jurisdiction in any matters pertaining to this Appendix.

*        *        *

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ANNEX G

FIRST AMENDMENT TO THE

PHOTOMEDEX, INC. 2005 EQUITY COMPENSATION PLAN

The PhotoMedex, Inc. 2005 Equity Compensation Plan, as amended and restated as of August 3, 2010 (the “Plan”), is hereby amended, effective August 4, 2011, as follows:

1. Section 1 of the Plan shall be amended by inserting the following language at the end of such Section 1:

“Notwithstanding anything herein to the contrary, including the limitations set forth in Section 6 below, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (each shall be named the “Appendix” of such relevant country), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Awards issued to Participants under the jurisdiction of the specific country that is subject of the Appendix and shall not apply to Awards issued to any other Participant.”

All other provisions of Section 1 of the Plan shall continue in effect in accordance with the terms thereof.

2. Section 2 of the Plan is hereby amended by revising the definition of “Company as follows”

“‘Company’ means PhotoMedex, Inc., a Nevada corporation.”

All other provisions of Section 2 of the Plan shall continue in effect in accordance with the terms thereof.

3. Section 3 of the Plan is hereby amended to reflect that the maximum number of shares of Common Stock as to which Awards may be issued under the Plan shall be increased from 650,000 to 3,000,000, and the aggregate number of shares of Common Stock that may be granted to any one Participant with respect to Awards during any one calendar year period shall be increased from 200,000 to 400,000.

All other provisions of Section 3 of the Plan shall continue in effect in accordance with the terms thereof.

4. The first sentence of Section 17(c) of the Plan shall be deleted and replaced with the following language:

“With respect to Awards granted on or prior to the effective date of the First Amendment to the Plan, notwithstanding any provision of this Plan other than Section 17(d) and except as may otherwise be provided in an individual Stock Award Agreement governing time based Restricted Stock grants, in the event that a “Change in Control Event” occurs, all Options, Stock Appreciation Rights, Stock Purchase Stock and Restricted Stock granted hereunder which are held by Participants as of the occurrence of such a Change in Control Event shall become fully exercisable or vested immediately and automatically upon the occurrence of such a Change in Control Event, provided that in the case of Restricted Stock that is subject to a performance restriction based on the Fair Market Value of the Company’s Common Stock, the Company’s repurchase rights applicable to such Restricted Stock shall lapse with respect to a Change in Control Event only if and to the extent that the per-share purchase price paid or deemed paid by the Acquirer (defined below) would suffice to fulfill such performance restriction; the balance of the Restricted Stock (or cash paid by the Acquirer for such shares) shall cease to be subject to any further repurchase rights by the Acquirer ratably and monthly over the period of time (but not greater than 36 months) that the Acquirer contracts for the Services of the Participant who beneficially holds the Restricted Stock, and if the Acquirer does not engage the Services of the Participant, the unvested shares of Restricted Stock shall vest as of the Change in Control Event. With respect to Awards granted after the effective date of the First Amendment to the Plan, except as may otherwise be provided in an individual award agreement, employment agreement or consulting agreement or as may otherwise be determined by the Administrator in its sole discretion upon a Change in Control Event, Awards shall not become exercisable or vested automatically upon the occurrence of a Change in Control Event.”

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All other provisions of Section 17(c) of the Plan shall continue in effect in accordance with the terms thereof.

5. Section 17(d) of the Plan shall be amended to read as follows:

“(d) Assumption of Options and Awards. In the event of a Sale of the Company, each outstanding Option and Stock Appreciation Right, as modified pursuant to Section 17(c) (if applicable), shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the Administrator determines that, at least thirty days prior to the scheduled consummation of such Sale of the Company, the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume each outstanding Option and Stock Appreciation Right, as modified pursuant to Section 17(c) (if applicable), or substitute an equivalent option or stock appreciation right for each outstanding Option and Stock Appreciation Right, as modified pursuant to Section 17(c) (if applicable), then the Administrator shall notify all holders of outstanding Options and Stock Appreciation Rights that all outstanding Options and Stock Appreciation Rights shall be fully exercisable for a period of twenty (20) days from the date of such notice and that any Options and Stock Appreciation Rights that are not exercised within such period shall terminate upon consummation of such Sale of the Company.”

6. Section 25 of the Plan shall be amended to read as follows:

“25. Withholding; Notice of Sale

A Service Provider shall be required to pay to the Company, or the Company shall have the right and is hereby authorized to withhold from any amounts payable to the Service Provider, the amount of any required withholding taxes in respect of the grant of an Award, its exercise, or any payment or transfer under an Award or under this Plan, and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes.”

7. The Plan shall be amended by inserting Appendix A, which is attached hereto.

Notwithstanding the effective date set forth above, the terms of this First Amendment shall remain subject to the approval of the Company’s stockholders and shall further be contingent upon the closing of the transaction contemplated by that certain Agreement and Plan of Merger executed by and between PhotoMedex, Inc., PHMD Merger Sub, Inc. and Radiancy, Inc. dated as of July 4, 2011 (the “Merger”). If the closing of the Merger does not occur on or prior to January 31, 2012, this First Amendment shall become null and void and of no further effect.

Effective as of the date first written above at Montgomeryville, Pennsylvania.

PHOTOMEDEX, INC.

By:
Dennis McGrath
President and Chief Executive Officer

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PHOTOMEDEX, INC.

APPENDIX A—ISRAEL

TO THE 2005 EQUITY COMPENSATION PLAN

(amended and restated as of August 3, 2010)

1.	GENERAL

1.1.	This appendix (the “Appendix”) shall apply only to participants who are residents of the state of Israel or who are deemed to be residents of the state of Israel for the payment of tax (each such participant, an “Optionee”). The provisions specified hereunder shall form an integral part of the 2005 Equity Compensation Plan of PhotoMedex, Inc., as amended from time to time (the “Plan”), which applies to the issuance of options to purchase Shares of PhotoMedex, Inc., a company incorporated in Nevada (the “Company”). According to the Plan, options to purchase the Company’s Shares may be issued to employees, directors, consultants and service provides of the Company or its Affiliates.

1.2.	The Plan and this Appendix are complementary to each other and shall be deemed as one. This Appendix is to be read in conjunction with the Plan and it only modifies Awards granted to Israeli Optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Optionees.

1.3.	The provisions of this Appendix shall supersede and govern in the case of any inconsistency or conflict, either explicit or implied, arising between the provisions of the Appendix and the provisions of the Plan; provided, however, that this Appendix shall not be construed to grant any Optionee rights not consistent with the terms of the Plan, unless specifically set forth herein.

1.4.	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to them in the Plan.

2.	DEFINITIONS

2.1.	“102 Option” means any Option granted by the Company to Employees pursuant to Section 102 of the Ordinance.

2.2.	“3(i) Option” means any Option granted by the Company pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

2.3.	“Approved 102 Option” means an Option granted by the Company pursuant to Section 102(b) of the Ordinance and held in trust by the Trustee for the benefit of an Optionee.

2.4.	“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.5.	“Controlling Shareholder” shall have the meaning ascribed to such term in Section 32(9) of the Ordinance.

2.6.	“Employee” means a person who is employed by the Employer, including an individual who is serving as a director or an office holder of the Employer, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

2.7.	“Employer” shall have the meaning ascribed to such term in Section 102(a) of the Ordinance within the definition of the term “Employing Company” and with respect to which the Company is an Employing Company.

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2.8.	“Employing Company” shall have the meaning ascribed to such term in Section 102(a) of the Ordinance.

2.9.	“ITA” means the Israeli Tax Authority.

2.10.	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee, but excluding a director of the Company who is not then a current employee of the Company or its Affiliates.

2.11.	“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.12.	“Ordinance” means the Israeli Income Tax Ordinance (New Version) 1961, and the rules and regulations promulgated thereunder, all as amended from time to time.

2.13.	“Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.14.	“Trustee” means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance and approved by the ITA, with respect to the 102 Options.

2.15.	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF OPTIONS

3.1.	The persons eligible for participation under this Appendix as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees may only be granted 3(i) Options.

3.2.	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

3.3.	The grant of Approved 102 Options shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4.	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

3.5.	No Approved 102 Options may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Options as CGO or OIO (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning on the first date of grant of an Approved 102 Option under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously with the grant of Approved 102 Options.

3.6.	Each Approved 102 Option will be deemed granted on the date stated in a written notice to be provided by the Company, provided that on or before such date (i) the Company has provided such notice to the Trustee, and (ii) the Optionee has signed all documents required pursuant to applicable law and under the Plan and this Appendix.

3.7.	All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

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3.8.	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1.	Approved 102 Options which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other Shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 (the “Holding Period”). In the event that the requirements for Approved 102 Options are not met, then the Approved 102 Options may be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

4.2.	Notwithstanding anything to the contrary, the Trustee shall not release Approved 102 Options which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other Shares received subsequently following any realization of rights, prior to the full payment of the Optionee’s tax liabilities arising from such Approved 102 Options.

4.3.	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulations or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust Approved 102 Option which shall be granted under this Appendix and/or any Share received upon the exercise of such Approved 102 Option and/or any Share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Optionee, release and transfer such Options and/or Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) payment has been rendered to the tax authorities of all taxes required to be paid upon the release and transfer of the Options and/or Shares, and confirmation of such payment has been received by the Trustee, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, this Appendix, or any applicable Option Agreement and any applicable law.

4.4.	If an Approved 102 Option is exercised during the Holding Period, the shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Optionee. If such an Option is exercised after the Holding Period ends, the shares issued upon such exercise shall, at the election of the Optionee, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Optionee directly; provided that the Optionee first complies with all applicable provisions of the Plan and this Appendix and makes payment of any applicable taxes in respect thereto.

4.5.	Upon receipt of an Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Option or Share granted to him thereunder.

5.	THE OPTIONS

The terms and conditions, upon which the Options shall be issued and exercised, shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the exercise price.

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6.	FAIR MARKET VALUE

Without derogating from the provisions of the Plan, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the CGOs, the fair market value of the Shares at the date of grant for the purposes of Section 102, shall be determined in accordance with and pursuant to Section 102(b)(3) of the Ordinance.

7.	EXERCISE OF OPTIONS

Options shall be exercised by the Optionee by giving a written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the Option is being exercised, at the Company’s or the Representative’s or the Trustee’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

8.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

8.1.	Notwithstanding any other provision of the Plan, no Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, other than by will or the laws of descent and distribution, or except as specifically allowed under the Plan and this Appendix, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

Any	such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.2.	As long as Options or Shares purchased pursuant thereto are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, and can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.3.	In addition to the foregoing, all of the applicable provisions of Section 102 of the Ordinance will bind any transferee of the 102 Option.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

9.1.	With regard to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Option Agreement shall be subject to the provisions of Section 102 and the applicable Tax Assessing Officer’s permit, and said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Option Agreement.

9.2.	Any provision of Section 102 and/or said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Option Agreement, shall be considered binding upon the Company and the Optionees.

10.	DIVIDEND

Subject to the Company’s By-laws, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options and held by the Optionee or by the Trustee as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such shares, subject to any applicable taxation on distribution of dividends, including the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

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11.	TAX CONSEQUENCES

11.1.	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee, including, without limitation, National Insurance payments. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under all Applicable Laws, including withholding taxes at the source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

11.2.	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an Optionee until all required payments have been fully made.

11.3.	With respect to Unapproved 102 Options, if the Optionee ceases to be employed by the Employer, the Optionee shall extend to the Company and/or the Employer a security or guarantee for the payment of tax due at the time of sale of Shares, including, without limitation, National Insurance payments, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

12.	OTHER AWARDS

Each Award granted by the Company to any Optionee shall be subject, mutatis mutandis, to the provisions of this Appendix and the Plan, as well as such restrictions, including restrictions as to vesting and transferability, as the Administrator may impose in its sole discretion.

13.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the Tel Aviv—Jaffa District shall have sole jurisdiction in any matters pertaining to this Appendix.

*        *        *

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ANNEX H

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all

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or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this

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section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20—Indemnification of Directors and Officers

The PhotoMedex articles of incorporation provide that PhotoMedex shall, to the fullest extent permitted by Nevada law, as amended from time to time, indemnify any director or officer of PhotoMedex and may, in the discretion of the board of directors, indemnify any other person or persons whom it may indemnify pursuant thereto, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of PhotoMedex, by reason of the fact that he or she is or was a director, officer, employee or agent of PhotoMedex, or is or was serving at the request of PhotoMedex as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of PhotoMedex, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such expenses incurred in defending such action, suit or proceeding shall be paid by PhotoMedex in advance of the final disposition, upon receipt of an undertaking on behalf of the person to repay such amounts if it is determined that he or she is not entitled to be indemnified by PhotoMedex as authorized thereby, provided that the board of directors shall not have determined that such person acted in bad faith and in a manner that such person did not believe to be in, or not opposed to, the best interest of PhotoMedex, or with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. Such right of indemnification shall be a contract right which may be enforced in any manner enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as the rights under the articles of incorporation.

PhotoMedex has entered into indemnification agreements with each of its directors. The indemnification agreements require, among other things, that PhotoMedex indemnify its directors to the fullest extent permitted by law, and advance to directors all related expenses, subject to reimbursement if it is subsequently determined the indemnification is not permitted. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the PhotoMedex articles of incorporation and bylaws, it provides greater assurance to directors that indemnification will be available, because, as a contract, it may not be modified to eliminate the rights it provides unilaterally by PhotoMedex’s board of directors or stockholders in the future.

PhotoMedex’s directors and executive officers are insured against damages from actions and claims incurred in the course of performing their duties, subject to certain limitations, and expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.

Item 21. Exhibits and Financial Statement Schedules.

(p) The following Exhibits are filed as part of this registration statement unless otherwise indicated:

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of July 4, 2011, by and among Radiancy, Inc., PhotoMedex, Inc. and PHMD Merger Sub, Inc., including the Form of Warrant. (Incorporated by reference to Exhibit 2.1 to Form 8-K filed July 8, 2011)

3.1	Articles of Incorporation of PhotoMedex, Inc., filed on December 28, 2010. (Incorporated by reference to Exhibit 3.8 to Form 10-K filed March 31, 2011)

3.2	Bylaws of PhotoMedex, Inc., adopted December 28, 2010. (Incorporated by reference to Exhibit 3.9 to Form 10-K filed March 31, 2011)

4.1	Securities Purchase Agreement, dated August 4, 2008, by and between PhotoMedex, Inc. and Perseus Partners VII, LP, including Form of Convertible Note, Form of Warrant and Registration Rights Agreement (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on August 4, 2008)

4.2	Amendment No. 1 to Securities Purchase Agreement, dated February 27, 2009. (Incorporated by reference to Exhibit 99.1 to Form 8-K filed on March 5, 2009)

4.3	First Tranche Convertible Promissory Note, dated February 27, 2009. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 5, 2009)

4.4	Pledge and Security Agreement, dated February 27, 2009. (Incorporated by reference to Exhibit 99.2 to Form 8-K filed on March 5, 2009)

4.5	First Tranche Warrant, dated February 27, 2009. (Incorporated by reference to Exhibit 99.3 to Form 8-K filed on March 5, 2009)

4.6	Registration Rights Agreement, dated February 27, 2009. (Incorporated by reference to Exhibit 4.6 to Form 10-K filed on March 20, 2009)

4.7	PhotoMedex Inc. Secured Convertible Promissory Note, dated September 1, 2009. (Incorporated by reference to Exhibit 4.7 to Form 10-Q filed on November 16, 2009)

4.8	Amendment No. 2 to Securities Purchase Agreement, dated March 19, 2010 between PhotoMedex, Inc. and Perseus Partners VII, L.P. (Incorporated by reference to Exhibit 10.3 to Form 8-K filed on March 23, 2010)

4.9	Amended and Restated Convertible Promissory Series B-2 Note, dated March 19, 2010 between PhotoMedex, Inc. and Perseus Partners VII, L.P. (Incorporated by reference to Exhibit 4.3 to Form 8-K filed on March 23, 2010)

4.10	Amended and Restated Convertible Promissory Series B-1 Note, dated March 19, 2010 between PhotoMedex, Inc. and Perseus Partners VII, L.P. (Incorporated by reference to Exhibit 4.2 to Form 8-K filed on March 23, 2010)

4.11	Amended and Restated Pledge and Security Agreement, dated March 19, 2010 between PhotoMedex, Inc. and Perseus Partners VII, L.P. (Incorporated by reference to Exhibit 10.4 to Form 8-K filed on March 23, 2010)

4.12	Term Loan and Security Agreement, dated as of March 19, 2010 between PhotoMedex, Inc. and Clutterbuck Funds LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 23, 2010)

4.13	Term Note, dated March 19, 2010, between PhotoMedex, Inc. and Clutterbuck Funds, LLC (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on March 23, 2010)

Exhibit No.	Description

4.14	Warrant, dated March 19, 2010, issued to Clutterbuck Funds, LLC (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 23, 2010)

4.15	Secured Convertible Promissory Note, dated September 1, 2010, in favor of Perseus Partners VII, L.P. (Series B-1, at 10%) (Incorporated by reference to Exhibit 4.17 to Form 10-Q filed on November 15, 2010)

4.16	Secured Convertible Promissory Note, dated September 1, 2010, in favor of Perseus Partners VII, L.P. (Series B-2, at 8%) (Incorporated by reference to Exhibit 4.16 to Form 10-Q filed on November 15, 2010)

4.17	Secured Convertible Promissory Note, dated effective September 1, 2010, in favor of Perseus Partners VII, L.P. (Series B-2, at 2%) (Incorporated by reference to Exhibit 4.17 to Form 10-K filed on March 31, 2011)

4.18	Secured Convertible Promissory Note, dated March 1, 2011, in favor of Perseus Partners VII, L.P. (Series B-1, at 10%) (Incorporated by reference to Exhibit 4.18 to Form 10-K filed on March 31, 2011)

4.19	Secured Convertible Promissory Note, dated March 1, 2011, in favor of Perseus Partners VII, L.P. (Series B-2, at 10%) (Incorporated by reference to Exhibit 4.19 to Form 10-K filed on March 31, 2011)

4.20	Amendment No. 1 to Term Loan and Security Agreement, dated April 30, 2010. (Incorporated by reference to Exhibit 4.20 to Form 10-K filed on March 31, 2011)

4.21	Amendment No. 2 to Term Loan and Security Agreement, dated March 28, 2011. (Incorporated by reference to Exhibit 4.21 to Form 10-K filed on March 31, 2011)

4.22	Warrant, dated March 28, 2011, issued to Clutterbuck Funds, LLC. (Incorporated by reference to Exhibit 4.22 to Form 10-K filed on March 31, 2011)

4.23	Repurchase Right Agreement by and between PhotoMedex, Inc., a Nevada corporation and Perseus Partners VII, L.P., a Delaware corporation. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed June 03, 2011)

5.1*	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

8.1**	Opinion with respect to tax matters.

9.1*	Voting Support, Lock-Up and Confidentiality Agreement, dated July 4, 2011, between PhotoMedex, Inc. and the persons signatory thereto.

9.2*	Voting Support, Lock-Up and Confidentiality Agreement, dated July 4, 2011, between Radiancy, Inc. and the persons signatory thereto.

10.1	Lease Agreement dated May 29, 1996, between Surgical Laser Technologies, Inc. and Nappen & Associates (Montgomeryville, Pennsylvania). (Incorporated by reference to Exhibit 10.31 to Form 10-K filed on March 31, 2003)

10.2	Lease Renewal Agreement, dated January 18, 2001, between Surgical Laser Technologies, Inc. and Nappen & Associates. (Incorporated by reference to Exhibit 10.32 to Form 10-K filed on March 31, 2003)

10.3	Lease Agreement, dated July 10, 2006, PhotoMedex, Inc. and Nappen & Associates (Incorporated by reference to Exhibit 10.3 to Form 10-K filed on March 16, 2007)

10.4	Standard Industrial/Commercial Multi-Tenant Lease - Net, dated July 30, 2008 (additional facility at Carlsbad, California). (Incorporated by reference to Exhibit 10.4 to Form 10-K filed on March 20, 2009)

Exhibit No.	Description

10.5	Standard Industrial/Commercial Multi-Tenant Lease Net, dated March 17, 2005 (Carlsbad, California). (Incorporated by reference to Exhibit 10.52 to Form 10-K filed on March 16, 2006)

10.6	Industrial Real Estate Lease, dated May 3, 2007, and delivered December 14, 2007. (Incorporated by reference to Exhibit 10.6 to Form 10-K filed on March 20, 2009)

10.7	License and Development Agreement, dated May 22, 2002, between Surgical Laser Technologies, Inc. and Reliant Technologies, Inc. (Incorporated by reference to Exhibit 10.33 to Form 10-K filed on March 31, 2003)

10.8	Settlement Agreement and Release, dated November 11, 2008, by and among Allergan, Inc., Murray A. Johnstone, MD, PhotoMedex, Inc. and ProCyte Corporation. (Incorporated by reference to Exhibit 10.8 to Form 10-K filed on March 20, 2009)

10.9	Master Purchase Agreement, dated September 7, 2004, between PhotoMedex, Inc. and Stern Laser, srl. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on September 13, 2004)

10.10	Master Lease Agreement, dated June 25, 2004, between PhotoMedex, Inc. and GE Capital Corporation. (Incorporated by reference to Exhibit 10.42 to Form 10-Q filed on August 9, 2004)

10.11	Investment Agreement, dated March 30, 2006, between AzurTec, Inc. and PhotoMedex, Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 6, 2006)

10.12	License Agreement, dated March 30, 3006, between AzurTec, Inc. and PhotoMedex, Inc. (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 6, 2006)

10.13	License Agreement, dated March 31, 2006, and effective April 1, 1006, between the Mount Sinai School of Medicine and PhotoMedex, Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 10, 2006)

10.14	2005 Equity Compensation Plan, approved December 28, 2005. (Incorporated by reference to the Definitive Proxy Statement on Schedule 14A of PhotoMedex, as filed with the Securities and Exchange Commission on November 15, 2005)

10.15	2005 Investment Plan, approved December 28, 2005. (Incorporated by reference to the Definitive Proxy Statement on Schedule 14A of PhotoMedex, filed on November 15, 2005)

10.16	Amended and Restated 2000 Non-Employee Director Stock Option Plan. (Incorporated by reference to Exhibit 10.20 to Form S-4 filed on October 18, 2002 and as amended)

10.17	Amended and Restated 2000 Stock Option Plan. (Incorporated by reference to Exhibit 10.19 to Form S-4 filed on October 18, 2002 and as amended)

10.18	2004 Stock Option Plan, assumed from ProCyte. (Incorporated by reference to Exhibit 10.4 to Form S-8 filed on April 13, 2005)

10.19	1996 Stock Option Plan, assumed from ProCyte. (Incorporated by reference to Exhibit 10.3 to Form S-8 filed on April 13, 2005)

10.20	1991 Restated Stock Option Plan for Non-Employee Directors, assumed from ProCyte. (Incorporated by reference to Exhibit 10.2 to Form S-8 filed on April 13, 2005)

10.21	1989 Restated Stock Option Plan, assumed from ProCyte. (Incorporated by reference to Exhibit 10.1 to Form S-8 filed on April 13, 2005)

10.22	Amended and Restated Employment Agreement with Jeffrey F. O’Donnell, dated October 30, 2007. (Incorporated by reference to Exhibit 10.24 to Form 10-K filed on March 17, 2008)

10.23	Amended and Restated Employment Agreement with Dennis M. McGrath, dated September 1, 2007. (Incorporated by reference to Exhibit 10.25 to Form 10-K filed on March 17, 2008)

Exhibit No.	Description

10.24	Amended and Restated Employment Agreement of Michael R. Stewart, dated September 1, 2007. (Incorporated by reference to Exhibit 10.26 to Form 10-K filed on March 17, 2008)

10.25	Employment Agreement of John F. Clifford, dated March 18, 2005. (Incorporated by reference to Exhibit 99.8 to Form S-4/A filed on January 21, 2005)

10.26	Employment Agreement of Robin L. Carmichael, dated March 18, 2005. (Incorporated by reference to Exhibit 99.9 to Form S-4/A filed on January 21, 2005)

10.27	Separation Agreement, effective June 30, 2006, between PhotoMedex, Inc. and John F. Clifford. (Incorporated by reference to Exhibit 10.59 to Form 10-Q filed on May 10, 2006)

10.28	Restricted Stock Purchase Agreement of Jeffrey F. O’Donnell, dated January 15, 2006. (Incorporated by reference to Exhibit 10.44 to Form 10-K filed on March 16, 2006)

10.29	Restricted Stock Purchase Agreement of Dennis M. McGrath, dated January 15, 2006. (Incorporated by reference to Exhibit 10.45 to Form 10-K filed on March 16, 2006)

10.30	Consulting Agreement dated January 21, 1998 between the Company and R. Rox Anderson, M.D. (Incorporated by reference to Form S-1filed on January 28, 1998 and as amended)

10.31	Restricted Stock Purchase Agreement of Jeffrey F. O’Donnell, dated May 1, 2007. (Incorporated by reference to Exhibit 10.34 to Form 10-Q filed on August 09, 2007)

10.32	Restricted Stock Purchase Agreement of Dennis M. McGrath, dated May 1, 2007. (Incorporated by reference to Exhibit 10.35 to Form 10-Q filed on August 09, 2007)

10.33	Restricted Stock Purchase Agreement of Michael R. Stewart, dated May 1, 2007. (Incorporated by reference to Exhibit 10.36 to Form 10-Q filed on August 09, 2007)

10.34	Restricted Stock Purchase Agreement of Michael R. Stewart, dated August 13, 2007. (Incorporated by reference to Exhibit 10.39 to Form 10-Q filed on November 09, 2007)

10.35	Amended and Restated 2000 Non-Employee Director Stock Option Plan, dated as of June 26, 2007. (Incorporated by reference to Exhibit 10.37 to Form 10-Q filed on August 09, 2007)

10.36	Amended and Restated 2005 Equity Compensation Plan, dated as of June 26, 2007, as amended on October 28, 2008. (Incorporated by reference to the Definitive Proxy Statement on Schedule 14-A of PhotoMedex, filed on December 18, 2008)

10.37	Master Term Loan and Security Agreement, dated December 31, 2007 among PhotoMedex Inc., CIT Healthcare LLC, as Agent and Lender, and Life Sciences Capital LLC, as Lender. (Incorporated by reference to Exhibit 10.39 to Form 10-K/A filed on May 08, 2008)

10.38	Omnibus Amendment dated September 30, 2008, by and among CIT Healthcare LLC, Life Sciences Capital LLC and PhotoMedex. (Incorporated by reference to Exhibit 99.1 to Form 8-K filed on February 27, 2009)

10.39	Amendment No. 1 to Omnibus Amendment, dated February 27, 2009. (Incorporated by reference to Exhibit 99.5 to Form 8-K filed on March 05, 2009)

10.40	Form of Indemnification Agreement for directors and executive officers of PhotoMedex, Inc. (Incorporated by reference to Exhibit 99.4 to Form 8-K filed on March 05, 2009)

10.41	Restricted Stock Purchase Agreement of Dennis M. McGrath, dated June 15, 2009. (Incorporated by reference to Exhibit 10.41 to Form 10-Q filed on August 14, 2009)

10.42	Restricted Stock Purchase Agreement of Michael R. Stewart, dated June 15, 2009. (Incorporated by reference to Exhibit 10.42 to Form 10-Q filed on August 14, 2009)

Exhibit No.	Description

10.43	Co-Promotion Agreement, dated as of January 7, 2010, between PhotoMedex, Inc and Galderma Laboratories, L.P. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 11, 2010)

10.44	Amended and Restated 2000 Non-Employee Director Stock Option Plan, dated as of August 3, 2010. (Incorporated by reference to Exhibit 10.44 to Form 10-K filed on March 31, 2011)

10.45	Amended and Restated 2005 Equity Compensation Plan, dated as of August 3, 2010. (Incorporated by reference to Exhibit 10.45 to Form 10-K filed on March 31, 2011)

10.46	Restricted Stock Agreement of Dennis M. McGrath, dated March 30, 2011. (Incorporated by reference to Exhibit 10.46 to Form 10-K filed on March 31, 2011)

10.47	Restricted Stock Agreement of Michael R. Stewart, dated March 30, 2011. (Incorporated by reference to Exhibit 10.47 to Form 10-K filed on March 31, 2011)

10.48	Restricted Stock Agreement of Christina L. Allgeier, dated March 30, 2011. (Incorporated by reference to Exhibit 10.48 to Form 10-K filed on March 31, 2011)

10.49	Amended and Restated Employment agreement, entered into by and between PhotoMedex, Inc. and Dennis McGrath on July 4, 2011. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed July 8, 2011)

10.50*	Amended and Restated Restricted Stock Agreement, entered into as of August 11, 2011, by and between PhotoMedex, Inc. and Dennis McGrath.

10.51	Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath. (Incorporated by reference to Exhibit 10.3 to Form 8-K filed July 8, 2011)

10.52	Non-Qualified Stock Option Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath. (Incorporated by reference to Exhibit 10.4 to Form 8-K filed July 8, 2011)

10.53	Amended and Restated Employment agreement, entered into by and between PhotoMedex, Inc. and Michael Stewart on July 4, 2011. (Incorporated by reference to Exhibit 10.5 to Form 8-K filed July 8, 2011)

10.54*	Amended and Restated Restricted Stock Agreement, entered into as of August 11, 2011, by and between PhotoMedex, Inc. and Michael Stewart.

10.55	Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart. (Incorporated by reference to Exhibit 10.7 to Form 8-K filed July 8, 2011)

10.56	Non-Qualified Stock Option Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart. (Incorporated by reference to Exhibit 10.8 to Form 8-K filed July 8, 2011)

10.57	Amended and Restated Employment Agreement entered into by and between PhotoMedex, Inc. and Dolev Rafaeli on August 9, 2011 (filed herewith as Annex D)

21.1*	Subsidiaries of PhotoMedex, Inc.

23.1*	Consent of Woodburn and Wedge (contained in Exhibit 5.1 hereto).

23.2*	Consent of EisnerAmper LLP.

23.3*	Consent of Amper, Politziner & Mattia, LLP.

23.4*	Consent of Fahn Kanne & Co.

Exhibit No.	Description

23.5*	Consent of Fairmount Partners.

24.1*	Power of Attorney (Included in Signature Page).

99.1*	Form of Proxy Card for Radiancy Special Meeting.

99.2*	Form of Proxy Card for PhotoMedex Annual General Meeting.

99.3*	Consent of Dolev Rafaeli, Nominee Director of Photomedex, Inc.

99.4*	Consent of Yoav Ben-Dror, Nominee Director of Photomedex, Inc.

99.5*	Consent of Lewis C. Pell, Nominee Director of Photomedex, Inc.

99.6*	Consent of Katsumi Oneda, Nominee Director of Photomedex, Inc.

99.7*	Consent of Nahum Melumad, Nominee Director of Photomedex, Inc.

†	Exhibits and schedules to the Agreement and Plan of Merger and other documents referenced therein have been omitted pursuant to Item 601(b) (2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.
*	Filed herewith
**	To be filed by amendment.

Item 22. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 12, 2011.

PHOTOMEDEX, INC.

By:	/s/ Dennis M. McGrath
Name:	Dennis M. McGrath
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis M. McGrath and Christina L. Allgeier, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. DePiano Richard J. DePiano	Non-Executive Chairman of the Board of Directors	8/12/11

/s/ Dennis M. McGrath Dennis M. McGrath	President, Chief Executive Officer and Director (Principal Executive Officer)	8/12/11

/s/ Christina L. Allgeier Christina L. Allgeier	Chief Financial Officer (Principal Financial and Accounting Officer)	8/12/11

/s/ James W. Sight James W. Sight	Vice Chairman of the Board of Directors	8/12/11

/s/ Stephen P. Connelly Stephen P. Connelly	Director	8/12/11

/s/ Leonard L. Mazur Leonard L. Mazur	Director	8/12/11

/s/ Paul J. Denby Paul J. Denby	Director	8/12/11

/s/ Alan R. Novak Alan R. Novak	Director	8/12/11

/s/ David W. Anderson David W. Anderson	Director	8/12/11